FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-05

The information in this free writing prospectus is not complete and may be changed.  This free writing prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED NOVEMBER 23, 2012, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE
(THIS FREE WRITING PROSPECTUS ACCOMPANIES THE ATTACHED PROSPECTUS DATED JULY 20, 2012)

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-172366) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-800-745-2063 (8 a.m. - 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

$1,160,364,000 (Approximate)

WFRBS COMMERCIAL MORTGAGE TRUST 2012-C10
as Issuing Entity

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2012-C10
Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
The Royal Bank of Scotland
Liberty Island Group I LLC
Basis Real Estate Capital II, LLC
C-III Commercial Mortgage LLC
as Sponsors and Mortgage Loan Sellers

We, Wells Fargo Commercial Mortgage Securities, Inc., are establishing a trust fund.  The offered certificates are mortgage-backed securities issued by the trust fund.  Only the classes of mortgage pass-through certificates listed in the table below are being offered by this free writing prospectus and the accompanying prospectus.  The trust fund will consist primarily of a pool of 85 commercial, multifamily and manufactured housing community mortgage loans, which together have an aggregate outstanding principal balance of approximately $1,305,613,775 as of the cut-off date.  The trust fund will issue 15 classes of commercial mortgage pass-through certificates, 7 of which are being offered by this free writing prospectus.  The offered certificates will accrue interest from and including December 1, 2012.  Each class of certificates will entitle its holders to receive monthly distributions of interest or principal and interest generally on the fourth business day after the 11th day (or, if such 11th day is not a business day, the next succeeding business day) of each month, commencing in January 2013.

Credit enhancement will be provided by the subordination of certain classes of subordinate certificates to certain classes of senior certificates as described under “Description of the Offered Certificates—Distributions” and “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus.

Proceeds of the assets of the trust fund are the sole source of distributions on the offered certificates.  The offered certificates will not constitute interests in or obligations of, nor will they be insured or guaranteed by any of, the depositor, the sponsors, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee, the initial subordinate class representative or any of their respective affiliates and will not be insured or guaranteed by any governmental agency or instrumentality.

Characteristics of the certificates offered to you include:
Class	Approximate Initial Principal Balance(1)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Rated Final Distribution Date(4)	Expected Ratings (DBRS/KBRA/Moody’s)(5)
Class A-1		$82,960,000%	(6)	July 2017	December 2045	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-2		$85,912,000%	(6)	December 2017	December 2045	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-3		$621,167,000%	(6)	December 2022	December 2045	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-SB		$123,890,000%	(6)	July 2022	December 2045	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-S		$127,297,000%	(6)	December 2022	December 2045	AAA(sf)/AAA(sf)/Aaa(sf)
Class B		$76,705,000%	(6)	December 2022	December 2045	AA(low)(sf)/AA-(sf)/Aa3(sf)
Class C		$42,433,000%	(6)	December 2022	December 2045	A(low)(sf)/A-(sf)/A3(sf)

(footnotes to table begin on page 1)

Investing in the offered certificates involves risks.  You should carefully consider the risk factors beginning on page 49 of this free writing prospectus and page 8 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only.  They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus.  Any representation to the contrary is a criminal offense.  Neither Wells Fargo Commercial Mortgage Securities, Inc. nor anyone else will list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as the Nasdaq Stock Market.

The underwriters, Wells Fargo Securities, LLC, RBS Securities Inc. and Deutsche Bank Securities Inc. will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 19, 2012.

Wells Fargo Securities		RBS
Deutsche Bank Securities
December   , 2012

WFRBS Commercial Mortgage Trust 2012-C10

Commercial Mortgage Pass-Through Certificates, Series 2012-C10

Utah
6 properties
$25,286,524
1.9% of total
Kansas
6 properties
$7,981,657
0.6% of total
Missouri
1 property
$7,187,783
0.6% of total
Iowa
1 property
$12,400,000
0.9% of total
Illinois
10 properties
$84,704,793
6.5% of total
Wisconsin
1 property
$5,490,667
0.4% of total
Indiana
5 properties
$16,796,183
1.3% of total
Michigan
6 properties
$30,044,342
2.3% of total
Pennsylvania
6 properties
$53,071,820
4.1% of total
New York
11 properties
$39,852,965
3.1% of total
Oregon
1 property
$55,000,000
4.2% of total
Nevada
1 property
$10,187,049
0.8% of total
Ohio
3 properties
$91,047,452
7.0% of total
New Jersey
2 properties
$13,072,573
1.0% of total
Maryland
1 property
$47,000,000
3.6% of total
Northern California
6 properties
$48,983,870
3.8% of total
Virginia
2 properties
$11,909,153
0.9% of total
California
9 properties
$66,570,258
5.1% of total
North Carolina
12 properties
$236,139,117
18.1% of total
Southern California
3 properties
$17,586,388
1.3% of total
South Carolina
5 properties
$27,993,979
2.1% of total
Arizona
3 properties
$24,975,000
1.9% of total
Colorado
1 property
$125,000,000
9.6% of total
Georgia
2 properties
$14,479,290
1.1% of total
Tennessee
3 properties
$16,344,607
1.3% of total
Kentucky
2 properties
$31,368,537
2.4% of total
New Mexico
1 property
$51,730,665
4.0% of total
Texas
8 properties
$81,942,069
6.3% of total
Alabama
1 property
$1,795,071
0.1% of total
Florida
12 properties
$116,242,223
8.9% of total
<1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
>10.0% of Cut-Off Date Balance

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS	viii
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	x
FORWARD-LOOKING STATEMENTS	xi
SUMMARY	1
RISK FACTORS	49
Risks Related to the Offered Certificates	49
The Certificates May Not Be a Suitable Investment for You	49
The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates	49
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities	49
Market Considerations and Limited Liquidity	50
The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment	53
Subordination of the Class A-S, B and C Certificates Will Affect the Timing of Distributions and the Application of Losses on Those Classes of Certificates	56
The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty	56
Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment	57
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	58
The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates	58
You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests	59
You Will Have No Control Over the Servicing of the Non-Serviced Pari Passu Mortgage Loans	59
The Servicing of the Republic Plaza Loan Combination and the Servicing of the Concord Mills Loan Combination Will Shift to Others	60
If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund	60
Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates	61
Potential Conflicts of Interest of the Underwriters and Their Affiliates	63
Potential Conflicts of Interest in the Selection of the Mortgage Loans	65
Ratings of the Certificates Have Substantial Limitations	66
The Special Servicer May Be Directed To Take Actions	68
You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions	69
Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be
Exercised Indirectly and There May Be Other Adverse Consequences	69
Material Federal Tax Considerations Regarding Original Issue Discount	69
State and Local Tax Considerations	70
Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult	70
Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans	70
Risks Related to the Mortgage Loans	72
The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding

Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates	72
Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income	73
Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries	74
Retail Properties Have Special Risks	74
Hospitality Properties Have Special Risks	77
Office Properties Have Special Risks	78
Industrial Properties Have Special Risks	79
Self Storage Properties Have Special Risks	79
Multifamily Properties Have Special Risks	80
Mixed Use Facilities Have Special Risks	80
Manufactured Housing Community Properties Have Special Risks	81
Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment	81
Tenant Early Termination Options Entail Special Risks	83
Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates	84
Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates	85
A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full	85
The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates	86
Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates	86
Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan	87
Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty	88
Certain Mortgaged Properties May Have a Limited Operating History	88
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	88
Risks of the Anticipated Repayment Date Loans	89
Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property	90
We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to
Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any
Cash Flow Shortfalls That May Occur at the Related Mortgaged Property	90
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	90
If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a
Loss or Delay in Distributions on Your Certificates	90
A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a

Mortgaged Property	91
Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates	93
Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan	93
Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File

Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates	94
Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance	95
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	95
Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable	96
Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks	96
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	97
Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates	97
Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates	98
The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates	98
Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates	100
Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property	103
Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties	103
Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions	104
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts	104
No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan	105
Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan	106
The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates	106
Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates	106
The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan	107
Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default	107
The Borrower’s Form of Entity May Cause Special Risks	108
Tenancies in Common May Hinder Recovery	108
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	108
Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates	109
Other Risks	109
Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties	109
Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	110
Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	110

Additional Risks	110
CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS	111
DESCRIPTION OF THE MORTGAGE POOL	111
General	111
Mortgage Loan History	112
Certain Characteristics of the Mortgage Pool	112
Concentration of Mortgage Loans and Borrowers	112
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers	112
Property Type Concentrations	114
Tenancies in Common	116
Condominium Structures	116
Certain Terms of the Mortgage Loans	116
Voluntary Prepayment and Defeasance Provisions	118
Non-Recourse Obligations	124
“Due-on-Sale” and “Due-on-Encumbrance” Provisions	124
Encumbered Interests	125
ARD Loans	125
Split Loan Structures	126
The Republic Plaza Loan Combination	126
The Concord Mills Loan Combination	129
Subordinate and/or Other Financing	131
Other Additional Financing	132
Net Cash Flow and Certain Underwriting Considerations	132
Cash Management Agreements/Lockboxes	133
Hazard Insurance	135
Litigation Considerations	135
Default History, Bankruptcy Issues and Other Proceedings	138
Tenant or Other Third Party Matters	139
Lease Terminations and Expirations	140
Assessments of Property Value and Condition	142
Appraisals	142
Environmental Assessments	142
Property Condition Assessments	144
Seismic Review Process and Earthquake Insurance	144
Zoning and Building Code Compliance	144
Environmental Insurance	145
Loan Purpose	146
Exceptions to Underwriting Guidelines	146
Assignment of the Mortgage Loans	146
Representations and Warranties	148
Cures, Repurchases and Substitutions	149
Changes in Mortgage Pool Characteristics	152
Finalized Pooling and Servicing Agreement and Other Material Agreements	152
TRANSACTION PARTIES	153
The Issuing Entity	153
The Depositor	153
The Sponsors, Mortgage Loan Sellers and Originators	154
Wells Fargo Bank, National Association	154
General	154
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	154
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	155
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	160
Repurchase Requests	161
The Royal Bank of Scotland	163
The Royal Bank of Scotland’s Underwriting Standards	164
Review of Mortgage Loans for Which The Royal Bank of Scotland is the Sponsor	168
Repurchase Requests	170

v

Liberty Island Group I LLC	170
General	170
Liberty Island’s Underwriting Standards and Processes	171
Review of Mortgage Loans for Which Liberty Island is the Sponsor	174
Repurchase Requests	176
Basis Real Estate Capital II, LLC	176
General	176
Basis’ Securitization Program	177
Basis’ Underwriting Standards and Processes	177
Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor	181
Repurchase Requests	183
C-III Commercial Mortgage LLC	183
General	183
C3CM’s Underwriting Guidelines and Processes	185
Exceptions	190
Review of Mortgage Loans for Which C3CM is the Sponsor	190
Repurchase Requests	192
Compensation of the Sponsors	192
The Trustee	192
The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian	193
The Master Servicer	194
Additional Primary Servicer	198
The Special Servicer	199
The Trust Advisor	201
Affiliations and Certain Relationships Among Certain Transaction Parties	201
DESCRIPTION OF THE OFFERED CERTIFICATES	204
General	204
Certificate Principal Balances and Certificate Notional Amounts	205
Distribution Account	206
Interest Reserve Account	208
Distributions	208
Priority of Distributions	217
Treatment of REO Properties	222
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses	222
Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses	226
Advances of Delinquent Monthly Debt Service Payments	227
Fees and Expenses	231
Reports to Certificateholders; Available Information	235
Voting Rights	242
Delivery, Form and Denomination	242
Matters Regarding the Certificate Administrator and the Tax Administrator	242
Amendment of the Pooling and Servicing Agreement	243
Termination of the Pooling and Servicing Agreement	245
The Trustee	246
Eligibility Requirements	246
Duties of the Trustee	247
Matters Regarding the Trustee	247
Resignation and Removal of the Trustee	248
Suits, Actions and Proceedings by Certificateholders	248
YIELD AND MATURITY CONSIDERATIONS	249
Yield Considerations	249
Weighted Average Life	253
Pre-Tax Yield to Maturity Tables	256
SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND	259
General	259
Servicing and Other Compensation and Payment of Expenses	264
Asset Status Reports	277

The Majority Subordinate Certificateholder and the Subordinate Class Representative		279
The Trust Advisor		282
Annual Reports and Meeting		283
Net Present Value Calculations		286
Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts		287
Replacement of the Special Servicer		287
Maintenance of Insurance		290
Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions		292
Transfers of Interests in Borrowers		292
Modifications, Waivers, Amendments and Consents		293
Required Appraisals		298
Collection Account		302
Procedures With Respect to Defaulted Mortgage Loans and REO Properties		305
REO Account		308
Inspections; Collection of Operating Information		309
Rating Agency Confirmations		310
Servicer Termination Events		312
Rights Upon the Occurrence of a Servicer Termination Event		314
Termination, Discharge and Resignation of the Trust Advisor		315
Resignation of the Master Servicer and the Special Servicer		317
Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor		317
Evidence as to Compliance		320
Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations		322
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS		324
General		324
Other Aspects		324
MATERIAL FEDERAL INCOME TAX CONSEQUENCES		324
General		324
Characterization of Investments in Offered Certificates		325
Discount and Premium; Prepayment Consideration		326
Further Information		327
STATE AND OTHER TAX CONSEQUENCES		327
ERISA CONSIDERATIONS		328
Plan Assets		328
Special Exemption Applicable to the Offered Certificates		328
Insurance Company General Accounts		330
General Investment Considerations		331
LEGAL INVESTMENT		331
LEGAL MATTERS		332
RATINGS		332
INDEX OF DEFINED TERMS		334

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Additional Mortgage Loan Information/Definitions	B-1
Annex C-1:	Mortgage Loan Representations and Warranties	C-1-1
Annex C-2:	Exceptions to Mortgage Loan Representations and Warranties	C-2-1
Annex D:	Global Clearance, Settlement and Tax Documentation Procedures	D-1
Annex E-1:	Form of Trust Advisor Annual Report (Subordinate Control Period)	E-1-1
Annex E-2:	Form of Trust Advisor Annual Report (Collective Consultation Period and Senior Consultation Period)	E-2-1
Annex F:	Form of Distribution Date Statement	F-1
Annex G:	Class A-SB Planned Principal Balance Schedule	G-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is provided in two separate documents that progressively provide more detail:

●	the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

●	this free writing prospectus, which describes the specific terms of your class of offered certificates.

You should rely only on the information contained in this free writing prospectus and the accompanying prospectus.  The depositor has not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus.

References in the accompanying prospectus to “prospectus supplement” should be treated as references to this free writing prospectus.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Cross-references are included in this free writing prospectus and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the table of contents in this free writing prospectus on page ii and the table of contents in the accompanying prospectus on page i.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this free writing prospectus.  The definitions of certain capitalized terms used in the accompanying prospectus are included under the caption “Glossary” beginning on page 129 of the accompanying prospectus.  In this free writing prospectus, the terms “depositor”, “we” and “us” refer to Wells Fargo Commercial Mortgage Securities, Inc.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EUROPEAN UNION’S DIRECTIVE 2003/71/EC (AND ANY AMENDMENTS THERETO) AS IMPLEMENTED IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) (THE “EU PROSPECTUS DIRECTIVE”).  THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE OFFERED CERTIFICATES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE EU PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PRODUCE A PROSPECTUS IN CONNECTION WITH OFFERS OF THE OFFERED CERTIFICATES.  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE ANY OFFER WITHIN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PRODUCE A PROSPECTUS FOR SUCH OFFERS.  NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, AND NONE OF SUCH ENTITIES AUTHORIZES, THE MAKING OF ANY OFFER OF THE OFFERED CERTIFICATES THROUGH ANY FINANCIAL INTERMEDIARY, OTHER THAN OFFERS MADE BY UNDERWRITERS WHICH CONSTITUTE THE FINAL PLACEMENT OF THE OFFERED CERTIFICATES CONTEMPLATED IN THIS FREE WRITING PROSPECTUS.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE EU PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE EU PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(a)           TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE EU PROSPECTUS DIRECTIVE;

(b)           TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF DIRECTIVE 2010/73/EU (THE “2010 PD AMENDING DIRECTIVE”), 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE EU PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(c)           IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE EU PROSPECTUS DIRECTIVE;

PROVIDED, THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE EU PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE EU PROSPECTUS DIRECTIVE IN THAT MEMBER STATE.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) ARE INSIDE THE UNITED KINGDOM AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OR ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE “RELEVANT PERSONS”).

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED, THAT:

(a)           IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKET ACT (THE “FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF ANY OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY; AND

(b)           IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

JAPAN

THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE “FIEL”).  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS FREE WRITING PROSPECTUS.  HOWEVER, THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT.  FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS FREE WRITING PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT.  OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549.  YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330.  COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).  THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN A PROSPECTUS REQUIRED TO BE FILED AS PART OF A REGISTRATION STATEMENT.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS AND THE ASSET POOL BACKING THEM ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS OR MAY BE ISSUED

x

WITH CHARACTERISTICS THAT DIFFER FROM THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT ONE OR MORE CONDITIONS ARE NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

EACH PROSPECTIVE INVESTOR HAS REQUESTED THAT THE UNDERWRITERS PROVIDE TO SUCH PROSPECTIVE INVESTOR INFORMATION IN CONNECTION WITH SUCH PROSPECTIVE INVESTOR’S CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THESE MATERIALS.  THESE MATERIALS ARE BEING PROVIDED TO EACH PROSPECTIVE INVESTOR FOR INFORMATION PURPOSES ONLY IN RESPONSE TO SUCH PROSPECTIVE INVESTOR’S SPECIFIC REQUEST, THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE TRUST ADVISOR, CERTIFICATE ADMINISTRATOR, THE INITIAL SUBORDINATE CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—MARKET CONSIDERATIONS AND LIMITED LIQUIDITY” IN THIS FREE WRITING PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This free writing prospectus and the accompanying prospectus contain certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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SUMMARY

The following summary is a short description of the main terms of the offered certificates and the mortgage loans and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this free writing prospectus and the accompanying prospectus. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the mortgage loans, you will need to read both this free writing prospectus and the accompanying prospectus in their entirety.

Overview of the Certificates

The table below lists certain summary information concerning the WFRBS Commercial Mortgage Trust 2012-C10, Commercial Mortgage Pass-Through Certificates, Series 2012-C10. Each certificate represents an interest in the mortgage loans included in the trust fund. We are offering the Class A-1, A-2, A-3, A-SB, A-S, B and C certificates pursuant to this free writing prospectus.

Class	Approx. Initial Principal Balance or Notional Amount(1)		Approx. % of Aggregate Cut-off Date Balance	Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Weighted Average Life (Years)(3)	Expected Principal Window(3)	Expected Ratings (DBRS/KBRA/Moody’s)(5)
Offered Certificates
A-1	$82,960,000		6.354%	30.000%	%	(6)	2.45	01/2013 - 07/2017	AAA(sf)/AAA(sf)/Aaa(sf)
A-2	$85,912,000		6.580%	30.000%	%	(6)	4.84	07/2017 - 12/2017	AAA(sf)/AAA(sf)/Aaa(sf)
A-3	$621,167,000		47.577%	30.000%	%	(6)	9.86	07/2022 - 12/2022	AAA(sf)/AAA(sf)/Aaa(sf)
A-SB	$123,890,000		9.489%	30.000%	%	(6)	7.36	12/2017 - 07/2022	AAA(sf)/AAA(sf)/Aaa(sf)
A-S	$127,297,000		9.750%	20.250%	%	(6)	9.99	12/2022 - 12/2022	AAA(sf)/AAA(sf)/Aaa(sf)
B	$76,705,000		5.875%	14.375%	%	(6)	9.99	12/2022 - 12/2022	AA(low)(sf)/AA-(sf)/Aa3(sf)
C	$42,433,000		3.250%	11.125%	%	(6)	9.99	12/2022 - 12/2022	A(low)(sf)/A-(sf)/A3(sf)

Non-Offered Certificates
X-A	$1,041,226,000		NAP	NAP	%	Variable(8)	NAP	NAP	AAA(sf)/AAA(sf)/Aaa(sf)
X-B	$119,138,000	(9)	NAP	NAP	%	Variable(10)	NAP	NAP	AAA(sf)/AAA(sf)/A2(sf)
D	$52,224,000		4.000%	7.125%	%	(6)	9.99	12/2022 - 12/2022	BBB(low)(sf)/BBB-(sf)/Baa3(sf)
E	$26,113,000		2.000%	5.125%	%	(6)	9.99	12/2022 - 12/2022	BB(sf)/BB(sf)/Ba2(sf)
F	$22,848,000		1.750%	3.375%	%	(6)	9.99	12/2022 - 12/2022	B(sf)/B(sf)/B2(sf)
G	$44,064,775		3.375%	0.000%	%	(6)	9.99	12/2022 - 12/2022	NR/NR/NR
V(11)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR
R(12)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR

(footnotes to table on cover and table set forth above)

(1)       The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in this free writing prospectus.

(2)       The approximate initial credit support with respect to the Class A-1, A-2, A-3 and A-SB certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3 and A-SB certificates in the aggregate.

(3)        Calculated based on a 0% CPR and the structuring assumptions described in Annex B to this free writing prospectus.

(4)        For information regarding the “Rated Final Distribution Date” see “Ratings” in this free writing prospectus and “Ratings” in the accompanying prospectus.

(5)        The expected ratings presented are those of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc., which the depositor hired to rate the rated offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in this free writing prospectus and “Ratings” in the accompanying prospectus.

(6)       The pass-through rates for the Class A-1, A-2, A-3, A-SB, A-S, B, C, D, E, F and G certificates, in each case, will be one of the following: (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(7)        The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-SB and A-S certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(8)        The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-SB and A-S certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)        The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(10)      The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)     The Class V certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating. The Class V certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—ARD Loans” in this free writing prospectus.

(12)     The Class R certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating. The Class R certificates represent the residual interest in each REMIC as further described in this free writing prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-A, X-B, D, E, F, G, V and R certificates are not offered by this free writing prospectus. Any information in this free writing prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a “pooling and servicing agreement”, to be dated as of December 1, 2012, among the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator, the tax administrator and the trustee. All the mortgage loans will be serviced and administered under that agreement, except each of the Republic Plaza mortgage loan and the Concord Mills mortgage loan will be serviced under the pooling and servicing agreement until the securitization of the related companion loan, after which such mortgage loan will be serviced under the pooling and servicing agreement related to that other securitization. The master servicer will be required to provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates. You should refer to the accompanying prospectus, including the section captioned “Summary of Prospectus” for additional important information pertaining to the offered certificates.

The transfers of the mortgage loans from the respective mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Relevant Parties

Title of Certificates	WFRBS Commercial Mortgage Trust 2012-C10, Commercial Mortgage Pass-Through Certificates, Series 2012-C10, which will be issued pursuant to the pooling and servicing agreement.

Issuing Entity
WFRBS Commercial Mortgage Trust 2012-C10, a New York common law trust that we sometimes refer to as the “trust”, will issue the certificates. The assets in the trust will comprise the “trust fund”. See “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
Wells Fargo Commercial Mortgage Securities, Inc. is the depositor. As depositor, Wells Fargo Commercial Mortgage Securities, Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund. The depositor’s principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. See “Transaction Parties—The Depositor” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “The Depositor” in the accompanying prospectus.

Sponsors, Mortgage Loan Sellers and Originators

Wells Fargo Bank, National Association, a national banking association, The Royal Bank of Scotland plc, a public company registered in Scotland, and RBS Financial Products Inc., a Delaware corporation (the two of which will be referred to together as The Royal Bank of Scotland), Liberty Island Group I LLC, a Delaware limited liability company, Basis Real Estate Capital II, LLC, a Delaware limited liability company, and C-III Commercial Mortgage LLC, a Delaware limited liability company are the sponsors of this transaction. As sponsors, those entities have organized and initiated the transactions in which the certificates will be issued. As mortgage loan sellers, those entities will sell the mortgage loans to the depositor. Those entities or their affiliates originated the mortgage loans, except that Wells Fargo Bank, National Association delegated certain of its underwriting and origination functions in connection with a certain mortgage loan to Principal Real Estate Investors, LLC (an affiliate of Principal Life Insurance Company) pursuant to a program of agreed-upon underwriting and closing procedures. See “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan”, “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “The Sponsor” in the accompanying prospectus.

	The number and aggregate cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

Originator	Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association(1)	Wells Fargo Bank, National Association	39	66	$656,627,843	50.3%
The Royal Bank of Scotland(2)	The Royal Bank of Scotland(2)	18	22	387,704,131	29.7
Prudential Mortgage Capital Company, LLC	Liberty Island Group I LLC	12	14	163,294,790	12.5
Basis Real Estate Capital II, LLC	Basis Real Estate Capital II, LLC	6	8	54,366,630	4.2
C-III Commercial Mortgage LLC	C-III Commercial Mortgage LLC	10	12	43,620,381	3.3
Total:	Total:	85	122	$1,305,613,775	100.0%

(1)        Wells Fargo Bank, National Association delegated certain of its underwriting and origination functions in connection with one (1) mortgage loan, identified on Annex A-1 of this free writing prospectus as Flamingo Park Plaza, to Principal Real Estate Investors, LLC (an affiliate of Principal Life Insurance Company) pursuant to a program of agreed-upon underwriting and closing procedures, as described under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” in this free writing prospectus.

(2)       The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold to the trust by The Royal Bank of Scotland (a) seventeen (17) mortgage loans, having an aggregate cut-off date principal balance of $377,454,131 and representing approximately 28.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by and are being sold to the trust only by The Royal Bank of Scotland plc and (b) one (1) mortgage loan, having a cut-off date principal balance of $10,250,000 and representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was originated by RBS Financial Products Inc. and is being sold to the trust by RBS Financial Products Inc.

Master Servicer
Wells Fargo Bank, National Association will act as the initial master servicer under the pooling and servicing agreement. Except as described generally under “—Relevant Parties for the Split Loan Structures” below, Wells Fargo Bank, National Association in that capacity will be primarily responsible for:

●     servicing and administering, directly or through sub- servicers (including primary servicers), the mortgage loans (other than any non-serviced pari passu mortgage loan) (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out;

● making servicing advances with respect to all mortgage loans (other than any non-serviced pari passu mortgage loan); and

● making debt service advances with respect to all mortgage loans.

Each of the Republic Plaza loan combination and the Concord Mills loan combination will initially be serviced by the master servicer under the pooling and servicing agreement for this transaction. With respect to each such loan combination, after the securitization of the related pari passu companion loan, such loan combination will be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into in connection with that securitization, but the master servicer under the pooling and servicing agreement will continue to be primarily responsible for making debt service advances with respect to each non-serviced pari passu mortgage loan notwithstanding any such transfer of servicing. If the pari passu companion loan included in either loan combination is securitized, then, with respect to that loan combination, the master servicer under the pooling and servicing agreement for this transaction nevertheless will be entitled to compensation for the period before the transfer, and its right to indemnification and certain other rights in respect of its servicing activities relating to that loan combination will survive the transfer. See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund— Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

See also “Transaction Parties—The Master Servicer” and “— Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will act as the initial special servicer under the pooling and servicing agreement. Midland Loan Services in that capacity will be responsible for servicing each mortgage loan (other than any non-serviced pari passu mortgage loan) following the occurrence of one or more specified events that cause that mortgage loan to become a specially serviced mortgage loan. Midland Loan Services was selected to be the special servicer at the request of Eightfold Real Estate Capital Fund II, L.P., which is anticipated to purchase the Class E, F and G certificates on the closing date and become the initial series majority subordinate certificateholder. See “Servicing of the Mortgage Loans and Administration of the Trust Fund” and “Transaction Parties—The Special Servicer” and “—Affiliations and Certain Relationships Among Transaction Parties” in this free writing prospectus.

Each of the Republic Plaza loan combination and the Concord Mills loan combination will initially be specially serviced (if at all) under, and by the special servicer designated in and for the compensation set forth in, the pooling and servicing agreement for this transaction. With respect to each such loan combination, after the securitization of the related pari passu companion loan, such loan combination will be specially serviced (if at all) under, and by the special servicer designated in and for the compensation set forth in, the pooling and servicing agreement entered into in connection with that securitization. If either loan combination is being specially serviced when the related pari passu companion loan is securitized, the special servicer under the pooling and servicing agreement for this transaction nevertheless will be entitled to compensation for the period during which it acted as special servicer with respect to that loan combination, and its right to indemnification and certain other rights in respect of its special servicing activities relating to that loan combination will survive the transfer of special servicing duties to the special servicer for the other securitization. See “Risk Factors—Risks Related to the Offered Certificates—The Servicing of the Republic Plaza Loan Combination and the Servicing of the Concord Mills Loan Combination Will Shift to Others”, “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

Additional Primary Servicer
Prudential Asset Resources, Inc., a Delaware corporation, a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC will be appointed by the master servicer as a sub-servicer to act as primary servicer and perform most servicing duties of the master servicer, other than making advances, with respect to those mortgage loans sold to the issuing entity by Liberty Island Group I LLC. Liberty Island Group I LLC is partially owned by Prudential Mortgage Capital Company, LLC. See “Transaction Parties—Additional Primary Servicer” in this free writing prospectus. The master servicer will pay the fees of the primary servicer.

Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian	Wells Fargo Bank, National Association, will act as certificate administrator, tax administrator, certificate registrar and custodian under the pooling and servicing agreement. The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the mortgage loans and mortgaged properties. See “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Trustee
U.S. Bank National Association, a national banking association, will act as trustee of the trust fund. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th floor, Chicago, Illinois 60603. In its capacity as trustee, U.S. Bank National Association will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations and will become the holder of each mortgage loan upon its transfer to the trust fund. The trustee will also be the mortgagee of record and the trustee, or a custodian on its behalf, will hold the mortgage file with respect to each mortgage loan, in each case except as otherwise described under “—Relevant Parties for the Split Loan Structures” below with respect to the loan combinations. See “Transaction Parties—The Trustee” in this free writing prospectus.

See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

Underwriters
Wells Fargo Securities, LLC, RBS Securities Inc. and Deutsche Bank Securities Inc. are the underwriters of the offered certificates. Wells Fargo Securities, LLC and RBS Securities Inc. are acting as co-lead managers and co-bookrunners for this offering. Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 70.3% of each class of offered certificates and RBS Securities Inc. is acting as sole bookrunning manager with respect to 29.7% of each class of offered certificates. Deutsche Bank Securities Inc. is acting as a co-manager.

Trust Advisor
Pentalpha Surveillance LLC, a Delaware limited liability company, will act as the initial trust advisor under the pooling and servicing agreement with respect to all of the mortgage loans other than the Republic Plaza mortgage loan, the Concord Mills mortgage loan and any non-serviced pari passu mortgage loan.

Some of the rights and duties of the trust advisor will be as follows:

●    The trust advisor will perform certain review duties on a platform-level basis that will generally include a limited annual review of, and, if any mortgage loans in the mortgage pool were specially serviced by the special servicer in the preceding calendar year, the preparation of an annual report regarding, certain of the special servicer’s actions pursuant to the pooling and servicing agreement. The review and report generally will be based on: (a) during a subordinate control period, each final asset status report delivered to the trust advisor by the special servicer, (b) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the trust advisor by the special servicer and/or (c) during a senior consultation period, in addition to the foregoing, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform-level basis in light of the servicing standard. The special servicer will be entitled to review and provide comments on the trust advisor’s annual report before its finalization, but the content of the final annual report will nonetheless be determined solely by the trust advisor.

●    During any collective consultation period or senior consultation period, the special servicer will be required to consult with the trust advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans. Under certain circumstances, but only during a senior consultation period, the trust advisor may recommend the replacement of the special servicer (other than the special servicer with respect to the non-serviced loan combination), in which case the certificate administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the special servicer at their expense. See “Transaction Parties—The Trust Advisor” and “Servicing of the Mortgage Loans and Administration of the Trust Fund— Asset Status Reports” and “—The Trust Advisor” in this free writing prospectus.

The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-SB, A-S, B, C and D certificates has been reduced to zero. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor”.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the trust advisor must consider the servicing standard in its analysis, the trust advisor will not itself be bound by the servicing standard. The trust advisor will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The

Trust Advisor” and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus.

In general, the trust advisor will have no duty to report to or respond to inquiries of the certificateholders. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus.

The trust advisor will have certain rights to compensation (other than with respect to any non-serviced pari passu mortgage loans) and indemnification by the trust fund. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor” and “—The Trust Advisor” in this free writing prospectus.

Notwithstanding any contrary provision described above, the trust advisor will have no rights or duties in connection with the Republic Plaza mortgage loan or the Concord Mills mortgage loan. We anticipate that the pooling and servicing agreement for the securitization of each related companion loan will provide for a trust advisor with rights and duties in connection with the servicing and administration of loans (including the related loan combination) under that agreement that are substantially similar in all material respects to or materially consistent with the rights and duties of the series 2012-C10 trust advisor. See “—Relevant Parties for the Split Loan Structures” below.

Majority Subordinate Certificateholder

The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a subordinate control period, the most subordinate class among the Class E, F and G certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a collective consultation period, the most subordinate class among the Class E, F and G certificates that has an aggregate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial principal balance.

The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion during certain periods of time. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus. During any subordinate control period, the majority subordinate certificateholder or the subordinate class representative on its behalf (or with respect to any non-serviced pari passu mortgage loan, the related controlling noteholder (or its representative) under the related intercreditor agreement) will have the right to terminate the special servicer with or without cause and appoint itself or an affiliate or another person as the successor special servicer. It will be a condition to such appointment that (i) DBRS, Inc.,

Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then- current ratings of the certificates and (ii) any such successor satisfies the requirements of a qualified replacement special servicer as further described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this free writing prospectus. It is anticipated that Eightfold Real Estate Capital Fund II, L.P. will purchase all the Class E, F and G certificates on the closing date and become the initial majority subordinate certificateholder. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative— The Majority Subordinate Certificateholder” in this free writing prospectus.

Notwithstanding anything to the contrary described herein, at any time when the holder of a majority interest in the Class E certificates is the majority subordinate certificateholder, the majority subordinate certificateholder may waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, trustee, certificate administrator, master servicer, special servicer and trust advisor. Any such waiver will remain effective until such time as the majority subordinate certificateholder (i) sells or transfers a majority of the Class E Certificates (by certificate principal balance) to an unaffiliated third party and (ii) certifies to the depositor, certificate administrator, trustee, master servicer, special servicer and trust advisor that (a) such party retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between such party and the transferee and (c) such party retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer the successor majority subordinate certificateholder will again have the rights of the majority subordinate certificateholder as described herein without regard to any prior waiver by the predecessor majority subordinate certificateholder. The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative. No successor majority subordinate certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a majority subordinate certificateholder is in effect:

● a senior consultation period will be in effect; and

●    the rights of the majority subordinate certificateholder to appoint a subordinate class representative and the rights of the subordinate class representative will not be operative (notwithstanding that a subordinate control period or collective consultation period is or would otherwise then be in effect).

Notwithstanding any contrary provision described above, the majority subordinate certificateholder will have no rights in connection with the Republic Plaza mortgage loan or the Concord Mills mortgage loan, other than certain limited consultation rights with respect to actions of the special servicer with respect to any such securitization as set forth in the related intercreditor agreement and described in this free writing prospectus. We anticipate that the pooling and servicing agreement for any such other securitization will grant to a designated majority subordinate certificateholder rights in connection with the servicing and administration of loans (including the related loan combination) under that agreement that are substantially similar in all material respects to or materially consistent with those granted to the series 2012- C10 majority subordinate certificateholder under the series 2012-C10 pooling and servicing agreement. See “—Relevant Parties for the Split Loan Structures” below.

Subordinate Class
Representative
The majority subordinate certificateholder will be entitled to appoint, remove and replace a subordinate class representative in its sole discretion to the extent described in this free writing prospectus. Subject to the limitations herein, this right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this free writing prospectus.

The subordinate class representative generally will be—

●    during a subordinate control period, entitled to direct the special servicer with respect to various special servicing matters as to the mortgage loans, and replace the special servicer with or without cause; and

● during a collective consultation period, entitled (in addition to the trust advisor) to consult with the special servicer regarding various special servicing matters as to the mortgage loans.

During a senior consultation period, no subordinate class representative will be recognized or have any rights to replace the special servicer or approve, direct or consult with respect to servicing matters.

Subordinate control period, collective consultation period and senior consultation period are described under “—Significant Dates and Periods” below.

The subordinate class representative generally will have no duty to holders of certificates other than the Class E, F and G certificates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative— No Liability to the Trust Fund and Certificateholders”.

Notwithstanding any contrary provision described above, the subordinate class representative will have no rights in connection with the Republic Plaza mortgage loan or the Concord Mills mortgage loan, other than certain limited consultation rights with respect to actions of the special servicer with respect to any such securitization, as set forth in the related intercreditor agreement and described in this free writing prospectus. We anticipate that the pooling and servicing agreement for any such other securitization will grant to a designated subordinate class representative rights in connection with the servicing and administration of loans (including the related loan combination) under that agreement that are substantially similar in all material respects to or materially consistent with those granted to the series 2012-C10 subordinate class representative under the series 2012-C10 pooling and servicing agreement. See “—Relevant Parties for the Split Loan Structures” below.

Relevant Parties
for the Split
Loan Structures
The mortgaged property identified on Annex A-1 to this free writing prospectus as Republic Plaza secures both a mortgage loan to be included in the trust and a pari passu companion loan that will not be included in the trust, which companion loan is pari passu in right of payment with such mortgage loan. The Republic Plaza mortgage loan and its related companion loan are collectively referred to herein as the “Republic Plaza loan combination,” a “loan combination,” a “serviced loan combination” (prior to the securitization of the Republic Plaza companion loan) and a “non-serviced loan combination” (after the securitization of the Republic Plaza companion loan). The Republic Plaza mortgage loan and the related companion loan, prior to the securitization of the Republic Plaza companion loan, are referred to herein, respectively, as a “serviced pari passu mortgage loan” and a “serviced pari passu companion loan”, and after the securitization of the Republic Plaza companion loan, are referred to herein, respectively, as a “non-serviced pari passu mortgage loan” and a “non-serviced pari passu companion loan”. The Republic Plaza companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).

The mortgaged property identified on Annex A-1 to this free writing prospectus as Concord Mills secures both a mortgage loan to be included in the trust and a pari passu companion loan that will not be included in the trust, which companion loan is pari passu in right of payment with such mortgage loan.

The Concord Mills mortgage loan and its related companion loan are collectively referred to herein as the “Concord Mills loan combination,” a “loan combination,” a “serviced loan combination” (prior to the securitization of the Concord Mills companion loan) and a “non-serviced loan combination” (after the securitization of the Concord Mills companion loan). The Concord Mills mortgage loan and the related companion loan, prior to the securitization of the Concord Mills companion loan, are referred to herein, respectively, as a “serviced pari passu mortgage loan” and a “serviced pari passu companion loan”, and after the securitization of the Concord Mills companion loan, are referred to herein, respectively, as a “non-serviced pari passu mortgage loan” and a “non-serviced pari passu companion loan”. The Concord Mills companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).

Prior to the securitization of the related companion loan, each of the Republic Plaza loan combination and the Concord Mills loan combination will be serviced pursuant to the pooling and servicing agreement. After the securitization of the related companion loan, each such loan combination will be serviced under the pooling and servicing agreement related to the securitization of the related companion loan (each referred to herein as an “other securitization”), subject to the related intercreditor agreement, as follows:

●    The other master servicer will be primarily responsible for servicing and administering, directly or through sub- servicers (including primary servicers), such loan combination when it is not a specially serviced mortgage loan and for making servicing advances with respect to such loan combination. The series 2012-C10 master servicer will be primarily responsible for making debt service advances with respect to the related mortgage loan for the indirect benefit of the series 2012-C10 certificateholders. The other master servicer will be primarily responsible for making debt service advances with respect to the related companion loan for the indirect benefit of the certificateholders under the related securitization.

●    The other special servicer will be responsible for servicing such loan combination following the occurrence of one or more specified events that cause such loan combination to become a specially serviced mortgage loan.

●    The other trustee will be primarily responsible for back-up advancing if the related other master servicer fails to perform its obligations to make servicing advances with respect to such loan combination and will be the mortgagee of record with respect to such loan combination.

●    We anticipate that the other pooling and servicing agreement will provide for a trust advisor with rights and duties in connection with the servicing and administration of loans (including such loan combination) under that agreement that are substantially similar in all material respects to or materially consistent with the rights and duties of the series 2012-C10 trust advisor under the series 2012-C10 pooling and servicing agreement.

●    We anticipate that the other pooling and servicing agreement will grant to a designated majority subordinate certificateholder various rights in connection with the servicing and administration of loans (including such loan combination) under that agreement that are substantially similar in all material respects to or materially consistent with those granted to the series 2012-C10 majority subordinate certificateholder under the series 2012-C10 pooling and servicing agreement.

●    We anticipate that the other pooling and servicing agreement will grant to a designated subordinate class representative various rights in connection with the servicing and administration of loans (including such loan combination) under that agreement that are substantially similar in all material respects to or materially consistent with those granted to the series 2012-C10 subordinate class representative under the series 2012-C10 pooling and servicing agreement.

●    With respect to each of the Republic Plaza mortgage loan and the Concord Mills mortgage loan, (i) the related mortgage loan seller initially will be required to deliver the mortgage loan documents for the loan combination (other than the promissory note evidencing the pari passu companion loan) to the series 2012-C10 trustee, or a custodian on its behalf, in accordance with the document delivery requirements that apply to other mortgage loans under the pooling and servicing agreement, except that instruments of assignment to the trustee may be in blank, and need not be recorded and (ii) following any securitization of the related pari passu companion loan, the person selling the pari passu companion loan to the depositor in that other securitization, at its own expense, will be (a) entitled to direct the series 2012-C10 trustee or custodian to deliver all such mortgage loan documents in its possession (other than the promissory note evidencing the mortgage loan included in the series 2012-C10 trust fund) to the trustee or custodian for that other securitization, (b) required to cause the retention by or delivery to series 2012-C10 trustee or custodian of photocopies of the mortgage loan documents so delivered to that other trustee or custodian, (c) entitled to cause the completion and recordation of instruments of assignment in the name of that other trustee or custodian, and (d) required to deliver to the series 2012-C10 trustee or custodian photocopies of any instruments of assignment so completed and recorded.

See “Risk Factors—Other Risks—Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties,” “Description of the Mortgage Pool— Split Loan Structures,” Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” and

“Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

Affiliations and Certain
Relationships Among
Certain Transaction
Parties
Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also the master servicer and the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. Wells Fargo Bank, National Association is also the initial holder of the Republic Plaza pari passu companion loan. While Wells Fargo Bank, National Association currently intends to sell the Republic Plaza pari passu companion loan into a future commercial mortgage-backed securitization transaction, there can be no assurance that any such sale will ultimately occur.

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliates and each is a sponsor, originator and mortgage loan seller, and each is an affiliate of RBS Securities Inc., one of the underwriters. The Royal Bank of Scotland plc is also the initial holder of the Concord Mills pari passu companion loan. While The Royal Bank of Scotland plc currently intends to sell the Concord Mills pari passu companion loan into a future commercial mortgage-backed securitization transaction, there can be no assurance that any such sale will ultimately occur.

Pursuant to an interim servicing agreement among Wells Fargo Bank, National Association, The Royal Bank of Scotland plc and RBS Financial Products Inc., each a sponsor, originator and mortgage loan seller and an affiliate of an underwriter, Wells Fargo Bank, National Association acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the trust fund, some or all of the mortgage loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc.

Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, or, in any such case, with a wholly- owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC or Liberty Island Group I LLC, as applicable. All of the respective mortgage loans that each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to the repurchase facility such mortgage loan seller or its wholly- owned subsidiary or other affiliate has with Wells Fargo Bank,

National Association, and proceeds received by Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such mortgage loans, directly or indirectly through a wholly-owned subsidiary, from Wells Fargo Bank, National Association in accordance with the terms of the related repurchase agreement, free and clear of any liens.

In addition, each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, or, in any such case, a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to substantially all of the mortgage loans that each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, will transfer to the depositor. Those hedging arrangements will terminate in connection with the transfer of those mortgage loans pursuant to this securitization transaction.

Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, also holds a less than 10% equity interest in C-III Capital Partners LLC, the parent and sole member of C-III Commercial Mortgage LLC.

Liberty Island Group I LLC, a sponsor, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the mortgage loans that Liberty Island Group I LLC will transfer to the depositor. Prudential Asset Resources, Inc., the primary servicer of those mortgage loans, is a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC. Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in each case to primary service Liberty Island Group I LLC’s mortgage loans prior to securitization.

In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization may hold a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower. See “Description of the Mortgage Pool— Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Midland Loan Services, a Division of PNC Bank, National Association, participated with Eightfold Real Estate Capital Fund II L.P., which is expected to be the initial majority subordinate certificateholder, in performing due diligence with respect to the mortgage loans.

The roles and relationships described above may give rise to conflicts of interest. See “Risk Factors—Risks Related to the Offered Certificates—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates”, “—Potential Conflicts of Interest of the Underwriters and Their Affiliates” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and see “The Depositor” and “The Sponsor” in the accompanying prospectus.

Significant Dates and Periods

Cut-off Date
The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in December 2012 (or, in the case of any mortgage loan that has its first due date in January 2013, the date that would have been its due date in December 2012 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	The date of initial issuance for the certificates will be on or about December 19, 2012.

Determination Date
The determination date will be the 11th day of each month, or, if that day is not a business day, the next succeeding business day. The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date
Distributions on the certificates are scheduled to occur monthly on the fourth business day following the related determination date, commencing in January 2013. The first distribution date is anticipated to be January 17, 2013.

Record Date
The record date for each monthly distribution on the certificates will be the last business day of the prior calendar month, except as may otherwise be described in this free writing prospectus with respect to final distributions.

Business Day
Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Delaware, New York, Pennsylvania, Texas or North Carolina or any of the jurisdictions in which the respective primary servicing offices of the master servicer and the special servicer and the corporate trust offices of the certificate administrator and the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Collection Period
Amounts available for distribution on the certificates on any distribution date will depend in part on the payments and other collections received on or with respect to the mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) during that collection period. In general, each collection period—

● will relate to a particular distribution date,

● will be approximately one calendar month long,

● will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

●    will end at the close of business on the determination date immediately preceding the related distribution date (or, in the case of any non-serviced pari passu mortgage loan and solely for the purpose of determining the amount available for distribution on the certificates for any distribution date, one business day after such determination date).

Interest Accrual Period
The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Assumed Final
Distribution Dates
Set forth in the table below is the month and year of the distribution date on which each class of offered certificates is expected to be paid in full, based upon structuring assumptions which include, without limitation, assuming 0% CPR and no delinquencies, losses, modifications, extensions of maturity dates, repurchases, sales or prepayments of the mortgage loans after the cut-off date, except that each mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date. See the definition of structuring assumptions in Annex B to this free writing prospectus. The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

	Offered Class	Assumed Final Distribution Date*
	Class A-1	July 2017
	Class A-2	December 2017
	Class A-3	December 2022
	Class A-SB	July 2022
	Class A-S	December 2022
	Class B	December 2022
	Class C	December 2022

* Calculated based on a 0% CPR and the “structuring assumptions” described in Annex B to this free writing prospectus.

Rated Final Distribution
Date
To the extent described in this free writing prospectus, the ratings of each class of offered certificates address the likelihood of the timely distribution of interest and the ultimate distribution of principal due on the certificates of that class on or before the distribution date in December 2045. See “Ratings” in each of this free writing prospectus and the accompanying prospectus.

Control and Consultation
Periods
The rights of various parties to replace the special servicer, and approve or consult with respect to certain material actions of the special servicer, will vary according to defined periods and other provisions, as summarized below. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus.

●    Subordinate Control Period. Unless a senior consultation period is deemed to occur and is continuing pursuant to clause (ii) in the second succeeding bullet, a “subordinate control period” will exist when the Class E certificates have an aggregate principal balance, net of any appraisal reduction amounts notionally allocated in reduction of the principal balance of that class, that is not less than 25% of its initial principal balance. In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the special servicer, and (ii) the subordinate class representative will be entitled to terminate and replace the special servicer with or without cause. The trust advisor will not have approval rights and generally will have no right to consult with respect to actions of the special servicer during a subordinate control period.

●    Collective Consultation Period. Unless a senior consultation period is deemed to occur and is continuing pursuant to clause (ii) in the succeeding bullet, a “collective consultation period” will exist when the Class E certificates have an aggregate principal balance that both (i) as notionally reduced by any appraisal reduction amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any appraisal reduction amounts allocable to that class, is 25% or more of its initial principal balance. In general, during a collective consultation period, the special servicer will be required to consult with each of the subordinate class representative and the trust advisor in connection with asset status reports and material special servicing actions with respect to the mortgage loans. The subordinate class representative will have no right to terminate and replace the special servicer during a collective consultation period.

●    Senior Consultation Period. A “senior consultation period” will exist when either (i) the Class E certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of appraisal reduction amounts, at least equal to 25% of its initial principal balance, the then majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus. In general, during a senior consultation period, the special servicer will be required to consult with the trust advisor in connection with asset status reports and material special servicing actions. During any senior consultation period, no subordinate class representative will be recognized or have any right to replace the special servicer or approve or be consulted with respect to “asset status reports” or material special servicing actions.

In addition, (i) during any collective consultation period or senior consultation period, the special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates, and (ii) during any senior consultation period, the special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than a majority of the appraisal-reduced voting rights of all principal balance certificates, following the recommendation of termination from the trust advisor if it believes that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.

Notwithstanding any contrary provision described above:

●    With respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Republic Plaza and Concord Mills, each of which also secures a pari passu companion loan, generally at all times prior to the securitization of the related companion loan, the holder of the related companion loan (or its representative) will have control and consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in this free writing prospectus. Those rights will be in addition to the rights of the subordinate class representative in this transaction described above.

●    The existence of a subordinate control period, collective consultation period or senior consultation period under the series 2012-C10 pooling and servicing agreement will not limit the control and consultation rights of the holder of the pari passu companion loan included in a loan combination that we describe in this free writing prospectus.

●    The trust advisor under the pooling and servicing agreement will have no right or duty to consult with respect to any matter with respect to the Republic Plaza loan combination or the Concord Mills loan combination.

●    The time periods and provisions described above generally will not apply to the servicing and administration of the Republic Plaza loan combination or the Concord Mills loan combination after the securitization of the companion loan included in that loan combination. We anticipate that the applicable other pooling and servicing agreement will set forth time periods and corresponding relative rights of the related subordinate class representative, majority subordinate certificateholder, trust advisor and certificateholders in connection with the servicing and administration of loans (including the applicable loan combination) under that agreement that are substantially similar in all material respects to or materially consistent with the time periods and corresponding relative rights of the series 2012-C10 subordinate class representative, series 2012-C10 majority subordinate certificateholder, series 2012-C10 trust advisor and series 2012-C10 certificateholders under the series 2012-C10 pooling and servicing agreement as generally described above. The relevant time periods under the series 2012-C10 pooling and servicing agreement are, and the relevant time periods under the pooling and servicing agreement related to the securitization of the Republic Plaza companion loan or Concord Mills companion loan, as applicable, will be, defined by reference to the loans held (whether or not serviced) by the trust fund established and the securities issued under that agreement. The existence or absence of a subordinate control period, collective consultation period or senior consultation period under one such pooling and servicing agreement will not by itself affect the existence or absence of a subordinate control period, collective consultation period or senior consultation period under another pooling and servicing agreement.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund” and “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.

The Trust Fund

Creation of the Trust Fund
We will use the net proceeds from the issuance and sale of the certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers. Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the certificates.

A. General Considerations	When reviewing the information that we have included in this free writing prospectus with respect to the mortgage loans, please note that—

● All numerical information provided with respect to any individual mortgage loans, group of mortgage loans or the mortgage loans as a whole is provided on an approximate basis.

●    All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the principal balance as of the cut-off date for each of the mortgage loans to the trust fund.

●    In presenting the principal balances of the mortgage loans as of the cut-off date, we have assumed that all scheduled payments of principal and/or interest due on the mortgage loans on or before the cut-off date are timely made, and no prepayments or other unscheduled collections of principal are received with respect to any of the mortgage loans during the period from November 1, 2012 up to and including the cut-off date.

●    With respect to each of the Republic Plaza mortgage loan and the Concord Mills mortgage loan, with respect to which the related mortgaged property also secures a pari passu companion loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot or unit, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and its related pari passu companion loan.

●    Four (4) of the mortgage loans, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are cross-collateralized and cross-defaulted with each other. In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present the information regarding those mortgage loans as if each of them were secured only by the related mortgaged property identified on Annex A-1 to this free writing prospectus, except that (other than as described below) loan-to-value ratio, debt service coverage ratio, debt yield and loan per unit or square foot information is presented for a cross-collateralized group on an aggregate and/or weighted average basis, as applicable, in the manner described in this free writing prospectus. None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund (except as described in this free writing prospectus with respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Republic Plaza and Concord Mills, each of which also secures a pari passu companion loan that is not included in the trust fund).

●    One (1) of the mortgage loans, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date, if the related borrower has not repaid the mortgage loan in full on such date. See “Description of the Mortgage Pool—ARD Loans” in this free writing prospectus.

●    The information for mortgage loans secured by more than one mortgaged property in this free writing prospectus is generally based on allocated loan amounts as stated in Annex A-1 when information is presented relating to mortgaged properties and not mortgage loans.

B. General Characteristics	As of the cut-off date, the mortgage loans are expected to have the following characteristics:

	Cut-off date pool balance	$1,305,613,775
	Number of mortgage loans	85
	Number of mortgaged properties	122
	Percentage of multi-property mortgage loans and cross-collateralized groups	11.0%
	Largest cut-off date principal balance	$125,000,000
	Smallest cut-off date principal balance	$1,326,601
	Average cut-off date principal balance	$15,360,162
	Highest mortgage interest rate	5.750%
	Lowest mortgage interest rate	3.830%
	Weighted average mortgage interest rate	4.495%
	Longest original term to maturity or anticipated repayment date	120 months
	Shortest original term to maturity or anticipated repayment date	60 months
	Weighted average original term to maturity or anticipated repayment date	116 months
	Longest remaining term to maturity or anticipated repayment date	120 months
	Shortest remaining term to maturity or anticipated repayment date	55 months
	Weighted average remaining term to maturity or anticipated repayment date	115 months
	Highest debt service coverage ratio, based on underwritten net cash flow(1)	3.13x
	Lowest debt service coverage ratio, based on underwritten net cash flow(1)	1.16x
	Weighted average debt service coverage ratio, based on underwritten net cash flow(1)	1.82x
	Highest cut-off date loan-to-value ratio(1)	75.7%

	Lowest cut-off date loan-to-value ratio(1)	21.1%
	Weighted average cut-off date loan-to-value ratio(1)	62.6%
	Highest maturity date or anticipated repayment date loan-to-value ratio(1)	64.6%
	Lowest maturity date or anticipated repayment date loan-to-value ratio(1)	0.0%
	Weighted average maturity date or anticipated repayment date loan-to-value ratio(1)	51.9%
	Highest underwritten NOI debt yield ratio(1)	28.8%
	Lowest underwritten NOI debt yield ratio(1)	8.9%
	Weighted average underwritten NOI debt yield ratio(1)	11.8%
	Highest underwritten NCF debt yield ratio(1)	26.3%
	Lowest underwritten NCF debt yield ratio(1)	8.3%
	Weighted average underwritten NCF debt yield ratio(1)	10.7%

(1)        In the case of each of the Republic Plaza mortgage loan and the Concord Mills mortgage loan, with respect to which the related mortgaged property also secures a pari passu companion loan, the debt service coverage ratio, the loan-to-value ratio and debt yield information is generally presented in this free writing prospectus in a manner that takes account of that mortgage loan and its related pari passu companion loan. Other than as noted, the debt service coverage ratio, loan-to-value ratio and debt yield information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan not in combination with the other indebtedness. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” and “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this free writing prospectus for information regarding the combined loan-to-value ratios and debt service coverage ratios with respect to mortgage loans that have related mezzanine indebtedness outstanding. For mortgage loans having interest- only payments for their entire terms, 12 months of interest-only payments is used as the annual debt service for purposes of calculating the related debt service coverage ratios.

See Annex B to this free writing prospectus, “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions”, “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations”, and the footnotes to Annex A-1 for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yield ratios that are presented in this free writing prospectus, including (in some cases) taking into account reserves in such calculations.

C. Split Loan Structures
Each of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Republic Plaza and Concord Mills, representing approximately 9.6% and 8.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a split loan structure for which the same mortgage instrument also secures a note that is pari passu in right of payment with that mortgage loan and will not be included in the trust fund.

	For convenience of reference, we refer to that mortgage loan as a “split mortgage loan structure” and the related loan combination as a “split loan structure” or “loan combination”.

	The table below shows certain information with respect to the split mortgage loan structure:

	Split Loan Structures

	Mortgage Loan	Mortgage Loan Cut-off Date Loan Balance	Mortgage Loan as a % of Cut-off Date Pool Balance	Pari Passu Companion Loan Balance as of Cut-off Date	Total Mortgage Debt
	Republic Plaza	$125,000,000	9.6%	$155,000,000	$280,000,000
	Concord Mills	$110,000,000	8.4%	$125,000,000	$235,000,000

	For more information regarding the split mortgage loan structures, see “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.

D. Property Types
The table below shows the number of mortgaged properties operated primarily for each indicated purpose, and the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut- off date secured by each such property type:

	Property Types		Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
	Retail		27	$571,796,319	43.8%
	Hospitality		23	245,874,404	18.8
	Office		10	224,172,202	17.2
	Industrial		33	89,415,340	6.8
	Self Storage		13	58,436,257	4.5
	Multifamily		5	48,079,484	3.7
	Mixed Use		4	47,297,616	3.6
	Manufactured Housing Community		7	20,542,154	1.6
	Total:		122	$1,305,613,775	100.0%

(1)        Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth in Annex A-1 to this free writing prospectus.

E. State Concentrations	The table below shows the states in which the mortgaged properties are located:

	State/Region		Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
	North Carolina		12	$236,139,117	18.1%
	Colorado		1	125,000,000	9.6
	Florida		12	116,242,223	8.9
	Ohio		3	91,047,452	7.0
	Illinois		10	84,704,793	6.5
	Texas		8	81,942,069	6.3
	California		9	66,570,258	5.1
	Other(2)		67	503,967,864	38.6
	Total:		122	$1,305,613,775	100.0%

(1)        Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth in Annex A-1 to this free writing prospectus.

	(2) Includes 21 other states.

F. Encumbered and Other Interests

The table below shows the number of, the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by mortgaged properties for which the encumbered interest is as indicated:

Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
Fee	121	$1,299,827,744	99.6%
Leasehold	1	5,786,031	0.4
Total:	122	$1,305,613,775	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth in Annex A-1 to this free writing prospectus.

G. Amortization Characteristics	The table below shows the amortization characteristics of the mortgage loans:

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Amortizing Balloon	71	$821,056,437	62.9%
Interest-only, Amortizing Balloon	10	316,075,000	24.2
Interest-only, Balloon	2	157,000,000	12.0
Amortizing ARD	1	9,982,338	0.8
Fully Amortizing	1	1,500,000	0.1
Total:	85	$1,305,613,775	100.0%

H. Prepayment Restrictions	The table below shows an overview of the prepayment restrictions under the terms of the mortgage loans:

Prepayment Restriction(1)(2)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Lockout/Defeasance/ Open	70	$1,118,997,765	85.7%
Lockout/Greater of Yield Maintenance or Prepayment Premium/Open	11	97,550,670	7.5
Lockout/Yield Maintenance or Defeasance/Open(3)	1	68,815,340	5.3
Lockout/Defeasance or Greater of Yield Maintenance or Prepayment Premium/Open	3	20,250,000	1.6
Total:	85	$1,305,613,775	100.0%

(1)	See Annex A-1 to this free writing prospectus for the type of provision that applies to each mortgage loan and the length of the relevant periods.

(2)
Exceptions apply to the restrictions in some circumstances. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” in this free writing prospectus and Annex A-1, including the footnotes thereto, to this free writing prospectus.

(3)
In the case of the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as STAG REIT Portfolio, the tenant at the 2201 East Loew Road mortgaged property has a purchase option which may be exercised prior to the expiration of the defeasance lockout period, and, in such event, would result in the prepayment of the mortgage loan in an amount equal to 120% of the allocated loan amount for that mortgaged property ($3,269,594 at loan origination), together with the applicable prepayment premium.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Open Period (Payments)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
1-3	7	$64,874,495	5.0%
4-6	69	1,026,719,205	78.6
7-9	9	214,020,075	16.4
Total:	85	$1,305,613,775	100.0%

I. Other Mortgage Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:

● The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

●
Ten (10) groups of mortgage loans, representing approximately 5.2%, 4.4%, 1.8%, 1.8%, 1.6%, 1.5%, 1.2%, 1.0%, 0.7% and 0.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were made to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. See Annex A-1 to this free writing prospectus.

●
Thirty-three (33) mortgaged properties, securing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), are each either wholly owner-occupied or 100.0% leased to a single tenant.

●
The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of the default interest rate following a default, (ii) in the case of a mortgage loan with an anticipated repayment date, any increase described herein that may occur if the mortgage loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions that are described in the footnotes to Annex A-1 in this free writing prospectus.

●
No mortgage loan permits negative amortization or the deferral of accrued interest (except for excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for such mortgage loan).

J. Removal of Loans from the Mortgage Pool	One or more of the mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.

Seller Repurchase and Substitution

Each mortgage loan seller will make representations and warranties with respect to the mortgage loans sold by it. Those representations and warranties are set forth in Annex C-1 and will be subject to the exceptions set forth in Annex C-2. If a mortgage loan seller discovers or has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Representations and Warranties” in this free writing prospectus, then that mortgage loan seller (or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC, or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC) will be required either to cure the breach or defect, repurchase the affected mortgage loan from the trust fund, substitute the affected mortgage loan with another mortgage loan or make a loss of value payment based on such defect or breach. Any repurchase of a mortgage loan would have substantially the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, no late charges or default interest will be paid. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Representations and Warranties; Repurchases” in the accompanying prospectus.

Sale of Defaulted Mortgage Loans

Subject to the discussion set forth below with respect to the Republic Plaza mortgage loan and the Concord Mills mortgage loan, in each case following the securitization of the related companion loan, the special servicer will have authority under the pooling and servicing agreement to offer to sell to any person (or offer to purchase) a mortgage loan if the applicable mortgage loan is a specially serviced mortgage loan and the special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property after its acquisition, and such a sale would be in the best economic interest of the trust on a net present value basis. If the special servicer so sells a specially serviced mortgage loan or REO property, the special servicer is generally required to accept the highest offer received from any person as described more fully in “Servicing of the Mortgage Loans and Administration of the Trust Fund— Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus and “Description of the Pooling and Servicing Agreements— Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

With respect to the Republic Plaza loan combination or the Concord Mills loan combination, in each case prior to the securitization of the related companion loan, the special servicer may offer to sell to any person (or offer to purchase) for cash such loan combination during such time as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such loan sale, the special servicer is required to sell both the mortgage loan and its related pari passu companion together as a whole loan.

Notwithstanding any contrary provision described above, with respect to the Republic Plaza loan combination or the Concord Mills loan combination, in each case following the securitization of the related companion loan, the pooling and servicing agreement related to the securitization of the related companion loan will authorize the other special servicer to offer to sell (or offer to purchase) for cash such loan combination if the loan combination is a specially serviced mortgage loan and such other special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property related to such loan combination, and such a sale would be in the best economic interest of the related trust (as the holders of the related pari passu companion loan) and the series 2012-C10 trust collectively on a net present value basis. If such other special servicer so sells the related loan combination or related REO property, it will be generally required to accept the highest offer received from any person as described more fully in “Description of the Mortgage Pool—Split Loan Structures—Sale of Defaulted Mortgage Loans” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus. In connection with any such loan sale, the other special servicer will be required to sell both the mortgage loan and its related pari passu companion loan together as a whole loan.

Defaulted Loan Purchase Options

Pursuant to the related intercreditor agreements, the holders of any mezzanine loan incurred by the owners of a borrower generally have an option to purchase the related mortgage loan from the trust fund following a material default. The applicable purchase price is generally not less than the sum of the outstanding principal balance of the mortgage loan together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses (including liquidation fees in certain circumstances). The purchase price will generally not include any prepayment premium or yield maintenance charge. In addition, no late charges or default interest will be paid in connection with any purchase described above. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

Description of the Offered Certificates

General
The trust will issue 15 classes of the certificates with an approximate aggregate principal balance at initial issuance equal to $1,305,613,775. We are offering the Class A-1, A-2, A-3, A-SB, A-S, B and C certificates by this free writing prospectus. The trust will also issue the Class X-A, X-B, D, E, F, G, V and R certificates, which are not offered hereby.

Certificate Principal Balances

The Class A-1, A-2, A-3, A-SB, A-S, B and C certificates will each have principal balances. When referring to the principal balance certificates collectively, we are referring to the Class A-1, A-2, A-3, A-SB, A-S, B, C, D, E, F and G certificates. The Class X-A and X-B certificates will not have principal balances and the holders of those classes will not be entitled to distributions of principal. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the Class X-A certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-SB and A-S certificates outstanding from time to time and the Class X-B certificates will have a notional amount equal to the aggregate principal balance of the Class B and Class C certificates outstanding from time to time.

Upon initial issuance, and subject to a permitted variance that depends on the mortgage loans deposited into the trust fund, each class of offered certificates will have the aggregate initial certificate principal balance set forth in the table below:

Offered Class	Approx. Initial Aggregate Certificate Principal Balance	Approx. % of Cut-off Date Pool Balance	Approx. Initial Credit Support*
Class A-1	$82,960,000	6.354%	30.000%
Class A-2	$85,912,000	6.580%	30.000%
Class A-3	$621,167,000	47.577%	30.000%
Class A-SB	$123,890,000	9.489%	30.000%
Class A-S	$127,297,000	9.750%	20.250%
Class B	$76,705,000	5.875%	14.375%
Class C	$42,433,000	3.250%	11.125%

*
The approximate initial credit support with respect to the Class A-1, A-2, A-3 and A-SB certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3 and A-SB certificates in the aggregate.

The approximate initial credit support provided to each class of principal balance certificates at initial issuance is the aggregate initial certificate principal balance, expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, of all classes of principal balance certificates that are subordinate to the indicated class with respect to rights to receive distributions of interest and principal and the allocation of realized losses. The level of credit enhancement available to any of the principal balance certificates will change over time as a result of (i) the allocation and distribution of principal payments on or in respect of the mortgage loans (including as a result of default, casualty, condemnation or liquidation) and proceeds of repurchases or sales of mortgage loans as described herein and (ii) the allocation of realized losses and additional trust fund expenses as described herein.

Pass-Through Rates
The Class A-1, A-2, A-3, A-SB, A-S, B and C certificates will each bear interest. When referring to the interest-bearing certificates collectively, we are referring to the Class A-1, A-2, A-3, A-SB, X-A, X-B, A-S, B, C, D, E, F and G certificates. Each class of offered certificates will accrue interest at a pass-

through rate. The approximate initial pass-through rates of the offered certificates are set forth in the following table:

Offered Class	Approx. Initial Pass-Through Rate
Class A-1%
Class A-2%
Class A-3%
Class A-SB	%
Class A-S	%
Class B	%
Class C	%

The pass-through rates for the Class A-1, A-2, A-3, A-SB, A-S, B and C certificates, in each case, will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates of the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates of the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage.

The weighted average of the net mortgage interest rates on the mortgage loans for each distribution date will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass- Through Rates” in this free writing prospectus.

Distributions

A. General
The certificate administrator will make distributions of interest and, if and when applicable, principal to the holders of the following classes of certificates entitled to those distributions, sequentially as follows:

Distribution Order(1)	Class
1st	A-1, A-2, A-3, A-SB, X-A(2) and X-B(2)
2nd	A-S
3rd	B
4th	C
5th	Non-offered certificates (other than
the Class X-A and X-B certificates)

(1)
With respect to priority 1st, (a) distributions of interest among the Class A-1, A-2, A-3, A-SB, X-A and X-B certificates will be made on a pro rata basis in accordance with their respective interest entitlements and (b) distributions of principal, if and when applicable, generally will be made first to the Class A-SB certificates in an amount necessary to reduce the principal balance of such certificates to the Class A-SB planned principal balance identified on Annex G to this free writing prospectus, then sequentially in order of distribution priority as described under “—C. Distributions of Principal” below.

(2)	The Class X-A and X-B certificates do not have principal balances and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be the aggregate amount received, or advanced as delinquent monthly debt service payments, on or in respect of the mortgage loans during the related collection period, net of (1) all forms of compensation payable to the parties to the pooling and servicing agreement and, with respect to any loan combination, the parties to any pooling and servicing agreement entered into in connection with the securitization of the related companion loan, (2) reimbursements of prior servicing advances and advances of delinquent monthly debt service payments and (3) reimbursements or payments of interest on servicing advances and debt service advances, indemnification expenses and other expenses of the trust fund.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” and “Description of the Offered Certificates—Fees and Expenses” in this free writing prospectus and “Description of the Certificates—Distributions” in the accompanying prospectus.

B. Distributions of Interest	Each class of certificates (other than the Class R and Class V certificates) will bear interest that will accrue during each interest accrual period based upon:

● the pass-through rate for that class and interest accrual period;

● the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

● the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

A whole or partial prepayment on a mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment. As and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this free writing prospectus, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise distributable to the holders of all the principal balance certificates on a pro rata basis.

In addition, the amount of interest otherwise distributable on the Class B, C and D certificates on any distribution date may be reduced by certain trust advisor expenses.

On each distribution date, subject to available funds, the allocation and distribution priorities described under “— A. General” above and, in the case of the Class B, C and D certificates, the allocation of certain trust advisor expenses as described in this free writing prospectus, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

Interest distributions with respect to the Class A-1, A-2, A-3, A-SB, X-A and X-B certificates will be made on a pro rata basis in accordance with their respective interest entitlements.

See “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Priority of Distributions” in this free writing prospectus and “Description of the Certificates—Distributions of Interest on the Certificates” in the accompanying prospectus.

C. Distributions of Principal	Subject to—

	●	available funds,

	●	the distribution priorities described under “— A. General” above,

	●	the reductions of principal balances and other provisions described under “—Reductions of Certificate Principal Balances in Connection with Losses and Expenses” below, and

	●	the reductions, allocations and provisions described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below,

the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the aggregate principal balance of their particular class at initial issuance.

No principal will be distributed to the holders of the Class X-A and Class X-B certificates.

Except as described below, the certificate administrator must make principal distributions in a specified sequential order to ensure that:

●
no distributions of principal will be made on the Class D, E, F and G certificates until, in the case of each of those classes, the aggregate principal balance of the Class A-1, A-2, A-3, A-SB, A-S, B and C certificates and all other classes with an alphabetical designation earlier than that of the subject class, is reduced to zero;

	●	no principal distributions will be made on the Class C certificates until the aggregate principal balance of each other class of offered certificates is reduced to zero;

●
no principal distributions will be made on the Class B certificates until the aggregate principal balance of each other class of offered certificates (other than the Class C certificates) is reduced to zero;

●
no principal distributions will be made on the Class A-S certificates until the aggregate principal balance of each other class of offered certificates (other than the Class C and B certificates) is reduced to zero;

●
no principal distributions, other than the distribution of amounts required, if any, to reduce the outstanding principal balance of the Class A-SB certificates to the Class A-SB planned principal balance for the related distribution date as identified on Annex G to this free writing prospectus, will be made on the Class A-SB certificates until the aggregate principal balance of each other class of offered certificates (other than the Class C, B and A-S certificates) is reduced to zero;

●
no principal distributions will be made on the Class A-3 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this free writing prospectus and the aggregate principal balance of the Class A-1 and Class A-2 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-2 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this free writing prospectus and the principal balance of the Class A-1 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-1 certificates until the principal balance of the Class A-SB certificates is reduced to the Class A-SB planned principal balance as identified on Annex G to this free writing prospectus; and

●
once the Class A-SB certificates are reduced to the Class A-SB planned principal balance as identified on Annex G to this free writing prospectus, no additional principal distributions will be made on the Class A-SB certificates until the aggregate principal balance of the Class A-1, A-2 and A-3 certificates is reduced to zero.

Because of losses on the mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the aggregate principal balance of the Class A-S, B, C, D, E, F and G certificates may be reduced to zero at a time when the Class A-1, A-2, A-3 and/or A-SB certificates remain outstanding. Under such circumstances, and in any event on the final distribution date, available principal funds for each distribution date will be allocated on the Class A-1, A-2, A-3 and A-SB certificates pro rata (in accordance with their respective aggregate principal balances immediately prior to that distribution date), until the aggregate principal balance of those classes is reduced to zero.

The total distributions of principal to be made on the principal balance certificates collectively on each distribution date will, in general, be a function of—

●
the amount of scheduled payments of principal due or, in cases involving balloon loans that remain unpaid after their stated maturity dates and mortgage loans as to which the related mortgaged properties have been acquired on behalf of (or partially on behalf of) the trust fund, deemed due, on the mortgage loans during the collection period related to the subject distribution date, which payments are either received as of the end of the related collection period or advanced by the master servicer or the trustee, as applicable, and

	●	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

However, the amount of principal otherwise distributable on the certificates collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal on the mortgage loans: (1) advances determined to have become nonrecoverable, (2) advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status and (3) certain trust advisor expenses and other trust fund expenses.

See “Description of the Offered Certificates—Distributions—Principal Distributions” and “—Priority of Distributions” and “Description of the Offered Certificates—Distributions—Principal Distributions” in this free writing prospectus and “Description of the Certificates—Distributions of Principal on the Certificates” in the accompanying prospectus.

Fees and Expenses
As described below, certain fees and expenses will be payable from amounts received on the mortgage loans in the trust fund, in general prior to any amounts being paid to the holders of the offered certificates. Certain of those fees and expenses are described below.

The master servicer will be entitled to the master servicing fee, which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (including each specially serviced mortgage loan, each mortgage loan as to which the corresponding mortgaged property has become an REO property and each mortgage loan as to which defeasance has occurred), including any non-serviced pari passu mortgage loan. The master servicing fee for each mortgage loan will accrue at the related master servicing fee rate and will be computed using the same interest accrual basis and principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.02564% per annum as of the cut-off date. The master servicing fee for each mortgage loan will be payable monthly to the master servicer from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

Certain of the mortgage loans will be sub-serviced by sub-servicers that will be entitled to a sub-servicing fee with respect to each such mortgage loan, including, without limitation, Prudential Asset Resources, Inc. and Principal Global Investors, LLC, which will primary service certain mortgage loans. The rate at which the sub-servicing fee for each such mortgage loan accrues is included in the applicable master servicing fee rate for each of those mortgage loans.

Other than with respect to any non-serviced pari passu mortgage loan, the special servicer will be entitled to the special servicing fee, which will be payable monthly on (1) each specially serviced mortgage loan, if any, and (2) each mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property. The special servicing fee will accrue at a rate equal to 0.25% per annum and will be computed on the same interest accrual basis and principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicing fee will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans (other than any non-serviced pari passu mortgage loan) and any related REO properties that are on deposit in the collection account from time to time.

The special servicer will generally be entitled to receive a workout fee with respect to each serviced mortgage loan (and any related serviced pari passu companion loan) worked out by that special servicer, for so long as that serviced mortgage loan remains a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than default interest and each payment of principal received on the mortgage loan (and any related serviced pari passu companion loan) for so long as it remains a worked-out mortgage loan.

The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than a non-serviced pari passu mortgage loan) for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan (other than a non-serviced pari passu mortgage loan) or REO property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of default interest and/or late payment charges.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan from the trust fund or payment of any loss of value payments under the circumstances described below under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this free writing prospectus.

The trustee and certificate administrator will each be entitled to a fee for each mortgage loan (including any non-serviced pari passu mortgage loan) and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate or certificate administrator fee rate, as the case may be, calculated on the outstanding principal balance of the mortgage pool. The trustee fee rate is 0.00038% per annum and the certificate administrator fee rate is 0.00312% per annum.

The trust advisor will be entitled to a fee for each mortgage loan (other than any non-serviced pari passu mortgage loan) for any distribution date equal to one-twelfth of the product of the trust advisor fee rate determined in the same manner as the applicable mortgage rate is determined for each such mortgage loan and the principal balance of each such mortgage loan. The trust advisor fee rate is 0.00235% per annum.

With respect to any non-serviced pari passu mortgage loan (including each of the Republic Plaza mortgage loan and the Concord Mills mortgage loan, after the securitization of the related pari passu companion loan) with respect to which the related companion loan has been included in another securitization, we anticipate that the other master servicer, the other special servicer and the other trust advisor with respect to such securitization will be entitled to fees on terms and conditions that are substantially similar in all material respects to or materially consistent with the respective fees described above, in each case pursuant to the related pooling and servicing agreement. See “Description of the Mortgage Pool—Split Loan Structures”, “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

The master servicer, special servicer, trustee, certificate administrator and trust advisor are entitled and, with respect to any non-serviced pari passu mortgage loan with respect to which the related companion loan has been included in another securitization, we anticipate that the other master servicer, the other special servicer, the other trustee, the other certificate administrator and the other trust advisor with respect to such securitization will be entitled, to certain other additional fees and reimbursement of expenses. In general, those fees and reimbursements are, or are anticipated to be, payable or reimbursable from various amounts collected on the related mortgage loan or loan combination or in whole or in part from general collections on the series 2012-C10 mortgage pool, in each case prior to distributions to the certificateholders.

Further information with respect to the fees and expenses payable from amounts otherwise distributable to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses and certain limitations on the payment of fees to affiliates, is set forth under “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the

Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

D. Distributions of Yield Maintenance Charges and Other Prepayment Premiums

Any yield maintenance charge or prepayment premium collected in respect of a mortgage loan generally will be distributed, in the proportions described in this free writing prospectus, to the holders of the Class X-A and/or Class X-B certificates and/or to the holders of any Class A-1, A-2, A-3, A-SB, A-S, B, C and/or D certificates then entitled to receive distributions of principal. See “Description of the Offered Certificates—Distributions—Priority of Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus and “Description of the Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Reductions of Certificate Principal Balances in Connection with Losses and Expenses

Because of losses on the mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the aggregate principal balance of the mortgage pool, net of advances of principal, may fall below the aggregate principal balance of the certificates. In general, if and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on any distribution date, then the principal balances of the respective classes of principal balance certificates generally will be sequentially reduced (without accompanying principal distributions) in the following order, until that deficit is eliminated:

	Reduction Order	Class
	1st	non-offered certificates
	2nd	C certificates
	3rd	B certificates
	4th	A-S certificates
	5th	A-1, A-2, A-3 and A-SB certificates

Any reduction of the principal balances of the Class A-1, A-2, A-3 and A-SB certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to any non-serviced pari passu companion loan that has been included in a securitization, the trust advisor with respect to such securitization, then (i) if the expense arises in connection with legal actions pending or threatened against that trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “—Reductions of Interest Entitlements and Certificate

Principal Balances in Connection with Certain Trust Advisor Expenses” below.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus and “Description of the Certificates—Allocation of Losses and Shortfalls” in the accompanying prospectus.

Reductions of Interest Entitlements and Certificate Principal Balances In Connection with Certain Trust Advisor Expenses

The trust advisor will be entitled to indemnification in respect of its obligations under the pooling and servicing agreement as described in this free writing prospectus, certain of which obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder of its rights under the pooling and servicing agreement. In connection with any activities related to any non-serviced loan combination serviced under another securitization, the trust advisor with respect to such securitization will be entitled to indemnification from the 2012-C10 trust fund (on a pro rata basis with the other trust fund based on the respective principal balances of the pari passu mortgage loan and the pari passu companion loan) in respect of its obligations under the other pooling and servicing agreement, certain of which obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder under such securitization of its rights under the other pooling and servicing agreement. Any expenses incurred by the series 2012-C10 trust advisor or, with respect to the non-serviced pari passu mortgage loan, the other trust advisor, that are indemnifiable by the series 2012-C10 trust fund will be reimbursable on each distribution date up to the sum of the interest otherwise distributable on the Class B, C and D certificates on that distribution date and the portion of the amount of principal distributable on the related distribution date that would otherwise be distributed on the Class A-1, A-2, A-3, A-SB, A-S, B, C and D certificates on that distribution date. Amounts so reimbursed will be allocated to reduce the amount of interest that (but for these allocations) would be distributed on the Class D, C and B certificates, in that order, on that distribution date, and any remaining amount will be allocated to reduce such portion of such principal distributable on the related distribution date, with a corresponding write-off of the principal balance of the Class D, C, B, A-S and A-1, A-2, A-3 and A-SB certificates (with any write-off of the Class A-1, A-2, A-3 and A-SB certificates to be applied on a pro rata basis between those classes in accordance with their respective aggregate principal balances immediately prior to that distribution date), in that order, in each case until the principal balance of that class has been reduced to zero. Any portion of such trust advisor expenses that remain unreimbursed after giving effect to allocations and distributions on that distribution date will not be reimbursed to the trust advisor or, with respect to any non-serviced pari passu mortgage loan, any related other trust advisor, on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor or any related other trust advisor, as applicable, is actually reimbursed for the relevant expense. However, the provisions described above will not apply to trust advisor expenses that arise from legal proceedings that are pending or threatened against the trust advisor or, with respect to any non-serviced pari passu mortgage loan, any related other trust advisor at the time of its discharge (see “—Relevant Parties—Trust Advisor” above).

See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

Advances of Delinquent Monthly Debt Service Payments

The master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments of principal and/or interest on the mortgage loans (including any non-serviced pari passu mortgage loan but not any companion loan), other than balloon payments, default interest, and to make advances of assumed monthly debt service payments for the mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred, as well as for REO mortgage loans. The trustee must make any of those advances that the master servicer is required, but fails, to make, subject to its own determination of non-recoverability. Any party that makes a debt service advance will be entitled to be reimbursed for that advance, together with interest at the prime lending rate described more fully in this free writing prospectus. However, interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any debt service advance that it or the special servicer determines, in its reasonable good faith judgment, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan. Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

In addition, the special servicer must generally obtain an appraisal or conduct an internal valuation of the mortgaged property securing a mortgage loan following a material default or the occurrence of certain other events described in this free writing prospectus. Based upon the results of such appraisal or, in the case of any non-serviced pari passu mortgage loan, an appraisal obtained by any related other special servicer, the amount otherwise required to be advanced in respect of interest on the related mortgage loan may be reduced as described under the heading “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service

Payments” in this free writing prospectus. Due to the distribution priorities described in this free writing prospectus, any reduction in advances will generally reduce the funds available to distribute interest on the respective classes of subordinate interest-bearing certificates sequentially in the reverse order of distribution priority (first, Class G, then Class F and so on, with the effects borne on a pari passu basis as between those classes that are pari passu with each other in respect of interest distributions) up to the total amount of the reduction.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this free writing prospectus and “Description of the Certificates—Advances in Respect of Delinquencies” in the accompanying prospectus.

Each of the Republic Plaza mortgage loan and the Concord Mills mortgage loan will be subject to provisions in the applicable pooling and servicing agreement under which it is serviced relating to appraisal reductions, and we anticipate that such provisions will be substantially similar in all material respects to or materially consistent with the provisions set forth above. The existence of an appraisal reduction in respect of any such mortgage loan will proportionally reduce the master servicer’s or the trustee’s obligation to make the interest portion of advances on such mortgage loan under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Split Loan Structures—Sale of Defaulted Mortgage Loans” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

Delinquent scheduled monthly payments of principal and/or interest on any pari passu companion loan will not be advanced by the master servicer or trustee, but may be advanced by the other master servicer or other trustee under a pooling and servicing agreement entered into in connection with the securitization of such pari passu companion loan.

Subordination	The amount available for distribution will be applied in the order described in “Distributions—Distributions of Interest” and “—Distributions of Principal” above.

The following chart generally depicts the general manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive interest and, if applicable, principal owed on any distribution date in order of payment priority (except that principal will generally be allocated and paid first, to the Class A-SB certificates up to the Class A-SB planned principal balance as identified on Annex G to this free writing prospectus for the applicable distribution date, and then to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, in that order). Payment rights of the various classes of certificates are more fully described in “Description of the Offered Certificates—Distributions” in this free writing prospectus. It also shows the manner in which mortgage loan losses are allocated, which will be in the reverse order of priority (beginning with certain classes of certificates that are not being offered by this free writing prospectus). Loss allocation and shortfall burdens of the various classes of certificates are more fully described in “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A(1), Class X-B(1)

Class A-S

Class B

Class C

Non-Offered Certificates(2)

(1)
The Class X-A and X-B certificates do not have certificate principal balances and do not entitle their holders to distributions of principal. However, loan losses will generally reduce the notional amount of the Class X-A and/or X-B certificates and, therefore, the amount of interest they accrue.

(2)	Other than the Class X-A, X-B, R and V certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal balance of that class. No such losses will be allocated to the Class V, R, X-A or X-B certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, A-2, A-3, A-SB or A-S certificates) and Class X-B certificates (to the extent such losses are allocated to the Class B or C certificates) and, therefore, the amount of interest they accrue. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation), with respect to any non-serviced loan combination serviced pursuant to another pooling and servicing agreement, the right of any other master servicer, other special servicer or other trustee to receive payments of interest on unreimbursed servicing advances relating to such non-serviced loan combination, the special servicer’s or any other special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by that special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated trust expenses. These shortfalls, if they occur, would generally reduce distributions on the various classes of interest-bearing certificates, with the effect borne by classes with relatively lower payment priorities before classes with relatively higher payment priorities. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any such shortfall allocated to your certificates.

With respect to any pari passu mortgage loan, any losses or shortfalls that occur with respect to the related loan combination will be allocated between the pari passu mortgage loan and its related pari passu companion loan on a pro rata basis in accordance with their respective principal balances.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the various classes of interest-bearing certificates, on a pro rata basis according to accrued interest, to reduce the interest entitlements on such certificates. You will never receive a reimbursement or other compensation for any prepayment interest shortfalls that are so allocated to your certificates.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to the securitization of any non-serviced pari passu companion loan, any other trust advisor, then (i) if the expense arises in connection with legal actions pending or threatened against that trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the trust provided they agree to keep the information confidential. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus.

Early Termination
The trust fund may be terminated and therefore the certificates may be retired early by certain designated entities when the total outstanding principal balance of the mortgage loans, net of advances of principal, is reduced to 1.0% or less of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this free writing prospectus and “Description of the Certificates—Termination” in the accompanying prospectus.

Denominations
We intend to deliver the Class A-1, A-2, A-3, A-SB, A-S, B and C certificates in minimum denominations of $10,000. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Description of the Certificates—General” in the accompanying prospectus.

Clearance and Settlement
You will hold your certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking société anonyme (“Clearstream”) or Euroclear Bank as operator of The Euroclear System (“Euroclear”), in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any such certificate, except under limited circumstances. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Additional Aspects of the Offered Certificates and the Trust Fund

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, sponsors, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, trust advisor or any of their affiliates and, with respect to any securitization of any non-serviced pari passu companion loan, the ownership of any certificates issued pursuant to such securitization by the related other master servicer, other special servicer, other trust advisor or any of their affiliates;

●
the relationships, including the ownership of other mortgage and non-mortgage debt or other financial dealings, of the sponsors, mortgage loan sellers, master servicer, special servicer, trustee, certificate administrator or trust advisor, or, with respect to any securitization of any non-serviced pari passu companion loan, any related other master servicer, other special servicer or other trust advisor, or any of their respective affiliates with each other, any borrower, any borrower sponsor or any of their affiliates;

●
the obligation of the special servicer or, with respect to any securitization of any non-serviced pari passu companion loan, any other special servicer to take actions at the direction or obtain the approval of any related subordinate class representative;

●
the right of any majority subordinate certificateholder or a subordinate class representative on its behalf to replace the special servicer or, with respect to any securitization of any non-serviced pari passu companion loan, any other special servicer, as applicable, with or without cause, and any arrangements entered into between the special servicer and any such entity in consideration of the special servicer’s appointment (or continuance as) special servicer under the pooling and servicing agreement;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, F and G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or its imposition of additional monetary or other conditions on its acquisition of those certificates in order to allow certain mortgage loans to be included in this securitization; and

●
the activities of the master servicer, special servicer, trust advisor, sponsors, mortgage loan sellers, underwriters, trustee, certificate administrator or any of their affiliates in connection with any other transaction, and, with respect to any non-serviced pari passu loan combination serviced under another pooling and servicing agreement, the activities of the other master servicer, other special servicer, other trust advisor, other trustee, other certificate administrator or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to the Offered Certificates—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund,” “—You Will Have

Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests,” “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates,” “—Potential Conflicts of Interest of the Underwriters and Their Affiliates,” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” in this free writing prospectus.

Federal Tax Status
Elections will be made to treat designated portions of the trust fund as three separate “real estate mortgage investment conduits” or “REMICs” under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Those REMICs will exclude excess interest accrued on any mortgage loan with an anticipated repayment date, which such assets will be held in a grantor trust and the Class V certificates will represent undivided beneficial interests in such grantor trust as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

The offered certificates will evidence the ownership of “regular interests” in a REMIC, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus. The offered certificates generally will be treated as newly issued debt instruments for federal income tax purposes. You will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting.

We anticipate that the Class       ,       ,      and      certificates will be issued with more than a de minimis amount of original issue discount, and that the Class          certificates will be issued at a premium, for federal income tax purposes. When determining the rate of accrual of original issue discount, if any, and market discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination—

	●	each mortgage loan with an anticipated repayment date will repay in full on that date;

	●	no mortgage loan will otherwise be prepaid prior to maturity; and

	●	there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the Internal Revenue Service will not challenge on audit the prepayment assumption used.

For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences” in the accompanying prospectus.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” in this free writing prospectus, which may affect significantly the yield on your investment. In addition, see “Yield and Maturity Considerations” in this free writing prospectus and “Yield Considerations” in the accompanying prospectus.

ERISA
The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemptions granted to the underwriters, subject to certain considerations discussed in the sections titled “ERISA Considerations” in this free writing prospectus and “ERISA Considerations” in the accompanying prospectus.

You should refer to the sections in this free writing prospectus and the accompanying prospectus referenced above if you are a benefit plan fiduciary considering the purchase of any offered certificates. You should, among other things, consult with your counsel to determine whether all required conditions in the prohibited transaction exemptions have been satisfied.

Ratings
The offered certificates will not be issued unless each of the offered classes receives at least the following ratings from DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.:

	Class	DBRS	KBRA	Moody’s
	Class A-1	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-2	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-3	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-SB	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-S	AAA(sf)	AAA(sf)	Aaa(sf)
	Class B	AA(low)(sf)	AA-(sf)	Aa3(sf)
	Class C	A(low)(sf)	A-(sf)	A3(sf)

The ratings address the likelihood of full and timely distribution to the certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and the ultimate distribution in full of the certificate principal balance of each class of certificates not later than the rated final distribution date. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings do not address the tax attributes of the certificates or the receipt of any default interest or prepayment premium or yield maintenance charge or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

The ratings of the offered certificates entail substantial risks and may be unreliable as an indication of the creditworthiness of your certificates. We hired DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. to rate the rated offered certificates. Other nationally recognized statistical rating organizations will be furnished with information regarding the mortgage loans and the trust fund from time to time that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are lower than the ratings assigned by the hired rating agencies, that may have an adverse effect on the liquidity, market value and regulatory characteristics of the classes so rated. Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this free writing prospectus. In no event will ratings confirmation from any such other rating organization (except insofar as the matter involves a serviced loan combination and such other rating organization is hired to rate securities backed by the related pari passu companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the pooling and servicing agreement. See “Risk Factors” and “Ratings” in this free writing prospectus and “Ratings” in the accompanying prospectus. The ratings of the offered certificates may be withdrawn or lowered, the offered certificates may receive an unsolicited rating, or the Securities and Exchange Commission may determine that any or all of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate the offered certificates, any one of which events may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the accompanying prospectus.

RISK FACTORS

You should carefully consider the risks described below and those described in the accompanying prospectus under “Risk Factors” before making an investment decision.  Your investment in the offered certificates will involve some degree of risk.  If any of the following risks are realized, your investment could be materially and adversely affected.  Distributions on the offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans, and, therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties in assessing the risks related to the performance of the offered certificates.

The risks and uncertainties described below are not the only ones relating to your certificates.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.  If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  This free writing prospectus also contains forward looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus and the accompanying prospectus.  In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan.  However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Risks Related to the Offered Certificates

The Certificates May Not Be a Suitable Investment for You

The certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For the reasons set forth in these “Risk Factors” and the “Risk Factors” described in the accompanying prospectus, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the certificates.

The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates

If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency.  The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity.  The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate and securitization markets, as well as the debt markets and the economy generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial, multifamily and manufactured housing community real estate have resulted in increased delinquencies and defaults on commercial, multifamily and manufactured housing community mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial, multifamily and manufactured housing community real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial, multifamily and manufactured housing community real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial, multifamily and manufactured housing community real estate and thus affect the values of such commercial mortgage-backed securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the mortgage loans and the certificates, may nevertheless decline in value.  Any further economic downturn may adversely affect the financial resources of the related borrower under a mortgage loan and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by a borrower under a mortgage loan, the trust may suffer a partial or total loss with respect to the certificates.  Any delinquency or loss on the related mortgaged properties may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that they currently intend to make a market in the certificates, the underwriters have no obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop.  Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.  The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  No representation is made by any person or entity as to what the market value of any certificate will be at any time.  Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

The commercial mortgage-backed securities market is currently experiencing unprecedented disruptions resulting from reduced investor demand and increased yield requirements for those securities.  As a result, the secondary market for commercial mortgage-backed securities is experiencing extremely limited liquidity.  These conditions may continue or worsen.  Accordingly, it is possible that for some period of time investors who desire to sell their certificates in the secondary market may find fewer potential purchasers and experience lower resale prices than under “normal” market conditions.

The market value of the certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations.  The market value of the certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the certificates may be disproportionately impacted by upward or downward movement in current interest rates.

The market value of the certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other requirements and restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in commercial mortgage-backed securities for financial reporting purposes;

●
increased regulatory compliance burdens imposed on commercial mortgage-backed securities or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

Except as regards the status of the offered certificates under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  However, the following are examples of statutory and regulatory developments that may adversely affect the ability of particular investors to hold or acquire commercial mortgage-backed securities or the consequences to them of an investment in commercial mortgage-backed securities and, thus, the ability of investors in the offered certificates to resell their certificates in the secondary market:

●
Member States of the European Economic Area have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended), which applies to new securitizations issued on or after January 1, 2011 and to securitizations issued prior to that date where new assets are added or substituted after December 31, 2010.  Among other provisions, Article 122a restricts investments by an European Economic Area-regulated credit institution (and in some cases, consolidated group entities) in securitizations that fail to comply with certain requirements.  These requirements include that:  (a) the originator, sponsor or original lender for the securitization has explicitly disclosed that it will retain, on an on-going basis, a material net economic interest of not less than 5% in respect of the securitization and (b) the European Economic Area-regulated credit institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that it has procedures to monitor such position and exposures on an on-going basis.  Additionally, Article 122a imposes a severe capital charge on a securitization’s securities acquired by an European Economic Area -regulated credit institution if that securitization fails to meet the requirements of

Article 122a of the Banking Consolidation Directive.  For the purposes of Article 122a of the Banking Consolidation Directive, an European Economic Area-regulated credit institution may be subject to capital charges as a result of securitization positions held by its non-European Economic Area affiliates, including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by European Economic Area insurance and reinsurance undertakings, by EEA undertakings for collective investment in transferable securities and by investment funds managed by EEA alternative investment fund managers.  None of the originators, the sponsors, the depositor or the issuing entity have taken, or intend to take, any steps to comply with the requirements of Article 122a of the Banking Consolidation Directive.  The fact that the certificates have not been structured to comply with Article 122a of the Banking Consolidation Directive is likely to limit the ability of an European Economic Area-regulated credit institution to purchase certificates, which in turn may adversely affect the liquidity of the certificates in the secondary market.  This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

●
Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings.  As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments.  These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards.  In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.”  While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments.  These changes become fully effective January 1, 2013.  Likewise, in August 2012 the federal banking regulators adopted amendments to the market risk capital regulations to reflect the appropriate capital treatment of debt and securitization positions without reliance on the credit ratings assigned to those instruments; these amendments are also effective January 1, 2013.  Once implemented, these changes may increase the costs or otherwise adversely affect the ability of banks, thrifts, and their holding companies and affiliates to invest in such instruments.

●
In connection with Section 939A, the federal banking agencies have also proposed regulations that would remove references to credit ratings in the agencies’ risk-based capital guidelines applicable to depository institutions and their holding companies.  Final regulations have not been adopted; however, depending on the final regulations that are adopted, any changes to these guidelines may cause investments in commercial mortgaged-backed securities by depository institutions and their holding companies to be subject to different, and possibly greater, capital charges, or otherwise may adversely affect the treatment of commercial mortgaged-backed securities for regulatory capital purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking law to generally prohibit various covered banking entities from engaging in proprietary trading or acquiring or retaining an ownership interest in, sponsoring or having certain relationships with a hedge fund or private equity fund, subject to certain exemptions, and to provide for certain supervised nonbank financial companies that engage in such activities or have such interests or relationships to be subject to additional capital requirements, quantitative limits or other restrictions.  Section 619 became effective on July 21, 2012, subject to certain conformance periods.  Implementing rules under Section 619 have been proposed but not adopted.  The Volcker Rule and the rules and regulations adopted thereunder may restrict certain purchases or sales of commercial mortgage-backed securities that might otherwise have occurred, and could adversely affect the market value and any liquidity of such securities.  In addition, compliance with the rules may require or necessitate the sale of such securities by certain banking entities or nonbank financial companies at a time and in a manner that could result in losses to such holders.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgaged-backed securities for financial reporting purposes.

Accordingly, all prospective investors in the offered certificates should consider the possible effects of legal investment, regulatory capital, accounting and other restrictions and requirements on the liquidity and value of their certificates, whether or not those requirements and restrictions would apply in connection with their initial investments in the offered certificates.  In any event, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

If you decide to sell your certificates, your ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for your certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of your certificates or the mortgage loans.  Pricing information regarding your certificates may not be generally available on an ongoing basis or on any particular date.

The primary source of ongoing information regarding the certificates, including information regarding the status of the mortgage loans and any credit support for the certificates, will be the periodic reports delivered to you.  See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus.  We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source.  The limited nature of the available information in respect of the certificates may adversely affect its liquidity, even if a secondary market for the certificates does develop.

We are not aware of any source through which pricing information regarding the certificates will be generally available on an ongoing basis or on any particular date.

In addition, you will generally have no redemption rights, and, except insofar as the certificates may be retired early as a result of prepayments or dispositions of mortgage loans, the certificates will be subject to early retirement only under certain specified circumstances described in this free writing prospectus.  See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this free writing prospectus and “Description of the Certificates—Termination” in the accompanying prospectus.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.  Additionally, a significant contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans.  These circumstances have significantly increased delinquency and default rates of securitized commercial mortgage loans over the last several years, with defaults occurring throughout the United States.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, which circumstances tend to give a borrower less incentive to cure delinquencies and avoid foreclosure.  Those declines in value have thus tended to result in lower recoveries and greater losses upon foreclosure sale or other liquidation.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Although certain commercial mortgage lenders have made financing more available in recent months, the commercial real estate markets generally continue to experience persistent weakness, and further, the credit markets remain tight, financing availability remains limited and declines may occur in real estate values.

In addition, the financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage related investments.  The responses to such crisis and events have included, among other things:

●
numerous actions of monetary and fiscal authorities in the United States and Europe, such as the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac) and the Federal National Mortgage Association (commonly referred to as Fannie Mae);

●
the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and

●
the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions to the Securities and Exchange Commission’s Regulation AB, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the proposed rules on credit risk retention and ongoing and pending regulatory implementation and certain European Union regulatory initiatives.

Ongoing developments associated with such responses could further adversely affect the already-constrained availability of credit for commercial real estate, which may in turn affect the performance of the mortgage loans or the performance or value of your certificates.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the U.S. bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.  Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the value or performance of your certificates.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and the performance of the certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the trust fund would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the related mortgaged properties may have declined since the mortgage loans were originated and may decline following the issuance of the certificates and such declines may be substantial and occur in a relatively short period following the issuance of the certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees, liquidation fees and other expenses (including indemnities), and you may bear losses as a result, or your yield may be adversely affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing.  See “—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” in this free writing prospectus;

●
some participants in the commercial mortgage-backed securities markets have previously sought permission from the IRS to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is ever granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

●	trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Subordination of the Class A-S, B and C Certificates Will Affect the Timing of Distributions and the Application of Losses on Those Classes of Certificates

As described in this free writing prospectus, if your certificates are Class A-S, Class B or Class C certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, A-2, A-3, A-SB, X-A and X-B certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates.  See “Description of the Offered Certificates” in this free writing prospectus.  As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the trust fund before the holders of those other classes of certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty

The yield on your offered certificates will depend on, among other things—

●	the price you paid for your offered certificates, and

●	the rate, timing and amount of distributions on your offered certificates.

The rate, timing and amount of distributions on your offered certificates will depend on—

●	the pass-through rate for, and the other distribution terms of, your offered certificates,

●
the rate and timing of payments and other collections of principal on the mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due, any incentives for a borrower to repay its mortgage loan by an anticipated repayment date and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Amortization Characteristics” and “—Voluntary Prepayment and Defeasance Provisions” and the footnotes to Annex A-1 to this free writing prospectus for more detail) if leasing criteria or other conditions are not satisfied, the exercise of a purchase option by tenants or others or sales or other releases of outparcels that can result in prepayment of principal, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties (including prepayment of the entire loan following significant casualties), or purchases, sales or other removals of mortgage loans from the trust fund,

●	the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans,

●
the rate and timing of reimbursements made to the master servicer, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout,

●	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the certificates, and

●	servicing decisions with respect to the mortgage loans.

Without limiting the generality of the statements made in the prior paragraphs, if your certificates are Class A-SB certificates, the rate and timing of principal distributions on your certificates will depend in part (i) on the Class A-SB planned principal balances and the extent to which they are achieved from time to time and, (ii) because such class is (subject to available funds and the distribution priorities) entitled to the entire Principal Distribution Amount after the Class A-1, A-2 and A-3 certificates are fully retired, on the period of time during which the Class A-1, A-2 and A-3 certificates remain outstanding.  In addition, the holders of the Class A-1, A-2 or A-3 certificates may receive principal distributions on a date when the Class A-SB certificates remain outstanding.

See “Risk Factors—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield and Maturity Considerations” in this free writing prospectus and “Risk Factors—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the mortgage loans to be used.

If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.  Conversely, if you purchase your certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.  Insofar as the principal of your certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your certificates.  Conversely, insofar as the principal of your certificate remains outstanding, you will be unable to reinvest that amount in an alternative investment (if then available to you) having a yield higher than the yield on your certificates.

Additionally, under certain circumstances, certain mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and Annex A-1 (including the related footnotes) to this free writing prospectus for the prepayment restrictions and any such permitted prepayments for each mortgage loan.

Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan.  On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan.  Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

Additionally, we cannot assure you that each borrower will have the ability to repay the remaining principal amount of its mortgage loan on the related maturity date or anticipated repayment date or that any borrower with an interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.  The inability to make the required payments of principal would have a similar economic effect as an extension of the related maturity date or anticipated repayment date.  See “Risk Factors—Risks Related to the Mortgage Loans—If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates” below and “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield”, “—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the principal balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios.  The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.  Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent.  Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month.  Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls which may occur as a result.  In addition, if the debt service advances and/or servicing advances are made with respect to a mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month.  Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates.  In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders.  The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders.  In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss.  The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates

As described in this free writing prospectus, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund generally is not entitled to reimbursement from any person or entity, including without limitation special servicing fees, workout fees, liquidation fees, trust advisor expenses, interest on debt service advances and servicing advances and payments in respect of indemnification to which the parties to the pooling and servicing agreement are entitled.  The payment of such amounts will result in shortfalls in available funds and losses to be borne by the certificateholders.  In general, the various classes of certificates will bear those shortfalls and losses in reverse order of distribution priority (and pro rata as among the Class A-1, A-2, A-3 and A-SB certificates and, as to interest, among the Class A-1, A-2, A-3, A-SB, X-A and X-B certificates).  However, as a result of allocating trust advisor expenses to reduce principal and/or interest, holders of the Class A-1, A-2, A-3, A-SB, A-S, B, C and D certificates may suffer a permanent loss of principal and/or (solely in the case of the Class B, C and D certificates) interest even though the aggregate principal balance of more subordinate class or classes of certificates has not been reduced to zero.  See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus and “Risk Factors—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions” in the accompanying prospectus.

You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests

Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund.  Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests.  Your offered certificates generally do not entitle you to vote on matters related to the servicing of the mortgage loans, except with respect to certain specified matters set forth in the pooling and servicing agreement, and you have no rights to vote on any servicing matters related to the non-serviced pari passu mortgage loan.

In addition, while there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no consultation rights with respect to actions by the special servicer during any subordinate control period, has no consent or control rights with respect to any mortgage loan or any non-serviced loan combination at any time, and, in the case of a non-serviced loan combination, has no consultation rights whatsoever.  In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder.  It is not intended that the trust advisor act as a surrogate for the certificateholders but only that it perform the services expressly provided for under the pooling and servicing agreement.  Investors should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the subordinate class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust.  In some cases these votes are by certificateholders taken as a whole, and in others the vote is by class.  In all cases, voting is based on the outstanding principal balance, which is reduced by realized losses and, under certain circumstances, appraisal reduction amounts.  These voting provisions may limit your ability to protect your interests with respect to matters submitted to a vote of certificateholders.  See “Description of the Offered Certificates—Voting Rights,” “Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus.

You Will Have No Control Over the Servicing of the Non-Serviced Pari Passu Mortgage Loans

Each non-serviced pari passu mortgage loan is secured by a mortgaged property that also secures a pari passu companion loan that is not an asset of the issuing entity.  To the extent such non-serviced pari passu mortgage loan is included in another securitization, it will be serviced and administered by the other master servicer and, if applicable, specially serviced by the other special servicer, in each case under the pooling and servicing agreement related to such other securitization.  We anticipate that such other pooling and servicing agreement will provide for a servicing arrangement that is substantially similar in all material respects to or materially consistent with that under the pooling and servicing agreement relating to this securitization transaction, including the control and consultation rights granted to the related majority subordinate certificateholder and subordinate class representative.  As a result, no holders of the series 2012-C10 certificates will have any control over any servicing of any non-serviced pari passu mortgage loan, except that the majority subordinate certificateholder under this series 2012-C10 securitization will have the right to consult with respect to those matters, on a non-binding basis, with the special servicer for any such other securitization to the extent set forth in the related intercreditor agreement.  See “Description of the Mortgage Pool—Split Loan Structures.”

The Servicing of the Republic Plaza Loan Combination and the Servicing of the Concord Mills Loan Combination Will Shift to Others

With respect to each of the Republic Plaza loan combination and the Concord Mills loan combination, the servicing of such loan combination will be governed by the pooling and servicing agreement only temporarily until such time as the related pari passu companion loan is securitized in a separate securitization.  At that time, servicing responsibilities for such loan combination will shift to the master servicer and the special servicer under such other securitization and will be governed by the pooling and servicing agreement related to such other securitization and the related intercreditor agreement.  Neither the closing date of any such securitization nor the identity of any such other master servicer or special servicer have been determined.  In addition, the provisions of each such other pooling and servicing agreement have not been determined, although they will be required pursuant to the related intercreditor agreement to satisfy the requirements under “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.  Prospective investors should be aware that they will not have any control over the identity of the other master servicer or special servicer, nor will they have any assurance as to the terms of the pooling and servicing agreement related to such other securitization except to the extent of compliance with the requirements referred to in the previous sentence.  Moreover, regardless of whether the servicing is governed by the pooling and servicing agreement or a separate pooling and servicing agreement, the controlling class representative will not have any consent or approval rights with respect to the servicing of the related loan combination, and we anticipate that the holder of the related pari passu companion loan or the controlling party in the related securitization of such pari passu companion loan or such other party specified in the related intercreditor agreement will have rights substantially similar in all material respects to or materially consistent with those granted to the subordinate class representative in this transaction.  See “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.

If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—General” in this free writing prospectus.  We anticipate that any pooling and servicing agreement entered into in connection with the securitization of a non-serviced pari passu companion loan will provide that the related non-serviced loan combination will be administered in accordance with a servicing standard that is substantially similar in all material respects to or materially consistent with the servicing standard set forth in the pooling and servicing agreement.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of any non-serviced pari passu mortgage loan, the other master servicer (or related subservicer), the other special servicer or any of their respective affiliates with respect to any securitization of a non-serviced pari passu companion loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if any such party holds certificates issued pursuant to the related securitization or has financial interests in, or other financial dealings with, a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.

For instance, the master servicer and the special servicer and their respective affiliates may purchase certificates.  The purchase of certificates by the master servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer’s duties under the pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates.  In addition, the master servicer, the special servicer and their respective affiliates may hold or acquire pari passu or mezzanine debt or other obligations of or interest in the borrowers under the mortgage loans, tenants or managers of the related properties or affiliates of those persons.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a non-offered class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  That action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.

Furthermore, the master servicer and the special servicer have each advised us that they intend to continue to service existing and new commercial, multifamily and manufactured housing community mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund.  These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties.  As a result of the investments and activities described above, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund.  However, under the pooling and servicing agreement, the master servicer and the special servicer, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the servicing standard, which requires such servicers to service the mortgage loans without regard to the ownership, servicing and/or management by such servicers of any other mortgage loans or real property.

Similarly, with respect to any non-serviced pari passu mortgage loan serviced pursuant to another securitization, conflicts of interest similar to those described above may arise with respect to any other master servicer, other special servicer or other subservicer with respect to any such securitization, or any of their respective affiliates.

Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates

Conflicts Between Various Classes of Certificateholders and Lenders.  Pursuant to the provisions of the pooling and servicing, in the case of each mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that mortgage loan, (b) one or more third parties or representatives on their behalf will be entitled (among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that mortgage loan, (c) except in limited circumstances, those third parties may not include you and will consist of one or more of the holders of a class of subordinate certificates, and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters.  Those certificateholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours.  For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken.  You should expect these certificateholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion.  None of them will have any liability for acting solely in its own interests.  Similarly, with respect to any non-serviced pari passu mortgage loan serviced pursuant to another securitization, conflicts of interest similar to those described above may arise with respect to any other master servicer, other special servicer or other subservicer with respect to any such securitization, or any of their respective affiliates.

In the normal course of conducting its business, the trust advisor, Pentalpha Surveillance LLC, and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the master servicer, the special servicer, the certificate administrator, the trustee, the underwriters or the majority subordinate certificateholder or affiliates of any of such parties.  These relationships could continue in the future.  Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as trust advisor.  We cannot assure you that the existence of any prior or current relationship or other relationships in the future will not impact the manner in which the trust advisor performs its duties under the pooling and servicing agreement.

Although the trust advisor is required to consider the servicing standard in connection with its review of the special servicer’s activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard.  In addition, although the pooling and servicing agreement will generally prohibit the trust advisor from making a principal investment in any class of certificates, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the trust advisor pursuant to investments by an affiliate of the trust advisor if the trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.  In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

In connection with any non-serviced pari passu mortgage loan serviced pursuant to another securitization, the statements set forth above generally apply in a similar manner in relation to the other trust advisor and its activities under the related pooling and servicing agreement.

Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates.  Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand.  Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses.  During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers), securing the mortgage loans or properties that are in the same markets as those mortgaged properties.  Such activities may include without limitation making or participating in any future mezzanine financing that is permitted under the terms of the mortgage loans under provisions that we described in this free writing prospectus.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.  Additionally, the proceeds of certain of the mortgage loans were used to refinance debt previously held by, or to acquire or refinance real estate for the benefit of, the related mortgage loan seller or an affiliate of a mortgage loan seller, and the mortgage loan sellers or their affiliates may have, may have had or may in the future acquire equity investments in the borrowers (or in the owners of the borrowers), tenants or mortgaged properties under or with respect to certain of the mortgage loans, or may be tenants at the related mortgaged properties.  Such mortgage loans may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower.  One or more of the mortgage loan sellers and their affiliates have had, presently have or in the future may have other business relationships with affiliates of the borrowers under the mortgage loans, such as preferential rights to make loans to or equity investments in those affiliates.  In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization may hold a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Under all the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund.  Decisions made with respect to those interests or assets may adversely affect the amount and timing of distributions on the offered certificates.

Conflicts Between Certificateholders and Holders of Pari Passu Companion Loans.  With respect to each of the Republic Plaza mortgage loan and the Concord Mills mortgage loan, the related mortgaged property also secures one pari passu companion loan.  In either such case, such mortgage loan and its related pari passu companion loan will initially be serviced pursuant to the pooling and servicing agreement related to this transaction.  Pursuant to the related intercreditor agreement, for so long as such mortgage loan and its related pari passu companion loan are serviced under the pooling and servicing agreement for this transaction, certain decisions to be made with respect to such mortgage loan will require the approval of the holder of the related pari passu companion loan.  After the securitization of the related pari passu companion loan, the related loan combination will be serviced pursuant to the pooling and servicing agreement related to such other securitization, and certain decisions to be made with respect to such mortgage loan may require the approval of the related subordinate class representative or such other party specified in the related intercreditor agreement or such other pooling and servicing agreement.  As a result, you will have less control over the servicing of the Republic Plaza mortgage loan and the Concord Mills mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.  See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

The interests of a holder of a pari passu companion loan related to any such mortgage loan (or its designee) entitled to exercise various rights with respect to the servicing of the related mortgage loan and such pari passu companion loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates.  No certificateholder may take any action against the holder of a pari passu companion loan (or its designee) for having acted solely in its respective interest.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates (including those acting as a mortgage loan seller, a sponsor, the custodian, the tax administrator, the certificate administrator or the master servicer in this securitization) may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates.  Any underwriter or its affiliate may invest or take long or short positions in securities or instruments, including the certificates, that may be different from your position as an investor in the certificates.  If that were to occur, that underwriter’s or its affiliate’s interests may not be aligned with your interests in certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates.  Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the certificates default or decrease in value.  In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or holders of any pari passu companion loans or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or holders of any pari passu companion loans.  Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transaction to you in your capacity as a certificateholder.

In addition, none of the underwriters or their respective affiliates will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer or the trustee or the certificate administrator (or of any party acting in these capacities under a pooling and servicing agreement entered into in connection with the securitization of a non-serviced pari passu companion loan) and will have no authority to advise any such party or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  See “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” above.  Wells Fargo Bank, National Association and its affiliates are playing several roles in this transaction.  Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and Wells Fargo Bank, National Association, a sponsor, mortgage loan seller, originator, the master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization.  Wells Fargo Bank, National Association is also the initial holder of the Republic Plaza pari passu companion loan.  In addition, Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, holds a less than 10% equity interest in C-III Capital Partners LLC, the parent and sole member of C-III Commercial Mortgage LLC, which is a sponsor and mortgage loan seller.  In addition, RBS Securities Inc., one of the underwriters, is an affiliate of The Royal Bank of Scotland, which comprises entities that are sponsors, mortgage loan sellers and originators.  The Royal Bank of Scotland plc is also the initial holder of the Concord Mills pari passu companion loan.

Furthermore, Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC or Liberty Island Group I LLC, as applicable.

In the case of the repurchase facility provided to Liberty Island Group I LLC or its affiliate, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Liberty Island Group I LLC or its affiliate on a revolving basis.  The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Liberty Island Group I LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $163,294,790.  Proceeds received by Liberty Island Group I LLC in connection with this securitization transaction will be used, in part, to repurchase the mortgage loans to be sold by Liberty Island Group I LLC to the depositor in connection with this securitization from Wells Fargo Bank, National Association and each of such mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to C-III Commercial Mortgage LLC, for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis.  C-III Commercial Mortgage LLC guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility.  All the mortgage loans that will be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction are (or, as of the closing date for this securitization transaction, are expected to be) subject to that repurchase facility.  Proceeds received by C-III Commercial Mortgage LLC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, National

Association, each of the financed mortgage loans to be sold to the depositor by C-III Commercial Mortgage LLC in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Basis Real Estate Capital II, LLC on a revolving basis.  The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, $54,366,630.  Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase the mortgage loans to be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization from Wells Fargo Bank, National Association and each of such mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, or its respective wholly-owned subsidiary, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to substantially all of the mortgage loans that Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, will transfer to the depositor.  In each instance those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

As a result of the matters discussed in the preceding paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, to the depositor.

Pursuant to an interim servicing agreement among Wells Fargo Bank, National Association, The Royal Bank of Scotland plc and RBS Financial Products Inc., each a sponsor, originator and mortgage loan seller and an affiliate of an underwriter, Wells Fargo Bank, National Association acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the trust fund, some or all of the mortgage loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc.

See “Summary—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated initial investor in the Class E, F and G certificates, or an investment manager or other representative thereof was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the mortgage pool, and to request the removal, re-sizing or changes in the characteristics of some or all of the mortgage loans.  The mortgage pool and some of the mortgage loans as originally proposed by the sponsors were adjusted based on some of these requests.  In addition, the anticipated initial investor may have imposed additional monetary or other conditions on its acquisition of its certificates in order to allow certain mortgage loans to be included in this securitization.

We cannot assure you that you or another investor would have made the same requests to modify the original mortgage pool as such anticipated initial investor or that the final mortgage pool as affected by requests made by such anticipated initial investor will not adversely affect the performance of your certificates and benefit the performance of the anticipated initial investor’s certificates.  Because of the differing subordination levels, the anticipated initial investor has interests that, in some circumstances, are likely to differ from those of purchasers of other classes of certificates, and the anticipated initial investor may desire a mortgage pool composition that benefits the anticipated initial investor but that does not benefit other investors.  In addition, the anticipated initial investor may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to differ from those of other purchasers of the certificates.  In any case, the anticipated initial investor performed due diligence solely for its own benefit, and its acceptance of its certificates does not constitute, and should not be construed as, an endorsement of the mortgage pool, any mortgage loan, the underwriting for any mortgage loan or mortgage loan or any originator.  Other investors are not entitled to rely on the anticipated initial investor’s acceptance of the mortgage pool or any mortgage loan to any extent.

In no event will the anticipated initial investor have any liability to any person or entity in connection with its review of the mortgage pool or any mortgage loan, any other due diligence conducted by the anticipated initial investor or otherwise in connection with the activities of the anticipated initial investor described in the preceding two paragraphs.  The pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any cause of action that it may otherwise have against the anticipated initial investor in respect of such activities.

The anticipated initial investor will initially appoint the subordinate class representative, which will generally have consent and consultation rights with respect to material servicing decisions involving the mortgage loans (other than any non-serviced pari passu mortgage loan) and, during the subordinate control period, the right to replace the special servicer under some circumstances.  In addition, the subordinate class representative will generally have consultation rights with regard to material servicing decisions involving the non-serviced pari passu mortgage loans.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.  In addition, with respect to any serviced pari passu mortgage loan, the holder of the related serviced pari passu companion loan will have consultation rights with regard to material servicing decisions involving the serviced pari passu mortgage loan.

Because the incentives and actions of the anticipated initial investor, in some circumstances, are likely to differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage loans.

Ratings of the Certificates Have Substantial Limitations

The ratings assigned to the certificates by the three (3) nationally recognized statistical rating organizations engaged by the depositor are based on, among other things, the economic characteristics of the underlying mortgage loans, mortgaged properties and other relevant features of the transaction.  The ratings assigned to the certificates reflect only the views of the respective rating agencies as of the date such ratings were issued.  Future events could have an adverse impact on such ratings.  The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  The ratings do not consider to what extent the certificates will be subject to prepayment or that the outstanding principal amount of any class of certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the certificates was determined on the basis of criteria established by each hired rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

Certain actions provided for in the mortgage loan agreements require, as a condition to taking such action, that a rating agency confirmation be obtained from each of the nationally recognized statistical rating organizations engaged by the depositor.  In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the certificates, the terms of the pooling and servicing agreement will be binding on you, and as a result, you should be aware of the procedures relating to no downgrade confirmations described under the definition of “Rating Agency Confirmation” in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Rating Agency Confirmations” in this free writing prospectus.

We are not obligated to maintain any particular rating with respect to any class of certificates.  Changes affecting the underlying mortgage loans, mortgaged properties, the trustee, the certificate administrator, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by the hired ratings agencies may have an adverse effect on the ratings of the certificates, and thus on the liquidity, market value and regulatory characteristics of the certificates.  Although such adverse changes would not necessarily be or result from an event of default under any underlying mortgage loan, any adverse change to the ratings of your certificates would likely have an adverse effect on the market value of your certificates.  A security rating does not represent an assessment of the yield to maturity that you may experience.  See “Ratings” in each of this free writing prospectus and the accompanying prospectus.

Further, any downgrade to below investment grade, or withdrawal, of the ratings assigned by each of the nationally recognized statistical rating organizations engaged by the depositor to any class of certificates could adversely affect the ability of a benefit plan or other entity to purchase or retain those certificates.  See “ERISA Considerations” and “Legal Investment” in each of this free writing prospectus and the accompanying prospectus.

The depositor has hired three (3) nationally recognized statistical rating organizations to rate the certificates.  We cannot assure you as to whether another rating agency will rate any class of certificates or, if it were to rate any class of certificates, what rating would be assigned by it.  Additionally, other nationally recognized statistical rating organizations that we have not hired to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates on the basis of information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that those unsolicited ratings would be the same as, higher than or lower than the ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings on one or more classes of the certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely affect the liquidity, market value and regulatory characteristics of those classes of certificates.  As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to Fitch, Inc., Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s Investors Service, Inc., Standard and Poor’s Ratings Services, DBRS, Inc. and Morningstar Credit Ratings, LLC.  Based on preliminary feedback from those six (6) nationally recognized statistical rating organizations at that time, the depositor selected three (3) of them to rate the certificates and did not select the other three (3) rating agencies, in part due to those rating agencies’ initial subordination levels for the various classes of certificates.  Had the depositor selected such other rating agencies to rate the certificates, we cannot assure you as to the ratings that such other rating agencies would ultimately have assigned to the certificates.  Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Under the rules and regulations of the Securities and Exchange Commission, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the certificates is required to be made available to non-hired rating agencies in order to make it possible for such rating agencies to assign unsolicited ratings on the certificates.  An unsolicited rating could be assigned at any time, including prior to the closing date.  Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating agency issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this free writing prospectus.  Rating agencies, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired rating agency assigns an unsolicited rating on the certificates, we cannot assure you that such rating will be the same as, higher than or lower than the ratings assigned by the hired rating agencies; the assignment of unsolicited ratings by a rating agency could adversely affect the liquidity, market value and regulatory characteristics of your certificates.  In addition, if the depositor or any sponsor fails to make available to the non-hired rating agencies any information provided to any rating agency for the purpose of assigning or monitoring the ratings on the certificates, a rating agency could withdraw its ratings on the certificates, which could adversely affect the liquidity, market value and regulatory characteristics of your certificates.  Potential investors in the certificates are urged to make their own evaluation of the creditworthiness of the mortgage loans and the applicable credit enhancement on the certificates, and not to rely solely on the ratings on the certificates.  Furthermore, the Securities and Exchange Commission may determine that any one or more of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates.  Any such determination may adversely affect the liquidity, market value and regulatory characteristics of your certificates.

Security ratings are not recommendations to buy, sell or hold the offered certificates.  Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of offered certificates will be paid on a timely basis and that a class of offered certificates will be paid in full by its final scheduled payment date.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the principal of any class of offered certificates will be paid prior to the final scheduled payment date for that class of offered certificates, nor do the ratings consider the prices of the offered certificates or their suitability for a particular investor.  A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the depositor to comply with its obligation to post information provided to the hired rating agencies on a website that is accessible by a rating agency that is not a hired rating agency.  The ratings of any offered certificates may be lowered by a rating agency (including the hired rating agencies) following the initial issuance of the offered certificates as a result of losses on the mortgage loans in excess of the levels contemplated by a rating agency at the time of its initial rating analysis.  Neither the depositor nor any sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the offered certificates.

Accordingly, we cannot assure you that the ratings assigned to any offered certificate on the date on which the offered certificate is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter.  If any rating with respect to an offered certificate is revised or withdrawn, the liquidity, market value and regulatory characteristics of that offered certificate may be adversely affected.

We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the offered certificates by the hired rating agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

The Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction or upon the advice of the subordinate class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  The subordinate class representative will be controlled by the Class E, F or G certificateholders.  The subordinate class representative may have interests in conflict with those of the certificateholders.  As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of classes of the certificates that are the same or different from the class of certificateholders that appointed the subordinate class representative.  Similarly, with respect to any non-serviced pari passu mortgage loan serviced pursuant to another securitization, the related other special servicer may, at the direction or upon the advice of the related other subordinate class representative, take actions with respect to the non-serviced pari passu mortgage loan that could adversely affect such non-serviced pari passu mortgage loan, and therefore, the holders of some or all of the classes of certificates.  Such other subordinate class representative may have interests in conflict with those of the certificateholders.  Although the special servicer and the other special servicer will have contractually agreed not to take actions that, among other things, are prohibited by law or violate the servicing standard, the terms of any mortgage loan or the applicable pooling and servicing agreement, the servicing standard and other provisions of the applicable pooling and servicing agreement will generally protect the special servicer and such other special servicer from liability for errors in judgment.  In addition, the servicing standard is a generalized standard of conduct that allows the special servicer discretion in determining its response to particular circumstances.  In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the

Special Servicer”, the special servicer may be removed without cause by the initial majority subordinate certificateholder as described in this free writing prospectus and provided in the pooling and servicing agreement.  We anticipate that any other special servicer with respect to a non-serviced pari passu loan combination may be removed under similar circumstances, as provided in the related other pooling and servicing agreement.

You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions

In some circumstances, the holders of specified percentages of all the certificates, or specified percentages of each of one or more classes of certificates, will be entitled to direct, consent to or approve certain actions, including certain amendments to the pooling and servicing agreement and certain replacements of the trust advisor or the special servicer.  In these cases, the direction, consent or approval of the requisite percentage(s) of certificateholders will be sufficient to bind all the certificateholders, regardless of whether you agree with that direction, consent or approval.

Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Since transactions in book-entry certificates generally can be effected only through DTC, and its participating organizations:  (i) the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates; (ii) your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates; (iii) your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and (iv) you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the certificate administrator to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Risk Factors—Book-Entry Registration May Hinder the Exercise of Investor Remedies” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in your recognizing taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur or losses be incurred with respect to the mortgage loans.  This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction which the investor may be required to treat as a capital loss instead of a bad debt under Code Section 166.  See “Material Federal Income Tax Consequences—Discount and Premium; Prepayment Consideration” in this free writing prospectus and “Material Federal Income Tax Consequences” in the accompanying prospectus.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from federal income tax law.  This free writing prospectus does not purport to describe any aspects of the income tax laws of any state or locality, whether one in which a mortgaged property is located or otherwise.

We cannot assure you that holders of certificates will not be subject to taxation in any particular state or local taxing jurisdiction.  One or more state or local jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis; require nonresident holders of certificates to file returns in such jurisdiction; or attempt to impose penalties for failure to file such returns.  If such a jurisdiction ultimately succeeds in collecting such taxes or penalties from nonresident holders of certificates, neither the related borrower nor any party to the pooling and servicing agreement will be required to reimburse the amount of the tax or penalty to or for the benefit of any certificateholder.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.  See “State and Other Tax Consequences” in each of this free writing prospectus and the accompanying prospectus.

Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult

The trustee may not be required to commence legal proceedings against third parties at the direction of any certificateholders unless, among other conditions, at least 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any appraisal reduction amounts) associated with the certificates join in the demand and offer indemnification reasonably satisfactory to the trustee.  Those certificateholders may not commence legal proceedings themselves unless the trustee has refused to institute proceedings after the conditions described above have been satisfied.  These provisions may limit the ability of an investor in the certificates to enforce or cause the enforcement of the provisions of any applicable pooling and servicing agreement.

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the applicable mortgage loans to secure the indebtedness of the mortgage loan seller.  The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor.

The transfer of the mortgage loans by Wells Fargo Bank, National Association, as a mortgage loan seller, in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6).  However, this safe harbor is non-exclusive and an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Wells Fargo Bank, National Association would generally be respected in the event the FDIC were appointed as conservator or receiver of Wells Fargo Bank, National Association.  Nevertheless, we cannot assure you that the FDIC or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while the claim is resolved.

If any other mortgage loan seller or the depositor were to become a debtor under the U.S. bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the applicable mortgage loans rather than a sale.  An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans would generally be respected in the event a mortgage loan seller or the depositor were to become subject to a proceeding under the U.S. bankruptcy code.  Nevertheless, we cannot assure you a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

The Royal Bank of Scotland plc, a mortgage loan seller, is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1).  Under the terms of the Insolvency Act 1986, certain transactions by a Scottish-registered company, such as The Royal Bank of Scotland plc, may be challenged by an insolvency officer appointed to that company on its insolvency.  Under the Banking Act 2009, the Secretary of State, Financial Services Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions.  One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the Financial Services Compensation Scheme).  Further, under the Banking Act 2009, the UK Treasury, the Financial Services Authority and/or the Bank of England may also, in the circumstances set out in that Act, make an order for the transfer of any property, assets or liabilities of a UK authorised deposit taker either to a company owned by the Bank of England or to any private sector purchaser.  Orders under the Banking Act 2009 may also modify the way in which rights of third parties can be exercised.  These powers exist within a broader range of powers designed to ensure the stability of the UK banking sector and exercise of such may have an impact on the rights of third parties relative to The Royal Bank of Scotland plc.  An opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by The Royal Bank of Scotland plc will constitute a true sale of such assets.  Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009.  Even if a challenge were not successful, or if an order under the Banking Act 2009 itself were successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”.  Even if a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act contains an orderly liquidation authority under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  In January 2011, the acting general counsel of the FDIC issued a letter in which he expressed his view that the FDIC, as receiver under the orderly liquidation authority, will not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the U.S. bankruptcy code.  The acting general counsel indicated that FDIC staff anticipates recommending consideration of further regulations governing the orderly liquidation authority at a regularly scheduled meeting of the board of directors of the FDIC, and that to provide a reasonable transition period the acting general counsel would recommend a transition period of up to 90 days for any provisions affecting the statutory power to disaffirm or repudiate contracts.  If, however, the FDIC were to disregard or differently interpret the acting general counsel’s letter, or if it were independently to be appointed as receiver of a mortgage loan seller or of a subsidiary special purpose entity that was the issuer of a securitization, delays or reductions in payments on the related certificates could occur.  As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Risks Related to the Mortgage Loans

The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates

The mortgage loans are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.  Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among, other things, it typically involves larger loans.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow.  Even the liquidation value of a multifamily, manufactured housing community or commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.  See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Future Cash Flow and Property Values Are Not Predictable” in the accompanying prospectus.  All of the mortgage loans were originated within the twelve (12) months prior to the cut-off date and thus should generally be considered not to have long-standing payment histories.  In some cases, the mortgage loans have little or no payment histories.  See “Description of the Mortgage Pool—Mortgage Loan History” in this free writing prospectus.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

●	the age, design and construction quality of the property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the proximity and attractiveness of competing properties;

●	the adequacy and effectiveness of the property’s operations, management and maintenance;

●	increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

●	demographic factors;

●	decreases in consumer confidence;

●	changes in prices for key commodities or products;

●	changes in consumer tastes and preferences, including the effects of adverse publicity; and

●	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the level of tenant defaults;

●	the ability to convert an unsuccessful property to an alternative use;

●	new construction in the same market as the mortgaged property;

●	rent control laws or other laws impacting operating costs;

●	the number and diversity of tenants;

●	the availability of trained labor necessary for tenant operations;

●	the rate at which new rentals occur; and

●
the property’s operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.

Some of the mortgaged properties are located in areas that (i) based upon demographics, are considered secondary or tertiary markets or (ii) have high vacancy rates for the relevant property type.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

Furthermore, if the debt service under a mortgage loan is scheduled to increase during the term of the mortgage loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, we cannot assure you that the net cash flow at the related mortgaged property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	proximity and attractiveness of competing properties;

●	new construction of competing properties in the same market;

●	convertibility of a mortgaged property to an alternative use;

●	the availability of refinancing; and

●	changes in interest rate levels.

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans.  For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

●	retail properties represent approximately 43.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	hospitality properties represent approximately 18.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	office properties represent approximately 17.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	industrial properties represent approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	self storage properties represent approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	multifamily properties represent approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	mixed-use facilities represent approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date; and

●	manufactured housing community properties represent approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgage loans that are secured by liens on the types of properties securing the mortgage loans are exposed to unique risks particular to those types of properties.  For more information, you should refer to the following sections in the accompanying prospectus:

(1)	“Risk Factors”; and

(2)	“Description of the Trust Funds—Mortgage Loans—Leases”.

Retail Properties Have Special Risks

Twenty-seven (27) of the mortgaged properties, representing approximately 43.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail properties.  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is not located on the mortgaged property, is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant or shadow anchor tenant; or

●	the cessation of the business of an anchor tenant notwithstanding its continued payment of rent or a shadow anchor tenant.

Certain of the anchor tenants (or shadow anchor tenants) at retail mortgaged properties may be dark. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  With respect to shadow anchor tenants, the related borrower has no control over the replacement of such tenants and, as a result, may not be in a position to mitigate the effect of such tenants going dark on leases at the related mortgaged property.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

In addition, many of the retail mortgaged properties have sole or anchor tenants whose leases expire or may be terminated during the term, or shortly after the scheduled maturity, of the related mortgage loan.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” and “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus.  Furthermore, with respect to shadow anchored properties, the related borrower will not receive rental income from such shadow anchor tenant and is less likely to have contractual remedies if such shadow anchor tenant terminates its lease or ceases operations.

Retail properties that have anchor tenant-owned stores often have reciprocal easement agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Anchor tenants that own their own improvements are generally required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, in addition to the rent attributable to the underlying land.  With respect to shadow anchor tenants, they may make a contribution toward common area maintenance if the reciprocal easement agreement contemplates shared responsibilities among affected property owners, but they do not pay rent.  Operating covenants affecting anchor tenants may be included in the anchor tenant lease or in the reciprocal easement agreement, if any.  Tenants whose leases have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Tenant leases at the mortgaged properties may have co-tenancy clauses which permit such stores to abate the rent payable, cease operating and/or terminate their leases if certain other stores (in particular those of anchor tenants or shadow anchor tenants) or a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.

Certain tenant estoppels, including those of certain anchor tenants, obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable anchor tenant or other tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement agreement.  In addition, in the case of certain mortgaged properties, leases contain restrictions with respect to the use of other spaces or parcels at or near the subject mortgaged property that are in conflict with other leases or for which there is no corresponding restrictive covenant of record, which have resulted or may in the future result in disputes.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement agreement by the anchor tenant or other tenant or to litigation against the related borrower.  We cannot assure you that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or other tenants.

In addition, retail properties frequently rely on adjacent properties for parking, access or other operational aspects, which can create risk.  The landlord/borrower may agree to conditions or covenants in a retail lease based on such adjacent property continuing to provide such services or based upon operations at, or the continued maintenance of, such adjacent property.  Accordingly, defaults on the part of the landlord/borrower could occur under that retail lease as a result of circumstances over which the landlord/borrower does not have direct control.  The landlord/borrower’s sole remedy would be under a reciprocal easement agreement (or comparable agreement), if any, with the adjacent property owner.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  See “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at current or past levels.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.

In addition, certain of the retail properties have tenants that are subject to risks unique to their business, such as theaters, health clubs and restaurants.  For example, because of unique construction and/or equipment requirements of theaters and restaurants, any vacant space designed for such purposes would not easily be converted to other uses.  In such cases, aspects of building site design and adaptability affect the value of properties with such tenants and other retailers at the mortgaged property. See “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” below.  In addition, decreasing patronage at a theater or restaurant tenant could adversely affect revenue of the tenant, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit, lease defaults, and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below.  Additionally, theater and restaurant receipts are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain other tenants at the mortgaged properties, including health clubs, may have other unique risks associated with the type of business undertaken at their locations.  Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, as with movie theaters, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case of property readily adaptable to changing consumer preferences for other uses.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Hospitality Properties Have Special Risks

Twenty-three (23) of the mortgaged properties, representing approximately 18.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are hospitality properties, each of which is subject to a franchise agreement or hotel management agreement.  See “Risk Factors—Special Risks of Mortgage Loans Secured by Hospitality Properties” in the accompanying prospectus.

Certain of the hospitality properties pose unique risks with respect to the franchise agreements under which, or the hotel management company with whom, they operate.

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement or, in the absence of an agreement with the franchisor, the lender’s not receiving notice of borrower defaults under the franchise agreement or the opportunity to cure such defaults.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as an investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel manager.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

In addition, the transferability of franchise agreements is restricted.  In the event of a foreclosure, the lender generally will not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.  If a franchisor or hotel management company cannot be terminated and the related franchise/management agreement imposes restrictions on transferees of the subject hospitality property, the liquidation value of that hospitality property could be materially impaired.

Certain of the franchise agreements may grant the franchisor a purchase option with respect to the related mortgaged property if it is otherwise going to be transferred to a competitor of the franchisor, including in connection with a foreclosure.  See representation 8 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Certain of the hospitality properties are associated with hotel brands through licensing agreements that, in the event of a foreclosure proceeding initiated on behalf of the trust, are not assignable or require franchisor consent for subsequent transfers.  To the extent a hotel includes a franchise arrangement, the lender may have obtained a comfort letter from the licensor or franchisor stating that the trust will be permitted to enter into a new license or franchise agreement with the licensor or franchisor subject to the applicable terms and conditions thereof.  To the extent that the special servicer causes the trust or a single purpose entity owned by the trust to acquire a mortgaged property that has a franchise or licensing agreement or that requires a successor or replacement franchisee or licensee to have a specified net worth, the special servicer will be required, to the extent consistent with the servicing standard, to take all actions reasonably necessary to permit the mortgaged property to maintain its franchise or license with the same franchisor or licensor in place prior to such foreclosure.  We cannot assure you that the trust or such single purpose entity owned by the trust will be able to maintain such license or franchise at that time.

In addition, certain of the hospitality properties are subject to license or franchise agreements which expire prior to the maturity of each of the respective mortgage loans.  In those cases, the related mortgage loan documents generally require the applicable borrower to provide evidence prior to termination of the license or franchise agreement that the license or franchise agreement has been renewed or replaced in accordance with the terms of the mortgage loan documents.  In the event the related borrower fails to deliver such evidence by the required date, the lender may hold all excess cash flow from the mortgaged property after payment of debt service, funding of reserves and certain other required expenditures, as cash collateral until such license or franchise agreement is renewed or replaced in accordance with the terms of the mortgage loan documents.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor.  Failure to complete such repairs and/or renovations in accordance with the plan could result in the hospitality property’s losing its license or franchise.  Annex A-1 sets forth the amount of reserves, if any, established under the related mortgage loans in connection with any such repairs and/or renovations.  We cannot assure you that any such amount reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property.  In addition, in some cases, that reserve will be maintained by the franchisor or property manager.  Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

Office Properties Have Special Risks

Ten (10) of the mortgaged properties, representing approximately 17.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are office properties.  See “Risk Factors—Special Risks of Mortgage Loans Secured by Office Properties” in the accompanying prospectus.

Certain of the office properties may be medical office properties or have significant tenants operating as a medical office.  The performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Industrial Properties Have Special Risks

Thirty-three (33) of the mortgaged properties, representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are industrial properties.  Significant factors determining the value of industrial properties include:

●	the quality of tenants;

●	building design and adaptability; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  In addition, lease terms with respect to industrial properties are generally for shorter periods of time than other commercial properties and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Further, certain of the industrial properties have tenants that are subject to risks unique to their business, such as cold storage facilities.  Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases.  In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Self Storage Properties Have Special Risks

Thirteen (13) of the mortgaged properties, representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are self storage properties.  See “Risk Factors—Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities” in the accompanying prospectus.

Some of the self storage mortgaged properties securing mortgage loans in the trust lease a significant portion of the related mortgaged property to a single tenant.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” below.  In addition, some of the self storage mortgaged properties securing mortgage loans in the trust have a material portion of the mortgaged property leased to tenants for the storage of recreational vehicles and/or boats.  Tenants for such space tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations.  See Annex A-1, including the footnotes thereto, to this free writing prospectus for information regarding the self storage mortgaged properties that use a material portion of the mortgaged property for recreational vehicle leases.

Multifamily Properties Have Special Risks

Five (5) of the mortgaged properties, representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are multifamily properties.  A large number of factors may adversely affect the value and successful operation of a multifamily property.  We note in particular the following:

●
Certain of the multifamily rental properties have material tenant concentrations of students or military personnel (and in certain cases, additional university housing may be planned in the area of the mortgaged property, which may reduce demand for units at the related mortgaged property).

●
Certain of the multifamily rental properties consist of senior housing, or are age-restricted senior independent living facilities for individuals 55-years-old or older, thus limiting the potential tenants.  See “Risk Factors—Special Risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” in the accompanying prospectus.

●
Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise or are otherwise intended to be utilized, in whole or in part, as affordable housing.

●	Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

Certain states regulate the relationship of an owner of a multifamily property and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Multifamily property owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, in some states, there are provisions under law that limit the bases on which a landlord may terminate a tenancy or increase rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on multifamily properties.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property or the lender’s proceeds of a sale of the property following foreclosure.

See “Risk Factors—Special Risks of Mortgage Loans Secured by Multifamily Properties” in the accompanying prospectus.

Mixed Use Facilities Have Special Risks

Four (4) of the mortgaged properties, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are mixed use properties, each of which contains two or more of the following property types: office, retail  and self storage.  To the extent a mixed use property has office, retail and/or self storage components, such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks,” “—Retail Properties Have Special Risks” and “—Self Storage Properties Have Special Risks” above.  See Annex A-1 to this free writing prospectus for information regarding tenants that are among the five largest tenants at each mixed use property that are office, retail or self storage tenants.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Manufactured Housing Community Properties Have Special Risks

Seven (7) of the mortgaged properties, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are manufactured housing community properties.

With respect to certain of the mortgage loans secured by manufactured housing community properties, the related mortgaged property is subject to rent control and other laws regulating the relationship between a property owner and its residential tenants.

Additionally, certain of manufactured housing community properties securing mortgage loans in the trust are age restricted to individuals who satisfy a minimum age requirement (generally 55 years old), whether by recorded covenants or for self-imposed marketing purposes.  Such restrictions limit the related mortgaged properties’ potential residents and may affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the trust may have limited or no amenities, which may also affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of recreational vehicle pads.  Tenants for such pads tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own homes.  Such leased homes may not, in all such cases, constitute collateral for the related mortgage loan.

Some of the manufactured housing community mortgaged properties securing the mortgage loans are not connected to public water and sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Risk Factors—Special Risks Associated with Manufactured Housing Properties” in the accompanying prospectus.

Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms.  In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal or rights of first offer to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income.  Certain mortgaged properties securing the mortgage loans may be leased in whole or in part to government-sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations.  In some of these cases, the government-sponsored tenant has the right to terminate its lease at any time for any reason.  See Annex A-1 for an identification of any government-sponsored tenant that constitutes one of the five largest tenants (or, if applicable, the single tenant) at any such mortgaged property.

In addition, certain mortgaged properties may have significant tenants or groups of tenants, that are paying rent but are not in occupancy or may have material vacant space that is not leased, and in certain cases, the occupancy rate (calculated as described in Annex B to this free writing prospectus) is less than 80%.  See Annex A-1 to this free writing prospectus for information regarding the occupancy rate for each of the mortgaged properties.  Certain mortgaged properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments.  Additionally, certain mortgaged properties may have a tenant that has taken possession of the space demised under its lease with the related borrower, but has not yet commenced payments of rent due under the lease.

In addition, certain mortgaged properties have “dark” space where a tenant has vacated its premises.  Any “dark” space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease.  Certain mortgaged properties may also have leased or unleased “dark” space or adjoin properties with “dark” spaces or “dark” shadow anchors. We cannot assure you that the tenants at those mortgaged properties will continue to fulfill their lease obligations or that the space will be relet.  See “—Tenant Early Termination Options Entail Special Risks” below, “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus and Annex A-1 to this free writing prospectus (including the footnotes thereto).

In addition, with respect to certain of the mortgage loans, certain of the tenants at the related mortgaged property(ies) or other persons have rights of first refusal or offer and/or purchase options on a related mortgaged property or portions thereof in accordance with the terms of the related tenant leases or other recorded documents affecting such mortgaged property.  In many cases such rights of first refusal or offer and/or purchase options of tenants or other persons are not subject to the related mortgage or remain applicable to the acceptance of a deed-in-lieu of foreclosure or a foreclosure sale or any subsequent sales of REO property by the special servicer.  As a result, we cannot assure you that the mortgagee’s ability to sell the related mortgaged property at or after foreclosure will not be impaired or that the foreclosure proceeds or sale proceeds in a post-foreclosure sale will not be adversely affected.  See “Description of the Mortgage Pool—Tenant or Other Third Party Matters” in this free writing prospectus.

In addition, certain of the mortgaged properties securing the mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to or shortly following the maturity date.  See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus and the footnotes to Annex A-1 to this free writing prospectus.  In the case of many of the mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to or shortly following the loan’s maturity date.  Certain of the mortgaged properties, including mortgaged properties with single tenants or mortgaged properties securing the top fifteen mortgage loans, have a significant portion of the leases, or the sole lease, that expire in a single calendar year or rolling 12-month period during the term of the mortgage loan.  Prospective investors are encouraged to review the lease expirations for major tenants and a tenant rollover summary for each of the top fifteen mortgage loans under the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus and to review the lease expiration dates of mortgaged properties with single tenants in Annex A-1, including the footnotes thereto, to this free writing prospectus.

In addition, several of the mortgaged properties securing other mortgage loans included in the trust have large lease rollovers shortly before or shortly after the related maturity date.  Prospective investors are encouraged to review the lease maturities for the five (5) largest tenants at each mortgaged property on Annex A-1 to this free writing prospectus.  We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements.  Further, lease provisions among tenants may conflict in certain instances, or leases may contain restrictions on the use of parcels near the related mortgaged property for which there is no corresponding restrictive covenant of record, in each case creating termination or other risks.  Income from and the market value of the mortgaged properties securing the mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property.  Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor’s rights could occur.

In addition, certain tenants at the mortgaged properties securing the mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor, shadow anchor or other significant tenant ceases operations, or occupancy declines below a specified percentage, at the related mortgaged property.  In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction.  See “—Tenant Early Termination Options Entail Special Risks” below and, with respect to the five (5) largest tenants for which certain co-tenancy related remedies may currently be (or in the near future likely may be) enforced, Annex A-1 to this free writing prospectus (including the footnotes thereto).  A tenant’s lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.  See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations,” “—Tenant or Other Third Party Matters” and “—Other Matters” in this free writing prospectus for additional information on lease terminations and expirations at the mortgaged properties.

Thirty-seven (37) of the mortgage loans that are secured by retail, office, industrial and/or mixed-use properties, have either upfront, monthly and/or springing reserves for tenant improvements and leasing commissions which may serve to defray such costs.  These mortgage loans represent approximately 91.8% of the aggregate cut-off date balance of the mortgage loans secured by retail, office, industrial and/or mixed-use properties.  We cannot assure you, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations.  In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be incurred more frequently than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Additionally, there may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the five largest tenants at any of those properties, it is significant to the success of the properties, and therefore the mortgage loans, in the aggregate.

Tenant Early Termination Options Entail Special Risks

Retail leases often (and office leases may) give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the landlord defaults on its obligations under the lease, or (viii) if a tenant’s sales do not equal or exceed specified targets.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not take actions that may trigger a tenant’s right to terminate its lease if such borrower believes that such action may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.  For examples of tenant termination rights, including unilateral, tenant-based performance or live or imminent co-tenancy-based termination remedies among the five (5) largest tenants at each mortgaged property, see Annex A-1, including the footnotes thereto, and the “Lease Expiration Schedule”, including the footnotes thereto, in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

In addition, it is common for tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  Even if tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.  Furthermore, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a specified percentage of the tenants cease to operate at the applicable mortgaged property or if certain tenants at the applicable mortgaged property or at an adjacent or nearby property terminate their leases or go dark, or if a competitor commences operations at the subject mortgaged property or an adjacent or nearby property.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease either unilaterally or on the occurrence of other triggers.

Any exercise of termination rights permitting a tenant to terminate its lease could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be relet or the revenues replaced.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus for additional information regarding early termination options affecting the mortgaged properties.

Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property.  Under the U.S. bankruptcy code, a tenant/debtor has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim.  The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings.”

Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates

Conflicts Between Managers and the Borrowers.  Substantially all of the property managers for the mortgaged properties securing the mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties securing the mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  One situation in which such a conflict may arise is in the case of certain manufactured housing community mortgaged properties.  There may be a master lease with respect to the related pads between the borrower, as landlord, and an affiliate of the borrower, as tenant and owner of certain leased mobile homes.

We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  Insofar as a borrower affiliate leases space at a mortgaged property, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  These risks may be mitigated when mortgaged properties are entirely leased to unrelated third parties.  See Annex A-1, including the footnotes thereto, to this free writing prospectus.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in North Carolina, Colorado and Florida represent security for approximately 18.1%, 9.6% and 8.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, and collectively secure approximately 36.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets. Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed herein.

Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. Mortgaged properties in certain regional areas may be more susceptible to certain hazards (such as earthquakes, widespread fires, hurricanes or floods) than properties in other parts of the country and properties located in coastal states may be more susceptible to hurricanes than properties in other parts of the country.  As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. Furthermore, the mortgage loans do not all require flood insurance on the related mortgaged property unless they are in flood zones and flood insurance is available.  We cannot assure you that any hurricane damage would be covered by insurance.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including many states where mortgaged properties are located.  The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuations and fire damage.  The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm. Notwithstanding that no mortgaged property securing a mortgage loan to be included in the series 2012-C10 trust suffered a casualty as a result of hurricane, one or more mortgaged properties may be affected by changes in the regional or local economies that have resulted or may result from the hurricane.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates

The effect of mortgage pool loan losses will be more severe:

●	if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

●	if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance of all mortgage loans.

The largest mortgage loan or group of cross-collateralized mortgage loans represents approximately 9.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  The three, five and ten largest mortgage loans or groups of cross-collateralized mortgage loans represent approximately 24.3%, 33.8% and 48.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this free writing prospectus and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers”.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender.  Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Another factor that you should consider is that office, retail and industrial properties, and mixed-use properties that are used for office, retail and/or industrial purposes, also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

A number of mortgaged properties securing the mortgage loans, including certain mortgage loans in the top fifteen mortgage loans included on Annex A-3 to this free writing prospectus, have single tenant leases that expire during the term of the related mortgage loan or have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related mortgaged property.  For further information with respect to tenant concentrations, see information with respect to the five (5) largest tenants at each mortgaged property on Annex A-1 to this free writing prospectus and “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus, including major tenant and lease expiration schedules therein.

Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan

Nine (9) of the mortgage loans, representing approximately 24.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related multi-property mortgage loan.  In addition, there is one (1) group of cross-collateralized mortgage loans, collectively representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that involves multiple borrowers.

Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a multi-property mortgage loan or group of cross-collateralized mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.  Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

●	the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

●	the person:

(1)	was insolvent at the time of the incurrence of the obligation or transfer, or rendered insolvent by such obligations or transfer, or

(2)
was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person’s assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

(3)	intended to incur, or believed that it would incur, debts that would be beyond the person’s ability to pay as those debts matured.

Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

●	the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

●	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan or a group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

In addition, when multiple real properties or parcels secure a mortgage loan or a group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan or a group of cross-collateralized mortgage loans.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this free writing prospectus for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty

The related borrowers or their sponsor or affiliates, as applicable, under ten (10) mortgage loans, representing approximately 11.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, acquired all or part of their related mortgaged property contemporaneously with the origination of the related mortgage loan.  Such borrowers, or others who acquired their related mortgaged property within the past twelve (12) months, may have limited experience operating the particular mortgaged properties.  The net operating income and cash flow of such mortgaged properties may, therefore, vary significantly from the operations, net operating income and cash flow generated by the related mortgaged properties under prior ownership and management.  For certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties.  As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.  See “—Certain Mortgaged Properties May Have a Limited Operating History” below, and Annex A-1 to this free writing prospectus.

Certain Mortgaged Properties May Have a Limited Operating History

The mortgaged properties securing certain of the mortgage loans are newly constructed, recently opened and/or recently renovated to a substantial extent and, as such, have a limited operating history.  We cannot assure you that any of the mortgaged properties, including the aforementioned mortgaged properties, will perform as anticipated.  See “—Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty” above.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation.  The existence of construction or renovation at a mortgaged property may make space unavailable to rent or may make the mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete any current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.  In addition, in the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  Additionally, we cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay amounts due under such mortgage loan.  In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is construction may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.  See Annex A-1 to this free writing prospectus and the accompanying footnotes for additional information.

If the special servicer forecloses on behalf of the trust fund on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent.  As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.  See “—The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates” in this free writing prospectus.

Risks of the Anticipated Repayment Date Loans

Certain of the mortgage loans included in the mortgage pool are subject to mortgage loan documents which provide that, on or after a certain date (referred to as the “anticipated repayment date”), if the related borrower has not repaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate.  Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the related borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to make any such payment.  While interest at the initial mortgage rate continues to accrue and be payable on a current basis on each such mortgage loan after its anticipated repayment date, the payment of excess interest may be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related mortgage loan has been paid in full.  Pursuant to the pooling and servicing agreement, upon such payment in full, any excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this free writing prospectus.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property

Some of the mortgaged properties securing mortgage loans in the trust may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  This is because:

●	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

●	zoning, land use or other restrictions also may prevent alternative uses.

For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime.  Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting self storage, restaurant, manufactured housing, fitness centers, educational institutions or gallery and showroom space to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.  If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs.  However, we cannot assure you that any such reserve will be sufficient for its intended purpose.  We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Many of the mortgage loans do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox.  If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates

As described in this free writing prospectus, substantially all of the mortgage loans (and any related pari passu companion loan) are balloon loans or ARD loans.  The ability of a borrower to make the required balloon or ARD payment at maturity or on the related anticipated repayment date depends upon its ability either to refinance the related mortgage loan (including any related pari passu companion loan) or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan (including any related pari passu companion loan) in full with interest.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;

●	prevailing interest rates;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	tax laws; and

●	prevailing general and regional economic conditions.

See “Risk Factors—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in the accompanying prospectus for additional risk factor considerations.

None of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans (other than any non-serviced pari passu mortgage loan, which will be being serviced pursuant to a separate pooling and servicing agreement) in a manner consistent with the servicing standard, subject to the limitations described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this free writing prospectus.  We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.  Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, and any delay in collection of an ARD payment that would otherwise be distributable on your certificates, will likely extend the weighted average life of your certificates.

Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced pari passu mortgage loan (including the Republic Plaza mortgage loan and the Concord Mills mortgage loan, in each case after the securitization of the related pari passu companion loan) because such mortgage loan will be serviced by another master servicer and special servicer pursuant to a separate pooling and servicing agreement, which we anticipate will contain provisions that are substantially similar in all material respects to or materially consistent with the provisions of the pooling and servicing agreement for this transaction.  Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of the related non-serviced pari passu mortgage loan by the applicable special servicer servicing such non-serviced pari passu mortgage loan, will likely extend the weighted average life of such class of certificates.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property

The borrowers or their affiliates under some of the mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower, including mezzanine indebtedness.  In addition, certain of the mortgage loans permit certain affiliates of the borrower to advance funds to other affiliates on an unsecured basis.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this free writing prospectus.

Furthermore, the mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property, trade payables or other obligations in the ordinary course of business relating to the mortgaged property.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this free writing prospectus.  Except as described in that section and Annex A-1, we make no representation with respect to the mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred, or is permitted to incur in the future, material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.  The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt.  Such additional debt may be secured by other property owned by those borrowers.  Certain of these borrowers may have already incurred additional debt.  In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

Further, so-called “preferred equity” structures, where a special limited partner or member receives a preferred return in exchange for an infusion of capital, can present risks that resemble additional debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are pari passu or subordinated or are mezzanine loans not directly secured by the mortgaged property or preferred equity obligations, the trust is subjected to additional risks.  For example, the borrower may have difficulty servicing and repaying multiple loans or meeting its preferred equity obligations.  Also, the existence of another loan or a preferred equity obligation generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity (or to repay an ARD loan on or near its anticipated repayment date).  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower or a preferred equity obligation effectively reduces the equity owners’ economic stake in the related mortgaged property.  While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower.  The existence of such debt or a preferred equity obligation may reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by such other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust fund.  If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust’s ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity.  The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates

There may be pending or threatened legal proceedings against the borrowers, the borrower principals, the sponsors and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates arising out of their ordinary course of business.  Some disputes may distract executive management of a property manager and negatively impact their ability to effectively manage the related mortgaged property.  We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

Additionally there may be past, pending or threatened litigation against a borrower, borrower principal, sponsor or manager of a mortgaged property securing the mortgage loans and/or their respective affiliates due to activities unrelated to the mortgaged property.

We cannot assure you that such past, pending or future litigation or the related circumstances would not have a material adverse effect on your certificates.

See “Description of the Mortgage Pool—Litigation Considerations” in this free writing prospectus for additional information regarding certain litigation affecting the mortgaged properties and the related borrowers, sponsors, managers and their respective affiliates.

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan

Under the U.S. bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action or any deficiency judgment proceeding.  In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the amount of secured indebtedness may be reduced to the then current value of the mortgaged property.  The lender would become a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness.  If it otherwise meets the criteria for confirmation established by the U.S. bankruptcy code, a plan of reorganization may:

●	permit a debtor to cure existing defaults and reinstate a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow certain debts, liens or other transfers.  The claims of the mortgage lender may also be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will stay the lender from enforcing a borrower’s assignment of rents and leases.  The U.S. bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents.  A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Certain mortgage loans have borrower sponsors that have previously availed themselves of their rights under applicable bankruptcy laws.  See “Summaries of the Fifteen Largest Mortgage Loans—Rogue Valley Mall” attached as Annex A-3 to this free writing prospectus.  We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus for additional information on certain mortgage loans in the trust.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this free writing prospectus.  The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans.  For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships.  Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.  The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

With respect to certain of the mortgage loans, the borrowers may own the related mortgaged property as tenants-in-common.  The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common for all mortgage loans are special purpose entities.  See “—Tenancies in Common May Hinder Recovery” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” and “—Tenancies in Common” in this free writing prospectus.

Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates

While many of the borrowers under the mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the mortgage loans are not special purpose entities.  Additionally, most borrowers under the mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.

Additionally, it is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts.  Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts.  However, some mortgage loans included in the trust do not have separate guarantors for non-recourse carveouts.  In addition, with respect to those mortgage loans with separate non-recourse carveout guarantors, many of such guarantors are also guarantors (and in some cases, non-recourse carveout guarantors) with respect to mortgage loans that are not included in the mortgage pool and some of such guarantors may have limited assets and/or liquidity.

One of the purposes of having a separate guarantor for non-recourse carveouts that is liable in the event certain actions are taken with respect to a mortgage loan or the related mortgaged property by the related borrower or guarantor is to limit the likelihood the borrower or guarantor will inappropriately utilize bankruptcy petitions to avoid actions against the related mortgaged property.  In addition, having a separate non-recourse carveout guarantor may also limit the likelihood of other bad acts (which may include fraud) by the borrower or guarantor.

Furthermore, non-consolidation opinions were generally not obtained in connection with the origination of mortgage loans with original principal balances of $25 million or less.

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance

We cannot assure you that any borrower, or any principal of a borrower, has not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.  In addition, with respect to certain mortgaged properties there have been pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates.

Certain principals of the borrowers under the mortgage loans have previously sponsored real estate projects that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure, and certain of the mortgage loans have refinanced a prior loan secured by the related mortgaged property which prior loan was the subject of a discounted payoff, short sale or other restructuring.  If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, in bankruptcy or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or that the borrower or principal will otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any foreclosure proceedings or other material proceedings, if one were to occur, will not have a material adverse effect on your investment.

In addition, certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same mortgaged property that currently secures the mortgage loan.  In each case, the related entity or person has emerged from bankruptcy.  However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

The mortgage loans generally contain a “due-on-sale” clause that permits the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers the related mortgaged property or that prohibits the borrower from doing so without the consent of the holder of the mortgage.  However, the enforceability of such clauses may be limited under applicable law.  In addition, many of the mortgage loans entitle the related borrower or direct or indirect equity holders of the related borrower to enter into assignments and assumptions or transfers of the related mortgaged property or such equity interests in the related borrower, subject to the satisfaction of specified conditions or the lender’s reasonable approval of the transferee.  The master servicer and the special servicer (or, in the case of any non-serviced pari passu mortgage loan serviced under another pooling and servicing agreement, including the Republic Plaza mortgage loan and the Concord Mills mortgage loan, in each case after the securitization of the related pari passu companion loan, the related master servicer or special servicer under such pooling and servicing agreement) generally will have authority to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a transfer of interests in a borrower.  For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable

Provisions in the mortgage loan documents requiring yield maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Provisions in the mortgage loan documents requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a mortgage loan will be enforceable.  Also, we cannot assure you that foreclosure proceeds under a mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

Additionally, although the collateral substitution provisions in the mortgage loan documents related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge.  In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Further, certain loans may permit variations in the mechanics of defeasance transactions that create risk.  With respect to certain of the mortgage loans, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and may not be required to obtain a rating agency confirmation in connection with the defeasance.

Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks

Certain of the mortgage loans permit the related borrowers to substitute other similar properties in place of one or more of the mortgaged properties currently securing such mortgage loan.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Partial Release and/or Partial Defeasance and/or Substitution” and “—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers”.

If a mortgage loan allows substitution of real estate collateral, the different characteristics of any substitute properties (such as location) may adversely affect the performance of the related mortgage loan, notwithstanding the substitution criteria that the replacement properties were required to satisfy at the dates of substitution.

If a multi-property mortgage loan or cross-collateralized group of mortgage loans allows termination of the cross-collateralization provisions, the fully severed loans may not perform as well (collectively on average) after the termination as the aggregate indebtedness might have performed had all the properties continued to secure the aggregate indebtedness, notwithstanding the criteria that the properties were required to satisfy as a condition to the termination.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.  The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.  We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates

Noncompliance with zoning and building codes may cause the borrower with respect to any mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates.  The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders.  Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents.  These steps may not have revealed all possible violations.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance.  In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs.  Insurance proceeds may not be sufficient to pay the related mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty.  See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus.  If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

In addition, certain mortgaged properties may be subject to zoning, land-use or building restrictions in the future.  Mortgaged properties that do not conform to zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus.

Additionally, certain mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark or may be subject to conservation restrictions to protect local flora or fauna. Such properties may have restrictions related to renovations, construction or other restrictions.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower’s right to certain types of facilities within a prescribed radius, among other things.  These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loans.

Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan.  In addition, in some cases, particularly involving single-tenant mortgaged properties, if a condemnation award is not entirely applied to restore the related mortgaged property following a partial taking, or if there is a complete taking of the related mortgaged property, the resulting condemnation award may need to be shared between an affected tenant and the applicable borrower/landlord, thereby reducing the portion of such proceeds available to pay the related mortgage loan.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates

The mortgaged properties securing the mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents.  Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

Some of the mortgaged properties securing the mortgage loans are located in coastal areas (including southeastern coastal states), which areas have historically been at greater risk of acts of nature, including fire, earthquakes, hurricanes and floods.  The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  The Terrorism Risk Insurance Program Reauthorization Act of 2007 requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon expiration of the Terrorism Risk Insurance Program Reauthorization Act of 2007.

If Terrorism Risk Insurance Program Reauthorization Act of 2007 is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of Terrorism Risk Insurance Program Reauthorization Act of 2007.  We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance.  In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under Terrorism Risk Insurance Program Reauthorization Act of 2007.  See the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans.  See also representation 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Some of the mortgaged properties securing the mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates.  If such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.  In addition, with respect to some of the mortgaged properties, a tenant, an affiliate of the related borrower or other third party is permitted to satisfy the insurance requirements under the related loan documents or to self-insure.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be aggravated if affiliated borrowers under multiple mortgage loans in the trust are covered under the same self-insurance or blanket policy.  See representation 18 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates

The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans.  Any potential environmental liability could reduce or delay distributions on the offered certificates.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.  In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup.  In some states, this lien has priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner.  The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

All of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the mortgage loans.  None of the environmental assessments of the mortgaged properties in the trust was more than twelve (12) months old as of the cut-off date.  In some cases, a Phase II site assessment was also performed or recommended.  In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification.  In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase II site assessment performed.  Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

●	a responsible third party was identified as being responsible for the remediation; or

●	the related originator of the mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

(b)
to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

In many cases, the environmental assessments described above identified the presence or likely presence of asbestos-containing materials, lead-based paint, mold, radon and/or other contaminants.  Where certain levels of asbestos-containing materials, lead-based paint or mold were present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required the continuation or the establishment of an operation and maintenance plan to address the issue, or the implementation of a remediation or mitigation program to address the issue.

See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in this free writing prospectus for additional information regarding certain environmental concerns impacting the mortgaged properties.

In general, different types of environmental liability insurance policies provide coverage with respect to a mortgage loan for one or more of the following losses, subject to the applicable coverage limits and deductibles, and further subject to each policy’s conditions and exclusions:

●
if during the term of some types of lender environmental policies, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for an amount (in some cases capped at remediation costs) equal to the outstanding principal balance (or, in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default (or, in some cases, the date that the default is reported to the insurer) until the date that the outstanding principal balance is paid; or

●
if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or

●
if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

Environmental liability insurance policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued.  In some cases, policies exclude coverage for known conditions even if disclosed.

Environmental liability policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, asbestos and lead based paint, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters.  We cannot assure you that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition.  We cannot assure you, however, that such a responsible party will be willing or financially able to address the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.  Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Portions of some of the mortgaged properties securing the mortgage loans include tenants who operate, or in the past operated, on-site dry-cleaners, automotive service centers or gasoline stations.  These types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws.  Dry-cleaners, automotive service centers and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances.  These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems.  In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related mortgage loan.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.  In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment.  This requirement will decrease the likelihood that the trust will become liable under any environmental law.  However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken.  There is accordingly some risk that the mortgaged property will decline in value while this assessment or remedial action is being obtained.  Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws.  Any such potential liability could reduce or delay distributions to certificateholders.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property

Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee’s satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition.  Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the certificates.  An engineering report or site inspection represents only an analysis of the individual consultant, engineer or inspector at the time of such report and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties

In general, in connection with the origination of each mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained.  The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this free writing prospectus.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals.  Moreover, the values of the mortgaged properties securing the mortgage loans may have changed significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Annex A-1 and Annex A-2 to this free writing prospectus.  In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals.  We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the mortgage loans.  We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  An appraisal represents only the analysis of the individual appraiser at the time of the appraisal report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

In some cases, the appraisal obtained by the applicable originator presents both an “as-is” valuation and an “as-stabilized” valuation, the latter of which is based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties.  All relevant loan-to-value information presented in this free writing prospectus is based on the as-is valuations.  See the footnotes to Annex A-1 of this free writing prospectus.

Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions

As described in Annex B to this free writing prospectus, underwritten net cash flow means cash flow adjusted based on a number of assumptions used by the mortgage loan sellers.  No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows or the actual numbers utilized by the related mortgage loan sellers in the underwriting process at origination.  Each investor should review the types of assumptions described below and in Annex B to this free writing prospectus and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  In certain instances, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space as to which a lease was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this free writing prospectus.  Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space and the retention of tenants, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee have control.  In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements.  For example, see the Cash Flow Analysis chart and related footnotes presented in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.  Also, see “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus for additional information regarding certain assumptions taken with respect to net cash flow by the mortgage loan seller with respect to the mortgage loans.  In addition, with respect to certain mortgage loans, certain reserve and/or escrowed funds were included in the determination of available cash flow from the related mortgaged property.  No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information.

The amounts representing net operating income, underwritten net operating income and underwritten net cash flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the mortgaged property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity.  No representation is made as to the future cash flow of the mortgaged properties, nor are the net operating income, underwritten net operating income and underwritten net cash flow set forth in this free writing prospectus intended to represent actual future cash flow.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents or the formulas or calculation used by the mortgage loan sellers for their own internal underwriting.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as “static pool information”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different.  In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

No party to the pooling and servicing agreement is under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true.  Accordingly, any breach of a representation or warranty that exists as of the closing date may not be discovered, if at all, for an extended period of time following the closing date.

Furthermore, in connection with the mortgage loans sold by each mortgage loan seller to us for deposit into the trust fund, that mortgage loan seller is the sole person or entity (or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC are the sole persons, or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC is the sole person) with the obligation to repurchase or substitute any such mortgage loan in connection with either a material breach of such mortgage loan seller’s representations and warranties or a material document defect.  No other person or entity is obligated to perform such obligation to repurchase or substitute if that mortgage loan seller (or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC, or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC) defaults on its obligation to do so.

Each mortgage loan seller has (or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC have, or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC has) only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties.  We cannot assure you that a mortgage loan seller has or will have (or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC has or will have, or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC have or will have) sufficient assets with which to fulfill any obligations on its part that may arise.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related mortgage loan seller (or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC, or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC) may make a payment to the trust to compensate it for the loss of value of the related mortgage loan.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects.  Although such “loss of value payment” may only be made to the extent that the special servicer and, during any subordinate control period or collective consultation period, the subordinate class representative, deems such amount to be sufficient to compensate the trust fund for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust fund for such material breach or material document defect in all respects.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates

If the trust fund acquires a mortgaged property as a result of a foreclosure or deed-in-lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property.  Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was at least 10% completed at the time a default on the related mortgage loan became imminent.  In addition, any net income from operations other than qualifying “rents from real property” within the meaning of Section 856(d) of the Code, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax.  In some circumstances, it is possible that the trust fund may receive income after a foreclosure that constitutes income from a “prohibited transaction”, and is subject to a 100% tax.  In this event, the net proceeds available for distribution on your certificates may be reduced.  The special servicer may permit the trust fund to earn such above described “net income from foreclosure property” or income from “prohibited transactions” but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “Risk Factors—Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences” in the accompanying prospectus.

Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Not all leases were reviewed to ascertain the existence of these provisions.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage.  If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant.  If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, prepayment restrictions (such as the tenant’s exercise of a purchase option during a lockout period), or which could affect the enforcement of the lender’s rights (such as a right of first refusal or a right of first offer to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan

Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons.  Borrowers may incur costs complying with the Americans with Disabilities Act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.  If a borrower incurs such costs or fines, the amount available to make payments on the related mortgage loan would be reduced.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances.  The costs of this compliance may be high and the penalties for noncompliance may be severe.  Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

In the case of one (1) mortgaged property, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the related borrower’s interest consists solely, or in part, of a leasehold or sub-leasehold interest under a ground lease.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security.  Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease.  If a debtor ground lessor rejects the lease, the ground lessee has the right to treat such lease as terminated by rejection or to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals).  If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower’s position under the lease only if the ground lease specifically grants the lender such right.  If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance.  Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan.  If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

The Borrower’s Form of Entity May Cause Special Risks

The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities” and may have been in existence for a substantial period in advance of the origination of the related mortgage loan.  Also, although a borrower may currently be a single-purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended.  That borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose vehicle that previously had other business activities and liabilities.  For a discussion of certain risks associated with maintenance of “single-purpose entity status, see “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the accompanying prospectus.

Tenancies in Common May Hinder Recovery

Four (4) of the mortgage loans, representing approximately 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each has two or more borrowers (or borrower affiliates pursuant to an indemnity deed of trust structure) that own the related mortgaged property as tenants-in-common.  One (1) mortgage loan, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits a conversion of the borrower to a tenant in common structure.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Tenancies in Common” in this free writing prospectus for additional information on certain of the mortgage loans.

In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.  As a result, if a tenant-in-common borrower exercises such right of partition, the related mortgage loan may be subject to prepayment.  In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.  In some cases, each related tenant-in-common borrower has waived its right to partition, reducing the risk of partition.  However, we cannot assure you that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant-in-common borrowers and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant-in-common files for partition.  In some cases, a related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy.  We cannot assure you that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.  Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers.  Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.  See “—Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan” above.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  In particular, with respect to any mortgaged property located in Maryland that is structured as an indemnity deed of trust, the related mortgaged property secures a guaranty of the mortgage loan rather than securing the mortgage loan directly.  Maryland mortgage recording tax may not have been paid with respect to the mortgages securing such mortgage loans at the time the mortgage loans were originated.  Recently, however, certain counties in Maryland are asserting that in order to record a foreclosure deed or a deed in lieu of foreclosure, the mortgage recording tax must be paid.  This could occur in circumstances in which the guarantor whose property is encumbered by the indemnity deed of trust, rather than the borrowing entity, has the effective use of the proceeds of the loan.  Under either of these circumstances, Maryland governmental authorities could assert that an indemnity deed of trust securing a mortgage loan could not be foreclosed without payment of the mortgage recording tax, and possibly interest and penalties as well.  Such taxes and related interest and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45, easing the tax requirements for a servicer to modify a commercial mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan.  The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under in the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions.  Revenue Procedure 2010-30 also allows lien releases in certain transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property.  Such a release and prepayment may occur despite lock-out periods that may otherwise apply.  If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would have a loan-to-value ratio greater than 125%.

These regulations and additional guidance could affect the timing of payments and ultimate recovery on the mortgage loans, and, in turn, on one or more classes of certificates.  Prospective investors should consider the possible impact on their investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Other Risks

Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties

With respect to the split loan structure, although the related pari passu companion loan is not an asset of the trust fund, the related borrower is still obligated to make interest and principal payments on such other financing.  As a result, the trust fund is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the companion loan upon the maturity of the mortgage loan.

See “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.

Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the mortgage loans.  It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere or the nature or extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits.  Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.  Terrorist attacks or perceptions regarding terrorist attacks may adversely affect the performance of the mortgage loans or the performance or value of the offered certificates.

Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

The United States continues to maintain a military presence in Iraq and Afghanistan.  It is uncertain what effect the activities of the United States in Iraq or Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.  Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgage loans or the performance or value of the offered certificates.

Additional Risks

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus and the accompanying prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factors is present, the risk of loss to an investor in the certificates may be significantly increased.

CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS

From time to time we use capitalized terms in this free writing prospectus.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this free writing prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the trust fund (the “Trust Fund”) created pursuant to the Pooling and Servicing Agreement will consist of a pool (the “Mortgage Pool”) of eighty-five (85) commercial, multifamily and manufactured housing community mortgage loans (the “Mortgage Loans”) with an aggregate principal balance (the “Cut-off Date Pool Balance” and the portion thereof attributable to each Mortgage Loan, the “Cut-off Date Principal Balance”) of $1,305,613,775 as of the respective due dates for such Mortgage Loans in December 2012 (or, in the case of any Mortgage Loan that has its first due date in January 2013, the date that would have been its due date in December 2012 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month) (the “Cut-off Date”), in each case after application of all payments due on or before such date, whether or not received.  The Cut-off Date Principal Balance of each Mortgage Loan is shown on Annex A-1 to this free writing prospectus.  The Cut-off Date Principal Balances of the Mortgage Loans range from $1,326,601 to $125,000,000 and the average of those Cut-off Date Principal Balances is $15,360,162.  As used herein, the term “Mortgage Loan” with respect to any Loan Combination includes the note or notes included in the Mortgage Pool, but does not include any related Companion Loan.  See “—Split Loan Structures” below.

Each of the Mortgage Loans is an obligation of the related borrower to repay a specified sum with interest.  Each of the Mortgage Loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”).  That mortgage lien is, in all cases, a first priority lien, subject only to certain permitted encumbrances.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Republic Plaza and Concord Mills are each referred to as a “Pari Passu Mortgage Loan” in this free writing prospectus.  Each Pari Passu Mortgage Loan has a companion mortgage loan referred to as a “Pari Passu Companion Loan” in this free writing prospectus.  Each Pari Passu Mortgage Loan together with its related Pari Passu Companion Loan is referred to in this free writing prospectus as a “Loan Combination”.  Each Pari Passu Mortgage Loan is pari passu in right of payment to the related Pari Passu Companion Loan, however, no Pari Passu Companion Loan is included in the Mortgage Pool.

The Republic Plaza Loan Combination will initially be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the applicable intercreditor agreement.  On and after the Republic Plaza Pari Passu Companion Loan Securitization Date, the Republic Plaza Loan Combination will be serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement entered into in connection with such other securitization and the related intercreditor agreement.

The Concord Mills Loan Combination will initially be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the applicable intercreditor agreement.  On and after the Concord Mills Pari Passu Companion Loan Securitization Date, the Concord Mills Loan Combination will be serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement entered into in connection with such other securitization and the related intercreditor agreement.

With respect to each of the Republic Plaza Pari Passu Mortgage Loan and the Concord Mills Pari Passu Mortgage Loan, prior to the securitization of the related Pari Passu Companion Loan, such Pari Passu Mortgage Loan will be a “Serviced Pari Passu Mortgage Loan”, the related Pari Passu Companion Loan will be a “Serviced Pari Passu Companion Loan” and such Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan will be, collectively, a “Serviced Loan Combination”.  With respect to each of the Republic Plaza Pari Passu Mortgage Loan and the Concord Mills Pari Passu Mortgage Loan, following the securitization of the related Pari Passu Companion Loan, such Pari Passu Mortgage Loan will be a “Non-Serviced Pari Passu Mortgage Loan”, the related Pari Passu Companion Loan will be a “Non-Serviced Pari Passu Companion Loan” and such Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan will be, collectively, a “Non-Serviced Loan Combination”.

All information relating to loan-to-value ratios, debt service coverage ratios, debt yields or loan per net rentable square foot or unit, as applicable, presented in this free writing prospectus with respect to the Pari Passu Mortgage Loan is calculated including the related Pari Passu Companion Loan, unless otherwise indicated.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers, which either originated each such Mortgage Loan or acquired it in connection with their commercial and multifamily mortgage loan conduit programs.  None of the Mortgage Loans was 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

All of the Mortgage Loans were originated within the twelve (12) months prior to the Cut-off Date and thus should generally be considered not to have long-standing payment histories.  See Annex A-1 to this free writing prospectus for the origination date of each of the Mortgage Loans.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers.

Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance.  The largest Mortgage Loan is the Republic Plaza Mortgage Loan, which has a Cut-off Date Principal Balance of $125,000,000 and represents approximately 9.6% of the Cut-off Date Pool Balance.  The three, five and ten largest Mortgage Loans have Cut-off Date Principal Balances, collectively representing approximately 24.3%, 33.8% and 48.9%, respectively, of the Cut-off Date Pool Balance.  Each of the fifteen largest Mortgage Loans is described in Annex A-3 to this free writing prospectus.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers

An aggregate of six (6) individual Mortgage Loans are secured by two or more properties (other than through cross-collateralization of that Mortgage Loan with other Mortgage Loans), representing approximately 10.0% of the Cut-off Date Pool Balance.  The Mortgage Pool will also include one (1) group of Mortgage Loans that are cross-collateralized and cross-defaulted with one another, collectively representing approximately 1.0% of the Cut-off Date Pool Balance.  See the footnotes to the table below.  In all cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related Mortgage Loan or group of cross-collateralized Mortgage Loans, generally to minimize recording tax.  In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties.  This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Multi-Property Mortgage Loans and Cross-Collateralized Groups
Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross- Collateralized Group	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
STAG REIT Portfolio	Multi-Property Loan	$68,815,340	5.3%
Century Storage Portfolio.	Multi-Property Loan	18,500,000	1.4
Alpine Storage - Roy, Alpine Storage - Orem, Alpine Storage - American Fork, Alpine Storage - Inn Towne	Cross-Collateralized Group	13,613,774	1.0
Philadelphia Industrial Portfolio	Multi-Property Loan	12,700,000	1.0
Park City Hotel Portfolio	Multi-Property Loan	11,672,750	0.9
REVA Office Portfolio	Multi-Property Loan	9,982,338	0.8
Illinois MHC Portfolio	Multi-Property Loan	8,450,000	0.6
Total:		$143,734,202	11.0%

Some groups of Mortgage Loans are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related Mortgaged Properties are commonly managed.  The table below shows each group of two or more Mortgage Loans that are not cross-collateralized or cross-defaulted, but have the same or affiliated borrowers/owners.

Related Borrower Loans(1)
Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Group A
SpringHill Suites Columbia	$ 15,900,000	1.2%
Residence Inn Concord	14,300,000	1.1
Courtyard Charlotte Airport	14,000,000	1.1
Courtyard Inn Concord	13,650,000	1.0
Hampton Inn Monroe	9,500,000	0.7
Total:	$ 67,350,000	5.2%

Group B
Laurel Lakes Shopping Center	$ 47,000,000	3.6%
Carytown Place	10,300,000	0.8
Total:	$ 57,300,000	4.4%

Group C
Hampton Inn Columbia	$ 7,187,783	0.6%
Hampton Inn Joliet - I-55	5,690,328	0.4
Hampton Inn Joliet - I-80	5,490,667	0.4
Hampton Inn Milwaukee - Airport	5,490,667	0.4
Total:	$ 23,859,445	1.8%

Group D
Hilton Garden Inn Ayrsley	$ 13,454,263	1.0%
Ayrsley Charleston Row	10,374,230	0.8
Total:	$ 23,828,493	1.8%

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance

Group E
Holiday Inn – Louisville KY	$ 8,000,000	0.6%
Courtyard by Marriott – Stow OH	7,250,000	0.6
Holiday Inn Express – Fishers IN	5,000,000	0.4
Total:	$ 20,250,000	1.6%

Group F
202 Tillary Street	$ 10,236,813	0.8%
235 Park Avenue	9,987,135	0.8
Total:	$ 20,223,948	1.5%

Group G
Illinois MHC Portfolio	$ 8,450,000	0.6%
Meadowlea	6,691,994	0.5
Total:	$ 15,141,994	1.2%

Group H
Alpine Storage - Roy	$ 4,518,614	0.3%
Alpine Storage - Orem	4,185,012	0.3
Alpine Storage - American Fork	3,352,005	0.3
Alpine Storage - Inn Towne	1,558,143	0.1
Total:	$ 13,613,774	1.0%

Group I
Butterfield Village Center	$ 5,193,752	0.4%
Heritage Meadows Village Center	4,194,953	0.3
Total:	$ 9,388,705	0.7%

Group J
Walgreens Memphis	$ 2,247,210	0.2%
Walgreens Murfreesboro	2,097,396	0.2
Total:	$ 4,344,607	0.3%

(1) Totals may not equal the sum of amounts listed due to rounding.

Property Type Concentrations

This table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Aggregate Cut-off Date Balance
Retail	27	$571,796,319	43.8%
Hospitality	23	245,874,404	18.8
Office	10	224,172,202	17.2
Industrial	33	89,415,340	6.8
Self Storage	13	58,436,257	4.5
Multifamily	5	48,079,484	3.7
Mixed Use	4	47,297,616	3.6
Manufactured Housing Community	7	20,542,154	1.6
Total:	122	$1,305,613,775	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for any Mortgaged Property relating to a Mortgage Loan secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to the properties set forth in the above chart, we note in particular the following:

●
Sixteen (16) of the Mortgaged Properties, securing approximately 17.0% of the Cut-off Date Pool Balance by allocated loan amount, are retail properties with one or more anchor or shadow anchor tenants.  See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks” in this free writing prospectus.

●
Two (2) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Concord Mills and Animas Valley Mall, collectively securing approximately 12.4% of the Cut-off Date Pool Balance by allocated loan amount, has a movie theater tenant among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property.  Movie theatres present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.

●
Six (6) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Bricktown Square Shopping Center, Parkway Centre V, Bluerock Business Center, Joesler Village in Tucson, Westowne Center and Sycamore Square Shopping Center, collectively securing approximately 9.5% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have a health club or fitness center tenant among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property.  Health clubs and fitness centers present unique risks.  See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.

●
Seven (7) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Ridgeview Storage, Joesler Village in Tucson, Sky Ridge Plaza, Sycamore Square Shopping Center, Carytown Place, Silverado Park Place and Lemont Village Square, collectively securing approximately 5.7% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have a restaurant tenant among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Property.  Restaurants present unique risks, see “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.

●
Two (2) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Flamingo Park Plaza and Bluerock Business Center, collectively securing approximately 2.8% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, are each comprised of, or include among their five (5) largest tenants (by net rentable area leased), tenants operating as medical offices.  Medical offices present unique risks.  See “Risk Factors—Risks Related to the Mortgage Loans—Office Properties Have Special Risks” in this free writing prospectus.

With respect to the multifamily and manufactured housing community properties set forth in the above chart, we note in particular the following:

●
In the case of the manufactured housing community Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Meadowlea, Arney’s Manufactured Housing Community and Maple Crest Manor, representing approximately 0.5%, 0.2% and 0.2%, respectively, of the Cut-off Date Pool Balance by allocated loan amount, such Mortgaged Properties are age restricted to individuals who satisfy a minimum age requirement (generally 55 years old).

Tenancies in Common

Four (4) Mortgage Loans, identified on Annex A-1 to this free writing prospectus as Republic Plaza, Heritage on Millenia, Joesler Village in Tucson and Willmott Self Storage, collectively representing approximately 12.8% of the Cut-off Date Pool Balance, each has two or more borrowers that own the related Mortgaged Property as tenants-in-common (and the respective tenants-in-common have agreed to a waiver of their rights of partition).  One Mortgage Loan, secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Laurel Lakes Shopping Center, representing approximately 3.6% of the Cut-off Date Pool Balance, permits the related borrower to convert to a tenant-in-common structure, subject to certain conditions, including:  (i) lender approval of a tenancy-in-common agreement, which is required to include a waiver of rights of partition; (ii) no more than two tenant-in-common members; (iii) the managing tenant-in-common must be controlled by the current sponsor; and (iv) a rating agency confirmation.  See “Risk Factors—Risks Related to the Mortgage Loans—Tenancies in Common May Hinder Recovery” and “—State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds” in this free writing prospectus.

Condominium Structures

One (1) Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Hilton Garden Inn Southpoint, representing approximately 1.2% of the Cut-off Date Pool Balance, are secured (in certain cases, in part) by the related borrower’s interest in one or more units in a condominium.  With respect to all such Mortgage Loans, the borrower generally has the ability to control the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the consent of all or a portion of the borrower’s representatives on the condominium board.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Restrictions on Certain of the Mortgaged Properties May Limit Their Use” in the accompanying prospectus.

Certain Terms of the Mortgage Loans

Due Dates.  Subject, in some cases, to a next business day convention, all of the Mortgage Loans provide for scheduled payments of principal and/or interest to be due on or prior to the tenth day of each month (each such date, a “Due Date”).  The Mortgage Loans have various grace periods (which in certain cases may not end until a specified number of days after a notice of default has been provided to the related borrower) for purposes of late charges and events of default.  As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under such Mortgage Loan.  See Annex A-1, including the footnotes thereto, for information on the number of days before late payment charges are due under the Mortgage Loans.  The information on Annex A-1 regarding the number of days before late payment charges are due under a Mortgage Loan is based on the express terms of that Mortgage Loan.  However, some jurisdictions may impose a statutorily longer period.  Based on the express terms of the related loan documents, in no case is the grace period for purposes of events of default more than fifteen (15) days after the Due Date and, with respect to balloon payments, in no event is the Due Date plus the shorter of the grace period for late charges or the grace period for events of default later than the end of the collection period in the relevant month.  We make no representation regarding the effect of grace periods on a borrower’s incentive to timely make its scheduled payments of principal and/or interest.

Mortgage Rates; Calculations of Interest.  Each Mortgage Loan accrues interest at the annual rate specified with respect to that Mortgage Loan on Annex A-1 to this free writing prospectus.  The mortgage interest rate for each Mortgage Loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of an ARD Loan, any increase described below that may occur if the mortgage loan is not repaid on or before the Anticipated Repayment Date and (iii) changes that result from any other loan-specific provisions that are described in the footnotes to Annex A-1 in this free writing prospectus.

All of the Mortgage Loans accrue interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days (“Actual/360 Basis”).

Amortization Characteristics.  The Mortgage Loans have the following amortization characteristics:

●
Amortizing Balloon:  Seventy-one (71) Mortgage Loans, representing approximately 62.9% of the Cut-off Date Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity;

●
Interest-only, Amortizing Balloon:  Ten (10) Mortgage Loans, representing approximately 24.2% of the Cut-off Date Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal based on amortization schedules significantly longer than the remaining term to stated maturity;

●
Interest-only, Balloon:  Two (2) Mortgage Loans, representing approximately 12.0% of the Cut-off Date Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date;

●
Amortizing ARD:  One (1) Mortgage Loan, representing approximately 0.8% of the Cut-off Date Pool Balance, requires monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to a specified Anticipated Repayment Date (as described more fully below); and

●
Fully Amortizing:  One (1) Mortgage Loan, representing approximately 0.1% of the Cut-off Date Pool Balance, requires monthly payments of interest and principal and is scheduled to amortize in full or substantially in full by the stated maturity.

In all cases, other than the fully amortizing Mortgage Loan, the repayment of the Mortgage Loan in full on its stated maturity date or Anticipated Repayment Date would require a substantial payment of principal on that date, except to the extent that the Mortgage Loan is prepaid prior thereto.

One (1) Mortgage Loan, representing approximately 0.8% of the Cut-off Date Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding from time to time on or after that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated mortgage loan rate (the “Initial Rate”).  See “ARD Loans” below.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth in Annex A-1 to this free writing prospectus.

Some of the Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the Mortgage Loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied.  Some of the individual Mortgage Loans that are secured by multiple Mortgaged Properties or parcels and permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties or parcels also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the Mortgage Loan(s) upon any such prepayment and release.

With respect to some of the Mortgage Loans, notwithstanding that they provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest accrues based on a 360-day year consisting of twelve 30 day months (a “30/360 Basis”), which will result in a larger payment due at maturity than would otherwise have been the case.

Voluntary Prepayment and Defeasance Provisions

General

As of the Cut-off Date, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

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Seventy (70) of the Mortgage Loans, representing approximately 85.7% of the Cut-off Date Pool Balance, prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of issuance of the Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases such earlier Due Date on which the Mortgage Loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loans and obtaining the release of the Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loans are freely prepayable.

●
Eleven (11) of the Mortgage Loans, representing approximately 7.5% of the Cut-off Date Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, provide for the prepayment of such Mortgage Loan upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.

●
One (1) of the Mortgage Loans, representing approximately 5.3% of the Cut-off Date Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, following which the related borrower may, for a specified period, either (a) prepay the subject Mortgage Loan upon the payment of a Yield Maintenance Charge or (b) defease the subject Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or such earlier Due Date on which the Mortgage Loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.  With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as STAG REIT Portfolio, representing approximately 5.3% of the Cut-Off Date Pool Balance, the tenant at the 2201 East Loew Road Mortgaged Property has a purchase option which may be exercised prior to the expiration of the defeasance lockout period, and, in such event, would result in the prepayment of the Mortgage Loan in amount equal to 120% of the allocated loan amount for that Mortgaged Property ($3,269,594 at loan origination), together with the applicable prepayment premium.

●
Three (3) of the Mortgage Loans, representing approximately 1.6% of the Cut-off Date Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, following which the related borrower may, for a specified period, either (a) prepay the subject Mortgage Loan upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium or (b) defease the subject Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or such earlier Due Date on which the Mortgage Loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loans are freely prepayable.

Notwithstanding the foregoing, the Mortgage Loans generally provide for open periods of various terms prior to and including the maturity date in which the related borrower may prepay the Mortgage Loan without Prepayment Premium, Yield Maintenance Charge or defeasance requirements.  In addition, under certain circumstances, certain Mortgage Loans permit prepayments, in whole or in part, despite Lock-out Periods that may otherwise apply.  See “—Partial Release and/or Partial Defeasance and/or Substitution” below, and Annex A-1, including the footnotes thereto, to this free writing prospectus.

See Annex A-1 to this free writing prospectus, including the footnotes thereto, for the general prepayment restrictions applicable to each Mortgage Loan.

With respect to most or all of the Mortgage Loans being transferred by C-III Commercial Mortgage LLC to the Depositor in connection with the securitization described in this free writing prospectus, collectively representing approximately 3.3% of the Cut-off Date Pool Balance, the related borrowers are not required to obtain a rating agency confirmation in connection with any defeasance so long as the defeasance collateral consists of direct, non-callable, fixed rate obligations of the United States of America.

Other Prepayment Provisions

The loan documents for each of the related Mortgage Loans generally provide that voluntary prepayments made on a date other than a scheduled due date must include an interest payment representing interest for the remainder of the one-month accrual period in which the prepayment occurs.  See Annex A-1, including the footnotes thereto, to this free writing prospectus.

In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives and, in some of these cases, those performance objectives include achieving specified debt service coverage and/or debt yield levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof.  Such funds will be released to the related borrower upon the satisfaction of the stated conditions.  Additionally, such Mortgage Loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met.  If such conditions are not satisfied, if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the Master Servicer will generally be directed in the Pooling and Servicing Agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust Fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related loan documents do not require payment of a Yield Maintenance Charge or Prepayment Premium in connection with such a prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit and do not allow the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.  See “Summaries of the Fifteen Largest Mortgage Loans” on Annex A-3 of this free writing prospectus.

In other circumstances, tenants or other third parties may have purchase rights that are conditioned upon events that, if they occurred, would constitute events of default under the related Mortgage Loans.  In such cases, the lender would have the right to exercise remedies available to it under the related loan documents prior to any prepayment occurring during the Lock-out Period, though we cannot assure you as to the timing of such remedies.

See the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus and the footnotes to Annex A-1 in this free writing prospectus.

Calculation of Yield Maintenance Charges

Under certain Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the Mortgage Loan had the prepayment not occurred discounted at the Yield Maintenance Discount Rate, minus (b) the amount of the prepayment. In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is calculated so as to result in a payment to the lender that is equal to the present value of the monthly payments of interest which would be due on the principal amount of the loan being prepaid (in certain cases, taking into account future scheduled amortization) from the prepayment date through the maturity date or Anticipated Repayment Date, as applicable, of the loan or the date that the borrower could prepay the Mortgage Loan without a prepayment charge and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the mortgage rate and (z) Yield Maintenance Discount Rate, and discounted at the Yield Maintenance Discount Rate (which may be different from the rate in clause (z) for the same loan).  In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The relevant Mortgage Loan may provide for the use of a spread in determining the Yield Maintenance Discount Rate, if any.

The “Yield Maintenance Discount Rate” means a rate generally equal to or otherwise calculated based on the yield(s) to maturity on specified United States Treasury or other specified Government Securities with a maturity generally corresponding to or close to the maturity date or Anticipated Repayment Date, as applicable, of the Mortgage Loan or the first date on which the related borrower could prepay the Mortgage Loan without a prepayment charge or the remaining weighted average life of the Mortgage Loan, determined on a date close to the date of the prepayment. Alternatively, the rate is sometimes equal to the rate which, when compounded monthly, is equal to the semi-annual yield of the corresponding securities described above.  The rate will be subject to varying rounding conventions depending on the terms of the applicable Mortgage Loan documents and may be increased by an applicable spread.

Defeasance Conditions Generally

As described in this free writing prospectus, some of the Mortgage Loans permit their borrowers to defease the subject Mortgage Loan in whole or, in some cases, in part, during a period that commences no earlier than the second anniversary of the Closing Date, by pledging to the holder of the Mortgage Loan the requisite amount of defeasance collateral, and thereby obtain a release of the related Mortgaged Property or, if applicable, one or more of the related Mortgaged Properties.  In general, the defeasance collateral must consist of Government Securities.

In general, the Government Securities that are to be delivered in connection with the defeasance of any Mortgage Loan, must provide for a series of payments that:

●	will be made on or prior, but as closely as possible, to all successive Due Dates through and including the maturity date or, in some instances, the expiration of the Lock-out Period; and

●
will, in the case of each Due Date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon or ARD payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Notwithstanding the foregoing, in lieu of delivering the requisite amount of Government Securities, generally a borrower may instead deliver cash sufficient for the lender to purchase the requisite amount of Government Securities.

Each individual multi-property Mortgage Loans that allows for partial defeasance of the aggregate debt provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related Mortgaged Properties would be released and the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the Mortgaged Properties securing any particular multi-property Mortgage Loan are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following:  (a) an amount sufficient to purchase Government Securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase Government Securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, the entire individual multi-property Mortgage Loan (assuming no defeasance shall have occurred).  See “—Partial Release and/or Partial Defeasance and/or Substitution” below.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.  In addition, a borrower will generally be required to deliver a certification from an independent accounting firm or provide other evidence reasonably acceptable to the lender to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related Mortgage Loan (or portion thereof to be defeased) through maturity or the Anticipated Repayment Date, as applicable, or, in some instances, the expiration of the Lock-out Period.  Certain Mortgage Loans may permit variations in the mechanics of defeasance transactions that create risk.  For example, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and/or may not be required to obtain Rating Agency Confirmation in connection with the defeasance under certain circumstances.

Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Partial Release and/or Partial Defeasance and/or Substitution.  Some of the individual Mortgage Loans that are secured by two or more Mortgaged Properties, and some of the Mortgage Loans that are secured by a Mortgaged Property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the Mortgaged Properties or parcels upon a partial prepayment or partial defeasance of the related Mortgage Loan or to substitute a like property for one or more parcels of the Mortgaged Property (subject to the satisfaction of various conditions).  The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Republic Plaza, representing approximately 9.6% of the Cut-off Date Pool Balance, following the defeasance lockout period, the loan documents permit partial release of a release parcel (a parking garage) in connection with a partial defeasance, subject to certain conditions, including:  (i) defeasance of a portion of the loan in an amount equal to $10,132,500; (ii) the post-release debt yield must be greater than the pre-release debt yield; (iii) the related borrower must provide evidence that the remaining property complies with, and/or that necessary approvals have been obtained as required by, leases and reciprocal easement agreements, including parking-related requirements; and (iv) the related borrower must deliver such other certificates, opinions, or  documents that the lender may reasonably request to effect the related loan document provisions.

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as STAG REIT Portfolio representing approximately 5.3% of the Cut-off Date Pool Balance, the loan documents permit the release of any of the constitutent Mortgaged Properties following the expiration of the defeasance lockout period (with the exception of the 2201 East Loew Road Mortgaged Property (the “Dunham property”), which may be relased at any time) subject to certain conditions, including (i) payment of 120% of the allocated loan amount for the related release Mortgaged Property, together with applicable prepayment premiums; (ii) the post-release debt service coverage ratio of the remaining Mortgaged Properties being no less than the greater of 1.41x or the pre-release DSCR (but no greater than 1.69x); (iii) the post-release debt yield of the remaining Mortgaged Properties being no less than the greater of 12.3% or the pre-release debt yield (but no greater than 14.1%); (iv) the post-release loan-to-value ratio of the remaining Mortgaged Properties not exceeding 65%; provided that borrower may make an additional principal payment as necessary to satisfy the release criteria as to the Dunham property. In addition, following the expiration of the defeasance lockout period, the loan documents permit partial release of one or more properties in connection with a partial defeasance, subject to certain conditions, including (i) defeasance of a portion of the Mortgage Loan in an amount equal to 120% of the allocated loan amount; (ii) the post-release debt service coverage ratio of the remaining Mortgaged Properties being no less than the greater of 1.41x or the pre-release DSCR (but no greater than 1.69x); (iii) the post-release debt yield of the remaining Mortgaged Properties being no less than the greater of 12.3% or the pre-release debt yield (but no greater than 14.1%); (iv) the post-release loan-to-value ratio of the remaining Mortgaged Properties not exceeding 65%; provided, that borrower may make an additional principal payment as necessary to satisfy the release criteria as to the Dunham property in connection with a partial defeasance; (v) obtaining a rating agency confirmation; and (vi) obtaining a REMIC opinion with respect to such partial defeasance.  Further, the loan documents permit the substitution of any property subject to certain conditions, including: (i) no substitution may occur in the 12 months prior to loan maturity; (ii) the post-substitution debt service coverage ratio will be no less than the greater of 2.00x or the pre-substitution DSCR; (iii) obtaining a rating agency confirmation; and (iv) obtaining a  REMIC opinion with respect to such substitution.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Rogue Valley Mall, representing approximately 4.2% of the Cut-off Date Pool Balance, the loan documents permit substitution of certain outparcels not material to underwriting for no additional consideration, subject to certain conditions, including that:  (i) the parcel being released, the “exchange parcel,” must not be necessary for the use or operation of the property; (ii) the exchange parcel must not be income-producing; (iii) the parcel being substituted for the exchange parcel, the “acquired parcel,” located at the related shopping center must be of equal or greater value than the exchange parcel; (iv) either (A)(1) the post-substitution loan-to-value ratio is equal to or less than 125% or (2) the loan-to-value ratio will not increase as a result of such substitution, or (B) the related borrower shall have delivered an opinion that the loan will satisfy REMIC requirements post-substitution.  In addition, the related borrower is permitted to acquire “expansion parcels,” parcels that are (i) integral to or adjoin the related shopping center, (ii) are within project boundaries, (iii) are not owed by the related borrower at origination and (iv) are not Acquired Parcels.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Animas Valley Mall, representing approximately 4.0% of the Cut-off Date Pool Balance, subsequent to the second anniversary of the closing date of this securitization, the related borrower may obtain the release of the parcel of Mortgaged Property occupied by any of Dillard’s, Sears, or J.C. Penney from the lien of the mortgage in connection with a bona fide third-party sale of such parcel, subject to certain conditions, including that:  (i) the related borrower has defeased a portion of the Mortgage Loan in an amount equal to the greater of (a) 100% of the net sales proceeds of such parcel and (b) 120% of the allocated loan amount for the parcel; (ii) after such release, the debt service coverage ratio for the remaining Mortgaged Property is no less than the greater of (a) the debt service coverage ratio immediately preceding the release and (b) 1.71x; and (iii) the borrower has paid all costs and expenses associated with such release.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Bricktown Square Shopping Center, representing approximately 2.7% of the Cut-off Date Pool Balance, subsequent to the second anniversary of the closing date of this securitization, the related borrower may obtain the release of a specified outlot parcel at the related Mortgaged Property upon a bona fide third-party sale of such parcel, subject to certain conditions, including that:  (i) the outlot parcel constitutes a separate, legally subdivided parcel of land and a separate tax parcel; (ii) if, after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Property is greater than 125%, the related borrower must prepay a portion of the then outstanding principal, without any Yield Maintenance Premium by an amount equal to the lesser of (i) the fair market value of such released parcel and (ii) an amount such that the loan-to-value ratio of the remaining property does not increase; and (iii) the related borrower has paid all costs and expenses associated with such release.

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Century Storage Portfolio, representing approximately 1.4% of the Cut-off Date Pool Balance, subsequent to the second anniversary of the closing date of this securitization, any related borrower may obtain the release of an individual Mortgaged Property upon a bona fide third-party sale of such property, subject to certain conditions, including that:  (i) the related borrowers defease an amount of principal equal to 110% of the allocated loan amount of the Mortgaged Property to be released; (ii) after giving effect to the release and partial defeasance, the loan-to-value ratio for the remaining Mortgaged Property will be no greater than 60%; and (iii) after giving effect to the release and partial defeasance, the debt service coverage ratio for the remaining Mortgaged Property will be no less 1.95x.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as REVA Office Portfolio, representing approximately 0.8% of the Cut-off Date Pool Balance, the Mortgage Loan is secured by two individual properties and the related loan documents permit the release of one of the properties in connection with a partial defeasance, subject to the satisfaction of certain conditions, including:  (i) the amount of the outstanding principal balance of the Mortgage Loan to be defeased must equal or exceed 125% of (a) with respect to the Hard Rock International Headquarters Building Mortgaged Property, 68.3% of the outstanding principal balance of the Mortgage Loan or (b) with respect to the R.F. Micro Devices Building Mortgaged Property, 31.7% of the outstanding principal balance of the Mortgage Loan, and (ii) the loan-to-value ratio will not increase as a result of such partial release.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as One Murray Road, representing approximately 0.1% of the Cut-off Date Pool Balance, the related loan documents permit the release of a 4.17 acre parcel, provided that, among other things:  (i) the remaining portion of the related Mortgaged Property is a separate tax parcel and complies with all applicable legal requirements (including, without limitation, all applicable subdivision, zoning and land use laws); (ii) the parcel to be released is conveyed to a person other than the related borrower and is not income-producing; and (iii) the loan-to-value ratio of such Mortgage Loan after giving effect to the release is not greater than 35%, unless the principal balance of such Mortgage Loan is paid down by an amount sufficient to cause the loan-to-value ratio thereof to not be greater than 35%.  The Cut-off Date Loan-to-Value Ratio for such Mortgage Loan without the 4.17 acre parcel that may be released is 25.3%.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property.  Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. See “Risk Factors—Risks Related to the Mortgage Loans—Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates” in this free writing prospectus and “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

Non-Recourse Obligations

The Mortgage Loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations.  In those cases where the loan documents permit recourse to the borrower or a guarantor, we and the Mortgage Loan Sellers generally have not evaluated, and we make no statement regarding, the financial condition of any such person or entity or the likelihood that such person or entity will be able to perform any guaranty obligations, including nonrecourse carveout obligations or nonrecourse carveout guaranty obligations, that may arise in connection with the related Mortgage Loan.  Investors should thus consider all of the Mortgage Loans to be nonrecourse in all respects.

None of the Mortgage Loans is insured or guaranteed by any Mortgage Loan Seller or any of their affiliates, the United States or any foreign government, any government entity or instrumentality, any private mortgage insurer or any other person.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that permit the holder of the mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the mortgage, in each case except to the extent the transfer is permitted under the Mortgage Loan documents.

All or substantially all of the Mortgage Loans grant the related borrower a right, exercisable on multiple occasions and, in some cases, without limit on the number of such occasions, to assign the related Mortgaged Property to and cause an assumption of the Mortgage Loan by a third-party purchaser, subject to one or any combination of the following:  (i) the condition that the transferee be a third-party purchaser that is reasonably acceptable to the lender; (ii) delivery of confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates; (iii) payment of an assumption fee by the related borrower; and/or (iv) the original guarantor(s) and indemnitor(s) remain liable under the loan documents (unless the lender otherwise consents) and, only if the Pooling and Servicing Agreement so requires, the original borrower delivers confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of its then-current ratings of the Certificates.  Under the Pooling and Servicing Agreement, assumption fees may be waived by the Master Servicer and/or the Special Servicer, as the case may be, or, if collected, will be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation.

The Mortgage Loans generally also permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower or an affiliate thereof is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable Mortgage Loan documents and/or as determined by the Master Servicer or permit transfers in certain limited circumstances, including one or more of the following:  (1) a transfer of the related Mortgaged Property or ownership interests in the borrower to a person that is affiliated with or otherwise related to the borrower or transferor; (2) transfers by the borrower of the Mortgaged Property, and/or transfers of ownership interests in the borrower, to specified individuals, entities or types of entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death or incapacity of a principal; (7) a transfer of publicly-traded stock of a direct or indirect equity holder in the borrower; (8) transfers of interests in the related borrower approved by the lender, which approval is subject to delivery of Rating Agency Confirmation from each of the Rating Agencies; (9) transfers to a mezzanine lender in accordance with the related intercreditor agreement; or (10) other transfers similar in nature to the foregoing.  See also representation 32 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Furthermore, upon satisfaction of certain conditions set forth in the related Mortgage Loan documents, certain individual Mortgage Loans allow the borrower or its owners to incur secured secondary financing and/or mezzanine and similar financing that may otherwise be contrary to their “due-on-sale” or “due-on-encumbrance” provisions.  See “—Subordinate and/or Other Financing” below.

As described and subject to the conditions under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions,” the Master Servicer (with respect to non-Specially Serviced Mortgage Loans other than any Non-Serviced Pari Passu Mortgage Loan) or the Special Servicer (with respect to Specially Serviced Mortgage Loans other than with respect to any Non-Serviced Pari Passu Mortgage Loan) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any “due-on-sale” or “due-on-encumbrance” clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property in accordance with the Pooling and Servicing Agreement.  With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, the other master servicer or other special servicer under such securitzation, as applicable, will make the foregoing determinations in accordance with the applicable pooling and servicing agreement.

Encumbered Interests

In the case of one hundred twenty-one (121) of the Mortgaged Properties, representing approximately 99.6% of the Cut-off Date Pool Balance by allocated loan amount, the borrower’s interest in the related Mortgaged Property consists of a fee interest (and we consider the borrower’s interest in a Mortgaged Property to be a fee interest if the borrower’s interest consists of overlapping fee and leasehold interests).

In the case of one (1) of the Mortgaged Properties, representing approximately 0.4% of the Cut-off Date Pool Balance by allocated loan amount, the borrower’s interest in the related Mortgaged Property consists of a leasehold interest only.

See “Risk Factors—Risks Related to the Mortgage Loans—Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default” in this free writing prospectus.  See also representation 36 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

ARD Loans

One (1) Mortgage Loan (an “ARD Loan”), representing approximately 0.8% of the Cut-off Date Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”) set forth in Annex A-1 to this free writing prospectus, if the related borrower has not repaid the related ARD Loan in full, any principal outstanding from time to time on or after that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated mortgage loan rate (the “Initial Rate”).  After its respective Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related ARD Loan documents and all escrows and property expenses required under the related ARD Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium).  Notwithstanding the accrual of interest under each ARD Loan at the Revised Rate after its Anticipated

Repayment Date, the portion thereof accrued at the Initial Rate will continue to be payable monthly on a current basis; the obligation to pay the portion thereof accrued in excess of the Initial Rate (such interest so accrued, “Excess Interest”) will be deferred; and the Excess Interest, together with interest on such Excess Interest (to the extent permitted under applicable law and the related loan documents) will become due and payable only after the outstanding principal balance of such ARD Loan has been paid in full.  To the extent actually collected, Excess Interest will be paid to the holders of the Class V Certificates.

Additionally, an account was established at the origination, or is required to be established upon the occurrence of the related Anticipated Repayment Date, of each ARD Loan into which the related tenant(s) are to be directed to deposit rents or into which other revenues from the related Mortgaged Property must be deposited.  In each case, the borrower is entitled to receive remittances periodically subject to certain terms and conditions.

The amortization term for each ARD Loan is significantly longer than the period up to the related Anticipated Repayment Date; consequently, the repayment of the ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that the ARD Loan is repaid prior thereto).  The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so.   We make no statement regarding the likelihood that any ARD Loan will be repaid on its Anticipated Repayment Date.

Split Loan Structures

The following table presents certain information regarding the Loan Combinations:
Loan Combination Name	Cut-off Date Principal Balance of Pari Passu Mortgage Loan	Cut-off Date Principal Balance of Pari Passu Companion Loan	Aggregate Cut-off Date balance of Loan Combination	Cut-off Date LTV of Loan Combination	Pari Passu Mortgage Loan Interest Rate	Pari Passu Companion Loan Interest Rate	U/W Debt Service Coverage Ratio for Loan Combination
Republic Plaza	$125,000,000	$155,000,000	$280,000,000	52.3%	4.240%	4.240%	1.55x
Concord Mills	$110,000,000	$125,000,000	$235,000,000	54.0%	3.836%	3.836%	3.13x

The Republic Plaza Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Republic Plaza, representing approximately 9.6% of the Cut-off Date Pool Balance (the “Republic Plaza Mortgage Loan”), the related Mortgaged Property (the “Republic Plaza Mortgaged Property”) also secures one other mortgage loan that is pari passu in right of payment with the Republic Plaza Mortgage Loan (the “Republic Plaza Pari Passu Companion Loan” and, together with the Republic Plaza Mortgage Loan, the “Republic Plaza Loan Combination”).  The Republic Plaza Pari Passu Companion Loan has a principal balance as of the Cut-off Date of approximately $155,000,000.  Only the Republic Plaza Mortgage Loan is included in the Trust Fund.  The Republic Plaza Pari Passu Companion Loan is not an asset of the Trust Fund.

The holders of the Republic Plaza Loan Combination (the “Republic Plaza Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Republic Plaza Noteholder (the “Republic Plaza Intercreditor Agreement”).

Servicing.  The Republic Plaza Loan Combination will be serviced as follows:

(a)        from and after the Closing Date, but prior to the date that the Republic Plaza Pari Passu Companion Loan is included in a securitization trust (the “Republic Plaza Pari Passu Companion Loan Securitization Date”), the Republic Plaza Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement; and

(b)        from and after the Republic Plaza Pari Passu Companion Loan Securitization Date, the Republic Plaza Loan Combination will be serviced (x) pursuant to the terms of the pooling and servicing agreement entered into in connection with the securitization of the Republic Plaza Pari Passu Companion Loan (the “Republic Plaza Pooling and Servicing Agreement”) and, subject to the terms of the Republic Plaza Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any of the Republic Plaza Noteholders will be effected in accordance with the Republic Plaza Pooling and Servicing Agreement and (y) by the master servicer and the special servicer appointed pursuant to the Republic Plaza Pooling and Servicing Agreement.

The Republic Plaza Intercreditor Agreement requires that the Republic Plaza Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the Republic Plaza Mortgage Loan as described more fully under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations”.

Advances.   Prior to the Republic Plaza Pari Passu Companion Loan Securitization Date, the Master Servicer, the Special Servicer (with respect to Servicing Advances) or the Trustee, as applicable, will be obligated to make (i) any required advances of principal and interest as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” on the Republic Plaza Mortgage Loan (but not on the Republic Plaza Pari Passu Companion Loan) unless the Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Republic Plaza Mortgage Loan, and (ii) any required Servicing Advances with respect to the Republic Plaza Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Republic Plaza Loan Combination.  Reimbursement of Servicing Advances made with respect to the Republic Plaza Pari Passu Companion Loan will be made as described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances”.

After the Republic Plaza Pari Passu Companion Loan Securitization Date,

(a)        the Master Servicer or the Trustee, as applicable, will continue to be responsible for making advances of principal and interest on the Republic Plaza Mortgage Loan (but not on the Republic Plaza Pari Passu Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Republic Plaza Mortgage Loan; and

(b)        the master servicer, the special servicer (with respect to servicing advances) or the trustee, as applicable, under the Republic Plaza Pooling and Servicing Agreement will be obligated to make (i) any required principal and interest advances on the Republic Plaza Pari Passu Companion Loan as required under the terms of the Republic Plaza Pooling and Servicing Agreement (but not on the Republic Plaza Mortgage Loan) and (ii) any required Servicing Advances with respect to the Republic Plaza Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Republic Plaza Pooling and Servicing Agreement.

Distributions.  The terms of the Republic Plaza Intercreditor Agreement set forth the respective rights of the Republic Plaza Noteholders with respect to distributions of funds received in respect of the Republic Plaza Loan Combination, and provides, in general, that:

●
the Republic Plaza Mortgage Loan and the Republic Plaza Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

●
all payments, proceeds and other recoveries on or in respect of the Republic Plaza Mortgage Loan and the Republic Plaza Pari Passu Companion Loan will be applied to the Republic Plaza Mortgage Loan and the Republic Plaza Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any applicable master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Republic Plaza Intercreditor Agreement, the Pooling and Servicing Agreement and the Republic Plaza Pooling and Servicing Agreement, as applicable.

Consultation and Control.  The controlling note holder under the Republic Plaza Intercreditor Agreement with respect to the Republic Plaza Loan Combination will initially be the holder of the Republic Plaza Pari Passu Companion Loan, and from and after the Republic Plaza Pari Passu Companion Loan Securitization Date, will be the controlling class representative or such other party specified in the Republic Plaza Pooling and Servicing Agreement (such party, the “Republic Plaza Controlling Note Holder”).  Certain decisions to be made with respect to the Republic Plaza Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Republic Plaza Pooling and Servicing Agreement, will require the approval of the Republic Plaza Controlling Note Holder.

Pursuant to the terms of the Republic Plaza Intercreditor Agreement, the Subordinate Class Representative, as a non-controlling noteholder (the “Republic Plaza Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the Republic Plaza Loan Combination, that the special servicer under the Republic Plaza Pooling and Servicing Agreement is required to provide to the Republic Plaza Controlling Note Holder under such agreement within the same time frame such special servicer is required to provide such notices, information and reports to the Republic Plaza Controlling Note Holder and (ii) to be consulted by such special servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the Republic Plaza Intercreditor Agreement and the implementation by such special servicer of any recommended actions outlined in an asset status report.  The consultation right of the Republic Plaza Non-Controlling Note Holder will expire 10 business days after the delivery by such special servicer of notice and information relating to the matter subject to consultation, whether or not the Republic Plaza Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the Republic Plaza Non-Controlling Note Holder’s consultation rights described above, the special servicer under the Republic Plaza Pooling and Servicing Agreement is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Republic Plaza Mortgage Loan and the Republic Plaza Pari Passu Companion Loan.

In addition to the consultation rights of the Republic Plaza Non-Controlling Note Holder described above, the Republic Plaza Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, under the Republic Plaza Pooling and Servicing Agreement upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Republic Plaza Loan Combination are discussed.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Republic Plaza Intercreditor Agreement, if the Republic Plaza Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement or the Republic Plaza Pooling and Servicing Agreement, as applicable, the applicable special servicer will be required to sell the Republic Plaza Mortgage Loan together with the Republic Plaza Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements.  The Republic Plaza Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The Republic Plaza Controlling Note Holder will have the right, with or without cause, to replace the special servicer then acting with respect to the Republic Plaza Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Republic Plaza Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement or the Republic Plaza Pooling and Servicing Agreement, as applicable.

The Concord Mills Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Concord Mills, representing approximately 8.4% of the Cut-off Date Pool Balance (the “Concord Mills Mortgage Loan”), the related Mortgaged Property (the “Concord Mills Mortgaged Property”) also secures one other mortgage loan that is pari passu in right of payment with the Concord Mills Mortgage Loan (the “Concord Mills Pari Passu Companion Loan” and, together with the Concord Mills Mortgage Loan, the “Concord Mills Loan Combination”).  The Concord Mills Pari Passu Companion Loan has a principal balance as of the Cut-off Date of approximately $125,000,000.  Only the Concord Mills Mortgage Loan is included in the Trust Fund.  The Concord Mills Pari Passu Companion Loan is not an asset of the Trust Fund.

The holders of the Concord Mills Loan Combination (the “Concord Mills Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Concord Mills Noteholder (the “Concord Mills Intercreditor Agreement”).

Servicing.  The Concord Mills Loan Combination will be serviced as follows:

(a)        from and after the Closing Date, but prior to the date that the Concord Mills Pari Passu Companion Loan is included in a securitization trust (the “Concord Mills Pari Passu Companion Loan Securitization Date”), the Concord Mills Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement; and

(b)        from and after the Concord Mills Pari Passu Companion Loan Securitization Date, the Concord Mills Loan Combination will be serviced (x) pursuant to the terms of the pooling and servicing agreement entered into in connection with the securitization of the Concord Mills Pari Passu Companion Loan (the “Concord Mills Pooling and Servicing Agreement”) and, subject to the terms of the Concord Mills Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any of the Concord Mills Noteholders will be effected in accordance with the Concord Mills Pooling and Servicing Agreement and (y) by the master servicer and the special servicer appointed pursuant to the Concord Mills Pooling and Servicing Agreement.

The Concord Mills Intercreditor Agreement requires that the Concord Mills Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the Concord Mills Mortgage Loan as described more fully under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations”.

Advances.   Prior to the Concord Mills Pari Passu Companion Loan Securitization Date, the Master Servicer, the Special Servicer (with respect to Servicing Advances) or the Trustee, as applicable, will be obligated to make (i) any required advances of principal and interest as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” on the Concord Mills Mortgage Loan (but not on the Concord Mills Pari Passu Companion Loan) unless the Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Concord Mills Mortgage Loan, and (ii) any required Servicing Advances with respect to the Concord Mills Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Concord Mills Loan Combination.  Reimbursement of Servicing Advances made with respect to the Concord Mills Pari Passu Companion Loan will be made as described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances”.

After the Concord Mills Pari Passu Companion Loan Securitization Date,

(a)        the Master Servicer or the Trustee, as applicable, will continue to be responsible for making advances of principal and interest on the Concord Mills Mortgage Loan (but not on the Concord Mills Pari Passu Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Concord Mills Mortgage Loan; and

(b)        the master servicer, the special servicer (with respect to servicing advances) or the trustee, as applicable, under the Concord Mills Pooling and Servicing Agreement will be obligated to make (i) any required principal and interest advances on the Concord Mills Pari Passu Companion Loan as required under the terms of the Concord Mills Pooling and Servicing Agreement (but not on the Concord Mills Mortgage Loan) and (ii) any required Servicing Advances with respect to the Concord Mills Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Concord Mills Pooling and Servicing Agreement.

Distributions.  The terms of the Concord Mills Intercreditor Agreement set forth the respective rights of the Concord Mills Noteholders with respect to distributions of funds received in respect of the Concord Mills Loan Combination, and provides, in general, that:

●
the Concord Mills Mortgage Loan and the Concord Mills Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

●
all payments, proceeds and other recoveries on or in respect of the Concord Mills Mortgage Loan and the Concord Mills Pari Passu Companion Loan will be applied to the Concord Mills Mortgage Loan and the Concord Mills Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any applicable master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Concord Mills Intercreditor Agreement, the Pooling and Servicing Agreement and the Concord Mills Pooling and Servicing Agreement, as applicable.

Consultation and Control.  The controlling note holder under the Concord Mills Intercreditor Agreement with respect to the Concord Mills Loan Combination will initially be the holder of the Concord Mills Pari Passu Companion Loan, and from and after the Concord Mills Pari Passu Companion Loan Securitization Date, will be the controlling class representative or such other party specified in the Concord Mills Pooling and Servicing Agreement (such party, the “Concord Mills Controlling Note Holder”).  Certain decisions to be made with respect to the Concord Mills Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Concord Mills Pooling and Servicing Agreement, will require the approval of the Concord Mills Controlling Note Holder.

Pursuant to the terms of the Concord Mills Intercreditor Agreement, the Subordinate Class Representative, as a non-controlling noteholder (the “Concord Mills Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the Concord Mills Loan Combination, that the special servicer under the Concord Mills Pooling and Servicing Agreement is required to provide to the Concord Mills Controlling Note Holder under such agreement within the same time frame such special servicer is required to provide such notices, information and reports to the Concord Mills Controlling Note Holder and (ii) to be consulted by such special servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the Concord Mills Intercreditor Agreement and the implementation by such special servicer of any recommended actions outlined in an asset status report.  The consultation right of the Concord Mills Non-Controlling Note Holder will expire 10 business days after the delivery by such special servicer of notice and information relating to the matter subject to consultation, whether or not the Concord Mills Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the Concord Mills Non-Controlling Note Holder’s consultation rights described above, the special servicer under the Concord Mills Pooling and Servicing Agreement is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Concord Mills Mortgage Loan and the Concord Mills Pari Passu Companion Loan.

In addition to the consultation rights of the Concord Mills Non-Controlling Note Holder described above, the Concord Mills Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, under the Concord Mills Pooling and Servicing Agreement upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Concord Mills Loan Combination are discussed.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Concord Mills Intercreditor Agreement, if the Concord Mills Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement or the Concord Mills Pooling and Servicing Agreement, as applicable, the applicable special servicer will be required to sell the Concord Mills Mortgage Loan together with the Concord Mills Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements.  The Concord Mills Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The Concord Mills Controlling Note Holder will have the right, with or without cause, to replace the special servicer then acting with respect to the Concord Mills Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Concord Mills Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement or the Concord Mills Pooling and Servicing Agreement, as applicable.

Subordinate and/or Other Financing

The following paragraphs summarize information regarding existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

The Mortgage Loans generally prohibit borrowers from incurring any additional mortgage indebtedness secured by the related Mortgaged Property without the consent of the lender, except as described below.

Certain borrowers or their owners are permitted to incur mezzanine or similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower in the future.  The following table presents the principal conditions under which such financing may be incurred.

Permitted Future Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut-off Date Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Intercreditor Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan(2)	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Rogue Valley Mall	$55,000,000	4.2%	N/A	Yes	1.76x	70.0%	Yes
Deerfield Embassy Suites	$32,175,919	2.5%	N/A	Yes	1.50x	70.0%	Yes
Sheraton Pleasanton	$10,600,000	0.8%	$2,000,000	Yes	1.59x	70.0%	Yes
Franklin Square Plaza	$8,600,000	0.7%	N/A	Yes	1.45x	70.0%	Yes

(1)
Indicates the maximum principal amount (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)
Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents.  Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be based on a recent appraisal.

(3)
Indicates whether the conditions to the financing include (a) delivery of confirmation from the Rating Agencies that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

Other Additional Financing

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without lender consent.  See “—Certain Terms of the Mortgage Loans—’Due on Sale’ and ‘Due on Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility.  The loan documents for such Mortgage Loans contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the loan documents but do not prohibit a change in control in the event of a permitted foreclosure.  See “Summaries of the Fifteen Largest Mortgage Loans—Dayton Mall” and “—Rogue Valley Mall” attached as Annex A-3 to this free writing prospectus.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables and other debt incurred in the ordinary course) subject to the terms of the related loan documents.  For example:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Heritage on Millenia representing approximately 1.9% of the Cut-off Date Pool Balance, the related borrower has incurred unsecured subordinate debt in the aggregate original amount of $694,209.94 held by Hunter’s Green, Inc., the carve-out guarantor.  Pursuant to the terms of the guaranty, all payments under the unsecured subordinate debt have been deferred until payment in full of the mortgage loan.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as ICB Art Studios, representing approximately 0.8% of the Cut-off Date Pool Balance, the related borrower is permitted to incur unsecured subordinate debt in the aggregate amount of up to $500,000 from the direct or indirect owner members of the related borrower, subject to certain conditions, including (i) the member’s loan being subordinate; (ii) the member’s loan being unsecured and payable only out of excess cash flow; (iii) the member agreeing to vote in favor of a lender-proposed reorganization plan following a bankruptcy filing; (iv) no enforcement of a member loan earlier than 1 year and 1 day after pay-off of the mortgage loan; and (v) receipt of member loan documentation prior to execution and funding of the member loan.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables and unsecured indebtedness in the ordinary course of business.  In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Net Cash Flow and Certain Underwriting Considerations

Underwritten Net Cash Flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the Mortgage Loan Sellers.  Each investor should review the assumptions described in Annex B to this free writing prospectus and make its own determination of the appropriateness of the assumptions used in determining Underwritten Net Cash Flow.

See Annex A-1, including the footnotes thereto, to this free writing prospectus for underwriting assumptions pertaining to lease income from tenants that were not paying rent or not in occupancy.  See also “Description of the Mortgage Pool—Tenant or Other Third Party Matters” and “—Other Matters.”

Cash Management Agreements/Lockboxes

Sixty-three (63) of the Mortgage Loans, representing approximately 89.2% of the Cut-off Date Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties are (or, in the case of a springing arrangement, will be) subject to a cash management or lockbox arrangement.

Annex A-1 to this free writing prospectus sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each Mortgage Loan.  The following is a description of each type of provision:

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Hard/Upfront Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and then applied by servicer in accordance with the related Mortgage Loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Generally, excess funds may then be remitted to the related borrower.

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Hard/Springing Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.  From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

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Soft/Upfront Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager.  The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by the servicer in accordance with the related Mortgage Loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Generally, excess funds may then be remitted to the related borrower.

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Soft/Springing Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager.  The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage

Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.  In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the Trust Fund.  All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the servicer in accordance with the related Mortgage Loan documents.  From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

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Springing (With Established Account).  A lockbox account is established at origination.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager.  The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related Mortgage Loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Excess funds may then be remitted to the related borrower.

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Springing (Without Established Account).  No lockbox account or agreement is established at origination.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager.  The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, a lockbox account controlled by the applicable servicer on behalf of the Trust Fund would be established and the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related Mortgage Loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Excess funds may then be remitted to the related borrower.

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None.  Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary.  Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager.  Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis.  Lockbox accounts will not be assets of the Trust Fund.

Hazard Insurance

Except to the extent that the insurance is to be maintained by a tenant or other third party or the borrower or a tenant is permitted to self-insure, each borrower under a Mortgage Loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents.  This includes a fire and hazard insurance policy with extended coverage.  The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject Mortgage Loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that Mortgage Loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

If, on the date of origination of a Mortgage Loan, a material portion of the borrower owned improvements on a Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the Mortgage Loan and (b) the maximum amount of flood insurance available for the Mortgaged Property permitted by FEMA.

In some cases, the Mortgage Loans allow hazard insurance to be provided under a blanket insurance policy.  Such a blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans included in the Trust.  As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the Trust.  In addition, certain Mortgage Loans provide that a significant or sole tenant (or, if applicable, a condominium association) may obtain third-party insurance with respect to the related Mortgaged Property or with respect to its building thereon or may self-insure and that such third-party insurance or self-insurance satisfies the insurance requirements of the related borrower.

See representation 18 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” in this free writing prospectus for a description of the obligations of the Master Servicer and the Special Servicer with respect to the enforcement of the obligations of the borrowers under the Mortgage Loan documents and other matters related to the maintenance of insurance.

Litigation Considerations

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.  For example:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Concord Mills, representing approximately 8.4% of the Cut-off Date Pool Balance, the sponsor of the related borrower, Simon Property Group, L.P. (“Simon Property”), is a plaintiff in a case originally filed in the Southern District of Indiana relating to certain service agreements between Simon Property and Unicco Service Company (“Unicco”).  Simon Property has alleged that it entered into service agreements with Unicco to provide janitorial services and that Unicco failed to comply with the terms of the service agreements by charging Simon for unauthorized services.  Unicco has counterclaimed that Simon Property failed to make timely payments on invoices submitted by Unicco totaling approximately $800,000.  The case was remanded to state court on February 22, 2011.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Parkway Centre V, representing approximately 2.4% of the Cut-off Date Pool Balance, the sponsor reported that the borrower and the sponsor are named defendants in a civil case in the 296th District Court, Collins County, Texas, titled Cause Number 296-00529-2010; Fitness Evolution, LP and Joseph Mulroy v. Headhunter Fitness, LLC, et. al., brought by Fitness Evolution, LP and Joseph Mulroy, the guarantor of a tenant at an unrelated property, to recoup monies paid in connection with the termination of the tenant’s lease.  In connection with such litigation, the borrower has established with the lender a reserve as additional collateral for the loan in the amount of $1,000,000, which represents estimated rental income for the number of months outstanding on the terminated lease plus legal fees.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Heritage on Millenia, representing approximately 1.9% of the Cut-Off Date Pool Balance, a tenant filed suit in November 2012 against the related borrower alleging breach of contract in connection with the property manager’s disposal of personal property following the plaintiff’s eviction from her apartment for non-payment of rent.  The plaintiff is claiming damages in the amount of $1.3 million, representing the alleged value of the property wrongfully disposed by the property management company.  The borrower’s management agreement with property manager includes indemnity provisions that it maintains apply to this situation.  The property manager, Riverstone Residential Group, manages approximately 170,000 apartment units across some 700 communities.  The borrower has advised it intends to seek dismissal from the lawsuit on grounds that the property manager is the proper defendant, and to otherwise interpose its indemnity from the property manager as an offset to any liability.  In any event, on the merits of the claim, the borrower views the plaintiff’s estimate of property value as being grossly  overstated.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Hilton Harrisburg, representing approximately 1.3% of the Cut-off Date Pool Balance, the related borrower and/or guarantors (William Kohl and Thomas Conran) were named as defendants in a lawsuit filed November 2, 2012 by Hasu Shah, a principal in Hersha Hospitality Trust, in the Federal District Court for the Middle District of Pennsylvania.  The plaintiff alleges that the sale of the mortgaged property by the seller (a non-profit corporation) to the purchaser (the subject borrower) was the result of collusion between William Kohl, the President and CEO of the seller at the time of the sale, and principals of the purchaser, that the sale was not open to public bidding as required, that the sales price was substantially below-market as a result, and that Kohl was induced to facilitate the sale at a below-market price by receiving an ownership interest in the subsequent purchaser.  Plaintiff’s theories of recovery are based on violations of antitrust laws, tortious interference with prospective business relations and unfair competition, and it is seeking (i) rescission of the sale to borrowers and/or (ii) treble monetary damages. In discussions concerning the litigation between the lender and borrower representatives, the borrower views the plaintiff as a disgruntled competitor, and has indicated it will vigorously contest the related claims.  Further, the borrower has notified its directors’ and officers’ liability insurance carrier, which is in the process of selecting defense counsel, and is in the process of preparing a notice of the lawsuit to the title insurance company.  In addition, one of the sponsors of the Mortgage Loan, Aik Hong Tan, is the subject of pending litigation in connection with a separate loan secured by an Albany, New York hotel.  Tan was a one-third owner in a partnership that owned 2.5% of the related borrower under such other loan, and managed the related property through an affiliate.  The related hotel’s operations began to deteriorate in 2009, and the management agreement was terminated.  In 2010, following unsuccessful negotiations with the majority owner of the related borrower to restructure such loan, the special servicer moved to foreclose on the property and initiated a lawsuit against the loan’s carve-out guarantors, including Tan, for alleged

“bad boy acts” including a claim that the cash management arrangement was not properly administered. The related borrower has disputed this claim.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Hilton Garden Inn - Grapevine, representing approximately 0.9% of the Cut-off Date Pool Balance, the Financial Industry Regulatory Authority (FINRA) filed a complaint against David Lerner Associates, an equity syndicator, related to its sales practices of Apple REIT units. Apple REIT is affiliated with the sponsor of the related borrower.  In addition, on June 20, 2011, two (2) shareholders of Apple REIT Nine, the sponsor of the related borrower, filed a class action alleging that David Lerner Associates made false and misleading statements about the value of Apple REIT Nine units, previous distribution payments, the operations of the Apple REIT companies, significant illiquidity-related risks associated with the investments and various agency agreements between David Lerner Associates and the Apple REIT companies.  Apple REIT’s management believes the claims are without merit and has informed the lender that it intends to defend against them.  As of March 31, 2012, Apple REIT Nine had a stated net worth in excess of $1.5 billion, with stated leverage less than 10%.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 30 Vreeland, representing approximately 0.9% of the Cut-off Date Pool Balance, according to published reports, Charles Kushner, the chairman of the Kushner Companies and owner of certain equity interests in the related borrower, pled guilty on August 18, 2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperating witness and one count of making false statements to the Federal Election Committee and was sentenced to two years in prison.  Mr. Kushner was released from prison in 2006.  Although Mr. Kushner has relinquished the management and day-to-day operation of the Kushner Companies to his son, Jared Kushner, he remains chairman of the company.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as One North Arlington, representing approximately 0.9% of the Cut-off Date Pool Balance, the related sponsor (Zaya Younan) is named defendant in a lawsuit filed on December 8, 2011 by Orix Capital Markets, as special servicer, in a suit to enforce a $9.5 million recourse guaranty related to a failed discounted payoff in 2010 on a separate $14.1 million loan secured by the Prairie Stone Commons project in Hoffman Estates, Illinois.  The sponsor’s stated net worth was $132 million as of August 14, 2012, with liquid assets of $17.2 million.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Ayrsley Charleston Row, representing approximately 0.8% of the Cut-off Date Pool Balance, the Mortgaged Property was subject to foreclosure due to an outstanding tax invoice from 2011.  The tax invoice is no longer delinquent, and the tax appeal has been settled.

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With respect to the Mortgage Loans secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Illinois MHC Portfolio and the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Meadowlea, collectively representing approximately 1.2% of the Cut-off Date Pool Balance, an equity owner in the related borrowers, which equity owner is also the spouse of one of the non-recourse carve-out guarantors for such Mortgage Loans, is involved in three (3) ongoing foreclosure actions on various commercial real estate investments in Illinois and Michigan and, in connection therewith, is the guarantor of several million dollars of defaulted mortgage debt.

In addition, see also representation 15 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).  See also “—Default History, Bankruptcy Issues and Other Proceedings” below.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust Fund.  For example:

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With respect to eighteen (18) Mortgage Loans, secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Dayton Mall, Rogue Valley Mall, Century Storage Portfolio, Hilton Harrisburg, Joesler Village in Tucson, Philadelphia Industrial Portfolio, One North Arlington, Fairmont Pansy Center, Carytown Place, 202 Tillary Street, Silverado Park Place, 235 Park Avenue, Illinois MHC Portfolio, Willow Bend Apartments, Canyon Springs Apartments, Meadowlea, One Murray Road and Green Oak Office Building - TX, collectively representing approximately 22.5% of the Cut-off Date Pool Balance, within the last ten (10) years (a) sponsors (or affiliates thereof) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or directly or indirectly secured a real estate loan or a real estate-related mezzanine loan that was the subject of a discounted payoff, (b) the Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property which prior loan was the subject of a maturity default or a discounted payoff, short sale or other restructuring.  See “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies or Other Proceeding May Be Relevant to Future Performance” in this free writing prospectus, (c) the Mortgage Loan was involved in a principal-related or Mortgaged Property-related defaults or (d) the Mortgage Loan has been involved in a borrower, principal or tenant bankruptcy.

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Furthermore, certain of the Mortgage Loans identified in the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 in this free writing prospectus have been involved in such principal-related or Mortgaged Property-related defaults.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Dayton Mall representing approximately 6.3% of the Cut-off Date Pool Balance, the sponsor (Glimcher Properties Limited Partnership) of the related borrower has been involved in several mall projects that have resulted in loan defaults and lender enforcement actions.  For example, a $46,000,000 loan secured by Eastland Mall in Charlotte, North Carolina that was securitized in the CASC 1998-D7 transaction went into default following instances of unlawful activity at the property and the subsequent departure of anchor tenants in 2006.  Following an unsuccessful restructuring of the loan terms, the borrower and lender agreed to a deed-in-lieu of foreclosure in 2009.  A sponsor affiliate was also the borrower under a $35,000,000 loan secured by the Tulsa Promenade shopping mall in Tulsa, Oklahoma that resulted in a maturity default in 2009.  The loan has been extended, and the borrower is currently marketing the property for sale.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Laurel Lakes Shopping Center representing approximately 3.6% of the Cut-off Date Pool Balance, the sponsors (John Greytak and Richard Rotner) have been involved in various projects resulting in lender enforcement actions, most notably a $13,200,000 loan secured by Hollinswood Park Shopping Center in Baltimore,

Maryland that went into default following a Rite-Aid lease termination.  The special servicer agreed to sell the loan at a discount in 2010. Also, a sponsor affiliate defaulted on a $2,000,000 loan secured by a Lutherville, Maryland office building following a period of reduced occupancy, resulting in a 1997 foreclosure.

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Furthermore, certain of the Mortgage Loans identified in the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 in this free writing prospectus have been involved in such borrower, principal or tenant bankruptcy:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Rogue Valley Mall, representing approximately 4.2% of the Cut-off Date Pool Balance, GGP Limited Partnership, the related sponsor, filed for Chapter 11 Bankruptcy on April 16, 2009. On or about the same date, approximately 160 property level subsidiaries of General Growth Properties, Inc. (“GGP”), notwithstanding that many of those subsidiaries were not insolvent at the time of the bankruptcy filing.  While the bankruptcy court specifically declined to substantively consolidate the assets of any property level subsidiary with the assets of GGP or any of its affiliates so as to treat all the related parties as a single bankrupt entity, the court did deny motions brought by various property-level lenders to dismiss the bankruptcy cases of these property-level borrowers as being made in bad faith.  Furthermore, over the objection of property level lenders, as part of the post-petition debtor-in-possession financing for GGP, the court permitted the use of cash generated from these subsidiary properties in excess of amounts necessary to pay interest (at the pre-petition rate) to be distributed to the bankrupt parent entities for general corporate purposes.  The court did, however, require “adequate protection” be given to the lenders of the bankrupt property level borrowers in the form of a first lien on the cash collateral account where cash distributed to the bankrupt parent entities was on deposit. GGP Limited Partnership emerged from bankruptcy on November 8, 2010. Certain characteristics of this loan, such as a cash management system that commingles funds of the borrowers with those of its affiliates and parents, remain substantially similar to the structure employed by General Growth Properties, Inc. and these borrowers prior to their bankruptcy filings in 2009.  As a result, there can be no assurance that the Rogue Valley Mall borrower will not successfully file for bankruptcy as a result of the insolvency or other financial distress of its parents or affiliates.

In addition, see representation 41 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).  See also “Description of the Mortgage Pool—Other Additional Financing” and “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 in this free writing prospectus.

Tenant or Other Third Party Matters

Described below is certain additional factual information regarding tenants among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Properties securing the Mortgage Loans and certain other third parties.  See also “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

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Two (2) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Dayton Mall and Bluerock Business Center, representing approximately 6.3% and 1.4%, respectively, of the Cut-off Date Pool Balance by allocated loan amount, have dark space (i.e., leased, but not occupied space) or have occupied space underwritten as vacant due to tenant delinquencies or other credit issues.  In certain circumstances, in order to mitigate potential risks associated with the vacant space, a cash collateral reserve was retained by the related lender in connection with the origination of the related Mortgage Loan. See Annex A-1 to this free writing prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

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Five (5) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Flamingo Park Plaza, Silas Creek Crossing, 10500 Drummond Road, One North Arlington and Carytown Place, representing approximately 4.3% of the Cut-off Date Pool Balance by allocated loan amount, have significant tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, or have tenants that renewed leases that provide free rent and have not commenced payment of rent.  In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing.  See Annex A-1 to this free writing prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

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Seventeen (17) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as STAG REIT Portfolio, Laurel Lakes Shopping Center, Towne Mall, Bluerock Business Center, Silas Creek Crossing, Mill Creek Walk, Courtyard by Marriott - Stow OH, Fairfield Inn Harrisburg, Butterfield Village Center, Alpine Storage - Roy, Heritage Meadows Village Center, Alpine Storage - American Fork, Walgreens - Oro Valley, Walgreens Memphis, Walgreens Murfreesboro, Tan Tara MHC and One Murray Road, representing approximately 16.9% of the Cut-off Date Pool Balance by allocated loan amount, have certain tenants at the related Mortgaged Properties, hotel franchisors or other third parties that hold purchase options, rights of first refusal or rights of first offer to purchase their related pad site or, in some cases, the related Mortgaged Property.  In several cases, that purchase option, right of first refusal or right of first offer is not subordinate and would apply in a foreclosure and/or deed-in-lieu of foreclosure situation.  See Annex A-3, representation 8 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

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Seven (7) of the Mortgage Loans, representing approximately 1.5% of the Cut-off Date Pool Balance, are secured by Mortgaged Properties that are each leased to a single tenant.  See “Risk Factors—Risks Related to the Mortgage Loans—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates” and “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus, and Annex A-1 to this free writing prospectus.

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Wells Fargo Bank, N.A., which has multiple roles in this securitization, is the second largest tenant at the Bluerock Business Center mortgaged property.  See Annex A-3 and “Summaries of the Fifteen Largest Mortgage Loans – Bluerock Business Center”.

Lease Terminations and Expirations

Expirations.  See Annex A-1 to this free writing prospectus for tenant lease expiration dates for the five (5) largest tenants (by net rentable area leased) at each Mortgaged Property and Annex A-3 for lease expirations for the five (5) largest tenants (by economic rent) among the top fifteen (15) Mortgage Loans.  Whether or not any of the five (5) largest tenants at a particular Mortgaged Property have leases that expire before the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before the maturity of the related Mortgage Loan.  In particular, four (4) Mortgaged Properties, securing Mortgage Loans representing approximately 2.6% of the Cut-off Date Pool Balance (by allocated loan amount), including certain Mortgage Loans in the top fifteen Mortgage Loans included on Annex A-3 to this free writing prospectus, have single tenant leases that expire during the term of the related Mortgage Loan or have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property.  Prospective investors are encouraged to review all the Lease Expiration Schedules for the fifteen largest Mortgage Loans presented on Annex A-3 to this free writing prospectus.

Terminations.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if an anchor, shadow anchor or other significant tenant or a certain percentage of tenants at or near the applicable Mortgaged Property ceases operations, or (viii) if the landlord defaults on its obligations under the lease.  We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may cease to occupy its leased space:

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Certain tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

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Certain leases may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

●	Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.

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Certain of the tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

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Several tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if another specific tenant vacates its space or occupancy at the subject Mortgaged Property falls below a specified level.

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Further, certain of the tenant leases for the other retail Mortgaged Properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

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See Annex A-1 to this free writing prospectus and the accompanying footnotes for information regarding certain termination options held by the five (5) largest tenants (by net rentable area leased) at each Mortgaged Property.

Assessments of Property Value and Condition

Appraisals

In connection with the origination of each Mortgage Loan or in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained.  In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.  We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the Mortgage Loan Sellers based on their internal review of such appraisals.  The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented in this free writing prospectus for illustrative purposes only and reflects calculations based on the “as-is” appraised value in each case.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus.  None of these appraisals are more than twelve (12) months old as of the Cut-off Date.

Environmental Assessments

All of the Mortgaged Properties securing the Mortgage Loans were subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the Mortgage Loans.  In some cases, a Phase II site assessment was also performed.  In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition or provide additional security, such as letters of credit or reserves, or environmental indemnification.  None of these environmental assessments are more than twelve (12) months old as of the Cut-off Date.  See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this free writing prospectus.  See also representation 43 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

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With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Animas Valley Mall, securing a Mortgage Loan representing approximately 4.0% of the Cut-off Date Pool Balance, a Phase I environmental site assessment (an “ESA”) of the Mortgaged Property, performed on October 11, 2012, reported that ground lessee Sears Auto Center previously removed in-ground hydraulic lifts and that the state environmental agency is not currently requiring any further action for residual oil impacts to soil in the lift area.  Should the current improvements be excavated and the soil exposed, further action might be needed.  Sears would be responsible for any such further action pursuant to an indemnification provided in its lease.  The ESA recommends no further action other than ensuring that any future excavated soils be properly managed and disposed of.

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With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Towne Mall, securing a Mortgage Loan representing approximately 1.8% of the Cut-off Date Pool Balance, a Phase I ESA performed on October 25, 2012 concluded that the presence of a Sears Auto Center since 1989, including in-ground hydraulic lifts and an oil/water separator, potentially could result in environmental impacts.  An oil leak previously was identified and remediated.  The ESA did not identify any other suspected impacts from the Sears facility, and the ESA did not recommend any further investigation or other action.

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With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Courtyard Charlotte Airport, securing a Mortgage Loan representing approximately 1.1% of the Cut-off Date Pool Balance, a Phase I ESA dated November 7, 2012 reported that, prior to construction of the current lodging facility, a gasoline station had operated at the Mortgaged Property.  Fuel impacts to groundwater were detected in 1996, and the associated Leaking Underground Storage Tank (“LUST”) incident has been under investigation and monitoring.  Based on investigation results, the ESA reports that indoor air impacts are not anticipated.  The state environmental agency approved a revised corrective action work plan on August 1, 2012, prepared by the responsible party, Chevron Environmental Management Company.  Additionally, the LUST incident is eligible for funding from a state LUST cleanup fund.  The ESA recommends that Chevron complete the actions determined as necessary by the state agency in order to bring the LUST incident to a No Further Action status.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as STAG REIT Portfolio representing approximately 5.3% of the Cut-off Date Pool Balance, Phase I environmental site assessments indicated that there was no evidence of any recognized environmental conditions at the Mortgaged Properties.  However, a review by the lender’s internal environmental group identified potential risks with respect to the historical industrial use at the following 6 of the 28 constituent properties, as follows: (i) for the 100 Papercraft Park (O’Hara Township, Pennsylvania) Mortgaged Property, evaluation of compliance with site closure conditions, including soil and groundwater disturbance restrictions; (ii) for the 215 Mill Avenue (Greenwood, South Carolina) Mortgaged Property, Phase II subsurface testing was recommended to evaluate impacts on soil from historic plating operations; (iii) for the 42600 Merrill Road (Sterling Heights, Michigan) Mortgaged Property, review of the subsurface investigation reports for subject and adjacent property to determine potential off-site impacts; (iv) for the 308-310 Maxwell Avenue (Greenwood, South Carolina) Mortgaged Property, Phase II subsurface testing was recommended to evaluate potential impacts on soil and groundwater of historic bulk oil and fertilizer storage operations; (v) for the 100 Holloway Drive (Ware Shoals, South Carolina) Mortgaged Property, Phase II subsurface testing was recommended to evaluate impacts on soil from historic plating operations; and (vi) for the 636 South 66th Terrace (Kansas City, Kansas) Mortgaged Property, Phase II subsurface testing was recommended to evaluate impacts of previous site operations and regulatory violations on soil and groundwater related to  historic use and storage of hazardous substances.  Environmental insurance policy was provided in lieu of Phase II testing or related additional investigation with policy limits of $1 million per occurrence and $3 million in the aggregate, subject to a $25,000 deductible, for a 10 year and one month term (one month past loan maturity).  The policy was issued by Great American Insurance Group, which has an A.M. Best rating of “A/XIV”.  The policy premium has been prepaid.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Rogue Valley Mall representing approximately 4.2% of the Cut-off Date Pool Balance, the Phase I environmental site assessment indicated certain recognized environmental conditions,  as follows: (i) portions of the Mortgaged Property have been used for gas station, auto wrecking area and dry cleaning purposes, and the Phase I consultant recommended a limited subsurface investigation; (ii) an underground storage tank-related vent pipe and fill port was observed at the property, commonly associated with an on-site emergency generator, and the Phase I consultant recommended environmental monitoring (soil and groundwater sampling) to identify any releases; and (iii) groundwater monitoring wells were observed in two locations; and the Phase I consultant recommended that wells be sampled and properly decommissioned as necessary.  Phase II testing is currently underway.  The loan guarantor (an affiliate of General Growth Properties) has agreed to perform such remediation as deemed necessary by such Phase II testing.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Carytown Place representing approximately 0.8% of the Cut-off Date Pool Balance, the Phase I ESA indicated no recognized environmental conditions, and recommended no further investigation. However, the Mortgaged Property was subject of previous Phase II investigations of soil and groundwater related to on-site underground storage tank and high risk neighboring properties. No contaminants above action levels were indicated.  An environmental insurance policy was provided in lieu of a guarantor indemnity for environmental-related losses with policy limits of $1 million, subject to a $25,000 deductible, for a 10 year term plus a three year policy tail.  The policy was issued by Steadfast Insurance Company loan (a member company of Zurich North America), which has an A.M. Best rating of “A+/XV.” The policy premium has been prepaid.

Property Condition Assessments

In general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination of each of the Mortgage Loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.  Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering.  None of these engineering reports are more than twelve (12) months old as of the Cut-off Date.  In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.  See representation 12 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).  See also “Risk Factors—Risks Related to the Mortgage Loans—Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property” in this free writing prospectus.

Seismic Review Process and Earthquake Insurance

In general, except for certain manufactured housing community properties, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”).  No such PML, PL or SEL exceeded 20%.

Zoning and Building Code Compliance

Each Mortgage Loan Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.  Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related Mortgage Loan documents.  In some cases, a certificate of occupancy may not be on record or may not have been issued, or there may be expired permits, with respect to a Mortgaged Property or a particular portion thereof.  Other violations may be known to exist at any particular Mortgaged Property, but in each such instance the related Mortgage Loan Seller has informed us that it does not consider any such violations known to it to be material.

In some cases the improvements at a Mortgaged Property may be encroaching over set-back lines established under the local zoning ordinance or easement and, with limited exception, an endorsement to the title insurance policy or a separate policy of law and ordinance insurance was obtained to cover losses arising from any required removal of such building(s).  Where the property as currently operated is a permitted nonconforming use and/or structure, the related Mortgage Loan Seller generally conducted an analysis as to—

●	the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form, and

●
whether existing replacement cost hazard insurance or, if necessary, supplemental “law and ordinance coverage” would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down that Mortgage Loan to a level such that the remaining collateral would be adequate security for the remaining loan amount.

In addition, certain Mortgaged Properties may be subject to zoning, land use or building restrictions in the future.

See, also, representations 20, 26 and 27 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Environmental Insurance

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as STAG REIT Portfolio representing approximately 5.3% of the Cut-off Date Pool Balance, the borrower provided an environmental insurance policy with $1 million per occurrence and $3 million aggregate policy limits, subject to a $25,000 deductible, for a 10 year and one month term (one month past loan maturity).  The policy was issued by Great American Insurance Group, which has an A.M. Best rating of “A/XIV”.  The policy premium has been prepaid.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Laurel Lakes Shopping Center representing approximately 3.6% of the Cut-off Date Pool Balance, the borrower provided an environmental insurance policy with $10 million policy limits, subject to a $25,000 deductible, for a 10 year term plus a three year policy tail.   The policy was issued by Steadfast Insurance Company (a member company of Zurich North America), which has an A.M. Best rating of “A+/XV”. The policy premium has been prepaid.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Carytown Place representing approximately 0.8% of the Cut-off Date Pool Balance, the borrower provided an environmental insurance policy with $1 million policy limits, subject to a $25,000 deductible, for a 10 year term plus a three year policy tail.  The policy was issued by Steadfast Insurance Company (a member company of Zurich North America), which has an A.M. Best rating of “A+/XV”.  The policy premium has been prepaid.

In general (other than with respect to any Non-Serviced Pari Passu Mortgage Loan), the Master Servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental liability insurance or pollution legal liability policy relating to a Mortgage Loan while that loan is not a Specially Serviced Mortgage Loan and the Special Servicer will be required to report any claims of which it is aware that arise under the policy while that Mortgage Loan is a Specially Serviced Mortgage Loan or the related Mortgaged Property has become an REO Property.

Each insurance policy referred to above has been issued or, as of the Closing Date, will have been issued.

Loan Purpose

Seventy-five (75) of the Mortgage Loans, representing approximately 89.0% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s refinancing of a previous Mortgage Loan.

Ten (10) of the Mortgage Loans, representing approximately 11.0% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s acquisition of the Mortgaged Property(ies) that secures such Mortgage Loan.

Exceptions to Underwriting Guidelines

The Mortgage Loan Sellers (other than Wells Fargo Bank and C3CM) have not identified any material exceptions to the disclosed underwriting criteria set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Rogue Valley Mall, representing approximately 4.2% of the Cut-off Date Pool Balance, the Phase II environmental report was not completed prior to closing, and there was no reserve established at closing for any potentially related remediation costs, which is an exception to Wells Fargo Bank’s loan underwriting guidelines.  Wells Fargo Bank approved the underwriting exception and the inclusion of the mortgage loan in this transaction based on the following mitigating circumstances: (i) a previous Phase I report dated December 8, 2011, concluded no ground water contamination was identified relating to the former on-site gas station; (ii) a review of the Phase I report by an independent third party environmental consultant estimated a maximum remediation cost of $845,000, which represents only 1.1% of the appraised value; (iii) the borrower, Rogue Valley Mall L.L.C., has agreed to order a Phase II based on a scope of work reasonably acceptable to lender and promptly effectuate remediation, if necessary; and (iv) the sponsor, General Growth Properties is the second largest mall REIT in the United States (NYSE: GGP).

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as One Murray Road, representing approximately 0.1% of the Cut-off Date Pool Balance, an underwriting exception was approved with respect to the guideline that the minimum debt service coverage ratio not be less than 1.20x.  The U/W NCF DSCR of such Mortgage Loan is 1.16x, and until the current lease was signed in December 2011, the Mortgaged Property stood vacant for multiple years.  However, the Cut-off Date LTV Ratio of such Mortgage Loan is 21.1% (or 25.3% if there is a release of a 4.17 acre non-income producing parcel as permitted under the loan documents), and based on its amortization schedule, such Mortgage Loan amortizes substantially in full by its maturity date, which occurs in December 2017, such that the final payment of principal on such date is approximately $3,287 in the absence of prepayment or default.  Based on the foregoing compensating factors, C-III Commercial Mortgage LLC, the related Sponsor, approved inclusion of such Mortgage Loan into this transaction.

Assignment of the Mortgage Loans

On or before the Closing Date, the Mortgage Loan Sellers will transfer to us those Mortgage Loans that are to be included in the Trust Fund, and we will transfer to the Trust Fund all of those Mortgage Loans.  In each case, the transferor will assign the applicable Mortgage Loans, without recourse, to the Trustee, except as described below in this “—Assignment of the Mortgage Loans” section.  See the section of the accompanying prospectus titled “Description of the Pooling and Servicing Agreements—Assignment of Mortgage Assets; Repurchases”.

The transfer by each Mortgage Loan Seller of its Mortgage Loans to the Depositor will be governed by a mortgage loan purchase agreement (a “Mortgage Loan Purchase Agreement”) between that Mortgage Loan Seller and the Depositor.

In connection with the transfer of each Mortgage Loan, the related Mortgage Loan Seller will be required to deliver to the Custodian on behalf of the Trustee, the following documents, among others:

●	either—

1.	the original mortgage note(s) evidencing that Mortgage Loan, or

2.	if any original mortgage note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

●	the original or a copy of the mortgage, together with originals or copies of any intervening assignments of the mortgage;

●	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

●          either—

1.
an executed assignment of the mortgage in favor of the Trustee, in recordable form except for missing recording information relating to a mortgage that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent or to be sent for recording;

●          either—

1.
an executed assignment of any separate assignment of leases and rents in favor of the Trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent or to be sent for recording;

●
an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a “marked-up” commitment for title insurance or a pro forma policy; and

●	if a material portion of the interest of the borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the related ground lease.

The Pooling and Servicing Agreement and/or the respective Mortgage Loan Purchase Agreements will specify the dates by which these documents and instruments must be delivered.  All promissory notes must be in the possession of the Custodian on the Closing Date and other required loan documents may be delivered after the Closing Date.  Each promissory note must be endorsed to the Trustee, in that capacity, for the registered holders of the Certificates or in blank.  Each assignment of a mortgage, separate assignment of leases or other security agreement must be in favor of the Trustee, in that capacity, for the registered holders of the Certificates.

With respect to each of the Republic Plaza Mortgage Loan and the Concord Mills Mortgage Loan, following the securitization of the related Pari Passu Companion Loan, the documents described above (other than the mortgage note evidencing the Mortgage Loan included in this securitization) will be transferred to the custodian under such other securitization.

Notwithstanding any contrary provision described above, in the case of any Non-Serviced Pari Passu Mortgage Loan, the Mortgage Loan Seller will have no duty to deliver any instrument to assign the mortgage or the assignment of assignment of leases and rents to the Trustee.  The pooling and servicing agreement with respect to any such Non-Serviced Pari Passu Mortgage Loan will recognize the obligation of a designated mortgage loan seller in the related securitization to deliver instruments to assign such mortgage and assignment of leases and rents to the trustee under such securitization.

The Custodian is required to hold all of the documents delivered to it with respect to the Mortgage Loans on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Within a specified period of time following that delivery, the Custodian will be further required to conduct a review of those documents.  The scope of the Custodian’s review of those documents will, in general, be limited solely to confirming that they have been received.  No party to the Pooling and Servicing Agreement is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

If—

●	any of the documents required to be delivered by a Mortgage Loan Seller to the Custodian is not delivered or is otherwise defective, and

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that omission or defect materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders, or any of them, therein, including, but not limited to, a material and adverse effect on any of the distributions distributable with respect to any of the Certificates or on the value of those Certificates, then the omission or defect will constitute a material document defect.  The Pooling and Servicing Agreement may provide that the absence of select Mortgage Loan documents is deemed to be a material document defect.  The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Mortgage Loan Seller (or, in the case of Mortgage Loans sold by Liberty Island Group I LLC, that Mortgage Loan Seller and Liberty Island Group LLC, or, in the case of Mortgage Loans sold by Basis Real Estate Capital II, LLC, its affiliate, Basis Investment Group LLC) (such person, a “Responsible Repurchase Party”) with respect to any material document defect are described under “—Cures, Repurchases and Substitutions” below.

Additionally, in connection with the transfer of the Mortgage Loans to the Trust Fund, one or more of the Mortgage Loan Sellers may retain, either directly or through an affiliate, a portion of the Certificates issued at closing.

Representations and Warranties

As of the Closing Date, each Mortgage Loan Seller will make, with respect to each of the Mortgage Loans sold to us by that Mortgage Loan Seller, the representations and warranties set forth on Annex C-1 to this free writing prospectus, subject to the exceptions set forth on Annex C-2 to this free writing prospectus.

The representations and warranties made by each Mortgage Loan Seller as described on Annex C-1, subject to the exceptions set forth on Annex C-2 to this free writing prospectus, will be assigned by us to the Trustee under the Pooling and Servicing Agreement.  If—

●	there exists a breach of any of the above-described representations and warranties made by a Mortgage Loan Seller, and

●	that breach materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders,

then that breach will be a material breach of the representation and warranty.  The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Responsible Repurchase Party with respect to any material breach are described under “—Cures, Repurchases and Substitutions” below.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties and the corresponding exceptions, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other.  We present the related representations and warranties and any related exceptions herein in this free writing prospectus for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present in this free writing prospectus.  Further, whether a particular Mortgage Loan Seller elects to take an exception to a representation and warranty is determined by the nature of its related Mortgage Loans, the Mortgage Loan Seller’s interpretation of the requirements of the related representation and warranties and the terms and conditions of the Mortgage Loans as well as the Mortgage Loan Seller’s risk tolerance.  As a result, the fact that one Mortgage Loan Seller has elected not to take an exception to a particular representation or warranty where another Mortgage Loan Seller, or each other Mortgage Loan Seller, has elected to take an exception, should not imply anything about the specific characteristics of that Mortgage Loan Seller’s collateral.

No party to the Pooling and Servicing Agreement or any other person is under any duty or obligation to review the Mortgage Loans to determine whether the representations and warranties made by the related Mortgage Loan Seller are true.

Cures, Repurchases and Substitutions

If there exists a material breach (generally, a breach that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders, or any of them, therein) of any of the representations and warranties made by a Mortgage Loan Seller with respect to any of the Mortgage Loans sold to us by that Mortgage Loan Seller, as discussed under “—Representations and Warranties” above, or a material document defect (generally, a document defect that materially and adversely affects value of any Mortgage Loan or the interests of the Certificateholders, or any of them, therein) with respect to any of those Mortgage Loans, as discussed under “—Assignment of the Mortgage Loans” above, then the applicable Responsible Repurchase Party will be required to take one of the following courses of action:

●	cure the material breach or the material document defect in all material respects;

●	repurchase the affected Mortgage Loan at the applicable Purchase Price; or

●
prior to the second anniversary of the Closing Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the Certificates, as confirmed in writing by each of the Rating Agencies (unless any such Rating Agency elects not to review the matter), replace the affected Mortgage Loan with a substitute Mortgage Loan that satisfies the terms of the related Mortgage Loan Purchase Agreement, including without limitation, that—

1.	has comparable payment terms to those of the Mortgage Loan that is being replaced, and

2.	is acceptable to the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period).

If the applicable Responsible Repurchase Party replaces one Mortgage Loan with another Mortgage Loan, as described above, such Responsible Repurchase Party will be required to pay into the Trust the amount, if any, by which—

●	the Purchase Price, exceeds

●	the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the Trust.

The time period within which the applicable Responsible Repurchase Party must complete the remedy, repurchase or substitution described above, will generally be limited to 90 days following the earlier of discovery by the applicable Mortgage Loan Seller or receipt of notice of the material breach or material document defect, as the case may be, from a party to the Pooling and Servicing Agreement.  However, in most cases (but not all), if the applicable Responsible Repurchase Party is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.  Any remedy, repurchase or substitution with respect to a breach or defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3) must be completed within 90 days following any discovery by the applicable Mortgage Loan Seller or any party to the Pooling and Servicing Agreement.

“Purchase Price” means, with respect to any particular Mortgage Loan being purchased from the Trust Fund, a price approximately equal to the sum of the following:

●	the outstanding principal balance of that Mortgage Loan less any Loss of Value Payment available to reduce the principal balance;

●	all accrued and unpaid interest on that Mortgage Loan generally through the Due Date in the collection period of purchase, other than Default Interest;

●	all unreimbursed Servicing Advances with respect to that Mortgage Loan, together with any unpaid interest on those advances owing to the party or parties that made them;

●	all Servicing Advances with respect to that Mortgage Loan that were reimbursed out of collections on or with respect to other Mortgage Loans in the Trust Fund;

●	all accrued and unpaid interest on any monthly debt service advances made with respect to the subject Mortgage Loan; and

●
in the case of a repurchase or substitution of a defective Mortgage Loan by a Responsible Repurchase Party, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee or an agent of any of them, on behalf of the Trust Fund, in enforcing any obligation of a Responsible Repurchase Party to repurchase or replace the Mortgage Loan.

“Default Interest” means any interest that—

●	accrues on a Defaulted Mortgage Loan solely by reason of the subject default, and

●	is in excess of all interest accrued on the Mortgage Loan at the related mortgage interest rate.

In lieu of a Responsible Repurchase Party repurchasing, substituting or curing a material breach or material document defect (or an allegation of a material breach or material document defect), to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Trust (with the consent of the Majority Subordinate Certificateholder to the extent a Subordinate Control Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Trust that would be deemed sufficient to compensate the Trust for a material breach or material document defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related material breach or material document defect in all respects.  A Loss of Value Payment may not be made with respect to a material breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

If a Mortgage Loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the Mortgage Loan is part of a group of cross-collateralized Mortgage Loans, if any, and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other Mortgage Loans that are part of that group (without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related Responsible Repurchase Party will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

●
the applicable Responsible Repurchase Party (at its expense) delivers or causes to be delivered to the Trustee an opinion of counsel to the effect that its repurchase of only those Mortgage Loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an Adverse REMIC Event under the Pooling and Servicing Agreement, and

●
all of the following conditions would be satisfied if the applicable Responsible Repurchase Party were to repurchase or replace only those affected Mortgage Loans (and not the other loans in the group):

1.
the debt service coverage ratio for all those other loans (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans) set forth in Annex A-1 to this free writing prospectus, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x;

2.
the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in Annex A-1 to this free writing prospectus plus 10%, (B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) 75%; and

3.
the exercise of remedies against the primary collateral of any Mortgage Loan in the group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loans in the group.

“Adverse REMIC Event” means any event or circumstance that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, or (except as permitted under the circumstances described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties”) result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Code.

The obligations of the applicable Responsible Repurchase Party to cure, repurchase, substitute or make a Loss of Value Payment as described above will constitute the sole remedy available to the Certificateholders in connection with a material breach of any of the representations and warranties made by that Responsible Repurchase Party (or, if applicable, its affiliated Mortgage Loan Seller) or a material document defect, in any event with respect to a Mortgage Loan transferred by that Responsible Repurchase Party (or, if applicable, its affiliated Mortgage Loan Seller) to the Trust Fund.  However, if the breach of any representation or warranty of a Mortgage Loan Seller is based on whether a borrower is required to pay a specified expense under the terms of the related Mortgage Loan documents, then the payment of that expense by the applicable Responsible Repurchase Party will constitute the sole remedy for that breach.

With respect to The Royal Bank of Scotland, each reference in this section and throughout this free writing prospectus to the obligations of each Responsible Repurchase Party to cure, repurchase,

substitute or make Loss of Value Payments, in connection with any material breach of any of the representations and warranties made by that Mortgage Loan Seller or a material document defect, applies only to the entity (that is, either The Royal Bank of Scotland plc or RBS Financial Products Inc.) that sold the subject Mortgage Loan to the trust.  See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—The Royal Bank of Scotland” in this free writing prospectus.

No person other than the applicable Responsible Repurchase Party will be obligated to perform the obligations of that Responsible Repurchase Party if it fails to perform its cure, repurchase, substitution, payment or other remedial obligations.

A Responsible Repurchase Party may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the related Mortgage Loan Seller’s representations or warranties.  We cannot assure you that a Responsible Repurchase Party will have sufficient assets and financial liquidity with which to fulfill such obligations on its part that may arise with respect to any Mortgage Loan as a result of the discovery of a material document defect or a material breach.  See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus and “The Sponsor” in the accompanying prospectus.

Expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee with respect to enforcing any such obligation will be borne by the applicable Responsible Repurchase Party, or if not, will be reimbursable out of the Collection Account.

Changes in Mortgage Pool Characteristics

The descriptions in this free writing prospectus of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-off Date.  Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable.  A limited number of other Mortgage Loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus.  The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of mortgage interest rates and maturities as well as other characteristics of the Mortgage Loans described in this free writing prospectus may vary.

A Current Report on Form 8–K describing any material changes to the composition of the Mortgage Pool will be available to purchasers of the Offered Certificates shortly after the Closing Date.

Finalized Pooling and Servicing Agreement and Other Material Agreements

We will have filed copies of the finalized Pooling and Servicing Agreement, and other material agreements relating to this offering, with the U.S. Securities and Exchange Commission (the “SEC”) on or before the date we file any prospectus supplement ultimately filed with the SEC, by filing a post-effective amendment to our registration statement or a Current Report on Form 8-K, or at such other date as the SEC by rule, regulation or staff interpretation may permit.

TRANSACTION PARTIES

The Issuing Entity

The “Issuing Entity” with respect to the Offered Certificates will be the WFRBS Commercial Mortgage Trust 2012-C10 (the “Trust”).  The Trust is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and engaging in any other activities described generally in this free writing prospectus.  Accordingly, the Trust may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Trust may not lend or borrow money, except that the Master Servicer, the Special Servicer (with respect to Servicing Advances) and the Trustee may make advances of delinquent principal and interest payments and Servicing Advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “Description of the Offered Certificates—Amendment of the Pooling and Servicing Agreement” in this free writing prospectus.  The Trust administers the Mortgage Loans through the Trustee, the Certificate Administrator, the tax administrator, the Master Servicer and the Special Servicer.

The only assets of the Trust other than the Mortgage Loans and any REO Properties (which includes, with respect to any Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement, but does not include a Serviced Pari Passu Companion Loan’s pro rata interest in any REO property) are the Distribution Account, the Collection Account, the other accounts maintained pursuant to the Pooling and Servicing Agreement, the short-term investments in which funds in the Collection Account and other accounts are invested and any rights and benefits obtained in connection with the other activities described in this free writing prospectus.  The Trust has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties including, with respect to any Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired pursuant to the related pooling and servicing agreement, and the other activities described in this free writing prospectus, and indemnity obligations to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.  The fiscal year of the Trust is the calendar year.  The Trust has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the Trust would be characterized as a “business trust” is not possible.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation (the “Depositor”), is the depositor.  The Depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing Mortgage Loans in trust in exchange for Certificates evidencing interest in such trusts and selling or otherwise distributing such Certificates.  The Depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a Sponsor, an Originator, a Mortgage Loan Seller, the Master Servicer, the Certificate Administrator, the tax administrator, the Custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters.  See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The Depositor will have minimal ongoing duties with respect to the Offered Certificates and the Mortgage Loans.  The Depositor’s duties will include, without limitation, (i) appointing a successor Trustee in the event of the resignation or removal of the Trustee, (ii) providing information in its possession with respect to the Certificates to the tax administrator to the extent necessary to perform REMIC and grantor trust tax administration, (iii) indemnifying the Trustee, the tax administrator and the Trust for any liability, assessment or costs arising from the Depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the Trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with the Master Servicer, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Trust.  The Depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Sponsors, Mortgage Loan Sellers and Originators

The Royal Bank of Scotland, Wells Fargo Bank, National Association, Prudential Mortgage Capital Company, LLC, Basis Real Estate Capital II, LLC and C-III Commercial Mortgage LLC are referred to in this free writing prospectus as the “Originators”.  The Depositor will acquire the Mortgage Loans from The Royal Bank of Scotland, Wells Fargo Bank, National Association, Liberty Island Group I LLC, Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC (collectively, the “Mortgage Loan Sellers” or the “Sponsors”) on or about December 19, 2012 (the “Closing Date”).  Each Mortgage Loan Seller is a “sponsor” of the securitization transaction described in this free writing prospectus (in such capacity, a “Sponsor”). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly owned subsidiary of Wells Fargo & Company (NYSE:  WFC).  The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697.  Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.  Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.  Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the Depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank.  On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor.  Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties.  With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995.  The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion.  Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans.  Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the Depositor or to an unaffiliated securitization depositor.  For the twelve-month period ended December 31, 2011, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $2.9 billion.  Since the beginning of 2010, Wells Fargo Bank originated approximately 296 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.7 billion, which were included in eleven securitization transactions.  The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties.  Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

See “The Sponsor” in the attached prospectus.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General.  Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization.  Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals.  Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

In the case of the Mortgage Loans identified on Annex A-1 to this free writing prospectus as Flamingo Park Plaza, collectively representing 1.4% of the Cut-off Date Pool Balance, Wells Fargo Bank, as Mortgage Loan Seller, delegated certain of its underwriting and origination functions to Principal Real Estate Investors, LLC, an affiliate of Principal Life Insurance Company pursuant to a program of agreed upon underwriting and closing procedures, including the preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by Wells Fargo Bank.  These functions were all performed in accordance with the loan approval procedures described herein in all material respects.  Each loan was funded entirely by and in the name of Wells Fargo Bank using documentation approved by Wells Fargo Bank for mortgage loans intended for securitization.  Principal Global Investors, LLC, an affiliate of Principal Life Insurance Company, serviced the related program Mortgage Loans prior to securitization and will continue to act as primary servicer with respect to such Mortgage Loans after securitization.

These functions were all performed in accordance with the loan approval procedures described herein in all material respects.  The loan was funded entirely by and in the name of Wells Fargo Bank using documentation approved by Wells Fargo Bank for mortgage loans intended for securitization.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors.  Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section.  For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Representations and Warranties” sections of this free writing prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis.  Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan.  In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower.  Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself.  Borrowers are generally required to be single-purpose entities.  The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type:  historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases.  Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed.  Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee.  Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports.  Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant.  Generally, the results of these reviews are incorporated into the underwriting report.  In some instances, one or more of the procedures were waived or modified by Wells Fargo Bank where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval.  Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

DSC Ratios and LTV Ratios.  Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors.  For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors.  For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this free writing prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the Trust Fund.  For specific details on the calculations of debt service coverage ratios in this free writing prospectus, see Annex B to this free writing prospectus.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan.  It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, respectively, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition.  As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan.  To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.  Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.  In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments.  Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments.  In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”).  Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●
casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements.  Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments.  Tax escrows may not be required if a single tenant property and the tenant is required to pay taxes directly.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums.  Insurance escrows may not be required if, (i) the borrower maintains a blanket insurance policy, or (ii) if a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the mortgage loan, Wells Fargo Bank generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed.  In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions.  One or more of Wells Fargo’s Mortgage Loans may vary from the specific Wells Fargo’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above.  In addition, in the case of one or more of Wells Fargo’s Mortgage Loans, Wells Fargo or another Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.  Except as disclosed in “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus, none of the mortgage loans was originated with any material exceptions from Wells Fargo’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview.  Wells Fargo Bank, in its capacity as the Sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects.  Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties.  Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this free writing prospectus, as further described below.

Database.  To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process.  Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation.  Wells Fargo Securities LLC, on behalf of Wells Fargo Bank, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this free writing prospectus regarding the Wells Fargo Bank Mortgage Loans.  These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●
comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, Mortgage Loan Seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations.  Mortgage Loan Seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this free writing prospectus.  In addition, Mortgage Loan Seller counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Findings and Conclusions.  Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this free writing prospectus is accurate in all material respects.  Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Repurchase Requests

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured.  The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from January 1, 2011 to September 30, 2012 or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(3)(4)			Assets Pending Repurchase or Replacement (within cure period)(3)(5)			Demand in Dispute(3)(6)			Demand Withdrawn(3)(7)			Demand Rejected(3)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C23	X	Wachovia Bank, National Association	139	2,903,975,599.43	68.65	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1352059		Nomura Credit & Capital, Inc.	87	897,454,001.87	21.22	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation (8)	79	428,429,428.41	10.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1	2,157,849.91	0.06	0	0.00	0.00

Issuing Entity Subtotal			305	4,229,859,029.71	100.00	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1	2,157,849.91	0.06	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation (9)	50	269,226,893.21	7.49	1	13,800,000.00	0.43	0.00	0	0.00	0	0.00	0.00	1	13,800,000.00	0.43	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	1	13,800,000.00	0.43	0.00	0	0.00	0	0.00	0.00	1	13,800,000.00	0.43	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			512	7,825,055,730.32		1	13,800,000.00		0.00	0		0	0.00		1	13,800,000.00		1	2,157,849.91		0	0.00	0.00

(1)
In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have receive repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage backed securities transactions.  Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate. In addition, Wells Fargo Bank requested information from master servicers, special servicers, trustees and other Demand Entitles as to demands (from investors or others) that occurred prior to July 22, 2010.  It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns j-x).

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements (for columns d-f).

(3)	Includes only new demands received during the reporting period. (For columns g-i)

In the event demands were received in prior reporting periods, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(4)
Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during a reporting period, the corresponding principal balance utilized in calculating columns (g) through (x) shall be zero. (For columns j-l)

(5)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns m-o)

(6)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(7)
Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(8)
On April 8, 2010, Dexia Real Estate Capital Markets (“Dexia”) (formerly known as Artesia Mortgage Capital Corporation) received a repurchase request with respect to Loan #264 GM&O Building from the special servicer for the Wachovia Bank Commercial Mortgage Trust Series 2006-C23 securitization trust. Dexia considered the repurchase request to be without merit and rejected the repurchase request. As of December 31, 2011, to Dexia’s knowledge, the repurchase request is no longer being pursued.  The principal balance of the loan reflected in the table is as of a date prior to January 1, 2012.

(9)
On September 29, 2011, Dexia received a letter from CWCapital Asset Management LLC as Special Servicer for the issuing trust demanding that Dexia cure alleged defects in the documentation of Loan #58 Marketplace Retail & Office Center. By letter dated December 29, 2011, Dexia rejected the issuing trust’s demand. As of September 30, 2012, Dexia has received no response from the issuing trust.  The principal balance of the loan reflected in the table is as of September 30, 2012.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2012 through September 30, 2012 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 13, 2012, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 13, 2012, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor.  Such Forms ABS-15G are available electronically through the SEC’s EDGAR system.  The Central Index Key number of Wells Fargo Bank is 0000740906.  The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

The Royal Bank of Scotland

General.  The Royal Bank of Scotland, as used herein, refers to two affiliated companies (together, “The Royal Bank of Scotland”):  The Royal Bank of Scotland plc, which is selling seventeen (17) Mortgage Loans representing approximately 28.9% of the Cut-off Date Pool Balance, and RBS Financial Products Inc., which is selling one (1) Mortgage Loan representing approximately 0.8% of the Cut-off Date Pool Balance.  The Royal Bank of Scotland plc is a public company registered in Scotland and wholly-owned subsidiary of The Royal Bank of Scotland Group plc. RBS Financial Products Inc. is a Delaware corporation and a wholly-owned subsidiary of RBS Holdings USA Inc. The Royal Bank of Scotland plc and RBS Financial Products Inc. are indirect subsidiaries of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland Group plc is a public company registered in Scotland that is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally.  The Royal Bank of Scotland plc and RBS Financial Products Inc. are also affiliates of RBS Securities Inc., one of the underwriters.  The principal offices of The Royal Bank of Scotland in the United States are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number (203) 897-2700.

The Royal Bank of Scotland’s Commercial Mortgage Securitization Program.  The Royal Bank of Scotland plc has been engaged in commercial mortgage securitization in the United States since approximately 2009 and RBS Financial Products Inc. has been engaged in commercial mortgage lending since its formation in 1990.  The vast majority of mortgage loans originated by The Royal Bank of Scotland are intended to be either sold through securitization transactions in which The Royal Bank of Scotland acts as a Sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that The Royal Bank of Scotland originates:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily,

residential, healthcare, self storage and industrial properties. These loans are The Royal Bank of Scotland’s principal loan product and are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by The Royal Bank of Scotland and are sold in individual loan sale transactions.

In general, The Royal Bank of Scotland does not hold the loans it originates until maturity.

The Royal Bank of Scotland originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing Trust Fund.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  The Royal Bank of Scotland’s role also includes engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, The Royal Bank of Scotland works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither The Royal Bank of Scotland nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, The Royal Bank of Scotland and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

The Royal Bank of Scotland affiliates commenced selling mortgage loans into securitizations in 1998.  During the period commencing on January 1, 1998 and ending on September 30, 2012, The Royal Bank of Scotland affiliates were the sponsors of 40 commercial mortgage-backed securitization transactions.  Approximately $43.1 billion of the mortgage loans included in those transactions were originated by The Royal Bank of Scotland.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by The Royal Bank of Scotland affiliates for the years ending on December 31, 2010 and 2011 and for the period from January 1, 2012 through September 30, 2012.  The Royal Bank of Scotland and its affiliates have not sponsored the securitization of any floating rate commercial or multifamily mortgage loans since 2007.

Fixed Rate Commercial Loans
Year	Aggregate Principal Balance of Fixed Rate Loans Securitized by The Royal Bank of Scotland (approximate)
2012(1)	$1,502,400,260
2011	$2,091,364,407
2010	$237,100,000

(1)	Through September 30, 2012.

The Royal Bank of Scotland’s Underwriting Standards

Each of the mortgage loans originated by The Royal Bank of Scotland was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular Mortgage Loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  The Royal Bank of Scotland originates mortgage loans principally for securitization.

General.  The Royal Bank of Scotland originates commercial mortgage loans from its headquarters in Stamford, Connecticut as well as from its origination offices in Chicago, Illinois, Irvine and Los Angeles, California and Atlanta, Georgia.  Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans must be approved by at least two or more members of The Royal Bank of Scotland’s credit committee, depending on the size of the mortgage loan.

Loan Analysis.  Generally, The Royal Bank of Scotland performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance credit officer of The Royal Bank of Scotland.  The borrower’s and property manager’s experience and presence in the subject market are also received.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans must be approved by an independent credit officer with the appropriate level of approval authority for the size of the loan together with approval from either the Head of Commercial Real Estate Securitization or more senior management depending upon the size of the loan.  Larger loans are reviewed and approved by more senior credit officers and more senior management.  If deemed appropriate, a member of the real estate team within the credit department will visit the subject property.  The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis.  Prior to origination of a loan, The Royal Bank of Scotland typically performs, or causes to be performed, site inspections at each property.  Depending on the property type, such inspections generally include an evaluation of one or more of the following:  functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio.  The Royal Bank of Scotland typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal.  In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and LTV Ratio.  The Royal Bank of Scotland’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by The Royal Bank of Scotland may vary from these guidelines.

Escrow Requirements.  Generally, The Royal Bank of Scotland requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated by The Royal Bank of Scotland are as follows (see Annex A-1 to this free writing prospectus for instances in which reserves were not taken):

●
Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  The Royal Bank of Scotland relies on information provided by an independent engineer to make this determination.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, The Royal Bank of Scotland generally requires that at least 115% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report.  The Royal Bank of Scotland generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an approved environmental firm.  The Royal Bank of Scotland or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions.  In cases in which the Phase I site assessment identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, The Royal Bank of Scotland generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

Physical Condition Report.  The Royal Bank of Scotland generally obtains a current physical condition report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm.  The Royal Bank of Scotland, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, The Royal Bank of Scotland often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy.  The borrower is required to provide, and The Royal Bank of Scotland or its counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  The Royal Bank of Scotland typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors.  Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions.  Notwithstanding the discussion above, one or more of the Mortgage Loans originated by The Royal Bank of Scotland may vary from, or do not comply with, The Royal Bank of Scotland’s underwriting guidelines described above.  In addition, in the case of one or more of the mortgage loans, The Royal Bank of Scotland or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  For any material exceptions to The Royal Bank of Scotland’s underwriting guidelines described above in respect of The Royal Bank of Scotland’s Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Review of Mortgage Loans for Which The Royal Bank of Scotland is the Sponsor

Overview.  In connection with the securitization described in this free writing prospectus, The Royal Bank of Scotland, as a sponsor of this offering, has conducted a review of the Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to such Mortgage Loans is accurate in all material respects. The Royal Bank of Scotland determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of The Royal Bank of Scotland’s Mortgage Loans was conducted as described below with respect to each of those Mortgage Loans.  The review of The Royal Bank of Scotland’s mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of The Royal Bank of Scotland or its affiliates (collectively, “The Royal Bank of Scotland Deal Team”) with the assistance of certain third parties.  The Royal Bank of Scotland has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of The Royal Bank of Scotland’s Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this free writing prospectus, as further described below.

Database.  To prepare for securitization, members of The Royal Bank of Scotland Deal Team created a database of loan-level and property-level information, and prepared an asset summary report, regarding each of The Royal Bank of Scotland’s mortgage loans.  The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by The Royal Bank of Scotland during the underwriting process.  After origination of each of The Royal Bank of Scotland’s Mortgage Loans, The Royal Bank of Scotland Deal Team may have updated the information in the database and the related asset summary report with respect to The Royal Bank of Scotland Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of The Royal Bank of Scotland Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (“The Royal Bank of Scotland Data Tape”) containing detailed information regarding each of The Royal Bank of Scotland’s Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Royal Bank of Scotland Data Tape was used by The Royal Bank of Scotland Deal Team to provide the numerical information regarding The Royal Bank of Scotland’s Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation.  Wells Fargo Securities, LLC, on behalf of The Royal Bank of Scotland engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by The Royal Bank of Scotland, relating to information in this free writing prospectus regarding The Royal Bank of Scotland’s Mortgage Loans.  These procedures included:

●	comparing the information in The Royal Bank of Scotland Data Tape against various source documents provided by The Royal Bank of Scotland;

●
comparing numerical information regarding The Royal Bank of Scotland’s Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in The Royal Bank of Scotland Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to The Royal Bank of Scotland’s Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  The Royal Bank of Scotland engaged various law firms to conduct certain legal reviews of The Royal Bank of Scotland’s Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of the mortgage loans originated by The Royal Bank of Scotland, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from The Royal Bank of Scotland’s standard form loan documents.  In addition, origination counsel for each mortgage loan reviewed The Royal Bank of Scotland’s representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of The Royal Bank of Scotland’s Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan documents that deviate materially from The Royal Bank of Scotland’s standard form documents, as identified by The Royal Bank of Scotland and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by The Royal Bank of Scotland relating to its Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

The Royal Bank of Scotland prepared, and both originating counsel and securitization counsel reviewed, the loan summaries for The Royal Bank of Scotland’s Mortgage Loans included in the ten largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for The Royal Bank of Scotland’s Mortgage Loans included in the next five largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3 to this free writing prospectus.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any of The Royal Bank of Scotland’s Mortgage Loans, The Royal Bank of Scotland requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  In connection with the origination of each Mortgage Loan originated by The Royal Bank of Scotland, The Royal Bank of Scotland, together with origination counsel, conducted a search with respect to each borrower under the related Mortgage Loan to determine whether it filed for bankruptcy.  If The Royal Bank of Scotland became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of its Mortgage Loans, The Royal Bank of Scotland obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Mortgage Loan originated by The Royal Bank of Scotland, The Royal Bank of Scotland Deal Team also consulted with the applicable The Royal Bank of Scotland mortgage loan origination team to confirm that each of The Royal Bank of Scotland’s Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—The Royal Bank of Scotland’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

Findings and Conclusions.  The Royal Bank of Scotland found and concluded with reasonable assurance that the disclosure regarding each Mortgage Loan to be sold to us by The Royal Bank of Scotland in this free writing prospectus is accurate in all material respects.  The Royal Bank of Scotland also found and concluded with reasonable assurance that The Royal Bank of Scotland’s Mortgage Loans were originated in accordance with The Royal Bank of Scotland’s origination procedures and underwriting criteria, except as described above under “—The Royal Bank of Scotland’s Underwriting Standards—Exceptions”.

Neither The Royal Bank of Scotland nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against The Royal Bank of Scotland for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by The Royal Bank of Scotland in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Repurchase Requests

As of the date of this free writing prospectus, The Royal Bank of Scotland plc filed its most recent Form ABS-15G with the SEC on February 13, 2012, generally relating to the three-year period ended on December 31, 2011.  Such Form ABS-15G is available electronically though the SEC’s EDGAR system.  The Central Index Key number of The Royal Bank of Scotland plc is 0000729153.  With respect to the period from and including January 1, 2011 to and including September 30, 2012, The Royal Bank of Scotland plc does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

As of the date of this free writing prospectus, RBS Financial Products Inc. filed its most recent Form ABS-15G with the SEC on August 14, 2012, generally relating to the three-year period ended on June 30, 2012.  Such Form ABS-15G is available electronically though the SEC’s EDGAR system.  The Central Index Key number of RBS Financial Products Inc. is 0001541615.  With respect to the period from and including January 1, 2011 to and including September 30, 2012, RBS Financial Products Inc. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—The Royal Bank of Scotland” has been provided by The Royal Bank of Scotland.

Liberty Island Group I LLC

General

Liberty Island Group I LLC (“Liberty Island”) is a Delaware limited liability company, which was formed in July 2011. Liberty Island is wholly-owned by Liberty Island Group LLC (“Liberty Island’s Parent”), a Delaware limited liability company, which was formed in June 2011.  Liberty Island’s Parent was formed as a joint venture between Prudential Mortgage Capital Company (“PMCC”) and affiliated funds of Perella Weinberg Partners’ Asset Based Value Strategy (“PWP”) to acquire or originate and securitize mortgage loans.  PMCC currently underwrites and originates the loans intended for securitization and sells them to Liberty Island’s Parent pursuant to the terms of a mortgage loan purchase agreement. An investment committee with representation from both PMCC and PWP evaluates and approves all loans prior to origination.  Liberty Island utilizes PMCC’s underwriting guidelines as the basis for its underwriting and closing policies and procedures. These policies and procedures were used by PMCC in the origination of the loans contributed to the securitization by Liberty Island (the “Liberty Island Mortgage Loans”). Please see “Liberty Island’s Underwriting Standards and Processes” section below for further detail. Prudential Asset Resources (“PAR”), an affiliate of PMCC, serviced the Liberty Island Mortgage Loans prior to securitization and will continue to act as primary servicer with respect to the Liberty Island Mortgage Loans after securitization. With respect to the Liberty Island Mortgage Loans, Liberty Island and Liberty Island’s Parent, and no other party, will be jointly and severally responsible for curing a breach or defect, repurchasing an affected mortgage loan from the Trust Fund, substituting the affected mortgage loan with another mortgage loan or making a loss of value payment based on such defect or breach.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Liberty Island through a repurchase facility.  The Liberty Island mortgage loans are subject to such repurchase facility.  Liberty Island expects to use the proceeds from its sale of the Liberty Island mortgage loans to the Depositor to, among other things, reacquire such mortgage loans from Wells Fargo Bank, National Association.

Liberty Island’s Securitization Program.  This is the fifth commercial mortgage loan securitization to which Liberty Island is contributing loans and Liberty Island has not been involved in the securitization of any other types of financial assets.  However, PMCC, an affiliate of Liberty Island and the Originator of the Liberty Island Mortgage Loans, has been active in the commercial mortgage securitization business for years and has originated for securitization several billion dollars of commercial mortgage loans.  As of the date of this free writing prospectus, PMCC filed its most recent

Form ABS-15G with the SEC on August 14, 2012.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  PMCC’s CIK number is 0001549224.  In addition, certain members of Liberty Island’s board and investment committee were senior commercial mortgage backed securitization or commercial real estate bankers at other known institutions and have been active in the commercial mortgage securitization business for years.

During 2012, Liberty Island contributed approximately $305,221,070 of mortgage loans to four commercial mortgage securitizations.  Liberty Island did not securitize any commercial mortgage loans prior to 2012 and has not been involved in the securitization of any other types of financial assets.

The commercial and multifamily mortgage loans originated and acquired to be securitized by Liberty Island may include both small balance and large balance fixed-rate loans.  The commercial mortgage loans that will be sold by Liberty Island to the Depositor have been originated and/or acquired by it or an affiliate.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties,” PMCC will conduct due diligence review on Liberty Island’s behalf.  In addition, origination counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties.  Mortgage Loan Seller’s counsel will also review certain loan documentation and perform due diligence procedures.  If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Liberty Island due to a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Liberty Island and Liberty Island’s Parent will be jointly and severally responsible for any cure, repurchase or substitution.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan”.  In addition, Liberty Island and Liberty Island’s Parent have agreed to jointly and severally indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

In addition, Liberty Island is a party to a repurchase facility and an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Liberty Island Mortgage Loans.  See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

Liberty Island’s Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by PMCC for acquisition by Liberty Island, as approved by Liberty Island.

Notwithstanding the discussion below, given the unique nature of commercial mortgage properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.  For important information about the circumstances that have affected the underwriting of the Liberty Island Mortgage Loans, see the “Risk Factors” section of this free writing prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii)

experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, PMCC reviews and analyzes borrower, property and market information pertinent to the underwriting of the loan.  Areas of review and analysis include, without limitation, the following:  borrower cost basis and equity; sources and uses of funds; borrower and sponsor experience, credit strength/suitability, and financial wherewithal; property management; property market/submarket; property operating statements and rent rolls; ground lease (if applicable); and appraisal, environmental, engineering, and seismic reports (as applicable).  PMCC performs an inspection or retains a third party to perform an inspection of each property.

Loan Approval.  All mortgage loans originated by PMCC for acquisition by Liberty Island must be approved by an investment committee consisting of senior personnel from PMCC and PWP on behalf of Liberty Island.  The Liberty Island investment committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a mortgage loan transaction.

DSC Ratios and LTV Ratios.  Generally, the debt service coverage ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or greater than 1.25x and the loan-to-value ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or less than 80%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, related property, reserves or other factors.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the stressed loan-to-value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.

In addition, with respect to certain mortgage loans originated by PMCC for acquisition by Liberty Island, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Assessments of Property Condition.  As part of the underwriting process, PMCC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan.  To aid in that analysis, PMCC will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.  PMCC will require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  In addition, PMCC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties.  Depending on the findings of the Phase I assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.

Engineering Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Seismic Report.  Seismic reports or updates of previously conducted seismic reports are performed on all mortgaged properties located in seismic zones 3 or 4.  The reports will conclude to an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”) or scenario expected loss (“SEL”).  Generally, any of the mortgage loans as to which the property was estimated to have PML or SEL in excess of 20% of the estimated replacement cost, would either be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance.  With respect to each mortgage loan, PMCC will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; third party prepared zoning reports; and/or representations by the related borrower.  Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, PMCC will consider whether to require the related borrower to obtain law and ordinance coverage and/or if an alternative mitigating factor is in place.

Hazard, Liability and Other Insurance.  Pursuant to the underwriting guidelines, the mortgage loans typically requires that the related property be insured by a hazard insurance policy with a lender approved deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, to be provided by a generally acceptable insurance carrier in an amount that is generally consistent with currently prevailing capital market standards.

The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions from coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements.  Generally, PMCC requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by PMCC for acquisition by Liberty Island are as follows:

●
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the estimated annual property taxes are required to provide PMCC with sufficient funds to satisfy all taxes and assessments. PMCC may waive this escrow requirement under certain circumstances.

●
Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide PMCC with sufficient funds to pay all insurance premiums.  PMCC may waive this escrow requirement under certain circumstances.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  PMCC may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the mortgage loan, PMCC generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  PMCC may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk with respect to retail and office properties, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  PMCC may waive this escrow requirement under certain circumstances.

Furthermore, PMCC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower.

Exceptions.  Notwithstanding the discussion above, one or more of the Liberty Island Mortgage Loans may vary from, or do not comply with, Liberty Island’s underwriting guidelines described above.  In addition, in the case of one or more of the Liberty Island Mortgage Loans, Liberty Island or its originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  None of the Liberty Island Mortgage Loans were originated with any material exceptions to Liberty Island’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which Liberty Island is the Sponsor

Overview.  Liberty Island, in its capacity as the Sponsor of the Liberty Island Mortgage Loans, has conducted a review of the Liberty Island Mortgage Loans in connection with the securitization described in this free writing prospectus designed and effected to provide reasonable assurance that the disclosure related to the Liberty Island Mortgage Loans is accurate in all material respects.  Liberty Island determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the Liberty Island Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of PMCC (collectively, the

“Liberty Island Deal Team”) with the assistance of certain third parties.  Liberty Island has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the Liberty Island Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this free writing prospectus, as further described below.

Database.  To prepare for securitization, members of the Liberty Island Deal Team created a database of loan-level and property-level information relating to each Liberty Island Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by PMCC during the underwriting process.  Prior to securitization of each Liberty Island Mortgage Loan, the Liberty Island Deal Team may have updated the information in the database with respect to such Liberty Island Mortgage Loan based on current information provided by the PAR relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Liberty Island Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Liberty Island Data Tape“) containing detailed information regarding each Liberty Island Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Liberty Island Data Tape was used by the Liberty Island Deal Team to provide the numerical information regarding the Liberty Island Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation.  Wells Fargo Securities LLC, on behalf of Liberty Island, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by the Liberty Island relating to information in this free writing prospectus regarding the Liberty Island Mortgage Loans.  These procedures included:

●	comparing the information in the Liberty Island Data Tape against various source documents provided by Liberty Island and PMCC;

●
comparing numerical information regarding the Liberty Island Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the Liberty Island Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Liberty Island Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  In anticipation of the securitization of each Liberty Island Mortgage Loan, Mortgage Loan Seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material loan terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations.  Mortgage Loan Seller’s counsel reviewed the legal summaries for each Liberty Island Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this free writing prospectus.  In addition, Mortgage Loan Seller counsel reviewed Liberty Island’s representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Liberty Island Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the Liberty Island Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each Liberty Island Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this free writing prospectus, based on its review of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, Liberty Island confirmed with PAR that, to the best of PAR’s knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv)  bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property;  and (v)  any existing or incipient material defaults.

Findings and Conclusions.  Liberty Island found and concluded with reasonable assurance that the disclosure regarding the Liberty Island Mortgage Loans in this free writing prospectus is accurate in all material respects.  Liberty Island also found and concluded with reasonable assurance that the Liberty Island Mortgage Loans were originated in accordance with Liberty Island’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Repurchase Requests

Liberty Island Group I LLC has no history as a securitizer prior to February 2012.  As of the date of this free writing prospectus, Liberty Island Group I LLC filed its most recent Form ABS-15G with the SEC on August 13, 2012, generally relating to the quarterly period which ended on June 30, 2012.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of Liberty Island Group I LLC is 0001555501.  Liberty Island Group I LLC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Liberty Island Group I LLC” has been provided by Liberty Island.

Basis Real Estate Capital II, LLC

General

Basis Real Estate Capital II, LLC (“Basis Real Estate Capital”) is a limited liability company organized under the laws of the state of Delaware and an indirect subsidiary of Basis Investment Group LLC (“Basis” or “Basis Investment”).  Basis is a privately-held company that commenced operations in January of 2009.  Basis (and its direct and indirect subsidiaries) was formed to invest in commercial real estate debt.  Basis is an affiliate of JEMB Realty Corporation.  JEMB Realty Corporation and its affiliated partnerships and individual investors (“JEMB”) have been in business for over 30 years.  According to its consolidated balance sheet (unaudited), as of August 31, 2011, JEMB’s asset base was in excess of $1 billion with net equity of approximately $2 billion.  Basis, together with JEMB, is a multi-strategy real estate investment platform that owns and manages approximately eight million square feet of commercial real estate (located in both the U.S. and Canada) and originates and acquires performing and distressed loans, mezzanine loans, subordinate participation interests, commercial mortgage-backed securities and preferred equity.  The executive offices of Basis Investment Group LLC are located at 75 Broad Street, Suite 1602, New York, New York 10004.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Basis Real Estate Capital through a repurchase facility.  The mortgage loans that Basis Real Estate Capital will be selling to the Depositor (the “Basis Mortgage Loans”) are subject to such repurchase facility.  Basis Real Estate Capital is using the proceeds from its sale of the Basis Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from Wells Fargo Bank, National Association free and clear of any liens.

Basis’ Securitization Program

This is the ninth commercial mortgage securitization to which Basis and its affiliates are contributing loans.  However, certain key principals and members of the senior management team of Basis were senior officers at CWCapital, LLC and GMAC Commercial Mortgage Corporation and have been active in the commercial mortgage securitization business since 1997 and from 1997 through 2007, they were directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.

During 2010 and 2011 and through October 2012, Basis contributed approximately $555,725,222 of mortgage loans to multiple commercial mortgage securitizations.  Basis did not securitize any commercial mortgage loans prior to 2010 and has not been involved in the securitization of any other types of financial assets.

Basis originates and acquires commercial and multifamily mortgage loans and mezzanine loans throughout the United States.  The commercial and multifamily mortgage loans originated or acquired to be securitized by Basis may include both small balance and large balance fixed-rate and floating-rate loans.  The commercial and multifamily mortgage loans that will be sold by Basis Real Estate Capital to the Depositor have been originated or acquired by it or an affiliate.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties”, Basis will conduct its own due diligence review.  In addition, closing counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties.  Counsel will also review certain loan documentation and perform due diligence procedures.  If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Basis Real Estate Capital in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Basis Investment will be the sole party responsible for any repurchase or substitution.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans to Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan” above.  In addition, Basis Investment has agreed to indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

In addition, Basis is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Basis Mortgage Loans.  See “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

Basis’ Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Basis or its affiliates.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, Sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.  For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” section of this free writing prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced Sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, Basis performs both a credit analysis and collateral analysis with respect to each mortgage loan, the loan applicant, and the real estate that will secure the loan.  Generally, the credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower.  Basis typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself.  Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt.  The collateral analysis typically includes, in each case to the extent available and applicable, an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases.  Basis generally requires third party appraisals, as well as environmental and building condition reports.  Each report is reviewed for acceptability by a staff member of Basis or a third-party consultant for compliance with Basis’ program standards.  Generally, a member of the Basis’ underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  All mortgage loans to be originated by Basis require approval by a loan credit committee which includes senior personnel from Basis.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated or acquired by Basis will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated or acquired by Basis will be equal to or less than 75%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Basis may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Basis’ judgment of improved property and/or market performance in the future and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Basis, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Environmental Assessments.  Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties.  Depending on the findings of the Phase I assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.  With respect to a majority of properties, the environmental assessments are performed during the 12-month period before the applicable Cut-off Date.  Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties.  Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in this free writing prospectus.

Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination or the purchase of a mortgage loan.  For a majority of the properties, the inspections are conducted within the 12-month period before the applicable Cut-off Date.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Appraisal.  An appraisal for each property is performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan.  For a majority of the properties, the appraisals are performed during the 12-month period before the applicable Cut-off Date.  The Appraised Value of the related property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans.  All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute.  The appraisal (or a separate letter) for all properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal.

Seismic Report.  If the property consists of improvements located in California or in seismic zone 3 or 4, Basis typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Basis may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.  It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.  With respect to each mortgage loan, Basis will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Basis will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Basis to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Basis’ judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Hazard, Liability and Other Insurance.  The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, and (iv) 100% of the replacement cost of the improvements located on the property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk.  For properties located in California and some other seismic zones, Basis typically conducts seismic studies to assess the “probable maximum loss”.  In general, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the probable maximum loss is greater than 20%.

Earnouts and Additional Collateral Loans.  Some of Basis’ mortgage loans may be additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related matters or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  For a description of the cash reserves or letters or credit and related earnout information for the Basis Mortgage Loans, see Annex A of this free writing prospectus and the related footnotes.

Escrow Requirements.  Generally, Basis requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Basis are as follows:

●
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Basis with sufficient funds to satisfy all taxes and assessments.  Basis may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Basis with sufficient funds to pay all insurance premiums.  Basis may waive this escrow requirement under certain circumstances.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Basis may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Basis generally requires that at least 120% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Basis may waive this escrow requirement under certain circumstances.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Basis may waive this escrow requirement under certain circumstances.

Furthermore, Basis may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Basis may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Basis’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions.  Notwithstanding the discussion under “—Basis’ Underwriting Standards and Processes” above, one or more of Basis’ mortgage loans may vary from, or not comply with, Basis’ underwriting guidelines described above.  In addition, in the case of one or more of Basis’ mortgage loans, Basis or another Originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  For any material exceptions to Basis’ underwriting guidelines described above in respect of the Basis’ mortgage loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor

Overview.  Basis, in its capacity as the Sponsor of the Basis Mortgage Loans, has conducted a review of the Basis Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Basis Mortgage Loans is accurate in all material respects.  Basis determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the Basis mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Basis (collectively, the “Basis Deal Team”) with the assistance of certain third parties.  Basis has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the Basis Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this free writing prospectus, as further described below.

Database.  To prepare for securitization, members of the Basis Deal Team created a database of loan-level and property-level information relating to each Basis Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Basis during the underwriting process.  Prior to securitization of each Basis Mortgage Loan, the Basis Deal Team may have updated the information in the database with respect to such Basis Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Basis Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Basis Data Tape”) containing detailed information regarding each Basis Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Basis Data Tape was used by the Basis Deal Team to provide the numerical information regarding the Basis Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation.  Wells Fargo Securities LLC, on behalf of Basis, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Basis relating to information in this free writing prospectus regarding the Basis Mortgage Loans.  These procedures included:

●	comparing the information in the Basis Data Tape against various source documents provided by Basis;

●
comparing numerical information regarding the Basis Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the Basis Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Basis Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Basis engaged various law firms to conduct certain legal reviews of the Basis Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each Basis Mortgage Loan originated by Basis, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Basis’s standard form loan documents.  In addition, origination counsel for each Basis Mortgage Loan reviewed Basis’s representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Basis Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the Basis Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each Basis Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, Basis confirmed with the related servicers for the Basis Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv)  bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property;  and (v)  any existing or incipient material defaults.

The Basis Deal Team also consulted with Basis personnel responsible for the origination of the Basis Mortgage Loans to confirm that the Basis Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Basis’ Underwriting Standards and Processes,” as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Findings and Conclusions.  Basis found and concluded with reasonable assurance that the disclosure regarding the Basis Mortgage Loans in this free writing prospectus is accurate in all material respects.  Basis also found and concluded with reasonable assurance that the Basis Mortgage Loans were originated in accordance with Basis’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Repurchase Requests

As of the date of this free writing prospectus, Basis Real Estate Capital II, LLC filed its most recent Form ABS 15G with the SEC on February 9, 2012, generally relating to the three-year period ended on December 31, 2011. Such Form ABS-15G is available electronically though the SEC’s EDGAR system.  The Central Index Key number of Basis Real Estate Capital II, LLC is 0001542105.  With respect to the period from and including January 1, 2011 to and including June 30, 2012, Basis Real Estate Capital II, LLC does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Basis Real Estate Capital II, LLC” has been provided by Basis Real Estate Capital.

C-III Commercial Mortgage LLC

General

C-III Commercial Mortgage LLC (“C3CM”) is a Sponsor of, and a seller of certain mortgage loans (the “C3CM Mortgage Loans”) into, the securitization described in this free writing prospectus.  C3CM is a limited liability company organized under the laws of the State of Delaware on June 9, 2010.  C3CM is a direct, wholly-owned subsidiary of C-III Capital Partners LLC (“C-III Parent”).

C-III Parent is a privately-held commercial real estate company that commenced operations in March of 2010.  C-III Parent, together with its direct and indirect subsidiaries, including C3CM, are collectively referred to herein as the “C-III Capital Group”.  The C-III Capital Group is engaged in a broad range of activities, including principal investment, loan origination, CDO management, fund management and primary and special loan servicing.  The principal place of business of the C-III Capital Group is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039.

C3CM originates, and acquires from unaffiliated third party originators, multifamily, manufactured housing community and commercial mortgage loans and mezzanine loans throughout the United States.  Acquired loans may have been originated using underwriting guidelines not established by C3CM.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate multifamily, manufactured housing community and commercial mortgage loans by C3CM during the calendar years 2010 and 2011 and the first ten months of calendar year 2012.

Originations and Securitizations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans
	2010(a)		2011		2012(b)
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization
Originations	5	$30,090,000	34	$217,588,500	69	$320,366,000
Securitizations(c)	0	$0	30	$181,834,330	62	$283,052,537

(a)	C3CM was organized on June 9, 2010.
(b)	Reflects activity from January 1, 2012 to October 31, 2012.
(c)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.

Originations and Securitizations of Floating Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans
	2010(a)		2011		2012(b)
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization
Originations	5	$41,727,500	17	$169,314,500	16	$226,470,000
Securitizations(c)	0	$0	0	$0	0	$0

(a)	C3CM was organized on June 9, 2010.
(b)	Reflects activity from January 1, 2012 to October 31, 2012.
(c)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.

C-III Asset Management LLC, a wholly-owned subsidiary of C-III Parent, acts as the servicer of the multifamily, manufactured housing community and commercial mortgage loans that C3CM owns pending the securitization or other disposition of those loans.

Wells Fargo Central Pacific Holdings, Inc. (which is an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC) is an investor in C-III Parent and, as such, holds a less than 10% equity interest in C-III Parent.  In addition, Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated or acquired by C3CM, indirectly through a repurchase facility between Wells Fargo Bank, National Association and a wholly-owned subsidiary of C3CM, C-III Mortgage Funding LLC (“C3MF”).  C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility.  All of the C3CM Mortgage Loans, projected to have an aggregate principal balance of $43,620,381 as of the Cut-off Date, are currently (or, as of the Closing Date for this securitization, are expected to be) subject to such repurchase facility.  C3CM intends to use the proceeds from its sale of the C3CM Mortgage Loans to the Depositor to, among other things, reacquire the warehoused C3CM Mortgage Loans through its wholly-owned subsidiary from Wells Fargo Bank, National Association, free and clear of any liens.  Wells Fargo Bank, National Association acts as interim custodian for the loan files with respect to all of the C3CM Mortgage Loans prior to securitization.

In addition, C3CM or C3MF is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to nine (9) C3CM Mortgage Loans having an aggregate Cut-off Date Balance of $42,120,381, representing approximately 3.2% of the Cut-off Date Pool Balance.

Those hedging arrangements will terminate in connection with the contribution of such Mortgage Loans to this securitization transaction.

Based on an unaudited Statement of Assets, Liabilities and Member’s Equity – Income Tax Basis as of September 30, 2012, C3CM and its wholly-owned subsidiary, C3MF, had combined total assets of $124,654,836, combined total liabilities of $62,365,786 and combined total member’s equity of $62,289,050.

In connection with commercial mortgage securitization transactions, C3CM will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.  In coordination with underwriters or initial purchasers and the applicable depositor, C3CM works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.  In connection with contributing mortgage loans to a securitization, C3CM will make certain loan-level representations and warranties, will undertake certain loan document delivery requirements and will undertake certain obligations to repurchase or replace mortgage loans affected by uncured material breaches of those representations and warranties and/or document delivery requirements.

C3CM’s Underwriting Guidelines and Processes

Set forth below is a discussion of general underwriting guidelines and processes with respect to multifamily, manufactured housing community and commercial mortgage loans originated by C3CM for securitization.

Notwithstanding the discussion below, given the unique nature of multifamily, manufactured housing community and commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily, manufactured housing community or commercial mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular multifamily, manufactured housing community or commercial mortgage loan originated by C3CM will conform to the general guidelines and processes described below.  For important information about the circumstances that have affected the underwriting of particular C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus and “Annex C-2—Exceptions to Mortgage Loan Representations and Warranties” in this free writing prospectus.

A.  Loan Analysis.  Generally both a credit analysis and a collateral analysis are conducted with respect to each multifamily, manufactured housing community and commercial mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B.  Loan Approval.  Prior to commitment, each multifamily, manufactured housing community and commercial mortgage loan to be originated must be approved by a loan committee that includes senior executives of C-III Parent.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.  Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.  With respect to loans originated for securitization, C3CM’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by C3CM and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a multifamily, manufactured housing community or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized.  We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance.  Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.  A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

D.  Additional Debt.  Certain mortgage loans originated by C3CM may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that a member of the C-III Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

E.  Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●
Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation, although such is not the case with the C3CM Mortgage Loans.

●
Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective multifamily, manufactured housing community or commercial mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●
Engineering Assessment.  In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily, manufactured housing community or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, the repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by C3CM in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

F.  Title Insurance.  The borrower is required to provide, and C3CM or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

G.  Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), C3CM typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), each mortgage instrument typically also requires the borrower to maintain:  (i)  comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months; and (iii) insurance coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance).

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) is greater than 20%.

H.  Zoning and Building Code Compliance.  In connection with the origination of a multifamily, manufactured housing community or commercial mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, C3CM may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, C3CM may require the borrower to remediate such violation and, subject to the discussion under “—C3CM’s Underwriting Guidelines and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

I.  Escrow Requirements.  Generally, C3CM requires most borrowers to fund escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily, manufactured housing community and commercial mortgage loan originated by C3CM.  In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the loan documents which may include, but not be limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or satisfying other conditions.

Furthermore, C3CM may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, C3CM may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, C3CM may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the C3CM are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy that covers the related mortgaged property, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, franchisor or unaffiliated property manager, if applicable) is obligated to maintain the insurance.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence or during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the C3CM Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Exceptions

Notwithstanding the discussion under “—C3CM’s Underwriting Guidelines and Processes” above, one or more of the C3CM Mortgage Loans may vary from, or do not comply with, C3CM’s underwriting guidelines described above.  In addition, in the case of one or more of the C3CM Mortgage Loans, C3CM or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  For any material exceptions to C3CM’s underwriting guidelines described above in respect of the C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Review of Mortgage Loans for Which C3CM is the Sponsor

A.           Overview.  C3CM has conducted a review of the C3CM Mortgage Loans in connection with the securitization described in this free writing prospectus.  C3CM determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the C3CM Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of C3CM with the assistance of certain third parties.  C3CM has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the C3CM Mortgage Loans that are being sold to the Depositor and with the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the C3CM Mortgage Loans (rather than relying on sampling procedures).

B.         Data Tape.  To prepare for securitization, members of C3CM created a data tape of loan-level and property-level information, and prepared an asset summary report, relating to each C3CM Mortgage Loan.  The data tape and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by C3CM during the underwriting process.  After origination of each C3CM Mortgage Loan, C3CM may have updated the information in the data tape and the related asset summary report with respect to such C3CM Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of C3CM.  Such updates were not intended to be, and do not serve as, a re-underwriting of any C3CM Mortgage Loan.  The C3CM data tape was used by C3CM to provide the numerical information regarding the C3CM Mortgage Loans in this free writing prospectus.

C.         Data Comparison and Recalculation.  Wells Fargo Securities, LLC, on behalf of C3CM, engaged a third party accounting firm to perform certain data comparison and recalculation procedures that were designed or provided by C3CM, relating to information in this free writing prospectus regarding the C3CM Mortgage Loans.  These procedures included:

●	comparing the information in the C3CM data tape against various source documents obtained or provided by C3CM;

●
comparing numerical information regarding the C3CM Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the C3CM data tape; and

●	recalculating certain percentages, ratios and other formulae relating to the C3CM Mortgage Loans disclosed in this free writing prospectus.

D.         Legal Review.  C3CM engaged various law firms to conduct certain legal reviews of the C3CM Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization, C3CM’s origination counsel for each C3CM Mortgage Loan reviewed C3CM’s representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the C3CM Mortgage Loans.  Such assistance included, among other things, (i) a review of the C3CM data tape, (ii) a review of C3CM’s asset summary report for each C3CM Mortgage Loan, (iii) a review of the representations and warranties and exception reports referred to above relating to the C3CM Mortgage Loans prepared by origination counsel and (iv) the review of select provisions in certain loan documents with respect to certain of the C3CM Mortgage Loans.

E.         Other Review Procedures.  With respect to any material pending litigation of which C3CM was aware at the origination of any C3CM Mortgage Loan, C3CM requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If C3CM became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any C3CM Mortgage Loan, C3CM obtained information on the status of the related Mortgaged Property from the related borrower to confirm no material damage to the related Mortgaged Property.

C3CM also reviewed the C3CM Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any C3CM Mortgage Loan materially deviated from the underwriting guidelines set forth under “—C3CM’s Underwriting Guidelines and Processes” above.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

F.         Findings and Conclusions.  C3CM found and concluded with reasonable assurance that the disclosure regarding the C3CM Mortgage Loans in this free writing prospectus is accurate in all material respects.  C3CM also found and concluded with reasonable assurance that the C3CM Mortgage Loans were originated in accordance with C3CM’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Repurchase Requests

As of the date of this free writing prospectus, C3CM filed its most recent Form ABS-15G, dated February 14, 2012, generally relating to the three-year period ended on December 31, 2011, with the SEC on February 14, 2012.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of C3CM is 0001541214.  For the period from and including January 1, 2011 to and including September 30, 2012, C3CM does not have any activity to report as required by Rule 15Ga-1 with respect to the repurchase and replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—C-III Commercial Mortgage LLC” has been provided by C3CM.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this free writing prospectus, the Sponsors (directly or through affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount generally equal to the excess, if any, of:

(a)      the sum of any proceeds received from the sale of the Certificates to investors (whether or not in this offering) and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans and, if applicable, any Serviced Pari Passu Companion Loan (including primary servicing rights, if any, retained by a Sponsor), over

(b)      the sum of certain costs and expenses of originating or acquiring the Mortgage Loans and certain costs and expenses related to the issuance, offering and sale of the Certificates as generally described in this free writing prospectus.

The mortgage servicing rights (including primary servicing rights, if any, retained by a Sponsor) will be sold to the Master Servicer for a price based on the value of the master servicing fees to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Trustee

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement.  U.S. Bancorp, with total assets exceeding $353 billion as of June 30, 2012, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of June 30, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 3 international cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Mailcode MK-IL-SL7C, Chicago, Illinois 60603, Attention:  WFRBS 2012-C10.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2012, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $3.4 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of June 30, 2012, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 525 commercial mortgage-backed securities transactions with an outstanding aggregate principal balance of approximately $451,611,600,000.

In the past three years, U.S. Bank has not materially defaulted in any of its trustee obligations under any pooling and servicing agreement that are substantially similar to the Trustee’s obligations under the Pooling and Servicing Agreement.  In the past three years, U.S. Bank has not caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

The foregoing information concerning the Trustee has been provided by the Trustee.

The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”). will act as certificate administrator, tax administrator, certificate registrar, and custodian under the Pooling and Servicing Agreement (the “Certificate Administrator”).

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.3 trillion in assets and 265,000 employees as of June 30, 2012, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsors, the Master Servicer, the Special Servicer, the Trustee, the Trust Advisor, and the Mortgage Loan Seller may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Certificate Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of June 30, 2012, Wells Fargo Bank was acting as securities administrator with respect to more than $317 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the pooling and servicing agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee for the benefit of the Certificateholders.  Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of June 30, 2012, Wells Fargo Bank was acting as custodian of more than 60,000 commercial mortgage files.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Corporate Trust

Services division of Wells Fargo Bank (the “2011 Wells Corporate Trust Assessment”), discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Items 1122(d)(3)(i)(B) and 1122(d)(3)(ii) of Regulation AB.  Specifically, (a) certain amounts allocated and remitted to investors were not calculated in accordance with the terms specified in the transaction agreements, and (b) certain reports to investors did not provide information calculated in accordance with the terms specified in the transaction agreements with respect to waterfall calculations and/or reporting disclosures.

As of December 31, 2011, the platform to which the 2011 Wells Corporate Trust Assessment relates consisted, in part, of (i) approximately 2,052 residential mortgage-backed securities transactions with over 24,000 payment/reporting cycles, and (ii) approximately 279 commercial mortgage-backed securities transactions with over 3,000 payment/reporting cycles.  The errors that contributed to the material instances of noncompliance described on the 2011 Wells Corporate Trust Assessment occurred on certain residential mortgage-backed securities and commercial mortgage-backed securities transactions in the platform and consisted of (x) payment errors and corresponding investor reporting errors that impacted approximately 2.2% of the residential mortgage-backed securities payment/reporting cycles and approximately 0.2% of the commercial mortgage-backed securities payment/reporting cycles, and (y) investor reporting errors without corresponding payment errors that impacted approximately 0.6% of the residential mortgage-backed securities payment/reporting cycles and approximately 0.4% of the commercial mortgage-backed securities payment/reporting cycles.  The 2011 Wells Corporate Trust Assessment discusses certain payment and reporting errors that occurred on residential mortgage-backed securities transactions containing multi-group features, which are a subset of the errors impacting residential mortgage-backed securities payment/reporting cycles described above.

The 2011 Wells Corporate Trust Assessment also states that necessary adjustments have been made to the waterfall models and investor reports to correct the errors that contributed to the material instance of noncompliance and such adjustments are expected to prevent similar future errors.

The information set forth under this sub-heading has been provided by Wells Fargo Bank.

The Master Servicer

Wells Fargo Bank will act as the master servicer for all of the Mortgage Loans to be deposited into the Trust Fund (in such capacity, the “Master Servicer”).  Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo Bank.  Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers.  That integration is continuing.

Wells Fargo Bank is also a Sponsor, an Originator, a Mortgage Loan Seller, the Certificate Administrator, the tax administrator, the Custodian, the Certificate Registrar and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, an underwriter.  Wells Fargo Bank is also the initial holder of the Republic Plaza Pari Passu Companion Loan.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing).”  Wells Fargo Bank is the purchaser under repurchase agreements with each of Liberty Island, C3CM and Basis Real Estate Capital, respectively, or with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Liberty Island, C3CM or Basis Real Estate Capital, as applicable.  Pursuant to certain interim servicing agreements between Wells Fargo Bank and Basis Real Estate Capital, a Sponsor and Mortgage Loan Seller, and JEMB Madison Avenue LLC, an affiliate of Basis Real Estate Capital, Wells Fargo Bank acts as primary servicer with respect to mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above in this paragraph) and JEMB Madison Avenue LLC from time-to-time, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Basis Real Estate Capital.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Basis Real Estate Capital that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  Pursuant to an interim servicing agreement among Wells Fargo Bank, The Royal Bank of Scotland plc, and RBS Financial Products Inc., each a Sponsor, Originator and Mortgage Loan Seller and an affiliate of an underwriter, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc. from time to time, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by The Royal Bank of Scotland plc or RBS Financial Products Inc. that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Wells Fargo Bank.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software.  Wells Fargo Bank reports to trustees and certificate administrators in the CREFC format.  The table below sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2009	As of 12/31/2010	As of 12/31/2011	As of 9/30/2012
By Approximate Number:	41,703	39,125	38,132	35,857
By Approximate Aggregate Unpaid Principal Balance (in billions):	$473.4	$451.1	$437.7	$426.5

Within this portfolio, as of September 30, 2012, are approximately 25,174 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $347.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2012, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to:  (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2009	$370,868,977,095	$492,576,563	0.13%
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
YTD September 30, 2012	$330,088,512,584	$2,101,992,686	0.64%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch, Inc. (“Fitch”), Standard and Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans.  Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS2+	Above Average	MOR CS2
Master Servicer:	CMS2	Above Average	MOR CS2

The long-term deposits of Wells Fargo Bank are rated “AA-” by S&P, “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch.  The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties under the Pooling and Servicing Agreement.  Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

●	entry of new loan data;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo Bank on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this free writing prospectus.  On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as Master Servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act.  Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Commercial Mortgage Servicing division of Wells Fargo Bank (the “2011 Wells CMS Assessment”), discloses the following material instances of noncompliance with respect to the servicing criteria described in Item 1122(d)(4)(i) of Regulation AB:

“With respect to certain commercial mortgage loans, [Wells Fargo Bank] failed to timely file continuation statements for certain Uniform Commercial Code (“UCC”) financing statements as required by the transaction agreements, thereby causing such UCC financing statements to lapse.  As a result of the non-compliance described above, certain non-possessory security interests in certain types of personal property collateral for these loans became unperfected and, as a result, subject to a possible loss of priority”.

The 2011 Wells CMS Assessment also states that Wells Fargo Bank promptly filed new UCC financing statements for these loans and made improvements to its systems and procedures for the filing of UCC continuation statements.

The information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

The Master Servicer and the Special Servicer will each be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus), including all fees of any sub-servicers retained by it.

Additional Primary Servicer

Prudential Asset Resources, Inc.

Prudential Asset Resources, Inc. (“PAR”), a Delaware corporation, will be appointed by the Master Servicer to act as primary servicer with respect to those pooled mortgage loans sold by Liberty Island to the Depositor for deposit into the Trust Fund.  PAR is a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC (“PMCC”), which is delegated the loan originations, underwriting and closing functions for the mortgage loans being deposited into the pool by Liberty Island.  PMCC, an indirect subsidiary of Prudential Financial, Inc., owns a minority indirect interest in Liberty Island’s parent company.

PAR’s principal offices are located at 2100 Ross Avenue, Suite 2500, Dallas, TX 75201.  Formed in 2001 to consolidate Prudential’s disparate servicing operations, PAR services commercial and agricultural mortgage loans for Prudential’s general and separate accounts as well as for commercial mortgage-backed securities trusts, commercial mortgage CDOs, Freddie Mac CMEs and other loans owned and/or originated through Freddie Mac, Fannie Mae, FHA and institutional investors.

PAR is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2	Above Average
Primary Servicer	CPS1	Strong
Special Servicer	CSS2-	Above Average

PAR’s total portfolio of serviced loans by outstanding principal balance is shown below:
Year-End	2009	2010	2011
CMBS	$14,199,045,371	$13,047,207,197	$10,717,861,142
Total Loans	$63,747,026,733	$66,600,906,918	$68,410,689,362

PAR utilizes the McCracken Strategy servicing system, which is widely used in the commercial mortgage loan servicing industry.  The servicing teams perform numerous functions, including new loan set up, payment processing, escrow and reserve administration, and UCC continuations.  The surveillance group monitors and reviews financial statements, rent rolls, property inspections and the completion of deferred maintenance items, as well as serving as the primary liaison for rating agencies.  Asset management is responsible for general oversight of the loan collateral and for credit-related borrower requests.  The investor reporting teams perform numerous reconciliations and generate monthly reports to investors.  The accounting group is responsible for cash releases to trustees and/or investors in addition to their general accounting responsibilities. The quality control and improvement group monitors performance of all other groups through the compilation and reporting of more than 250 monthly performance metrics.

PAR has administrative, supervisory and quality control policies and procedures for the performance of its servicing obligations in compliance with applicable servicing agreements and with the servicing criteria set forth in Item 1122 of Regulation AB.  PAR’s policies and procedures are updated as processes change to ensure continuing compliance with regulatory and program changes in addition to changing practices in the servicing industry.  There have been no material non-compliance or default issues brought against PAR in the servicing of its commercial mortgage-backed securities or other loans.

Generally, all loan payments received by PAR are initially deposited into commingled receipts accounts.  Funds are then transferred to segregated investor-specific accounts pursuant to the servicing agreements.

Via a password-protected website, PAR provides its commercial mortgage-backed securities investors with access to data and reports.  A separate password-protected website provides borrowers with access to loan documents, monthly statements, and current and historical loan information.

From time-to-time, PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business.  PAR does not believe that any such lawsuits or legal proceedings individually or in the aggregate, now have or in the future may have, a material adverse effect on its business or its ability to service as master, primary or special servicer.

PAR has an interim servicing agreement with Liberty Island and also has a servicer acknowledgement agreement with Liberty Island, Liberty Island’s parent and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in either case to primary service the Liberty Island Mortgage Loans prior to securitization.

The information set forth under this sub-heading regarding PAR has been provided by PAR.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), will be the special servicer (in such capacity, the “Special Servicer”) and in this capacity will initially be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties (other than any REO Property with respect to a Non-Serviced Pari Passu Mortgage Loan) pursuant to the Pooling and Servicing Agreement and with respect to non-Specially Serviced Mortgage Loans, reviewing and evaluating certain borrower requests and Master Servicer’s written analysis and recommendations.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch and Morningstar.  Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar.  For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”.  Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans.  The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans.  Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise.  To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.  Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services.  Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of September 30, 2012, Midland was servicing approximately 31,622 commercial and multifamily mortgage loans with a principal balance of approximately $265 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 11,631 of such loans, with a total principal balance of approximately $126 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income producing properties.  As of September 30, 2012, Midland was named the special servicer in approximately 138 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $88 billion.  With respect to such transactions as of such date, Midland was administering approximately 218 assets with an outstanding principal balance of approximately $2.6 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2009 to 2011.

	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2009	2010	2011
CMBS	$145	$136	$130
Other	$130	$133	$137
Total	$275	$269	$267

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to Midland as special servicer in CMBS transactions from 2009 to 2011.

	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2009	2010	2011
Total	$101	$63	$75

Midland may enter into one or more arrangements with the subordinate class representative, the majority subordinate certificateholder, holders of controlling class certificates, holders of certain subordinate companion loans (including holders of trust subordinate companion loans) or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement, any related co-lender agreement and limitations on the right of such person to replace the special servicer.

Midland participated with Eightfold Real Estate Capital Fund II L.P., which is expected to be the initial Majority Subordinate Certificateholder, in performing due diligence with respect to the Mortgage Loans.

The information set forth under this sub-heading “The Special Servicer” regarding Midland has been provided by Midland.

The Trust Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Trust Advisor”).  Pentalpha Surveillance, located at 375 N. French Road, Amherst, New York, is privately held and exclusively dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.  Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered at Greenwich Office Park, Building Two, Greenwich, Connecticut.  The Pentalpha group of companies was founded in 1995 and is managed by James Callahan.  Mr. Callahan has historically focused on subordinate debt trading of commercial mortgage-backed securities and residential mortgage-backed securities, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance maintains proprietary software and a team of industry operations veterans dedicated to investigating and resolving securitization matters including, but not limited to, collection optimization, representation and warranty settlements, derivative contract errors, and transaction party disputes.  Loans collateralized by commercial and residential real estate debt represent the majority of its focus.  Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action.  More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the US government.  Pentalpha Surveillance has acted as operating advisor or trust advisor for over $20 billion of commercial mortgage-backed securitizations issued since 2010.

Pentalpha Surveillance is not an affiliate of the Issuing Entity, the Depositor, the Sponsors, the Mortgage Loan Sellers, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any “originators” (within the meaning of Item 1110 of Regulation AB), any “significant obligors” (within the meaning of Items 1101 and 1112 of Regulation AB) with respect to the Issuing Entity or the initial Subordinate Class Representative.

From time to time Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business.  However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as Trust Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

The information set forth under this sub-heading has been provided by Pentalpha Surveillance.

Affiliations and Certain Relationships Among Certain Transaction Parties

In this section, we describe affiliations and relationships between a legal entity that is a party to this securitization transaction, on the one hand, and any separate legal entity that is a material party to this securitization transaction, on the other.  Each of the entities described below may have conflicts of interest that arise from circumstances other than its affiliation with another party to the securitization.  In this section, we do not describe all the conflicts of interest that a party to the securitization may have.  For additional information regarding conflicts of interest, see the “Risk Factors” section of this free writing prospectus.

Wells Fargo Bank, a Sponsor, Originator and Mortgage Loan Seller, is also the Master Servicer, the Certificate Administrator, the tax administrator, the Custodian and the Certificate Registrar and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, holds a less than 10% equity interest in C-III Capital Partners LLC, the parent and sole member of C3CM, a Sponsor and Mortgage Loan Seller.

Wells Fargo Bank is the initial holder of the Pari Passu Companion Loan secured by the Republic Plaza Mortgaged Property.  While Wells Fargo Bank currently intends to sell the Republic Plaza Pari Passu Companion Loan into a future commercial mortgage-backed securitization transaction, there can be no assurance that any such sale will ultimately occur.

Wells Fargo Bank is the purchaser under repurchase agreements with each of Basis Real Estate Capital II, LLC, C3CM and Liberty Island Group I LLC, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Basis Real Estate Capital II, LLC, C3CM or Liberty Island Group I LLC, as applicable.

In the case of the repurchase facility provided to Liberty Island Group I LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Liberty Island Group I LLC on a revolving basis.  The dollar amount of the Mortgage Loans subject to the repurchase facility that will be sold by Liberty Island Group I LLC to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $163,294,790.  Proceeds received by Liberty Island Group I LLC in connection with this securitization transaction will be used, in part, to repurchase the Mortgage Loans to be sold by Liberty Island Group I LLC to the Depositor in connection with this securitization from Wells Fargo Bank and each of such Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to C3CM, for which C3CM’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis.  C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility.  All the mortgage loans that will be sold by C3CM to the Depositor in connection with this securitization transaction are (or, as of the closing date for this securitization transaction, are expected to be) subject to that repurchase facility.  Proceeds received by C3CM in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank each of the financed C3CM Mortgage Loans to be sold to the Depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank has agreed to purchase Mortgage Loans from Basis Real Estate Capital II, LLC, on a revolving basis.  The dollar amount of the Mortgage Loans subject to the repurchase facility that will be sold by Basis Real Estate Capital II, LLC to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, $54,366,630.  Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase the Mortgage Loans to be sold by Basis Real Estate Capital II, LLC to the Depositor in connection with this securitization from Wells Fargo Bank and each of such Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In addition, each of Basis Real Estate Capital II, LLC, C3CM and Liberty Island Group I LLC, respectively, or, in any such case, its respective wholly-owned subsidiary or other affiliate of the related Mortgage Loan Seller, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to subtantially all of the Mortgage Loans that each of Basis Real Estate Capital II, LLC, C3CM and Liberty Island Group I LLC, respectively, will transfer to the Depositor.  In each instance those hedging arrangements will terminate in connection with the contribution of those Mortgage Loans to this securitization transaction.

As a result of the matters discussed above, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Basis Real Estate Capital II, LLC, C3CM and Liberty Island Group I LLC, respectively, to the Depositor.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated by such Mortgage Loan Sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering.  In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose.  The related Mortgage Loan Sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to an interim servicing agreement among Wells Fargo Bank, The Royal Bank of Scotland plc and RBS Financial Products Inc., each a Sponsor, Originator and Mortgage Loan Seller and an affiliate of an underwriter, Wells Fargo Bank acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Basis Real Estate Capital, a Sponsor and Mortgage Loan Seller, and JEMB Madison Avenue LLC, an affiliate of Basis Real Estate Capital, Wells Fargo Bank acts as primary servicer with respect to mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above) and JEMB Madison Avenue LLC from time-to-time, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Basis Real Estate Capital.

Liberty Island Group I LLC, a Sponsor, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the Mortgage Loans that Liberty Island Group I LLC will transfer to the Depositor under authority delegated by that Sponsor.  Prudential Asset Resources, Inc., the primary servicer of such Mortgage Loans, is a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC.  Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in either case to primary service Liberty Island Group I LLC’s mortgage loans prior to securitization.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related Mortgage Loan Seller.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing).”

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliates and each of them is a Sponsor, Originator and Mortgage Loan Seller, and an affiliate of RBS Securities Inc., one of the underwriters.  The Royal Bank of Scotland plc is the initial holder of the Pari Passu Companion Loan secured by the Concord Mills Mortgaged Property.  While The Royal Bank of Scotland plc currently intends to sell the Concord Mills Pari Passu Companion Loan into a future commercial mortgage-backed securitization transaction, there can be no assurance that any such sale will ultimately occur.

Midland participated with Eightfold Real Estate Capital Fund II L.P., which is expected to be the initial Majority Subordinate Certificateholder, in performing due diligence with respect to the Mortgage Loans.

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—The Master Servicer” and “— The Special Servicer” in this free writing prospectus and “The Depositor” and “The Sponsor” in the accompanying prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued on the Closing Date pursuant to the Pooling and Servicing Agreement and will consist of 15 classes (each, a “Class”).  Some of the provisions of the Offered Certificates and the Pooling and Servicing Agreement are described in this “Description of the Offered Certificates” section of this free writing prospectus.  For additional detailed information regarding the terms of the Pooling and Servicing Agreement and the Offered Certificates, you should refer to the section in this free writing prospectus titled “Servicing of the Mortgage Loans and Administration of the Trust Fund” and to the sections in the accompanying prospectus titled “Description of the Certificates” and “Description of the Pooling and Servicing Agreements”.

The Certificates collectively will represent the entire beneficial ownership interest in a Trust Fund consisting primarily of:

●	the Mortgage Loans;

●	any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

●	the loan documents for the Mortgage Loans (insofar as they are required to be delivered to the Custodian on behalf of the Trustee);

●	certain rights with respect to the Mortgage Loans granted to us under the Mortgage Loan Purchase Agreements;

●
any Mortgaged Property that is acquired for the benefit of the registered holder of a Certificate (a “Certificateholder” ) through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding Mortgage Loan (upon acquisition, each, an “REO Property” which such REO Property includes, (a) with respect to any Non-Serviced Loan Combination, any interest in the related “REO Property” acquired with respect to such Non-Serviced Loan Combination pursuant to the applicable pooling and servicing agreement by or on behalf of the Trust Fund with respect to such Non-Serviced Loan Combination and (b) with respect to any Serviced Loan Combination, the Trust’s interest therein (but not the pro rata interest of the related Serviced Pari Passu Companion Loan holder); and

●
those funds or assets as from time to time are deposited in the Collection Account described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” in this free writing prospectus, the REO Account as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account”, the Distribution Account described under “—Distribution Account” below or the Interest Reserve Account described under “—Interest Reserve Account” below.

The Certificates will consist of the Class A-1, A-2, A-3, A-SB, X-A, X-B, A-S, B, C, D, E, F, G, V and R Certificates (collectively, the “Certificates”):

●	the Class A-1, A-2, A-3, A-SB, A-S, B and C Certificates, which are the Classes of Certificates that are offered by this free writing prospectus (collectively, the “Offered Certificates”); and

●	the Class X-A, X-B, D, E, F, G, V and R Certificates, which are the Classes of Certificates that—

1.	will be retained or privately placed by us, and

2.	are not offered by this free writing prospectus.

None of the Class X-A, X-B, D, E, F, G, V or R Certificates are being offered by this free writing prospectus and any information presented in this free writing prospectus with respect to such Certificates or regular interest is provided solely to enhance a prospective purchaser’s understanding of the Offered Certificates.

Certificate Principal Balances and Certificate Notional Amounts

The Class A-1, A-2, A-3, A-SB, A-S, B, C, D, E, F and G Certificates are the only Certificates that will have principal balances and are sometimes referred to as the principal balance certificates (collectively, the “Principal Balance Certificates”).  The aggregate principal balance of each Class of Principal Balance Certificates will represent the total distributions of principal to which the holders of that Class are entitled over time out of payments and other collections on the assets of the Trust Fund.  Accordingly, on each distribution date, the principal balance of each of these Classes will be reduced by any principal distributions actually made with respect to that Certificate on that distribution date.  See “—Distributions” below.  On any particular distribution date, the principal balance of each of these Classes of Certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the Mortgage Loans and default-related and otherwise unanticipated Trust Fund expenses.  Notwithstanding the provisions described above, the principal balance of a Class of Principal Balance Certificates (and therefore the notional amount of the Class X-A or Class X-B Certificates, as applicable) may be reinstated under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances.  See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

The Class X-A and X-B Certificates will each be comprised of components that correspond to respective Classes of Principal Balance Certificates, as applicable.  The Class X-A Certificates will be comprised of 5 components corresponding to the Class A-1, A-2, A-3, A-SB and A-S Certificates.  The Class X-B Certificates will be comprised of 2 components corresponding to the Class B and Class C Certificates.  Each component of the Class X-A or X-B Certificates will have a notional amount equal to the principal balance of its corresponding Class of Principal Balance Certificates from time to time.  Accordingly, for purposes of calculating the amount of accrued interest with respect to those Certificates, the Class X-A Certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-SB and A-S Certificates outstanding from time to time and the Class X-B Certificates will have a notional amount equal to the aggregate principal balance of the Class B and Class C Certificates outstanding from time to time.

The Class R Certificates will not have a principal balance or notional amount.  They will be residual interest Certificates.  The holders of the Class R Certificates are not expected to receive any material payments.

The Class V Certificates will not have a principal balance or notional amount and will only be entitled to receive Excess Interest on the ARD Loans.

In general, principal balances and notional amounts will be reported on a class-by-class basis.  In order to determine the principal balance of any Principal Balance Certificate from time to time, you may multiply the original principal balance of that Certificate as of the Closing Date, as specified on the face of that Certificate, by the then-applicable certificate factor for the relevant Class.  The certificate factor for any Class of Principal Balance Certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding aggregate principal balance of that Class, and the denominator of which will be the original aggregate principal balance of that Class.  Certificate factors will be reported monthly in the Certificate Administrator’s report.

“Excess Interest” with respect to each ARD Loan is the interest accrued on such Mortgage Loan after the Anticipated Repayment Date allocable to the difference between the Revised Rate and the sum of the Mortgage Pass-Through Rate and the Administrative Fee Rate, plus any compound interest thereon, to the extent permitted by law.

Distribution Account

General.  The Certificate Administrator must establish and maintain an account (the “Distribution Account”) in which it will hold funds pending their distribution on the Certificates and from which it will make those distributions.  That Distribution Account is required to be maintained in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies the standards of each of DBRS, KBRA and Moody’s for securitizations similar to the one involving the Offered Certificates.  One or more subaccounts of the Distribution Account will be established to account separately for the deposits and distributions with respect to REMIC I, REMIC II, REMIC III and the portion of the Trust that holds the Excess Interest.

Deposits.  On the business day prior to each distribution date, the Master Servicer will be required to remit to the Certificate Administrator for deposit in the Distribution Account the following funds:

●
All payments and other collections on the Mortgage Loans and any REO Properties in the Trust Fund, that are then on deposit in the Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a Due Date in a collection period subsequent to the collection period related to the subject distribution date;

2.	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period;

3.	Authorized Collection Account Withdrawals, including—

(a)
amounts payable to the Master Servicer or the Special Servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, Modification Fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,

(c)	amounts payable with respect to other Additional Trust Fund Expenses,

(d)	amounts payable with respect to the Trust Advisor as trust advisor fees,

(e)
amounts payable to any master servicer, special servicer, certificate administrator, trustee or trust advisor with respect to reimbursement for costs or expenses, servicing advances, compensation or indemnification related to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, and

(f)	amounts deposited in the Collection Account in error.

●	Any advances of delinquent monthly debt service payments made by the Master Servicer with respect to those Mortgage Loans for that distribution date.

●	Any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred with respect to those Mortgage Loans during the related collection period.

See “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” and “—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

With respect to the distribution date that occurs in March of any calendar year subsequent to 2012 (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the Certificate Administrator will be required to transfer from the Interest Reserve Account, which we describe under “—Interest Reserve Account” below, to the Distribution Account the interest reserve amounts that are then being held in that Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.

The Certificate Administrator may, at its own risk, invest funds held in the Distribution Account in Permitted Investments and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

“Permitted Investments” means United States Government Securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

Withdrawals.  The Certificate Administrator may from time to time make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for withdrawals):

●	to make distributions on the Certificates;

●
to pay itself, the tax administrator, the Master Servicer, the Special Servicer and the Trustee monthly fees that are described under “—Matters Regarding the Certificate Administrator and the Tax Administrator”, “The Trustee—Matters Regarding the Trustee” and “—Reports to Certificateholders; Available Information” below;

●
to pay any indemnities and reimbursements owed to itself (in each of its capacities), the Trustee and various related persons as described under “—Matters Regarding the Certificate Administrator and the Tax Administrator” below;

●	to pay for any opinions of counsel required to be obtained in connection with any amendments to the Pooling and Servicing Agreement;

●
to pay any federal, state and local taxes imposed on the Trust Fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the Trust Fund as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus and “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account” in this free writing prospectus;

●	to pay itself net investment earnings earned on funds in the Distribution Account for each collection period;

●
to pay for the cost of recording the Pooling and Servicing Agreement in a public recording office, if determined to be beneficial to the Certificateholders and the Subordinate Class Representative consents;

●
with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the Interest Reserve Account the interest reserve amounts required to be so transferred in that month with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis;

●	to pay to the person entitled thereto any amounts deposited in the Distribution Account in error; and

●	to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

Interest Reserve Account

The Certificate Administrator must maintain an account (which may be a sub-account of the Distribution Account) (the “Interest Reserve Account”) in which it will hold the interest reserve amounts described in the next paragraph with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.  That Interest Reserve Account must be maintained in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies DBRS, KBRA and Moody’s standards for securitizations similar to the one involving the Offered Certificates.  The Certificate Administrator may, at its own risk, invest funds held in the Interest Reserve Account in Permitted Investments, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

During January, except in a leap year, and February of each calendar year, the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Distribution Account and deposit in the Interest Reserve Account the interest reserve amount with respect to each of the Mortgage Loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced.  In general, that interest reserve amount for each of those Mortgage Loans will equal one day’s interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that Mortgage Loan as of the end of the related collection period.

In March of each calendar year (and if the final distribution date occurs in January (except in a leap year) or February of any year, in such January or February), the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Interest Reserve Account and deposit in the Distribution Account any and all interest reserve amounts then on deposit in the Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.  All interest reserve amounts that are so transferred from the Interest Reserve Account to the Distribution Account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

Distributions

General.  On each distribution date, the Certificate Administrator will make all distributions required to be made on the Certificates on that distribution date to the holders of record as of the close of business on the related record date, provided that the final distribution of principal and/or interest to the registered holder of any Offered Certificate will not be made until presentation and surrender of that Certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a Class of Certificateholders will be allocated, pro rata, among those Certificateholders in proportion to their respective percentage interests in that Class.

In order for a Certificateholder to receive distributions by wire transfer on and after any particular distribution date, that Certificateholder must provide the Certificate Administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs.  Otherwise, that Certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered holder of your Offered Certificates, and you will receive distributions on your Offered Certificates through DTC and its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), until physical Certificates are issued, if ever.  See “—Delivery, Form and Denomination” below and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

If, in connection with any distribution date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but we cannot assure you that DTC will be able to do so.  The Certificate Administrator, the Master Servicer, the Special Servicer and the Trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to the Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Trust.  Any such reimbursement will constitute Additional Trust Fund Expenses.

Interest Distributions.  All of the Classes of the Certificates will bear interest, except for the Class R and Class V Certificates.  The interest accrual period for each distribution date for the Offered Certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

With respect to each interest-bearing Class of the Certificates, interest will accrue during each interest accrual period based upon:

●	the pass-through rate for that Class and interest accrual period;

●	the aggregate principal balance or notional amount, as the case may be, of that Class outstanding immediately prior to the related distribution date; and

●	the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the holders of each interest-bearing Class of the Certificates, as described below will be entitled to receive the sum of—

●	an amount equal to:

1.	the total amount of interest accrued during the related interest accrual period with respect to that Class, reduced by

2.	the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that Class as described further below, and

●	any shortfall between that amount as calculated for the prior distribution date and the amount of interest actually distributed on that Class on the prior distribution date.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

●	the total Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period; over

●	the sum of the total payments made by the Master Servicer to cover those Prepayment Interest Shortfalls.

“Prepayment Interest Shortfall” means, with respect to any Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the Due Date for that Mortgage Loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise

(without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related Due Date immediately following the date of the subject principal prepayment (net of related master servicing fees (and, in the case of (i) any Non-Serviced Pari Passu Mortgage Loan, net of an additional rate payable to the applicable other master servicer and (ii) an ARD Loan after its Anticipated Repayment Date, any Excess Interest), and, further, net of any portion of that interest that represents Default Interest and/or late payment charges).

“Prepayment Interest Excess” means, with respect to any Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the Due Date for that Mortgage Loan in any collection period, any payment of interest (net of related master servicing fees (and, in the case of any Non-Serviced Pari Passu Mortgage Loan, an additional rate payable to the applicable other master servicer)) and, further, net of any portion of that interest that represents Default Interest or Excess Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the Due Date to, but not including, the date of prepayment.

Notwithstanding the foregoing, the amount otherwise distributable in respect of interest on a Class of Certificates on any distribution date will be adjusted in accordance with the provisions described below:

●
In the case of the Class B, C and D Certificates, the amount otherwise distributable in respect of interest on that distribution date will be reduced by the amount of Trust Advisor Expenses allocated to that Class as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below (which excludes Designated Trust Advisor Expenses);

●
If any such Trust Advisor Expenses were previously allocated to reduce the interest distributable on the Class B or C Certificates on a prior distribution date, the amount otherwise distributable in respect of interest on the Class B and Class C Certificates (in that order) will be increased (in each case, up to the amount of the Trust Advisor Expenses previously so allocated to that Class), and the amount otherwise distributable in respect of interest on the Class D and (if necessary) Class C Certificates (in that order) will be reduced (in each case, up to the amount of interest otherwise distributable on that Class on the current distribution date);

●
If any such Trust Advisor Expenses were previously allocated to the Class B, C or D Certificates, and the expenses are subsequently recovered from a source other than the borrowers under the Mortgage Loans or the related Mortgaged Properties, then, to the extent of any portion of such recovery remaining after application to reimburse the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses (see “—Loss Reimbursement Amounts” below), the interest otherwise distributable on those Classes in the aggregate will be increased by the amount of that recovery, which aggregate increase will be allocated to the Class B, C and D Certificates, in that order, in each case up to the aggregate unrecovered amount of such Trust Advisor Expenses previously allocated to that Class; and

●
If any Class of Principal Balance Certificates experiences a reinstatement of its principal balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, then that Class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that Class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that Class in effect from time to time (such amounts of interest are referred to herein as “Recovered Interest Amounts”).

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the Class X-A or X-B Certificates.  The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular Class of Principal Balance Certificates will equal the product of—

●	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

●	a fraction—

1.	the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that Class of Certificates, and

2.	the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the Principal Balance Certificates.

With respect to each Class of interest-bearing Certificates, the accrued interest for that Class, subject to all the above-described adjustments as described above and elsewhere in this free writing prospectus, is the interest entitlement for that Class and distribution date.

Calculation of Pass-Through Rates.  The pass-through rate applicable to each interest-bearing Class of Certificates for the initial interest accrual period is shown in the table appearing under the caption “Summary—Description of the Offered Certificates” in this free writing prospectus.

The pass-through rates for the Class      ,     ,     Certificates for each subsequent interest accrual period will, in the case of each of those Classes, remain fixed at the pass-through rate applicable to that Class of Certificates for the initial interest accrual period.

The pass-through rate applicable to the Class      ,     ,     Certificates for each interest accrual period will equal the WAC Rate for the distribution date that corresponds to that interest accrual period.

The pass-through rates for the Class      ,     ,     Certificates for each subsequent interest accrual period will equal the lesser of:

●	the pass-through rate applicable to that Class of Certificates for the initial interest accrual period, and

●	the WAC Rate for the distribution date that corresponds to that subsequent interest accrual period.

The pass-through rate applicable to the Class X-A Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class A-1, A-2, A-3, A-SB and A-S Certificates, weighted according to the respective aggregate outstanding principal balances of those Classes.  The pass-through rate applicable to the Class X-B Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class B and Class C Certificates, weighted according to the respective aggregate outstanding principal balances of those Classes.

The calculation of the WAC Rate will be unaffected by any change in the mortgage interest rate for any Mortgage Loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that Mortgage Loan agreed to by the Master Servicer or the Special Servicer.

“WAC Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the Mortgage Loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

“Mortgage Pass-Through Rate” means, with respect to any Mortgage Loan for any distribution date, an annual rate generally equal to:

●
in the case of a Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the Administrative Fee Rate for that Mortgage Loan.

●	in the case of a Mortgage Loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage—

1.
the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that Mortgage Loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the related Administrative Fee Rate for that Mortgage Loan, and

2.	the denominator of which is the Stated Principal Balance of that Mortgage Loan immediately preceding that distribution date.

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject Mortgage Loan that is transferred from the Distribution Account to the Interest Reserve Account during that month.  Furthermore, if the subject distribution date occurs in March of any year (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

For purposes of calculating the pass-through rates of the Certificates, the Mortgage Pass-Through Rate of each Mortgage Loan will not reflect any modification, waiver or amendment of that Mortgage Loan occurring subsequent to the Closing Date (whether entered into by the Master Servicer, the Special Servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest.

The “Administrative Fee Rate” means, for each Mortgage Loan, the sum of (i) the trustee fee rate, (ii) the certificate administrator fee rate, (iii) except with respect to each Pari Passu Mortgage Loan the trust advisor fee rate, (iv) the applicable master servicing fee rate (which master servicing fee rate, in the case of each Pari Passu Mortgage Loan, (x) includes a primary servicing fee rate equal to 0.01% per annum and (y) will be reduced by such primary servicing fee rate from and after a securitization of the related Pari Passu Companion Loan), and (v) with respect to each Pari Passu Mortgage Loan from and after a securitization of the related Pari Passu Companion Loan, 0.01% per annum, which represents the rate of accrual of the servicing fee of the Pari Passu Mortgage Loan to which the applicable other master servicer would then become entitled).

“Principal Distribution Amount” means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following—

1.
all payments of principal, including voluntary principal prepayments, received by or on behalf of the Trust Fund with respect to the Mortgage Loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan or on a Due Date for the related Mortgage Loan subsequent to the collection period for the subject distribution date,

2.
all monthly payments of principal that were received by or on behalf of the Trust Fund with respect to the Mortgage Loans prior to, but that are due (or deemed due) during, the related collection period,

3.
all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Mortgage Loans or any related REO Properties (including any interest in an REO Property related to a Non-Serviced Pari Passu Companion Loan) during the related collection period and that were identified and applied by the Master Servicer as recoveries of principal of the subject Mortgage Loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan, and

4.	all advances of principal made with respect to the Mortgage Loans for that distribution date.

Notwithstanding the foregoing, (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any Mortgage Loan, or if any Mortgage Loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that Mortgage Loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that Mortgage Loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction – to not less than zero – by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a Defaulted Mortgage Loan that remained unreimbursed at the time of the loan’s modification while a Specially Serviced Mortgage Loan and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related Mortgage Loan will be added to the Principal Distribution

Amount for the distribution date following the collection period in which the subsequent collection occurs).

“Defaulted Mortgage Loan” means a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is both (A) a Specially Serviced Mortgage Loan and (B) is either (i) delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or promissory note and without regard to any acceleration of payments under the related mortgage and promissory note, or (ii) a Mortgage Loan as to which the amounts due thereunder have been accelerated following any other material default.

Furthermore, unless and until all Classes of Certificates other than the Control-Eligible Certificates have been retired, the Principal Distribution Amount (or any lesser portion thereof allocable to the Class A-1, A-2, A-3, A-SB, A-S, B, C or D Certificates) for each distribution date will be reduced to the extent of any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that exceed the amount of interest otherwise payable on the Class B, C or D Certificates on that distribution date.  “Control-Eligible Certificates” means the Class E, F and G Certificates.

For the final distribution date, the “Principal Distribution Amount” will be an amount equal to the total Stated Principal Balance of the Mortgage Pool outstanding immediately prior to that final distribution date.

The Class R and V Certificates are not interest-bearing Certificates and will not have pass-through rates.

Principal Distributions.  Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each Class of the Principal Balance Certificates on each distribution date will equal that Class’s allocable share of the Principal Distribution Amount for that distribution date as described below.

In general, the Principal Distribution Amount for each distribution date will be allocated in the following amounts and order of priority:

●	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—

1.	the Principal Distribution Amount for that distribution date, and

2.	the excess of (a) the principal balance of the Class A-SB Certificates immediately prior to that distribution date over (b) the Class A-SB Planned Principal Balance for that distribution date;

●	to the holders of the Class A-1 Certificates in an amount equal to the lesser of—

1.
the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB Certificates as described in the immediately preceding bullet point), and

2.	the principal balance of the Class A-1 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-2 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB and Class A-1 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-2 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-3 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1 and A-2 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-3 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1, Class A-2 and Class A-3 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-SB Certificates following the distributions to the Class A-SB Certificates pursuant to the first bullet point above;

●	to the holders of the Class A-S Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1, Class A-2 and Class A-3 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-S Certificates immediately prior to that distribution date;

●	to the holders of the Class B Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1, Class A-2, Class A-3 and Class A-S Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class B Certificates immediately prior to that distribution date;

●	to the holders of the Class C Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-S and Class B Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class C Certificates immediately prior to that distribution date;

●	to the holders of the Class D, E, F and G Certificates, in that order, in each case in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Classes of Certificates with an earlier alphabetical designation as described in the preceding bullet points or in this bullet point), and

2.	the aggregate principal balance of such Class of Certificates immediately prior to that distribution date.

Notwithstanding the provision described in the foregoing paragraph, if any of the Class A-1, A-2, A-3 and/or A-SB Certificates are outstanding at a time when the aggregate principal balance of the Class A-S, B, C, D, E, F and G Certificates has been reduced to zero as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, or, in any event, as of the final distribution date for the Certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated to the holders of the Class A-1, A-2, A-3 and A-SB Certificates up to an aggregate amount equal to the lesser of (a) that Principal Distribution Amount and (b) the aggregate principal balance of those Classes outstanding immediately prior to that distribution date, which amount will be allocated between such Classes on a pro rata basis in accordance with their respective aggregate principal balances immediately prior to that distribution date.

“Class A-SB Planned Principal Balance”  means, for any distribution date, the balance shown for such distribution date in the table set forth in Annex G to this free writing prospectus.  Such balances were calculated using, among other things, a 0% CPR and the Structuring Assumptions.  See “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus.  Based on such assumptions, the principal balance of the Class A-SB Certificates on each distribution date would be expected to be reduced to the balance indicated for such distribution date in the table set forth in Annex G to this free writing prospectus.  There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions.  Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any distribution date will be equal to the balance that is specified for such distribution date in the table.

To the extent that the Master Servicer, the Special Servicer or the Trustee is reimbursed for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a Mortgage Loan that remains unreimbursed following its modification while a Specially Serviced Mortgage Loan, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the Mortgage Pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs).  See “—Advances of Delinquent Monthly Debt Service Payments”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” and the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Loss Reimbursement Amounts.  As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the aggregate principal balance of any Class of Principal Balance Certificates may be reduced without a corresponding distribution of principal.  If such a reduction occurs as described in that section with respect to any Class of Principal Balance Certificates, then subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the holder(s) of that Class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a reinstatement of the aggregate principal balance of that Class under the limited circumstances described in this free writing prospectus with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

Priority of Distributions

On each distribution date, the Certificate Administrator will apply the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

●
first, to make distributions of interest to the holders of the Class A-1, A-2, A-3, A-SB, X-A and X-B Certificates, pro rata according to the respective amounts of interest entitlements with respect to those Classes as described under “—Interest Distributions” above;

●
second, to make distributions of principal to the holders of the Class A-1, A-2, A-3 and A-SB Certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those Classes as their current entitlements to principal as described under “—Principal Distributions” above;

●
third, to reimburse the holders of the Class A-1, A-2, A-3 and A-SB Certificates for any Realized Losses and Additional Trust Fund Expenses previously allocated to those Classes (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made, which distributions are required to be made pro rata in accordance with the respective entitlements of those Classes;

●
fourth, sequentially to the holders of the Class A-S, B, C, D, E, F and G Certificates, in that order (with no distribution to be made on any such Class until all the distributions described in this clause have been made to all other such Classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest entitlements on that Class for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that Class as described above under “—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that Class (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made;

●
fifth, to reimburse the holders of the Class A-1, A-2, A-3 and A-SB Certificates (on a pro rata basis in accordance with their respective entitlements) and then the Class A-S, B, C, D, E, F and G Certificates, in that order, for any other amounts that may previously have been allocated to those Classes in reduction of their certificate principal balances and for which reimbursement has not previously been made; and

●	finally, to the holders of the Class R Certificates any remaining portion of the Available Distribution Amount for that distribution date.

Notwithstanding any contrary provision described above, if the Available Distribution Amount includes any recoveries of Trust Advisor Expenses (other than Designated Trust Advisor Expenses) from a source other than the proceeds of the Mortgage Loan, those recoveries will, prior to the distributions described above, be distributed to the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses.  Those distributions will be made to the holders of the Class A-1, A-2, A-3 and A-SB Certificates (on a pro rata basis) and then the Class A-S, B, C and D Certificates, in that order, in each case up to the amount of the write-offs previously experienced by that Class in respect of Trust Advisor Expenses (other than Designated Trust Advisor Expenses).

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.
the amounts remitted by the Master Servicer to the Certificate Administrator for such distribution date, as described under “Description of the Offered Certificates—Distribution Account—Deposits” in this free writing prospectus, exclusive of any portion thereof that represents one or more of the following:

●	Prepayment Premiums, Yield Maintenance Charges or Excess Interest (which are separately distributable on the Certificates as described in this free writing prospectus); and

●
any amounts that may be withdrawn from the Distribution Account, as described under “Description of the Offered Certificates—Distribution Account—Withdrawals” in this free writing prospectus, for any reason other than distributions on the Certificates, including if such distribution date occurs during January, other than a leap year, or February of any year subsequent to 2012, the interest reserve amounts with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis, which are to be deposited into the Interest Reserve Account; plus

2.
if such distribution date occurs in March of any year subsequent to 2012 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, which are to be deposited into the Distribution Account.

The Certificate Administrator will apply the Available Distribution Amount as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus to distribute principal and accrued interest on the Certificates on each distribution date.

Distributions of Yield Maintenance Charges and Prepayment Premiums.  If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the distribution date corresponding to that collection period, the Certificate Administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner:  (1) pro rata, between the (x) the group (“YM Group A”) of Class A-1, A-2, A-3, A-SB, A-S and X-A Certificates, and (y) the group (“YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B, C, D and X-B Certificates, based upon the aggregate of principal distributed to the applicable Classes of Principal Balance Certificates in each YM Group for that distribution date, and (2) among the Classes of Certificates in each YM Group, in the following manner, up to an amount equal to the product of (a) the Yield Maintenance Charge or Prepayment Premium allocated to such YM Group, (b) the related Base Interest Fraction, and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of that such Class for that distribution date, and the denominator of which is the total amount of principal distributed to all the Certificates in that YM Group for that distribution date.  Any Yield Maintenance Charge or Prepayment Premium allocated to such YM Group remaining after such distributions will be distributed to the Class X-A or Class X-B Certificates, as applicable, in such YM Group.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that Class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that Class, then the Base Interest Fraction will equal zero; and

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that Class, then the Base Interest Fraction shall be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●
if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, and

●
if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the Certificate Administrator or the Master Servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class E, F, G, R or V Certificates.  The holders of the Class X-B Certificates will be entitled to all Prepayment Premiums and Yield Maintenance Charges collected after the Class A-1, A-2, A-3, X-A, A-SB, A-S, B, C and D Certificates are retired.

See “Risk Factors—Risks Related to the Mortgage Loans—Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” in this free writing prospectus and “Description of Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Application of Mortgage Loan Collections.  The Available Distribution Amount and Principal Distribution Amount for each distribution date will depend in part on how collections on the Mortgage Loans are allocated.  The Pooling and Servicing Agreement requires that all amounts received by the Trust Fund in respect of any group of cross-collateralized Mortgage Loans, if any, including any payments from borrowers, insurance proceeds, condemnation proceeds and liquidation proceeds

(including any such collections on or in respect of Corrected Mortgage Loans but exclusive, if applicable, in the case of any Serviced Loan Combination, of amounts payable to the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement), together with any other cash recoveries on and proceeds of any cross-collateralized group will be applied among the Mortgage Loans constituting such group in accordance with the express provisions of the related Mortgage Loan documents (including any modifications, waivers or amendments thereto or supplemental agreements entered into in connection with the servicing and administration of such Mortgage Loan) and, in the absence of such express provisions, in accordance with the Servicing Standard.

The Pooling and Servicing Agreement further provides that all amounts received by the Trust Fund in respect of or allocable to any particular Mortgage Loan, including any payments from borrowers, insurance proceeds, condemnation proceeds or liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of such Mortgage Loan will be applied to amounts due and owing under the related mortgage note and mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, must be applied:

first, as a recovery of any related and unreimbursed Servicing Advances (together with, without duplication, any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on such Mortgage Loan to, but not including, the Due Date in the collection period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such principal and any prior debt service advances of such principal theretofore determined to constitute nonrecoverable debt service advances) of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

fourth, any Appraisal-Reduced Interest Amount then existing with respect to such Mortgage Loan;

fifth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items;

sixth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of reserve funds to the extent then required to be held in escrow;

seventh, as a recovery of any Default Interest and late payment charges then due and owing under such Mortgage Loan;

eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan;

ninth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan;

tenth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees));

eleventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

twelfth, in the case of each ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Loan;

provided that, in connection with any Serviced Mortgage Loan (or Serviced Loan Combination), payments or proceeds received from the related borrower with respect to any partial release (including pursuant to a condemnation) of a Mortgaged Property at a time when the loan-to-value ratio of the related Serviced Mortgage Loan (or Serviced Loan Combination) exceeds 125% must be applied to reduce the principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination) in the manner permitted by the REMIC provisions of the Code.

In connection with each REO Property or with respect to any Non-Serviced Loan Combination, any interest in an REO property acquired with respect to such Non-Serviced Loan Combination, the Pooling and Servicing Agreement requires that all amounts received by the Trust Fund, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property (or with respect to any Non-Serviced Loan Combination, any interest in REO Property acquired with respect to such Non-Serviced Loan Combination), but exclusive, if applicable, in the case of any Serviced Loan Combination if the related Mortgaged Property has become an REO Property, of any amounts payable to the holder of the related Serviced Pari Passu Companion Loan pursuant to the related intercreditor agreement, be treated:

first, as a recovery of any related and unreimbursed Servicing Advances (together with any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on the related REO Mortgage Loan to, but not including, the Due Date in the collection period of receipt by or on behalf of the Trust Fund, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with any unliquidated advances in respect of prior debt service advances of such principal and any debt service advances of principal theretofore determined to constitute nonrecoverable debt service advances) of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

fourth, any Appraisal-Reduced Interest Amount then existing with respect to such Mortgage Loan;

fifth, as a recovery of any Default Interest and late payment charges deemed to be due and owing in respect of the related REO Mortgage Loan;

sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan;

seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees); and

eighth, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such REO Mortgage Loan.

Any payments, collections and recoveries related to any Non-Serviced Loan Combination are required to be allocated in accordance with the terms and conditions of the applicable pooling and servicing agreement and the related intercreditor agreement.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

Excess Interest.  On each distribution date, the Certificate Administrator is required to distribute any Excess Interest received with respect to each ARD Loan during the one month period ending on the related determination date to the Class V Certificates.

As of any date of determination, an “Appraisal-Reduced Interest Amount” with respect to a Mortgage Loan or REO Mortgage Loan is the cumulative amount of any reductions in debt service advances on the related Mortgage Loan that results from Appraisal Reduction Amounts as described below under “—Advances of Delinquent Monthly Debt Service Payments”.

Treatment of REO Properties

Notwithstanding that any Mortgaged Property or an interest therein may be acquired as part of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related Mortgage Loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

●	distributions on the Certificates,

●	allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and

●	the amount of all fees payable to the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement.

In connection with the foregoing, the related Mortgage Loan will be taken into account when determining the WAC Rate and the Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds from an REO Property will be applied—

●
first, to pay – or to reimburse the Master Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee for the payment of – any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

●	thereafter, as collections of principal, interest and other amounts that would have been due on the related Mortgage Loan.

To the extent described under “—Advances of Delinquent Monthly Debt Service Payments” below, the Master Servicer or the Trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each Mortgage Loan as to which the corresponding Mortgaged Property has become an REO Property, in all cases as if the Mortgage Loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Loans may decline below the aggregate principal balance of the Certificates.

If this occurs following the distributions made to the Certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”), the respective aggregate principal balances of the Principal Balance Certificates are to be sequentially reduced in the following order, until the aggregate principal balance of those Classes of Certificates equals the total Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	G
2nd	F
3rd	E
4th	D
5th	C
6th	B
7th	A-S
8th	A-1, A-2, A-3 and A-SB Certificates, pro rata, based on their total outstanding principal balances

Any reduction of the principal balances of the Class A-1, A-2, A-3 and A-SB Certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

The above-described reductions in the aggregate principal balances of the respective Classes of the Certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the Mortgage Loans and those Classes.  In general, certain Additional Trust Fund Expenses will result in a shortfall in the distribution of interest on one or more subordinate Classes of Certificates.  However, unless and until collections of principal on the Mortgage Loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the Mortgage Loans and the Certificates.

The Realized Loss, if any, in connection with the liquidation of a Defaulted Mortgage Loan, or related REO Property, held by the Trust Fund, will be an amount generally equal to the excess, if any, of:

●	the outstanding principal balance of the Mortgage Loan as of the commencement of the collection period in which the final recovery determination or final payment was made, plus, without duplication—

1.	all accrued and unpaid interest on the Mortgage Loan (excluding any default interest and Excess Interest) to, but not including, the Due Date in such collection period, and

2.
all related unreimbursed Servicing Advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the Mortgage Loan not previously reflected as a Realized Loss, and interest on advances made in respect of the Mortgage Loan, over

●	all payments and proceeds, if any, received by the trust in respect of that Mortgage Loan during such collection period.

 “Realized Losses” means losses on or with respect to the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under the Mortgage Loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property, as and to the extent described above.

If any of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer, the Special Servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will eventually be recognized as a Realized Loss over time).

Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, that are made in any collection period from the principal portion of debt service advances and collections or other receipts of principal on the Mortgage Pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date.  The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the Principal Balance Certificates on the distribution date for that collection period.  However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to the Master Servicer or the Trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the Certificates will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those Classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

The reimbursement of advances on worked-out loans from advances or collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the Principal Balance Certificates on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the Master Servicer, the Special Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

With respect to any Non-Serviced Loan Combination serviced pursuant to another securitization, the related master servicer (an “Other Master Servicer”) will be obligated to make servicing advances with respect to such Non-Serviced Loan Combination and will be entitled to reimbursement for such servicing advances pursuant to provisions that we anticipate will be substantially similar in all material respects to or materially consistent with the provisions set forth above.  In addition, if any such servicing advance is determined to be a nonrecoverable advance under the related pooling and servicing agreement, then such Other Master Servicer (or the trustee under such agreement), as applicable, will be entitled to reimbursement from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Pari Passu Mortgage Loan pursuant to the terms of the related intercreditor agreement.

“Additional Trust Fund Expense” means an expense of the Trust Fund that—

●	arises out of a default on a Mortgage Loan or an otherwise unanticipated event,

●	is not included in the calculation of a Realized Loss,

●	is not covered by a Servicing Advance or a corresponding collection from the related borrower, and

●	is not covered by late payment charges or Default Interest collected on the Mortgage Loans (to the extent such coverage is provided for in the Pooling and Servicing Agreement).

The following items are some examples (but not a complete list) of Additional Trust Fund Expenses:

●	any special servicing fees, workout fees and liquidation fees paid to the Special Servicer that are not otherwise allocated as a Realized Loss;

●
any interest paid to the Master Servicer, the Special Servicer or the Trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Servicing Expenses—Payment of Servicing Expenses; Servicing Advances” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in the accompanying prospectus);

●	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the other assets of the Trust Fund;

●	any unanticipated, non-mortgage loan specific expenses of the Trust Fund, including—

1.
any reimbursements and indemnification to the Certificate Administrator, the tax administrator, the Certificate Registrar, the Custodian, the Trustee and certain related persons, as described under “—The Trustee—Matters Regarding the Trustee” below and “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” above;

2.
any reimbursements and indemnification to the Master Servicer, the Special Servicer, the Trust Advisor and us as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus, or to the Subordinate Class Representative as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus; and

3.
any federal, state and local taxes, and tax-related expenses payable out of assets of the Trust Fund, as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus;

●
rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the Pooling and Servicing Agreement or by the related Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to which it is a party; and

●
any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, as described under “Description of the

Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus; and

●
with respect to any Non-Serviced Pari Passu Mortgage Loan, any additional trust fund expenses of the issuing entity under the related pooling and servicing agreement will be paid out of collections on, and other proceeds of, such Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan, thereby potentially resulting in a loss to the Trust Fund in the same manner as the Additional Trust Fund Expenses described above.  For further information relating to the allocation of expenses, losses and shortfalls relating to each Non-Serviced Loan Combination, see “Description of the Mortgage Pool—Split Loan Structures”.

Notwithstanding the provisions described above, any Realized Losses or Additional Trust Fund Expenses in the form of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, will be allocated as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below.  Designated Trust Advisor Expenses will be allocated and borne by the Certificateholders in generally the same manner as other Realized Losses or Additional Trust Fund Expenses.

Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses

The Trust Advisor, and any applicable other trust advisor with respect to any Pari Passu Mortgage Loan, will be entitled to indemnification or reimbursement in respect of its obligations under the Pooling and Servicing Agreement and the applicable other pooling and servicing agreement, as applicable, in each case, as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus.  We refer to expenses incurred by the Trust Advisor for which it is entitled to indemnification or reimbursement, or, with respect to any Pari Passu Mortgage Loan, the Trust Fund’s pro rata share of any expenses incurred by the applicable other trust advisor for which it is entitled to indemnification or reimbursement under the applicable other pooling and servicing agreement as “Trust Advisor Expenses”.  The Trust Advisor and any such other trust advisor will be entitled to reimbursement of its indemnified expenses or reimbursement of certain expenses to the extent provided in the Pooling and Servicing Agreement on or about each distribution date, except that the amount reimbursed in respect of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, on each distribution date must not exceed the sum of:

●	the interest otherwise distributable on the Class B, C and D Certificates on that distribution date, and

●	and the portion of the Principal Distribution Amount that would otherwise be paid on the Class A-1, A-2, A-3, A-SB, A-S, B, C and D Certificates on that distribution date.

Immediately prior to the distributions to be made to the Certificateholders on each distribution date, the Certificate Administrator is required to allocate the Trust Advisor Expenses, other than Designated Trust Advisor Expenses, reimbursed on that date to reduce the interest otherwise distributable on such distribution date on the Class D, C and B Certificates, in that order, in each case until the interest otherwise distributable on that Class on such distribution date has been reduced to zero.  No such Trust Advisor Expenses will be allocated to reduce the interest distributable on the Class A-1, A-2, A-3, A-SB, X-A, X-B, A-S, E, F or G Certificates on any distribution date.  Any remaining unallocated portion of such Trust Advisor Expenses will constitute “excess Trust Advisor Expenses”, which will be allocated to reduce the Principal Distribution Amount (or any lesser portion thereof equal to the aggregate outstanding principal balance of the Class A-1, A-2, A-3, A-SB, A-S, B, C and D Certificates) for the applicable distribution date.  Such reduction will also result in a write-off of the principal balances of the Class D, C, B and A-S Certificates, in that order, in each case until the principal balance of that Class has been reduced to zero.  Thereafter, the Certificate Administrator will be required to allocate any remaining amount of such Trust Advisor Expenses among the Class A-1, A-2, A-3 and A-SB Certificates, pro rata (based upon their respective principal balances), until the aggregate principal balance of the Class A-1, A-2, A-3 and A-SB Certificates has been reduced to zero.

Any Trust Advisor Expenses allocated to a Class of Certificates as described above will be allocated among the respective Certificates of such Class in proportion to the percentage interests evidenced by the respective Certificates.

Any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that remain unreimbursed after giving effect to reimbursement and allocation provisions described above on any distribution date will not be reimbursed to the Trust Advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the Trust Advisor is reimbursed for those Trust Advisor Expenses.

Trust advisor expenses other than Designated Trust Advisor Expenses will not reduce the amount of any principal or interest distributable on the Class E, F or G Certificates.

“Designated Trust Advisor Expenses” consist of any Trust Advisor Expenses for which the Trust Advisor is indemnified under the Pooling and Servicing Agreement or for which any other trust advisor with respect to any Loan Combination is entitled to indemnification under the related intercreditor agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus) and arise from any legal action that is pending or threatened against the Trust Advisor or any such other trust advisor at the time of its discharge, termination or resignation under the applicable pooling and servicing agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor” in this free writing prospectus), as applicable.

Advances of Delinquent Monthly Debt Service Payments

The Master Servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments on the Mortgage Loans (including any Pari Passu Mortgage Loan, but not any Pari Passu Companion Loan), other than balloon payments, Excess Interest and Default Interest, and assumed monthly debt service payments on Mortgage Loans (as described below), in each case net of master servicing fees and, with respect to any Non-Serviced Pari Passu Mortgage Loan, the master or similar servicing and administrative fees payable to the other master servicer or other parties under the related pooling and servicing agreement, that—

●	were due or deemed due, as the case may be, during the collection period related to the subject distribution date, and

●	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

A monthly debt service payment will be assumed to be due with respect to each Mortgage Loan (including any Pari Passu Mortgage Loan, but not any Pari Passu Companion Loan) as to which:

●
the related Mortgage Loan is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; or

●	the corresponding Mortgaged Property has become an REO Property.

The assumed monthly debt service payment deemed due on any Mortgage Loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive Due Date that it remains outstanding and part of the Trust Fund, the monthly debt service payment that would have been due on the Mortgage Loan on the relevant date if the related balloon payment had not come due and the Mortgage Loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date.  The assumed monthly debt service payment deemed due on any Mortgage Loan described in the second preceding sentence as to which the related Mortgaged Property has become an REO Property, will equal, for each Due Date that the REO Property or any portion thereof or interest therein remains part of the Trust Fund, the monthly debt service payment or, in the case of a Mortgage Loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last Due Date prior to the acquisition of that REO Property.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Mortgage Loan, then the Master Servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that Mortgage Loan during the period that the Appraisal Reduction Amount exists.  The interest portion of any monthly debt service advance required to be made with respect to any Mortgage Loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

●
the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

●	a fraction—

1.	the numerator of which is equal to the Stated Principal Balance of the Mortgage Loan, net of the Appraisal Reduction Amount, and

2.	the denominator of which is equal to the Stated Principal Balance of the Mortgage Loan.

Each Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization will be subject to the provisions in the related pooling and servicing agreement relating to appraisal reductions that we anticipate will be substantially similar in all material respects to or materially consistent with the provisions set forth above.  The existence of an appraisal reduction in respect of any Non-Serviced Pari Passu Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make monthly debt service advances on such Non-Serviced Pari Passu Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates.  Any Appraisal Reduction Amount on a Loan Combination will be allocated or deemed allocated, pro rata, to the holder of the Pari Passu Mortgage Loan and the holder of the related Pari Passu Companion Loan.

With respect to any distribution date, the Master Servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the Pooling and Servicing Agreement, out of funds held in the Collection Account that are not required to be paid on the Certificates on that distribution date.

If the Master Servicer fails to make a required monthly debt service advance and the Trustee has been notified of same, the Trustee will be obligated to make that advance, subject to a determination of recoverability.

The Master Servicer and the Trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the Mortgage Loan as to which the advance was made.  Neither the Master Servicer nor the Trustee will be obligated to make any monthly debt service advance that it or the Special Servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related Mortgage Loan.  If the Master Servicer or the Trustee makes any monthly debt service advance that it or the Special Servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related Mortgage Loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the fourth succeeding paragraph, out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund on deposit in the Collection Account from time to time.  In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as-is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time and may obtain from the Special Servicer any analysis, appraisals or market value estimates or other information in the possession of the Special Servicer for such purposes.  The Trustee will be entitled to conclusively rely on any recoverability determination made by the Master Servicer or the Special Servicer.  The Master Servicer and the Special Servicer will be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular monthly debt service advance for any Mortgage Loan or REO Property.  With respect to any Non-Serviced Pari Passu Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make monthly debt service advances, the Master Servicer and Trustee may make their own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the related other master servicer or other trustee.

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods.  Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement.  To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer shall be deemed to be in accordance with the Servicing Standard; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.  To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date.  To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates.  The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 under the Exchange Act (“Rule 17g-5”) set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance.  If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance.  If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose).  If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan, or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph).  The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

The Master Servicer and the Trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds.  However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.  Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account thereby reducing amounts available for distribution on the Certificates.  Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” in this free writing prospectus.

For information regarding procedures for reimbursement of Servicing Advances together with interest thereon, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” below.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, source and frequency of payments for those fees and expenses.  Except as described in the column captioned “Source of Payment”, these fees and expenses will be generally distributed prior to any amounts being paid to the holders of the Offered Certificates.  In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid.  Refer to the column titled “sources of payment” for such limitations.

Type	Recipient	Amount	Frequency	Source of Payment

Fees

Master Servicing Fee	Master Servicer and sub-servicers
The product of the portion of the per annum master servicing fee rate for the Master Servicer and the related Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan that is applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for that Mortgage Loan for such month, and the Stated Principal Balance of that Mortgage Loan.  The master servicing fee rate will range, on a loan-by-loan basis, from 0.01% per annum to 0.11% per annum.  With respect to each Mortgage Loan for which a sub-servicer acts as sub-servicer, a portion of the master servicing fee is payable to that sub-servicer.
Monthly.
Interest payment on the related Mortgage Loan and, with respect to unpaid master servicing fees (including any sub-servicing fees) in respect of any Mortgage Loan, out of the portion of any related insurance proceeds, condemnation proceeds or liquidation proceeds allocable as interest.

Special Servicing Fee	Special Servicer
The product of the portion of a rate equal to 0.25% per annum that is applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan (including any REO Mortgage Loan) for such month, and the Stated Principal Balance of each such Specially Serviced Mortgage Loan and such REO Mortgage Loan (in each case excluding any Non-Serviced Pari Passu Mortgage Loan).
			Monthly.	Any and all collections on the Mortgage Loans (including any related REO Mortgage Loan and any related Serviced Pari Passu Companion Loan).

Workout Fee	Special Servicer
1.00% of each collection of principal and interest on each worked-out Serviced Mortgage Loan (and any related Serviced Pari Passu Companion Loan) for as long as it remains a worked-out Mortgage Loan; provided, however, that the amount of any workout fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Workout Fee” in this free writing prospectus.
			Monthly following a workout and before any redefault.	The related collections on such Mortgage Loan (including any related REO Mortgage Loan and any related Serviced Pari Passu Companion Loan).

Liquidation Fee	Special Servicer
1.00% of the liquidation proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property (other than any Non-Serviced Pari Passu Mortgage Loan) or portion thereof and any condemnation proceeds and insurance proceeds received by the Trust Fund (net of any Default Interest, late payment charges), other than (with certain exceptions) in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by any person; provided, however, that the amount of any liquidation fee may be reduced by certain Offsetting Modification Fees as described under
			Upon receipt of liquidation proceeds, condemnation proceeds and insurance proceeds on a Specially Serviced Mortgage Loan (including any REO Mortgage Loan).	The related liquidation proceeds, condemnation proceeds or insurance proceeds.

Type	Recipient	Amount	Frequency	Source of Payment
“Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this free writing prospectus.

Trustee Fee	Trustee
The product of the portion of a rate equal to 0.00038% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (including each Non-Serviced Pari Passu Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
			Monthly.	Any and all collections and P&I advances on the Mortgage Loans (including any Non-Serviced Pari Passu Mortgage Loan) in the pool, to the extent included in the amounts remitted by the Master Servicer.

Certificate Administrator Fee	Certificate Administrator
The product of the portion of a rate equal to 0.00312% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (including each Non-Serviced Pari Passu Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
			Monthly.	Any and all collections and P&I advances on the Mortgage Loans (including the Non-Serviced Pari Passu Mortgage Loan) in the pool, to the extent included in the amounts remitted by the Master Servicer.

Trust Advisor Fee	Trust Advisor
The product of the portion of a rate equal to 0.00235% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (other than any Pari Passu Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
			Monthly.	Any and all collections and P&I advances on the Mortgage Loans (other than any Pari Passu Mortgage Loan), to the extent included in the amounts remitted by the Master Servicer.

Trust Advisor Consultation Fee	Trust Advisor	An amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement.		Actual collections of the related fee from the related borrower.

Additional Servicing Compensation	Master Servicer/ Special Servicer	All defeasance fees, Modification Fees, Assumption Fees, Assumption Application Fees and consent fees.(1)	From time to time.	Actual collections of the related fees or investment income, as applicable.

Late payment charges and Default Interest to the extent not used to offset interest on advances.(1)

Any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and Serviced Pari Passu Companion Loans;

All or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the Mortgage Loans and Serviced Pari Passu Companion Loans;(1)

Any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans; and

Type	Recipient	Amount	Frequency	Source of Payment

Interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer or Special Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan).(1)

Expenses

Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	The amount of any Servicing Advances.	From time to time.
Recoveries on the related Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan, or to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the Mortgage Loans (including any Non-Serviced Pari Passu Mortgage Loan).

Interest on Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	Interest accrued from time to time on the amount of the Servicing Advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.
First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan, and then from any and all other collections on the Mortgage Loans (including any Non-Serviced Pari Passu Mortgage Loan).

P&I Advances	Master Servicer and Trustee	The amount of any P&I advances.	From time to time.	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from any and all other collections on the Mortgage Loans.

Type	Recipient	Amount	Frequency	Source of Payment

Interest on P&I Advances	Master Servicer and Trustee	Interest accrued from time to time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan, and then from any and all other collections on the Mortgage Loans.

Indemnification Expenses	Trustee, Certificate Administrator, Master Servicer and Special Servicer (and their directors, members, managers, officers, employees and agents)
Losses, liabilities and expenses incurred by the Trustee, the Certificate Administrator, a Master Servicer or the Special Servicer in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement).
			From time to time.	Any and all collections on the Mortgage Loans.

Indemnification Expenses	Trust Advisor/any other trust advisor with respect to a Non-Serviced Loan Combination
Losses, liabilities and expenses incurred by the Trust Advisor and, with respect to any Non-Serviced Pari Passu Mortgage Loan, any related other trust advisor, in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement or amounts incurred in connection with the replacement of the Special Servicer) or, with respect to such other trust advisor, the Non-Serviced Pari Passu Mortgage Loan.
From time to time.
Amounts that do not constitute Designated Trust Advisor Expenses will be reimbursed first from amounts otherwise distributable in respect of interest on the Class B, C and D Certificates, then from amounts otherwise distributable in respect of principal on all of the Certificates (other than the Class E, F and G Certificates); amounts constituting Designated Trust Advisor Expenses will be reimbursed from any and all collections on the Mortgage Loans.

Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time to time.	Any and all collections on the Mortgage Loans.

(1)
Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

In general, with respect to each Pari Passu Mortgage Loan after the securitization of the related Pari Passu Companion Loan, (a) references in the table to the Special Servicer and the Trust Advisor will mean the Other Special Servicer and the Other Trust Advisor, except that (i) the rights to compensation will be governed by the pooling and servicing agreement for the other securitization, which may set forth provisions differing from those set forth above (although we expect those provisions to be similar), and (ii) the Other Trust Advisor (like the Trust Advisor) will have no entitlement to an ongoing fee with respect to the Pari Passu Mortgage Loan, (b) with respect to Servicing Advances on or in respect of the Loan Combination, references in the table to the Master Servicer or the Special Servicer will mean the Other Master Servicer or the Other Special Servicer, respectively, except with respect to such Servicing Advances (and interest thereon) that were made by the Master Servicer or the Special Servicer, as applicable, and have not been reimbursed to it, and (c) the Master Servicer will cease to be entitled, and we anticipate the Other Master Servicer will become entitled, to a primary servicing fee (which fee will be included in the Master Servicer’s master servicing fee until the other securitization occurs), accruing at a rate equal to 0.01% per annum.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund – Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations”.  Solely for purposes of the presentation of master servicing fee rates set forth in the table, the master servicing fee rate for each Pari Passu Mortgage Loan is net of the primary servicing fee rate that will be included in that master servicing fee rate until the securitization of the related Pari Passu Companion Loan.

Reports to Certificateholders; Available Information

Certificate Administrator Reports.  Based on monthly reports prepared by the Master Servicer and the Special Servicer and delivered by the Master Servicer to the Certificate Administrator, the Certificate Administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a Certificate, the parties to the Pooling and Servicing Agreement and any other designee of the Depositor, a report substantially in the form attached to this free writing prospectus as Annex F (a “Distribution Date Statement”) setting forth, among other things specified in the Pooling and Servicing Agreement the following information:

1.	the amount of the distribution on the distribution date to the holders of each Class of Principal Balance Certificates in reduction of the principal balance of the Certificates;

2.	the amount of the distribution on the distribution date to the holders of each Class of interest-bearing Certificates and allocable to the interest distributable on that Class of Certificates;

3.	the aggregate amount of debt service advances made in respect of the Mortgage Pool for the distribution date;

4.
the aggregate amount of compensation paid to the Certificate Administrator and the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the related collection period;

5.	the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after the distribution date;

6.	the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the Mortgage Loans as of the end of the related collection period;

7.
the number and aggregate principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

8.	the value of any REO Property included in the Trust Fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.	the Available Distribution Amount for the distribution date;

10.	the amount of the distribution on the distribution date to the holders of any Class of Certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

11.	the total interest distributable for each Class of interest-bearing Certificates for the distribution date;

12.	the pass-through rate in effect for each Class of interest-bearing Certificates for the interest accrual period related to the current distribution date;

13.
the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.
the total outstanding principal balance or notional amount, as the case may be, of each Class of Certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

15.
the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

16.	the number and related principal balances of any Mortgage Loans extended or modified during the related collection period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each Class of interest-bearing Certificates as of the close of business on the distribution date;

18.	a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

19.
the amount of the distribution on the distribution date to the holders of each Class of Certificates in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

20.	the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related determination date;

21.
with respect to any Mortgage Loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

22.
with respect to any REO Property included in the Trust as to which the Special Servicer determined that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related collection period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the related REO Mortgage Loan in connection with that determination;

23.	the aggregate amount of interest on monthly debt service advances in respect of the Mortgage Loans paid to the Master Servicer and/or the Trustee since the prior distribution date;

24.	the aggregate amount of interest on Servicing Advances in respect of the Mortgage Loans paid to the Master Servicer, the Special Servicer and/or the Trustee since the prior distribution date;

25.	a loan by loan listing of any Mortgage Loan which was defeased during the related collection period;

26.	a loan by loan listing of any material modification, extension or waiver of a Mortgage Loan;

27.
a loan by loan listing of any material breach of the representations and warranties given with respect to Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer, the Special Servicer or the Depositor;

28.	the amounts of any excess liquidation proceeds held in the Certificate Administrator’s account designated for such excess liquidation proceeds;

29.	the amount of the distribution on the distribution date to the holders of the Class R Certificates; and

30.	an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period.

On each distribution date, the Certificate Administrator shall make available to the general public on the Certificate Administrator’s Website a copy of the Distribution Date Statement.

Book-Entry Certificates.  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus for information regarding the ability of holders of Offered Certificates in book-entry form to obtain access to the reports of the Certificate Administrator.

Each Distribution Date Statement will be substantially in the form attached to this free writing prospectus as Annex F.

Information Available Electronically.  The Certificate Administrator will be required to make available to any Privileged Person (except as described below, and provided that the prospectus supplement, the Distribution Date Statements, and the SEC filings will be made available to the general public) the following items by means of the Certificate Administrator’s Website.

(A)        The following documents, which must be made available under a tab or heading designated “deal documents”:

1.	the prospectus supplement that relates to the Offered Certificates;

2.	the Pooling and Servicing Agreement, each Mortgage Loan Purchase Agreement and any amendments and exhibits thereto;

3.	the CREFC loan setup file prepared by, or delivered to, the Certificate Administrator;

(B)        The following documents, which must be made available under a tab or heading designated “SEC filings”:

1.	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

(C)        The following documents, which must be made available under a tab or heading designated “periodic reports”:

1.	the Distribution Date Statements;

2.	the CREFC Reports (other than the CREFC loan setup file) prepared by, or delivered to, the Certificate Administrator;

3.	the annual reports prepared by the Trust Advisor;

(D)        The following documents, which must be made available under a tab or heading designated “additional documents”:

1.	summaries of Final Asset Status Reports;

2.	inspection reports; and

3.	appraisals;

(E)        The following documents, which must be made available under a tab or heading designated “special notices”:

1.	notice of final payment on the Certificates;

2.	notice of termination of the Master Servicer or the Special Servicer;

3.	notice of a Servicer Termination Event with respect to the Master Servicer or the Special Servicer;

4.
notice of the resignation of any party to the Pooling and Servicing Agreement and notice of the acceptance of appointment to such party, to the extent such notice is prepared or received by the Certificate Administrator;

5.	officer’s certificates supporting the determination that any advance was (or, if made, would be) a nonrecoverable advance;

6.	any “special notice” by a Certificateholder that wishes to communicate with others, pursuant to the Pooling and Servicing Agreement;

7.	any Assessment of Compliance delivered to the Certificate Administrator;

8.	any Attestation Reports delivered to the Certificate Administrator;

9.
any reports delivered to the Certificate Administrator by the Trust Advisor in connection with its review of the Special Servicer’s net present value and Appraisal Reduction Amount calculations as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” in this free writing prospectus;

10.
any recommendation received by the Certificate Administrator from the Trust Advisor for the termination of the Special Servicer during any period when the Trust Advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such recommendation;

11.
any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of the Special Servicer during any period when such Certificateholders are entitled to make such a proposal, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such proposal; and

12.
any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of Trust Advisor, and any direction of the requisite percentage of the Certificateholders to terminate the Trust Advisor in response to such proposal;

(F)        An investor question-and-answer forum (the “Investor Q&A Forum”), which must be made available as described more fully below; and

(G)        An investor registry (the “Investor Registry”), which must be made available (solely to Certificateholders and beneficial owners) as described more fully below.

Notwithstanding the description set forth above, the Certificate Administrator will be authorized to use such other headings and labels as it may reasonably determine from time to time.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.  The Rating Agencies and NRSROs will not have access to the Investor Registry.  As used herein, “NRSRO” means a nationally recognized statistical rating organization, as such term is defined in Section 3(a)(62) of the Exchange Act; provided, however, that, when referred to in connection with the Certificate Administrator’s Website or the Rule 17g-5 Information Provider’s Website, “NRSRO” means a nationally recognized statistical rating organization that has delivered an NRSRO Certification to the Certificate Administrator.

“Privileged Person” includes the Depositor and its designees, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Subordinate Class Representative, the Trust Advisor, any Mortgage Loan Seller, any person who provides the Certificate Administrator with an Investor Certification, any “master servicer” under any pooling and servicing agreement related to a Serviced Pari Passu Companion Loan and any Rating Agency or NRSRO that delivers an NRSRO Certification to the Certificate Administrator, which Investor Certification and NRSRO Certification may be submitted electronically by means of the Certificate Administrator’s Website.

The Certificate Administrator will make the Investor Q&A Forum available to Privileged Persons by means of the Certificate Administrator’s Website, where Certificateholders, beneficial owners of Certificates and prospective purchasers of Certificates may submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, and submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans, or the Mortgaged Properties, and where Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Trust and/or the Certificateholders, would be in violation of applicable law or the loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer, in which case the Certificate Administrator will not post such inquiry on the Investor Q&A Forum.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to the immediately preceding sentence and subject to and in accordance with the Pooling and Servicing Agreement.  In addition, no party will post or otherwise disclose direct communications with the Subordinate Class Representative as part of its response to any inquiries.  The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the Certificate Administrator’s Website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the Depositor and the underwriters.  None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no person other than the respondent will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner by means of the Certificate Administrator’s Website.  Certificateholders and beneficial owners may register on a voluntary basis for the investor registry and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s Website will initially be located at www.ctslink.com.  Access will be provided by the Certificate Administrator to Privileged Persons upon receipt by the Certificate Administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically by means of the Certificate Administrator’s Website.  The NRSRO Certificate will state that (i) such firm is an NRSRO, and has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), (ii) such NRSRO has access to the Depositor’s 17g-5 website and, (iii) such NRSRO shall keep the information obtained from the Depositor’s 17g-5 website confidential (an “NRSRO Certification”).  Such NRSRO shall be deemed to recertify to the foregoing each time it accesses the Certificate Administrator’s Website.  An NRSRO Certification will be deemed to have been executed by an NRSRO if the Depositor so directs the Rule 17g-5 Information Provider.

The parties to the Pooling and Servicing Agreement will not be required to provide that certification.  In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  The Certificate Administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting.  In addition, the Certificate Administrator may disclaim responsibility for any information for which it is not the original source.  Assistance in using the Certificate Administrator’s Website can be obtained by calling its customer service desk at 866-846-4526.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.  The Rating Agencies and NRSROs will not have access to the Investor Registry.

The Rule 17g-5 Information Provider will be required to make certain information available, to Rating Agencies and NRSROs through the facilities of a website.

“Investor Certification” means a certificate representing that such person executing the certificate is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate and that either (a) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any borrower or manager of a Mortgaged Property, or an agent of any borrower, in which case such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement, or (b) such person is an agent or affiliate of any borrower, in which case such person will only receive access to the Distribution Date Statements prepared by the Certificate Administrator.  The Investor Certification will be substantially in the form(s) provided for in the Pooling and Servicing Agreement, may be submitted electronically by means of the Certificate Administrator’s Website and, as a condition to an investor’s access to the Certificate Administrator’s Website or information made available by the Master Servicer or the Special Servicer, accompanied by an investor confidentiality agreement.  The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and shall restrict access to the Certificate Administrator’s Website to a mezzanine lender upon notice from the Special Servicer pursuant to the Pooling and Servicing Agreement that such mezzanine lender has commenced foreclosure proceedings against the equity collateral pledged to secure the related mezzanine loan.

“CREFC” means the CRE Finance Council.

“CREFC Reports” collectively refer to the following electronic files:  (i) CREFC bond level file, (ii) CREFC collateral summary file, (iii) CREFC property file, (iv) CREFC loan periodic update file, (v) CREFC loan setup file, (vi) CREFC financial file, (vii) CREFC special servicer loan file, (viii) CREFC comparative financial status report, (ix) CREFC delinquent loan status report, (x) CREFC historical loan modification and corrected mortgage loan report, (xi) CREFC operating statement analysis report, (xii) CREFC NOI adjustment worksheet, (xiii) CREFC REO status report, (xiv) CREFC servicer watch list, (xv) CREFC loan level reserve – LOC report, and (xvi) CREFC advance recovery report.

Other Information.  The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review (by any Privileged Person that is not a borrower,  a manager of a Mortgaged Property or an affiliate of the foregoing, an agent of a borrower, rating agency or an NRSRO), originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan documents):

(A)	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B)
the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information”, if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C)
the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator;

(D)	any other information that may be necessary to satisfy the requirements of subsection d(4)(i) of Rule 144A under the Securities Act of 1933; and

(E)	each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

You should assume that the Trustee, the Certificate Administrator or any document Custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above to Certificateholders, beneficial owners of Certificates and prospective purchasers of Certificates, the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or any document Custodian, as the case may be, may require an Investor Certification executed by the requesting person or entity.

The Certificate Administrator will make available all distribution date statements, CREFC reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited and BlackRock Financial Management, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Exchange Act.  Such reports will be filed under the name of the issuing entity (File No. 333-172366).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Additional information regarding the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website.  The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

Voting Rights

The Certificates will be allocated voting rights for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  99% of the voting rights will be allocated to the holders of the Class A-1, A-2, A-3, A-SB, A-S, B, C, D, E, F and G Certificates, in proportion to the respective aggregate principal balances of those Classes (or, in connection with a proposed termination and replacement of the Special Servicer at the direction of the Certificateholders generally or following a recommendation of the Trust Advisor, each as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this free writing prospectus, in proportion to the respective aggregate principal balances of those Classes as notionally reduced taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans); 0.5% of the voting rights will be allocated to the holders of the Class X-A Certificates for as long as they are outstanding, 0.5% of the voting rights will be allocated to the holders of the Class X-B Certificates until the Class X-A Certificates are no longer outstanding, after which 1.0% of the voting rights will be allocated to the holders of the Class X-B Certificates; and 0% of the voting rights will be allocated to the holders of the Class V or Class R Certificates.  Voting rights allocated to a Class of Certificateholders will be allocated among those Certificateholders in proportion to their respective percentage interests in that Class.  Notwithstanding the foregoing, solely in connection with Certificateholder proposals, or directions, to terminate and replace the Special Servicer or the Trust Advisor, Appraisal Reduction Amounts in respect of the Mortgage Loans will be allocated to notionally reduce the aggregate principal balances of the respective Classes of Principal Balance Certificates for purposes of allocating the voting rights.

Delivery, Form and Denomination

General.  We intend to deliver the Class A-1, A-2, A-3, A-SB, A-S, B and C Certificates in minimum principal balance denominations of $10,000.  Investments in excess of those minimum denominations may be made in multiples of $1.

You will receive your Offered Certificates in book-entry form through the facilities of DTC.  See “Description of the Certificates—General” and “—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex D to this free writing prospectus.

Matters Regarding the Certificate Administrator and the Tax Administrator

The Certificate Administrator will be entitled to a monthly fee for its services.  That fee will accrue with respect to each and every Mortgage Loan.  In each case, that fee and the monthly fee payable to the Trustee will collectively accrue at 0.0035% per annum on the Stated Principal Balance of the subject Mortgage Loan for the related distribution date and will be calculated based on the same interest accrual basis as the subject Mortgage Loan, which is either an Actual/360 Basis or a 30/360 Basis.  The Certificate Administrator will be required to pay to the Trustee a monthly fee for its services as set forth in the Pooling and Servicing Agreement.  The Certificate Administrator fee is payable out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund.  In addition, the Trustee and the Certificate Administrator will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The holders of Certificates representing a majority of the total voting rights determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may remove any of the Certificate Administrator, the tax administrator or the Trustee, upon written notice to the Master Servicer, the Special Servicer, us and the Trustee.

The Trust Fund will indemnify the Certificate Administrator (in each of the capacities in which it serves under the Pooling and Servicing Agreement) and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Certificate Administrator’s representations and warranties or from willful misconduct, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Certificate Administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Certificate Administrator.

All expenses incurred by the Certificate Administrator in connection with the transfer of the mortgage files to a successor certificate administrator, following the removal of the Certificate Administrator without cause are required to be reimbursed to such removed Certificate Administrator within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Certificate Administrator.

None of the Certificate Administrator, the Custodian, the tax administrator or the Trustee will be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement.  None of the Certificate Administrator, the tax administrator or the Trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to any Non-Serviced Loan Combination serviced pursuant to another securitization, we anticipate that the related certificate administrator (an “Other Certificate Administrator”) will be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are substantially similar in all material respects to or materially consistent with those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, or the consent of any holder of any Pari Passu Companion Loan, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to conform the Pooling and Servicing Agreement to the prospectus supplement (or the private placement memorandum relating to certificates not offered hereby), (iv) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which will not be inconsistent with the then existing provisions, (v) subject to the delivery of an opinion of counsel, to relax or eliminate (A) any requirement under the Pooling and Servicing Agreement imposed by the provisions of the federal income tax law relating to REMICs (if the provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) certain transfer restrictions imposed on the Certificates (if applicable law is amended or clarified such that certain transfer restrictions may be relaxed or eliminated), (vi) subject to the delivery of an opinion of counsel, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of REMIC I, REMIC II or REMIC III or the Grantor Trust at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any of REMIC I, REMIC II or REMIC III or the Grantor Trust, (vii) to modify, add to or eliminate certain provisions of the Pooling and Servicing Agreement relating to transfers of Class R Certificates, (viii) to avoid the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by a Rating Agency at the request of the Depositor (or the placement of the Class on “negative credit watch” status in contemplation of any such action with respect thereto), (ix) for the purpose of amending the duties and procedures by which the Rule 17g-5 Information Provider is bound, or (x) in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that, among other things,

(a)
any such amendment for the specific purposes described in clause (iv), (vii) or (ix)  above will not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary of the Pooling and Servicing Agreement or of any provision thereof, as evidenced by an opinion of counsel to that effect;

(b)
no such amendment will adversely affect any holder of a Serviced Pari Passu Companion Loan related to any Serviced Loan Combination then serviced and administered under the Pooling and Servicing Agreement without the written consent of such holder; and

(c)
no such amendment will materially adversely affect the rights, or increase the obligations, of any Mortgage Loan Seller under the Pooling and Servicing Agreement or under the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

With respect to clause (x) above, a recent federal district court ruling on a motion to dismiss (Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) held that the Trust Indenture Act of 1939, as amended (the “TIA”), may be applicable to certain agreements that are similar to the Pooling and Servicing Agreement.  Such decision is contrary to published guidance of the Division of Corporation Finance of the SEC, as well as historical industry practice, and as a result the Pooling and Servicing Agreement has not been qualified under the TIA.  However, on May 3, 2012, the Division of Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  In the event that subsequent to the date of this free writing prospectus the Depositor, following non-binding consultation with the Trustee, informs the Trustee that it has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, without the consent of any Certificateholder, to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it shall be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement shall expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party thereto.  Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various Classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties thereto with (1) the consent of the holders of Certificates entitled to not less than 66-2/3% of the voting rights allocated to each Class that is materially affected by the amendment and (2) the holders of any Serviced Pari Passu Companion Loan materially affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders; provided that no such amendment may, among other things, (i) reduce in any manner the amount of, or delay the timing of, payments received on the Certificates without the consent of each affected Certificateholder, or which are to be distributed to the holder of any Serviced Pari Passu Companion Loan without the consent of the holder of such Serviced Pari Passu Companion Loan, (ii) reduce the aforesaid percentage of aggregate principal balance or notional amount, as applicable, of each Class of Certificates which are required to consent to any such amendment, without the consent of all the holders of each Class of Certificates affected thereby, (iii) adversely affect the status of any of REMIC I, REMIC II or REMIC III as a REMIC or the Grantor Trust as a grantor trust under the Code, without the consent of 100% of the Certificateholders, (iv) amend any section of the Pooling and Servicing Agreement that relates to the amendment thereof without the consent of all the holders of all Certificates of the Class(es) affected thereby and the consent of the holders of any affected Serviced Pari Passu Companion Loan, (v) otherwise materially adversely affect any Class of Certificateholders without the consent of all of the Certificateholders of that Class, or (vi) materially adversely affect the rights or increase the obligations of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In addition, the Pooling and Servicing Agreement may not be amended in any manner that adversely affects any Serviced Pari Passu Companion Loan without the consent of the holder of such Serviced Pari Passu Companion Loan.

In no event may the definition of the Servicing Standard be amended in a manner that would materially adversely affect Certificateholders without a Rating Agency Confirmation and an opinion of counsel delivered to the Trustee and the Certificate Administrator.

Furthermore, no amendment of the Pooling and Servicing Agreement may be effected in the absence of an opinion of counsel to the effect that the amendment is permitted under the Pooling and Servicing Agreement as described above.

Termination of the Pooling and Servicing Agreement

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of—

1.	the final payment or advance on, or other liquidation of, the last Mortgage Loan or related REO Property remaining in the Trust Fund,

2.
the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund or held on behalf of the Trust Fund by any single Certificateholder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer, in that order of preference, and

3.	the exchange by any single holder of all the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund.

Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder.  The final distribution to the registered holder of each Certificate will be made only upon surrender and cancellation of that Certificate at the office of the Certificate Administrator or at any other location specified in the notice of termination.

The right of the Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer and the Special Servicer to purchase all of the Mortgage Loans and REO Properties remaining in the Trust Fund is subject to the conditions (among others) that—

●	the total Stated Principal Balance of the Mortgage Pool is 1.0% or less of the Cut-off Date Pool Balance,

●
within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the Pooling and Servicing Agreement of its election to do so, and

●
if more than one holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the relevant Class.

Any purchase by any single holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to:

●	the sum of—

1.	the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund, other than any Mortgage Loans as to which the Mortgaged Properties have become REO Properties, and

2.
the appraised value of all REO Properties then included in the Trust Fund, in each case as determined by an appraiser mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee; minus

●	solely in the case of a purchase by the Master Servicer or the Special Servicer, the total of all amounts payable or reimbursable to the purchaser under the Pooling and Servicing Agreement.

The purchase will result in early retirement of the then outstanding Certificates.  The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.  Any person or entity making the purchase will be responsible for reimbursing the parties to the Pooling and Servicing Agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single holder of all of the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund may be made by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.  If an exchange is to occur as described above, then the holder of the Certificates, no later than the business day immediately preceding the distribution date on which the final distribution on the Certificates is to occur, must deposit in the applicable Collection Account amounts that are together equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Certificate Administrator, the tax administrator, the Trustee and their respective agents under the Pooling and Servicing Agreement.  No such exchange may occur until the aggregate principal balance of the Class A-1, A-2, A-3, A-SB, A-S, B, C and D Certificates is reduced to zero.

The Trustee

Eligibility Requirements

The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose short-term debt obligations are at all times rated not less than “P-1” by Moody’s and whose long-term unsecured debt, is at all times rated not less than “A2” by Moody’s and not less than “AA(low)” by DBRS (or “A(high)” by DBRS if such entity has a short term debt rating of at least “R-1 (middle)” from DBRS) (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by Moody’s from at least two other NRSROs (which may include Fitch, Moody’s and/or S&P)), or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such Trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates.

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the Depositor of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the Depositor of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts.  The Pooling and Servicing Agreement generally provides that (i) the Trustee, prior to the occurrence of an Servicer Termination Event and after the curing or waiver of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement, (ii) if an Servicer Termination Event occurs and is continuing, the Trustee must exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, (iii) any permissive right of the Trustee contained in the Pooling and Servicing Agreement will not be construed as a duty and (iv) the Trustee will be liable in accordance with the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee.  However, upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.  The Trustee is required to notify Certificateholders of any termination of the Master Servicer or Special Servicer or appointment of a successor to the Master Servicer or the Special Servicer.  The Trustee will be obligated to make any advance required to be made, and not made, by the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, provided that the Trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance.  In addition, the Trustee will not be obligated to make any Servicing Advances with respect to the Non-Serviced Pari Passu Mortgage Loan.  The Trustee will be entitled, but not obligated, to rely conclusively on any determination by the Master Servicer or the Special Servicer, that an advance, if made, would be a nonrecoverable advance.  The Trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.  See “Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus.

Matters Regarding the Trustee

The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Trustee’s representations and warranties or from willful misconduct, fraud, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Trustee.

The Trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the Pooling and Servicing Agreement.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to any Non-Serviced Loan Combination serviced pursuant to another securitization, we anticipate that the related trustee (an “Other Trustee”) will be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are substantially similar in all material respects to or materially consistent with those described above and is entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Duties of the Trustee”, “—Certain Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” will apply to the Certificate Administrator and the tax administrator.

Resignation and Removal of the Trustee

The Trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Certificate Administrator, the tax administrator, the Master Servicer, the Special Servicer, the Rating Agencies, and all Certificateholders.  Upon receiving the notice of resignation, the Depositor is required to promptly appoint a successor Trustee meeting the requirements set forth above.  If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee (i) shall cease to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor may remove the Trustee and appoint a successor Trustee meeting the eligibility requirements set forth above.  Holders of the Certificates entitled to more than 50% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may, at their expense, at any time remove the Trustee without cause and appoint a successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above.  Upon any succession of the Trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred prior to the date of removal.  The resigning Trustee will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trustee and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with the engagement of a successor, transferring mortgage files (if applicable) and related information, records and reports to the successor).

All expenses incurred by the Trustee in connection with the transfer of its duties to a successor trustee following the removal of the Trustee without cause are required to be reimbursed to such removed Trustee within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Trustee.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “Amendment of the Pooling and Servicing Agreement” in this free writing prospectus.

Suits, Actions and Proceedings by Certificateholders

No Certificateholder will have any right by virtue of any provision of the Pooling and Servicing Agreement to institute any suit, action or proceeding in equity or at law against any party to the Pooling and Servicing Agreement or any borrower, unless that Certificateholder shall have previously given to the Trustee a written notice of default, and unless also (except in the case of a default by the

Trustee) the holders of Certificates entitled to at least 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  No one or more holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of the Pooling and Servicing Agreement to affect, disturb or prejudice the rights of any other holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such holder (which priority or preference is not otherwise provided for herein), or to enforce any right under the Pooling and Servicing Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions described above, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on—

●	the price at which that Certificate is purchased by an investor,

●	the rate, timing and amount of distributions on that Certificate, and

●	any losses or shortfalls incurred on that Certificate.

The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

●	the pass-through rate for that Certificate,

●
the rate and timing of principal payments, including those arising from voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, sales of defaulted mortgage loans and REO Properties, exercise of purchase options by holders of mezzanine loans, and other principal collections on the Mortgage Loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that Certificate,

●
the rate and timing of reimbursements made to the Master Servicer, the Special Servicer or the Trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out Mortgage Loan that are not repaid at the time of the workout,

●
the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses, as well as Trust Advisor Expenses, and the extent to which those losses and expenses are allocable in reduction of the principal balance of that Certificate or result in reductions or shortfalls in interest distributable to that Certificate, and

●	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that Certificate.

Rate and Timing of Principal Payments.  The yield to maturity on the Offered Certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those Certificates.  In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of, the aggregate principal balances of those Certificates will be directly related to the rate and timing of principal payments on or with respect to the Mortgage Loans.  Finally, the rate and timing of principal payments on or with respect to the Mortgage Loans will be affected by their amortization schedules, the dates on which balloon payments are due to occur, any incentives for a borrower to repay its mortgage loan by an anticipated repayment date and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria or other conditions are not satisfied or by reason of sales  or other releases of properties and/or parcels, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, sales of Mortgage Loans following default or purchases or other removals of Mortgage Loans from the Trust Fund.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including casualties, condemnations and prepayments in connection with property releases.  See “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” and “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” for a discussion of certain of the Mortgage Loans with the above described characteristics.

With respect to any Class of Offered Certificates with a pass-through rate based upon, equal to or limited by the WAC Rate, the respective pass-through rate (and, accordingly, the yield) on those Classes of Offered Certificates could (or, in the case of any Class of Certificates with a pass-through rate based upon or equal to the WAC Rate, will) be adversely affected if Mortgage Loans with relatively high mortgage interest rates experienced a faster rate of principal payments than Mortgage Loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the Mortgage Loans will result in distributions on the Offered Certificates of amounts that would otherwise be paid over the remaining terms of those Mortgage Loans.  This will tend to shorten the weighted average lives of the Offered Certificates.  Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the Mortgage Loans and, accordingly, on the Offered Certificates, while work-outs are negotiated or foreclosures are completed.  These delays will tend to lengthen the weighted average lives of the Offered Certificates.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this free writing prospectus.

Without limiting the generality of the statements made above, if your certificates are Class A-SB Certificates, the rate and timing of principal distributions on your certificates will depend in part on the Class A-SB planned principal balances and the extent to which they are achieved from time to time and, because such class is (subject to available funds and the distribution priorities) entitled to the entire Principal Distribution Amount after the Class A-1, A-2 and A-3 Certificates are fully retired, will depend on the period of time during which the Class A-1, A-2 and A-3 Certificates remain outstanding.  In addition, the holders of the Class A-1, A-2 or A-3 Certificates may receive principal distributions on a date when the Class A-SB Certificates remain outstanding.

The extent to which the yield to maturity on any Offered Certificate may vary from the anticipated yield will depend upon the degree to which the Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn paid in a reduction of the principal balance of the Certificate.  If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.  If you purchase your Offered Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

Because the rate of principal payments on or with respect to the Mortgage Loans will depend on future events and a variety of factors, we cannot assure you as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your Offered Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Offered Certificates attributable to the related prepayments of, the Mortgage Loans.

Delinquencies and Defaults on the Mortgage Loans.  The rate and timing of delinquencies and defaults on the Mortgage Loans will affect—

●	the amount of distributions on your Offered Certificates,

●	the yield to maturity of your Offered Certificates,

●	if you are purchasing Principal Balance Certificates, the rate of principal distributions on your Offered Certificates, and

●	the weighted average life of your Offered Certificates.

Delinquencies on the Mortgage Loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your Offered Certificates for the current month.  Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls.  Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your Offered Certificates.

If—

●
you calculate the anticipated yield to maturity for your Offered Certificates based on an assumed rate of default on the Mortgage Loans and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced, and

●	the additional losses result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the total distributions on or the aggregate principal balance of your Offered Certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

The yield on your Certificates will also depend on the extent to which losses and expenses experienced by the Trust Fund are allocated to reduce your certificate principal balance otherwise reduce amounts distributable to you.  Because the Control-Eligible Certificates do not provide credit support to other Classes of Certificates in respect of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the yield on those other Classes of Certificates may be affected by losses arising from such Trust Advisor Expenses at a time when other losses would not have affected their yield.

Even if losses on the Mortgage Loans do not result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed for any advance made by it that it has determined is not recoverable out of collections on the related Mortgage Loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the Certificates, prior to being deemed reimbursed out of payments and other collections of interest on the Mortgage Pool otherwise distributable on the Certificates.  Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified as a Specially Serviced Mortgage Loan, the relevant Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related Mortgage Loan), out of amounts in the Collection Account representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and Servicing Advances as contemplated by the prior paragraph.  Any such reimbursement payments will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

Relevant Factors.  The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the Mortgage Loans:

●	prevailing interest rates;

●	the terms of the Mortgage Loans, including—

1.	provisions that impose prepayment Lock-out Periods or require Yield Maintenance Charges or Prepayment Premiums;

2.	due-on-sale and due-on-encumbrance provisions;

3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal;

4.	the exercise of purchase options by tenants or others and other sales of parcels by borrowers that can result in prepayments of principal, including during a Lock-out Period for the Mortgage Loan; and

5.	amortization terms;

●	the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

●	the general supply and demand for commercial and multifamily rental space of the type available at the Mortgaged Properties in the areas in which those properties are located;

●	the quality of management of the Mortgaged Properties;

●	the servicing of the Mortgage Loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool”, “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus, the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus, and “Risk Factors” and “Description of the Pooling and Servicing Agreements” in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level.  When the prevailing market interest rate is below the annual rate at which a Mortgage Loan accrues interest, the related borrower may have an increased incentive to refinance the Mortgage Loan.  Conversely, to the extent prevailing market interest rates exceed the annual rate at which a Mortgage Loan accrues interest, the related borrower may be less likely to voluntarily prepay the Mortgage Loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their Mortgaged Properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments.  In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their Mortgaged Properties.

A number of the underlying borrowers are partnerships.  The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership.  The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Neither we nor any of the underwriters makes any representation regarding:

●	the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans;

●	the relative importance of those factors;

●	the percentage of the aggregate principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any particular date; or

●	the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Offered Certificates, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

Weighted Average Life

For purposes of this free writing prospectus, the weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the assumed settlement date of December 19, 2012 until each dollar to be applied in reduction of the aggregate principal balance of those Certificates is paid to the investor.  For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any Offered Certificate is determined by:

●	multiplying the amount of each principal distribution on the Offered Certificate by the number of years from the assumed settlement date to the related distribution date;

●	summing the results; and

●	dividing the sum by the total amount of the reductions in the principal balance of the Offered Certificate.

Accordingly, the weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that Certificate.

The tables set forth below show, with respect to each Class of Offered Certificates with principal balances,

●	the weighted average life of that Class, and

●	the percentage of the initial aggregate principal balance of that Class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in calculating the tables below.  Neither we nor any of the underwriters makes any representation that the Mortgage Loans will behave in accordance with the Structuring Assumptions set forth in this free writing prospectus.  The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios.  Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial aggregate principal balances outstanding over time and the weighted average lives of the respective Classes of the Offered Certificates.  You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificate.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model.  The prepayment model used in this free writing prospectus is the “constant prepayment rate” or “CPR” model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the Mortgage Loans) for the life of those loans.  The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Pool.  We do not make any representations about the appropriateness of the CPR model.

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-1 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2013	81%	81%	81%	81%	81%
December 2014	61%	61%	61%	61%	61%
December 2015	39%	39%	39%	39%	39%
December 2016	13%	13%	13%	13%	13%
December 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	2.45	2.45	2.45	2.44	2.44

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-2 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.84	4.83	4.81	4.78	4.57

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-3 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	99%	98%
December 2020	100%	100%	100%	99%	98%
December 2021	100%	100%	100%	99%	98%
December 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.86	9.83	9.79	9.74	9.49

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-SB Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	82%	82%	82%	82%	82%
December 2019	54%	54%	55%	56%	62%
December 2020	34%	34%	35%	36%	43%
December 2021	13%	13%	14%	15%	22%
December 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.36	7.38	7.40	7.42	7.57

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-S Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.99	9.98	9.96	9.92	9.74

Percentages of Initial Certificate Principal Balance Outstanding for the
Class B Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.99	9.99	9.99	9.99	9.74

Percentages of Initial Certificate Principal Balance Outstanding for the
Class C Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.99	9.99	9.99	9.99	9.74

Pre-Tax Yield to Maturity Tables

The tables set forth below show the pre-tax corporate bond equivalent yields to maturity with respect to each Class of Offered Certificates.  We prepared these tables using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase prices, and (b) the indicated prepayment scenarios.  The assumed purchase prices are expressed as a percentage of the initial total notional amount or principal balance, as applicable, of the respective Class of Offered Certificates and are exclusive of accrued interest.

The yields set forth in the tables were calculated by:

●
determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the respective Class of Offered Certificates, would cause the discounted present value of that assumed stream of cash flows to equal—

1.	the related assumed purchase price, plus

2.	accrued interest at the initial pass-through rate for the applicable Class of Offered Certificates from and including December 1, 2012 to but excluding the assumed settlement date; and

●	converting those monthly discount rates to corporate bond equivalent rates.

Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on their Certificates.  Consequently, they do not purport to reflect the return on any investment on a Class of offered when reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE)
of the Class A-1 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class A-2 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class A-3 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class A-SB Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class A-S Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class B Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class C Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

The characteristics of the Mortgage Loans will differ in some respects from those assumed in preparing the tables.  The tables are presented for illustrative purposes only.  Neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with any designated scenario for the tables.  In addition, we cannot assure you that—

●	the Mortgage Loans will prepay at any particular rate,

●
the Mortgage Loans will not prepay, involuntarily or otherwise, during Lock-out Periods (including any contemporaneous periods when defeasance is permitted) or during any period when principal prepayments are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge (including any contemporaneous period when defeasance is permitted),

●	the Mortgage Loans will not default or that the Mortgage Loans will default at any particular rate,

●	the actual pre-tax yields on, or any other distribution characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the tables set forth above, or

●	the total purchase prices of the Offered Certificates will be as assumed.

For federal income tax information reporting, the prepayment assumption used in reporting original issue discount for an Offered Certificate will be that—

●	each ARD Loan is repaid in full on its Anticipated Repayment Date,

●	no Mortgage Loan will otherwise be prepaid prior to maturity, and

●	there will be no extension of the maturity of any Mortgage Loan.

No representation is made that the Mortgage Loans will in fact be repaid in accordance with this assumption or that the IRS will not challenge on audit the prepayment assumption used.  You must make your own decision as to the appropriate assumptions, including prepayment and default assumptions, to be used in deciding whether to purchase any Offered Certificates.

SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) and in the case of any Serviced Loan Combination, the related Serviced Pari Passu Mortgage Loan and any REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) will be governed by a Pooling and Servicing Agreement to be dated as of December 1, 2012 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee.  In this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, we describe some of the provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such Mortgage Loans and REO Properties.  You should refer to the accompanying prospectus, in particular the section captioned “Description of the Pooling and Servicing Agreements”, for additional important information regarding provisions of the Pooling and Servicing Agreement that relate to the rights and obligations of the Master Servicer and the Special Servicer.

In addition to the Pooling and Servicing Agreement, any Serviced Loan Combination will also be serviced and administered in accordance with the related intercreditor agreement.  For more detailed information, please see “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.  In reviewing the remainder of this section, you should be aware that the consultation and other rights of the holder of a Serviced Pari Passu Companion Loan are in addition to the consent, approval, direction and/or consultation rights of the Subordinate Class Representative and/or the Trust Advisor otherwise described in this section.

With respect to each of the Republic Plaza Loan Combination and the Concord Mills Loan Combination, the discussion under this heading “Servicing of the Mortgage Loans and Administration of the Trust Fund” as to particular servicing matters is applicable with respect to such Loan Combination only while the Pooling and Servicing Agreement governs the servicing of such Loan Combination (i.e., prior to the securitization of the related Pari Passu Companion Loan).  As described under “Risk Factors—Risks Related to the Offered Certificates—The Servicing of the Republic Plaza Loan Combination and the Servicing of the Concord Mills Loan Combination Will Shift to Others” in this free writing prospectus, on and after the securitization of the related Pari Passu Companion Loan, any such Loan Combination will be serviced pursuant to the related Other Pooling and Servicing Agreement, and the provisions of such Other Pooling and Servicing Agreement may be different than the terms of the Pooling and Servicing Agreement, although such Loan Combination will still need to be serviced in compliance with the requirements of the related intercreditor agreement, which are described under “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.

As used herein, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans, (a) does include, unless otherwise specifically indicated, Serviced Pari Passu

Mortgage Loans and (b) does not include, unless otherwise specifically indicated, Non-Serviced Pari Passu Mortgage Loans.  In certain instances references are made that specifically exclude Non-Serviced Pari Passu Mortgage Loans from the servicing provisions in this free writing prospectus by indicating actions are taken with respect of the Mortgage Loans “other than the Non-Serviced Pari Passu Mortgage Loans” or “except with respect to the Non-Serviced Pari Passu Mortgage Loans” or words of similar import.  These exclusions are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, Special Servicer or Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this free writing prospectus without such specific carveouts, that the Master Servicer, Special Servicer or Trustee are responsible for those duties with respect to Non-Serviced Pari Passu Mortgage Loans or Serviced Pari Passu Companion Loans, as applicable.  Servicing of any Non-Serviced Pari Passu Mortgage Loan will be handled under the pooling and servicing agreement entered into in connection with the securitization of the related Non-Serviced Pari Passu Companion Loan.  While we anticipate that the terms of any such pooling and servicing agreement will be substantially similar in all material respects to or materially consistent with the servicing provisions discussed in this free writing prospectus related to the Mortgage Loans, prospective investors are nonetheless encouraged to review “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus for a discussion of certain important servicing terms related to the Non-Serviced Pari Passu Mortgage Loans.

In general, subject to the more specific discussions in the other subsections of this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, the Master Servicer will be responsible for the servicing and administration of—

●	all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loans) as to which no Servicing Transfer Event has occurred, and

●	all worked-out Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loans) as to which no new Servicing Transfer Event has occurred.

The Master Servicer and the Special Servicer will each be responsible for servicing and administering the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) and any REO Properties (other than any REO property acquired with respect to any Non-Serviced Loan Combination) for which it is responsible, directly or through sub-servicers (including primary servicers), in accordance with the “Servicing Standard”, which means:

●
in the best interests and for the benefit of the Certificateholders and, with respect to any Serviced Loan Combination, for the benefit of the holders of the related Serviced Pari Passu Companion Loan (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

●
in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans (provided that in the event the Master Servicer or Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), the Master Servicer or the Special Servicer, as applicable, must comply with the REMIC provisions of the Code to the extent necessary to avoid an Adverse REMIC Event) and, in the case of any Serviced Loan Combination, the related intercreditor agreement, and

●	to the extent consistent with the foregoing, in accordance with the following standards:

●
with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and manages real properties on behalf of third parties or on behalf of itself, whichever is the higher standard with respect to mortgage loans and REO properties that are comparable to the Mortgage Loans and any REO Properties for which it is responsible under the Pooling and Servicing Agreement, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;

●	with a view to—

1.	in the case of the Master Servicer, the timely collection of all scheduled payments of principal and interest under those Mortgage Loans,

2.	in the case of the Master Servicer, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those Mortgage Loans, and

3.
in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, or the related Mortgaged Property becomes an REO Property, the maximization of the recovery of principal and interest on that Defaulted Mortgage Loan to the Certificateholders (or, in the case of a Serviced Loan Combination, to the Certificateholders and the holder of the related Serviced Companion Loan), as a collective whole, on a present value basis; and

●	without regard to any potential conflict of interest arising from—

1.
any known relationship that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement,

2.	the ownership of any Certificate or any interest in a Serviced Pari Passu Companion Loan by the Master Servicer or the Special Servicer, or either of their respective affiliates, as the case may be,

3.
the obligation of the Master Servicer to make advances or otherwise to incur servicing expenses with respect to any Mortgage Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement,

4.
the obligation of the Special Servicer to make, or to direct the Master Servicer to make, Servicing Advances or otherwise to incur servicing expenses with respect to any Mortgage Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement,

5.
the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction,

6.	the ownership, servicing and/or management by the Master Servicer or Special Servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

7.	the ownership by the Master Servicer or Special Servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and

8.
the obligations of the Master Servicer or Special Servicer, as the case may be, or any of its affiliates to repurchase any Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a material breach or a material document defect.

For descriptions of the servicing of the Republic Plaza Mortgage Loan and the Concord Mills Mortgage Loan, see “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” below and “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.

As used in this free writing prospectus, a “Specially Serviced Mortgage Loan” means any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), including any REO Mortgage Loan and any Serviced Pari Passu Companion Loan being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred:

1.
the related borrower fails to make when due any balloon payment and the borrower does not deliver to the Master Servicer, on or before the Due Date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan, a Servicing Transfer Event will occur immediately);

2.
the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

3.
the Master Servicer determines (in accordance with the Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the Master Servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, the Master Servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

4.
the Master Servicer determines that a non-payment default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents) has occurred under the Mortgage Loan that may materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan, or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Loan Combination, the holder of the related Serviced Pari Passu Companion Loan) and the default continues unremedied for the applicable cure period under the terms of the Mortgage Loan or, if no cure period is specified, for 60 days;

5.
various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding Mortgaged Property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

6.	the Master Servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property.

A Serviced Mortgage Loan or Serviced Loan Combination will become a “Corrected Mortgage Loan” when (other than by reason of a liquidation event occurring in respect of such Serviced Mortgage Loan or Serviced Loan Combination or the related Mortgaged Property becoming an REO Property):

●
with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the Mortgage Loan documents, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer;

●	with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the Special Servicer;

●	with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the Special Servicer; and

●	with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to any Serviced Pari Passu Mortgage Loan or Serviced Pari Passu Companion Loan, it will be considered to exist for the entire Serviced Loan Combination.  Notwithstanding any contrary provision described above, no Serviced Pari Passu Mortgage Loan or Serviced Pari Passu Companion Loan will be a Corrected Mortgage Loan unless both the Serviced Pari Passu Mortgage Loan and the Serviced Pari Passu Companion Loan are Corrected Mortgage Loans.

The Special Servicer, on the other hand, will generally be responsible for the servicing and administration of each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing.  The Special Servicer will also be responsible for the administration of each REO Property (other than any interest in an REO Property acquired with respect to any Non-Serviced Loan Combination).

The Master Servicer will transfer servicing of a Mortgage Loan to the Special Servicer upon the occurrence of a Servicing Transfer Event with respect to that Mortgage Loan.  The Special Servicer will return the servicing of that Mortgage Loan, if applicable, to the Master Servicer, and that Mortgage Loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that Mortgage Loan cease to exist.  Notwithstanding the transfer of the servicing of any Mortgage Loan to the Special Servicer, the Master Servicer will continue to be responsible for providing various reports to the Certificate Administrator and/or the Trustee, making any required monthly debt service advances and (other than with respect to any Non-Serviced Loan Combination) making any required Servicing Advances with respect to any Specially Serviced Mortgage Loans and REO Properties.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its obligations and duties under the Pooling and Servicing Agreement, unless the same party acts in all or any two such capacities.

Subject to the restrictions and limitations of the Pooling and Servicing Agreement, the Trust Advisor will generally conduct an annual review of the Special Servicer’s operational practices on a platform-level basis deployed against Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor may be required to consult with the Special Servicer with regard to asset status reports and certain other matters in connection with the servicing of the Specially Serviced Mortgage Loans, as described more fully below.

The Trust Advisor will not review the activities of any other special servicer with respect to the securitization of any Non-Serviced Pari Passu Companion Loan, and as a result will not provide a review of any special servicing actions in respect of any Non-Serviced Pari Passu Mortgage Loan.  The trust advisor with respect to such other securitization will act as trust advisor with respect to the related Non-Serviced Pari Passu Mortgage Loan pursuant to the related pooling and servicing agreement and we anticipate that such trust advisor will have obligations that are substantially similar in all material respects to or materially consistent with those of the Trust Advisor described in this free writing prospectus.

As used in this free writing prospectus, “REO Mortgage Loan” means the successor mortgage loan to a Mortgage Loan (which may be a Mortgage Loan included in a Loan Combination) deemed to be outstanding with respect to each related REO Property and “REO Companion Loan” means the successor mortgage loan to a Serviced Pari Passu Companion Loan deemed to be outstanding with respect to any REO Property related to a Serviced Loan Combination.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee.  The principal compensation to be paid to the Master Servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee:

●	will be earned with respect to each and every Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan, including—

1.	each such Mortgage Loan that is a Specially Serviced Mortgage Loan,

2.	each such Mortgage Loan as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such Mortgage Loan as to which defeasance has occurred; and

●	in the case of each such Mortgage Loan or Serviced Pari Passu Companion Loan, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a master servicing fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and

4.
be payable monthly to the Master Servicer from amounts received with respect to interest on that Mortgage Loan or Serviced Pari Passu Companion Loan or, upon liquidation of the Mortgage Loan, to the extent such interest collections are not sufficient whether on deposit in the Collection Account or the related Companion Loan Collection Account, as applicable), with respect to Mortgage Loans, from general collections on all the Mortgage Loans.

Certain of the Mortgage Loans will be sub-serviced by sub-servicers that will be entitled to a sub-servicing fee with respect to each such Mortgage Loan, including, without limitation, Prudential Asset Resources, Inc. and Principal Global Investors, LLC, who will primary service certain Mortgage Loans.  The rate at which the sub-servicing fee for each such Mortgage Loan accrues is included in the applicable master servicing fee rate for each of those Mortgage Loans.

With respect to each Pari Passu Mortgage Loan, (a) before a securitization of the related Pari Passu Companion Loan, the master servicing fee includes a primary servicing fee and the master servicing fee rate includes the rate at which that primary servicing fee accrues and (b) from and after a securitization of the related Pari Passu Companion Loan, the Master Servicer’s master servicing fee rate will be reduced by that primary servicing fee rate and the applicable other master servicer will be entitled to a servicing fee accruing at a rate equal to that primary servicing fee rate.

The Master Servicer will be entitled to designate a portion of the master servicing fee accrued at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties.  That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

Prepayment Interest Shortfalls.  The Pooling and Servicing Agreement will require the Master Servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than Specially Serviced Mortgage Loans and Mortgage Loans on which the Special Servicer allowed or consented to the Master Servicer allowing a principal prepayment on a date other than the applicable Due Date and other than any Non-Serviced Pari Passu Mortgage Loan) during the related collection period, and (ii) the aggregate of (A) that portion of its master servicing fees for the related distribution date that is, in the case of each and every Mortgage Loan and successor REO Property thereto for which such master servicing fees are being paid in the related collection period, calculated for this purpose at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during the related collection period; provided that the Master Servicer shall pay (without regard to clause (ii) above) the amount of any Prepayment Interest Shortfall otherwise described in clause (i) above incurred in connection with any principal prepayment received in respect of a Mortgage Loan during the related collection period to the extent such Prepayment Interest Shortfall occurs as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) subsequent to a default under the related Mortgage Loan documents, (x) pursuant to applicable law or a court order (including in connection with amounts collected as insurance proceeds or condemnation proceeds to the extent that such applicable law or court order limits the ability of the Master Servicer to apply the proceeds in accordance with the related mortgage loan documents), (y) at the request or with the consent of the Special Servicer or (z) during any Subordinate Control Period or Collective Consultation Period, at the request or with the consent of the Subordinate Class Representative).

Any payments made by the Master Servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus.  If the amount of Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any collection period exceeds the total of any and all payments made by the Master Servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the Mortgage Loans, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective Classes of the Principal Balance Certificates, in reduction of the interest distributable on those Certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this free writing prospectus.

Principal Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer with respect to its special servicing activities will be—

●	the special servicing fee,

●	the workout fee, and

●	the liquidation fee.

Special Servicing Fee.  The special servicing fee:

●          will be earned with respect to—

1.	each Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan and

2.
each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan, in each case as to which the corresponding Mortgaged Property has become an REO Property;

●	in the case of each Mortgage Loan or Serviced Pari Pass Companion Loan described in the foregoing bullet, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a special servicing fee rate of 0.25% per annum, and

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan; and

●
except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) in respect of such Mortgage Loan and (except in the case of a Serviced Pari Passu Companion Loan) then from general collections on all the Mortgage Loans and any related REO Properties that are on deposit in the Collection Account from time to time.

Workout Fee.  The Special Servicer will, in general, be entitled to receive a workout fee with respect to each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan worked out by that Special Servicer.  Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest, and each payment of principal received on the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, for so long as it remains a worked-out mortgage loan.

The workout fee with respect to any worked-out Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, will cease to be payable if that worked-out Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property.  However, a new workout fee would become payable if the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, again became a worked-out mortgage loan after having again become a Specially Serviced Mortgage Loan.

In addition, the determination and payment of the workout fee with respect to any Corrected Mortgage Loan for which the amount of related Offsetting Modification Fees is greater than zero shall be adjusted in the following manner:  (i) the workout fee rate shall be multiplied by the aggregate amount of all the scheduled payments of principal and interest scheduled to become due under the terms of such Corrected Mortgage Loan during the period from the date when such Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, becomes a Corrected Mortgage Loan to and including the maturity date of such Corrected Mortgage Loan, without discounting for present value (the resulting product, the “Workout Fee Projected Amount”); and (ii) either (a) if the amount of the

Offsetting Modification Fees for such Corrected Mortgage Loan is greater than or equal to the Workout Fee Projected Amount for such Corrected Mortgage Loan, the Special Servicer shall not be entitled to any payments in respect of the workout fee with respect to such Corrected Mortgage Loan, or (b) if the amount of Offsetting Modification Fees for such Corrected Mortgage Loan is less than the Workout Fee Projected Amount, the Special Servicer shall be entitled to payments of the workout fee with respect to such Corrected Mortgage Loan, on the terms and conditions set forth in the Pooling and Servicing Agreement without regard to this sentence, until the cumulative amount of such payments is equal to the excess of the Workout Fee Projected Amount over the Offsetting Modification Fees, after which date the Special Servicer shall not be entitled to any further payments in respect of the workout fee for such Corrected Mortgage Loan.

If the Special Servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to Mortgage Loans (and any Serviced Pari Passu Companion Loan) that were worked out by it (or, except in circumstances where that Special Servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved but for the making of three monthly debt service payments according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation.  The successor to that Special Servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the Special Servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts distributable to the Certificateholders.

Liquidation Fee.  The Special Servicer will be entitled to receive a liquidation fee with respect to each Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) for which a full, partial or discounted payoff is obtained from the related borrower.  The Special Servicer will also be entitled to receive a liquidation fee with respect to any Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than a REO Property acquired with respect to any Non-Serviced Loan Combination) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph.  In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or late payment charges.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by (i) a Responsible Repurchase Party in connection with a material breach of representation or warranty or a material document defect in accordance with the related Mortgage Loan Purchase Agreement (if the purchase occurs prior to the end of the period, as the same may be extended, in which the Responsible Repurchase Party must cure, repurchase or substitute in respect of such circumstances), (ii) any person in connection with a termination of the Trust Fund or (iii) another creditor of the related borrower or its owners pursuant to any intercreditor or other similar agreement, if the purchase occurs within 90 days after the creditor’s purchase option first becomes exercisable.  No liquidation fee will be payable in connection with the payment of any Loss of Value Payment by a Responsible Repurchase Party if the Loss of Value payment is made within 90 days after the obligation to cure, repurchase or substitute the related Mortgage Loan arises.  Furthermore, no liquidation fee will be payable at the expense of the series 2012-C10 trust fund based on, or out of, proceeds received in connection with the repurchase or replacement of any Serviced Pari Passu Companion Loan in connection with the other securitization under circumstances similar to those described above.

In addition, if a liquidation fee otherwise becomes payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, then such liquidation fee payable to the Special Servicer with respect to such Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, in the aggregate shall be reduced by the amount of any Offsetting Modification Fees.

Although liquidation fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts distributable to the Certificateholders.

The Pooling and Servicing Agreement will provide that, with respect to each collection period, the Special Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the end of such collection period, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan or Serviced Loan Combination, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicer compensation to which the Special Servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions or fees and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), any Serviced Pari Passu Companion Loan or any REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Trust Fund, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, and any purchaser of any Mortgage Loan, any Serviced Pari Passu Companion Loan or any REO Property in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property or Serviced Pari Passu Companion Loan, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

Additional Servicing Compensation.  The Master Servicer will be entitled to the following items as additional master servicing compensation, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan:

●	100% of any defeasance fees;

●
(x) 50% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) and paid in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement and (y) 100% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari

Passu Companion Loan) and paid in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●
100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●
100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan);

●
100% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable) and is paid in connection with a consent the Master Servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and 50% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable) and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●	any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Pari Passu Companion Loan;

●
to the extent provided in the Pooling and Servicing Agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the Mortgage Loans and any Serviced Pari Passu Companion Loan;

●	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;

●
interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and

●	a portion of late payment charges and Default Interest.

The Special Servicer will be entitled to the following items as additional special servicing compensation, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan:

●	100% of Modification Fees actually collected during the related collection period with respect to any Specially Serviced Mortgage Loans or successor REO Mortgage Loans and any REO Companion Loan;

●
50% of Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●
100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan), and 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●
100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan);

●
100% of consent fees on Mortgage Loans that are Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable), and 50% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable) and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●
to the extent provided in the Pooling and Servicing Agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the Mortgage Loans and any Serviced Pari Passu Companion Loan;

●
50% of the other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) to the extent that the consent of the Special Servicer is required in connection with the associated action, and 100% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are Specially Serviced Mortgage Loans;

●
interest or other income earned on deposits in the REO Account and the loss of value reserve account maintained by the Special Servicer (but only to the extent of the net investment earnings, if any, with respect to such REO Account for each collection period); and

●	a portion of late payment charges and Default Interest.

As used in this free writing prospectus, “Assumption Application Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or Serviced Pari Passu Companion Loan, any and all assumption application fees actually paid by the related borrower in accordance with the related Mortgage Loan documents, with respect to any application submitted to the Master Servicer or the Special Servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in such borrower.

As used in this free writing prospectus, “Assumption Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or Serviced Pari Passu Companion Loan, any and all assumption fees actually paid by the related borrower in accordance with the related Mortgage Loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer or paid by the related borrower with respect to any transfer of an interest in such borrower.

As used in this free writing prospectus, “Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or Serviced Pari Passu Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (as applicable), other than any Assumption Fees, Assumption Application Fees, consent fees and any defeasance fee; provided, however, that (A) in connection with each modification, restructure, extension, waiver or amendment that constitutes a workout of a Specially Serviced Mortgage Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan immediately after giving effect to such transaction; (B) the preceding clause (A) shall be construed only as a limitation on the amount of Modification Fees that may be collected in connection with each individual such transaction involving a Specially Serviced Mortgage Loan and not as a limitation on the cumulative amount of Modification Fees that may be collected in connection with multiple such transactions involving such Specially Serviced Mortgage Loan; and (C) for purposes of such preceding clauses (A) and (B), a Modification Fee shall be deemed to have been collected in connection with a workout of a Specially Serviced Mortgage Loan if such fee arises substantially in consideration of or otherwise in connection with such workout, whether the related borrower must pay such fee upon the consummation of such workout and/or on one or more subsequent dates.

As used in this free writing prospectus, “Offsetting Modification Fees” means, for purposes of any workout fee or liquidation fee payable to the Special Servicer in connection with any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), Serviced Pari Passu Companion Loan, REO Mortgage Loan (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) or REO Companion Loan, any and all Modification Fees collected by the Special Servicer as additional special servicing compensation to the extent that (1) such Modification Fees were earned and collected by the Special Servicer either (A) in connection with the workout or liquidation (including partial liquidation) of the Specially Serviced Mortgage Loan or REO Mortgage Loan or REO Companion Loan as to which such workout fee or liquidation fee became payable or (B) in connection with the immediately prior workout of such Mortgage Loan while it was previously a Specially Serviced Mortgage Loan, provided that (in the case of this clause (B), the Servicing Transfer Event that resulted in its again becoming a Specially Serviced Mortgage Loan occurred within 12 months following the consummation of such prior workout, and provided, further, that there shall be deducted from the Offsetting Modification Fees otherwise described in this clause (1) an amount equal to that portion of such Modification Fees that were previously applied to actually reduce the payment of a workout fee or liquidation fee; and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan at a time when such Mortgage Loan was a Specially Serviced Mortgage Loan.

The Special Servicer has advised the Depositor that it may, and the Pooling and Servicing Agreement will authorize the Special Servicer to, enter into one or more arrangements with the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or any other person(s) that may be entitled to remove or replace the Special Servicer, to provide for the payment by the Special Servicer to such party or parties of certain of the Special Servicer’s compensation under the Pooling and Servicing Agreement, whether in consideration of the Special Servicer’s appointment or continuation of appointment as Special Servicer in connection with the Pooling and Servicing Agreement, limitations on such parties’ right to terminate or replace the Special Servicer in connection with the Pooling and Servicing Agreement or otherwise.  If the Special Servicer exercises the authority described in the preceding sentence, any and all obligations pursuant to any such agreement shall constitute obligations solely of the Special Servicer and not of any other party hereto.  If the Special Servicer enters into such an agreement and one or more other person(s) thereafter become the applicable Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or becomes entitled to remove or replace the Special Servicer, as applicable, such agreement shall not be binding on such other person(s), nor may it limit the rights that otherwise inure to the benefit of such other person(s) as the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, as applicable, or as a party otherwise entitled to remove or replace the Special Servicer, in the absence of such other persons(s)’ express written consent, which may be granted or withheld in their sole discretion.

With respect to any Non-Serviced Loan Combination serviced pursuant to another securitization, we anticipate that each of the related Other Master Servicer and the related special servicer (an “Other Special Servicer”) will be entitled to compensation with respect to the Non-Serviced Pari Passu Mortgage Loan that is substantially similar in all material respects to or materially consistent with the provisions set forth above.  See “Description of the Offered Certificates – Fees and Expenses” and “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

Compensation of the Trust Advisor.  The principal compensation to be paid to the Trust Advisor with respect to its advisory activities will be the trust advisor fee.

The trust advisor fee:

●	will be earned with respect to each and every Mortgage Loan (other than any Mortgage Loan included in a Loan Combination), including, without limitation—

1.	each such Mortgage Loan, if any, that is a Specially Serviced Mortgage Loan,

2.	each such Mortgage Loan, if any, as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such Mortgage Loan as to which defeasance has occurred; and

●	in the case of each such Mortgage Loan, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a trust advisor fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and

4.
be payable monthly to the Trust Advisor from amounts received with respect to interest on that Mortgage Loan or, upon liquidation of the Mortgage Loan, to the extent such interest collections are not sufficient, from general collections on all the Mortgage Loans.

The Trust Advisor ongoing fee rate will be a fixed rate equal to 0.00235% per annum.

In addition, as additional compensation for its activities under the Pooling and Servicing Agreement, the Trust Advisor shall be entitled to receive the trust advisor consulting fee.  The trust advisor consulting fee shall be payable, subject to the limitations set forth below, in an amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement; provided, however, that (i) no such fee shall be paid except to the extent such fee is actually paid by the related borrower (and in no event shall such fee be paid from the Trust Fund); (ii) the Trust Advisor shall be entitled to waive all or any portion of such fee in its sole discretion and (iii) the Master Servicer or the Special Servicer, as applicable, shall be authorized to waive the borrower’s payment of such fee in whole or in part if the Master Servicer or the Special Servicer, as applicable, (A) determines that such waiver is consistent with the Servicing Standard and (B) consults with the Trust Advisor prior to effecting such waiver.  In connection with each Material Action for which the Trust Advisor has consultation rights under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, must use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable trust advisor consulting fee from the related borrower, in each case only to the extent that such collection is not prohibited by the related Mortgage Loan documents.  In no event may the Master Servicer or the Special Servicer, as applicable, take any enforcement action in connection with the collection of such trust advisor consulting fee, except that such restrictions shall not be construed to prohibit requests for payment of such trust advisor consulting fee.

In connection with each Loan Combination, the Trust Advisor will have no duty to consult with the Special Servicer or, after the Loan Combination becomes serviced under the pooling and servicing agreement for the securitization of the related Pari Passu Companion Loan, the Other Special Servicer under such other securitization, and will not be entitled to any trust advisor ongoing fees or trust advisor consulting fees with respect to those mortgage loans.  We anticipate that any trust advisor appointed under such other securitization (an “Other Trust Advisor”) will be entitled to compensation with respect to the Non-Serviced Pari Passu Mortgage Loan that is substantially similar in all material respects to or materially consistent with the compensation payable to the Trust Advisor under the Pooling and Servicing Agreement with respect to the Mortgage Loans (other than Pari Passu Mortgage Loans) as described above.  See “Description of the Offered Certificates -  Fees and Expenses” and “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

Investment of Accounts.  Each of the Master Servicer and the Special Servicer will be authorized to invest or direct the investment of funds held in any Collection Account, escrow and/or reserve account or REO Account maintained by it, in Permitted Investments.  See “—Collection Account” below.  The Master Servicer or Special Servicer—

●	will be entitled to retain any interest or other income earned on those funds, and

●
will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of the Master Servicer or Special Servicer, as applicable.

Neither the Master Servicer nor the Special Servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Servicing Expenses; Servicing Advances.  Each of the Master Servicer, the Special Servicer and the Trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the Pooling and Servicing Agreement.  The Master Servicer, the Special Servicer and the Trustee will not be entitled to reimbursement for these expenses except as expressly provided in the Pooling and Servicing Agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, incurred or to be incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing or administration of a Mortgage Loan, any Serviced Pari Passu Companion Loan and any related Mortgaged Properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be advances (any such advances, “Servicing Advances”).  The Pooling and Servicing Agreement may also designate certain other expenses as Servicing Advances.  Subject to the limitations described below, the Master Servicer will be required to make any Servicing Advances relating to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination).  Servicing Advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related Mortgage Loan (or Serviced Loan Combination) or REO Property.

The Special Servicer must notify the Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), and the Master Servicer must make the Servicing Advance unless the Master Servicer determines such advance to be a nonrecoverable advance, except that the Special Servicer must make any necessary emergency advances on a Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination).  Notwithstanding the foregoing, the Master Servicer need not make an emergency Servicing Advance that it determines to be a nonrecoverable advance.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within ten days after the Servicing Advance is required to be made, then the Trustee will be required:

●	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

●	if the failure continues for one more business day, to make the Servicing Advance.

Except for the Master Servicer, the Special Servicer or the Trustee as described above, no person will be required to make any Servicing Advances with respect to any Mortgage Loan, any Serviced Pari Passu Companion Loan or any related Mortgaged Property or REO Property.

Despite the foregoing discussion or anything else to the contrary in this free writing prospectus, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make Servicing Advances that it determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related Mortgage Loan, any Serviced Pari Passu Companion Loan or any related REO Property.  If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related Mortgage Loan (or Serviced Loan Combination) or any related REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the Mortgage Pool on deposit in the Collection Account from time to time, subject to, in the case of a Serviced Loan Combination, the duty of the Master Servicer to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the Serviced Pari Passu Companion Loan for that holder’s pro rata share of the advance or interest.  The Trustee may conclusively rely on the determination of the Master Servicer or the Special Servicer regarding the nonrecoverability of any Servicing Advance.  Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any Servicing Advance (with interest) that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Account and/or the related Companion Loan Collection Account, as applicable, in the collection period in which the nonrecoverability determination is made and in subsequent collection periods.  Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement.  To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer shall be deemed to be in accordance with the Servicing Standard or any duty under the Pooling and Servicing Agreement; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.  To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date.  To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates.  The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance.  If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any Servicing Advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance (in the case of any Serviced Loan Combination, subject to the additional provisions described further below).  If any such advance is not reimbursed in whole in respect of any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose).  If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph).  The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately turns out to be nonrecoverable from the proceeds of the Mortgage Loan).

Insofar as the Special Servicer may make Servicing Advances, it will have the same rights described above as the Master Servicer and the Trustee.

The Pooling and Servicing Agreement will also permit the Master Servicer, and require the Master Servicer at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or REO Property (other than any interest in an REO Property acquired with respect to any Non-Serviced Loan Combination) is involved, to pay directly out of the Collection Account and/or the related Companion Loan Collection Account any servicing expense that, if advanced by the Master Servicer or Special Servicer, would not be recoverable (together with interest on the advance) from expected collections on the related Mortgage Loan, any Serviced Pari Passu Companion Loan or any related REO Property.  This is only to be done, however, when the Master Servicer or the Special Servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the Certificateholders.

The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Servicing Advances made by that entity.  The interest will accrue on the amount of each Servicing Advance for so long as the Servicing Advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.  Interest accrued with respect to any Servicing Advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account, thereby reducing amounts available for distribution on the Certificates (in the case of any Serviced Loan Combination, subject to the additional provisions described below).  Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

Notwithstanding any contrary provisions described above, if a Servicing Advance with respect to a Serviced Loan Combination has been determined to be nonrecoverable (after considering amounts, if any, on deposit in the Collection Account and/or the related Companion Loan Collection Account) and that advance or interest thereon is paid from general collections on the Mortgage Pool on deposit in the Collection Account as described above, then the Master Servicer will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the Serviced Pari Passu Companion Loan for that holder’s pro rata share of the advance or interest.

With respect to any Non-Serviced Loan Combination serviced pursuant to another securitization, we anticipate that each of the related Other Master Servicer, the related Other Special Servicer and the related Other Trustee will service and administer the related Non-Serviced Pari Passu Mortgage Loan on terms substantially similar in all material respects to or materially consistent with the terms of the Pooling and Servicing Agreement, that each will be entitled to receive interest on servicing advances made by those parties in accordance with the related pooling and servicing agreement, and that such amount will be reimbursable pro rata from payments allocable to such Pari Passu Mortgage Loan pursuant to the related intercreditor agreement.  See “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

Trust Advisor Expenses.  The Trust Advisor will be entitled to payments of indemnification amounts or certain Additional Trust Fund Expenses payable to the Trust Advisor pursuant to the Pooling and Servicing Agreement (other than the Trust Advisor ongoing fee and the trust advisor consulting fee), which we refer to as Trust Advisor Expenses.  In general, the amount of Trust Advisor Expenses reimbursable to the Trust Advisor on each distribution date must not exceed the sum of (i) the portion of the Principal Distribution Amount for such distribution date otherwise distributable to the Principal Balance Certificates that are not Control-Eligible Certificates and (ii) the aggregate amount of distributable certificate interest (calculated without regard to the reduction of Trust Advisor Expenses for such distribution date, in each case, allocable to the Principal Balance Certificates (other than the Control-Eligible Certificates) other than the Class A-1, A-2, A-3, A-SB, X-A and X-B Certificates for such distribution date.  Amounts so reimbursed on each distribution date will be allocated and borne by the Certificateholders to the extent and in the manner described under “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses”.  Any amount of Trust Advisor Expenses that are not reimbursed on a distribution date because of the limitations set forth in the immediately preceding sentence will be payable on the next distribution date to the extent funds are sufficient, in accordance with such limitations, to make such payments.  Notwithstanding these provisions, Trust Advisor Expenses incurred in connection with legal proceedings that are pending or threatened against the Trust Advisor at the time of its discharge, termination or resignation will be Designated Trust Advisor Expenses and, as such, will not be subject to the limitations described above and will instead be treated in substantially the same manner as other unanticipated expenses of the Trust Fund for purposes of payment by the Trust Fund and allocation between the various Classes of Certificateholders.

Asset Status Reports

No later than 45 days after the occurrence of a Servicing Transfer Event with respect to any Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), the Special Servicer must, in general, deliver to the Subordinate Class Representative, among others, an asset status report with respect to that Mortgage Loan and the related Mortgaged Property or Properties.  That asset status report is required to include the following information to the extent reasonably determinable:

●	a summary of the status of the subject Specially Serviced Mortgage Loan and any negotiations with the related borrower;

●
a discussion of the general legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the Pooling and Servicing Agreement and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property or Properties;

●	a summary of the Special Servicer’s recommended action with respect to the Specially Serviced Mortgage Loan;

●	the appraised value of the related Mortgaged Property or Properties, together with the assumptions used in the calculation thereof; and

●	such other information as the Special Servicer deems relevant in light of the Servicing Standard.

Each asset status report will be required to be delivered to the Subordinate Class Representative (during a Subordinate Control Period or Collective Consultation Period), the Trust Advisor (during a Collective Consultation Period or Senior Consultation Period), the Master Servicer, the Certificate Administrator (upon request) and the Rule 17g-5 Information Provider (which will be required to promptly post the report to the Rule 17g-5 Information Provider’s Website).  During a Subordinate Control Period, if the Subordinate Class Representative does not disapprove an asset status report within ten business days (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement) of receipt, the Special Servicer will be required to implement the recommended action as outlined in the asset status report.  In addition, during a Subordinate Control Period, the Subordinate Class Representative may object to any asset status report within ten business days of receipt (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement); provided, that the Special Servicer will be required to implement the recommended action as outlined in the asset status report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders (as a collective whole, as if they together constituted a single lender).  If, during a Subordinate Control Period, the Subordinate Class Representative disapproves the asset status report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the asset status report as soon as practicable thereafter, but in no event later than 30 days after the disapproval.  During a Subordinate Control Period, the Special Servicer will be required to revise the asset status report until the Subordinate Class Representative fails to disapprove the revised asset status report as described above, until the Subordinate Class Representative’s approval is no longer required or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders.  If, during a Subordinate Control Period, the Subordinate Class Representative and the Special Servicer have not agreed upon an asset status report within 90 days following the Subordinate Class Representative’s receipt of the initial asset status report, the Special Servicer will implement the actions described in the most recent asset status report submitted by the Special Servicer to the Subordinate Class Representative.  Notwithstanding the foregoing, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the ten business day period (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement) referenced above and if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of such period would materially and adversely affect the interest of the Certificateholders and the Special Servicer has made commercially reasonable efforts, during a Subordinate Control Period, to contact the Subordinate Class Representative.

In addition, the Special Servicer will be required to deliver a summary (as approved by the Subordinate Class Representative if a Subordinate Control Period is in effect) of each Final Asset Status Report to the Certificate Administrator.  Upon receipt of such summary, the Certificate Administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Subordinate Class Representative, in each case prepared in connection with the workout or liquidation of such Specially Serviced Mortgage Loan and which, in any event, will not include any Privileged Information; provided that no asset status report shall be considered to be a Final Asset Status Report unless, during a Subordinate Control Period, the Subordinate Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action.

Each of the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) will be entitled to consult on a non-binding basis with the Special Servicer and propose possible alternative courses of action and provide other feedback in respect of any asset status report, and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Subordinate Class Representative and/or the Trust Advisor, as applicable.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Subordinate Class Representative and/or the Trust Advisor.  Consultation with the Trust Advisor will occur in the manner described under “—The Trust Advisor” below.

Also notwithstanding the provisions described above, in connection with any asset status report, the Subordinate Class Representative and the Trust Advisor may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction for it to act, in any manner that would—

●	require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement,

including the Special Servicer’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

With respect to any Non-Serviced Loan Combination serviced pursuant to another securitization, the related Non-Serviced Pari Passu Mortgage Loan will be subject to the provisions of the related pooling and servicing agreement, which may provide for the production, delivery and review of asset status reports by the related subordinate class representative and any related Other Trust Advisor for such Non-Serviced Loan Combination by the Other Special Servicer under such agreement that are expected to be substantially similar in all material respects to or materially consistent with the provisions set forth above.  See “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will be required to consult on a non-binding basis with the Trust Advisor with respect to Material Actions (regardless of whether such Material Action is covered by an asset status report); provided, however, that the Special Servicer shall not consult with the Trust Advisor with respect to Material Actions related to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement, to the extent such actions do not relate to the restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

The Majority Subordinate Certificateholder and the Subordinate Class Representative

The Majority Subordinate Certificateholder.  The “Majority Subordinate Certificateholder” will be the holder(s) of a majority interest in (i) during a Subordinate Control Period, the most subordinate Class among the Class E, F and G Certificates that has an aggregate principal balance, net of Appraisal Reduction Amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a Collective Consultation Period, the most subordinate Class among the Class E, F and G Certificates that has an aggregate principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its total initial principal balance.  Notwithstanding anything to the contrary contained herein, at any time that the holder of a majority interest in the Class E Certificates is the Majority Subordinate Certificateholder, the Majority Subordinate Certificateholder may waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder set forth in the Pooling and Servicing Agreement by irrevocable written notice delivered to the Depositor, Trustee, Certificate Administrator, Master Servicer, Special Servicer and Trust Advisor.  Any such waiver shall remain effective until such time as the Majority Subordinate Certificateholder (i) sells or transfers a majority of the Class E Certificates (by certificate principal balance) to an unaffiliated third party and (ii) certifies to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Trust Advisor that (a) such party retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between such party and the transferee and (c) such party retains no direct or indirect economic interest in the Class E Certificates.  Following any such transfer the successor majority subordinate certificateholder will again have the rights of the Majority Subordinate Certificateholder without regard to any prior waiver by the predecessor majority subordinate certificateholder.  The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Subordinate Class Representative.  No successor majority subordinate certificateholder will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan prior to its purchase of the Class E Certificates and had not become a Corrected Mortgage Loan prior to such purchase until such Mortgage Loan becomes a Corrected Mortgage Loan.

Unless a Senior Consultation Period is deemed to occur and is continuing pursuant to clause (ii) of the definition of “Senior Consultation Period,” a “Subordinate Control Period” will exist when the aggregate principal balance of the Class E Certificates, net of any Appraisal Reduction Amounts allocable to that Class, is at least equal to 25% of the initial principal balance of the Class E Certificates.”

During any Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to terminate the Special Servicer, with or without cause (in each case, other than with respect to any Non-Serviced Pari Passu Mortgage Loan), and appoint itself or an affiliate or another person as the successor Special Servicer.  With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, the subordinate class representative with respect to such securitization is expected to be have a right to terminate the related Other Special Servicer substantially similar in all material respects to or materially consistent with the right described above.  See “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.  It will be a condition to such appointment that each Rating Agency confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates.  It is anticipated that Eightfold Real Estate Capital Fund II, L.P., will purchase all the Class E, F and G Certificates on the Closing Date and become the initial Majority Subordinate Certificateholder.

Subordinate Class Representative.  The Majority Subordinate Certificateholder will have a continuing right to appoint, remove or replace a subordinate class representative in its sole discretion (the “Subordinate Class Representative”).  This right may be exercised at any time and from time to time.  The Subordinate Class Representative may resign at any time.  The Subordinate Class Representative may not be a borrower or an affiliate of a borrower.

Rights and Powers of Subordinate Class Representative.  During any Subordinate Control Period, (i) the Subordinate Class Representative generally will be entitled to approve or disapprove asset status reports (other than asset status reports related to any Non-Serviced Pari Passu Mortgage Loan) and (ii) the Special Servicer generally will not be permitted to take or consent to the Master Servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the Special Servicer has notified the Subordinate Class Representative and the Subordinate Class Representative has consented (or failed to object) thereto in writing within ten business days (or, in connection with a leasing matter, five business days, or in connection with an Acceptable Insurance Default, 30 days) of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the Master Servicer has requested approval from the Special Servicer, within any shorter period during which that Special Servicer is initially entitled to withhold consent without being deemed to have approved the action).  However, the Special Servicer may take any Material Action (or consent to the Master Servicer taking a Material Action) without waiting for the response of the Subordinate Class Representative if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders as a collective whole.  Furthermore, during a Subordinate Control Period, the Subordinate Class Representative may, in general, direct the Special Servicer (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of Specially Serviced Mortgage Loans and REO Properties or as to which provision is otherwise made in the Pooling and Servicing Agreement.  During a Subordinate Control Period, the Subordinate Class Representative will have the right to remove the existing Special Servicer, with or without cause, and appoint a successor to the Special Servicer as described under “—Replacement of the Special Servicer” below (in each case, other than with respect to any Non-Serviced Pari Passu Mortgage Loan).  With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, the Subordinate Class Representative will be permitted to request that the subordinate class representative with respect to such securitization consult with it on a non-binding basis with respect to material actions under the pooling and servicing agreement for such securitization, which are expected to be substantially similar in all material respects to or materially consistent with the Material Actions under the Pooling and Servicing Agreement, in accordance with the terms of the related intercreditor agreement.

Unless a Senior Consultation Period is deemed to occur and is continuing pursuant to clause (ii) of the definition of “Senior Consultation Period”, a “Collective Consultation Period” will exist when both (i) the aggregate principal balance of the Class E Certificates, reduced by any Appraisal Reduction Amounts allocable to that Class, is less than 25% of the initial principal balance of the Class E Certificates and (ii) the aggregate principal balance of the Class E Certificates, without regard to any Appraisal Reduction Amounts allocable to that Class, is at least 25% of the initial principal balance of the Class E Certificates.  A “Senior Consultation Period” will exist when either (i) the aggregate principal balance of the Class E Certificates, without regard to the allocation of any Appraisal Reduction Amounts to that Class, is less than 25% of the initial principal balance of the Class E Certificates or (ii) during such time as the Class E Certificates are the most subordinate class among the Class E, F and G Certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then Majority Subordinate Certificateholder has irrevocably waived its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of the rights of the Subordinate Class Representative until such rights are reinstated to a successor majority subordinate certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, however, that with respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, the existence of a senior consultation period with respect to the Subordinate Class Representative under this transaction will have no effect on the rights of the subordinate class representative with respect to such other securitization.

During any Collective Consultation Period, the Subordinate Class Representative will have consultation rights (in addition to those of the Trust Advisor) with respect to Material Actions not otherwise covered by an asset status report as to which the Subordinate Class Representative has been consulted (in each case, other than with respect to any Non-Serviced Pari Passu Mortgage Loan).  During any Collective Consultation Period or Senior Consultation Period, the Subordinate Class Representative will have no right to remove the existing Special Servicer.  With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, the occurrence and continuance of a Collective Consultation Period or Senior Consultation Period with respect to the Subordinate Class Representative under this transaction will have no effect on the rights of the subordinate class representative with respect to such other securitization.

Also notwithstanding the provisions described above, the Subordinate Class Representative may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction for it to act, in any manner that would—

●
require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement or any intercreditor agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

When reviewing this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, it is important that you consider the effects that the rights and powers of the Subordinate Class Representative discussed above could have on the actions of the Special Servicer.

Also notwithstanding the provisions described above, the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period under the Pooling and Servicing Agreement will not limit the control and consultation rights of the holder of the Pari Passu Companion Loan included in either Pari Passu Loan Combination that we describe in this Free Writing Prospectus.

With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, we anticipate that substantially similar provisions will apply with respect to the subordinate class representative under such other securitization.  See “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

Liability to Borrowers.  In general, any and all expenses of the Subordinate Class Representative are to be borne by the holders of the appointing Class, in proportion to their respective percentage interests in that Class, and not by the Trust Fund.  However, if a claim is made against the Subordinate Class Representative by a borrower with respect to the Pooling and Servicing Agreement or any particular Mortgage Loan and the Trust or a party to the Pooling and Servicing Agreement is also named in the relevant legal action, the Special Servicer will generally assume the defense of the claim on behalf of and at the expense of the Trust Fund, provided that the Special Servicer (in its sole judgment) determines that the Subordinate Class Representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

No Liability to the Trust Fund and Certificateholders.  The Pooling and Servicing Agreement will provide that each Certificateholder, by its acceptance of its related Certificate, will be deemed to have acknowledged and agreed that (i) the Subordinate Class Representative may have special relationships and interests that conflict with those of holders and owners of one or more Classes of Certificates; (ii) the Subordinate Class Representative may act solely in the interests of the holders of the Class E, F and/or G Certificates; (iii) the Subordinate Class Representative does not have any duties to the Trust Fund or to the holders of any Class of Certificates; (iv) the Subordinate Class Representative may take actions that favor the interests of the holders of the Class E, F and/or G Certificates over the interests of the holders of one or more other Classes of Certificates; (v) the Subordinate Class Representative will have no liability whatsoever to the Trust Fund, the Certificateholders or any borrower for having acted as described in this paragraph, or in exercising its rights, powers and privileges, in taking any action or refraining from taking any action, or in giving any consent or failing to give any consent, in each case, pursuant to the Pooling and Servicing Agreement; and (vi) no Certificateholder may take any action whatsoever against the Subordinate Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof as a result of the Subordinate Class Representative having acted in the manner described in this paragraph, or a result of the special relationships or interests described in this paragraph.  With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, we anticipate that substantially similar provisions will apply with respect to the subordinate class representative under such other securitization.  See “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

The Trust Advisor

General.  The Trust Advisor will agree in the Pooling and Servicing Agreement to perform specified services for the benefit of the Trustee on behalf of the Trust with respect to all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) and, in the case of any Serviced Loan Combination, the holder of the related Serviced Pari Passu Companion Loan.  The Trust Advisor will perform certain review duties on a platform-level basis that will generally include a limited annual review of, and (if any Mortgage Loans in the Mortgage Pool were Specially Serviced Mortgage Loans during the preceding calendar year) the preparation of an annual report regarding, certain of the Special Servicer’s actions pursuant to the Pooling and Servicing Agreement.  The review and report generally will be based on:  (a) during a Subordinate Control Period, any Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer, (b) during a Collective Consultation Period or Senior Consultation Period, any asset status report and certain additional information delivered to the Trust Advisor by the Special Servicer and/or (c) during a Senior Consultation Period, in addition to the foregoing, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform-level basis in light of the Servicing Standard.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult with the Special Servicer with regard to certain matters with respect to Special Servicer’s servicing of the Specially Serviced Mortgage Loans to the extent described in this free writing prospectus and set forth in the Pooling and Servicing Agreement.

The obligations of the Trust Advisor under the Pooling and Servicing Agreement are solely to provide analytical and reporting services.  When we use the words “consult”, “recommend” or words of similar import in respect of the Trust Advisor and any servicing action or inaction, we are referring to the Trust Advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action.  Although the Trust Advisor must consider the Servicing Standard in its analysis, the Trust Advisor will not itself be bound by the Servicing Standard.  The Trust Advisor will have no liability to any Certificateholders, any particular Certificateholder or the holder of any Serviced Pari Passu Companion Loan for actions taken or not taken under the Pooling and Servicing Agreement.  No other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its duties under the Pooling and Servicing Agreement.  The Trust Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Relating to the Offered Certificates—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests” in this free writing prospectus and “Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus below.  For the avoidance of doubt, the Trust Advisor is not an Investment Adviser within the meaning of the Investment Company Act of 1940, as amended, and will not owe any fiduciary duty to any person in connection with the Pooling and Servicing Agreement.

The ability to perform the duties of the Trust Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Trust Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information or the Special Servicer’s failure to schedule or attend an annual meeting or to provide appropriate staff at such meeting may limit or prohibit the Trust Advisor from performing its annual reporting duties under the Pooling and Servicing Agreement in which case any annual report will describe any resulting limitations or prohibitions.

With respect to (i) any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, (ii) the Republic Plaza Mortgage Loan and (iii) the Concord Mills Mortgage Loan, the Other Trust Advisor under the related other securitization will act as trust advisor with respect to such Mortgage Loan pursuant to the related pooling and servicing agreement and is expected to have obligations that are substantially similar in all material respects to or materially consistent with those of the Trust Advisor described in this section.

The Trust Advisor will have no duty with respect to the Republic Plaza Mortgage Loan, the related Republic Plaza pari passu companion loan, the Concord Mills Mortgage Loan, the related Concord Mills pari passu companion loan, and any Non-Serviced Pari Passu Mortgage Loan, or the assessment of the actions of any special servicer in this securitization or any other securitization taken with respect to any such mortgage loan.

Annual Reports and Meeting

Based on (a) the Trust Advisor’s review of (i) during any Subordinate Control Period, any previously identified Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer, and (ii) during any Collective Consultation Period or Senior Consultation Period, any asset status reports and other information delivered to the Trust Advisor by the Special Servicer and, (b) during a Senior Consultation Period, in addition to the foregoing, the Trust Advisor’s meeting with the Special Servicer as described below, the Trust Advisor will prepare an annual report to be provided to the Certificate Administrator for the benefit of the Certificateholders (and made available through the Certificate Administrator’s Website) setting forth its assessment of the Special Servicer’s overall performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans (or, during any Subordinate Control Period, with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans with respect to which a Final Asset Status Report has been issued) and with respect to each Final Asset Status Report during the prior calendar year.  No annual report will be required with respect to any calendar year in which no asset status report is prepared (or, during a Subordinate Control Period, finalized) in connection with any Specially Serviced Mortgage Loan or REO Property.  The Trust Advisor will provide the Master Servicer, the Special Servicer, (during any Subordinate Control Period or Collective Consultation Period) the Subordinate Class Representative and the holder of any Serviced Pari Passu Companion

Loan with a copy of such annual report.  Each of the Special Servicer and the Subordinate Class Representative must be given an opportunity to review any annual report produced by the Trust Advisor at least 10 days prior to the delivery thereof to the Certificate Administrator.  In the event that the Trust Advisor has provided for review to the Special Servicer a Trust Advisor annual report containing an assessment of the performance of the Special Servicer that in the reasonable view of the Special Servicer presents a negative assessment of the Special Servicer’s performance, the Special Servicer will be permitted to provide to the Trust Advisor reasonably limited non-privileged information and documentation, in each case that is relevant to the facts upon which the Trust Advisor has based such assessment, and the Trust Advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual assessment.  Notwithstanding the foregoing, the content of the Trust Advisor’s Annual Report will be determined by the Trust Advisor.

Forms of annual report are attached to this free writing prospectus as Annexes E-1 and E-2.  In each annual report, the Trust Advisor will identify any material deviations of which it has actual knowledge by the Special Servicer (i) from the Trust Advisor’s understanding of the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the workout, restructuring, resolution, sale or liquidation of Specially Serviced Mortgage Loans.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and set forth in the Pooling and Servicing Agreement.

No annual report shall be required with respect to any calendar year in which no asset status report is prepared (or, during a Subordinate Control Period, finalized) in connection with a Specially Serviced Mortgage Loan or REO Property.

As used in this free writing prospectus, “Privileged Information” means (i) any correspondence between the Subordinate Class Representative and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the Subordinate Class Representative’s consent or consultation rights under the Pooling and Servicing Agreement, and (ii) any information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related borrower or other interested party or in litigation or in potential proceedings.

Within 60 days following the end of each calendar year during a Senior Consultation Period, the Trust Advisor will be required to meet with representatives of the Special Servicer and, subject to the limitations described in this free writing prospectus or as otherwise set forth in the Pooling and Servicing Agreement, review certain operational activities related to Specially Serviced Mortgage Loans as described in the Pooling and Servicing Agreement.  During such annual meeting, the Trust Advisor will discuss the Special Servicer’s operational practices in light of the Servicing Standard and the Special Servicer’s obligations under the Pooling and Servicing Agreement and may discuss the Special Servicer’s stated policies and procedures, operational controls and protocols, risk management systems, technological infrastructure (systems), intellectual resources, the Special Servicer’s reasoning for believing they are in compliance with the Pooling and Servicing Agreement and other pertinent information the Trust Advisor may consider relevant, in each case, in so far as such information relates to the workout, restructuring, resolution, sale or liquidation of Specially Serviced Mortgage Loans.  The Trust Advisor will be required to provide the Special Servicer with at least 30 days prior written notice of the date proposed for an annual meeting.  The Trust Advisor and the Special Servicer will determine a mutually acceptable date for the annual meeting and the Trust Advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the Special Servicer, including the identity, if any, of the Final Asset Status Report(s) that shall be discussed during the annual meeting.

During any Collective Consultation Period or Senior Consultation Period, the Trust Advisor and the Special Servicer may discuss any of the asset status reports produced with respect to any Specially Serviced Mortgage Loan as part of the Trust Advisor’s annual assessment of the Special Servicer.  The Special Servicer will be required to make available servicing officers with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and the related platform level information for each annual meeting.

Subordinate Control Period.  With respect to all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan), during a Subordinate Control Period, the Trust Advisor’s obligations will be limited to the general reviews described in this free writing prospectus and as set forth in the Pooling and Servicing Agreement and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this free writing prospectus and as set forth in the Pooling and Servicing Agreement.

The Trust Advisor shall not be required, in connection with any annual report during a Subordinate Control Period, to consider any Specially Serviced Mortgage Loan or REO Property with respect to which a Final Asset Status Report was not issued during the most recently ended calendar year.

During any Subordinate Control Period, the Special Servicer will deliver to the Trust Advisor each Final Asset Status Report.  The Trust Advisor will be obligated to keep confidential, subject to the exceptions described in the following paragraph, any Privileged Information received from the Special Servicer or Subordinate Class Representative in connection with the Subordinate Class Representative’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Certificates.

The Trust Advisor, the Trust Advisor’s subcontractors and the Trust Advisor’s affiliates will not disclose such Privileged Information so received from the Special Servicer or Subordinate Class Representative to any other person (including any Certificateholders which are not then holders of the Control-Eligible Certificates), other than (A) to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement, (B) any trustee or certificate administrator appointed for the benefit of any Serviced Pari Passu Companion Loan and (C) under the circumstances described in the following sentence.  If the Trust Advisor, its subcontractors or its affiliates, or any other party to the Pooling and Servicing Agreement (other than the Special Servicer), receives Privileged Information and has been advised that such information is Privileged Information, then such person will be prohibited from disclosing such information received by it to any other person (including in connection with preparing any responses to any investor-submitted inquiries posed on the Investor Q&A Forum), except to the extent that (a) the Special Servicer and the Subordinate Class Representative have consented in writing to its disclosure, (b) such Privileged Information becomes generally available and known to the public, other than as a result of a disclosure directly or indirectly by such person, (c) it is reasonable and necessary for such person to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (d) such Privileged Information was already known to such person and not otherwise subject to a confidentiality obligation, and/or (e) such disclosure is required by applicable law, rule, regulation, order, judgment or decree.  Notwithstanding the foregoing, the Trust Advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the Trust Advisor to the extent necessary and for the sole purpose of permitting the Trust Advisor to perform its duties under the Pooling and Servicing Agreement, to the extent such parties agree in writing to be bound by the same confidentiality provisions applicable to the Trust Advisor, which will inure to the benefit of the Subordinate Class Representative.

In addition, during any Subordinate Control Period, the Special Servicer will forward any Appraisal Reduction Amount calculations and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor after they have been finalized, and the Trust Advisor may review such calculations in support of its annual report on the Special Servicer’s activities but shall not opine on, or otherwise call into question (whether in the annual report or otherwise), such Appraisal Reduction Amount calculations and/or net present value calculations.

Consultation of the Trust Advisor During a Collective Consultation Period or Senior Consultation Period.  During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will promptly deliver each asset status report prepared in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor and, during a Collective Consultation Period, the Subordinate Class Representative.  The Trust Advisor will be required to provide comments to the Special Servicer in respect of the asset status reports, if any, within 10 business days of receipt, and propose possible alternative courses of action to the extent it determines such alternatives may be in the best interest of the Certificateholders (including any holders of Control-Eligible Certificates) and the holder of any Serviced Pari Passu Companion Loan (as applicable), as a collective whole in accordance with the Servicing Standard.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to, and prior to, Material Actions (regardless of whether such Material Actions are covered by an asset status report).  Any such consultation during a Collective Consultation Period will be in addition to any consultation between the Subordinate Class Representative.  Notwithstanding the provision described in the preceding sentences or any other provision of the Pooling and Servicing Agreement to the contrary, the Trust Advisor will have no obligation to consult with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement to the extent such actions do not relate to the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

The Special Servicer will be obligated to consider such written alternative courses of action and any other feedback provided by the Trust Advisor and, during any Collective Consultation Period, the Subordinate Class Representative.  The Special Servicer will revise the asset status reports as it deems necessary to take into account such input and/or comments, to the extent the Special Servicer determines that the Trust Advisor’s and/or Subordinate Class Representative’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders, taking into account the interests of all of the Certificateholders (and the holder of any Serviced Pari Passu Companion Loan, as applicable) as a collective whole.

The Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor that would require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code or result in an adverse tax consequence for the Trust Fund.  For the avoidance of doubt, the Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor in any event.

Trust Advisor Ongoing Fees.  The ongoing fee of the Trust Advisor will be payable monthly from amounts received in respect of each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) as described above under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.  The trust advisor consulting fee will be payable in connection with Material Actions on which the Trust Advisor has consultation rights, subject to the limitations described under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.

Trust Advisor Indemnity.  The Trust Advisor, its affiliates and any of its directors, officers, employees or agents will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided that the reimbursement of such indemnification and expenses will be subject to the limitations described under “Description of the Offered Certificates” in this free writing prospectus; provided, further, that the indemnification will not extend to any loss, liability or expense incurred by reason of the Trust Advisor’s willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of the Trust Advisor’s grossly negligent disregard of such obligations or duties.  See “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” below.

Net Present Value Calculations

The Pooling and Servicing Agreement will require that all net present value calculations and determinations with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), any Serviced Pari Passu Companion Loan or any REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination) (including for purposes of the definition of Servicing Standard) be made using a Discount Rate (a) for principal and interest payments on a

Mortgage Loan, or the sale of a Mortgage Loan, the higher of (x) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on similar non-defaulted debt of such borrower as of such date of determination and (y) the mortgage interest rate on the applicable Mortgage Loan based on its outstanding principal balance, and (b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal or appraisal update of the related Mortgaged Property obtained under the Pooling and Servicing Agreement.

Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will forward any calculations of Appraisal Reduction Amount or net present value to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, and (a) the Trust Advisor will be required (upon receipt of all information and supporting materials reasonably required to be provided to the Trust Advisor as described in the following sentence) to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the Special Servicer, and (b) insofar as the calculation and/or application of the Special Servicer under review as contemplated by clause (a) requires or depends upon the exercise of discretion by the Special Servicer, the Trust Advisor will be required to assess the reasonableness of the determination made by the Special Servicer in the exercise of such discretion.  The Special Servicer will be required to deliver the foregoing calculations, together with information and supporting materials (including such additional information reasonably requested by the Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative.  If the Trust Advisor does not agree with (i) the mathematical calculations, (ii) the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation or (iii) the reasonableness of any such determination made by the Special Servicer in the exercise of such discretion, the Trust Advisor and the Special Servicer will consult in good faith with each other in order to resolve (x) any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or (y) any disagreement over the reasonableness of a determination made by the Special Servicer in the exercise of its discretion.  During any Collective Consultation Period, the Special Servicer will also be required to send to the Subordinate Class Representative copies of the Special Servicer’s calculations and the information and supporting materials and to engage in consultation with the Subordinate Class Representative in connection with its calculations and determinations.  During any Collective Consultation Period, if the Trust Advisor and the Subordinate Class Representative agree on such matters, the Special Servicer shall perform its calculations in accordance with such agreement.  Otherwise, if the Trust Advisor and the Subordinate Class Representative do not reach agreement on such matters following the Trust Advisor’s calculation and verification procedures, the Special Servicer will be required to proceed according to its determination, and the Trust Advisor will be required to promptly prepare a report on the matter, which report will set forth its and the Special Servicer’s calculations (including material differences in assumptions used therein), and deliver such report to the Certificate Administrator, which must post the report to the Certificate Administrator’s Website and, if applicable, to the holder of any Serviced Pari Passu Companion Loan.  No other action is required in connection with such circumstances.

Replacement of the Special Servicer

During any Subordinate Control Period, the Majority Subordinate Certificateholder will have the right to terminate the Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor Special Servicer.  It will be a condition to such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates, and (ii) the successor special servicer is a Qualified Replacement Special Servicer.

During any Collective Consultation Period or Senior Consultation Period, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) requesting a vote to terminate the Special Servicer and appoint a successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses (including any fees and expenses of counsel or any Rating Agency) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses shall not be paid from the Trust Fund) and (iii) delivery by such holders to the Certificate Administrator of a Rating Agency Confirmation from each of the Rating Agencies (to be obtained at the expenses solely of such Certificateholders) and the equivalent from each rating agency hired to provide ratings with respect to any commercial mortgage-backed securities backed by a Serviced Pari Passu Companion Loan, the Certificate Administrator will be required to post such request on the Certificate Administrator’s Website and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) of all Principal Balance Certificates on an aggregate basis, the Certificate Administrator will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer that was proposed by the Certificateholders requesting the vote.  Such termination and replacement will be further conditioned, however, on such successor Special Servicer being a Qualified Replacement Special Servicer.  This will also be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances, and other rights set forth in the Pooling and Servicing Agreement which survive termination.  If a proposed termination and replacement of the Special Servicer by Certificateholders as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement shall have no further force or effect (except that the Certificate Administrator shall be entitled to apply any amounts prepaid by such Certificateholders for expenses to pay any expenses incurred by the Certificate Administrator).

In addition, with respect to the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan), during any Senior Consultation Period, if the Trust Advisor determines, in its sole discretion exercised in good faith, that the Special Servicer is not performing its duties under the Pooling and Servicing Agreement in accordance with the Servicing Standard, the Trust Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Trust Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the then-current Special Servicer, a written recommendation (in electronic format) detailing the reasons supporting its position and recommending a suggested replacement Special Servicer.  The Certificate Administrator will be required to post such recommendation on the Certificate Administrator’s Website and mail such recommendation to the registered Certificateholders.  The Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Certificateholders having at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the aggregate principal balances of the Certificates) of all Principal Balance Certificates on an aggregate basis.  In the event the holders of such Principal Balance Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to request a Rating Agency Confirmation from each of the Rating Agencies at that time, unless such Certificateholders themselves deliver such Rating Agency Confirmation.  In the event the Trustee and the Certificate Administrator receive a Rating Agency Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer that has been approved by the Certificateholders and constitutes a Qualified Replacement Special Servicer.  This will be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with the Trust Advisor’s identification of a Qualified Replacement Special Servicer, and the Certificate Administrator’s obtaining such Rating Agency Confirmations and administering the vote of the Certificateholders will be an Additional Trust Fund Expense.  If a proposed termination and replacement of the Special Servicer recommended by the Trust Advisor as described above is not consummated within 180 days following the initial recommendation of the Trust Advisor, then the proposed termination and replacement shall have no further force or effect.

A “Qualified Replacement Special Servicer” is a person as to which all of the following conditions are satisfied at the relevant date of determination: (i)(a) all the representations and warranties of the Special Servicer set forth in the Pooling and Servicing Agreement are true and accurate as applied to such person, (b) no event or circumstances constitutes or would constitute, but for notice or the passage of time, a Servicer Termination Event with respect to such person, (c) such person is not the Trust Advisor or an affiliate of the Trust Advisor, and there exists no agreement as a result of which, whether or not subject to any condition or contingency, such person would become an affiliate of the Trust Advisor or merge or be consolidated with or into the Trust Advisor (regardless of the identity of the surviving person) or succeed to any portion of the business of the Trust Advisor that includes the Trust Advisor’s rights or duties under the Pooling and Servicing Agreement, (d) neither such person nor any affiliate thereof is obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the Trust Advisor or any affiliate thereof pursuant to the Pooling and Servicing Agreement (1) in connection with the special servicing obligations that such person would assume under the Pooling and Servicing Agreement or the performance thereof (2) in connection with the appointment of such person as, or any recommendation by the Trust Advisor for such person to become, the successor Special Servicer, (e) such person is not entitled to receive any compensation from the Trust Advisor in connection with its activities under the Pooling and Servicing Agreement and (f) such person is not entitled to receive from the Trust Advisor or any affiliate thereof any fee in connection with the appointment of such person as successor Special Servicer, unless, in the case of each of the foregoing clauses (a) through (f), the appointment of such person as successor Special Servicer has been expressly approved by 100% of the Certificateholders; and (ii) is not a prohibited party and has not been terminated in the capacity of Master Servicer or Special Servicer under the Pooling and Servicing Agreement in whole or in part as a result of an event described in the eighth bullet of the definition of “Servicer Termination Event” that appears in “—Servicer Termination Event” below in this free writing prospectus, unless the appointment of such person as successor Special Servicer has been expressly approved by the Depositor acting in its reasonable discretion.

With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, during any “subordinate control period”, the majority subordinate certificateholder under the related pooling and servicing agreement, or the subordinate class representative under such agreement on its behalf, will have the right to terminate the related special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor to such special servicer.

In addition, with respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, during any “collective consultation period” or “senior consultation period” under the related pooling and servicing agreement, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates, a vote to terminate the related Other Special Servicer may be requested, and a successor special servicer may be appointed, pursuant to terms expected to be substantially similar in all material respects to or materially consistent with those in the Pooling and Servicing Agreement.

In addition, with respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, during any “senior consultation period” under the related pooling and servicing agreement, if the related Other Trust Advisor determines that the related Other Special Servicer is not performing its duties under the such pooling and servicing agreement in accordance with the related servicing standard, such Other Trust Advisor will have the right to recommend the replacement of such Other Special Servicer pursuant to terms expected to be substantially similar in all material respects to or materially consistent with those in the Pooling and Servicing Agreement.  See “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

Maintenance of Insurance

In the case of each Mortgage Loan (including any Specially Serviced Mortgage Loan but excluding any Non-Serviced Pari Passu Mortgage Loan), the Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the Master Servicer will be required, subject to certain limitations set forth in the Pooling and Servicing Agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related Mortgaged Property:

●
a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause; and

●	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the Mortgage Loan is entitled to reasonably require, under the related Mortgage Loan documents.

Notwithstanding the foregoing, however:

●
the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless that insurance policy was in effect at the time of the origination of the related Mortgage Loan pursuant to the related Mortgage Loan documents and is available at commercially reasonable rates and the Trustee has an insurable interest; and

●
the Master Servicer will not be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located.

Notwithstanding the provisions described in the prior bullet, if the borrower fails to maintain with respect to the related mortgaged real property specific insurance coverage (i) with respect to a casualty insurance policy providing “special” form coverage that does not specifically exclude, terrorist or similar acts, and/or (ii) with respect to damages or casualties caused by terrorist or similar acts, the Master Servicer must cause the borrower to maintain, or itself obtain, such insurance upon terms not materially less favorable than those in place as of the Closing Date, unless the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, and (during any Subordinate Control Period) with the consent of Subordinate Class Representative or (during any Collective Consultation Period or Senior Consultation Period) after having consulted with the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate (failure to maintain required insurance due to either of clause (a) or clause (b), an “Acceptable Insurance Default”).  The Subordinate Class Representative and/or Trust Advisor, as applicable, will have no more than 30 days to respond to the Special Servicer’s request for such consent or consultation; provided, however, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Subordinate Class Representative and/or Trust Advisor, the Special Servicer will not be required to do so.

Each of the Master Servicer (at its own expense) and the Special Servicer (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the insurance-related determinations described above.

With respect to each REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property and (ii) the outstanding principal balance of the related Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months.

Notwithstanding the foregoing, however:

●	the Special Servicer shall not be required to maintain or obtain the insurance coverage otherwise described above unless the Trustee has an insurable interest; and

●
the Special Servicer shall not be required to maintain or obtain the insurance coverage otherwise described above to the extent that the coverage is not available at commercially reasonable rates and consistent with the Servicing Standard.

If (1) the Master Servicer or Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) the Master Servicer or Special Servicer (or its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A2” by Moody’s and “A(low)” by DBRS (or, if not rated by DBRS, an equivalent rating such as those listed above by at least two other NRSRO’s (which may include S&P, Fitch and/or Moody’s)), and the Master Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or that Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable Collection Account (and, if any Serviced Loan Combination is involved, the related Companion Loan Collection Account, with such deposits to be pro rata according to the outstanding principal balances of the related Pari Passu Mortgage Loan and Pari Passu Companion Loan) maintained by the Master Servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).  With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, the related Other Master Servicer or the related Other Special Servicer, as applicable, will service such Non-Serviced Pari Passu Mortgage Loan and any related REO property on terms expected to be substantially similar in all material respects to or materially consistent with those described above.  See “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

Subject to the foregoing discussion, see also “Description of Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Required Claims-Paying Ratings”:  With respect to any insurance carrier, claims-paying ability ratings at least equal to any one of the following:  (i) in the case of fidelity bond coverage provided by such insurance carrier, (a) ”A-” by S&P, (b) ”A3” by Moody’s, (c) ”A-” by Fitch, (d) ”A:X” by A.M. Best or (e) “A(low)” by DBRS and (ii) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, (a) ”A-” by S&P, (b) ”A3” by Moody’s, (c) ”A-” by Fitch, (d) ”A:X” by A.M. Best or (e) “A(low)” by DBRS; provided, however, that (A) an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ability ratings that are not lower than the ratings set forth above; and (B) an insurance carrier will be deemed to have the applicable claims paying ability ratings set forth above if a Rating Agency Confirmation is obtained from the Rating Agency whose rating requirement has not been satisfied.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

In connection with each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), the Master Servicer or the Special Servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the Mortgage Loan or a further encumbrance of the related Mortgaged Property.  However, subject to the related Mortgage Loan documents, if the subject Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither the Master Servicer nor that Special Servicer may enter into such a waiver or approval, unless it has received Rating Agency Confirmation from any or all Rating Agencies, as applicable, and, to the extent such actions relate to any Serviced Loan Combination, the equivalent from each rating agency hired to provide ratings with respect to any commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan.  Furthermore, except in limited circumstances, the Master Servicer may not enter into such a waiver or approval without the consent of the Special Servicer, and the Special Servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described above under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative” and “—The Trust Advisor”.

With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, the related Other Master Servicer or the related Other Special Servicer, as applicable, will be required to service such Non-Serviced Pari Passu Mortgage Loan on terms expected to be substantially similar in all material respects to or materially consistent with those described above.  See “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

Transfers of Interests in Borrowers

The Master Servicer will generally have the right to consent, without the approval of the Special Servicer, to any transfers of an interest in a borrower under a non-Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), to the extent the transfer is allowed under the terms of that Mortgage Loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower.  However, subject to the terms of the related Mortgage Loan documents and applicable law, if—

●
the subject Mortgage Loan (alone or together with all other Mortgage Loans that have the same or a known affiliated borrower) is one of the ten largest Mortgage Loans in the Trust Fund (according to Stated Principal Balance), has a Cut-off Date Principal

Balance in excess of $20,000,000 or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

●	the transfer is of an interest in the borrower of greater than 49% or otherwise would result in a change in control of the borrower,

then the Master Servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the Certificates.  In addition, the Pooling and Servicing Agreement may require the Master Servicer to obtain the consent of the Special Servicer prior to consenting to the transfers of interests in borrowers that such Master Servicer is otherwise entitled to consent to as described above.

We anticipate that the pooling and servicing agreement under which a Loan Combination is serviced after the securitization of the related Pari Passu Companion Loan will require the related Other Master Servicer or the related Other Special Servicer, as applicable, to service such Loan Combination on terms substantially similar in all material respects to or materially consistent with those described above (including conditions relating to the delivery of ratings confirmations with respect to the series 2012-C10 certificates).  See “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

Modifications, Waivers, Amendments and Consents

The Special Servicer, with respect to a Specially Serviced Mortgage Loan, or the Master Servicer, with respect to any other Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), may, consistent with the Servicing Standard and the Pooling and Servicing Agreement, agree to:

●	modify, waive or amend any term of any Mortgage Loan;

●	extend the maturity of any Mortgage Loan;

●	defer or forgive the payment of interest (including Default Interest) on and principal of any Mortgage Loan;

●	defer or forgive the payment of late payment charges on any Mortgage Loan;

●	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any Mortgage Loan;

●	permit the release, addition or substitution of collateral securing any Mortgage Loan;

●	permit the release, addition or substitution of the borrower or any guarantor of any Mortgage Loan; or

●	respond to or approve borrower requests for consent on the part of the mortgagee (including lease reviews and lease consents related thereto).

The ability of the Special Servicer or the Master Servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative”, “—The Trust Advisor” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” above in this free writing prospectus, and further, to each of the following limitations, conditions and restrictions:

●
Unless the Master Servicer has obtained the consent of the Special Servicer, the Master Servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan in the Trust Fund, that would (1) affect the amount or timing of any related payment of principal, interest or other amount payable under that Mortgage Loan, (2) materially and adversely affect the security for that Mortgage Loan or (3) constitute a Material Action, except (a) for certain waivers of Default Interest and/or late payment charges and (b) with respect to certain routine matters.

●
With limited exceptions generally involving the waiver of Default Interest and late payment charges, the Special Servicer may not agree to, or consent to the Master Servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to the Master Servicer’s taking, any of the other above-referenced actions with respect to any Mortgage Loan, if doing so would—

1.	affect the amount or timing of any related payment of principal, interest or other amount payable under the Mortgage Loan, or

2.	in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan,

unless a material default on the Mortgage Loan has occurred or, in the judgment of the Special Servicer, a default with respect to payment on the Mortgage Loan at maturity or on an earlier date is reasonably foreseeable, or the Special Servicer reasonably believes that there is a significant risk of such a default, and, in either case, the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the Certificateholders as a collective whole, on a present value basis than would liquidation.

●	Neither the Master Servicer nor the Special Servicer may extend the date on which any balloon payment is scheduled to be due on any Mortgage Loan, to a date beyond the earlier of—

1.	two years prior to the Rated Final Distribution Date, and

2.
if the Mortgage Loan, is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding Mortgaged Property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

●
Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan (or any related Serviced Pari Passu Companion Loan), if doing so would result in an Adverse REMIC Event.

●
Subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer may permit any modification, waiver or amendment of any term of any Mortgage Loan that is not a Specially Serviced Mortgage Loan (or any related Serviced Pari Passu Companion Loan) unless all related fees and expenses are paid by the borrower.

●
The Special Servicer may not permit or consent to the Master Servicer’s permitting any borrower to add or substitute any real estate collateral for any Mortgage Loan (or any related Serviced Pari Passu Companion Loan), unless the Special Servicer has first—

1.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—

(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

(b)
there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

2.
received, at the expense of the related borrower to the extent permitted to be charged by the holder of the Mortgage Loan under the related Mortgage Loan documents, confirmation from each of the Rating Agencies that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a Class of Certificates.

●
With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject Mortgage Loan or the release of non-material parcels, the Special Servicer may not release or consent to the Master Servicer’s releasing any material real property collateral securing a performing Mortgage Loan in the Trust Fund other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower (within the meaning of Treasury Regulation Section 1.1001-3(c)(3)); provided, however, that in the case of transactions involving a release of a lien on real property that secures a Mortgage Loan, such a lien release shall be permitted only if the related Mortgage Loan will continue to be “principally secured by real property” after the lien is released, or if it will not be, the release is part of a transaction that meets the requirements of a “qualified pay-down transaction” under Revenue Procedure 2010-30.  Also, in no event will either the Master Servicer or the Special Servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

Also notwithstanding the foregoing, the Master Servicer will not be required to seek the consent of, or provide prior notice to, the Special Servicer or any Certificateholder or obtain any confirmation from the Rating Agencies in order to approve the following modifications, waivers or amendments of non-Specially Serviced Mortgage Loans:  (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related loan documents that do not include any other approval or exercise)) and such release is made as required by the related loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property); (iii) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan; (iv) granting other routine approvals, including the granting of subordination and non-disturbance and attornment agreements and consents involving routine leasing activities that (A) do not involve a ground lease or lease of an outparcel and (B) affect less than the greater of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property; (v) approval of annual budgets to operate the Mortgaged Property; (vi) grants of any waiver or consent that the Master Servicer determines (in accordance with the Servicing Standard) to be immaterial; (vii) approving a change of the property manager at the request of the related borrower (provided that the related Mortgaged Property is not a hospitality property and either (A) the change occurs in connection with an assignment and assumption approved in accordance with the applicable provisions of the Pooling and Servicing Agreement or (B) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties and the related Mortgage Loan does not have a Stated Principal Balance that is greater than or equal to $8,500,000 or 2% of the then aggregate Stated Principal Balance of the Mortgage Pool, whichever is less, (viii) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgaged Property securing a Mortgage Loan where the release or reduction of or withdrawal from (as applicable) the applicable letter of credit, reserve funds or additional collateral is not conditioned on obtaining the consent of the lender and the conditions to the release, reduction or withdrawal (as applicable) that are set forth in the related loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related loan documents that do not include any other approval or exercise) or (ix) would not constitute a “significant modification” of the subject Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b), would not cause any Mortgage Loan (or any Serviced Pari Passu Companion Loan) to cease to be treated as “principally secured by real property” and would not otherwise constitute an Adverse REMIC Event with respect to REMIC I, REMIC II or REMIC III, and (y) would be consistent with the Servicing Standard.

In connection with (i) the release of any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation of the value of the collateral shall be solely based on the real property included therein.

All modifications, amendments, material waivers and other Material Actions entered into or taken and all consents with respect to the Mortgage Loans must be in writing.  Each of the Master Servicer and the Special Servicer must deliver to the Certificate Administrator for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

In circumstances in which the Master Servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the Special Servicer, (A) the Master Servicer must promptly provide the Special Servicer with written notice of any borrower request for such modification, waiver or amendment, the Master Servicer’s written recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to the other provisions of the Pooling and Servicing Agreement that require the Special Servicer to obtain the approval of or engage in consultations with other parties), and (C) if any such consent has not been expressly denied within 15 business days (or, in connection with an Acceptable Insurance Default, 90 days or, in connection with a Serviced Loan Combination, at least five business days after the time period provided for in the related intercreditor agreement) of the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer in order to make an informed decision, such consent shall be deemed to have been granted.  If approval is granted or deemed to have been granted by the Special Servicer, the Master Servicer will be responsible for entering into the relevant documentation.

With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, such Non-Serviced Pari Passu Mortgage Loan will be subject to the provisions of the pooling and servicing agreement related to such securitization in respect of modifications that are expected to be substantially similar in all material respects to or materially consistent with the provisions set forth above.  See “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

“Material Action” means, for any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), any of the following actions:

1.         any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of an REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan that comes into and continues in default;

2.         any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or any extension of the maturity date of a Mortgage Loan;

3.         following a default or an event of default with respect to a Mortgage Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

4.         any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;

5.         any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a Mortgaged Property or an REO Property;

6.         any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

7.         any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;

8.         any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan documents);

9.         any material modification, waiver or amendment of an intercreditor agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

10.       any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager (with respect to a Mortgage Loan with a principal balance greater than $2,500,000), or franchise changes (with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the Mortgage Loan documents);

11.       releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

12.       any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

13.       any determination of an Acceptable Insurance Default;

14.       any determination by the Master Servicer to transfer a Mortgage Loan to the Special Servicer under the circumstances described in paragraph 3 of the definition of “Servicing Transfer Event”; or

15.       any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the greater of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Mortgage Loan.

Required Appraisals

Within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) or any Serviced Pari Passu Companion Loan, the Special Servicer must use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting the qualifications imposed in the Pooling and Servicing Agreement, unless—

●	an appraisal had previously been obtained within the prior nine months, and

●	the Special Servicer has no knowledge of changed circumstances that in the judgment of the Special Servicer would materially affect the value of the Mortgaged Property.

Notwithstanding the foregoing, if the Stated Principal Balance of the subject Mortgage Loan is less than $2,000,000, then the Special Servicer may, at its option, perform an internal valuation of the related Mortgaged Property.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject Mortgage Loan.  An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected Mortgage Loan and (ii) the determination of whether a Subordinate Control Period is in effect as of any date of determination and, during a Subordinate Control Period, the identity of the Class of Certificateholders whose members are entitled to appoint the Subordinate Class Representative.

If an Appraisal Trigger Event occurs with respect to any Specially Serviced Mortgage Loan, then the Special Servicer will have an ongoing obligation to obtain or perform, as the case may be, every nine months following the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation.  Based upon that update, the Special Servicer is required to redetermine (in consultation with the Subordinate Class Representative during any Subordinate Control Period, or in consultation with one or more of the Subordinate Class Representative and the Trust Advisor, under the procedures described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” above, during any Collective Consultation Period or Senior Consultation Period), and report to the Certificate Administrator, the Trustee and the Master Servicer the new Appraisal Reduction Amount, if any, with respect to the Mortgage Loan.  This ongoing obligation will cease if and when—

●	any and all Servicing Transfer Events with respect to the Mortgage Loan have ceased, and

●	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject Mortgage Loan during the preceding 90 days.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the Master Servicer, at the direction of the Special Servicer, and will be reimbursable to the Master Servicer as a Servicing Advance.

Notwithstanding the foregoing, solely for purposes of determining whether a Subordinate Control Period is in effect (and the identity of the Class of Certificateholders entitled to appoint the Subordinate Class Representative), whenever the Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Subordinate Class Representative will have the right, exercisable within ten business days after the Special Servicer’s report of the resulting

Appraisal Reduction Amount, to direct the Special Servicer to hire a qualified appraiser reasonably satisfactory to the Subordinate Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Subordinate Class Representative.  The Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Subordinate Class Representative and receipt of information requested from the Master Servicer reasonably required to perform such second appraisal.  Within ten business days following its receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so, shall recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal.  Solely for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative:

●
the first appraisal shall be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan shall be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there shall be no Appraisal Reduction Amount for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative) unless and until (a) the Subordinate Class Representative fails to exercise its right to direct the Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal, such second appraisal is not received by the Special Servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, shall be effective); and

●
if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal and such second appraisal is received by the Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal shall be effective.

In addition, if there is a material change with respect to any of the Mortgaged Properties related to a Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated, then (i) during any Subordinate Control Period, the holder (or group of holders) of Certificates representing a majority of the aggregate voting rights of the Classes of Principal Balance Certificates reduced by Appraisal Reduction Amounts allocated thereto to less than 25% of each such Class’s initial principal balance and (ii) during any Collective Consultation Period, the Majority Subordinate Certificateholder will have the right, at its sole cost and expense, to present to the Special Servicer an additional appraisal prepared by a qualified appraiser on an “as-is” basis and acceptable to the Special Servicer in accordance with the Servicing Standard.  Subject to the Special Servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related Mortgaged Property and such change was material, the Special Servicer will be required to recalculate such Appraisal Reduction Amount based upon such additional appraisal and updated information.  If required by any such recalculation, any applicable Class of Principal Balance Certificates notionally reduced by any Appraisal Reduction Amounts allocated to such class will have its related certificate principal balance notionally restored to the extent required by such recalculation, and there will be a redetermination of whether a Subordinate Control Period or a Collective Consultation Period is then in effect.  With respect to each of the Class E, F and G Certificates, the right to present the Special Servicer with any such additional appraisals as provided above will be limited to no more frequently than once in any twelve month period for each Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated.

Except as otherwise described below, “Appraisal Reduction Amount” means for any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

●	will be determined shortly following the later of—

1.	the date on which the relevant appraisal or other valuation is obtained or performed, as described under “—Required Appraisals” in this free writing prospectus; and

2.	the date on which the relevant Appraisal Trigger Event occurred; and

●           will generally equal the excess, if any, of “x” over “y” where—

1.	“x” is equal to the sum of:

(a)	the Stated Principal Balance of that Mortgage Loan;

(b)
to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest, other than any Default Interest, accrued on that Mortgage Loan through the most recent Due Date prior to the date of determination;

(c)	all accrued but unpaid special servicing fees with respect to that Mortgage Loan;

(d)	all related unreimbursed advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to that Mortgage Loan, together with interest on those advances;

(e)	any other outstanding Additional Trust Fund Expenses (other than certain Trust Advisor Expenses) with respect to that Mortgage Loan; and

(f)
all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement or other applicable reserves, with respect to the related Mortgaged Property or REO Property, for which neither the Master Servicer nor the Special Servicer holds any escrow funds or reserve funds; and

2.	“y” is equal to the sum of:

(a)
the excess, if any, of 90% of the resulting appraised value of the related Mortgaged Property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that Mortgage Loan;

(b)	the amount of escrow payments and reserve funds held by the Master Servicer or the Special Servicer with respect to the subject Mortgage Loan that—

●	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

●	are not otherwise scheduled to be applied (except to pay debt service on the Mortgage Loan) within the next 12 months, and

●	may be applied toward the reduction of the principal balance of the Mortgage Loan; and

(c)	the amount of any letter of credit that constitutes additional security for the Mortgage Loan that may be used to reduce the principal balance of the subject Mortgage Loan.

If, however—

●	an Appraisal Trigger Event occurs with respect to any applicable Mortgage Loan,

●
the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related Mortgaged Property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and either—

1.
no comparable appraisal or other valuation had been obtained or performed with respect to the related Mortgaged Property or REO Property, as the case may be, during the 9-month period prior to that Appraisal Trigger Event, or

2.
there has been a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the Special Servicer’s judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject Mortgage Loan will equal 25% of the Stated Principal Balance of the subject Mortgage Loan.  After receipt of the required appraisal or other valuation with respect to the related Mortgaged Property or REO Property, the Special Servicer will be required to determine the Appraisal Reduction Amount, if any, for the subject Mortgage Loan as described in the first sentence of this definition.

Also notwithstanding the foregoing, with respect to any Serviced Loan Combination, any Appraisal Reduction Amounts generally will be calculated with respect to the entirety of such Serviced Loan Combination as if it were a single “Mortgage Loan” owned by the Trust Fund, the resulting amount will then be allocated to the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances and the amount so allocated will be the “Appraisal Reduction Amount” for such Mortgage Loan or Pari Passu Companion Loan, as applicable.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related Mortgage Loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event.  No Appraisal Reduction Amount as calculated above will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

As used in this free writing prospectus, “Appraisal Trigger Event” means, with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan, any of the following events:

●	the occurrence of a Servicing Transfer Event and the modification of the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, by the Special Servicer in a manner that—

1.
materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the Mortgage Loan or Serviced Pari Passu Companion Loan;

2.	except as expressly contemplated by the related Mortgage Loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as-is), that is not less than the fair market value (as-is) of the property to be released; or

3.
in the judgment of the Special Servicer, otherwise materially impairs the security for the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, or materially reduces the likelihood of timely payment of amounts due thereon;

●	the Mortgaged Property securing the Mortgage Loan becomes an REO Property;

●	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the Mortgaged Property securing the Mortgage Loan;

●
the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

●
the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days; and

●
the related borrower fails to make when due any balloon payment and the borrower does not deliver to the Master Servicer, on or before the Due Date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan, an Appraisal Trigger Event will occur immediately).

With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, any applicable Appraisal Reduction Amount will be determined by the related Other Master Servicer or the related Other Special Servicer, as applicable, on terms expected to be substantially similar in all material respects to or materially consistent with those described above.  See “—Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations” in this free writing prospectus.

Additionally, with respect to any Serviced Loan Combination, if an Appraisal Trigger Event occurs with respect to either the related Serviced Pari Passu Mortgage Loan or the related Serviced Pari Passu Companion Loan, it will be deemed to exist with respect to the entirety of such Serviced Loan Combination.

Collection Account

General.  The Master Servicer will be required to establish and maintain an account (the “Collection Account”) for purposes of holding payments and other collections that it receives with respect to the Mortgage Loans.  With respect to any Serviced Loan Combination, the Master Servicer will also be required to establish and maintain a separate custodial account (a “Companion Loan Collection Account”), which may be a sub-account of the Collection Account, and deposit therein all payments and other collections that it receives with respect to such Serviced Pari Passu Companion Loan.  The Trust will be entitled to amounts on deposit in any Companion Loan Collection Account only to the extent that those amounts are not payable to the holder of the related Serviced Pari Passu Companion Loan.  The Collection Account and any Companion Loan Collection Account must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates.

The funds held in the Collection Account and any Companion Loan Collection Account may be held as cash or invested in Permitted Investments.  See “—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” above.

Deposits.  The Master Servicer must deposit or cause to be deposited in its Collection Account or the related Companion Loan Collection Account, as applicable, generally within one business day following receipt of properly identified funds by it, all payments on and proceeds of the Mortgage Loans that are received by or on behalf of the Master Servicer with respect to the related Mortgage Loans or Serviced Pari Passu Companion Loan, as applicable.  These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the Special Servicer from an REO Account, the proceeds of any escrow or reserve account that are applied to the indebtedness under the Mortgage Loans or Serviced Pari Passu Companion Loan, as applicable, and the sales proceeds of any sale of any Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, on behalf of the Trust Fund that may occur as otherwise described in this free writing prospectus.  Notwithstanding the foregoing, the Master Servicer need not deposit into its Collection Account any amount that such Master Servicer would be authorized to withdraw immediately from that Collection Account as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals.  The Master Servicer may make withdrawals from the Collection Account for any one or more of the following purposes (which are generally not governed by any set of payment priorities) (each an “Authorized Collection Account Withdrawal”):

1.
to remit to the Certificate Administrator for deposit in the Distribution Account described under “Description of the Offered Certificates—Distribution Account” in this free writing prospectus, on the business day preceding each distribution date, all payments and other collections on the Mortgage Loans and the Trust’s interest in any related REO Properties that are then on deposit in that Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a Due Date subsequent to the collection period for the subject distribution date;

(b)	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from that Collection Account to any person other than the Certificateholders in accordance with any of clauses 2 through 5 below;

2.
to pay or reimburse one or more parties to the Pooling and Servicing Agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including, in the case of any such advances, compensation, indemnifications or reimbursements, that relate to any Serviced Loan Combination, any provisions that limit the payment or reimbursement of a pro rata portion thereof from the Collection Account to the extent that funds available therefor have been received on the related Serviced Pari Passu Companion Loan and, in the case of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the limitations described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus);

3.
to pay or reimburse any other items that are payable or reimbursable out of the Collection Account or otherwise at the expense of the Trust Fund under the terms of the Pooling and Servicing Agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a Mortgage Loan or REO Property, amounts owed by the Trust Fund to a third party pursuant to any intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions);

4.
in connection with a Non-Serviced Pari Passu Mortgage Loan, to pay, out of the Collection Account, to the related Other Master Servicer, Other Special Servicer, Other Trust Advisor and/or the holders of the related Non-Serviced Pari Passu Companion Loan, any amount reimbursable to such party by the holder of such Non-Serviced Pari Passu Mortgage Loan pursuant to the terms of the related intercreditor agreement;

5.
to remit to any third party that is entitled thereto any Mortgage Loan payments that are not owned by the Trust Fund, such as any payments attributable to the period before the Cut-off Date and payments that are received after the sale or other removal of a Mortgage Loan from the Trust Fund;

6.	to withdraw amounts deposited in the Collection Account in error; and

7.	to clear and terminate the Collection Account upon the termination of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above.  The payments, reimbursements and remittances described above may result in shortfalls to the holders of the Offered Certificates in any particular month even if those shortfalls do not ultimately become Realized Losses for those holders.

The Master Servicer may make withdrawals from a Companion Loan Collection Account for any one or more of the following purposes (which are not governed by any set of payment priorities):  (i) to pay to the holder of the related Serviced Pari Passu Companion Loan any amounts received on or with respect to the such Pari Passu Companion Loan or any successor REO Companion Loan with respect thereto that are deposited in such Companion Loan Collection Account (exclusive of any portion of those amounts which the Master Servicer has actual knowledge are then payable or reimbursable to any person as described in the following clauses (ii) through (v)); (ii) to pay or reimburse one or more parties to the Pooling and Servicing Agreement or the holder of such Serviced Pari Passu Companion Loan for unreimbursed servicing advances, master servicing compensation and special servicing compensation and indemnification payments or reimbursement to which they are entitled with respect to the related Serviced Loan Combination (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including as a result of the provisions described in the next succeeding paragraph); (iii) to pay or reimburse any other items that are payable or reimbursable out of such Companion Loan Collection Account or otherwise at the expense of the holder of such Serviced Pari Passu Companion Loan under the terms of the Pooling and Servicing Agreement and/or the related intercreditor agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of the related Serviced Loan Combination (or any related REO Property), amounts owed by the holder of such Serviced Pari Passu Companion Loan to a third party pursuant to the related intercreditor agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions); (iv) to withdraw amounts deposited in such Companion Loan Collection Account in error; and (v) to clear and terminate such Companion Loan Collection Account upon the termination of the Pooling and Servicing Agreement or, if earlier, the final liquidation of the related Serviced Loan Combination.

Notwithstanding the provisions described in the preceding paragraphs, in connection with any expense, cost, reimbursement or other amount in the nature of servicing advances, interest on advances, liquidation expenses, nonrecoverable advances, certain environmental expenses or indemnification and similar expenses that relate to any Serviced Loan Combination, any withdrawal for the payment or reimbursement thereof must be made from the Collection Account and the related Companion Loan Collection Account pro rata according to the related intercreditor agreement and based on the respective outstanding principal balances of the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan included in the Serviced Loan Combination but, to the extent that the amount on deposit in the related Companion Loan Collection Account at any particular time is insufficient to satisfy such pro rata portion of the payment or reimbursement, such payment or reimbursement shall be made from general collections on deposit in the Collection Account.  In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the related Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Account.

Procedures With Respect to Defaulted Mortgage Loans and REO Properties

With respect to all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan), promptly upon such Mortgage Loan becoming a Defaulted Mortgage Loan, and, if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders, as a collective whole (or if such Defaulted Mortgage Loan is part of a Serviced Loan Combination, in the best interest of the Certificateholders and the holder of the related Serviced Pari Passu Companion Loan as a collective whole), to attempt to sell such Defaulted Mortgage Loan (and if such Defaulted Mortgage Loan is part of a Serviced Loan Combination, to sell the entire Serviced Loan Combination), the Special Servicer shall use reasonable efforts to solicit offers for such Defaulted Mortgage Loan or Serviced Loan Combination on behalf of the Certificateholders (or if such Defaulted Mortgage Loan is part of a Serviced Loan Combination, on behalf of the Certificateholders and the holder of the related Serviced Pari Passu Companion Loan) in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such Defaulted Mortgage Loan.

The Special Servicer will be required to give the Trustee, the Certificate Administrator, the Master Servicer, the Trust Advisor (at any time other than a Subordinate Control Period), the Subordinate Class Representative and the Majority Subordinate Certificateholder, not less than three business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  No Interested Person will be obligated to submit an offer to purchase any Defaulted Mortgage Loan.  In no event shall the Trustee, in its individual capacity, offer for or purchase any Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan will be determined by the Special Servicer, if the highest offeror is a person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, however, that no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  The appraiser conducting any such new appraisal will be an appraiser selected by the Special Servicer if no Interested Person thereof with respect to a Defaulted Mortgage Loan and selected by the Trustee if an Interested Person is so making an offer.  The cost of any such appraisal shall be covered by, and shall be reimbursable as, a Servicing Advance.  Where any Interested Person is among those submitting offers with respect to a Defaulted Mortgage Loan, the Special Servicer shall require that all offers be submitted to the Trustee in writing and be accompanied by a refundable deposit of cash with the Certificate Administrator in an amount equal to 5% of the offer amount.  In determining whether any such offer from a person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the Special Servicer will take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing

Agreement within the prior nine months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.  The Purchase Price for any Defaulted Mortgage Loan will in all cases be deemed a fair price.

In connection with the sale of any Defaulted Mortgage Loan under the provisions described above for less than the Purchase Price, the Special Servicer will be required to obtain the approval of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), in each case subject to the Special Servicer’s prevailing duty to comply with the Servicing Standard.

If any Non-Serviced Loan Combination serviced under another securitization becomes a “defaulted mortgage loan” under the related pooling and servicing agreement (which term is expected to be defined under that agreement in substantially the same manner as “Defaulted Mortgage Loan” is defined under the Pooling and Servicing Agreement), the entire Non-Serviced Loan Combination will be subject to sale under provisions under such pooling and servicing agreement that are expected to be substantially similar in all material respects to or materially consistent with the provisions of the Pooling and Servicing Agreement described above, subject, however, to the related intercreditor agreement.  See “Description of the Mortgage Pool—Split Loan Structures”.

The Special Servicer will use its reasonable efforts, consistent with the Servicing Standard, to solicit cash offers for each REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) in such manner as will be reasonably likely to realize a fair price for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period by which the REMIC provisions require its sale).  The Special Servicer will accept the first (and, if multiple cash offers are received by a specified offer date, the highest) cash offer received from any person that constitutes a fair price for such REO Property.  If the Special Servicer reasonably believes that it will be unable to realize a fair price with respect to any REO Property within the time constraints imposed by the REMIC provisions, then the Special Servicer will be required, consistent with the Servicing Standard, to dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

No Mortgage Loan Seller, Certificateholder or any affiliate of any such person is obligated to submit an offer to purchase any REO Property, and the Trustee, in its individual capacity, may not offer for or purchase any REO Property.

Whether any cash offer constitutes a fair price for any REO Property will be determined by the Special Servicer or, if such cash offer is from the Special Servicer or any affiliate of the Special Servicer, by the Trustee.  In determining whether any offer received from the Special Servicer or an affiliate of the Special Servicer represents a fair price for any REO Property, the Trustee will be supplied with and will be entitled to rely on the most recent Appraisal in the related servicing file conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer, the cost of which will be covered by, and be reimbursable as, a Servicing Advance).  The appraiser conducting any such new appraisal must be a qualified appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any affiliate thereof is submitting an offer with respect to the subject REO Property and (ii) selected by the Trustee if either the Special Servicer or any affiliate thereof is so submitting an offer.  Where any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person is among those submitting offers with respect to any REO Property, the Special Servicer will require that all offers be submitted to it (or, if the Special Servicer or an affiliate thereof is submitting an offer, be submitted to the Trustee) in writing and be accompanied by a refundable deposit of cash with the Certificate Administrator in an amount equal to 5% of the offer amount.  In determining whether any offer from a person other than any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person constitutes a fair price for any REO Property, the

Special Servicer will be required to take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with the Pooling and Servicing Agreement within the prior nine (9) months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period required under the REMIC provisions).  The Purchase Price for any REO Property will in all cases be deemed a fair price.  No cash offer from the Special Servicer or any affiliate thereof will constitute a fair price for any REO Property unless such offer is the highest cash offer received and at least two independent offers have been received.  In the event the offer of the Special Servicer or any affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers will be solicited.  If an additional offer or offers, as the case may be, are received for any REO Property and the original offer of the Special Servicer or any affiliate thereof is the highest of all offers received, then the offer of the Special Servicer or such affiliate will be accepted, provided that the Trustee has otherwise determined that such offer constitutes a fair price for the subject REO Property.  Any offer by the Special Servicer for any REO Property will be unconditional; and, if accepted, the subject REO Property will be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

Subject to the provisions described above, the Special Servicer must act on behalf of the Trust (and the holder of any applicable REO Companion Loan) in negotiating with independent third parties in connection with the sale of any Defaulted Mortgage Loan or REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith.  In connection with the sale of any Defaulted Mortgage Loan or REO Property, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Collection Account.  Any sale of a Defaulted Mortgage Loan or any REO Property will be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of the Pooling and Servicing Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the Purchase Price therefor accepted.

If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust Fund, then the Special Servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

●	the IRS grants an extension of time to sell the property, or such an extension is deemed to have been granted under IRS regulations or administrative procedures, or

●
the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in an Adverse REMIC Event.

Regardless of whether the Special Servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the Special Servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property.  If an extension is granted or opinion given, the Special Servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Any sale of any Defaulted Mortgage Loan or REO Property will be for cash only.  The Special Servicer in that capacity will have no authority to provide financing to the purchaser.

The Special Servicer may, and, if required for the REO Property to continue to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8), will be required to, retain an independent contractor to operate and manage the REO Property.  The retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to the REO Property.

In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust will be obligated to operate and manage any REO Property held by the Trust in a manner that:

●	maintains its status as foreclosure property under the REMIC provisions of the Code, and

●
would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the Special Servicer’s ability to sell the REO Property promptly at a fair price.

The Special Servicer must review the operation of each REO Property held by the Trust and consult with the tax administrator, to determine the Trust’s federal income tax reporting position with respect to the income it is anticipated that the Trust would derive from the property.  The Special Servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

●	a tax on net income from foreclosure property, within the meaning of Section 860G(c) of the Code, or

●	a tax on prohibited transactions under Section 860F of the Code.

To the extent that income the Trust receives from an REO Property is subject to—

●	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

●	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the Trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties.  Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as service or non-service income.  The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate.  The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate.  Any tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to the Certificateholders.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer, the Trust Advisor, or, in connection with any individual Mortgage Loan, a holder of a related mezzanine loan, or any known affiliate of any such party.

REO Account

If an REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination) is acquired, the Special Servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property (an “REO Account”).  The funds held in each such REO Account may be held as cash or invested in Permitted Investments.  Any interest or other income earned on funds in the REO Account maintained by the Special Servicer will be payable to that Special Servicer, subject to the limitations described in the Pooling and Servicing Agreement.

The Special Servicer will be required to withdraw from the REO Account maintained by that Special Servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the Trust Fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property.  Promptly following the end of each collection period, the Special Servicer will be required to withdraw from its REO Account and deposit, or deliver to the Master Servicer for deposit, into the Collection Account the total of all amounts received in respect of each REO Property held by the Trust Fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Inspections; Collection of Operating Information

The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) securing a Specially Serviced Mortgage Loan as soon as practicable (but in any event not later than 60 days) after the loan becomes a Specially Serviced Mortgage Loan (and the Special Servicer must continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the subject Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property).  The Special Servicer will be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection, generally as Servicing Advances.  The Master Servicer must, at its own expense, inspect or cause to be inspected each Mortgaged Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) every calendar year beginning in 2014, or every second calendar year beginning in 2015 if the unpaid principal balance of the related Mortgage Loan (or the portion thereof allocated to such Mortgaged Property) is less than $2,000,000.  However, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan or any Non-Serviced Pari Passu Mortgage Loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC Servicer Watch List, the Master Servicer must, at the request and expense of the Subordinate Class Representative, inspect or cause to be inspected the related Mortgaged Property every calendar year beginning not earlier than 2014 so long as such Mortgage Loan continues to be on the CREFC Servicer Watch List.  Notwithstanding the provisions described above, the Master Servicer will not be obligated to inspect any particular Mortgaged Property during any one-year or two-year, as applicable, period contemplated above in the two preceding sentences, if the Special Servicer has already done so during that period pursuant to the provisions described in the first sentence of this paragraph or on any date when the Mortgage Loan is a Specially Serviced Mortgage Loan.  Each of the Master Servicer and the Special Servicer will be required to prepare a written report of each such inspection performed by it or on its behalf and deliver the report to the Certificate Administrator and the Trustee (and to the Master Servicer, if done by the Special Servicer) and, upon request, to the Subordinate Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Majority Subordinate Certificateholder (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) and, if applicable, the Serviced Pari Passu Companion Loan holder.

Commencing with respect to the calendar year ending December 31, 2013 (as to annual information) and the calendar quarter ending on March  31, 2013 (as to quarterly information), the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each non-Specially Serviced Mortgage Loan, must make reasonable efforts to collect promptly from each related borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents.  In addition, the Special Servicer must cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) and collect all such items promptly following their preparation.  The Master Servicer or Special Servicer, as applicable, will be required to prepare CREFC Operating Statement Analysis Reports, CREFC Comparative Financial Status Reports and annual CREFC NOI Adjustment Worksheets on the basis of the information.

Rating Agency Confirmations

The Pooling and Servicing Agreement will contain a provision to the effect that:

●	if all the following conditions are satisfied—

(a)
delivery of a Rating Agency Confirmation from each of the Rating Agencies is a condition precedent to any action under the loan documents related to a Mortgage Loan or the Pooling and Servicing Agreement,

(b)
the party required to obtain such Rating Agency Confirmations under the Pooling and Servicing Agreement (the “Requesting Party”) has made a request to either Rating Agency for such Rating Agency Confirmation, and

(c)
within 10 business days following the posting of such request to the Rule 17g-5 Information Provider’s Website, such Rating Agency (I) has not replied to such request or (II) has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation,

●	then all the following provisions shall apply:

(i)
in the case of (c)(I) above, such Requesting Party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again,

(ii)
if there is no response to either such request for Rating Agency Confirmation within 5 business days following such second request as contemplated by clause (i) above (after seeking to confirm that the applicable Rating Agency received such second Rating Agency Confirmation request) or if the Requesting Party receives the response to the initial request described above in clause (c)(II), then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as described in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall determine (with the consent of the Subordinate Class Representative, during any Subordinate Control Period, which consent will be deemed given if the Subordinate Class Representative does not respond within 5 business days following receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not to waive such condition for such particular action at such time (other than with respect to defeasance, release or substitution of any collateral, in which case such condition will be deemed to be satisfied), and (y) with respect to a replacement or succession of the Master Servicer or Special Servicer, such condition will be deemed to be satisfied if (i) such replacement is currently acting as master servicer or special servicer, as applicable, on a “deal-level” or “transaction level” basis for all of the mortgage loans in one or more other commercial mortgage backed securities transactions and DBRS has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency; (ii) KBRA has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency; or (iii) such replacement is currently acting as master servicer or special servicer, as applicable, on a “deal-level” or “transaction level” basis for all of the mortgage loans in one or more other commercial mortgage backed securities transactions and Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(iii)
in connection with any determination made by the Requesting Party above, the Special Servicer will be required to obtain the consent of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), with consent or approval deemed to be granted by the Subordinate Class Representative (during any Subordinate Control Period), if it does not respond within five business days of its receipt of a request for consideration from the Special Servicer; and

(iv)
promptly following the Requesting Party’s determination to take any action discussed above without receiving affirmative Rating Agency Confirmation from a Rating Agency, the Requesting Party (to the extent that the applicable information has been provided to the Requesting Party) will be required to provide notice, which may be transmitted by electronic mail to the Rule 17g-5 Information Provider (which will promptly post such notice to the Rule 17g-5 Information Provider’s Website pursuant to the Pooling and Servicing Agreement).

“Rule 17g-5 Information Provider” means the Certificate Administrator acting in the capacity as “Rule 17g-5 Information Provider” under the Pooling and Servicing Agreement.

Insofar as any matter involving any Serviced Loan Combination requires a Rating Agency Confirmation, substantially similar provisions will also apply with respect to the hired rating agencies for any commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan if the holder of such Pari Passu Companion Loan has notified the parties to the Pooling and Servicing Agreement of the identity of the applicable rating agencies, the identity of the applicable rule 17g-5 information provider and the location of the applicable rule 17g-5 information provider’s website.

For all other matters or actions not specifically discussed above, including without limitation any amendment to the Pooling and Servicing Agreement, the applicable Requesting Party will be required to obtain an affirmative Rating Agency Confirmation from each of the Rating Agencies.

In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

As used in this free writing prospectus, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that if a Requesting Party receives a written waiver or acknowledgment from the relevant rating agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought, then the requirement to receive a Rating Agency Confirmation from such rating agency with respect to such matter will not apply.  For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail.  Notwithstanding anything to the contrary set forth in the Pooling and Servicing Agreement, at any time during which the Certificates are no longer rated by a Rating Agency, then no Rating Agency Confirmation will be required under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor, the Rule 17g-5 Information Provider, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Rule 17g-5 Information Provider; provided, further, that notice of any such amendment must be provided to the Rule 17g-5 Information Provider, who will post such notice to the Rule 17g-5 Information Provider’s Website, and within 2 business days following delivery to the Rule 17g-5 Information Provider, deliver the notice to the Rating Agencies; and provided, further, that no amendment to such provisions may be made without the consent of the Depositor for any commercial mortgage-backed securities backed by a Non-Serviced Pari Passu Companion Loan.  “Rule 17g-5 Information Provider’s Website” means www.ctslink.com, under the “NRSRO” tab for the related transaction.

Servicer Termination Events

“Servicer Termination Event” means, with respect to the Master Servicer or the Special Servicer, each of the following events, circumstances and conditions:

●
the Master Servicer or the Special Servicer, as the case may be, fails to deposit, or to remit to the appropriate party for deposit, into the Collection Account, any Companion Loan Collection Account or the REO Account, as applicable, any amount required to be so deposited or remitted, which failure continues unremedied for 1 business day following the date on which the deposit or remittance was required to be made;

●
any failure by the Master Servicer to remit to the Certificate Administrator for deposit in the Distribution Account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

●
any failure by the Master Servicer or the Special Servicer, as the case may be, to timely make any Servicing Advance required to be made by that party under the Pooling and Servicing Agreement, which failure continues unremedied for five business days (or, in the case of an emergency advance, two business days) following the date on which notice has been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee;

●
any failure by the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or agreements under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days after written notice has been given to the Master Servicer or Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement or by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or by, if affected by that failure, the holder of any Serviced Pari Passu Companion Loan; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the Master Servicer or Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

●
any breach on the part of the Master Servicer or Special Servicer, as the case may be, of any of its representations or warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders, which breach continues unremedied for 30 days after written notice of it has been given to the Master Servicer or Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or by, if affected by such breach, the holder of any Serviced Pari Passu Companion Loan; provided, however, that, with respect to any such breach that is not curable within such 30-day period, the Master Servicer or Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

●
the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer or the Special Servicer, as the case may be, or the taking by the Master Servicer or the Special Servicer, as the case may be, of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

●
Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or any class of commercial mortgage-backed securities backed by a Serviced Pari Passu Companion Loan, or (B) placed one or more Classes of Certificates or any class of commercial mortgage-backed securities backed by a Serviced Pari Passu Companion Loan on “watch status” in contemplation of possible rating downgrade or withdrawal (and such “watch status” placement will not have been withdrawn by Moody’s within 60 days of such actual knowledge by the Master Servicer or the Special Servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such Master Servicer or such Special Servicer, as applicable, as the sole or a material factor in such rating action;

●
KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or any class of commercial mortgage-backed securities backed by a Serviced Pari Passu Companion Loan, or (B) placed one or more Classes of Certificates or any class of commercial mortgage-backed securities backed by a Serviced Pari Passu Companion Loan, on “watch status” in contemplation of possible rating downgrade or withdrawal (and such “watch status” placement will not have been withdrawn by KBRA within 60 days of such actual knowledge by the Master Servicer or the Special Servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such Master Servicer or such Special Servicer, as applicable, as the sole or a material factor in such rating action;

●
DBRS has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or any class of commercial mortgage-backed securities backed by a Serviced Pari Passu Companion Loan, or (B) placed one or more Classes of Certificates or any class of commercial mortgage-backed securities backed by a Serviced Pari Passu Companion Loan on “watch status” in contemplation of possible rating downgrade or withdrawal (and such “watch status” placement will not have been withdrawn by DBRS within 60 days of such actual knowledge by the Master Servicer or the Special Servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such Master Servicer or such Special Servicer as the sole or a material factor in such rating action;

●
any failure by the Master Servicer or the Special Servicer to deliver (a) any Exchange Act reporting items (other than items to be delivered by a Designated Sub-Servicer) required to be delivered by the Master Servicer or the Special Servicer, as applicable, to the Certificate Administrator under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace periods or (b) any Exchange Act reporting items that a sub-servicer or Servicing Function Participant (such a sub-servicer or Servicing Function Participant, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable (other than a Designated Sub-Servicer ), is required to deliver (any Sub-Servicing Entity that defaults in accordance with the provision of this bullet point will be terminated at the direction of the Depositor); or

●
any failure by the Master Servicer to timely make any monthly remittance required to be made under the Pooling and Servicing Agreement to the holder of any Serviced Pari Passu Companion Loan, which failure continues unremedied for one business day following the date on which such remittance was first required to be made.

When a single entity acts as two or more of the capacities of the Master Servicer and the Special Servicer, a Servicer Termination Event (other than an event described in the seventh, eighth and ninth bullets above) in one capacity will constitute a Servicer Termination Event in both or all such capacities.

Rights Upon the Occurrence of a Servicer Termination Event

If a Servicer Termination Event occurs with respect to the Master Servicer or the Special Servicer and remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts), or, in the case of the Special Servicer, at the direction of the Subordinate Class Representative during a Subordinate Control Period or, alternatively, if a Servicer Termination Event on the part of the Special Servicer has occurred that affects the holder of a Serviced Pari Passu Companion Loan, at the written direction of such holder or its designee with respect to the related Loan Combination in accordance with the terms of the Pooling and Servicing Agreement and the related intercreditor agreement, the Trustee will be required, to terminate all of the obligations and rights of the defaulting party under the Pooling and Servicing Agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a Certificateholder, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination.  Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicer” above, the Trustee must either:

●	succeed to all of the responsibilities, duties and liabilities of the terminated Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement; or

●
appoint an established Mortgage Loan servicing institution reasonably acceptable to the Subordinate Class Representative to act as successor to the terminated Master Servicer or Special Servicer, as the case may be.

Upon a Servicer Termination Event, the holders of Certificates entitled to a majority of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or, alternatively, if a Servicer Termination Event involving the Special Servicer has occurred, the Subordinate Class Representative during a Subordinate Control Period, may require the Trustee to appoint an established Mortgage Loan servicing institution to act as successor Master Servicer or Special Servicer, as the case may be, rather than have the Trustee or its designee act as that successor.

Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of a Servicer Termination Event” section, if the Master Servicer receives a notice of termination because of the occurrence of any of the Servicer Termination Events described in the seventh, eighth or ninth bullet under the definition of “Servicer Termination Event” that appears in this free writing prospectus, the Master Servicer will have the right, at its expense, to sell or cause to be sold its master servicing rights to a successor, and if it elects to do so, it will have the option to continue to serve as Master Servicer for a period of 45 days.

If a Servicer Termination Event under the eleventh bullet under the definition of “Servicer Termination Event” occurs on the part of the Master Servicer, or if any other Servicer Termination Event occurs on the part of the Master Servicer affecting a Serviced Loan Combination and the Master Servicer is not terminated pursuant to the Pooling and Servicing Agreement, whether as a result of waiver of the Servicer Termination Event or otherwise, any affected Serviced Pari Passu Companion Loan holder will be entitled to require the Master Servicer to appoint a sub-servicer, subject to certain conditions that will include the delivery of Rating Agency Confirmation, to be selected by the Master Servicer, that will be responsible for primary servicing such Serviced Loan Combination.

The appointment of any entity as a successor to a terminated Master Servicer or Special Servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this “—Rights Upon the Occurrence of an Servicer Termination Event” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the Certificates.

In general, Certificateholders entitled to at least 66-2/3% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) allocated to each Class of Certificates (and the holder of any Serviced Pari Passu Companion Loan, if affected) affected by any Servicer Termination Event may waive the Servicer Termination Event, except that:

●
the Servicer Termination Events described in the first, second, seventh, eighth and ninth bullets under the definition of “Servicer Termination Event” that appears in this free writing prospectus may only be waived by all of the holders of the affected Classes of Certificates (and, with respect to the related Serviced Loan Combination, the holder of any Serviced Pari Passu Companion Loan, if affected);

●
the holder of each Serviced Pari Passu Companion Loan will be exclusively entitled to waive any Servicer Termination Event described in the eleventh bullet of the definition of Servicer Termination Event that arises with respect to such Serviced Pari Passu Companion Loan;

●
the Depositor will be exclusively entitled to waive any Servicer Termination Event described in the tenth bullet of the definition of Servicer Termination Event (but if a Serviced Loan Combination is involved and the Serviced Pari Passu Companion Loan has been securitized, the Depositor may not grant such a waiver without the consent of the depositor for any commercial mortgage securitization into which the related Serviced Pari Passu Companion Loan has been deposited); and

●
no waiver of any Servicer Termination Event by one or more persons will have any force or effect unless and until the party requesting the waiver at its own expense has reimbursed the Trustee and the Certificate Administrator for any monies spent by them in connection with such Servicer Termination Event, together with interest thereon from and including the date so spent to but excluding the date of reimbursement.

Upon any waiver of a Servicer Termination Event, the Servicer Termination Event will cease to exist and will be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

Termination, Discharge and Resignation of the Trust Advisor

The Trust Advisor may be removed upon (i) the written direction of holders of Certificates evidencing not less than 25% of the aggregate voting rights (taking into account the allocation of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable)

of all Certificates on an aggregate basis requesting a vote to replace the Trust Advisor with a replacement Trust Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of Rating Agency Confirmation from each Rating Agency that the appointment of such replacement Trust Advisor will not result in a downgrade of the Certificates (which confirmations will be obtained at the expense of such holders) and delivery by such holders to the Certificate Administrator of an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by any Serviced Pari Passu Companion Loan that the appointment of such replacement Trust Advisor will not result in a downgrade of such commercial mortgage-backed securities.  In addition, during any Subordinate Control Period, the identity of the proposed replacement Trust Advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.  Thereafter, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard.  Upon the vote or written direction of holders of at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis, the Certificate Administrator will immediately replace the Trust Advisor with the replacement Trust Advisor.  If a proposed termination and replacement of the Trust Advisor as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect.

In addition, in the event (i) the Trust Advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, (ii) of the insolvency of the Trust Advisor, or (iii) the Trust Advisor acknowledges in writing its inability to perform its duties under the Pooling and Servicing Agreement, then either the Depositor or the Trustee may, and upon the written direction of the Certificateholders representing at least 51% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the principal balances of the Principal Balance Certificates), the Trustee shall, terminate the Trust Advisor.  In the event that the Trust Advisor is terminated, the Trustee is required to select a replacement Trust Advisor pursuant to the terms of the Pooling and Servicing Agreement.  In addition, during any Subordinate Control Period, the identity of the proposed replacement Trust Advisor shall be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.

The Trust Advisor will be discharged from its duties under the Pooling and Servicing Agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-SB, A-S, B, C and D Certificates has been reduced to zero.

If the Trust Advisor is discharged, terminated or resigns, in all such circumstances, it will remain entitled to any accrued and unpaid fees, which shall be payable in accordance with the priorities described herein, and indemnification in respect of the period prior to its termination on the terms and conditions otherwise described herein.

The Trust Advisor may resign upon 30 days’ prior written notice if a replacement Trust Advisor meeting the eligibility requirements described in this free writing prospectus has accepted its appointment as the replacement Trust Advisor.  The resigning Trust Advisor will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trust Advisor and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with higher market fees of a successor, transferring related information, records and reports to the successor).  During a Subordinate Control Period, the identity of the replacement Trust Advisor will be subject to the reasonable approval of the Subordinate Class Representative.

Any replacement Trust Advisor must (or the personnel responsible for supervising the obligations of the Trust Advisor must) meet the following criteria:  (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Resignation of the Master Servicer and the Special Servicer

Each of the Master Servicer and the Special Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of the Pooling and Servicing Agreement).  Any such determination requiring the resignation of the Master Servicer or the Special Servicer must be evidenced by an opinion of counsel to such effect.  Unless applicable law requires the resignation of the Master Servicer or the Special Servicer (as the case may be) to be effective immediately, and the opinion of counsel so states, no such resignation shall become effective until the Trustee or other successor has assumed the responsibilities and obligations of the resigning party in accordance with the Pooling and Servicing Agreement; provided that, if no successor to the Master Servicer or the Special Servicer (as the case may be) is so appointed and has accepted appointment within 90 days after the Master Servicer or the Special Servicer has given notice of such resignation, the resigning Master Servicer or Special Servicer (as the case may be) may petition any court of competent jurisdiction for the appointment of a successor.

In addition, each of the Master Servicer and the Special Servicer will have the right to resign at any other time for any reason, provided that (i) a willing successor (including any such successor identified by the resigning party) has been found that is, solely in the case of a successor to the Special Servicer if it is a resigning Special Servicer, acceptable to the Subordinate Class Representative (during any Subordinate Control Period), (ii) solely in the case of the Special Servicer if it is the resigning party, the resigning party has consulted with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period) with respect to the identity and quality of its proposed successor, (iii) the succession is the subject of a Rating Agency Confirmation, (iv) the resigning party pays all costs and expenses in connection with such transfer, and (v) the successor accepts appointment in writing prior to the effectiveness of such resignation.

The resigning Master Servicer or Special Servicer, as applicable, will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of such party and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with transferring servicing files to the successor).

Neither the Master Servicer nor the Special Servicer will be permitted to resign except as described above.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor

The Pooling and Servicing Agreement will require each of the Master Servicer and Special Servicer to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.  That requirement is considered to be satisfied if an affiliate of the Master Servicer or Special Servicer (as the case may be) maintains a fidelity bond and errors and omissions policy (or their equivalent) and the bond and policy each extends coverage to the Master Servicer or the Special Servicer, as the case may be.  Each such policy must be issued by a Qualified Insurer with the Required Claims-Paying Rating.  In addition, so long as the long-term unsecured debt obligations of the Master Servicer or the Special Servicer, as the case may be, or that party’s corporate parent, are rated not lower than “A2” by Moody’s and “A(low)” by DBRS, or if not rated by DBRS, then either an equivalent rating (such as that listed above for Moody’s) by at least two NRSROs (which may include S&P, Fitch and/or Moody’s) or DBRS has issued a Rating Agency Confirmation, the Master Servicer or the Special Servicer, as the case may be, may self-insure with respect to the fidelity bond and errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

In no event will the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer or any of their respective members, managers, directors, officers, employees or agents be under any liability to the Trust, the Trustee or the Certificateholders or any holder of a Serviced Pari Passu Companion Loan for any action taken or not taken in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment.  None of the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer nor any of their respective members, managers, directors, officers, employees or agents will be protected, however, against any liability that would otherwise be imposed by reason of breach of representation or warranty made in, or by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under, the Pooling and Servicing Agreement or by reason of reckless disregard (or, in the case of the Trust Advisor, grossly negligent disregard) of those obligations and duties.

Furthermore, the Pooling and Servicing Agreement will entitle the Depositor, the Trust Advisor, the Master Servicer, Special Servicer and their respective members, managers, directors, officers, employees and agents to indemnification out of the Trust Fund for any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim that relates to the Pooling and Servicing Agreement, the Certificates or the Trust.  Such indemnification will not extend, however, to any such amount (i) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the Pooling and Servicing Agreement, (ii) incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made by it in the Pooling and Servicing Agreement, or (iii) incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations and duties under the Pooling and Servicing Agreement or resulting from negligent disregard (or, in the case of the Trust Advisor, grossly negligent disregard) of such obligations and duties.  For the purposes of indemnification of the Master Servicer or Special Servicer and limitation of liability, the Master Servicer or Special Servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties under the Pooling and Servicing Agreement if the Master Servicer or Special Servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the Master Servicer or Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer shall be entitled to rely on advice of counsel, the cost of which shall be reimbursed as a Trust expense), as such parties will be directed to do pursuant to the Pooling and Servicing Agreement.  Insofar as any losses, liabilities or expenses described above relate in whole or in part to a Serviced Loan Combination, payment or reimbursement thereof must be made from collections on or in respect of the respective components of such Serviced Loan Combination (with the amount paid from the Collection Account (from general collections on all Mortgage Loans if amounts on deposit in respect of the related Pari Passu Mortgage Loan are insufficient therefor) and the related Companion Loan Collection Account pro rata according to the related intercreditor agreement and based on the respective outstanding principal balances of the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan included in such Serviced Loan Combination, but, to the extent that the amount on deposit in the related Companion Loan Collection Account at any particular time is insufficient to satisfy the pro rata portion of the payment or reimbursement allocable to the related Serviced Pari Passu Companion Loan, such payment or reimbursement must be made from general collections on deposit in the Collection Account.  In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the related Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Account.  The Master Servicer will be required to use efforts consistent with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the related Serviced Pari Passu Companion Loan for the portion of its pro rata portion of the payment or reimbursement allocable to the related Serviced Pari Passu Companion Loan.  Any indemnification payments to which the Trust Advisor may become entitled will constitute Trust Advisor Expenses (except, in the case of any Serviced Loan Combination, to the extent, if any, they are paid or reimbursed by the holder of the related Serviced Pari Passu Companion Loan) and be paid, and allocated to and borne by the Certificateholders, at the times and in the manner described under “Description of the Offered Certificates” in this free writing prospectus.  The Trust Advisor will not be entitled to reimbursement of expenses for its services except those for which it is entitled to indemnification as described above or otherwise specifically provided for under the Pooling and Servicing Agreement.

With respect to any Non-Serviced Loan Combination serviced pursuant to another securitization, the related depositor and any related Other Master Servicer or Other Special Servicer will be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are expected to be substantially similar in all material respects to or materially consistent with those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

The Depositor, the Master Servicer and the Special Servicer will be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Pooling and Servicing Agreement and, except in the case of a legal action the costs of which such party is specifically required to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor, as the case may be, will be entitled to be reimbursed therefor from the Collection Account or the Distribution Account.  Insofar as any losses, liabilities or expenses described above relate in whole or in part to any Serviced Loan Combination, payment or reimbursement thereof must be made from collections on or in respect of the respective components of such Loan Combination (with the amount paid from the Collection Account (from general collections on all Mortgage Loans if amounts on deposit in respect of the related Serviced Pari Passu Mortgage Loan are insufficient therefor) and the related Companion Loan Collection Account pro rata according to the related intercreditor agreement and based on the respective outstanding principal balances of the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan included in such Loan Combination, but, to the extent that the amount on deposit in the related Companion Loan Collection Account at any particular time is insufficient to satisfy the pro rata portion of the payment or reimbursement allocable to the related Serviced Pari Passu Companion Loan, such payment or reimbursement shall be made from general collections on deposit in the Collection Account.  In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the related Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Account.  The Master Servicer will be required to use efforts consistent with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the related Serviced Pari Passu Companion Loan for the payment or reimbursement made from the Collection Account as described above with respect to that holder’s allocable share of a loss, liability or expense.  In no event will the Trust Advisor have any duty to appear in any legal proceedings in connection with the Pooling and Servicing Agreement.  The rights of any party to the Pooling and Servicing Agreement described above will be in addition to any general rights of indemnification that such party may otherwise have as described in the second preceding paragraph.  Payments or reimbursements to the Trust Advisor pursuant to the provisions described in this paragraph will be subject to the limitations regarding the timing and sources of indemnification payments to the Trust Advisor that we described generally in this Free Writing Prospectus.

Notwithstanding any other provisions of the Pooling and Servicing Agreement to the contrary, the parties thereto will agree, and the Certificateholders by their acceptance of their Certificates shall be deemed to have agreed, that (i) there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the Trust Advisor’s participation is to provide monitoring (subject to, and in accordance with, the provisions of the Pooling and Servicing Agreement) relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute, (ii) the Trust Advisor shall have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under the Pooling and Servicing Agreement, (iii) the agreements of the Trust Advisor set forth in the other provisions of the Pooling and Servicing Agreement shall be construed solely as agreements to perform analytical and reporting services, (iv) the Trust Advisor shall have no authority or duty to make a determination on behalf of the Trust Fund, nor have any responsibility for decisions made by or on behalf of the Trust Fund, (v) insofar as the words “consult”, “recommend” or words of similar import are used in the Pooling and Servicing Agreement in respect of the Trust Advisor and any servicing action or inaction, such words shall be construed to mean the performance of analysis and reporting services, which the Special Servicer may determine not to accept, (vi) the absence of a response by the Trust Advisor to an “asset status report” or other matter in which the Pooling and Servicing Agreement contemplates consultation with the Trust Advisor shall not be construed as an approval, endorsement, acquiescence or recommendation for or against any proposed action (but, in the event of such absence of a response, the Special Servicer (x) shall be deemed to have complied with the relevant provision that otherwise required consultation with the Trust Advisor and (y) shall be entitled to proceed as if consultation with the Trust Advisor had not initially been required in connection with such “asset status report” or other matter), (vii) any provision of the Pooling and Servicing Agreement that otherwise purports, or that may be construed, to impose on the Trust Advisor a duty to consider the Servicing Standard or the interests of the Certificateholders shall be construed as a requirement to use the Servicing Standard or such interests as the basis of measurement in its analysis and reporting and the basis of measurement in its evaluation of the performance of the Special Servicer and its determination of whether an action, recommendation or report by the Special Servicer is in compliance with the Pooling and Servicing Agreement, and not to impose on the Trust Advisor a duty to itself comply with the Servicing Standard or itself act in the interests of the Certificateholders and, if applicable, the holder of any related Serviced Pari Passu Companion Loan, and such measurement basis shall be construed to refer to no particular Class of Certificates or particular Certificateholders or particular holder of a Serviced Pari Passu Companion Loan, and (viii) no other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, shall have any duty to monitor or supervise the performance by the Trust Advisor of its services under the Pooling and Servicing Agreement.

With limited exception, any person into which the Depositor, the Trust Advisor, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which that person is a party, or any person succeeding to the business of that person, will be the successor of that person in the capacity in which that person was serving under the Pooling and Servicing Agreement.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer and the Certificate Administrator is required, under the Pooling and Servicing Agreement (and each Additional Servicer will be required under its sub-servicing agreement) to deliver annually to the Certificate Administrator and the Depositor on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

“Additional Servicer” means each affiliate of the Master Servicer, any Mortgage Loan Seller, the Depositor, any master servicer or special servicer with respect to any securitization of a Non-Serviced Pari Passu Companion Loan or any of the underwriters that services any of the Mortgage Loans and each person that is not an affiliate of the Master Servicer, other than the Special Servicer, and that, in either case, services 10% or more of the Mortgage Loans based on the principal balance of the Mortgage Loans.

“Designated Sub-Servicer” means any sub-servicer or Additional Servicer to be engaged on the Closing Date by the Master Servicer at the direction of a Mortgage Loan Seller.

“Servicing Function Participant” means any person, other than the Master Servicer and the Special Servicer, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the Mortgage Loans based on the principal balance of the Mortgage Loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation AB.

In addition, each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Trust Advisor, the Certificate Administrator, the Trustee and each Servicing Function Participant, at its own expense, is required to furnish (and each of the preceding parties, as applicable, shall (i) with respect to any Servicing Function Participant that is a Designated Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other Servicing Function Participant, cause each Servicing Function Participant (other than any party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to furnish, each at its own expense), annually, to the Certificate Administrator and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

●
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506 – 1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Certain fees and expenses incurred by the Certificate Administrator in connection with any additional disclosure required under the Exchange Act as a result of the occurrence of certain unexpected events will be reimbursable to the Certificate Administrator as Additional Trust Fund Expenses.

Additional Matters Relating to the Servicing of the Pari Passu Loan Combinations

Following the securitization of a Pari Passu Companion Loan, the related Pari Passu Mortgage Loan will be a Non-Serviced Pari Passu Mortgage Loan, and the related Loan Combination and any related REO Property will be serviced under a pooling and servicing agreement that governs such securitization (each, an “Other Pooling and Servicing Agreement”). With respect to any such Non-Serviced Pari Passu Mortgage Loan, the Other Master Servicer under such Other Pooling and Servicing Agreement will generally make servicing advances and remit collections on such Non-Serviced Pari Passu Mortgage Loan to or on behalf of the Trust Fund. The Master Servicer will generally be obligated to compile reports that include information on such Non-Serviced Pari Passu Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights as holder of such Non-Serviced Pari Passu Mortgage Loan under the terms of the related intercreditor agreement, and make debt service advances with respect to such Non-Serviced Pari Passu Mortgage Loan, subject to a non-recoverability determination. The servicing arrangements under any such Other Pooling and Servicing Agreement will differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

The Intercreditor Agreement for each Loan Combination requires that the applicable Other Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the Pari Passu Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the Pari Passu Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the Pari Passu Companion Loan.  Required terms include, without limitation:

●
The Other Master Servicer and Other Special Servicer must satisfy customary servicer rating criteria and the related Other Master Servicer and the related Other Special Servicer must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the Pooling and Servicing Agreement.

●
The Other Pooling and Servicing Agreement must provide for a liquidation fee, special servicing fee and workout fee with respect to the Non-Serviced Pari Passu Mortgage Loan that are substantially similar in all material respects to or materially consistent with the corresponding fee payable under the Pooling and Servicing Agreement, except that rates at which the special servicing fee, liquidation fee and workout fee accrue or are determined must be not more than 0.25%, 1.0% and 1.0%, respectively.

●
During any senior consultation or similar period under the related Other Pooling and Servicing Agreement, if the related Other Trust Advisor determines that the related Other Special Servicer is not performing its duties under such agreement in accordance with the related servicing standard, such Other Trust Advisor must have the right to recommend the replacement of such Other Special Servicer.

In addition, with respect to each Pari Passu Loan Combination:

●
The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise any Other Master Servicer, Other Special Servicer, Other Certificate Administrator or Other Trustee or (b) make Servicing Advances with respect to such Non-Serviced Pari Passu Mortgage Loan.  The obligation of the Master Servicer to provide information and collections and make debt service advances to the Certificate Administrator for the benefit of the Certificateholders with respect to such Non-

Serviced Pari Passu Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Other Master Servicer or Other Special Servicer.

●
Under the related Other Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to such Non-Serviced Pari Passu Mortgage Loan are expected to be substantially similar in all material respects to or materially consistent with the corresponding fee payable under the Pooling and Servicing Agreement.

●
Until a securitization of the related Pari Passu Companion Loan, a portion of the Master Servicer’s compensation will include a primary servicing fee accrued and payable with respect to the Pari Passu Mortgage Loan.  From and after a securitization of the related Pari Passu Companion Loan, that primary servicing fee on the Pari Passu Mortgage Loan will accrue and be payable to the Other Master Servicer.

●
The Master Servicer will be required to make debt service advances with respect to such Non-Serviced Pari Passu Mortgage Loan, unless (i) the Master Servicer has determined that such advance would not be recoverable from collections on such Non-Serviced Pari Passu Mortgage Loan or (ii) the related Other Master Servicer has made a similar determination with respect to an advance on the related Non-Serviced Pari Passu Companion Loan.

●
The related Other Master Servicer will be obligated to make servicing advances with respect to the related Non-Serviced Loan Combination.  If such Other Master Servicer determines that a servicing advance it made with respect to the related Non-Serviced Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the trust established under the related Other Pooling and Servicing Agreement, on a pro rata basis (based on each such loan’s outstanding principal balance).

●
During any subordinate control period under the related Other Pooling and Servicing Agreement, the majority subordinate certificateholder under such agreement, or the subordinate class representative on its behalf, will have the right to terminate the related Other Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

●
The related Other Pooling and Servicing Agreement may make provision for a vote of certificateholders of the other securitization to terminate the related Other Special Servicer, and for the apointment of a successor special servicer, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

●
The related Other Special Servicer will be required to take actions with respect to such Non-Serviced Pari Passu Mortgage Loan if it becomes a Defaulted Mortgage Loan that are expected to be substantially similar in all material respects to or materially consistent with the actions described under “—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

●
The servicing provisions relating to performing inspections and collecting operating information are expected to be substantially similar in all material respects to or materially consistent with those of the Pooling and Servicing Agreement.

●
The general rights of indemnification granted to the Master Servicer, Special Servicer and other applicable parties under the Pooling and Servicing Agreement generally will extend to any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim arising from their activities relating to a Loan Combination (whether or not the Loan Combination is then being serviced under the Pooling and Servicing Agreement), but the relevant party must promptly notify the Master Servicer and the Other Master Servicer of any claim and, if any indemnification payment is made to such party from general collections on the Mortgage Pool on deposit in the Collection Account, the Master Servicer will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the Serviced Pari Passu Companion Loan for that holder’s allocable share of the amount so paid.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General

The following discussion contains a summary of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in North Carolina, representing approximately 18.1% of the Cut-off Date Pool Balance by allocated loan amount, which are general in nature.  The following summary and the discussion of in the accompanying prospectus do not purport to reflect all the laws applicable to the Mortgage Loans.  The summary is qualified in the entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Mortgage loans in North Carolina are usually secured by deeds of trust. Under North Carolina law, deeds of trust are usually foreclosed pursuant to power of sale set forth in the instrument and governed by statute, but judicial foreclosure by action is also available. Power of sale foreclosure results in a hearing before the clerk of superior court, which can be waived pursuant to statute. The mortgage indebtedness can be paid at any time before the foreclosure sale is final (including the last resale in the event of an upset bid). There is no statutory or common law right of redemption after the foreclosure sale or last resale is final. The liens for ad valorem personal property taxes, ad valorem real property taxes, and municipal and county assessments have statutory priority over previously recorded deeds of trust. Pursuant to statutory power of sale rules, the security can be sold subject to or together with a subordinate lien, lease or other right or interest, instead of free and clear of the same, if the notice of sale so specifies. If a subordinate interest holder files a request for notice of foreclosure sale statutory notice must be given to the interest holder. Judgment can be rendered against the borrower for the debt, which judgment can be obtained in lieu of foreclosure, which can result in a statutory execution sale. A deficiency judgment can be obtained after foreclosure sale unless the deed of trust is to secure purchase money owed to the vendor.

Other Aspects

The discussion under “Certain Legal Aspects of Mortgage Loans and Leases” in the accompanying prospectus presents other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Offered Certificates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the Offered Certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the Pooling and Servicing Agreement and any applicable Other Pooling and Servicing Agreement with respect to any Non-Serviced Pari Passu Companion Loan, and any intercreditor agreement and any amendments thereto, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III (each, a “REMIC Pool”) will qualify as a REMIC under the Code.

In addition, on the Closing Date, Sidley Austin LLP, special counsel to the Depositor, will deliver its opinion that, the assets of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (the “Grantor Trust”).  Accordingly, the Class V Certificates will evidence undivided beneficial interests in the Grantor Trust.

The assets of REMIC I will generally include—

●	the Mortgage Loans (exclusive of the Excess Interest),

●	any REO Properties acquired on behalf of the Certificateholders,

●	the Collection Account maintained by the Master Servicer,

●	the REO Account maintained by the Special Servicer, and

●	the Distribution Account and Interest Reserve Account.

For federal income tax purposes,

●	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

●	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

●	the Class A-1, A-2, A-3, A-SB, A-S, B, C, D, E, F and G Certificates will evidence the ownership of regular interests in, and will generally be treated as debt obligations of, REMIC III,

●
the Class X-A Certificates will evidence the ownership of five regular interests in REMIC III, each one corresponding to one of the components of the Class X-A Certificates’ notional amount, and the Class X-A Certificates will generally be treated as debt obligations of, REMIC III,

●
the Class X-B Certificates will evidence the ownership of two regular interests in REMIC III, each one corresponding to one of the components of the Class X-B Certificates’ notional amount, and the Class X-B Certificates will generally be treated as debt obligations of, REMIC III, and

●	the Class R Certificates will evidence ownership of the sole Class of residual interests in each of REMIC I, REMIC II and REMIC III.

If the Trust Fund fails to comply with the ongoing requirements of the Code for REMIC status, a REMIC Pool may lose its REMIC status.  If so, the Trust Fund may become taxable as a corporation, and the Offered Certificates may not be given the tax treatment summarized below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of the Trust’s income for the period in which the requirements for REMIC status are not satisfied.  The Pooling and Servicing Agreement will include provisions designed to maintain the status of each REMIC Pool as a REMIC under the Code.

For purposes of the tax discussions below under “—Characterization of Investments in Offered Certificates,” under “—Discount and Premium; Prepayment Consideration” and for the avoidance of doubt, except as otherwise indicated.

Characterization of Investments in Offered Certificates

Except to the extent noted below, Offered Certificates held by a real estate investment trust (“REIT”) will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated.  In addition, interest, including original issue discount, if any, on Offered Certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Code to the extent that those Certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

Most of the Mortgage Loans to be included in the Trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code.  Consequently, in general, it appears that the Offered Certificates will be treated as assets qualifying under that section to only a limited extent.  Accordingly, investment in the Offered Certificates may not be suitable for a thrift institution seeking to be treated as a “domestic building and loan association” under section 7701(a)(19)(C) of the Code.  The Offered Certificates will be treated as “qualified mortgages” for another REMIC under section 860G(a)(3)(C) of the Code.

To the extent an Offered Certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Therefore:

●	a portion of that Certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that Certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that Certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

In addition, most of the Mortgage Loans that we intend to include in the Trust contain defeasance provisions under which the lender may release its lien on the collateral securing the Mortgage Loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities.  Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied.  In order for the Mortgage Loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)
the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a Mortgage Loan, regardless of whether the foregoing conditions were satisfied, that Mortgage Loan would not be treated as a “loan secured by an interest in real property” or a “real estate asset” and interest on that loan would not constitute “interest on obligations secured by real property” for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Code, respectively.

Discount and Premium; Prepayment Consideration

The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular interests.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your Offered Certificates.

For federal income tax reporting purposes, we anticipate that the Class    ,    ,     and Certificates will be treated as having been issued with a de minimis amount of original issue discount and that the Class     ,    ,     and     Certificates will be issued at a premium.  Whether any holder of these Classes of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on the Certificateholder’s purchase price and the payments remaining to be made on the Certificate at the time of its acquisition by the Certificateholder.  If you acquire an interest in any Class of Offered Certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the Certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

●	no mortgage loan in the Trust will otherwise be prepaid prior to maturity except that each Mortgage Loan with an Anticipated Repayment Date is assumed to repay in full on that date, and

●	there will be no extension of maturity for any Mortgage Loan in the Trust.

For a more detailed discussion of the federal income tax aspects of investing in the Offered Certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be paid on the Offered Certificates as and to the extent described in this free writing prospectus.  It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of a Class of Offered Certificates entitled to that amount.  For federal income tax reporting purposes, the tax administrator will report Prepayment Premiums or Yield Maintenance Charges as income to the holders of a Class of Offered Certificates entitled thereto only after the applicable Master Servicer’s actual receipt of those amounts.  The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on the Offered Certificates and that the taxable income be reported based on the projected constant yield to maturity of the Offered Certificates.  Therefore, the projected Prepayment Premiums and Yield Maintenance Charges would be included prior to their actual receipt by holders of the Offered Certificates.  If the projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the holder of an Offered Certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received.  Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain.  However, the correct characterization of the income is not entirely clear.  We recommend you consult your own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates, see “Material Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.  For further information regarding state and other tax consequences of investing in the Offered Certificates, see “State and Other Tax Consequences” in the accompanying prospectus.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose requirements on any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA (“ERISA Plan”) or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Code, including any individual retirement account or Keogh Plan (collectively, with an ERISA Plan, a “Plan”).  ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.  Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and Section 4975 of the Code.  However, such Plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets

The U.S. Department of Labor (“DOL”) has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning what constitutes the assets of a Plan.  That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.  Under the terms of the regulation, if the assets of the Trust were deemed to constitute plan assets by reason of a Plan’s investment in Offered Certificates, such plan assets would include an undivided interest in the Mortgage Loans and any other assets of the Trust.

The Depositor, the underwriters, the Master Servicer, the Special Servicer and certain of their respective affiliates might be considered or might become Parties in Interest with respect to investing Plans.  Moreover, the Trustee, the Certificate Administrator, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the Trust, or certain of their respective affiliates, might be considered Parties in Interest with respect to investing Plans.  In the absence of an applicable Exemption, “prohibited transactions” within the meaning of ERISA and Section 4975 of the Code could arise if Offered Certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975 of the Code (a “Party in Interest”).

In addition, an insurance company proposing to acquire or hold Offered Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance.  See “—Insurance Company General Accounts” below.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the Offered Certificates, the DOL has granted substantially identical Exemptions to the predecessors of Wells Fargo Securities, LLC and RBS Securities Inc. (formerly known as Greenwich Capital Markets Inc.).  The Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

●	the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

●	transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the Mortgage Loans and fractional undivided interests in such loans.

The Exemption as applicable to the Offered Certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

●
the acquisition of the Offered Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●
the Offered Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody’s, S&P, Fitch, DBRS, Inc. (“DBRS”) or DBRS Limited;

●	the Trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

●
the sum of all payments made to and retained by the underwriters in connection with the distribution of the Offered Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by us in consideration of our assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Certificate Administrator, tax administrator, the Trustee, the Master Servicers, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

●	the Plan investing in the Certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption does not apply to Plans sponsored by any member of the Restricted Group.

We expect that the third general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing any of the Offered Certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such Certificates.  A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

●	the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust;

●	the Plan’s investment in each Class of Certificates does not exceed 25% of all of the Certificates outstanding of that Class at the time of the acquisition;

●
immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

●
in connection with the acquisition of Certificates in the initial offering, at least 50% of each Class of Certificates in which Plans invest and of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group; and

●	the Plan is not sponsored by a member of the Restricted Group.

Before purchasing any of the Offered Certificates, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute “securities” for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of other prohibited transaction Exemptions.

“Restricted Group” means, collectively, the following persons and entities—the Trustee, the Exemption-Favored Parties, us, the Master Servicer, the Special Servicer, any sub-servicer, any other person considered a “sponsor” under the Exemption, each borrower, if any, with respect to Mortgage Loans constituting more than 5.0% of the Cut-off Date Pool Balance, and any and all affiliates of any of the aforementioned persons.

“Exemption” means PTE 96-22 issued to a predecessor of Wells Fargo Securities, LLC and PTE 90-59 issued to RBS Securities Inc. (formerly known as Greenwich Capital Markets Inc.), each as subsequently amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-5 and as may be subsequently amended after the Closing Date.

“Exemption-Favored Party” means any of the following—

●	Wells Fargo Securities, LLC,

●	RBS Securities Inc.,

●	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wells Fargo Securities, LLC or RBS Securities Inc., and

●
any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular Class of the Offered Certificates.

“PTE” means prohibited transaction exemption.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract).  Any investor that is an insurance company using the assets of an insurance company general account should note that under Section 401(c) of ERISA and regulations issued thereunder, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans.  Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account.  Insurance companies contemplating the investment of general account assets in any Class of Certificates that is not rated at least “BBB-” (or the respective equivalent) by at least one of Moody’s,

S&P, Fitch or DBRS at the time of purchase should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any Offered Certificate with “plan assets” of a Plan will be deemed to have represented and warranted to us, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Exemption or will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject us, the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such Certificates is an “insurance company general account”, as defined in DOL Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.  A fiduciary of a governmental plan or church plan not subject to ERISA or Section 4975 of the Code should make its own determination as to the need for and the availability of any exemptive relief under any applicable federal, state or local law.

Any sale of Offered Certificates to a Plan does not constitute any representation or warranty by the Depositor, any borrower, the Trustee, the Certificate Administrator, the Special Servicer or the Master Servicer or any underwriter that an investment in the Offered Certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

No Class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

Except as regards their status under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a Class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Market Considerations and Limited Liquidity”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the accompanying prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

It is a condition to their issuance that the respective Classes of Offered Certificates receive at least the following ratings from DBRS, KBRA and Moody’s (collectively, the “Rating Agencies”).
Class	DBRS	KBRA	Moody’s
A-1	AAA(sf)	AAA(sf)	Aaa(sf)
A-2	AAA(sf)	AAA(sf)	Aaa(sf)
A-3	AAA(sf)	AAA(sf)	Aaa(sf)
A-SB	AAA(sf)	AAA(sf)	Aaa(sf)
A-S	AAA(sf)	AAA(sf)	Aaa(sf)
B	AA(low)(sf)	AA-(sf)	Aa3(sf)
C	A(low)(sf)	A-(sf)	A3(sf)

The ratings on the Offered Certificates address the likelihood of—

●	the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

●	the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in December 2045, which is the “Rated Final Distribution Date”.

The ratings on the Offered Certificates take into consideration—

●	the credit quality of the Mortgage Loans,

●	structural and legal aspects associated with the Offered Certificates, and

●	the extent to which the payment stream from the Mortgage Loans is adequate to make distributions of interest and principal required under the Offered Certificates.

The ratings on the respective Classes of Offered Certificates do not represent any assessment of—

●	the tax attributes of the Offered Certificates or of the Trust Fund,

●	whether or to what extent prepayments of principal may be received on the Mortgage Loans,

●	the likelihood or frequency of prepayments of principal on the Mortgage Loans,

●	the degree to which the amount or frequency of prepayments of principal on the Mortgage Loans might differ from those originally anticipated,

●
whether or to what extent the interest distributable on any Class of Offered Certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

●	whether and to what extent Default Interest will be received.

A security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the Mortgage Loans.  In general, the ratings on the Offered Certificates address credit risk and not prepayment risk.  In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses.  In the event that holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such Certificates.

Additionally, other NRSROs that we have not engaged to rate the Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Certificates relying on information they receive pursuant to Rule 17g-5.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by DBRS, KBRA or Moody’s.  The issuance of unsolicited ratings of one or more Classes of the Certificates that are lower than the ratings assigned by the DBRS, KBRA or Moody’s may adversely impact the liquidity, market value and regulatory characteristics of that Class of Certificates.  As part of the process of obtaining ratings for the Certificates, the Depositor had initial discussions with and submitted certain materials to Fitch, KBRA, Moody’s, S&P, DBRS and Morningstar.  Based on preliminary feedback from those six (6) NRSROs at that time, the Depositor hired DBRS, KBRA and Moody’s to rate the Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Certificates.  Had the Depositor selected such other NRSROs to rate the Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Neither the Depositor nor any other person or entity will have any duty to notify you if any such other NRSRO issues, or delivers notice of its intention to issue, unsolicited ratings on one or more Classes of Certificates after the date of this free writing prospectus.  In no event will ratings confirmation from any such other NRSRO be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the Pooling and Servicing Agreement.

Furthermore, the SEC may determine that any or all of DBRS, KBRA and Moody’s no longer qualifies as an NRSRO, or is no longer qualified to rate the Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Certificates.

On or before the Closing Date, the Depositor will prepay fees for ongoing ratings surveillance to each of DBRS, KBRA and Moody’s, and anticipates that they will perform ratings surveillance with respect to their ratings of the Offered Certificates for as long as the Offered Certificates remain outstanding.  However, the Depositor has no obligation and no ability to ensure that any Rating Agency performs ratings surveillance.  In addition, one or more of the Rating Agencies may cease to perform ratings surveillance on one or more Classes of Offered Certificates if the information furnished to that Rating Agency is insufficient to allow it to continue to perform ratings surveillance.

For additional information, please see “Ratings” in the accompanying prospectus.

INDEX OF DEFINED TERMS

		Class	204
2		Class A-SB Planned Principal Balance	216
		Clearstream	44, 208
2010 PD Amending Directive	ix	Closing Date	154
2011 Wells CMS Assessment	197	Code	150
2011 Wells Corporate Trust		Collection Account	302
Assessment	194	Collective Consultation Period	280
		Companion Loan Collection Account	302
3		Concord Mills Controlling Note Holder	130
		Concord Mills Intercreditor Agreement	129
30/360 Basis	118	Concord Mills Loan Combination	129
		Concord Mills Mortgage Loan	129
A		Concord Mills Mortgaged Property	129
		Concord Mills Non-Controlling Note
Acceptable Insurance Default	290	Holder	130
Actual/360 Basis	117	Concord Mills Noteholders	129
Additional Servicer	321	Concord Mills Pari Passu Companion
Additional Trust Fund Expense	224	Loan	129
Administrative Fee Rate	212	Concord Mills Pari Passu Companion
Adverse REMIC Event	151	Loan Securitization Date	129
ALTA	167	Concord Mills Pooling and Servicing
Anticipated Repayment Date	117, 125	Agreement	129
Appraisal Reduction Amount	300	Control-Eligible Certificates	214
Appraisal Trigger Event	301	Corrected Mortgage Loan	263
Appraisal-Reduced Interest Amount	222	CPR	254
ARD Loan	125	CRE Loans	161
Assessment of Compliance	321	CREFC	240
Assumption Application Fees	271	CREFC Reports	240
Assumption Fees	271	Custodian	193
Attestation Report	321	Cut-off Date	111
Authorized Collection Account		Cut-off Date Pool Balance	111
Withdrawal	303	Cut-off Date Principal Balance	111
Available Distribution Amount	218
		D
B
		DBRS	329
Base Interest Fraction	218	Default Interest	150
Basis	176	Defaulted Mortgage Loan	214
Basis Data Tape	182	Depositor	153
Basis Deal Team	181	Designated Sub-Servicer	321
Basis Investment	176	Designated Trust Advisor Expenses	227
Basis Mortgage Loans	176	Disclosable Special Servicer Fees	268
Basis Real Estate Capital	176	Discount Rate	219
		Distribution Account	206
C		Distribution Date Statement	235
		DOL	328
C3CM	183	DTC	44
C3CM Mortgage Loans	183	Due Date	116
C3MF	184
Certificate Administrator	193	E
Certificateholder	204
Certificates	204	EDGAR	241
C-III Capital Group	183	EEA	viii
C-III Parent	183	ERISA	328

ERISA Plan	328	M
EU Prospectus Directive	viii
Euroclear	44, 208	Majority Subordinate Certificateholder	279
Excess Interest	126, 205	Master Servicer	194
Exchange Act	162	Material Action	297
Exemption	330	Midland	199
Exemption-Favored Party	330	Modification Fees	271
		Moody’s	196
F		Morningstar	196
		Mortgage Loan	111
FDIC	70	Mortgage Loan Purchase Agreement	147
FEMA	135	Mortgage Loan Sellers	154
FIEL	x	Mortgage Loans	111
Final Asset Status Report	278	Mortgage Pass-Through Rate	212
Fitch	196	Mortgage Pool	111
FSMA	ix	Mortgaged Property	111

G		N

GGP	139	Net Aggregate Prepayment Interest
Government Securities	118	Shortfall	209
Grantor Trust	325	Non-Serviced Loan Combination	112
		Non-Serviced Pari Passu Companion
H		Loan	112
		Non-Serviced Pari Passu Mortgage
High Net Worth Companies,		Loan	112
Unincorporated Associations, Etc	ix	NRSRO	239
		NRSRO Certification	240
I
		O
Initial Rate	117, 125
Interest Reserve Account	208	OCC	154
Interested Person	308	Offered Certificates	204
Investor Certification	240	Offsetting Modification Fees	271
Investor Q&A Forum	239	Originator	162
Investor Registry	239	Originators	154
Issuing Entity	153	Other Certificate Administrator	243
		Other Master Servicer	224
J		Other Pooling and Servicing Agreement	322
		Other Special Servicer	272
JEMB	176	Other Trust Advisor	273
		Other Trustee	247
K
		P
KBRA	67
		P&I	196
L		PAR	170, 198
		Pari Passu Companion Loan	111
Liberty Island	170	Pari Passu Mortgage Loan	111
Liberty Island Data Tape	175	Participants	208
Liberty Island Deal Team	175	Party in Interest	328
Liberty Island Mortgage Loans	170	PCR	167
Liberty Island’s Parent	170	Pentalpha Surveillance	201
Loan Combination	111	Permitted Investments	207
Lock-out Period	118	Permitted Special Servicer/Affiliate
Loss of Value Payment	150	Fees	268
		PL	144, 158
		Plan	328
		PMCC	170, 198

PML	144, 158, 173, 188	Rule 17g-5 Information Provider’s
Pooling and Servicing Agreement	259	Website	312
PPA	196
Prepayment Interest Excess	210	S
Prepayment Interest Shortfall	209
Prepayment Premium	219	S&P	196
Principal Balance Certificates	205	SEC	152
Principal Distribution Amount	213	SEL	144, 158, 173
Privileged Information	284	Senior Consultation Period	281
Privileged Person	239	Serviced Loan Combination	112
PTCE 95-60	331	Serviced Pari Passu Companion Loan	112
PTE	330	Serviced Pari Passu Mortgage Loan	112
Purchase Price	150	Servicer Termination Event	312
PWP	170	Servicing Advances	273
		Servicing Function Participant	321
Q		Servicing Standard	260
		Servicing Transfer Event	262
Qualified Insurer	292	SMMEA	331
Qualified Replacement Special Servicer	289	Special Servicer	199
		Specially Serviced Mortgage Loan	262
R		Sponsor	154
		Sponsors	154
Rated Final Distribution Date	332	Subordinate Class Representative	280
Rating Agencies	332	Subordinate Control Period	280
Rating Agency Confirmation	311	Sub-Servicing Entity	314
Realized Losses	223
Recovered Interest Amounts	211	T
Regulation AB	321
REIT	325	The Royal Bank of Scotland	163
Relevant Member State	ix	The Royal Bank of Scotland Data Tape	168
Relevant Persons	ix	The Royal Bank of Scotland Deal Team	168
REMIC Pool	324	TIA	244
REO Account	308	TIA Applicability Determination	244
REO Companion Loan	264	Trust	153
REO Mortgage Loan	264	Trust Advisor	201
REO Property	204	Trust Advisor Expenses	226
Republic Plaza Controlling Note Holder	128	Trust Fund	111
Republic Plaza Intercreditor Agreement	126	Trustee	192
Republic Plaza Loan Combination	126
Republic Plaza Mortgage Loan	126	U
Republic Plaza Mortgaged Property	126
Republic Plaza Non-Controlling Note		U.S. Bank	192
Holder	128	UCC	197
Republic Plaza Noteholders	126	UPB	196
Republic Plaza Pari Passu Companion
Loan	126	W
Republic Plaza Pari Passu Companion
Loan Securitization Date	126	WAC Rate	212
Republic Plaza Pooling and Servicing		Wachovia	194
Agreement	127	Wachovia Bank	154
Requesting Party	310	Wells Fargo Bank	154, 193
Required Claims-Paying Ratings	292	Wells Fargo Bank Data Tape	160
Responsible Repurchase Party	148	Wells Fargo Bank Deal Team	160
Restricted Group	330	Workout Fee Projected Amount	266
Revised Rate	117, 125
Rule 15Ga-1	162	Y
Rule 17g-5	229
Rule 17g-5 Information Provider	311	Yield Maintenance Charge	219
		Yield Maintenance Discount Rate	120

YM Group A	218	YM Groups	218
YM Group B	218	YTD	196

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Annex A-1

Certain Characteristics of the Mortgage Loans
and Mortgaged Properties

A-1-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

WFRBS Commercial Mortgage Trust 2012-C10
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)	ARD Loan
1	Republic Plaza	WFB		370 17th Street; 303 16th Street; 400 15th Street	Denver	CO	80202	Office	CBD	1982	2002	1,302,107	Sq. Ft.	215	125,000,000	125,000,000	9.6%	108,759,432	N
2	Concord Mills	RBS		8111 Concord Mills Boulevard	Concord	NC	28027	Retail	Regional Mall	1999		1,285,834	Sq. Ft.	183	110,000,000	110,000,000	8.4%	110,000,000	N
3	Dayton Mall	WFB		2700 Miamisburg Centerville Road	Dayton	OH	45459	Retail	Regional Mall	1970	2012	778,487	Sq. Ft.	105	82,000,000	82,000,000	6.3%	75,118,662	N
4	STAG REIT Portfolio	WFB		Various	Various	Various	Various	Industrial	Various	Various	Various	3,630,021	Sq. Ft.	19	68,815,340	68,815,340	5.3%	50,134,100	N
4.01	100 Papercraft Park	WFB		100 Papercraft Park	O'Hara Township	PA	15238	Industrial	Warehouse	1967		887,084	Sq. Ft.		18,014,821	18,014,821	1.4%
4.02	1521 Kepner Drive	WFB		1521 Kepner Drive	Lafayette	IN	47905	Industrial	Warehouse	1998	1999	275,000	Sq. Ft.		4,808,227	4,808,227	0.4%
4.03	5640 Pierson Road	WFB		5640 Pierson Road	Lansing	MI	48917	Industrial	Warehouse	2001		250,100	Sq. Ft.		6,410,969	6,410,969	0.5%
4.04	22925 Venture Drive	WFB		22925 Venture Drive	Novi	MI	48375	Industrial	Flex	1997		120,800	Sq. Ft.		3,141,375	3,141,375	0.2%
4.05	4757 128th Avenue	WFB		4757 128th Avenue	Holland	MI	49424	Industrial	Warehouse	2002		195,000	Sq. Ft.		3,577,321	3,577,321	0.3%
4.06	1530-1540 Kepner Drive	WFB		1530-1540 Kepner Drive	Lafayette	IN	47905	Industrial	Warehouse	1995	1997	120,000	Sq. Ft.		2,340,004	2,340,004	0.2%
4.07	42600 Merrill Road	WFB		42600 Merrill Road	Sterling Heights	MI	48314	Industrial	Warehouse	1989		108,000	Sq. Ft.		1,730,962	1,730,962	0.1%
4.08	2201 East Loew Road	WFB		2201 East Loew Road	Marion	IN	46952	Industrial	Warehouse	1994		249,600	Sq. Ft.		3,269,594	3,269,594	0.3%
4.09	1520 Kepner Drive	WFB		1520 Kepner Drive	Lafayette	IN	47905	Industrial	Warehouse	1996		71,400	Sq. Ft.		1,378,358	1,378,358	0.1%
4.10	One Michelin Drive	WFB		One Michelin Drive	Independence	VA	24348	Industrial	Warehouse	1989		120,000	Sq. Ft.		1,609,153	1,609,153	0.1%
4.11	150 Enterprise Road	WFB		150 Enterprise Road	Johnstown	NY	12095	Industrial	Warehouse	1992	2001	57,102	Sq. Ft.		1,859,181	1,859,181	0.1%
4.12	122 Balzano Drive	WFB		122 Balzano Drive	Gloversville	NY	12078	Industrial	Warehouse	1993		101,589	Sq. Ft.		1,346,303	1,346,303	0.1%
4.13	215 Mill Avenue	WFB		215 Mill Avenue	Greenwood	SC	29646	Industrial	Flex	1950	1997	104,955	Sq. Ft.		1,730,962	1,730,962	0.1%
4.14	16 Downing Drive	WFB		16 Downing Drive	Phenix City	AL	36869	Industrial	Flex	1999		117,568	Sq. Ft.		1,795,071	1,795,071	0.1%
4.15	2655-2755 South Eastmoor Street	WFB		2655-2755 South Eastmoor Street	Wichita	KS	67210	Industrial	Warehouse	2002		80,850	Sq. Ft.		1,730,962	1,730,962	0.1%
4.16	636 South 66th Terrace	WFB		636 South 66th Terrace	Kansas City	KS	66111	Industrial	Warehouse	1988	2003	56,580	Sq. Ft.		1,314,249	1,314,249	0.1%
4.17	2652 South Eastmoor Street	WFB		2652 South Eastmoor Street	Wichita	KS	67210	Industrial	Warehouse	1989		120,000	Sq. Ft.		1,891,236	1,891,236	0.1%
4.18	141 Sal Landrio Drive	WFB		141 Sal Landrio Drive	Gloversville	NY	12078	Industrial	Flex	2000		26,529	Sq. Ft.		1,218,084	1,218,084	0.1%
4.19	123 Union Avenue	WFB		123 Union Avenue	Johnstown	NY	12095	Industrial	Warehouse	2003		60,000	Sq. Ft.		1,218,084	1,218,084	0.1%
4.20	308-310 Maxwell Avenue	WFB		308-310 Maxwell Avenue	Greenwood	SC	29646	Industrial	Warehouse	1991		70,100	Sq. Ft.		1,474,523	1,474,523	0.1%
4.21	1900 Wilson Avenue	WFB		1900 Wilson Avenue	Parsons	KS	67357	Industrial	Warehouse	1954	2001	120,000	Sq. Ft.		1,218,084	1,218,084	0.1%
4.22	231 Enterprise Road	WFB		231 Enterprise Road	Johnstown	NY	12095	Industrial	Warehouse	1995		42,325	Sq. Ft.		993,700	993,700	0.1%
4.23	109 Balzano Drive	WFB		109 Balzano Drive	Gloversville	NY	12078	Industrial	Warehouse	1989		59,965	Sq. Ft.		961,645	961,645	0.1%
4.24	2750 South Rock Road	WFB		2750 South Rock Road	Wichita	KS	67210	Industrial	Warehouse	2001		44,760	Sq. Ft.		961,645	961,645	0.1%
4.25	125 Balzano Drive	WFB		125 Balzano Drive	Gloversville	NY	12078	Industrial	Warehouse	1993		50,000	Sq. Ft.		833,426	833,426	0.1%
4.26	6 Clermont Street	WFB		6 Clermont Street	Johnstown	NY	12095	Industrial	Warehouse	1994		52,500	Sq. Ft.		833,426	833,426	0.1%
4.27	2510 South Eastmoor Street	WFB		2510 South Eastmoor Street	Wichita	KS	67210	Industrial	Warehouse	1999		47,700	Sq. Ft.		865,481	865,481	0.1%
4.28	100 Holloway Drive	WFB		100 Holloway Drive	Ware Shoals	SC	29692	Industrial	Warehouse	1989		20,514	Sq. Ft.		288,494	288,494	0.0%
5	Rogue Valley Mall	WFB		1600 North Riverside Avenue	Medford	OR	97501	Retail	Regional Mall	1986	2002	453,935	Sq. Ft.	121	55,000,000	55,000,000	4.2%	48,147,362	N
6	Animas Valley Mall	RBS		4601 East Main Street	Farmington	NM	87402	Retail	Regional Mall	1982	2006	476,923	Sq. Ft.	108	51,800,000	51,730,665	4.0%	41,743,057	N
7	Laurel Lakes Shopping Center	WFB		14050-14398 Baltimore Avenue	Laurel	MD	20707	Retail	Anchored	1985	2004	402,474	Sq. Ft.	117	47,000,000	47,000,000	3.6%	47,000,000	N
8	Bricktown Square Shopping Center	RBS		6420-6560 West Fullerton Avenue	Chicago	IL	60707	Retail	Anchored	1987	2008	292,309	Sq. Ft.	121	35,500,000	35,500,000	2.7%	28,786,550	N
9	Deerfield Embassy Suites	LIG I		950 South Ocean Drive	Deerfield Beach	FL	33441	Hospitality	Full Service	1986	2006	244	Rooms	131,869	32,250,000	32,175,919	2.5%	26,459,504	N
10	Parkway Centre V	LIG I		2500 Dallas Parkway	Plano	TX	75093	Office	Suburban	2009		201,026	Sq. Ft.	156	31,400,000	31,400,000	2.4%	25,199,281	N
11	Heritage on Millenia	WFB		3757 Millenia Boulevard	Orlando	FL	32839	Multifamily	Garden	2006		303	Units	82,838	25,100,000	25,100,000	1.9%	22,059,240	N
12	Towne Mall	RBS		1704 North Dixie Highway	Elizabethtown	KY	42701	Retail	Regional Mall	1985	1989	353,718	Sq. Ft.	66	23,400,000	23,368,537	1.8%	18,840,556	N
13	Century Storage Portfolio	RBS		Various	Various	FL	Various	Various	Various	Various		433,685	Sq. Ft.	43	18,500,000	18,500,000	1.4%	14,962,535	N
13.01	Ridgeview Storage	RBS		45625 & 45731 US Highway 27	Davenport	FL	33897	Mixed Use	Self Storage/Retail	2003		81,590	Sq. Ft.		4,780,900	4,780,900	0.4%
13.02	Sleepy Hill Storage	RBS		2350 Sleepy Hill Road	Lakeland	FL	33810	Self Storage	Self Storage	2000		106,505	Sq. Ft.		4,282,100	4,282,100	0.3%
13.03	Lake Dexter Storage	RBS		3220 Cypress Gardens Road	Winter Haven	FL	33884	Self Storage	Self Storage	1998		81,175	Sq. Ft.		3,284,600	3,284,600	0.3%
13.04	Bayview Storage	RBS		2609 Bayview Street	Sebring	FL	33870	Self Storage	Self Storage	1998		92,240	Sq. Ft.		3,187,200	3,187,200	0.2%
13.05	Gibsonia Storage	RBS		6350 US Highway 98 North	Lakeland	FL	33810	Self Storage	Self Storage	1995		72,175	Sq. Ft.		2,965,200	2,965,200	0.2%
14	Flamingo Park Plaza	WFB		4410 West 16th Avenue	Hialeah	FL	33012	Retail	Anchored	1988	2010	149,041	Sq. Ft.	122	18,200,000	18,200,000	1.4%	14,743,090	N
15	Bluerock Business Center	WFB		4041-4053 Lone Tree Way	Antioch	CA	94531	Mixed Use	Office/Retail	2006		101,297	Sq. Ft.	177	18,000,000	17,891,716	1.4%	14,647,069	N
16	Hilton Harrisburg	WFB		One North Second Street	Harrisburg	PA	17101	Hospitality	Full Service	1990	2009	341	Rooms	47,998	16,500,000	16,367,241	1.3%	14,680,345	N
17	SpringHill Suites Columbia	RBS		511 Lady Street	Columbia	SC	29201	Hospitality	Limited Service	2009		132	Rooms	120,455	15,900,000	15,900,000	1.2%	9,916,750	N
18	Hilton Garden Inn Southpoint	WFB		7007 Fayetteville Street	Durham	NC	27713	Hospitality	Limited Service	2007		150	Rooms	101,667	15,250,000	15,250,000	1.2%	11,296,268	N
19	Silas Creek Crossing	WFB		3208-3300 Silas Creek Parkway	Winston-Salem	NC	27103	Retail	Anchored	1989		153,426	Sq. Ft.	97	14,850,000	14,830,692	1.1%	12,032,864	N
20	Joesler Village in Tucson	WFB		1745-1865 East River Road; 4419-4429 North Campbell Avenue	Tucson	AZ	85718	Mixed Use	Office/Retail	1939	2010	74,567	Sq. Ft.	196	14,625,000	14,625,000	1.1%	11,790,233	N
21	Residence Inn Concord	RBS		7601 Scott Padgett Parkway	Concord	NC	28027	Hospitality	Full Service	2009		130	Rooms	110,000	14,300,000	14,300,000	1.1%	8,918,838	N
22	Sky Ridge Plaza	LIG I		2000 South IH 35 & 300 Hesters Crossing Road	Round Rock	TX	78681	Retail	Shadow Anchored	1987	2010	141,231	Sq. Ft.	101	14,250,000	14,232,430	1.1%	11,659,709	N
23	Courtyard Charlotte Airport	RBS		2700 Little Rock Road	Charlotte	NC	28214	Hospitality	Limited Service	1997	2012	148	Rooms	94,595	14,000,000	14,000,000	1.1%	8,731,729	N
24	Courtyard Inn Concord	RBS		7201 Scott Padgett Parkway	Concord	NC	28027	Hospitality	Limited Service	2009		123	Rooms	110,976	13,650,000	13,650,000	1.0%	8,513,436	N
25	Alpine Storage - Roy	WFB	Crossed Portfolio A	1701 West Riverdale Road	Roy	UT	84067	Self Storage	Self Storage	1976		246,656	Sq. Ft.	23	4,524,000	4,518,614	0.3%	3,724,771	N
26	Alpine Storage - Orem	WFB	Crossed Portfolio A	720 North 1340 West	Orem	UT	84057	Self Storage	Self Storage	1993		154,754	Sq. Ft.	23	4,190,000	4,185,012	0.3%	3,449,778	N
27	Alpine Storage - American Fork	WFB	Crossed Portfolio A	74 East 500 South	American Fork	UT	84003	Self Storage	Self Storage	1998		122,480	Sq. Ft.	23	3,356,000	3,352,005	0.3%	2,763,115	N
28	Alpine Storage - Inn Towne	WFB	Crossed Portfolio A	462 East 100 North	American Fork	UT	84003	Self Storage	Self Storage	1988		58,516	Sq. Ft.	23	1,560,000	1,558,143	0.1%	1,284,404	N
29	Hilton Garden Inn Ayrsley	RBS		1920 Ayrsley Town Boulevard	Charlotte	NC	28273	Hospitality	Limited Service	2008		120	Rooms	112,119	13,500,000	13,454,263	1.0%	9,981,225	N
30	Long Lake Crossing	LIG I		1301 West Long Lake Road	Troy	MI	48098	Office	Suburban	1987	2009	170,363	Sq. Ft.	76	13,000,000	12,981,369	1.0%	10,336,399	N
31	Philadelphia Industrial Portfolio	Basis		Various	Philadelphia	PA	Various	Industrial	Flex	Various		391,910	Sq. Ft.	32	12,700,000	12,700,000	1.0%	10,392,062	N
31.01	7601 State Road	Basis		7601 State Road	Philadelphia	PA	19136	Industrial	Flex	1968		200,605	Sq. Ft.		6,594,855	6,594,855	0.5%
31.02	10551 Decatur Road	Basis		10551 Decatur Road	Philadelphia	PA	19154	Industrial	Flex	1995		141,236	Sq. Ft.		4,482,530	4,482,530	0.3%
31.03	10500 Drummond Road	Basis		10500 Drummond Road	Philadelphia	PA	19154	Industrial	Flex	1963		50,069	Sq. Ft.		1,622,615	1,622,615	0.1%
32	Westowne Center	Basis		1400-1650 22nd Street	West Des Moines	IA	50266	Retail	Anchored	1971		181,974	Sq. Ft.	68	12,400,000	12,400,000	0.9%	10,951,321	N
33	McHenry Shopping Center	LIG I		1789 Gallatin Pike North	Madison	TN	37115	Retail	Anchored	1976	1999	186,881	Sq. Ft.	64	12,000,000	12,000,000	0.9%	9,657,258	N
34	Sycamore Square Shopping Center	Basis		3308-3466 Bragg Boulevard	Fayetteville	NC	28303	Retail	Anchored	1952	1989	255,055	Sq. Ft.	46	11,829,500	11,829,500	0.9%	8,739,759	N
35	Hilton Garden Inn - Grapevine	WFB		205 West State Highway 114	Grapevine	TX	76051	Hospitality	Full Service	2009		110	Rooms	106,826	11,810,000	11,750,883	0.9%	8,793,058	N
36	Park City Hotel Portfolio	LIG I		Various	Park City	UT	84098	Hospitality	Limited Service	Various	Various	157	Rooms	74,349	11,730,000	11,672,750	0.9%	8,784,641	N
36.01	Hampton Inn & Suites	LIG I		6609 North Landmark Drive	Park City	UT	84098	Hospitality	Limited Service	1997	2011	81	Rooms		6,759,661	6,726,669	0.5%
36.02	Holiday Inn Express Hotel & Suites	LIG I		1501 West Ute Boulevard	Park City	UT	84098	Hospitality	Limited Service	1998	2008	76	Rooms		4,970,339	4,946,081	0.4%
37	30 Vreeland	RBS		30 Vreeland Road	Florham Park	NJ	07932	Office	Suburban	1981		153,433	Sq. Ft.	75	11,600,000	11,572,573	0.9%	9,473,237	N
38	One North Arlington	WFB		1500 West Shure Drive	Arlington Heights	IL	60004	Office	Suburban	1986	2004	164,264	Sq. Ft.	69	11,350,000	11,285,092	0.9%	10,222,225	N
39	Fairmont Pansy Center	WFB		5106-5140 Fairmont Parkway	Pasadena	TX	77505	Retail	Anchored	2006		67,153	Sq. Ft.	162	10,875,000	10,860,338	0.8%	8,751,462	N
40	Ayrsley Charleston Row	LIG I		2015 Ayrsley Town Boulevard	Charlotte	NC	28273	Office	Suburban	2007		92,941	Sq. Ft.	112	10,400,000	10,374,230	0.8%	8,427,639	N
41	Hampton Inn - Jericho	RBS		120 Jerico Turnpike	Jericho	NY	11753	Hospitality	Limited Service	2009		80	Rooms	129,565	10,400,000	10,365,168	0.8%	7,709,569	N
42	Carytown Place	WFB		10 North Nansemond Street	Richmond	VA	23221	Retail	Anchored	1954	2012	39,863	Sq. Ft.	258	10,300,000	10,300,000	0.8%	9,371,244	N
43	1181 California	RBS		1181 California Avenue	Corona	CA	92881	Office	Suburban	2001		85,667	Sq. Ft.	120	10,250,000	10,250,000	0.8%	8,277,524	N
44	202 Tillary Street	RBS		202 Tillary Street	Brooklyn	NY	11201	Self Storage	Self Storage	1948	1999	63,941	Sq. Ft.	160	10,250,000	10,236,813	0.8%	8,321,899	N
45	Sheraton Pleasanton	WFB		5990 Stoneridge Mall Road	Pleasanton	CA	94588	Hospitality	Full Service	1985	2006	170	Rooms	62,353	10,600,000	10,600,000	0.8%	7,408,980	N
46	Silverado Park Place	LIG I		9470-9510 South Eastern Avenue	Henderson	NV	89123	Retail	Unanchored	2007		102,480	Sq. Ft.	99	10,200,000	10,187,049	0.8%	8,301,461	N
47	ICB Art Studios	WFB		480 Gate Five Road	Sausalito	CA	94965	Mixed Use	Office/Retail	1942	2002	99,366	Sq. Ft.	101	10,000,000	10,000,000	0.8%	9,123,979	N
48	235 Park Avenue	RBS		235 Park Avenue	Brooklyn	NY	11205	Self Storage	Self Storage	1920	1997	49,614	Sq. Ft.	201	10,000,000	9,987,135	0.8%	8,118,926	N
49	REVA Office Portfolio	LIG I		Various	Various	Various	Various	Office	Single Tenant	Various	Various	112,500	Sq. Ft.	89	10,000,000	9,982,338	0.8%	8,844,689	Y
49.01	Hard Rock International Headquarters Building	LIG I		6100 Old Park Lane	Orlando	FL	32835	Office	Single Tenant	1998		63,000	Sq. Ft.		6,830,000	6,817,937	0.5%
49.02	R.F. Micro Devices Building	LIG I		7914 Piedmont Triad Parkway	Greensboro	NC	27409	Office	Single Tenant	1997	2009	49,500	Sq. Ft.		3,170,000	3,164,401	0.2%
50	Hampton Inn Monroe	RBS		2368 Roland Drive	Monroe	NC	28110	Hospitality	Limited Service	1998	2008	122	Rooms	77,869	9,500,000	9,500,000	0.7%	5,925,103	N
51	Lemont Village Square	LIG I		1243 State Street	Lemont	IL	60439	Retail	Anchored	2006		59,441	Sq. Ft.	150	8,900,000	8,900,000	0.7%	5,969,943	N
52	Franklin Square Plaza	RBS		7600 Warren H. Abernathy	Spartanburg	SC	29301	Retail	Anchored	1987	2002	142,889	Sq. Ft.	60	8,600,000	8,600,000	0.7%	7,034,813	N
53	Illinois MHC Portfolio	CIIICM		Various	Various	Various	Various	Manufactured Housing Community	Manufactured Housing Community	Various		418	Pads	20,215	8,450,000	8,450,000	0.6%	6,317,063	N
53.01	Imperial MHC	CIIICM		106 East Jefferson Street	Shorewood	IL	60404	Manufactured Housing Community	Manufactured Housing Community	1963		183	Pads		4,800,000	4,800,000	0.4%
53.02	Maple Crest Manor	CIIICM		10 Maple Lane	Mantaneo	IL	60950	Manufactured Housing Community	Manufactured Housing Community	1966		109	Pads		2,250,000	2,250,000	0.2%
53.03	Country Estates	CIIICM		2464 East 29th Road	Seneca	IL	61360	Manufactured Housing Community	Manufactured Housing Community	1974		126	Pads		1,400,000	1,400,000	0.1%
54	Holiday Inn - Louisville KY	WFB		447 Farmington Avenue	Louisville	KY	40209	Hospitality	Limited Service	2008		106	Rooms	75,472	8,000,000	8,000,000	0.6%	7,403,377	N
55	Mill Creek Walk	Basis		3260 Buford Drive	Buford	GA	30519	Retail	Anchored	2001		36,358	Sq. Ft.	212	7,700,000	7,690,312	0.6%	6,277,312	N
56	Courtyard by Marriott - Stow OH	WFB		4047 Bridgewater Parkway	Stow	OH	44224	Hospitality	Full Service	2005	2013	101	Rooms	71,782	7,250,000	7,250,000	0.6%	6,709,311	N
57	Hampton Inn Columbia	WFB		3410 Clark Lane	Columbia	MO	65202	Hospitality	Limited Service	1996	2011	120	Rooms	59,898	7,200,000	7,187,783	0.6%	5,368,460	N
58	Willow Bend Apartments	WFB		13949 Bammel North Houston Road	Houston	TX	77066	Multifamily	Garden	1980		333	Units	21,396	7,125,000	7,125,000	0.5%	6,047,258	N
59	Canyon Springs Apartments	Basis		14020 North Black Canyon Highway	Phoenix	AZ	85053	Multifamily	Garden	1981		203	Units	35,222	7,150,000	7,150,000	0.5%	5,770,096	N
60	Spring Lake Village Apartments	CIIICM		6401 31st Street South	Saint Petersburg	FL	33712	Multifamily	Garden	1964	1989	201	Units	34,371	6,925,000	6,908,559	0.5%	5,651,587	N
61	Candlewood Suites - Warner Robins	RBS		110 Willie Lee Parkway	Warner Robins	GA	31088	Hospitality	Limited Service	2007		83	Rooms	81,795	6,800,000	6,788,978	0.5%	5,126,643	N
62	Meadowlea	CIIICM		1004 Overlook Drive	DeLand	FL	32724	Manufactured Housing Community	Manufactured Housing Community	1989		238	Pads	28,118	6,700,000	6,691,994	0.5%	5,512,766	N
63	2339 Courage Drive	WFB		2339 Courage Drive	Fairfield	CA	94533	Industrial	Flex	1999		108,000	Sq. Ft.	59	6,400,000	6,400,000	0.5%	5,339,170	N
64	Fairfield Inn Harrisburg	CIIICM		185 Beacon Hill Blvd	New Cumberland	PA	17070	Hospitality	Limited Service	2011		83	Rooms	72,166	6,000,000	5,989,758	0.5%	4,467,161	N
65	Tyler Self Storage	CIIICM		10335 Indiana Avenue	Riverside	CA	92503	Self Storage	Self Storage	2000		134,475	Sq. Ft.	45	6,000,000	5,986,388	0.5%	4,932,380	N
66	Cross Pointe Centre	WFB		5075 Morganton Road	Fayetteville	NC	28314	Retail	Anchored	1986		104,155	Sq. Ft.	56	5,800,000	5,786,031	0.4%	4,722,370	N
67	Hampton Inn Joliet - I-55	WFB		3555 Mall Loop Drive	Joliet	IL	60431	Hospitality	Limited Service	1997	2007	104	Rooms	54,715	5,700,000	5,690,328	0.4%	4,250,030	N
68	Hampton Inn Joliet - I-80	WFB		1521 Riverboat Center Drive	Joliet	IL	60436	Hospitality	Limited Service	1996	2007	88	Rooms	62,394	5,500,000	5,490,667	0.4%	4,100,906	N
69	Hampton Inn Milwaukee - Airport	WFB		1200 West College Avenue	Milwaukee	WI	53221	Hospitality	Limited Service	1995	2011	102	Rooms	53,830	5,500,000	5,490,667	0.4%	4,100,906	N
70	Butterfield Village Center	LIG I		1505 Butterfield Road	Aurora	IL	60502	Retail	Unanchored	2007		15,925	Sq. Ft.	326	5,200,000	5,193,752	0.4%	4,274,387	N
71	Holiday Inn Express - Fishers IN	WFB		9791 North By Northeast Boulevard	Fishers	IN	46037	Hospitality	Limited Service	2000	2012	115	Rooms	43,478	5,000,000	5,000,000	0.4%	4,627,111	N
72	Heritage Meadows Village Center	LIG I		11900 & 11902 State Route 59	Plainfield	IL	60585	Retail	Unanchored	2007		12,129	Sq. Ft.	346	4,200,000	4,194,953	0.3%	3,452,389	N
73	Walgreens - Oro Valley	WFB		11951 North First Avenue	Oro Valley	AZ	85737	Retail	Single Tenant	2002		15,120	Sq. Ft.	212	3,200,000	3,200,000	0.2%	2,604,523	N
74	Sylvan Heights Shopping Center	CIIICM		901-941 East Park Row	Arlington	TX	76010	Retail	Anchored	1956	Periodic	42,277	Sq. Ft.	63	2,650,000	2,650,000	0.2%	1,973,860	N
75	Wells Branch Storage	Basis		1763 Wells Branch Parkway	Austin	TX	78728	Self Storage	Self Storage	1997		64,508	Sq. Ft.	40	2,600,000	2,596,818	0.2%	2,130,197	N
76	Willmott Self Storage	CIIICM		220 West Wilmott Avenue	Los Banos	CA	93635	Self Storage	Self Storage	2006		60,290	Sq. Ft.	38	2,300,000	2,296,229	0.2%	1,729,294	N
77	Walgreens Memphis	WFB		4015 Austin Peay Highway	Memphis	TN	38128	Retail	Single Tenant	2002		14,490	Sq. Ft.	155	2,250,000	2,247,210	0.2%	1,839,178	N
78	Arney's Manufactured Housing Community	WFB		26235 West Warren Street	Dearborn Heights	MI	48127	Manufactured Housing Community	Manufactured Housing Community	1956		196	Pads	11,236	2,205,000	2,202,346	0.2%	1,811,914	N
79	Walgreens Murfreesboro	WFB		3389 Memorial Boulevard	Murfreesboro	TN	37129	Retail	Single Tenant	2002		14,490	Sq. Ft.	145	2,100,000	2,097,396	0.2%	1,716,566	N
80	Tan Tara MHC	WFB		2028 Stewart Road	Melbourne	FL	32935	Manufactured Housing Community	Manufactured Housing Community	1976		83	Pads	22,263	1,850,000	1,847,814	0.1%	1,525,145	N
81	CVS Ravenna	CIIICM		318 E. Main Street	Ravenna	OH	44266	Retail	Anchored	1998		10,125	Sq. Ft.	178	1,800,000	1,797,452	0.1%	1,419,583	N
82	Creekside Village Apartments	WFB		2001 Hartnell Avenue	Redding	CA	96002	Multifamily	Garden	1987		46	Units	39,042	1,800,000	1,795,925	0.1%	1,480,197	N
83	One Murray Road	CIIICM		1 Murray Road	East Hanover	NJ	07936	Industrial	Flex	1991	2011	70,200	Sq. Ft.	21	1,500,000	1,500,000	0.1%	3,287	N
84	Royal Coach Manor	CIIICM		2280 West Rialto Ave	San Bernardino	CA	92410	Manufactured Housing Community	Manufactured Housing Community	1962		45	Pads	30,000	1,350,000	1,350,000	0.1%	1,127,207	N
85	Green Oak Office Building - TX	WFB		1521 Green Oak Place	Kingwood	TX	77339	Office	Suburban	1983		18,315	Sq. Ft.	72	1,330,000	1,326,601	0.1%	823,301	N

A-1-2

WFRBS Commercial Mortgage Trust 2012-C10
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)
1	Republic Plaza	WFB	11/2/2012	1/1/2013	12/1/2015	1/1/2016	12/1/2022		4.24000%	0.00000%	0.00350%	0.02000%	4.21650%	Actual/360	614,193.25	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36
2	Concord Mills	RBS	10/15/2012	12/1/2012	11/1/2022		11/1/2022		3.83600%	0.00000%	0.00350%	0.02000%	3.81250%	Actual/360	356,517.13	Interest-only, Balloon	Actual/360	120	119	120	119
3	Dayton Mall	WFB	8/22/2012	10/1/2012	9/1/2017	10/1/2017	9/1/2022		4.57000%	0.00235%	0.00350%	0.02000%	4.54415%	Actual/360	418,899.46	Interest-only, Amortizing Balloon	Actual/360	120	117	60	57
4	STAG REIT Portfolio	WFB	11/8/2012	1/1/2013		1/1/2013	12/1/2022		4.31000%	0.00235%	0.00350%	0.02000%	4.28415%	Actual/360	375,114.69	Amortizing Balloon		120	120	0	0
4.01	100 Papercraft Park	WFB
4.02	1521 Kepner Drive	WFB
4.03	5640 Pierson Road	WFB
4.04	22925 Venture Drive	WFB
4.05	4757 128th Avenue	WFB
4.06	1530-1540 Kepner Drive	WFB
4.07	42600 Merrill Road	WFB
4.08	2201 East Loew Road	WFB
4.09	1520 Kepner Drive	WFB
4.10	One Michelin Drive	WFB
4.11	150 Enterprise Road	WFB
4.12	122 Balzano Drive	WFB
4.13	215 Mill Avenue	WFB
4.14	16 Downing Drive	WFB
4.15	2655-2755 South Eastmoor Street	WFB
4.16	636 South 66th Terrace	WFB
4.17	2652 South Eastmoor Street	WFB
4.18	141 Sal Landrio Drive	WFB
4.19	123 Union Avenue	WFB
4.20	308-310 Maxwell Avenue	WFB
4.21	1900 Wilson Avenue	WFB
4.22	231 Enterprise Road	WFB
4.23	109 Balzano Drive	WFB
4.24	2750 South Rock Road	WFB
4.25	125 Balzano Drive	WFB
4.26	6 Clermont Street	WFB
4.27	2510 South Eastmoor Street	WFB
4.28	100 Holloway Drive	WFB
5	Rogue Valley Mall	WFB	9/4/2012	11/1/2012	10/1/2015	11/1/2015	10/1/2022		4.50000%	0.00235%	0.00350%	0.02000%	4.47415%	Actual/360	278,676.92	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34
6	Animas Valley Mall	RBS	10/25/2012	12/1/2012		12/1/2012	11/1/2022		4.41000%	0.00235%	0.00350%	0.02000%	4.38415%	Actual/360	259,700.22	Amortizing Balloon		120	119	0	0
7	Laurel Lakes Shopping Center	WFB	10/26/2012	12/1/2012	11/1/2022		11/1/2022		4.15000%	0.00235%	0.00350%	0.02000%	4.12415%	Actual/360	164,799.19	Interest-only, Balloon	Actual/360	120	119	120	119
8	Bricktown Square Shopping Center	RBS	11/6/2012	1/1/2013		1/1/2013	12/1/2022		4.59000%	0.00235%	0.00350%	0.02000%	4.56415%	Actual/360	181,776.65	Amortizing Balloon		120	120	0	0
9	Deerfield Embassy Suites	LIG I	9/19/2012	11/1/2012		11/1/2012	10/1/2022		4.94000%	0.00235%	0.00350%	0.06000%	4.87415%	Actual/360	171,944.32	Amortizing Balloon		120	118	0	0
10	Parkway Centre V	LIG I	11/8/2012	1/1/2013		1/1/2013	12/1/2022		4.29000%	0.00235%	0.00350%	0.06000%	4.22415%	Actual/360	155,205.31	Amortizing Balloon		120	120	0	0
11	Heritage on Millenia	WFB	11/5/2012	1/1/2013		1/1/2013	12/1/2017		4.30000%	0.00235%	0.00350%	0.02000%	4.27415%	Actual/360	136,679.94	Amortizing Balloon		60	60	0	0
12	Towne Mall	RBS	10/25/2012	12/1/2012		12/1/2012	11/1/2022		4.38500%	0.00235%	0.00350%	0.02000%	4.35915%	Actual/360	116,970.81	Amortizing Balloon		120	119	0	0
13	Century Storage Portfolio	RBS	11/6/2012	1/1/2013		1/1/2013	12/1/2022		4.51400%	0.00235%	0.00350%	0.02000%	4.48815%	Actual/360	93,890.74	Amortizing Balloon		120	120	0	0
13.01	Ridgeview Storage	RBS
13.02	Sleepy Hill Storage	RBS
13.03	Lake Dexter Storage	RBS
13.04	Bayview Storage	RBS
13.05	Gibsonia Storage	RBS
14	Flamingo Park Plaza	WFB	11/8/2012	1/1/2013		1/1/2013	12/1/2022		4.56000%	0.00235%	0.00350%	0.04000%	4.51415%	Actual/360	92,866.70	Amortizing Balloon		120	120	0	0
15	Bluerock Business Center	WFB	6/6/2012	8/1/2012		8/1/2012	7/1/2022		4.69000%	0.00235%	0.00350%	0.02000%	4.66415%	Actual/360	93,246.64	Amortizing Balloon		120	115	0	0
16	Hilton Harrisburg	WFB	6/28/2012	8/1/2012		8/1/2012	7/1/2017		5.00000%	0.00235%	0.00350%	0.02000%	4.97415%	Actual/360	96,457.37	Amortizing Balloon		60	55	0	0
17	SpringHill Suites Columbia	RBS	11/8/2012	1/1/2013		1/1/2013	12/1/2022		4.75000%	0.00235%	0.00350%	0.02000%	4.72415%	Actual/360	102,749.56	Amortizing Balloon		120	120	0	0
18	Hilton Garden Inn Southpoint	WFB	11/8/2012	1/1/2013		1/1/2013	12/1/2022		4.75000%	0.00235%	0.00350%	0.02000%	4.72415%	Actual/360	86,942.89	Amortizing Balloon		120	120	0	0
19	Silas Creek Crossing	WFB	11/1/2012	12/1/2012		12/1/2012	11/1/2022		4.57000%	0.00235%	0.00350%	0.05000%	4.51415%	Actual/360	75,861.67	Amortizing Balloon		120	119	0	0
20	Joesler Village in Tucson	WFB	11/13/2012	1/1/2013		1/1/2013	12/1/2022		4.42000%	0.00235%	0.00350%	0.02000%	4.39415%	Actual/360	73,409.16	Amortizing Balloon		120	120	0	0
21	Residence Inn Concord	RBS	11/8/2012	1/1/2013		1/1/2013	12/1/2022		4.75000%	0.00235%	0.00350%	0.02000%	4.72415%	Actual/360	92,409.98	Amortizing Balloon		120	120	0	0
22	Sky Ridge Plaza	LIG I	11/1/2012	12/5/2012		12/5/2012	11/5/2022		4.86000%	0.00235%	0.00350%	0.06000%	4.79415%	Actual/360	75,282.48	Amortizing Balloon		120	119	0	0
23	Courtyard Charlotte Airport	RBS	11/8/2012	1/1/2013		1/1/2013	12/1/2022		4.75000%	0.00235%	0.00350%	0.02000%	4.72415%	Actual/360	90,471.31	Amortizing Balloon		120	120	0	0
24	Courtyard Inn Concord	RBS	11/8/2012	1/1/2013		1/1/2013	12/1/2022		4.75000%	0.00235%	0.00350%	0.02000%	4.72415%	Actual/360	88,209.53	Amortizing Balloon		120	120	0	0
25	Alpine Storage - Roy	WFB	10/19/2012	12/1/2012		12/1/2012	11/1/2022		5.05000%	0.00235%	0.00350%	0.02000%	5.02415%	Actual/360	24,424.24	Amortizing Balloon		120	119	0	0
26	Alpine Storage - Orem	WFB	10/19/2012	12/1/2012		12/1/2012	11/1/2022		5.05000%	0.00235%	0.00350%	0.02000%	5.02415%	Actual/360	22,621.03	Amortizing Balloon		120	119	0	0
27	Alpine Storage - American Fork	WFB	10/19/2012	12/1/2012		12/1/2012	11/1/2022		5.05000%	0.00235%	0.00350%	0.02000%	5.02415%	Actual/360	18,118.42	Amortizing Balloon		120	119	0	0
28	Alpine Storage - Inn Towne	WFB	10/19/2012	12/1/2012		12/1/2012	11/1/2022		5.05000%	0.00235%	0.00350%	0.02000%	5.02415%	Actual/360	8,422.15	Amortizing Balloon		120	119	0	0
29	Hilton Garden Inn Ayrsley	RBS	9/26/2012	11/1/2012		11/1/2012	10/1/2022		4.69900%	0.00235%	0.00350%	0.02000%	4.67315%	Actual/360	76,570.37	Amortizing Balloon		120	118	0	0
30	Long Lake Crossing	LIG I	11/1/2012	12/1/2012		12/1/2012	11/1/2022		4.03000%	0.00235%	0.00350%	0.06000%	3.96415%	Actual/360	62,289.04	Amortizing Balloon		120	119	0	0
31	Philadelphia Industrial Portfolio	Basis	11/7/2012	1/1/2013		1/1/2013	12/1/2022		4.86000%	0.00235%	0.00350%	0.02000%	4.83415%	Actual/360	67,093.86	Amortizing Balloon		120	120	0	0
31.01	7601 State Road	Basis
31.02	10551 Decatur Road	Basis
31.03	10500 Drummond Road	Basis
32	Westowne Center	Basis	11/13/2012	1/1/2013		1/1/2013	12/1/2019		4.90000%	0.00235%	0.00350%	0.02000%	4.87415%	Actual/360	65,810.11	Amortizing Balloon		84	84	0	0
33	McHenry Shopping Center	LIG I	11/8/2012	1/1/2013		1/1/2013	12/1/2022		4.37000%	0.00235%	0.00350%	0.06000%	4.30415%	Actual/360	59,878.85	Amortizing Balloon		120	120	0	0
34	Sycamore Square Shopping Center	Basis	11/5/2012	1/1/2013		1/1/2013	12/1/2022		4.68000%	0.00235%	0.00350%	0.02000%	4.65415%	Actual/360	66,966.63	Amortizing Balloon		120	120	0	0
35	Hilton Garden Inn - Grapevine	WFB	8/29/2012	10/1/2012		10/1/2012	9/1/2022		4.89000%	0.00235%	0.00350%	0.02000%	4.86415%	Actual/360	68,285.31	Amortizing Balloon		120	117	0	0
36	Park City Hotel Portfolio	LIG I	8/10/2012	10/1/2012		10/1/2012	9/1/2022		5.05000%	0.00235%	0.00350%	0.06000%	4.98415%	Actual/360	68,914.56	Amortizing Balloon		120	117	0	0
36.01	Hampton Inn & Suites	LIG I
36.02	Holiday Inn Express Hotel & Suites	LIG I
37	30 Vreeland	RBS	9/11/2012	11/1/2012		11/1/2012	10/1/2022		4.80000%	0.00235%	0.00350%	0.02000%	4.77415%	Actual/360	60,861.18	Amortizing Balloon		120	118	0	0
38	One North Arlington	WFB	7/18/2012	9/1/2012		9/1/2012	8/1/2017		5.75000%	0.00235%	0.00350%	0.02000%	5.72415%	Actual/360	71,403.58	Amortizing Balloon		60	56	0	0
39	Fairmont Pansy Center	WFB	10/31/2012	12/1/2012		12/1/2012	11/1/2022		4.37000%	0.00235%	0.00350%	0.05000%	4.31415%	Actual/360	54,265.21	Amortizing Balloon		120	119	0	0
40	Ayrsley Charleston Row	LIG I	9/11/2012	11/1/2012		11/1/2012	10/1/2022		4.57000%	0.00235%	0.00350%	0.06000%	4.50415%	Actual/360	53,128.71	Amortizing Balloon		120	118	0	0
41	Hampton Inn - Jericho	RBS	9/24/2012	11/1/2012		11/1/2012	10/1/2022		4.77000%	0.00235%	0.00350%	0.02000%	4.74415%	Actual/360	59,411.90	Amortizing Balloon		120	118	0	0
42	Carytown Place	WFB	11/8/2012	1/1/2013	12/1/2017	1/1/2018	12/1/2022		4.15000%	0.00235%	0.00350%	0.02000%	4.12415%	Actual/360	50,068.64	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60
43	1181 California	RBS	11/7/2012	1/1/2013		1/1/2013	12/1/2022		4.47000%	0.00235%	0.00350%	0.06000%	4.40415%	Actual/360	51,752.69	Amortizing Balloon		120	120	0	0
44	202 Tillary Street	RBS	10/11/2012	12/1/2012		12/1/2012	11/1/2022		4.62800%	0.00235%	0.00350%	0.02000%	4.60215%	Actual/360	52,717.71	Amortizing Balloon		120	119	0	0
45	Sheraton Pleasanton	WFB	11/9/2012	1/1/2013		1/1/2013	12/1/2022		4.69000%	0.00235%	0.00350%	0.02000%	4.66415%	Actual/360	62,841.89	Amortizing Balloon		120	120	0	0
46	Silverado Park Place	LIG I	10/5/2012	12/1/2012		12/1/2012	11/1/2022		4.70000%	0.00235%	0.00350%	0.11000%	4.58415%	Actual/360	52,901.06	Amortizing Balloon		120	119	0	0
47	ICB Art Studios	WFB	11/5/2012	1/1/2013	12/1/2017	1/1/2018	12/1/2022		4.32000%	0.00235%	0.00350%	0.02000%	4.29415%	Actual/360	49,604.65	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60
48	235 Park Avenue	RBS	10/11/2012	12/1/2012		12/1/2012	11/1/2022		4.62800%	0.00235%	0.00350%	0.02000%	4.60215%	Actual/360	51,431.91	Amortizing Balloon		120	119	0	0
49	REVA Office Portfolio	LIG I	11/1/2012	12/1/2012		12/1/2012	11/1/2017	11/1/2037	4.66000%	0.00235%	0.00350%	0.06000%	4.59415%	Actual/360	56,495.30	Amortizing ARD		60	59	0	0
49.01	Hard Rock International Headquarters Building	LIG I
49.02	R.F. Micro Devices Building	LIG I
50	Hampton Inn Monroe	RBS	11/8/2012	1/1/2013		1/1/2013	12/1/2022		4.75000%	0.00235%	0.00350%	0.02000%	4.72415%	Actual/360	61,391.24	Amortizing Balloon		120	120	0	0
51	Lemont Village Square	LIG I	11/9/2012	1/5/2013		1/5/2013	12/5/2022		4.50000%	0.00235%	0.00350%	0.11000%	4.38415%	Actual/360	53,167.37	Amortizing Balloon		120	120	0	0
52	Franklin Square Plaza	RBS	11/8/2012	1/1/2013		1/1/2013	12/1/2022		4.85000%	0.00235%	0.00350%	0.02000%	4.82415%	Actual/360	45,381.50	Amortizing Balloon		120	120	0	0
53	Illinois MHC Portfolio	CIIICM	11/9/2012	1/1/2013		1/1/2013	12/1/2022		5.00000%	0.00235%	0.00350%	0.02000%	4.97415%	Actual/360	49,397.86	Amortizing Balloon		120	120	0	0
53.01	Imperial MHC	CIIICM
53.02	Maple Crest Manor	CIIICM
53.03	Country Estates	CIIICM
54	Holiday Inn - Louisville KY	WFB	11/6/2012	1/1/2013	12/1/2013	1/1/2014	12/1/2017		3.83000%	0.00235%	0.00350%	0.02000%	3.80415%	Actual/360	37,413.34	Interest-only, Amortizing Balloon	Actual/360	60	60	12	12
55	Mill Creek Walk	Basis	10/25/2012	12/1/2012		12/1/2012	11/1/2022		4.75000%	0.00235%	0.00350%	0.02000%	4.72415%	Actual/360	40,166.84	Amortizing Balloon		120	119	0	0
56	Courtyard by Marriott - Stow OH	WFB	11/6/2012	1/1/2013	12/1/2013	1/1/2014	12/1/2017		3.83000%	0.00235%	0.00350%	0.02000%	3.80415%	Actual/360	33,905.84	Interest-only, Amortizing Balloon	Actual/360	60	60	12	12
57	Hampton Inn Columbia	WFB	10/2/2012	12/1/2012		12/1/2012	11/1/2022		4.93000%	0.00235%	0.00350%	0.02000%	4.90415%	Actual/360	41,797.36	Amortizing Balloon		120	119	0	0
58	Willow Bend Apartments	WFB	10/31/2012	12/1/2012	11/1/2014	12/1/2014	11/1/2022		4.27000%	0.00235%	0.00350%	0.05000%	4.21415%	Actual/360	35,134.19	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23
59	Canyon Springs Apartments	Basis	11/13/2012	1/1/2013		1/1/2013	12/1/2022		4.45000%	0.00235%	0.00350%	0.02000%	4.42415%	Actual/360	36,015.89	Amortizing Balloon		120	120	0	0
60	Spring Lake Village Apartments	CIIICM	9/12/2012	11/5/2012		11/5/2012	10/5/2022		4.78000%	0.00235%	0.00350%	0.02000%	4.75415%	Actual/360	36,249.41	Amortizing Balloon		120	118	0	0
61	Candlewood Suites - Warner Robins	RBS	10/26/2012	12/1/2012		12/1/2012	11/1/2022		5.23600%	0.00235%	0.00350%	0.02000%	5.21015%	Actual/360	40,692.70	Amortizing Balloon		120	119	0	0
62	Meadowlea	CIIICM	10/12/2012	12/1/2012		12/1/2012	11/1/2022		5.03000%	0.00235%	0.00350%	0.02000%	5.00415%	Actual/360	36,089.99	Amortizing Balloon		120	119	0	0
63	2339 Courage Drive	WFB	10/24/2012	12/1/2012	11/1/2013	12/1/2013	11/1/2022		4.60000%	0.00235%	0.00350%	0.02000%	4.57415%	Actual/360	32,809.24	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11
64	Fairfield Inn Harrisburg	CIIICM	10/16/2012	12/5/2012		12/5/2012	11/5/2022		4.89000%	0.00235%	0.00350%	0.02000%	4.86415%	Actual/360	34,691.95	Amortizing Balloon		120	119	0	0
65	Tyler Self Storage	CIIICM	10/1/2012	11/1/2012		11/1/2012	10/1/2022		5.00000%	0.00235%	0.00350%	0.02000%	4.97415%	Actual/360	32,209.30	Amortizing Balloon		120	118	0	0
66	Cross Pointe Centre	WFB	10/1/2012	11/1/2012		11/1/2012	10/1/2022		4.71000%	0.00235%	0.00350%	0.02000%	4.68415%	Actual/360	30,115.86	Amortizing Balloon		120	118	0	0
67	Hampton Inn Joliet - I-55	WFB	10/2/2012	12/1/2012		12/1/2012	11/1/2022		4.93000%	0.00235%	0.00350%	0.02000%	4.90415%	Actual/360	33,089.58	Amortizing Balloon		120	119	0	0
68	Hampton Inn Joliet - I-80	WFB	10/2/2012	12/1/2012		12/1/2012	11/1/2022		4.93000%	0.00235%	0.00350%	0.02000%	4.90415%	Actual/360	31,928.54	Amortizing Balloon		120	119	0	0
69	Hampton Inn Milwaukee - Airport	WFB	10/2/2012	12/1/2012		12/1/2012	11/1/2022		4.93000%	0.00235%	0.00350%	0.02000%	4.90415%	Actual/360	31,928.54	Amortizing Balloon		120	119	0	0
70	Butterfield Village Center	LIG I	10/19/2012	12/1/2012		12/1/2012	11/1/2022		5.00000%	0.00235%	0.00350%	0.11000%	4.88415%	Actual/360	27,914.72	Amortizing Balloon		120	119	0	0
71	Holiday Inn Express - Fishers IN	WFB	11/6/2012	1/1/2013	12/1/2013	1/1/2014	12/1/2017		3.83000%	0.00235%	0.00350%	0.02000%	3.80415%	Actual/360	23,383.34	Interest-only, Amortizing Balloon	Actual/360	60	60	12	12
72	Heritage Meadows Village Center	LIG I	10/19/2012	12/1/2012		12/1/2012	11/1/2022		5.00000%	0.00235%	0.00350%	0.11000%	4.88415%	Actual/360	22,546.51	Amortizing Balloon		120	119	0	0
73	Walgreens - Oro Valley	WFB	11/13/2012	1/1/2013		1/1/2013	12/1/2022		4.70000%	0.00235%	0.00350%	0.02000%	4.67415%	Actual/360	16,596.41	Amortizing Balloon		120	120	0	0
74	Sylvan Heights Shopping Center	CIIICM	11/16/2012	1/1/2013		1/1/2013	12/1/2022		4.90000%	0.00235%	0.00350%	0.02000%	4.87415%	Actual/360	15,337.63	Amortizing Balloon		120	120	0	0
75	Wells Branch Storage	Basis	10/24/2012	12/1/2012		12/1/2012	11/1/2022		4.90000%	0.00235%	0.00350%	0.02000%	4.87415%	Actual/360	13,798.89	Amortizing Balloon		120	119	0	0
76	Willmott Self Storage	CIIICM	10/15/2012	12/5/2012		12/5/2012	11/5/2022		5.16000%	0.00235%	0.00350%	0.02000%	5.13415%	Actual/360	13,660.85	Amortizing Balloon		120	119	0	0
77	Walgreens Memphis	WFB	11/1/2012	12/1/2012		12/1/2012	11/1/2022		4.83000%	0.00235%	0.00350%	0.02000%	4.80415%	Actual/360	11,845.80	Amortizing Balloon		120	119	0	0
78	Arney's Manufactured Housing Community	WFB	10/18/2012	12/1/2012		12/1/2012	11/1/2022		4.99000%	0.00235%	0.00350%	0.02000%	4.96415%	Actual/360	11,823.44	Amortizing Balloon		120	119	0	0
79	Walgreens Murfreesboro	WFB	11/1/2012	12/1/2012		12/1/2012	11/1/2022		4.83000%	0.00235%	0.00350%	0.02000%	4.80415%	Actual/360	11,056.08	Amortizing Balloon		120	119	0	0
80	Tan Tara MHC	WFB	10/9/2012	12/1/2012		12/1/2012	11/1/2022		5.09000%	0.00235%	0.00350%	0.02000%	5.06415%	Actual/360	10,033.21	Amortizing Balloon		120	119	0	0
81	CVS Ravenna	CIIICM	11/1/2012	12/1/2012		12/1/2012	11/1/2022		5.00000%	0.00235%	0.00350%	0.02000%	4.97415%	Actual/360	10,047.73	Amortizing Balloon		120	119	0	0
82	Creekside Village Apartments	WFB	10/1/2012	11/1/2012		11/1/2012	10/1/2022		5.01000%	0.00235%	0.00350%	0.02000%	4.98415%	Actual/360	9,673.79	Amortizing Balloon		120	118	0	0
83	One Murray Road	CIIICM	11/14/2012	1/1/2013		1/1/2013	12/1/2017		5.00000%	0.00235%	0.00350%	0.02000%	4.97415%	Actual/360	28,306.85	Fully Amortizing		60	60	0	0
84	Royal Coach Manor	CIIICM	11/15/2012	1/1/2013		1/1/2013	12/1/2022		5.49000%	0.00235%	0.00350%	0.02000%	5.46415%	Actual/360	7,656.68	Amortizing Balloon		120	120	0	0
85	Green Oak Office Building - TX	WFB	10/31/2012	12/1/2012		12/1/2012	11/1/2022		4.57000%	0.00235%	0.00350%	0.02000%	4.54415%	Actual/360	8,464.57	Amortizing Balloon		120	119	0	0

A-1-3

WFRBS Commercial Mortgage Trust 2012-C10
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(5)	Grace Period Default (Days)(6)	Grace Period Late (Days)(7)	Appraised Value ($)(8)	Appraisal Date	UW NOI DSCR (x)(4)	UW NCF DSCR (x)(4)	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(4)	Cut-off Date UW NOI Debt Yield(4)	Cut-off Date UW NCF Debt Yield(4)	UW Revenues ($)(9)	UW Expenses ($)(9)	UW Net Operating Income ($)(9)	UW Replacement ($)(9)	UW TI/LC ($)(9)	UW Net Cash Flow ($)(9)
1	Republic Plaza	WFB	360	360	0	L(24),D(92),O(4)	5	5	535,400,000	10/8/2012	1.67	1.55	52.3%	45.5%	9.8%	9.1%	43,855,093	16,311,223	27,543,870	260,421	1,739,756	25,543,693
2	Concord Mills	RBS	0	0	1	L(25),D(88),O(7)	5	5	435,000,000	9/24/2012	3.27	3.13	54.0%	54.0%	12.7%	12.2%	41,169,453	11,273,235	29,896,218	321,459	956,034	28,618,726
3	Dayton Mall	WFB	360	360	3	L(27),D(89),O(4)	5	5	132,000,000	12/1/2012	2.03	1.88	62.1%	56.9%	12.4%	11.5%	18,220,700	8,025,764	10,194,936	155,697	582,062	9,457,177
4	STAG REIT Portfolio	WFB	300	300	0	L(24),D or YM(92),O(4)	5	10	107,340,000	Various	2.10	1.77	64.1%	46.7%	13.7%	11.6%	14,779,119	5,325,758	9,453,362	544,503	926,739	7,982,119
4.01	100 Papercraft Park	WFB							28,100,000	9/20/2012							3,978,931	1,579,597	2,399,333	133,063	230,692	2,035,579
4.02	1521 Kepner Drive	WFB							7,500,000	9/13/2012							1,146,996	319,224	827,773	41,250	80,186	706,337
4.03	5640 Pierson Road	WFB							10,000,000	9/20/2012							1,425,916	408,561	1,017,355	37,515	76,688	903,152
4.04	22925 Venture Drive	WFB							4,900,000	9/13/2012							787,446	238,359	549,088	18,120	47,849	483,119
4.05	4757 128th Avenue	WFB							5,580,000	9/13/2012							720,411	173,537	546,874	29,250	48,330	469,294
4.06	1530-1540 Kepner Drive	WFB							3,650,000	9/13/2012							529,949	140,210	389,739	18,000	36,183	335,556
4.07	42600 Merrill Road	WFB							2,700,000	9/18/2012							444,133	145,500	298,632	16,200	34,619	247,813
4.08	2201 East Loew Road	WFB							5,100,000	9/14/2012							783,120	292,978	490,142	37,440	54,420	398,282
4.09	1520 Kepner Drive	WFB							2,150,000	9/13/2012							0	71,162	-71,162	10,710	0	-81,872
4.10	One Michelin Drive	WFB							2,510,000	9/18/2012							449,233	72,709	376,524	18,000	31,889	326,635
4.11	150 Enterprise Road	WFB							2,900,000	9/14/2012							291,064	107,364	183,700	8,565	15,515	159,620
4.12	122 Balzano Drive	WFB							2,100,000	9/14/2012							251,144	181,519	69,625	15,238	16,895	37,492
4.13	215 Mill Avenue	WFB							2,700,000	9/14/2012							399,478	159,571	239,906	15,743	24,344	199,819
4.14	16 Downing Drive	WFB							2,800,000	9/12/2012							423,438	95,879	327,559	17,635	29,606	280,318
4.15	2655-2755 South Eastmoor Street	WFB							2,700,000	9/12/2012							0	106,123	-106,123	12,128	0	-118,251
4.16	636 South 66th Terrace	WFB							2,050,000	9/14/2012							339,254	131,403	207,851	8,487	16,498	182,866
4.17	2652 South Eastmoor Street	WFB							2,950,000	9/12/2012							474,715	141,449	333,266	18,000	30,219	285,047
4.18	141 Sal Landrio Drive	WFB							1,900,000	9/14/2012							281,021	71,511	209,510	3,979	27,679	177,852
4.19	123 Union Avenue	WFB							1,900,000	9/14/2012							268,137	71,266	196,870	9,000	16,302	171,568
4.20	308-310 Maxwell Avenue	WFB							2,300,000	9/14/2012							281,216	102,211	179,005	10,515	16,956	151,534
4.21	1900 Wilson Avenue	WFB							1,900,000	9/17/2012							403,061	156,687	246,374	18,000	26,641	201,733
4.22	231 Enterprise Road	WFB							1,550,000	9/14/2012							225,840	78,180	147,660	6,349	11,921	129,391
4.23	109 Balzano Drive	WFB							1,500,000	9/14/2012							191,259	110,170	81,089	8,995	15,697	56,397
4.24	2750 South Rock Road	WFB							1,500,000	9/12/2012							0	67,285	-67,285	6,714	0	-73,999
4.25	125 Balzano Drive	WFB							1,300,000	9/14/2012							240,975	91,923	149,052	7,500	13,088	128,464
4.26	6 Clermont Street	WFB							1,300,000	9/14/2012							129,779	94,550	35,228	7,875	7,009	20,344
4.27	2510 South Eastmoor Street	WFB							1,350,000	9/12/2012							235,549	81,506	154,042	7,155	12,960	133,927
4.28	100 Holloway Drive	WFB							450,000	9/14/2012							77,055	35,322	41,733	3,077	4,554	34,102
5	Rogue Valley Mall	WFB	360	360	2	L(26),D(87),O(7)	5	5	80,000,000	8/3/2012	1.90	1.76	68.8%	60.2%	11.6%	10.7%	9,578,924	3,226,377	6,352,547	90,788	370,212	5,891,548
6	Animas Valley Mall	RBS	360	359	1	L(25),D(90),O(5)	5	0	74,000,000	9/26/2012	1.72	1.58	69.9%	56.4%	10.4%	9.5%	8,072,107	2,699,156	5,372,951	224,154	219,385	4,929,413
7	Laurel Lakes Shopping Center	WFB	0	0	1	L(25),D(91),O(4)	5	5	90,200,000	5/24/2012	2.80	2.66	52.1%	52.1%	11.8%	11.2%	7,616,050	2,070,826	5,545,224	80,495	201,238	5,263,492
8	Bricktown Square Shopping Center	RBS	360	360	0	L(24),D(92),O(4)	5	5	47,900,000	9/16/2012	1.51	1.37	74.1%	60.1%	9.3%	8.4%	5,147,898	1,847,026	3,300,872	58,462	253,913	2,988,497
9	Deerfield Embassy Suites	LIG I	360	358	2	L(27),GRTR 1% or YM (89),O(4)	5	5	50,000,000	8/1/2012	1.95	1.68	64.4%	52.9%	12.5%	10.8%	13,767,279	9,744,043	4,023,236	0	0	3,472,545
10	Parkway Centre V	LIG I	360	360	0	L(24),D(92),O(4)	5	5	42,600,000	9/11/2012	1.68	1.49	73.7%	59.2%	9.9%	8.8%	4,840,604	1,718,490	3,122,114	40,205	311,605	2,770,304
11	Heritage on Millenia	WFB	300	300	0	L(24),D(32),O(4)	5	5	39,300,000	9/27/2012	1.37	1.32	63.9%	56.1%	8.9%	8.6%	3,804,248	1,559,265	2,244,983	75,750	0	2,169,233
12	Towne Mall	RBS	360	359	1	L(25),D(91),O(4)	5	5	41,100,000	9/25/2012	2.22	1.94	56.9%	45.8%	13.3%	11.7%	4,716,331	1,605,197	3,111,133	152,099	231,263	2,727,772
13	Century Storage Portfolio	RBS	360	360	0	L(24),D(92),O(4)	5	5	30,415,000	Various	1.94	1.89	60.8%	49.2%	11.8%	11.5%	3,470,901	1,281,029	2,189,872	65,053	0	2,124,819
13.01	Ridgeview Storage	RBS							7,860,000	9/27/2012; 9/21/2012							1,025,112	363,345	661,767	12,239	0	649,529
13.02	Sleepy Hill Storage	RBS							7,040,000	9/21/2012							730,615	258,030	472,585	15,976	0	456,609
13.03	Lake Dexter Storage	RBS							5,400,000	9/21/2012							605,173	219,493	385,680	12,176	0	373,504
13.04	Bayview Storage	RBS							5,240,000	9/21/2012							603,688	230,286	373,402	13,836	0	359,566
13.05	Gibsonia Storage	RBS							4,875,000	9/21/2012							506,313	209,875	296,438	10,826	0	285,612
14	Flamingo Park Plaza	WFB	360	360	0	L(24),D(92),O(4)	5	0	29,000,000	8/9/2012	1.84	1.68	62.8%	50.8%	11.2%	10.3%	3,144,888	1,099,062	2,045,826	60,225	114,725	1,870,876
15	Bluerock Business Center	WFB	360	355	5	L(29),D(87),O(4)	5	5	25,240,000	4/4/2012	1.63	1.47	70.9%	58.0%	10.2%	9.2%	2,809,863	986,415	1,823,448	20,259	161,092	1,642,097
16	Hilton Harrisburg	WFB	300	295	5	L(29),D(27),O(4)	5	5	30,000,000	6/1/2012	2.54	1.85	54.6%	48.9%	17.9%	13.1%	19,778,906	16,842,899	2,936,007	0	0	2,144,850
17	SpringHill Suites Columbia	RBS	240	240	0	L(24),D(92),O(4)	0	0	24,900,000	9/25/2012	1.59	1.46	63.9%	39.8%	12.4%	11.3%	4,055,830	2,092,127	1,963,703	0	0	1,801,470
18	Hilton Garden Inn Southpoint	WFB	300	300	0	L(24),D(92),O(4)	5	5	23,900,000	7/19/2012	2.01	1.80	63.8%	47.3%	13.8%	12.3%	5,478,221	3,377,516	2,100,705	0	0	1,881,576
19	Silas Creek Crossing	WFB	360	359	1	L(25),D(91),O(4)	5	5	19,800,000	8/17/2012	1.59	1.46	74.9%	60.8%	9.8%	9.0%	2,147,406	699,305	1,448,101	30,685	85,896	1,331,519
20	Joesler Village in Tucson	WFB	360	360	0	L(24),D(92),O(4)	5	5	19,500,000	9/26/2012	1.60	1.50	75.0%	60.5%	9.6%	9.0%	1,928,866	517,883	1,410,983	14,913	78,349	1,317,720
21	Residence Inn Concord	RBS	240	240	0	L(24),D(92),O(4)	0	0	22,000,000	9/26/2012	1.55	1.43	65.0%	40.5%	12.1%	11.1%	3,573,566	1,849,196	1,724,370	0	0	1,581,427
22	Sky Ridge Plaza	LIG I	360	359	1	L(25),D(90),O(5)	0	0	19,500,000	9/13/2012	1.69	1.49	73.0%	59.8%	10.7%	9.4%	2,287,924	760,521	1,527,403	36,720	147,343	1,343,340
23	Courtyard Charlotte Airport	RBS	240	240	0	L(24),D(92),O(4)	0	0	23,500,000	9/25/2012	1.52	1.36	59.6%	37.2%	11.8%	10.6%	4,304,093	2,654,791	1,649,302	0	0	1,477,139
24	Courtyard Inn Concord	RBS	240	240	0	L(24),D(92),O(4)	0	0	21,200,000	9/22/2012	1.49	1.37	64.4%	40.2%	11.6%	10.6%	3,231,041	1,651,949	1,579,092	0	0	1,449,850
25	Alpine Storage - Roy	WFB	360	359	1	L(25),D(91),O(4)	5	5	7,020,000	7/27/2012	1.65	1.55	66.2%	54.6%	10.7%	10.0%	751,233	258,390	492,843	35,678	4,800	452,364
26	Alpine Storage - Orem	WFB	360	359	1	L(25),D(91),O(4)	5	5	6,390,000	7/23/2012	1.65	1.55	66.2%	54.6%	10.7%	10.0%	680,019	237,861	442,158	23,160	0	418,998
27	Alpine Storage - American Fork	WFB	360	359	1	L(25),D(91),O(4)	5	5	4,700,000	7/23/2012	1.65	1.55	66.2%	54.6%	10.7%	10.0%	534,402	176,898	357,504	17,389	0	340,115
28	Alpine Storage - Inn Towne	WFB	360	359	1	L(25),D(91),O(4)	5	5	2,460,000	7/23/2012	1.65	1.55	66.2%	54.6%	10.7%	10.0%	271,366	106,522	164,844	8,729	0	156,115
29	Hilton Garden Inn Ayrsley	RBS	300	298	2	L(26),D(90),O(4)	0	0	20,400,000	8/21/2012	1.93	1.74	66.0%	48.9%	13.2%	11.9%	4,475,028	2,697,714	1,777,314	0	0	1,598,313
30	Long Lake Crossing	LIG I	360	359	1	L(25),D(88),O(7)	5	5	21,600,000	10/3/2012	2.70	2.21	60.1%	47.9%	15.6%	12.7%	3,162,226	1,143,147	2,019,079	51,109	317,250	1,650,719
31	Philadelphia Industrial Portfolio	Basis	360	360	0	L(24),D(93),O(3)	5	5	17,200,000	9/24/2012	1.66	1.49	73.8%	60.4%	10.5%	9.4%	2,082,441	748,617	1,333,824	65,443	70,575	1,197,806
31.01	7601 State Road	Basis							9,000,000	9/24/2012							1,012,545	321,534	691,011	34,103	34,911	621,997
31.02	10551 Decatur Road	Basis							6,100,000	9/24/2012							794,105	323,720	470,385	20,825	26,788	422,772
31.03	10500 Drummond Road	Basis							2,100,000	9/24/2012							275,791	103,363	172,428	10,514	8,876	153,038
32	Westowne Center	Basis	360	360	0	L(23),GRTR 1% or YM(57),O(4)	5	5	17,400,000	9/21/2012	1.64	1.47	71.3%	62.9%	10.5%	9.4%	2,005,342	707,198	1,298,144	27,296	110,658	1,160,190
33	McHenry Shopping Center	LIG I	360	360	0	L(37),GRTR 1% or YM (79),O(4)	5	5	20,350,000	9/29/2012	2.11	1.89	59.0%	47.5%	12.6%	11.3%	2,126,772	609,216	1,517,556	38,272	120,333	1,358,951
34	Sycamore Square Shopping Center	Basis	300	300	0	L(24),D(93),O(3)	5	5	18,000,000	10/2/2012	1.77	1.48	65.7%	48.6%	12.0%	10.0%	1,906,371	487,257	1,419,114	51,011	182,498	1,185,605
35	Hilton Garden Inn - Grapevine	WFB	300	297	3	L(27),D(89),O(4)	5	5	21,000,000	7/24/2012	2.40	2.18	56.0%	41.9%	16.8%	15.2%	4,677,546	2,707,107	1,970,439	0	0	1,783,337
36	Park City Hotel Portfolio	LIG I	300	297	3	L(27),D(89),O(4)	5	5	17,700,000	6/28/2012	1.83	1.63	65.9%	49.6%	13.0%	11.5%	4,235,802	2,718,459	1,517,343	0	0	1,347,911
36.01	Hampton Inn & Suites	LIG I							10,200,000	6/28/2012							2,288,997	1,433,280	855,717	0	0	764,157
36.02	Holiday Inn Express Hotel & Suites	LIG I							7,500,000	6/28/2012							1,946,805	1,285,179	661,626	0	0	583,754
37	30 Vreeland	RBS	360	358	2	L(26),D(90),O(4)	5	0	17,700,000	8/27/2012	1.69	1.46	65.4%	53.5%	10.7%	9.2%	2,424,233	1,191,637	1,232,596	32,221	131,281	1,069,094
38	One North Arlington	WFB	300	296	4	L(28),D(28),O(4)	5	5	20,000,000	6/5/2012	1.73	1.54	56.4%	51.1%	13.1%	11.7%	3,352,313	1,874,257	1,478,056	32,854	194,176	1,323,527
39	Fairmont Pansy Center	WFB	360	359	1	L(25),D(91),O(4)	5	5	14,500,000	9/9/2012	1.73	1.60	74.9%	60.4%	10.4%	9.6%	1,474,936	349,079	1,125,858	13,431	67,613	1,044,814
40	Ayrsley Charleston Row	LIG I	360	358	2	L(26),D(92),O(2)	5	5	15,400,000	5/24/2012	1.94	1.67	67.4%	54.7%	11.9%	10.3%	1,895,008	658,725	1,236,283	18,588	150,240	1,067,454
41	Hampton Inn - Jericho	RBS	300	298	2	L(26),D(90),O(4)	5	5	16,000,000	8/13/2012	1.58	1.40	64.8%	48.2%	10.9%	9.6%	3,235,174	2,105,666	1,129,508	0	0	1,000,101
42	Carytown Place	WFB	360	360	0	L(24),D(92),O(4)	5	5	14,500,000	9/15/2012	1.73	1.65	71.0%	64.6%	10.1%	9.6%	1,281,996	241,871	1,040,125	7,971	39,858	992,296
43	1181 California	RBS	360	360	0	L(24),D(92),O(4)	0	0	14,700,000	9/20/2012	2.07	1.96	69.7%	56.3%	12.5%	11.9%	1,841,435	556,402	1,285,033	28,270	41,645	1,215,118
44	202 Tillary Street	RBS	360	359	1	L(25),D(92),O(3)	0	0	15,000,000	5/10/2012	1.51	1.50	68.2%	55.5%	9.4%	9.3%	1,647,714	689,414	958,300	9,591	0	948,709
45	Sheraton Pleasanton	WFB	276	276	0	L(24),D(92),O(4)	5	5	14,000,000	8/29/2012	1.88	1.59	75.7%	52.9%	13.4%	11.3%	5,518,405	4,102,402	1,416,003	0	0	1,195,267
46	Silverado Park Place	LIG I	360	359	1	L(25),D(91),O(4)	5	5	18,300,000	8/27/2012	2.47	2.32	55.7%	45.4%	15.4%	14.4%	2,216,263	650,084	1,566,179	15,372	80,571	1,470,235
47	ICB Art Studios	WFB	360	360	0	L(24),D(92),O(4)	5	5	18,900,000	9/24/2012	2.16	2.01	52.9%	48.3%	12.9%	12.0%	2,001,296	715,203	1,286,094	19,873	67,456	1,198,764
48	235 Park Avenue	RBS	360	359	1	L(25),D(92),O(3)	0	0	14,400,000	5/10/2012	1.57	1.56	69.4%	56.4%	9.7%	9.6%	1,573,673	604,374	969,299	8,931	0	960,368
49	REVA Office Portfolio	LIG I	300	299	1	L(25),D(31),O(4)	5	5	16,300,000	Various	1.68	1.47	61.2%	54.3%	11.4%	10.0%	1,992,793	855,245	1,137,548	38,567	102,458	996,523
49.01	Hard Rock International Headquarters Building	LIG I							10,800,000	9/11/2012							1,373,233	714,962	658,271	18,270	42,392	597,609
49.02	R.F. Micro Devices Building	LIG I							5,500,000	9/10/2012							619,559	140,282	479,277	20,297	60,066	398,914
50	Hampton Inn Monroe	RBS	240	240	0	L(24),D(92),O(4)	0	0	14,800,000	9/26/2012	1.58	1.44	64.2%	40.0%	12.3%	11.1%	2,678,898	1,512,799	1,166,098	0	0	1,058,942
51	Lemont Village Square	LIG I	264	264	0	L(24),D(92),O(4)	0	0	12,600,000	4/8/2012	1.32	1.25	70.6%	47.4%	9.5%	9.0%	1,336,997	492,568	844,429	8,639	35,300	800,491
52	Franklin Square Plaza	RBS	360	360	0	L(24),D(92),O(4)	0	5	12,600,000	8/16/2012	1.85	1.61	68.3%	55.8%	11.7%	10.2%	1,221,851	215,726	1,006,125	28,578	100,885	876,662
53	Illinois MHC Portfolio	CIIICM	300	300	0	L(24),D(92),O(4)	0	0	12,490,000	9/7/2012	1.54	1.50	67.7%	50.6%	10.8%	10.5%	1,900,120	984,622	915,498	27,651	0	887,847
53.01	Imperial MHC	CIIICM							6,840,000	9/7/2012							959,721	462,871	496,850	10,011	0	486,839
53.02	Maple Crest Manor	CIIICM							3,320,000	9/7/2012							494,470	254,566	239,904	6,576	0	233,328
53.03	Country Estates	CIIICM							2,330,000	9/7/2012							445,929	267,185	178,744	11,064	0	167,680
54	Holiday Inn - Louisville KY	WFB	360	360	0	L(24),D or GRTR 1% or YM (29),O(7)	5	5	13,000,000	10/1/2012	2.66	2.35	61.5%	56.9%	14.9%	13.2%	2,391,078	2,218,036	1,192,160	0	0	1,055,752
55	Mill Creek Walk	Basis	360	359	1	L(25),D(91),O(4)	5	5	10,300,000	9/21/2012	1.59	1.50	74.7%	60.9%	10.0%	9.4%	997,488	231,496	765,992	5,454	37,537	723,001
56	Courtyard by Marriott - Stow OH	WFB	360	360	0	L(24),D or GRTR 1% or YM (29),O(7)	5	5	12,300,000	10/1/2012	2.86	2.55	58.9%	54.5%	16.1%	14.3%	3,189,030	2,024,995	1,164,034	0	0	1,036,473
57	Hampton Inn Columbia	WFB	300	299	1	L(25),GRTR 1% or YM(91),O(4)	5	5	16,400,000	9/1/2012	2.45	2.08	43.8%	32.7%	17.1%	14.5%	3,089,794	1,861,756	1,228,038	0	0	1,042,651
58	Willow Bend Apartments	WFB	360	360	1	L(25),D(91),O(4)	5	5	9,700,000	9/17/2012	1.89	1.65	73.5%	62.3%	11.2%	9.8%	2,200,920	1,406,030	794,890	99,900	0	694,990
59	Canyon Springs Apartments	Basis	360	360	0	L(24),D(94),O(2)	7	7	9,620,000	10/4/2012	1.49	1.37	74.3%	60.0%	9.0%	8.3%	1,336,140	694,247	641,892	50,750	0	591,142
60	Spring Lake Village Apartments	CIIICM	360	358	2	L(26),D(90),O(4)	0	0	10,500,000	5/15/2012	1.56	1.44	65.8%	53.8%	9.8%	9.1%	1,579,090	899,941	679,149	50,652	0	628,497
61	Candlewood Suites - Warner Robins	RBS	300	299	1	L(25),D(91),O(4)	0	0	11,100,000	9/17/2012	1.78	1.64	61.2%	46.2%	12.8%	11.8%	1,757,713	888,725	868,988	0	0	798,679
62	Meadowlea	CIIICM	360	359	1	L(25),D(91),O(4)	0	0	9,950,000	9/7/2012	1.53	1.50	67.3%	55.4%	9.9%	9.7%	1,142,057	480,666	661,390	12,852	0	648,538
63	2339 Courage Drive	WFB	360	360	1	L(25),GRTR 1% or YM(88),O(7)	5	5	9,100,000	9/18/2012	1.58	1.47	70.3%	58.7%	9.7%	9.0%	813,994	190,193	623,801	10,800	34,286	578,715
64	Fairfield Inn Harrisburg	CIIICM	300	299	1	L(25),D(91),O(4)	0	0	9,600,000	9/18/2012	2.06	1.86	62.4%	46.5%	14.3%	12.9%	2,070,603	1,213,316	857,287	0	0	774,463
65	Tyler Self Storage	CIIICM	360	358	2	L(26),D(90),O(4)	0	0	8,760,000	7/23/2012	1.57	1.54	68.3%	56.3%	10.2%	9.9%	1,004,298	395,589	608,710	13,448	0	595,262
66	Cross Pointe Centre	WFB	360	358	2	L(26),D(90),O(4)	5	5	8,600,000	7/5/2012	1.97	1.73	67.3%	54.9%	12.3%	10.8%	1,377,275	665,607	711,668	20,831	66,447	624,390
67	Hampton Inn Joliet - I-55	WFB	300	299	1	L(25),GRTR 1% or YM(91),O(4)	5	5	12,500,000	9/1/2012	2.65	2.21	45.5%	34.0%	18.5%	15.4%	2,935,658	1,881,433	1,054,225	0	0	878,085
68	Hampton Inn Joliet - I-80	WFB	300	299	1	L(25),GRTR 1% or YM(91),O(4)	5	5	10,300,000	9/1/2012	2.34	1.93	53.3%	39.8%	16.3%	13.4%	2,614,794	1,719,765	895,029	0	0	738,141
69	Hampton Inn Milwaukee - Airport	WFB	300	299	1	L(25),GRTR 1% or YM(91),O(4)	5	5	11,100,000	9/1/2012	1.95	1.66	49.5%	36.9%	13.6%	11.6%	2,786,033	2,038,808	747,224	0	0	635,783
70	Butterfield Village Center	LIG I	360	359	1	L(26),GRTR 1% or YM (87),O(7)	5	5	8,900,000	8/23/2012	1.53	1.47	58.4%	48.0%	9.9%	9.5%	707,793	195,807	511,987	3,137	17,143	491,707
71	Holiday Inn Express - Fishers IN	WFB	360	360	0	L(24),D or GRTR 1% or YM (29),O(7)	5	5	8,900,000	10/1/2012	2.62	2.32	56.2%	52.0%	14.7%	13.0%	2,126,109	1,390,114	735,996	0	0	650,951
72	Heritage Meadows Village Center	LIG I	360	359	1	L(26),GRTR 1% or YM (87),O(7)	5	5	7,000,000	8/23/2012	1.56	1.51	59.9%	49.3%	10.1%	9.7%	556,470	133,128	423,342	2,421	13,577	407,343
73	Walgreens - Oro Valley	WFB	360	360	0	L(24),D(92),O(4)	5	5	5,200,000	8/29/2012	1.79	1.77	61.5%	50.1%	11.1%	11.0%	367,960	12,235	355,725	2,268	0	353,457
74	Sylvan Heights Shopping Center	CIIICM	300	300	0	L(24),D(92),O(4)	0	0	3,675,000	6/22/2012	1.69	1.47	72.1%	53.7%	11.7%	10.2%	433,560	123,229	310,331	12,260	27,351	270,720
75	Wells Branch Storage	Basis	360	359	1	L(25),D(92),O(3)	5	5	5,400,000	9/24/2012	1.78	1.72	48.1%	39.4%	11.3%	11.0%	677,001	382,571	294,430	9,676	0	284,754
76	Willmott Self Storage	CIIICM	300	299	1	L(25),D(91),O(4)	0	0	3,560,000	7/30/2012	1.73	1.66	64.5%	48.6%	12.3%	11.8%	467,667	184,564	283,103	11,765	0	271,338
77	Walgreens Memphis	WFB	360	359	1	L(25),D(91),O(4)	5	5	4,185,000	9/1/2012	2.08	2.06	53.7%	43.9%	13.1%	13.1%	304,580	9,137	295,443	2,174	0	293,269
78	Arney's Manufactured Housing Community	WFB	360	359	1	L(25),D(91),O(4)	5	5	4,310,000	8/15/2012	2.04	1.97	51.1%	42.0%	13.1%	12.7%	752,228	463,217	289,011	9,650	0	279,361
79	Walgreens Murfreesboro	WFB	360	359	1	L(25),D(91),O(4)	5	5	3,800,000	8/21/2012	2.02	2.01	55.2%	45.2%	12.8%	12.7%	276,730	8,302	268,428	2,174	0	266,255
80	Tan Tara MHC	WFB	360	359	1	L(25),D(91),O(4)	5	5	2,900,000	8/6/2012	1.78	1.74	63.7%	52.6%	11.6%	11.4%	414,232	200,136	214,096	4,150	0	209,946
81	CVS Ravenna	CIIICM	330	329	1	L(25),D(91),O(4)	0	0	2,550,000	9/21/2012	1.41	1.41	70.5%	55.7%	9.4%	9.4%	173,000	3,460	169,540	0	0	169,540
82	Creekside Village Apartments	WFB	360	358	2	L(26),D(90),O(4)	5	5	3,580,000	8/17/2012	2.17	2.08	50.2%	41.3%	14.1%	13.4%	463,767	211,298	252,469	11,500	0	240,969
83	One Murray Road	CIIICM	60	60	0	L(24),D(32),O(4)	0	0	7,100,000	6/27/2012	1.27	1.16	21.1%	0.0%	28.8%	26.3%	580,398	149,130	431,268	12,636	24,348	394,284
84	Royal Coach Manor	CIIICM	360	360	0	L(24),D(92),O(4)	0	0	2,460,000	9/10/2012	1.61	1.57	54.9%	45.8%	10.9%	10.7%	282,708	135,379	147,328	3,465	0	143,863
85	Green Oak Office Building - TX	WFB	240	239	1	L(25),GRTR 1% or YM(91),O(4)	5	5	1,925,000	8/10/2012	1.66	1.38	68.9%	42.8%	12.7%	10.5%	325,985	156,873	169,112	8,242	21,062	139,808

A-1-4

WFRBS Commercial Mortgage Trust 2012-C10
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Occupancy Rate(9)	Occupancy as-of Date	UW Hotel ADR	UW Hotel RevPAR	Most Recent Period(10)	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR
1	Republic Plaza	WFB	94.5%	9/30/2012			TTM 6/30/2012	41,215,798	16,083,596	25,132,202	0	25,132,202			Actual 2011	40,582,035	16,323,922	24,258,113	0	24,258,113
2	Concord Mills	RBS	98.3%	10/10/2012			TTM 8/31/2012	40,534,139	11,586,478	28,947,661	0	28,947,661			Actual 2011	40,350,697	11,465,015	28,885,682	0	28,885,682
3	Dayton Mall	WFB	92.2%	7/24/2012			TTM 6/30/2012	17,473,916	7,036,613	10,437,303	0	10,437,303			Actual 2011	17,782,896	7,344,056	10,438,840	0	10,438,840
4	STAG REIT Portfolio	WFB	98.0%	8/30/2012			TTM 6/30/2012	14,584,471	2,797,983	11,786,488	307,118	11,479,370			Actual 2011	14,661,404	2,638,855	12,022,549	0	12,022,549
4.01	100 Papercraft Park	WFB	100.0%	8/30/2012			TTM 6/30/2012	3,971,156	1,497,840	2,473,316	4,870	2,468,446			Actual 2011	4,019,907	1,572,230	2,447,677	0	2,447,677
4.02	1521 Kepner Drive	WFB	100.0%	8/30/2012			TTM 6/30/2012	1,113,750	376,103	737,647	0	737,647			Actual 2011	1,124,063	366,019	758,044	0	758,044
4.03	5640 Pierson Road	WFB	100.0%	8/30/2012			TTM 6/30/2012	1,122,957	9,646	1,113,311	206,250	907,061			Actual 2011	1,288,015	9,146	1,278,869	0	1,278,869
4.04	22925 Venture Drive	WFB	100.0%	8/30/2012			TTM 6/30/2012	634,200	5,634	628,566	0	628,566			Actual 2011	634,200	5,126	629,074	0	629,074
4.05	4757 128th Avenue	WFB	100.0%	8/30/2012			TTM 6/30/2012	672,518	120,052	552,466	0	552,466			Actual 2011	712,619	142,197	570,422	0	570,422
4.06	1530-1540 Kepner Drive	WFB	100.0%	8/30/2012			TTM 6/30/2012	504,000	17,464	486,536	22,117	464,419			Actual 2011	504,000	16,721	487,279	0	487,279
4.07	42600 Merrill Road	WFB	100.0%	8/30/2012			TTM 6/30/2012	678,983	28,503	650,480	0	650,480			Actual 2011	642,600	5,370	637,230	0	637,230
4.08	2201 East Loew Road	WFB	100.0%	8/30/2012			TTM 6/30/2012	524,160	9,487	514,673	0	514,673			Actual 2011	536,640	9,462	527,178	0	527,178
4.09	1520 Kepner Drive	WFB	100.0%	8/30/2012			TTM 6/30/2012	322,728	6,842	315,886	0	315,886			Actual 2011	318,801	6,576	312,225	0	312,225
4.10	One Michelin Drive	WFB	100.0%	8/30/2012			TTM 6/30/2012	451,123	9,855	441,268	0	441,268			Actual 2011	458,400	4,335	454,065	0	454,065
4.11	150 Enterprise Road	WFB	100.0%	8/30/2012			TTM 6/30/2012	298,356	3,321	295,035	0	295,035			Actual 2011	291,216	3,339	287,877	0	287,877
4.12	122 Balzano Drive	WFB	55.2%	8/30/2012			TTM 6/30/2012	214,930	183,586	31,344	2,516	28,828			Actual 2011	209,204	203,945	5,259	0	5,259
4.13	215 Mill Avenue	WFB	100.0%	8/30/2012			TTM 6/30/2012	395,472	12,986	382,486	0	382,486			Actual 2011	389,436	15,337	374,099	0	374,099
4.14	16 Downing Drive	WFB	100.0%	8/30/2012			TTM 6/30/2012	354,721	5,282	349,439	0	349,439			Actual 2011	351,244	5,201	346,043	0	346,043
4.15	2655-2755 South Eastmoor Street	WFB	100.0%	8/30/2012			TTM 6/30/2012	378,659	74,031	304,628	0	304,628			Actual 2011	291,060	4,142	286,918	0	286,918
4.16	636 South 66th Terrace	WFB	100.0%	8/30/2012			TTM 6/30/2012	253,204	2,644	250,560	0	250,560			Actual 2011	250,708	2,457	248,251	0	248,251
4.17	2652 South Eastmoor Street	WFB	100.0%	8/30/2012			TTM 6/30/2012	399,310	74,058	325,252	0	325,252			Actual 2011	432,000	6,145	425,855	0	425,855
4.18	141 Sal Landrio Drive	WFB	100.0%	8/30/2012			TTM 6/30/2012	210,906	5,535	205,371	0	205,371			Actual 2011	210,906	5,761	205,145	0	205,145
4.19	123 Union Avenue	WFB	100.0%	8/30/2012			TTM 6/30/2012	241,686	19,154	222,532	0	222,532			Actual 2011	242,996	19,773	223,223	0	223,223
4.20	308-310 Maxwell Avenue	WFB	100.0%	8/30/2012			TTM 6/30/2012	370,911	98,219	272,692	71,365	201,327			Actual 2011	372,425	96,200	276,225	0	276,225
4.21	1900 Wilson Avenue	WFB	100.0%	8/30/2012			TTM 6/30/2012	268,512	3,113	265,399	0	265,399			Actual 2011	265,866	2,907	262,959	0	262,959
4.22	231 Enterprise Road	WFB	100.0%	8/30/2012			TTM 6/30/2012	195,316	5,260	190,056	0	190,056			Actual 2011	194,360	5,254	189,106	0	189,106
4.23	109 Balzano Drive	WFB	100.0%	8/30/2012			TTM 6/30/2012	207,818	113,107	94,711	0	94,711			Actual 2011	207,818	124,011	83,807	0	83,807
4.24	2750 South Rock Road	WFB	100.0%	8/30/2012			TTM 6/30/2012	218,012	49,514	168,498	0	168,498			Actual 2011	161,136	1,600	159,536	0	159,536
4.25	125 Balzano Drive	WFB	100.0%	8/30/2012			TTM 6/30/2012	167,500	4,847	162,653	0	162,653			Actual 2011	166,667	4,380	162,287	0	162,287
4.26	6 Clermont Street	WFB	51.0%	8/30/2012			TTM 6/30/2012	144,900	3,389	141,511	0	141,511			Actual 2011	144,900	3,141	141,759	0	141,759
4.27	2510 South Eastmoor Street	WFB	100.0%	8/30/2012			TTM 6/30/2012	199,124	55,045	144,079	0	144,079			Actual 2011	171,720	-5,158	176,878	0	176,878
4.28	100 Holloway Drive	WFB	100.0%	8/30/2012			TTM 6/30/2012	69,560	3,466	66,094	0	66,094			Actual 2011	68,498	3,238	65,260	0	65,260
5	Rogue Valley Mall	WFB	94.8%	7/31/2012			TTM 6/30/2012	9,373,607	2,817,671	6,555,937	0	6,555,937			Actual 2011	9,266,739	2,777,464	6,489,274	0	6,489,274
6	Animas Valley Mall	RBS	89.4%	9/30/2012			TTM 9/30/2012	7,544,931	2,544,612	5,000,319	0	5,000,319			Actual 2011	7,722,359	2,724,186	4,998,173	0	4,998,173
7	Laurel Lakes Shopping Center	WFB	98.8%	9/28/2012			TTM 7/31/2012	7,757,633	1,726,052	6,031,581	5,149	6,026,432			Actual 2011	7,633,232	1,854,444	5,778,788	250,359	5,528,429
8	Bricktown Square Shopping Center	RBS	94.2%	9/1/2012			TTM 8/30/2012	5,226,619	1,853,258	3,373,361	0	3,373,361			Actual 2011	5,155,812	1,934,263	3,221,549	0	3,221,549
9	Deerfield Embassy Suites	LIG I	67.4%	7/31/2012	179	121	TTM 7/31/2012	13,805,000	9,530,000	4,275,000	552,000	3,723,000	179	121	Actual 2011	13,898,000	9,548,000	4,350,000	556,000	3,794,000	176	121
10	Parkway Centre V	LIG I	92.9%	10/1/2012			TTM 8/31/2012	3,420,910	1,701,155	1,719,755	0	1,719,755			Actual 2011	2,385,117	1,435,887	949,230	0	949,230
11	Heritage on Millenia	WFB	97.0%	9/25/2012			TTM 7/31/2012	3,860,257	1,571,926	2,288,332	0	2,288,332			Actual 2011	3,643,678	1,566,928	2,076,751	0	2,076,751
12	Towne Mall	RBS	86.7%	9/30/2012			TTM 6/30/2012	4,628,314	1,553,428	3,074,886	0	3,074,886			Actual 2011	4,468,921	1,555,062	2,913,859	0	2,913,859
13	Century Storage Portfolio	RBS	81.8%	Various			TTM 8/31/2012	3,484,113	1,137,466	2,346,647	0	2,346,647			Actual 2011	3,358,694	1,074,725	2,283,969	0	2,283,969
13.01	Ridgeview Storage	RBS	91.7%	10/1/2012; 9/24/2012			TTM 8/31/2012	1,023,374	309,495	713,879	0	713,879			Actual 2011	945,159	277,011	668,148	0	668,148
13.02	Sleepy Hill Storage	RBS	71.8%	9/24/2012			TTM 8/31/2012	730,580	263,952	466,628	0	466,628			Actual 2011	710,860	241,426	469,434	0	469,434
13.03	Lake Dexter Storage	RBS	82.8%	9/24/2012			TTM 8/31/2012	605,169	184,065	421,104	0	421,104			Actual 2011	595,575	179,289	416,286	0	416,286
13.04	Bayview Storage	RBS	81.8%	9/24/2012			TTM 8/31/2012	603,688	202,022	401,666	0	401,666			Actual 2011	576,819	198,476	378,343	0	378,343
13.05	Gibsonia Storage	RBS	84.5%	9/23/2012			TTM 8/31/2012	521,302	177,932	343,370	0	343,370			Actual 2011	530,281	178,523	351,758	0	351,758
14	Flamingo Park Plaza	WFB	86.7%	11/7/2012			Annualized 11 10/31/2012	2,884,942	1,121,194	1,763,749	0	1,763,749			Actual 2011	2,432,490	1,111,981	1,320,509	0	1,320,509
15	Bluerock Business Center	WFB	86.7%	11/1/2012			TTM 3/31/2012	3,115,415	1,063,366	2,052,049	0	2,052,049			Actual 2011	3,090,939	1,053,306	2,037,634	165,640	1,871,994
16	Hilton Harrisburg	WFB	68.9%	3/31/2012	134	93	TTM 3/31/2012	19,778,906	16,842,473	2,936,433	791,156	2,145,277	134	93	Actual 2011	19,645,027	16,811,508	2,833,519	785,801	2,047,718	135	92
17	SpringHill Suites Columbia	RBS	73.8%	8/31/2012	110	81	TTM 8/31/2012	4,069,126	2,069,572	1,999,554	0	1,999,554	110	81	Actual 2011	3,655,064	1,946,215	1,708,849	0	1,708,849	100	73
18	Hilton Garden Inn Southpoint	WFB	71.6%	6/30/2012	119	85	TTM 6/30/2012	5,498,578	3,352,399	2,146,179	0	2,146,179	119	85	Actual 2011	5,396,460	3,279,582	2,116,878	0	2,116,878	119	83
19	Silas Creek Crossing	WFB	93.3%	9/28/2012			YTD 8/31/2012	2,239,842	767,361	1,472,481	0	1,472,481			Actual 2011	2,215,498	730,548	1,484,950	132,799	1,352,151
20	Joesler Village in Tucson	WFB	95.4%	10/11/2012			TTM 8/31/2012	1,881,872	596,840	1,285,032	0	1,285,032			Actual 2011	1,882,344	591,765	1,290,580	220,900	1,069,680
21	Residence Inn Concord	RBS	83.0%	8/31/2012	97	75	TTM 8/31/2012	3,861,505	1,958,881	1,902,624	0	1,902,624	97	80	Actual 2011	3,078,632	1,703,366	1,375,266	0	1,375,266	94	64
22	Sky Ridge Plaza	LIG I	93.8%	11/1/2012			TTM 7/31/2012	2,294,052	728,367	1,565,685	0	1,565,685			Actual 2011	2,377,699	697,443	1,680,256	0	1,680,256
23	Courtyard Charlotte Airport	RBS	63.4%	8/31/2012	113	72	TTM 8/31/2012	3,971,881	2,509,779	1,462,102	0	1,462,102	113	72	Actual 2011	2,882,003	1,944,556	937,447	0	937,447	117	76
24	Courtyard Inn Concord	RBS	65.6%	8/31/2012	102	67	TTM 8/31/2012	3,239,129	1,656,889	1,582,240	0	1,582,240	102	67	Actual 2011	2,940,228	1,598,200	1,342,028	0	1,342,028	96	60
25	Alpine Storage - Roy	WFB	72.9%	7/31/2012			TTM 7/31/2012	769,256	243,613	525,643	15,000	510,643			Actual 2011	747,373	196,358	551,015	15,000	536,015
26	Alpine Storage - Orem	WFB	84.2%	7/31/2012			TTM 7/31/2012	680,019	231,522	448,497	7,000	441,497			Actual 2011	676,628	250,217	426,411	5,000	421,411
27	Alpine Storage - American Fork	WFB	80.3%	7/31/2012			TTM 7/31/2012	534,402	169,974	364,428	10,000	354,428			Actual 2011	506,052	140,943	365,109	0	365,109
28	Alpine Storage - Inn Towne	WFB	78.7%	7/31/2012			TTM 7/31/2012	271,366	109,064	162,301	0	162,301			Actual 2011	265,036	85,329	179,707	0	179,707
29	Hilton Garden Inn Ayrsley	RBS	65.7%	7/31/2012	130	85	TTM 7/31/2012	4,487,316	2,721,150	1,766,166	0	1,766,166	130	85	Actual 2011	4,375,213	2,660,173	1,715,040	0	1,715,040	128	83
30	Long Lake Crossing	LIG I	88.4%	9/24/2012			TSM Annualized 6/30/2012	3,005,070	826,984	2,178,086	0	2,178,086			Actual 2011	3,217,664	1,126,497	2,091,167	0	2,091,167
31	Philadelphia Industrial Portfolio	Basis	98.7%	10/29/2012			Actual 2011	1,237,214	265,924	971,290	4,364	966,926			Actual 2010	1,207,142	304,198	902,944	3,527	899,417
31.01	7601 State Road	Basis	100.0%	10/29/2012			Actual 2011	639,341	13,466	625,875	0	625,875			Actual 2010	568,461	26,609	541,852	0	541,852
31.02	10551 Decatur Road	Basis	96.5%	10/29/2012			Actual 2011	379,163	194,854	184,309	0	184,309			Actual 2010	438,412	220,386	218,026	0	218,026
31.03	10500 Drummond Road	Basis	100.0%	10/29/2012			Actual 2011	218,711	57,603	161,108	4,364	156,744			Actual 2010	200,270	57,204	143,066	3,527	139,539
32	Westowne Center	Basis	97.9%	8/31/2012			TTM 7/31/12	2,095,170	673,550	1,421,620	0	1,421,620			Actual 2011	2,088,723	705,084	1,383,639	36,395	1,347,244
33	McHenry Shopping Center	LIG I	92.6%	9/30/2012			Annualized 8/31/2012	2,138,691	553,474	1,585,217	0	1,585,217			Actual 2011	2,135,801	588,191	1,547,610	0	1,547,610
34	Sycamore Square Shopping Center	Basis	87.3%	10/4/2012			Actual 2011	1,888,862	440,131	1,448,731	0	1,448,731			Actual 2010	1,930,510	504,908	1,425,602	0	1,425,602
35	Hilton Garden Inn - Grapevine	WFB	77.7%	5/31/2012	139	104	TTM 5/31/2012	4,838,000	2,725,000	2,113,000	0	2,113,000	139	108	Actual 2011	4,705,000	2,721,000	1,984,000	0	1,984,000	138	105
36	Park City Hotel Portfolio	LIG I	67.3%	6/30/2012	104	70	TTM 6/30/ 2012	4,243,757	2,586,318	1,657,439	0	1,657,439	104	70	Actual 2011	4,073,916	2,550,947	1,522,969	0	1,522,969	105	66
36.01	Hampton Inn & Suites	LIG I	69.2%	6/30/2012	104	72	TTM 6/30/ 2012	2,295,544	1,360,674	934,870	0	934,870	104	72	Actual 2011	2,230,124	1,351,688	878,436	0	878,436	107	69
36.02	Holiday Inn Express Hotel & Suites	LIG I	65.2%	6/30/2012	104	68	TTM 6/30/ 2012	1,948,213	1,225,644	722,569	0	722,569	104	68	Actual 2011	1,843,792	1,199,259	644,533	0	644,533	103	63
37	30 Vreeland	RBS	74.7%	9/11/2012			TTM 7/31/2012	2,182,247	1,159,107	1,023,140	0	1,023,140			Actual 2011	2,147,261	1,300,035	847,226	0	847,226
38	One North Arlington	WFB	81.8%	7/18/2012			TTM 3/31/2012	3,298,168	1,837,627	1,460,541	0	1,460,541			Actual 2011	3,180,005	1,817,088	1,362,917	107,069	1,255,848
39	Fairmont Pansy Center	WFB	100.0%	10/2/2012			TEM 8/31/2012	1,469,690	304,298	1,165,392	0	1,165,392			Annualized Q1/Q2/Q4 2011	1,227,173	300,545	926,628	0	926,628
40	Ayrsley Charleston Row	LIG I	90.8%	6/30/2012			TTM 6/30/2012	1,922,430	645,993	1,276,437	0	1,276,437			Actual 2011	1,783,939	596,732	1,187,207	0	1,187,207
41	Hampton Inn - Jericho	RBS	77.6%	6/30/2012	139	108	TTM 6/30/2012	3,244,208	2,125,750	1,118,458	0	1,118,458	139	108	Actual 2011	3,236,092	2,179,089	1,057,003	0	1,057,003	138	108
42	Carytown Place	WFB	94.3%	10/1/2012			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
43	1181 California	RBS	95.3%	10/1/2012			TTM 10/31/2012	1,943,147	576,422	1,366,725	0	1,366,725			Actual 2011	2,138,472	575,923	1,562,549	0	1,562,549
44	202 Tillary Street	RBS	81.6%	8/31/2012			TTM 8/31/2012	1,647,714	663,194	984,520	0	984,520			Actual 2011	1,650,450	676,736	973,714	0	973,714
45	Sheraton Pleasanton	WFB	77.0%	9/30/2012	105	78	TTM 9/30/2012	5,452,752	4,097,532	1,355,220	0	1,355,220	100	77	Actual 2011	4,641,437	3,797,890	843,547	0	843,547	92	64
46	Silverado Park Place	LIG I	89.4%	10/1/2012			TTM 6/30/2012	2,221,893	737,248	1,484,645	0	1,484,645			Actual 2011	2,457,666	788,866	1,668,801	0	1,668,801
47	ICB Art Studios	WFB	100.0%	8/31/2012			TTM 8/31/2012	2,097,189	700,901	1,396,288	11,555	1,384,733			Actual 2011	2,059,368	728,353	1,331,015	94,725	1,236,290
48	235 Park Avenue	RBS	95.3%	8/31/2012			TTM 8/31/2012	1,573,673	605,956	967,717	0	967,717			Actual 2011	1,556,735	559,918	996,817	0	996,817
49	REVA Office Portfolio	LIG I	100.0%	8/31/2012			TTM 8/31/2012	2,189,002	822,833	1,366,169	0	1,366,169			Actual 2011	2,136,095	782,753	1,353,342	0	1,353,342
49.01	Hard Rock International Headquarters Building	LIG I	100.0%	8/31/2012			TTM 8/31/2012	1,502,806	646,468	856,338	0	856,338			Actual 2011	1,455,531	660,189	795,342	0	795,342
49.02	R.F. Micro Devices Building	LIG I	100.0%	8/31/2012			TTM 8/31/2012	686,196	176,365	509,831	0	509,831			Actual 2011	680,564	122,564	558,000	0	558,000
50	Hampton Inn Monroe	RBS	65.3%	8/31/2012	90	59	TTM 8/31/2012	2,685,546	1,572,829	1,112,717	0	1,112,717	90	59	Actual 2011	2,598,085	1,552,933	1,045,152	0	1,045,152	89	58
51	Lemont Village Square	LIG I	99.0%	11/1/2012			TTM 9/30/2012	1,321,472	424,389	897,083	0	897,083			Actual 2011	1,141,310	453,638	687,672	0	687,672
52	Franklin Square Plaza	RBS	95.1%	11/1/2012			TTM 8/31/2012	1,240,069	202,895	1,037,174	0	1,037,174			Actual 2011	1,225,025	250,669	974,356	0	974,356
53	Illinois MHC Portfolio	CIIICM	89.2%	8/17/2012			TTM 9/30/12	1,969,533	928,506	1,041,027	0	1,041,027			Actual 2011	1,965,923	989,629	976,294	0	976,294
53.01	Imperial MHC	CIIICM	90.2%	8/17/2012			TTM 9/30/12	1,005,942	414,560	591,381	0	591,381			Actual 2011	1,003,373	459,979	543,394	0	543,394
53.02	Maple Crest Manor	CIIICM	98.0%	8/17/2012			TTM 9/30/12	517,663	271,427	246,236	0	246,236			Actual 2011	508,268	260,787	247,481	0	247,481
53.03	Country Estates	CIIICM	80.0%	8/17/2012			TTM 9/30/12	445,929	242,519	203,410	0	203,410			Actual 2011	454,282	268,863	185,419	0	185,419
54	Holiday Inn - Louisville KY	WFB	73.2%	8/31/2012	106	78	TTM 8/31/2012	3,422,772	2,318,557	1,104,216	136,911	967,305	106	78	Actual 2011	3,037,867	2,219,859	818,008	121,514	696,494	106	69
55	Mill Creek Walk	Basis	100.0%	9/13/2012			TTM 8/31/12	1,102,007	226,173	875,834	0	875,834			Actual 2011	1,030,167	260,398	769,769	0	769,769
56	Courtyard by Marriott - Stow OH	WFB	77.1%	8/31/2012	103	79	TTM 8/31/2012	3,197,051	1,999,853	1,197,198	127,882	1,069,316	103	79	Actual 2011	2,952,193	1,990,687	961,506	118,098	843,408	97	73
57	Hampton Inn Columbia	WFB	72.0%	7/31/2012	99	70	TTM 7/31/2012	3,171,196	1,875,657	1,295,539	26,300	1,269,239	57	72	Actual 2011	3,000,236	1,808,021	1,192,215	23,495	1,168,720	98	68
58	Willow Bend Apartments	WFB	93.7%	8/31/2012			TTM 8/31/2012	2,157,259	1,392,117	765,142	81,428	683,714			Actual 2011	2,133,326	1,404,381	728,945	83,718	645,227
59	Canyon Springs Apartments	Basis	96.1%	10/1/2012			TTM 9/30/12	1,265,143	670,079	595,064	0	595,064			Actual 2011	1,202,172	587,339	614,833	0	614,833
60	Spring Lake Village Apartments	CIIICM	93.0%	10/1/2012			YTD 9/30/12 Annualized	1,591,655	658,738	932,917	0	932,917			TTM 9/30/12	1,516,308	693,364	822,944	0	822,944
61	Candlewood Suites - Warner Robins	RBS	74.8%	8/31/2012	77	57	TTM 8/31/2012	1,762,371	895,960	866,411	0	866,411	77	57	Actual 2011	1,850,726	919,417	931,309	0	931,309	78	61
62	Meadowlea	CIIICM	95.4%	8/29/2012			TTM 8/31/12	1,134,763	463,264	671,499	0	671,499			Actual 2011	1,131,343	470,982	660,361	0	660,361
63	2339 Courage Drive	WFB	100.0%	10/9/2012			TTM 6/30/2012	812,194	237,356	574,838	65,380	509,458			Actual 2011	827,408	195,376	632,032	0	632,032
64	Fairfield Inn Harrisburg	CIIICM	68.0%	8/1/2012	104	67	TTM 8/31/12	2,070,603	1,180,253	890,350	0	807,007	104	67	NAV	NAV	NAV	NAV	NAV	NAV
65	Tyler Self Storage	CIIICM	88.0%	8/31/2012			TTM 8/31/12	999,256	378,361	620,894	0	620,894			Actual 2011	984,302	368,896	615,406	0	615,406
66	Cross Pointe Centre	WFB	100.0%	9/27/2012			Actual 2011	1,142,189	494,055	648,134	0	648,134			Actual 2010	930,486	522,357	408,129	0	408,129
67	Hampton Inn Joliet - I-55	WFB	78.0%	7/31/2012	98	76	TTM 7/31/2012	2,971,758	1,895,322	1,076,436	1,722	1,074,714	98	77	Actual 2011	2,675,899	1,758,435	917,464	750	916,714	97	69
68	Hampton Inn Joliet - I-80	WFB	78.8%	7/31/2012	108	81	TTM 7/31/2012	2,625,453	1,731,357	894,096	8,077	886,019	108	81	Actual 2011	2,584,301	1,692,791	891,510	750	890,760	103	80
69	Hampton Inn Milwaukee - Airport	WFB	73.6%	7/31/2012	106	74	TTM 7/31/2012	2,935,501	2,083,864	851,637	30,021	821,616	106	78	Actual 2011	2,643,882	2,014,358	629,524	37,083	592,441	105	70
70	Butterfield Village Center	LIG I	100.0%	8/15/2012			TTM 6/30/2012	493,056	0	493,056	0	493,056			Actual 2011	481,032	0	481,032	0	481,032
71	Holiday Inn Express - Fishers IN	WFB	48.9%	8/31/2012	103	50	TTM 8/31/2012	2,395,317	1,524,814	870,503	95,813	774,690	103	50	Actual 2011	2,269,430	1,456,513	812,917	90,777	722,140	97	45
72	Heritage Meadows Village Center	LIG I	100.0%	8/15/2012			TTM 6/30/2012	406,195	0	406,195	0	406,195			Actual 2011	396,288	0	396,288	0	396,288
73	Walgreens - Oro Valley	WFB	100.0%	12/1/2012			Actual 2011	381,236	1,083	380,153	0	380,153			Actual 2010	381,237	1,258	379,979	0	379,979
74	Sylvan Heights Shopping Center	CIIICM	100.0%	10/1/2012			TTM 8/31/12	530,723	111,470	419,253	0	419,253			Actual 2011	508,792	125,474	383,318	0	383,318
75	Wells Branch Storage	Basis	92.1%	9/17/2012			TTM 8/31/12	653,507	371,837	281,670	0	281,670			Actual 2011	640,365	366,748	273,617	0	273,617
76	Willmott Self Storage	CIIICM	88.9%	10/1/2012			TTM 8/31/12	470,331	191,428	278,902	0	278,902			Actual 2011	440,886	190,729	250,157	0	250,157
77	Walgreens Memphis	WFB	100.0%	12/1/2012			Actual 2011	314,000	0	314,000	0	314,000			Actual 2010	314,000	0	314,000	0	314,000
78	Arney's Manufactured Housing Community	WFB	91.8%	7/1/2012			Actual 2011	733,511	507,135	226,376	0	226,376			Actual 2010	746,182	452,972	293,210	0	293,210
79	Walgreens Murfreesboro	WFB	100.0%	12/1/2012			Actual 2011	285,289	0	285,289	0	285,289			Actual 2010	285,289	0	285,289	0	285,289
80	Tan Tara MHC	WFB	94.0%	9/20/2012			TTM 8/31/2012	427,797	194,846	232,951	0	232,951			Actual 2011	384,367	175,763	208,604	0	208,604
81	CVS Ravenna	CIIICM	100.0%	12/1/2012			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
82	Creekside Village Apartments	WFB	100.0%	9/14/2012			TTM 6/30/2012	478,734	199,887	278,847	28,711	250,136			Actual 2011	478,361	200,881	277,480	39,788	237,693
83	One Murray Road	CIIICM	100.0%	10/1/2012			TTM 12/31/12	441,532	101,672	339,860	0	339,860			NAV	NAV	NAV	NAV	NAV	NAV
84	Royal Coach Manor	CIIICM	95.0%	8/1/2012			TTM 8/31/12	281,866	134,192	147,674	0	147,674			Actual 2011	276,958	139,510	137,448	0	137,448
85	Green Oak Office Building - TX	WFB	100.0%	9/20/2012			TTM 8/31/2012	326,480	147,278	179,202	0	179,202			Actual 2011	311,334	150,712	160,622	0	160,622

A-1-5

WFRBS Commercial Mortgage Trust 2012-C10
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(9)(11)(12)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
1	Republic Plaza	WFB	Actual 2010	40,793,000	16,038,637	24,754,363	0	24,754,363			N	Encana Oil & Gas (USA) Inc. -- IG AVG	452,972	34.8%	4/30/2019
2	Concord Mills	RBS	Actual 2010	39,088,086	11,240,111	27,847,975	0	27,847,975			N	Bass Pro Shops Outdoor	134,790	10.5%	9/10/2014
3	Dayton Mall	WFB	Actual 2010	17,591,605	7,047,228	10,544,377	0	10,544,377			N	JC Penney	178,686	23.0%	3/31/2016
4	STAG REIT Portfolio	WFB	Actual 2010	14,008,027	2,637,942	11,370,085	146,216	11,223,869			N	Various	Various	Various	Various
4.01	100 Papercraft Park	WFB	Actual 2010	3,658,318	1,588,245	2,070,073	0	2,070,073			N	American Beverage Corp	613,200	69.1%	12/31/2014
4.02	1521 Kepner Drive	WFB	Actual 2010	1,138,500	377,272	761,228	0	761,228			N	Toyota Tsusho America Inc	239,000	86.9%	5/31/2014
4.03	5640 Pierson Road	WFB	Actual 2010	1,288,015	11,470	1,276,545	0	1,276,545			N	Woodbridge Ventures Inc	250,100	100.0%	2/28/2019
4.04	22925 Venture Drive	WFB	Actual 2010	544,200	5,963	538,237	0	538,237			N	Harada Industry of America Inc	120,800	100.0%	9/30/2016
4.05	4757 128th Avenue	WFB	Actual 2010	577,846	138,481	439,365	50,895	388,470			N	Perrigo Holland, Inc. f.k.a. JB Laboratories	195,000	100.0%	11/30/2017
4.06	1530-1540 Kepner Drive	WFB	Actual 2010	477,000	6,942	470,058	0	470,058			N	Caterpillar Logistics Inc	120,000	100.0%	6/30/2014
4.07	42600 Merrill Road	WFB	Actual 2010	617,760	2,062	615,698	0	615,698			N	Sodecia / AZ Automotive Corp.	108,000	100.0%	12/31/2012
4.08	2201 East Loew Road	WFB	Actual 2010	536,640	11,238	525,402	18,782	506,620			N	Dunham's Athleisure Corp	249,600	100.0%	1/31/2014
4.09	1520 Kepner Drive	WFB	Actual 2010	310,947	8,013	302,934	0	302,934			N	Heartland Automotive, LLC	71,400	100.0%	6/30/2013
4.10	One Michelin Drive	WFB	Actual 2010	458,400	5,465	452,935	40,000	412,935			N	Michelin North America, Inc	120,000	100.0%	1/31/2015
4.11	150 Enterprise Road	WFB	Actual 2010	291,216	2,248	288,968	0	288,968			N	Univar USA, Inc	57,102	100.0%	3/31/2022
4.12	122 Balzano Drive	WFB	Actual 2010	223,340	190,616	32,724	36,539	-3,815			N	NY State Indust. For Disabled	48,356	47.6%	8/31/2014
4.13	215 Mill Avenue	WFB	Actual 2010	384,776	15,859	368,917	0	368,917			N	Greenwood Fabricating and Plating	104,955	100.0%	2/28/2015
4.14	16 Downing Drive	WFB	Actual 2010	344,357	6,238	338,119	0	338,119			N	To The Game, LLC	117,568	100.0%	6/30/2015
4.15	2655-2755 South Eastmoor Street	WFB	Actual 2010	291,060	2,813	288,247	0	288,247			N	Thyssen Krupp Materials, LLC	80,850	100.0%	12/31/2013
4.16	636 South 66th Terrace	WFB	Actual 2010	245,796	4,370	241,426	0	241,426			N	Dayton Superior Corporation	56,580	100.0%	10/31/2015
4.17	2652 South Eastmoor Street	WFB	Actual 2010	432,000	4,176	427,824	0	427,824			N	Spirit AeroSystems, Inc.	120,000	100.0%	4/18/2014
4.18	141 Sal Landrio Drive	WFB	Actual 2010	210,906	1,267	209,639	0	209,639			N	EPIMED International, Inc.	26,529	100.0%	8/31/2016
4.19	123 Union Avenue	WFB	Actual 2010	240,679	14,647	226,032	0	226,032			N	NYK Logistics (Americas) Inc	60,000	100.0%	4/30/2013
4.20	308-310 Maxwell Avenue	WFB	Actual 2010	367,777	90,370	277,407	0	277,407			N	Eaton Corporation	70,100	100.0%	6/30/2017
4.21	1900 Wilson Avenue	WFB	Actual 2010	260,654	5,338	255,316	0	255,316			N	Dayton Superior Corporation	120,000	100.0%	10/31/2018
4.22	231 Enterprise Road	WFB	Actual 2010	195,093	5,128	189,965	0	189,965			N	Electro-Metrics Corporation	42,325	100.0%	7/31/2015
4.23	109 Balzano Drive	WFB	Actual 2010	208,878	116,913	91,965	0	91,965			N	Sysco Corporation	59,965	100.0%	2/28/2015
4.24	2750 South Rock Road	WFB	Actual 2010	161,136	788	160,348	0	160,348			N	Thyssen Krupp Materials, LLC	44,760	100.0%	12/31/2013
4.25	125 Balzano Drive	WFB	Actual 2010	158,434	6,552	151,882	0	151,882			N	Northern Architectural Systems	50,000	100.0%	2/28/2013
4.26	6 Clermont Street	WFB	Actual 2010	144,900	2,087	142,813	0	142,813			N	Coast Distribution System, The	26,776	51.0%	MTM
4.27	2510 South Eastmoor Street	WFB	Actual 2010	171,720	13,010	158,710	0	158,710			N	Spirit AeroSystems, Inc	47,700	100.0%	4/18/2014
4.28	100 Holloway Drive	WFB	Actual 2010	67,679	371	67,308	0	67,308			N	Greenwood Fabricating and Plating	20,514	100.0%	2/28/2015
5	Rogue Valley Mall	WFB	Actual 2010	9,202,151	2,815,324	6,386,827	0	6,386,827			N	J.C. Penney	86,145	19.0%	10/31/2016
6	Animas Valley Mall	RBS	Actual 2010	7,610,940	2,669,654	4,941,286	0	4,941,286			N	Dillard's	72,212	15.1%	1/30/2016
7	Laurel Lakes Shopping Center	WFB	Actual 2010	7,528,998	2,197,116	5,331,882	220,524	5,111,358			N	Lowes Home Center - Leased Fee	135,197	33.6%	8/26/2021
8	Bricktown Square Shopping Center	RBS	Actual 2010	5,081,778	1,582,760	3,499,018	0	3,499,018			N	Babies R Us	45,083	15.4%	1/31/2028
9	Deerfield Embassy Suites	LIG I	Actual 2010	14,152,000	9,810,000	4,342,000	566,000	3,776,000	163	120	N
10	Parkway Centre V	LIG I	Actual 2010	1,457,620	1,169,005	288,615	0	288,615			N	Montgomery Coscia Greilich LLP	34,631	17.2%	1/31/2017
11	Heritage on Millenia	WFB	Actual 2010	3,510,979	1,459,517	2,051,463	0	2,051,463			N
12	Towne Mall	RBS	Actual 2010	4,577,528	1,644,212	2,933,316	0	2,933,316			N	Sears	69,400	19.6%	10/31/2014
13	Century Storage Portfolio	RBS	Actual 2010	3,177,887	1,045,078	2,132,809	0	2,132,809			N	Various	Various	Various	Various
13.01	Ridgeview Storage	RBS	Actual 2010	843,430	285,294	558,136	0	558,136			N	Renal Treatment Center	5,000	6.1%	11/11/2020
13.02	Sleepy Hill Storage	RBS	Actual 2010	686,811	226,892	459,919	0	459,919			N
13.03	Lake Dexter Storage	RBS	Actual 2010	550,262	164,964	385,298	0	385,298			N
13.04	Bayview Storage	RBS	Actual 2010	563,035	191,820	371,215	0	371,215			N
13.05	Gibsonia Storage	RBS	Actual 2010	534,349	176,108	358,241	0	358,241			N
14	Flamingo Park Plaza	WFB	Actual 2010	2,382,035	1,154,728	1,227,307	0	1,227,307			N	Navarro Discount Pharmacies	25,258	16.9%	10/31/2022
15	Bluerock Business Center	WFB	Actual 2010	3,049,974	1,068,565	1,981,409	415,609	1,565,800			N	Sutter East Bay Medical Foundation	25,621	25.3%	3/31/2015
16	Hilton Harrisburg	WFB	Actual 2010	19,021,965	16,370,756	2,651,209	760,879	1,890,330	135	87	N
17	SpringHill Suites Columbia	RBS	Actual 2010	3,222,437	1,929,163	1,293,274	0	1,293,274	95	64	N
18	Hilton Garden Inn Southpoint	WFB	Actual 2010	5,246,097	3,225,117	2,020,980	0	2,020,980	114	80	N
19	Silas Creek Crossing	WFB	Actual 2010	2,164,143	707,818	1,456,325	110,683	1,345,642			N	Marshalls	27,911	18.2%	1/31/2021
20	Joesler Village in Tucson	WFB	Actual 2010	1,697,520	594,505	1,103,015	215,789	887,226			N	State Farm Mutual Auto	12,470	16.7%	4/30/2025
21	Residence Inn Concord	RBS	Actual 2010	2,587,012	1,564,164	1,022,848	0	1,022,848	95	54	N
22	Sky Ridge Plaza	LIG I	Actual 2010	2,129,970	724,770	1,405,200	0	1,405,200			N	The Rock of Round Rock Church	16,503	11.7%	8/31/2017
23	Courtyard Charlotte Airport	RBS	Actual 2010	2,263,188	1,536,016	727,172	0	727,172	117	65	N
24	Courtyard Inn Concord	RBS	Actual 2010	2,458,503	1,531,172	927,331	0	927,331	94	50	N
25	Alpine Storage - Roy	WFB	Actual 2010	714,901	189,401	525,500	0	525,500			N
26	Alpine Storage - Orem	WFB	Actual 2010	665,108	99,929	565,179	0	565,179			N
27	Alpine Storage - American Fork	WFB	Actual 2010	510,008	134,996	375,012	0	375,012			N
28	Alpine Storage - Inn Towne	WFB	Actual 2010	265,696	77,585	188,112	0	188,112			N
29	Hilton Garden Inn Ayrsley	RBS	Actual 2010	4,291,485	2,610,874	1,680,611	0	1,680,611	125	82	N
30	Long Lake Crossing	LIG I	Actual 2010	2,964,757	1,136,399	1,828,358	0	1,828,358			N	Hearst Motor Information Systems	36,132	21.2%	3/31/2024
31	Philadelphia Industrial Portfolio	Basis	Actual 2009	1,799,489	296,641	1,502,848	3,441	1,499,407			N	Various	Various	Various	Various
31.01	7601 State Road	Basis	Actual 2009	765,258	15,952	749,306	0	749,306			N	Standex Air Distribution Products Inc.	137,500	68.5%	9/24/2017
31.02	10551 Decatur Road	Basis	Actual 2009	868,379	228,957	639,422	0	639,422			N	Materials Processing Corporation	118,176	83.7%	11/30/2018
31.03	10500 Drummond Road	Basis	Actual 2009	165,852	51,732	114,120	3,441	110,679			N	Victoria Classics	38,069	76.0%	1/31/2017
32	Westowne Center	Basis	Actual 2010	2,036,397	699,943	1,336,454	0	1,336,454			N	Gordmans	78,388	43.1%	1/31/2013
33	McHenry Shopping Center	LIG I	Actual 2010	2,140,354	564,829	1,575,525	0	1,575,525			N	Hobby Lobby	64,264	34.4%	11/30/2014
34	Sycamore Square Shopping Center	Basis	Actual 2009	1,708,110	477,002	1,231,108	0	1,231,108			N	USA Discounters	31,745	12.4%	11/30/2021
35	Hilton Garden Inn - Grapevine	WFB	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
36	Park City Hotel Portfolio	LIG I	Actual 2010	3,656,608	2,363,447	1,293,161	0	1,293,161	107	59	N
36.01	Hampton Inn & Suites	LIG I	Actual 2010	2,004,067	1,255,600	748,468	0	748,468	107	61	N
36.02	Holiday Inn Express Hotel & Suites	LIG I	Actual 2010	1,652,540	1,107,847	544,693	0	544,693	107	57	N
37	30 Vreeland	RBS	Actual 2010	2,113,581	1,299,922	813,659	0	813,659			N	Brown & Brown Metro, Inc.	26,608	17.3%	7/1/2017
38	One North Arlington	WFB	Actual 2010	2,915,788	1,838,827	1,076,961	652,160	424,801			N	State Farm Mutual	59,759	36.4%	5/31/2015
39	Fairmont Pansy Center	WFB	Actual 2010	1,500,336	433,631	1,066,705	0	1,066,705			N	Houston Furniture Partners, LLC	34,150	50.9%	11/2/2022
40	Ayrsley Charleston Row	LIG I	Actual 2010	1,474,888	581,188	893,700	0	893,700			N	Metlife	26,154	28.1%	8/31/2014
41	Hampton Inn - Jericho	RBS	Actual 2010	2,915,178	1,935,642	979,536	0	979,536	136	97	N
42	Carytown Place	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N	The Fresh Market	20,593	51.7%	9/30/2022
43	1181 California	RBS	Actual 2010	2,052,595	637,690	1,414,905	0	1,414,905			N	Smith & Noble, LLC	56,033	65.4%	10/15/2017
44	202 Tillary Street	RBS	Actual 2010	1,544,036	711,611	832,425	0	832,425			N
45	Sheraton Pleasanton	WFB	Actual 2010	3,860,579	3,477,713	382,865	0	382,865	90	52	N
46	Silverado Park Place	LIG I	Actual 2010	2,436,906	523,200	1,913,706	0	1,913,706			N	Eastern Silverado Exe Suites	29,177	28.5%	3/31/2020
47	ICB Art Studios	WFB	Actual 2010	2,002,493	711,666	1,290,828	882,625	408,203			N	West Marine Products	9,661	9.7%	9/30/2015
48	235 Park Avenue	RBS	Actual 2010	1,368,692	636,701	731,991	0	731,991			N
49	REVA Office Portfolio	LIG I	Actual 2010	2,049,408	713,660	1,335,748	0	1,335,748			Y	Various	Various	Various	Various
49.01	Hard Rock International Headquarters Building	LIG I	Actual 2010	1,568,568	661,295	907,273	0	907,273			Y	Hard Rock International	63,000	100.0%	12/31/2023
49.02	R.F. Micro Devices Building	LIG I	Actual 2010	480,840	52,365	428,475	0	428,475			Y	R.F. Micro Devices	49,500	100.0%	3/31/2019
50	Hampton Inn Monroe	RBS	Actual 2010	2,512,936	1,482,251	1,030,685	0	1,030,685	88	56	N
51	Lemont Village Square	LIG I	Actual 2010	928,754	544,988	383,766	0	383,766			N	Aldi	15,433	26.0%	11/30/2023
52	Franklin Square Plaza	RBS	Actual 2010	1,146,234	210,743	935,491	0	935,491			N	Hobby Lobby	60,996	42.7%	4/30/2014
53	Illinois MHC Portfolio	CIIICM	Actual 2010	1,982,237	1,009,701	972,536	0	972,536			N
53.01	Imperial MHC	CIIICM	Actual 2010	1,020,231	507,934	512,297	0	512,297			N
53.02	Maple Crest Manor	CIIICM	Actual 2010	506,060	232,889	273,171	0	273,171			N
53.03	Country Estates	CIIICM	Actual 2010	455,946	268,878	187,068	0	187,068			N
54	Holiday Inn - Louisville KY	WFB	Actual 2010	2,633,664	1,990,187	643,478	105,347	538,131	116	61	N
55	Mill Creek Walk	Basis	Actual 2010	969,381	260,133	709,248	0	709,248			N	Petco	13,600	37.4%	1/31/2017
56	Courtyard by Marriott - Stow OH	WFB	Actual 2010	2,698,699	1,851,903	846,796	107,963	738,833	94	67	N
57	Hampton Inn Columbia	WFB	Actual 2010	3,043,941	1,825,390	1,218,551	10,613	1,207,938	0	68	N
58	Willow Bend Apartments	WFB	Actual 2010	2,209,741	1,379,525	830,216	79,230	750,986			N
59	Canyon Springs Apartments	Basis	Actual 2010	1,178,995	606,598	572,397	0	572,397			N
60	Spring Lake Village Apartments	CIIICM	Actual 2011	1,478,764	653,470	825,294	0	825,294			N
61	Candlewood Suites - Warner Robins	RBS	Actual 2010	1,739,151	926,047	813,104	0	813,104	72	57	N
62	Meadowlea	CIIICM	Actual 2010	1,080,822	466,885	613,937	0	613,937			N
63	2339 Courage Drive	WFB	Actual 2010	762,178	193,734	568,444	177,279	391,165			N	Elliott Turbo	36,000	33.3%	5/31/2018
64	Fairfield Inn Harrisburg	CIIICM	NAV	NAV	NAV	NAV	NAV	NAV			N
65	Tyler Self Storage	CIIICM	Actual 2010	939,600	399,649	539,951	0	539,951			N
66	Cross Pointe Centre	WFB	Actual 2009	925,203	523,904	401,299	0	401,299			N	Broad River Furniture, Inc.	47,355	45.5%	8/31/2021
67	Hampton Inn Joliet - I-55	WFB	Actual 2010	2,593,313	1,663,793	929,520	29,788	899,732	95	67	N
68	Hampton Inn Joliet - I-80	WFB	Actual 2010	2,523,960	1,579,293	944,667	4,160	940,507	98	78	N
69	Hampton Inn Milwaukee - Airport	WFB	Actual 2010	2,748,986	2,017,962	731,024	14,000	717,024	103	71	N
70	Butterfield Village Center	LIG I	NAV	NAV	NAV	NAV	NAV	NAV			Y	RDK Ventures	15,925	100.0%	5/31/2022
71	Holiday Inn Express - Fishers IN	WFB	Actual 2010	2,221,756	1,487,915	733,841	88,870	644,971	92	45	N
72	Heritage Meadows Village Center	LIG I	NAV	NAV	NAV	NAV	NAV	NAV			Y	RDK Ventures	12,129	100.0%	5/31/2022
73	Walgreens - Oro Valley	WFB	Actual 2009	381,237	1,248	379,989	0	379,989			N	Walgreens	15,120	100.0%	8/31/2077
74	Sylvan Heights Shopping Center	CIIICM	Actual 2010	525,602	103,282	422,320	0	422,320			N	El Ahorro Supermarket	16,500	39.0%	4/30/2023
75	Wells Branch Storage	Basis	Actual 2010	654,884	435,192	219,692	0	219,692			N
76	Willmott Self Storage	CIIICM	Actual 2010	457,551	177,119	280,432	7,481	272,951			N
77	Walgreens Memphis	WFB	Actual 2009	314,000	0	314,000	0	314,000			N	Walgreens	14,490	100.0%	9/30/2077
78	Arney's Manufactured Housing Community	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
79	Walgreens Murfreesboro	WFB	Actual 2009	285,289	0	285,289	0	285,289			N	Walgreens	14,490	100.0%	6/30/2077
80	Tan Tara MHC	WFB	Actual 2010	358,458	168,050	190,408	0	190,408			N
81	CVS Ravenna	CIIICM	NAV	NAV	NAV	NAV	NAV	NAV			N	CVS	10,125	100.0%	1/31/2029
82	Creekside Village Apartments	WFB	Actual 2010	468,622	212,382	256,240	25,976	230,264			N
83	One Murray Road	CIIICM	NAV	NAV	NAV	NAV	NAV	NAV			N	Amneal Pharmeceuticals, LLC	70,200	100.0%	4/30/2017
84	Royal Coach Manor	CIIICM	Actual 2010	267,593	134,290	133,303	0	133,303			N
85	Green Oak Office Building - TX	WFB	Actual 2010	338,412	145,238	193,174	0	193,174			N	Calabrian Corp.	2,449	13.4%	10/31/2013

A-1-6

WFRBS Commercial Mortgage Trust 2012-C10
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	2nd Largest Tenant Name(9)(11)(12)(13)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(9)(11)(12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(9)(11)(12)(13)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date
1	Republic Plaza	WFB	DCP Midstream	153,983	11.8%	5/31/2016	Wheeler Trigg O'Donnell LLP	77,264	5.9%	1/31/2023	Samson Resources	61,932	4.8%	3/31/2021
2	Concord Mills	RBS	Burlington Coat Factory	100,498	7.8%	1/31/2015	AMC Theatres	83,732	6.5%	9/30/2019	Dave & Buster's	53,077	4.1%	8/28/2014
3	Dayton Mall	WFB	Dick's Sporting Goods	50,000	6.4%	10/31/2022	Linens N More	30,625	3.9%	9/30/2020	DSW Shoe Warehouse	22,314	2.9%	1/31/2023
4	STAG REIT Portfolio	WFB	Various	Various	Various	Various
4.01	100 Papercraft Park	WFB	GENCO I, Inc	273,884	30.9%	5/31/2016
4.02	1521 Kepner Drive	WFB	Wingard Wheel Works, LLC	36,000	13.1%	5/31/2014
4.03	5640 Pierson Road	WFB
4.04	22925 Venture Drive	WFB
4.05	4757 128th Avenue	WFB
4.06	1530-1540 Kepner Drive	WFB
4.07	42600 Merrill Road	WFB
4.08	2201 East Loew Road	WFB
4.09	1520 Kepner Drive	WFB
4.10	One Michelin Drive	WFB
4.11	150 Enterprise Road	WFB
4.12	122 Balzano Drive	WFB	Euphrates, Inc.	7,740	7.6%	3/31/2015
4.13	215 Mill Avenue	WFB
4.14	16 Downing Drive	WFB
4.15	2655-2755 South Eastmoor Street	WFB
4.16	636 South 66th Terrace	WFB
4.17	2652 South Eastmoor Street	WFB
4.18	141 Sal Landrio Drive	WFB
4.19	123 Union Avenue	WFB
4.20	308-310 Maxwell Avenue	WFB
4.21	1900 Wilson Avenue	WFB
4.22	231 Enterprise Road	WFB
4.23	109 Balzano Drive	WFB
4.24	2750 South Rock Road	WFB
4.25	125 Balzano Drive	WFB
4.26	6 Clermont Street	WFB
4.27	2510 South Eastmoor Street	WFB
4.28	100 Holloway Drive	WFB
5	Rogue Valley Mall	WFB	Macy's Home Store	84,480	18.6%	1/31/2018	Bed Bath & Beyond	29,853	6.6%	1/31/2022	Gap/Gap Kids	8,966	2.0%	6/30/2014
6	Animas Valley Mall	RBS	Sears	65,856	13.8%	8/31/2032	JC Penney	50,749	10.6%	4/30/2018	Animas 10	30,648	6.4%	10/31/2027
7	Laurel Lakes Shopping Center	WFB	Best Buy	51,325	12.8%	1/31/2020	Safeway	48,911	12.2%	3/31/2016	Ross	30,187	7.5%	1/31/2015
8	Bricktown Square Shopping Center	RBS	The Sports Authority	36,495	12.5%	1/31/2018	Capital Fitness (X Sport)	35,280	12.1%	12/31/2017	Conway Stores (CW Price)	24,000	8.2%	1/31/2016
9	Deerfield Embassy Suites	LIG I
10	Parkway Centre V	LIG I	Aimbridge Hospitality	25,131	12.5%	6/2/2019	VuComp	17,586	8.7%	2/28/2017	Willow Bend Fitness	11,482	5.7%	12/1/2019
11	Heritage on Millenia	WFB
12	Towne Mall	RBS	Belk	51,240	14.5%	1/31/2016	J. C. Penney	50,232	14.2%	10/31/2015	Burke's Outlet	20,117	5.7%	1/31/2017
13	Century Storage Portfolio	RBS	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
13.01	Ridgeview Storage	RBS	Beef O'Brady's	3,000	3.7%	12/31/2014	Flower Power	2,400	2.9%	2/28/2014	Garage Sale Store - 45697	2,000	2.5%	7/31/2014
13.02	Sleepy Hill Storage	RBS
13.03	Lake Dexter Storage	RBS
13.04	Bayview Storage	RBS
13.05	Gibsonia Storage	RBS
14	Flamingo Park Plaza	WFB	CAC Florida (Humana)	21,135	14.2%	6/30/2016	Goodwill Industries of Sfla	14,267	9.6%	11/30/2020	Deals (Dollar Tree)	9,860	6.6%	4/30/2016
15	Bluerock Business Center	WFB	Wells Fargo Bank, N.A.	16,374	16.2%	7/31/2016	Dow Great Western Credit Union	6,340	6.3%	11/30/2016	Keller Williams Realty	5,553	5.5%	10/31/2014
16	Hilton Harrisburg	WFB
17	SpringHill Suites Columbia	RBS
18	Hilton Garden Inn Southpoint	WFB
19	Silas Creek Crossing	WFB	A.C. Moore, Inc.	27,588	18.0%	3/1/2015	Visionworks	7,005	4.6%	4/30/2019	Destination XL	8,343	5.4%	1/31/2020
20	Joesler Village in Tucson	WFB	Keller Williams Southern Arizona	10,060	13.5%	6/30/2018	VIP Mortgage	7,654	10.3%	7/31/2017	Sullivans of Arizona, Inc.	7,514	10.1%	9/30/2016
21	Residence Inn Concord	RBS
22	Sky Ridge Plaza	LIG I	Courtyard of Salons	15,030	10.6%	6/30/2020	Home Field Grill	12,398	8.8%	6/30/2021	Luby's Cafeteria	11,260	8.0%	6/30/2017
23	Courtyard Charlotte Airport	RBS
24	Courtyard Inn Concord	RBS
25	Alpine Storage - Roy	WFB
26	Alpine Storage - Orem	WFB
27	Alpine Storage - American Fork	WFB
28	Alpine Storage - Inn Towne	WFB
29	Hilton Garden Inn Ayrsley	RBS
30	Long Lake Crossing	LIG I	Gordon Advisors, P.C.	14,714	8.6%	9/30/2018	Brazen, Kennelly, Cooper & Matatov	11,076	6.5%	2/28/2014	Barron, Rosenburg, Mayoras & Mayoras	9,055	5.3%	11/30/2015
31	Philadelphia Industrial Portfolio	Basis	Various	Various	Various	Various	Various	Various	Various	Various
31.01	7601 State Road	Basis	MSS Distribution	63,105	31.5%	2/28/2016
31.02	10551 Decatur Road	Basis	Universal Sleep Services	9,660	6.8%	5/31/2013	Volunteers of America	8,400	5.9%	9/30/2013
31.03	10500 Drummond Road	Basis	Philadelphia Newspaper LLC	12,000	24.0%	1/31/2017
32	Westowne Center	Basis	Gold's Gym	25,691	14.1%	6/30/2019	Michaels	24,773	13.6%	2/28/2018	Dollar Tree	11,869	6.5%	7/31/2013
33	McHenry Shopping Center	LIG I	Staples	26,712	14.3%	7/31/2018	Books-A-Million	21,295	11.4%	1/31/2016	CVS	11,174	6.0%	1/31/2016
34	Sycamore Square Shopping Center	Basis	Food Lion	30,280	11.9%	2/21/2015	Citi Trends	21,600	8.5%	7/31/2017	Hibachi Grill Buffet	17,992	7.1%	12/31/2019
35	Hilton Garden Inn - Grapevine	WFB
36	Park City Hotel Portfolio	LIG I
36.01	Hampton Inn & Suites	LIG I
36.02	Holiday Inn Express Hotel & Suites	LIG I
37	30 Vreeland	RBS	Stifel, Nicolaus & Company	25,039	16.3%	4/1/2019	Royce Financials	20,892	13.6%	3/31/2028	Dale Group	11,960	7.8%	3/31/2018
38	One North Arlington	WFB	Restaurant.com, Inc.	30,918	18.8%	6/30/2017	American Auto Guardian, Inc.	13,164	8.0%	7/31/2013	Hospitality Partners LLC	10,816	6.6%	6/30/2015
39	Fairmont Pansy Center	WFB	Guitar Center	14,822	22.1%	6/9/2022	Gulf Coast Blood Center	4,200	6.3%	9/30/2017	Bright Now Dental Associates, LP	3,500	5.2%	8/31/2016
40	Ayrsley Charleston Row	LIG I	Devry	16,668	17.9%	10/31/2016	Regus HQ	14,645	15.8%	2/28/2018	Pi Kappa Phi	12,808	13.8%	3/31/2018
41	Hampton Inn - Jericho	RBS
42	Carytown Place	WFB	Petco	10,009	25.1%	1/31/2023	Panera	4,148	10.4%	9/30/2022	Chipotle	2,846	7.1%	11/30/2022
43	1181 California	RBS	ARS	6,504	7.6%	9/30/2017	Silver Oak Real Estate	4,336	5.1%	MTM	Bureau Veritas	4,293	5.0%	6/30/2014
44	202 Tillary Street	RBS
45	Sheraton Pleasanton	WFB
46	Silverado Park Place	LIG I	Paul Mitchell	12,100	11.8%	5/31/2019	9510 Bistro & Lounge	7,696	7.5%	4/30/2015	Republic Kitchen and Bar	5,946	5.8%	7/31/2015
47	ICB Art Studios	WFB	Michael Vogel/DesignCtr Solutn	5,554	5.6%	10/31/2013	Dvorson's Food Service Equip.	4,500	4.5%	3/31/2015	John Peterson dba Makens	2,448	2.5%	3/31/2013
48	235 Park Avenue	RBS
49	REVA Office Portfolio	LIG I
49.01	Hard Rock International Headquarters Building	LIG I
49.02	R.F. Micro Devices Building	LIG I
50	Hampton Inn Monroe	RBS
51	Lemont Village Square	LIG I	Learning Experience	11,070	18.6%	1/1/2026	Tap House	5,300	8.9%	9/30/2022	Jeffrey LaMorte Salon	3,480	5.9%	5/31/2015
52	Franklin Square Plaza	RBS	HH Gregg	33,250	23.3%	11/30/2017	Barton's Surplus Warehouse	24,643	17.2%	4/30/2017	4 Paws	3,200	2.2%	8/31/2017
53	Illinois MHC Portfolio	CIIICM
53.01	Imperial MHC	CIIICM
53.02	Maple Crest Manor	CIIICM
53.03	Country Estates	CIIICM
54	Holiday Inn - Louisville KY	WFB
55	Mill Creek Walk	Basis	3M Mattress	4,000	11.0%	11/30/2015	New Balance Atlanta	3,440	9.5%	5/31/2015	Pearle Vision	2,400	6.6%	3/31/2021
56	Courtyard by Marriott - Stow OH	WFB
57	Hampton Inn Columbia	WFB
58	Willow Bend Apartments	WFB
59	Canyon Springs Apartments	Basis
60	Spring Lake Village Apartments	CIIICM
61	Candlewood Suites - Warner Robins	RBS
62	Meadowlea	CIIICM
63	2339 Courage Drive	WFB	The Food Bank	30,000	27.8%	11/30/2016	Apria Healthcare	18,000	16.7%	6/30/2017	Pride Industries	12,000	11.1%	5/31/2014
64	Fairfield Inn Harrisburg	CIIICM
65	Tyler Self Storage	CIIICM
66	Cross Pointe Centre	WFB	Staple's The Office Superstore	35,200	33.8%	6/30/2022	A.C. Moore, Inc.	21,600	20.7%	8/31/2017
67	Hampton Inn Joliet - I-55	WFB
68	Hampton Inn Joliet - I-80	WFB
69	Hampton Inn Milwaukee - Airport	WFB
70	Butterfield Village Center	LIG I
71	Holiday Inn Express - Fishers IN	WFB
72	Heritage Meadows Village Center	LIG I
73	Walgreens - Oro Valley	WFB
74	Sylvan Heights Shopping Center	CIIICM	Dollar General	8,812	20.8%	2/28/2015	Rent-A-Center	6,711	15.9%	7/31/2015	King Smiles Dental Care	3,380	8.0%	7/30/2015
75	Wells Branch Storage	Basis
76	Willmott Self Storage	CIIICM
77	Walgreens Memphis	WFB
78	Arney's Manufactured Housing Community	WFB
79	Walgreens Murfreesboro	WFB
80	Tan Tara MHC	WFB
81	CVS Ravenna	CIIICM
82	Creekside Village Apartments	WFB
83	One Murray Road	CIIICM
84	Royal Coach Manor	CIIICM
85	Green Oak Office Building - TX	WFB	TestSmartRX	1,872	10.2%	5/31/2017	Health Partners	1,668	9.1%	5/31/2018	Celia Brown, Attorney	1,639	8.9%	1/31/2015

A-1-7

WFRBS Commercial Mortgage Trust 2012-C10
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	5th Largest Tenant Name(9)(11)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(14)
1	Republic Plaza	WFB	Venoco, Inc.	47,205	3.6%	3/31/2014	10/5/2012	10/5/2012				N	Y	Refinance	74,688
2	Concord Mills	RBS	T.J. Maxx & More	51,937	4.0%	1/31/2015	9/24/2012	9/25/2012				N	Y	Refinance	0
3	Dayton Mall	WFB	Old Navy	17,276	2.2%	7/31/2015	4/27/2012	5/2/2012				N	Y	Refinance	1,517,001
4	STAG REIT Portfolio	WFB					9/18/2012	Various				N	Y	Acquisition	822,964
4.01	100 Papercraft Park	WFB					9/18/2012	9/18/2012				N	Y
4.02	1521 Kepner Drive	WFB					9/18/2012	9/18/2012				N	Y
4.03	5640 Pierson Road	WFB					9/18/2012	9/18/2012				N	Y
4.04	22925 Venture Drive	WFB					9/18/2012	9/18/2012				N	Y
4.05	4757 128th Avenue	WFB					9/18/2012	9/18/2012				N	Y
4.06	1530-1540 Kepner Drive	WFB					9/18/2012	9/18/2012				N	Y
4.07	42600 Merrill Road	WFB					9/18/2012	9/24/2012				N	Y
4.08	2201 East Loew Road	WFB					9/18/2012	9/18/2012				N	Y
4.09	1520 Kepner Drive	WFB					9/18/2012	9/18/2012				N	Y
4.10	One Michelin Drive	WFB					9/18/2012	9/18/2012				N	Y
4.11	150 Enterprise Road	WFB					9/18/2012	9/18/2012				N	Y
4.12	122 Balzano Drive	WFB					9/18/2012	9/18/2012				N	Y
4.13	215 Mill Avenue	WFB					9/18/2012	9/18/2012				N	Y
4.14	16 Downing Drive	WFB					9/18/2012	9/18/2012				N	Y
4.15	2655-2755 South Eastmoor Street	WFB					9/18/2012	9/18/2012				N	Y
4.16	636 South 66th Terrace	WFB					9/18/2012	9/18/2012				N	Y
4.17	2652 South Eastmoor Street	WFB					9/18/2012	9/18/2012				N	Y
4.18	141 Sal Landrio Drive	WFB					9/18/2012	9/18/2012				N	Y
4.19	123 Union Avenue	WFB					9/18/2012	9/18/2012				N	Y
4.20	308-310 Maxwell Avenue	WFB					9/18/2012	9/18/2012				N	Y
4.21	1900 Wilson Avenue	WFB					9/18/2012	9/18/2012				N	Y
4.22	231 Enterprise Road	WFB					9/18/2012	9/18/2012				N	Y
4.23	109 Balzano Drive	WFB					9/18/2012	9/18/2012				N	Y
4.24	2750 South Rock Road	WFB					9/18/2012	9/18/2012				N	Y
4.25	125 Balzano Drive	WFB					9/18/2012	9/18/2012				N	Y
4.26	6 Clermont Street	WFB					9/18/2012	9/18/2012				N	Y
4.27	2510 South Eastmoor Street	WFB					9/18/2012	9/18/2012				N	Y
4.28	100 Holloway Drive	WFB					9/18/2012	9/18/2012				N	Y
5	Rogue Valley Mall	WFB	Deb	8,046	1.8%	1/31/2018	8/9/2012	8/6/2012		8/9/2012	11.0%	N	Y	Refinance	0
6	Animas Valley Mall	RBS	Ross Dress For Less	30,000	6.3%	1/31/2017	10/11/2012	10/11/2012				N	Y	Refinance	0
7	Laurel Lakes Shopping Center	WFB	Modell's	22,880	5.7%	10/31/2019	10/11/2012	8/20/2012				N	Y	Refinance	0
8	Bricktown Square Shopping Center	RBS	Harbor Freight Tools	20,452	7.0%	6/5/2022	10/17/2012	10/16/2012				N	Y	Refinance	163,156
9	Deerfield Embassy Suites	LIG I					8/27/2012	8/29/2012				N	Y	Refinance	0
10	Parkway Centre V	LIG I	Comm Group	9,541	4.7%	5/31/2015	9/20/2012	9/21/2012				N	Y	Refinance	0
11	Heritage on Millenia	WFB					10/11/2012	10/5/2012				N	Y	Refinance	0
12	Towne Mall	RBS	Shoe Department Encore	16,976	4.8%	1/31/2022	10/25/2012	10/25/2012				N	Y	Refinance	0
13	Century Storage Portfolio	RBS	Various	Various	Various	Various	10/1/2012	Various				N	Y	Refinance	0
13.01	Ridgeview Storage	RBS	Davenport Darts and Billiards	2,000	2.5%	3/31/2016	10/1/2012	10/22/2012				N	Y
13.02	Sleepy Hill Storage	RBS					10/1/2012	9/26/2012				N	Y
13.03	Lake Dexter Storage	RBS					10/1/2012	10/22/2012				N	Y
13.04	Bayview Storage	RBS					10/1/2012	10/22/2012				N	Y
13.05	Gibsonia Storage	RBS					10/1/2012	10/3/2012				N	Y
14	Flamingo Park Plaza	WFB	Deco Party Corp	7,747	5.2%	7/31/2014	8/2/2012	8/2/2012				N	Y	Refinance	0
15	Bluerock Business Center	WFB	Contra Costa Medical Career College	5,190	5.1%	2/28/2018	5/11/2012	5/15/2012		5/7/2012	7.0%	N	Y	Refinance	0
16	Hilton Harrisburg	WFB					5/22/2012	5/25/2012				N	Y	Acquisition	0
17	SpringHill Suites Columbia	RBS					11/9/2012	11/7/2012				N	Y	Refinance	0
18	Hilton Garden Inn Southpoint	WFB					7/26/2012	7/23/2012				N	Y	Refinance	0
19	Silas Creek Crossing	WFB	Dollar Stop	6,109	4.0%	1/31/2018	8/29/2012	8/30/2012				N	N	Refinance	622,125
20	Joesler Village in Tucson	WFB	PF Chang's China Bistro, Inc.	6,660	8.9%	2/28/2017	9/28/2012	9/27/2012				N	Y	Refinance	0
21	Residence Inn Concord	RBS					11/9/2012	11/7/2012				N	Y	Refinance	0
22	Sky Ridge Plaza	LIG I	Skinny Bob's Billiards	7,035	5.0%	5/31/2015	9/11/2012	9/12/2012				N	Y	Refinance	68,750
23	Courtyard Charlotte Airport	RBS					11/9/2012	11/7/2012				N	Y	Refinance	0
24	Courtyard Inn Concord	RBS					11/9/2012	11/7/2012				N	Y	Refinance	0
25	Alpine Storage - Roy	WFB					8/3/2012	8/2/2012		8/2/2012	9.0%	N	Y	Refinance	54,738
26	Alpine Storage - Orem	WFB					8/6/2012	8/6/2012		8/2/2012	8.0%	N	Y	Refinance	39,656
27	Alpine Storage - American Fork	WFB					8/6/2012	8/3/2012		8/2/2012	8.0%	N	Y	Refinance	21,113
28	Alpine Storage - Inn Towne	WFB					8/6/2012	8/6/2012		8/2/2012	8.0%	N	Y	Refinance	10,019
29	Hilton Garden Inn Ayrsley	RBS					8/29/2012	8/31/2012				N	Y	Refinance	0
30	Long Lake Crossing	LIG I	The Ayco Company	8,923	5.2%	9/30/2019	10/17/2012	10/17/2012				N	Y	Refinance	0
31	Philadelphia Industrial Portfolio	Basis					9/27/2012	9/27/2012				N	Y	Acquisition	0
31.01	7601 State Road	Basis					9/27/2012	9/27/2012				N	Y
31.02	10551 Decatur Road	Basis					9/27/2012	9/27/2012				N	Y
31.03	10500 Drummond Road	Basis					9/27/2012	9/27/2012				N	Y
32	Westowne Center	Basis	Iowa Pet Food & Acquatics	8,340	4.6%	7/31/2014	9/27/2012	9/28/2012				N	Y	Refinance	40,125
33	McHenry Shopping Center	LIG I	Volunteer Beauty Academy	4,986	2.7%	3/31/2018	10/2/2012	10/4/2012	10/26/2012			N	Y	Refinance	0
34	Sycamore Square Shopping Center	Basis	Gold's Gym	14,408	5.6%	1/31/2015	10/10/2012	10/9/2012				N	Y	Refinance	90,785
35	Hilton Garden Inn - Grapevine	WFB					7/31/2012	7/24/2012				N	Y	Refinance	0
36	Park City Hotel Portfolio	LIG I					7/11/2012	7/11/2012		7/11/2012	3.0%	N	Y	Refinance	0
36.01	Hampton Inn & Suites	LIG I					7/11/2012	7/11/2012		7/11/2012	3.0%	N	Y
36.02	Holiday Inn Express Hotel & Suites	LIG I					7/11/2012	7/11/2012		7/11/2012	3.0%	N	Y
37	30 Vreeland	RBS	Boomerang Systems, Inc.	7,350	4.8%	11/30/2016	6/27/2012	6/28/2012				N	Y	Refinance	18,515
38	One North Arlington	WFB	The Chidley & Peto Company	5,413	3.3%	6/30/2015	6/11/2012	6/12/2012				N	Y	Refinance	0
39	Fairmont Pansy Center	WFB	Staffmark Holdings, Inc.	2,500	3.7%	12/31/2015	9/17/2012	9/19/2012				N	Y	Acquisition	0
40	Ayrsley Charleston Row	LIG I	Concorde	3,663	3.9%	3/31/2014	5/31/2012	5/30/2012				N	Y	Refinance	0
41	Hampton Inn - Jericho	RBS					9/17/2012	9/13/2012				N	Y	Refinance	0
42	Carytown Place	WFB					9/12/2012	9/17/2012				N	Y	Refinance	0
43	1181 California	RBS	Great Clips	3,347	3.9%	11/30/2019	9/26/2012	9/26/2012		9/26/2012	13.0%	N	Y	Refinance	20,537
44	202 Tillary Street	RBS					5/23/2012	5/24/2012				N	Y	Refinance	16,313
45	Sheraton Pleasanton	WFB					9/18/2012	9/18/2012		9/18/2012	13.0%	N	Y	Refinance	73,750
46	Silverado Park Place	LIG I	Ritual Salon and Spa	4,287	4.2%	9/30/2016	8/31/2012	8/31/2012				N	Y	Refinance	0
47	ICB Art Studios	WFB	A.Hellermans,M.Chinai, CINEAK	2,081	2.1%	12/31/2012	10/4/2012	10/4/2012		10/5/2012	18.0%	N	Y	Refinance	0
48	235 Park Avenue	RBS					5/24/2012	5/24/2012				N	Y	Refinance	56,781
49	REVA Office Portfolio	LIG I					Various	Various				N	Y	Acquisition	10,625
49.01	Hard Rock International Headquarters Building	LIG I					9/12/2012	9/11/2012				N	Y
49.02	R.F. Micro Devices Building	LIG I					9/11/2012	9/13/2012				N	Y
50	Hampton Inn Monroe	RBS					11/9/2012	11/7/2012				N	Y	Refinance	0
51	Lemont Village Square	LIG I	American Matress	3,408	5.7%	3/31/2014	6/27/2012	6/27/2012				N	Y	Refinance	0
52	Franklin Square Plaza	RBS	Sally Beauty	3,000	2.1%	2/28/2017	8/20/2012	8/20/2012				N	Y	Refinance	4,375
53	Illinois MHC Portfolio	CIIICM					9/14/2012	9/14/2012				N	Y	Refinance	7,418
53.01	Imperial MHC	CIIICM					9/14/2012	9/14/2012				N	Y
53.02	Maple Crest Manor	CIIICM					9/12/2012	9/14/2012				N	Y
53.03	Country Estates	CIIICM					9/14/2012	9/14/2012				N	Y
54	Holiday Inn - Louisville KY	WFB					10/11/2012	6/11/2012				N	Y	Acquisition	0
55	Mill Creek Walk	Basis	Verizon Wireless	2,400	6.6%	6/30/2014	9/26/2012	10/2/2012				N	Y	Refinance	9,731
56	Courtyard by Marriott - Stow OH	WFB					10/15/2012	6/1/2012				N	Y	Acquisition	0
57	Hampton Inn Columbia	WFB					9/10/2012	9/7/2012				N	Y	Refinance	0
58	Willow Bend Apartments	WFB					9/26/2012	9/26/2012	10/26/2012			N	Y	Refinance	60,183
59	Canyon Springs Apartments	Basis					10/19/2012	10/19/2012				N	Y	Refinance	10,000
60	Spring Lake Village Apartments	CIIICM					5/18/2012	5/18/2012				N	Y	Refinance	55,000
61	Candlewood Suites - Warner Robins	RBS					9/24/2012	9/24/2012				N	Y	Refinance	0
62	Meadowlea	CIIICM					9/13/2012	9/13/2012				N	Y	Refinance	0
63	2339 Courage Drive	WFB	Superior Court Records	12,000	11.1%	8/31/2014	10/4/2012	10/4/2012		10/4/2012	15.0%	N	Y	Refinance	0
64	Fairfield Inn Harrisburg	CIIICM					9/26/2012	9/25/2012				N	Y	Refinance	0
65	Tyler Self Storage	CIIICM					8/2/2012	8/2/2012		8/2/2012	10.0%	N	Y	Refinance	0
66	Cross Pointe Centre	WFB					7/10/2012	7/11/2012				N	Y	Refinance	0
67	Hampton Inn Joliet - I-55	WFB					9/10/2012	9/7/2012				N	Y	Refinance	0
68	Hampton Inn Joliet - I-80	WFB					9/10/2012	9/7/2012				N	Y	Refinance	0
69	Hampton Inn Milwaukee - Airport	WFB					9/10/2012	9/14/2012				N	Y	Refinance	0
70	Butterfield Village Center	LIG I					9/5/2012	9/5/2012				N	Y	Refinance	18,750
71	Holiday Inn Express - Fishers IN	WFB					10/15/2012	5/3/2012				N	Y	Acquisition	0
72	Heritage Meadows Village Center	LIG I					9/5/2012	9/5/2012				N	Y	Refinance	12,500
73	Walgreens - Oro Valley	WFB					9/11/2012	9/11/2012				N	N	Refinance	0
74	Sylvan Heights Shopping Center	CIIICM	Mi Doctor	3,120	7.4%	4/30/2013	7/9/2012	7/9/2012				N	Y	Refinance	28,438
75	Wells Branch Storage	Basis					10/3/2012	10/4/2012				N	Y	Refinance	17,500
76	Willmott Self Storage	CIIICM					8/6/2012	8/2/2012		8/2/2012	9.0%	N	Y	Acquisition	0
77	Walgreens Memphis	WFB					8/31/2012	9/4/2012		9/4/2012	6.0%	N	N	Refinance	0
78	Arney's Manufactured Housing Community	WFB					8/21/2012	8/22/2012				N	Y	Acquisition	25,938
79	Walgreens Murfreesboro	WFB					9/4/2012	9/4/2012				N	N	Refinance	0
80	Tan Tara MHC	WFB					8/7/2012	8/8/2012				N	Y	Refinance	0
81	CVS Ravenna	CIIICM					10/1/2012	10/1/2012				N	Y	Refinance	0
82	Creekside Village Apartments	WFB					8/23/2012	8/24/2012		8/23/2012	10.0%	N	Y	Refinance	0
83	One Murray Road	CIIICM					7/2/2012	7/2/2012				N	Y	Refinance	3,063
84	Royal Coach Manor	CIIICM					9/14/2012	9/14/2012		9/14/2012	15.0%	N	Y	Refinance	64,945
85	Green Oak Office Building - TX	WFB	Resolution Engineering	1,560	8.5%	6/30/2013	8/23/2012	8/24/2012				N	Y	Refinance	0

A-1-8

WFRBS Commercial Mortgage Trust 2012-C10
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(15)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty
1	Republic Plaza	WFB	3,495,886	499,412	Cash		0	Springing			27,217	27,217	0	Cash
2	Concord Mills	RBS	0	Springing			0	Springing			0	Springing	646,000
3	Dayton Mall	WFB	0	Springing			0	Springing			0	Springing	0
4	STAG REIT Portfolio	WFB	0	Springing			0	Springing			0	Springing	0
4.01	100 Papercraft Park	WFB
4.02	1521 Kepner Drive	WFB
4.03	5640 Pierson Road	WFB
4.04	22925 Venture Drive	WFB
4.05	4757 128th Avenue	WFB
4.06	1530-1540 Kepner Drive	WFB
4.07	42600 Merrill Road	WFB
4.08	2201 East Loew Road	WFB
4.09	1520 Kepner Drive	WFB
4.10	One Michelin Drive	WFB
4.11	150 Enterprise Road	WFB
4.12	122 Balzano Drive	WFB
4.13	215 Mill Avenue	WFB
4.14	16 Downing Drive	WFB
4.15	2655-2755 South Eastmoor Street	WFB
4.16	636 South 66th Terrace	WFB
4.17	2652 South Eastmoor Street	WFB
4.18	141 Sal Landrio Drive	WFB
4.19	123 Union Avenue	WFB
4.20	308-310 Maxwell Avenue	WFB
4.21	1900 Wilson Avenue	WFB
4.22	231 Enterprise Road	WFB
4.23	109 Balzano Drive	WFB
4.24	2750 South Rock Road	WFB
4.25	125 Balzano Drive	WFB
4.26	6 Clermont Street	WFB
4.27	2510 South Eastmoor Street	WFB
4.28	100 Holloway Drive	WFB
5	Rogue Valley Mall	WFB	0	Springing			0	Springing			0	Springing	90,792
6	Animas Valley Mall	RBS	125,986	17,998	Cash		0	Springing			0	18,344	220,128	Cash
7	Laurel Lakes Shopping Center	WFB	303,888	101,297	Cash		0	Springing			0	Springing	0
8	Bricktown Square Shopping Center	RBS	455,861	91,172	Cash		45,656	5,546	Cash		0	4,625	0	Cash
9	Deerfield Embassy Suites	LIG I	928,457	77,371	Cash		4,209	383	Cash		0	Springing	0
10	Parkway Centre V	LIG I	117,304	58,652	Cash		56,149	5,104	Cash		3,350	3,350	0	Cash
11	Heritage on Millenia	WFB	46,098	46,094	Cash		99,628	10,072	Cash		0	6,313	0	Cash
12	Towne Mall	RBS	255,874	22,165	Cash		0	Springing			0	10,677; Springing	384,372	Cash
13	Century Storage Portfolio	RBS	39,264	19,632	Cash		72,525	8,186	Cash		0	5,421	0	Cash
13.01	Ridgeview Storage	RBS
13.02	Sleepy Hill Storage	RBS
13.03	Lake Dexter Storage	RBS
13.04	Bayview Storage	RBS
13.05	Gibsonia Storage	RBS
14	Flamingo Park Plaza	WFB	283,113	23,178	Cash		0	Springing			0	4,720	0	Cash
15	Bluerock Business Center	WFB	116,912	29,228	Cash		0	Springing			0	Springing	0
16	Hilton Harrisburg	WFB	250,272	62,567	Cash		9,873	9,869	Cash		0	63,402	0	Cash
17	SpringHill Suites Columbia	RBS	14,906	14,906	Cash		4,420	2,210	Cash		12,961	12,961	0	Cash
18	Hilton Garden Inn Southpoint	WFB	0	19,427	Cash		24,458	3,494	Cash		0	18,261	0	Cash
19	Silas Creek Crossing	WFB	230,852	22,136	Cash		0	Springing			0	2,406	0	Cash
20	Joesler Village in Tucson	WFB	33,370	16,685	Cash		20,161	1,681	Cash		0	1,120	0	Cash
21	Residence Inn Concord	RBS	12,192	12,192	Cash		3,551	1,775	Cash		11,510	11,510	0	Cash
22	Sky Ridge Plaza	LIG I	304,807	27,710	Cash		19,323	2,415	Cash		3,100	3,100	0	Cash
23	Courtyard Charlotte Airport	RBS	6,672	6,672	Cash		3,805	1,903	Cash		14,254	14,254	0	Cash
24	Courtyard Inn Concord	RBS	9,894	9,894	Cash		3,445	1,722	Cash		10,704	10,704	0	Cash
25	Alpine Storage - Roy	WFB	7,175	7,175	Cash		0	Springing			0	2,973	107,034	Cash
26	Alpine Storage - Orem	WFB	6,687	6,687	Cash		0	Springing			0	1,930	69,480	Cash
27	Alpine Storage - American Fork	WFB	5,178	5,178	Cash		0	Springing			0	1,446	52,167	Cash
28	Alpine Storage - Inn Towne	WFB	2,321	2,321	Cash		0	Springing			0	727	26,187	Cash
29	Hilton Garden Inn Ayrsley	RBS	0	12,683	Cash		34,610	2,884	Cash		0	14,930	0	Cash
30	Long Lake Crossing	LIG I	108,475	21,695	Cash		11,913	2,383	Cash		4,600	4,600	0	Cash
31	Philadelphia Industrial Portfolio	Basis	282,431	25,676	Cash		16,813	4,203	Cash		210,000	5,454	0	Cash
31.01	7601 State Road	Basis
31.02	10551 Decatur Road	Basis
31.03	10500 Drummond Road	Basis
32	Westowne Center	Basis	144,714	36,178	Cash		11,953	0	Cash		0	2,275	0	Cash
33	McHenry Shopping Center	LIG I	245,479	20,457	Cash		14,489	2,415	Cash		3,200	3,200	0	Cash
34	Sycamore Square Shopping Center	Basis	156,486	12,037	Cash		34,021	4,860	Cash		200,000	4,251; Springing	450,000	Cash
35	Hilton Garden Inn - Grapevine	WFB	147,688	18,461	Cash		0	Springing			0	15,592	0	Cash
36	Park City Hotel Portfolio	LIG I	145,894	12,158	Cash		9,757	2,439	Cash		14,125	14,125	339,000	Cash
36.01	Hampton Inn & Suites	LIG I
36.02	Holiday Inn Express Hotel & Suites	LIG I
37	30 Vreeland	RBS	54,743	17,968	Cash		9,988	3,329	Cash		2,685	2,685	0	Cash
38	One North Arlington	WFB	370,851	92,713	Cash		13,935	1,549	Cash		0	2,738	0	Cash
39	Fairmont Pansy Center	WFB	137,370	27,889; Springing	Cash		0	Springing			0	1,119	0	Cash
40	Ayrsley Charleston Row	LIG I	134,317	12,211	Cash		23,896	1,991	Cash		1,549	1,549	0	Cash
41	Hampton Inn - Jericho	RBS	115,231	28,808	Cash		53,258	5,326	Cash		10,784	10,784	0	Cash
42	Carytown Place	WFB	36,750	5,250	Cash		0	Springing			0	664	0	Cash
43	1181 California	RBS	40,849	10,212	Cash		6,015	1,203	Cash		2,356	2,356	0	Cash
44	202 Tillary Street	RBS	99,229	19,846	Cash		18,537	1,545	Cash		5,019	798	0	Cash
45	Sheraton Pleasanton	WFB	34,122	11,374	Cash		0	2,643	Cash		0	18,395	500,000	Cash
46	Silverado Park Place	LIG I	35,792	11,931	Cash		22,712	1,747	Cash		1,300	1,300	0	Cash
47	ICB Art Studios	WFB	26,565	8,855	Cash		0	Springing			0	Springing	0
48	235 Park Avenue	RBS	62,040	12,408	Cash		15,834	1,320	Cash		15,762	784	0	Cash
49	REVA Office Portfolio	LIG I	65,745	16,436	Cash		24,753	2,750	Cash		3,225	3,225	0	Cash
49.01	Hard Rock International Headquarters Building	LIG I
49.02	R.F. Micro Devices Building	LIG I
50	Hampton Inn Monroe	RBS	5,945	5,945	Cash		2,204	1,102	Cash		8,581	8,581	0	Cash
51	Lemont Village Square	LIG I	192,459	27,494	Cash		6,005	1,201	Cash		720	720	0	Cash
52	Franklin Square Plaza	RBS	6,263	6,324	Cash		16,714	1,393	Cash		0	1,786	64,300	Cash
53	Illinois MHC Portfolio	CIIICM	52,893	17,631	Cash		7,874	1,968	Cash		2,302	2,302	0	Cash
53.01	Imperial MHC	CIIICM
53.02	Maple Crest Manor	CIIICM
53.03	Country Estates	CIIICM
54	Holiday Inn - Louisville KY	WFB	86,474	7,567	Cash		0	Springing			0	11,663	0	Cash
55	Mill Creek Walk	Basis	22,701	7,567	Cash		8,513	1,064	Cash		0	454	0	Cash
56	Courtyard by Marriott - Stow OH	WFB	34,316	4,438	Cash		0	Springing			0	11,411	0	Cash
57	Hampton Inn Columbia	WFB	72,192	6,016	Cash		0	Springing			0	10,300	0	Cash
58	Willow Bend Apartments	WFB	109,990	19,091	Cash		0	Springing			0	8,325	0	Cash
59	Canyon Springs Apartments	Basis	15,140	7,570	Cash		15,201	1,689	Cash		0	4,229	0	Cash
60	Spring Lake Village Apartments	CIIICM	82,098	11,728	Cash		15,792	15,792	Cash		4,221	4,221	0	Cash
61	Candlewood Suites - Warner Robins	RBS	24,186	2,016	Cash		4,162	1,041	Cash		5,560	5,560	0	Cash
62	Meadowlea	CIIICM	72,782	10,397	Cash		23,693	2,633	Cash		1,071	1,071	0	Cash
63	2339 Courage Drive	WFB	17,100	8,550	Cash		0	Springing			0	900	21,600	Cash
64	Fairfield Inn Harrisburg	CIIICM	13,425	4,475	Cash		1,641	1,641	Cash		0	3,324	0	Cash
65	Tyler Self Storage	CIIICM	46,287	5,786	Cash		14,957	1,496	Cash		1,681	1,681	0	Cash
66	Cross Pointe Centre	WFB	74,668	7,919	Cash		0	Springing			0	1,736	104,155	Cash
67	Hampton Inn Joliet - I-55	WFB	30,124	10,042	Cash		0	Springing			0	9,786	0	Cash
68	Hampton Inn Joliet - I-80	WFB	33,974	11,324	Cash		0	Springing			0	8,716	0	Cash
69	Hampton Inn Milwaukee - Airport	WFB	153,755	15,375	Cash		0	Springing			0	9,287	0	Cash
70	Butterfield Village Center	LIG I	0	0			0	0			0	Springing	0	Cash
71	Holiday Inn Express - Fishers IN	WFB	17,948	19,694	Cash		0	Springing			0	9,508	0	Cash
72	Heritage Meadows Village Center	LIG I	0	0			0	0			0	Springing	0	Cash
73	Walgreens - Oro Valley	WFB	0	Springing			0	Springing			0	Springing	0
74	Sylvan Heights Shopping Center	CIIICM	48,100	4,008	Cash		7,768	1,295	Cash		41,022	1,022	0	Cash
75	Wells Branch Storage	Basis	0	8,956	Cash		7,263	1,453	Cash		0	806	0	Cash
76	Willmott Self Storage	CIIICM	10,998	3,666	Cash		667	667	Cash		0	756	27,209	Cash
77	Walgreens Memphis	WFB	0	Springing			0	Springing			0	Springing	0
78	Arney's Manufactured Housing Community	WFB	17,064	5,688	Cash		495	495	Cash		0	804	0	Cash
79	Walgreens Murfreesboro	WFB	0	Springing			0	Springing			0	Springing	0
80	Tan Tara MHC	WFB	1,644	1,644	Cash		8,280	700	Cash		0	346	0	Cash
81	CVS Ravenna	CIIICM	0	0			1,580	0	Cash		0	0	0
82	Creekside Village Apartments	WFB	16,394	2,342	Cash		11,098	1,009	Cash		0	958	0	Cash
83	One Murray Road	CIIICM	16,598	8,299	Cash		16,294	2,328	Cash		1,170	1,170	0	Cash
84	Royal Coach Manor	CIIICM	3,638	1,213	Cash		4,070	407	Cash		289	289	0	Cash
85	Green Oak Office Building - TX	WFB	36,157	3,287	Cash		6,561	596	Cash		0	687	0	Cash

A-1-9

WFRBS Commercial Mortgage Trust 2012-C10
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(14)(16)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
1	Republic Plaza	WFB	0	140,000	5,000,000	Cash		0	0
2	Concord Mills	RBS	0	Springing	1,800,000			0	0
3	Dayton Mall	WFB	0	Springing	0			0	0
4	STAG REIT Portfolio	WFB	800,000	77,228	2,100,000	Cash		0	0
4.01	100 Papercraft Park	WFB
4.02	1521 Kepner Drive	WFB
4.03	5640 Pierson Road	WFB
4.04	22925 Venture Drive	WFB
4.05	4757 128th Avenue	WFB
4.06	1530-1540 Kepner Drive	WFB
4.07	42600 Merrill Road	WFB
4.08	2201 East Loew Road	WFB
4.09	1520 Kepner Drive	WFB
4.10	One Michelin Drive	WFB
4.11	150 Enterprise Road	WFB
4.12	122 Balzano Drive	WFB
4.13	215 Mill Avenue	WFB
4.14	16 Downing Drive	WFB
4.15	2655-2755 South Eastmoor Street	WFB
4.16	636 South 66th Terrace	WFB
4.17	2652 South Eastmoor Street	WFB
4.18	141 Sal Landrio Drive	WFB
4.19	123 Union Avenue	WFB
4.20	308-310 Maxwell Avenue	WFB
4.21	1900 Wilson Avenue	WFB
4.22	231 Enterprise Road	WFB
4.23	109 Balzano Drive	WFB
4.24	2750 South Rock Road	WFB
4.25	125 Balzano Drive	WFB
4.26	6 Clermont Street	WFB
4.27	2510 South Eastmoor Street	WFB
4.28	100 Holloway Drive	WFB
5	Rogue Valley Mall	WFB	0	Springing	370,212			0	0
6	Animas Valley Mall	RBS	0	22,543	270,511	Cash		0	0
7	Laurel Lakes Shopping Center	WFB	0	0	0			0	0
8	Bricktown Square Shopping Center	RBS	0	12,589	0	Cash		0	0
9	Deerfield Embassy Suites	LIG I	0	0	0			0	0
10	Parkway Centre V	LIG I	0	21,500	1,000,000	Cash		0	0
11	Heritage on Millenia	WFB	0	0	0			0	0
12	Towne Mall	RBS	0	20,435	500,000	Cash		0	0
13	Century Storage Portfolio	RBS	0	0	0			0	0
13.01	Ridgeview Storage	RBS
13.02	Sleepy Hill Storage	RBS
13.03	Lake Dexter Storage	RBS
13.04	Bayview Storage	RBS
13.05	Gibsonia Storage	RBS
14	Flamingo Park Plaza	WFB	0	9,315	335,342	Cash		0	0
15	Bluerock Business Center	WFB	0	Springing	483,276	Cash		0	0
16	Hilton Harrisburg	WFB	0	0	0			0	0
17	SpringHill Suites Columbia	RBS	0	0	0			0	0
18	Hilton Garden Inn Southpoint	WFB	0	0	0			0	0
19	Silas Creek Crossing	WFB	0	7,345	0	Cash		0	0
20	Joesler Village in Tucson	WFB	100,000	Springing	250,000	Cash		0	0
21	Residence Inn Concord	RBS	0	0	0			0	0
22	Sky Ridge Plaza	LIG I	12,500	12,500	540,000	Cash		0	0
23	Courtyard Charlotte Airport	RBS	0	0	0			0	0
24	Courtyard Inn Concord	RBS	0	0	0			0	0
25	Alpine Storage - Roy	WFB	0	0	0			0	0
26	Alpine Storage - Orem	WFB	0	0	0			0	0
27	Alpine Storage - American Fork	WFB	0	0	0			0	0
28	Alpine Storage - Inn Towne	WFB	0	0	0			0	0
29	Hilton Garden Inn Ayrsley	RBS	0	0	0			0	0
30	Long Lake Crossing	LIG I	221,000	21,000	420,000	Cash		0	0
31	Philadelphia Industrial Portfolio	Basis	0	5,881	100,000	Cash		0	0
31.01	7601 State Road	Basis
31.02	10551 Decatur Road	Basis
31.03	10500 Drummond Road	Basis
32	Westowne Center	Basis	0	9,221	305,000	Cash		0	0
33	McHenry Shopping Center	LIG I	500,000	Springing	0	Cash		0	0
34	Sycamore Square Shopping Center	Basis	300,000	15,579	550,000	Cash		0	0
35	Hilton Garden Inn - Grapevine	WFB	0	0	0			0	0
36	Park City Hotel Portfolio	LIG I	0	0	0			0	0
36.01	Hampton Inn & Suites	LIG I
36.02	Holiday Inn Express Hotel & Suites	LIG I
37	30 Vreeland	RBS	419,346	12,786	0	Cash		0	0
38	One North Arlington	WFB	725,000	15,905	500,000	Cash		0	0
39	Fairmont Pansy Center	WFB	0	Springing	0			0	0
40	Ayrsley Charleston Row	LIG I	10,900	10,900	0	Cash		0	0
41	Hampton Inn - Jericho	RBS	0	0	0			0	0
42	Carytown Place	WFB	0	0	0			0	0
43	1181 California	RBS	1,123,352	3,352	800,000	Cash		0	0
44	202 Tillary Street	RBS	0	0	0			0	0
45	Sheraton Pleasanton	WFB	0	0	0			0	0
46	Silverado Park Place	LIG I	10,000	10,000	0	Cash		0	0
47	ICB Art Studios	WFB	0	Springing	0			0	0
48	235 Park Avenue	RBS	0	0	0			0	0
49	REVA Office Portfolio	LIG I	0	0	0			0	0
49.01	Hard Rock International Headquarters Building	LIG I
49.02	R.F. Micro Devices Building	LIG I
50	Hampton Inn Monroe	RBS	0	0	0			0	0
51	Lemont Village Square	LIG I	3,000	3,000	0	Cash		0	0
52	Franklin Square Plaza	RBS	0	8,333	300,000	Cash		0	0
53	Illinois MHC Portfolio	CIIICM	0	0	0			0	0
53.01	Imperial MHC	CIIICM
53.02	Maple Crest Manor	CIIICM
53.03	Country Estates	CIIICM
54	Holiday Inn - Louisville KY	WFB	0	0	0			0	0
55	Mill Creek Walk	Basis	0	3,128	100,000	Cash		0	0
56	Courtyard by Marriott - Stow OH	WFB	0	0	0			0	0
57	Hampton Inn Columbia	WFB	0	0	0			0	0
58	Willow Bend Apartments	WFB	0	0	0			0	0
59	Canyon Springs Apartments	Basis	0	0	0			0	0
60	Spring Lake Village Apartments	CIIICM	0	0	0			0	0
61	Candlewood Suites - Warner Robins	RBS	0	0	0			0	0
62	Meadowlea	CIIICM	0	0	0			0	0
63	2339 Courage Drive	WFB	0	3,600	86,400	Cash		0	0
64	Fairfield Inn Harrisburg	CIIICM	0	0	0			0	0
65	Tyler Self Storage	CIIICM	0	0	0			0	0
66	Cross Pointe Centre	WFB	0	0	0			0	0
67	Hampton Inn Joliet - I-55	WFB	0	0	0			0	0
68	Hampton Inn Joliet - I-80	WFB	0	0	0			0	0
69	Hampton Inn Milwaukee - Airport	WFB	0	0	0			0	0
70	Butterfield Village Center	LIG I	2,600	2,600	300,000	Cash		0	0
71	Holiday Inn Express - Fishers IN	WFB	0	0	0			0	0
72	Heritage Meadows Village Center	LIG I	2,150	2,150	250,000	Cash		0	0
73	Walgreens - Oro Valley	WFB	0	Springing	0			0	0
74	Sylvan Heights Shopping Center	CIIICM	102,279	2,279	150,000	Cash		0	0
75	Wells Branch Storage	Basis	0	0	0			0	0
76	Willmott Self Storage	CIIICM	0	0	0			0	0
77	Walgreens Memphis	WFB	0	Springing	0			0	0
78	Arney's Manufactured Housing Community	WFB	0	0	0			0	0
79	Walgreens Murfreesboro	WFB	0	Springing	0			0	0
80	Tan Tara MHC	WFB	0	0	0			0	0
81	CVS Ravenna	CIIICM	0	0	0		TBD	0	0
82	Creekside Village Apartments	WFB	0	0	0			0	0
83	One Murray Road	CIIICM	0	0	0	Cash		0	0
84	Royal Coach Manor	CIIICM	0	0	0			0	0
85	Green Oak Office Building - TX	WFB	25,000	1,755	60,000	Cash		0	0

A-1-10

WFRBS Commercial Mortgage Trust 2012-C10
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow I Reserve Description(14)	Other Escrow I (Initial) ($) (9)(14)	Other Escrow I (Monthly) ($) (8)(17)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty
1	Republic Plaza	WFB	Existing TILC Reserve	2,358,462	0	0	Cash
2	Concord Mills	RBS		0	0	0
3	Dayton Mall	WFB	Dick's Sporting Goods Reserve	3,711,437	0	0	Cash
4	STAG REIT Portfolio	WFB	Perrigo Holland Reserve	60,000	0	0	Cash
4.01	100 Papercraft Park	WFB
4.02	1521 Kepner Drive	WFB
4.03	5640 Pierson Road	WFB
4.04	22925 Venture Drive	WFB
4.05	4757 128th Avenue	WFB
4.06	1530-1540 Kepner Drive	WFB
4.07	42600 Merrill Road	WFB
4.08	2201 East Loew Road	WFB
4.09	1520 Kepner Drive	WFB
4.10	One Michelin Drive	WFB
4.11	150 Enterprise Road	WFB
4.12	122 Balzano Drive	WFB
4.13	215 Mill Avenue	WFB
4.14	16 Downing Drive	WFB
4.15	2655-2755 South Eastmoor Street	WFB
4.16	636 South 66th Terrace	WFB
4.17	2652 South Eastmoor Street	WFB
4.18	141 Sal Landrio Drive	WFB
4.19	123 Union Avenue	WFB
4.20	308-310 Maxwell Avenue	WFB
4.21	1900 Wilson Avenue	WFB
4.22	231 Enterprise Road	WFB
4.23	109 Balzano Drive	WFB
4.24	2750 South Rock Road	WFB
4.25	125 Balzano Drive	WFB
4.26	6 Clermont Street	WFB
4.27	2510 South Eastmoor Street	WFB
4.28	100 Holloway Drive	WFB
5	Rogue Valley Mall	WFB	Tenant Specific TI Reserve	391,564	0	0	Cash
6	Animas Valley Mall	RBS	Oustanding TI/LC Reserve	360,908	0	0	Cash
7	Laurel Lakes Shopping Center	WFB	Tenant Specific TI Reserve	0	Springing	0
8	Bricktown Square Shopping Center	RBS	Sports Authority Leasing Reserve	200,000	0	0	Cash
9	Deerfield Embassy Suites	LIG I	Seasonality Reserve	0	85,000	0	Cash
10	Parkway Centre V	LIG I	Fitness Evolution Reserve	1,000,000	Springing	0	Cash
11	Heritage on Millenia	WFB		0	0	0
12	Towne Mall	RBS	Encore TI/LC and Free Rent	287,500	0	0	Cash
13	Century Storage Portfolio	RBS		0	0	0
13.01	Ridgeview Storage	RBS
13.02	Sleepy Hill Storage	RBS
13.03	Lake Dexter Storage	RBS
13.04	Bayview Storage	RBS
13.05	Gibsonia Storage	RBS
14	Flamingo Park Plaza	WFB	Navarro Reserve	300,000	0	0	Cash
15	Bluerock Business Center	WFB	Wells Fargo Bank Lease Reserve	0	Springing	0
16	Hilton Harrisburg	WFB	PIP Reserve	4,000,000	0	0	Cash
17	SpringHill Suites Columbia	RBS	Seasonality Reserve	58,413	0	0	Cash
18	Hilton Garden Inn Southpoint	WFB		0	0	0
19	Silas Creek Crossing	WFB	Destination XL Reserve	184,264	0	0	Cash
20	Joesler Village in Tucson	WFB	Bella Day Spa Reserve	53,627	0	0	Cash
21	Residence Inn Concord	RBS	Seasonality Reserve	20,384	0	0	Cash
22	Sky Ridge Plaza	LIG I	Sizzle Indian Grill Lease Reserve	15,000	0	0	Cash
23	Courtyard Charlotte Airport	RBS	Seasonality Reserve	126,976	0	0	Cash
24	Courtyard Inn Concord	RBS	Seasonality Reserve	64,208	0	0	Cash
25	Alpine Storage - Roy	WFB		0	0	0
26	Alpine Storage - Orem	WFB		0	0	0
27	Alpine Storage - American Fork	WFB		0	0	0
28	Alpine Storage - Inn Towne	WFB		0	0	0
29	Hilton Garden Inn Ayrsley	RBS		0	0	0
30	Long Lake Crossing	LIG I		0	0	0
31	Philadelphia Industrial Portfolio	Basis	Drummond Leasing Reserve	235,000	0	0	Cash
31.01	7601 State Road	Basis
31.02	10551 Decatur Road	Basis
31.03	10500 Drummond Road	Basis
32	Westowne Center	Basis	Anchor Tenant Rollover Reserve	0	Springing	0
33	McHenry Shopping Center	LIG I	US Recruiting Reserve	250,000	Springing	0	Cash
34	Sycamore Square Shopping Center	Basis	Earn Out Reserve	504,500	0	0	Cash
35	Hilton Garden Inn - Grapevine	WFB		0	0	0
36	Park City Hotel Portfolio	LIG I	Seasonality Reserve	220,000	Springing	220,000	Cash
36.01	Hampton Inn & Suites	LIG I
36.02	Holiday Inn Express Hotel & Suites	LIG I
37	30 Vreeland	RBS	Free Rent Holdback Reserve	32,810	0	0	Cash
38	One North Arlington	WFB	TLC Reserve	600,000	0	0	Cash
39	Fairmont Pansy Center	WFB		0	0	0
40	Ayrsley Charleston Row	LIG I		0	0	0
41	Hampton Inn - Jericho	RBS	PIP Reserve	0	Springing	0
42	Carytown Place	WFB	Panera Bread Reserve	242,600	0	0	Cash
43	1181 California	RBS	Free Rent Holdback Reserve	39,349	0	0	Cash
44	202 Tillary Street	RBS		0	0	0
45	Sheraton Pleasanton	WFB	PIP Reserve	1,025,000	39,050; Springing	0	Cash
46	Silverado Park Place	LIG I		0	0	0
47	ICB Art Studios	WFB	Cash Management Reserve	5,000	0	0	Cash
48	235 Park Avenue	RBS		0	0	0
49	REVA Office Portfolio	LIG I		0	0	0
49.01	Hard Rock International Headquarters Building	LIG I
49.02	R.F. Micro Devices Building	LIG I
50	Hampton Inn Monroe	RBS	Seasonality Reserve	45,675	0	0
51	Lemont Village Square	LIG I	Tap House Reserve	200,000	0	0	LoC
52	Franklin Square Plaza	RBS	Hobby Lobby/HH Gregg Roof Reserve	160,000	0	0	Cash
53	Illinois MHC Portfolio	CIIICM		0	0	0
53.01	Imperial MHC	CIIICM
53.02	Maple Crest Manor	CIIICM
53.03	Country Estates	CIIICM
54	Holiday Inn - Louisville KY	WFB		0	0	0
55	Mill Creek Walk	Basis		0	0	0
56	Courtyard by Marriott - Stow OH	WFB		0	0	0
57	Hampton Inn Columbia	WFB		0	0	0
58	Willow Bend Apartments	WFB		0	0	0
59	Canyon Springs Apartments	Basis		0	0	0
60	Spring Lake Village Apartments	CIIICM		0	0	0
61	Candlewood Suites - Warner Robins	RBS	PIP Reserve	0	Springing	0
62	Meadowlea	CIIICM		0	0	0
63	2339 Courage Drive	WFB	Elliott Reserve	0	Springing	0
64	Fairfield Inn Harrisburg	CIIICM		0	0	0
65	Tyler Self Storage	CIIICM		0	0	0
66	Cross Pointe Centre	WFB	Ground Rent Reserve	28,458	28,458	0	Cash
67	Hampton Inn Joliet - I-55	WFB		0	0	0
68	Hampton Inn Joliet - I-80	WFB		0	0	0
69	Hampton Inn Milwaukee - Airport	WFB		0	0	0
70	Butterfield Village Center	LIG I		0	0	0
71	Holiday Inn Express - Fishers IN	WFB		0	0	0
72	Heritage Meadows Village Center	LIG I		0	0	0
73	Walgreens - Oro Valley	WFB		0	0	0
74	Sylvan Heights Shopping Center	CIIICM		0	0	0
75	Wells Branch Storage	Basis		0	0	0
76	Willmott Self Storage	CIIICM		0	0	0
77	Walgreens Memphis	WFB		0	0	0
78	Arney's Manufactured Housing Community	WFB		0	0	0
79	Walgreens Murfreesboro	WFB		0	0	0
80	Tan Tara MHC	WFB		0	0	0
81	CVS Ravenna	CIIICM		0	0	0
82	Creekside Village Apartments	WFB		0	0	0
83	One Murray Road	CIIICM		0	0	0
84	Royal Coach Manor	CIIICM		0	0	0
85	Green Oak Office Building - TX	WFB		0	0	0

A-1-11

WFRBS Commercial Mortgage Trust 2012-C10
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow II Reserve Description(14)(18)	Other Escrow II (Initial) ($) (14)	Other Escrow II (Monthly) ($) (18)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases
1	Republic Plaza	WFB	Rent Concession Reserve	238,060	0	0	Cash			Fee
2	Concord Mills	RBS		0	0	0				Fee
3	Dayton Mall	WFB	Dress Barn Reserve	456,667	0	0	Cash			Fee
4	STAG REIT Portfolio	WFB		0	0	0				Fee
4.01	100 Papercraft Park	WFB								Fee
4.02	1521 Kepner Drive	WFB								Fee
4.03	5640 Pierson Road	WFB								Fee
4.04	22925 Venture Drive	WFB								Fee
4.05	4757 128th Avenue	WFB								Fee
4.06	1530-1540 Kepner Drive	WFB								Fee
4.07	42600 Merrill Road	WFB								Fee
4.08	2201 East Loew Road	WFB								Fee
4.09	1520 Kepner Drive	WFB								Fee
4.10	One Michelin Drive	WFB								Fee
4.11	150 Enterprise Road	WFB								Fee
4.12	122 Balzano Drive	WFB								Fee
4.13	215 Mill Avenue	WFB								Fee
4.14	16 Downing Drive	WFB								Fee
4.15	2655-2755 South Eastmoor Street	WFB								Fee
4.16	636 South 66th Terrace	WFB								Fee
4.17	2652 South Eastmoor Street	WFB								Fee
4.18	141 Sal Landrio Drive	WFB								Fee
4.19	123 Union Avenue	WFB								Fee
4.20	308-310 Maxwell Avenue	WFB								Fee
4.21	1900 Wilson Avenue	WFB								Fee
4.22	231 Enterprise Road	WFB								Fee
4.23	109 Balzano Drive	WFB								Fee
4.24	2750 South Rock Road	WFB								Fee
4.25	125 Balzano Drive	WFB								Fee
4.26	6 Clermont Street	WFB								Fee
4.27	2510 South Eastmoor Street	WFB								Fee
4.28	100 Holloway Drive	WFB								Fee
5	Rogue Valley Mall	WFB		0	0	0				Fee
6	Animas Valley Mall	RBS		0	0	0				Fee
7	Laurel Lakes Shopping Center	WFB		0	0	0				Fee
8	Bricktown Square Shopping Center	RBS	Babies "R" Us Leasing Reserve	886,844	113,156	0	Cash			Fee
9	Deerfield Embassy Suites	LIG I		0	0	0				Fee
10	Parkway Centre V	LIG I		0	0	0				Fee
11	Heritage on Millenia	WFB		0	0	0				Fee
12	Towne Mall	RBS		0	0	0				Fee
13	Century Storage Portfolio	RBS		0	0	0				Fee
13.01	Ridgeview Storage	RBS								Fee
13.02	Sleepy Hill Storage	RBS								Fee
13.03	Lake Dexter Storage	RBS								Fee
13.04	Bayview Storage	RBS								Fee
13.05	Gibsonia Storage	RBS								Fee
14	Flamingo Park Plaza	WFB		0	0	0				Fee
15	Bluerock Business Center	WFB	Keller-Williams Reserve/Xtreme Burger Reserve	Keller-Williams: $127,774; Xtreme Burger: $147,160	0	0	Cash			Fee
16	Hilton Harrisburg	WFB		0	0	0				Fee
17	SpringHill Suites Columbia	RBS	PIP Reserve	0	Springing	0				Fee
18	Hilton Garden Inn Southpoint	WFB		0	0	0				Fee
19	Silas Creek Crossing	WFB	Dollar Stop Reserve	29,515	0	0	Cash			Fee
20	Joesler Village in Tucson	WFB	Self-Centered Yoga Reserve	47,502	0	0	Cash			Fee
21	Residence Inn Concord	RBS	PIP Reserve	0	Springing	0				Fee
22	Sky Ridge Plaza	LIG I	Cash Management Reserve	25,000	0	0	Cash			Fee
23	Courtyard Charlotte Airport	RBS	PIP Reserve	0	Springing	0				Fee
24	Courtyard Inn Concord	RBS	PIP Reserve	0	Springing	0				Fee
25	Alpine Storage - Roy	WFB		0	0	0				Fee
26	Alpine Storage - Orem	WFB		0	0	0				Fee
27	Alpine Storage - American Fork	WFB		0	0	0				Fee
28	Alpine Storage - Inn Towne	WFB		0	0	0				Fee
29	Hilton Garden Inn Ayrsley	RBS		0	0	0				Fee
30	Long Lake Crossing	LIG I		0	0	0				Fee
31	Philadelphia Industrial Portfolio	Basis	Anchor Tenant Rollover Reserve	0	Springing	0				Fee
31.01	7601 State Road	Basis								Fee
31.02	10551 Decatur Road	Basis								Fee
31.03	10500 Drummond Road	Basis								Fee
32	Westowne Center	Basis		0	0	0				Fee
33	McHenry Shopping Center	LIG I		0	0	0				Fee
34	Sycamore Square Shopping Center	Basis	Movie Theatre Reserve	143,750	0	0	Cash			Fee
35	Hilton Garden Inn - Grapevine	WFB		0	0	0				Fee
36	Park City Hotel Portfolio	LIG I		0	0	0				Fee
36.01	Hampton Inn & Suites	LIG I								Fee
36.02	Holiday Inn Express Hotel & Suites	LIG I								Fee
37	30 Vreeland	RBS		0	0	0				Fee
38	One North Arlington	WFB	Rent Concession / Restaurant.com Reserve	Rent Concession: $257,307 / Restaurant.com: $44,660	0	0	Cash			Fee
39	Fairmont Pansy Center	WFB		0	0	0				Fee
40	Ayrsley Charleston Row	LIG I		0	0	0				Fee
41	Hampton Inn - Jericho	RBS	Seasonality Reserve	51,725	6,466	0	Cash			Fee
42	Carytown Place	WFB	Hand and Stone / Chipotle Reserve	Hand and Stone - $400,000 / Chipotle - $129,592	0	0	Cash			Fee
43	1181 California	RBS		0	0	0				Fee
44	202 Tillary Street	RBS		0	0	0				Fee
45	Sheraton Pleasanton	WFB		0	0	0				Fee
46	Silverado Park Place	LIG I		0	0	0				Fee
47	ICB Art Studios	WFB		0	0	0				Fee
48	235 Park Avenue	RBS		0	0	0				Fee
49	REVA Office Portfolio	LIG I		0	0	0				Fee
49.01	Hard Rock International Headquarters Building	LIG I								Fee
49.02	R.F. Micro Devices Building	LIG I								Fee
50	Hampton Inn Monroe	RBS	PIP Reserve	0	Springing	0				Fee
51	Lemont Village Square	LIG I		0	0	0				Fee
52	Franklin Square Plaza	RBS		0	0	0				Fee
53	Illinois MHC Portfolio	CIIICM		0	0	0				Fee
53.01	Imperial MHC	CIIICM								Fee
53.02	Maple Crest Manor	CIIICM								Fee
53.03	Country Estates	CIIICM								Fee
54	Holiday Inn - Louisville KY	WFB		0	0	0				Fee
55	Mill Creek Walk	Basis		0	0	0				Fee
56	Courtyard by Marriott - Stow OH	WFB		0	0	0				Fee
57	Hampton Inn Columbia	WFB		0	0	0				Fee
58	Willow Bend Apartments	WFB		0	0	0				Fee
59	Canyon Springs Apartments	Basis		0	0	0				Fee
60	Spring Lake Village Apartments	CIIICM		0	0	0				Fee
61	Candlewood Suites - Warner Robins	RBS		0	0	0				Fee
62	Meadowlea	CIIICM		0	0	0				Fee
63	2339 Courage Drive	WFB	Apria Reserve	0	Springing	0				Fee
64	Fairfield Inn Harrisburg	CIIICM		0	0	0				Fee
65	Tyler Self Storage	CIIICM		0	0	0				Fee
66	Cross Pointe Centre	WFB		0	0	0				Leasehold	2/1/2012	$315,888	Rent increases per the rent schedule in the ground lease
67	Hampton Inn Joliet - I-55	WFB		0	0	0				Fee
68	Hampton Inn Joliet - I-80	WFB		0	0	0				Fee
69	Hampton Inn Milwaukee - Airport	WFB		0	0	0				Fee
70	Butterfield Village Center	LIG I		0	0	0				Fee
71	Holiday Inn Express - Fishers IN	WFB		0	0	0				Fee
72	Heritage Meadows Village Center	LIG I		0	0	0				Fee
73	Walgreens - Oro Valley	WFB		0	0	0				Fee
74	Sylvan Heights Shopping Center	CIIICM		0	0	0				Fee
75	Wells Branch Storage	Basis		0	0	0				Fee
76	Willmott Self Storage	CIIICM		0	0	0				Fee
77	Walgreens Memphis	WFB		0	0	0				Fee
78	Arney's Manufactured Housing Community	WFB		0	0	0				Fee
79	Walgreens Murfreesboro	WFB		0	0	0				Fee
80	Tan Tara MHC	WFB		0	0	0				Fee
81	CVS Ravenna	CIIICM		0	0	0				Fee
82	Creekside Village Apartments	WFB		0	0	0				Fee
83	One Murray Road	CIIICM		0	0	0				Fee
84	Royal Coach Manor	CIIICM		0	0	0				Fee
85	Green Oak Office Building - TX	WFB		0	0	0				Fee

A-1-12

WFRBS Commercial Mortgage Trust 2012-C10
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan UW NOI DSCR (x)	Whole Loan UW NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date UW NOI Debt Yield	Whole Loan Cut-off Date UW NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(19)	Affiliated Sponsors	Mortgage Loan Number
1	Republic Plaza	WFB	Hard/Upfront Cash Management										Brookfield Office Properties		1
2	Concord Mills	RBS	Hard/Springing Cash Management										Simon Property Group, L.P.; Kan Am Group		2
3	Dayton Mall	WFB	Hard/Upfront Cash Management										Glimcher Properties Limited Partnership		3
4	STAG REIT Portfolio	WFB	Hard/Springing Cash Management										STAG Industrial Operating Partnership, L.P.		4
4.01	100 Papercraft Park	WFB													4.01
4.02	1521 Kepner Drive	WFB													4.02
4.03	5640 Pierson Road	WFB													4.03
4.04	22925 Venture Drive	WFB													4.04
4.05	4757 128th Avenue	WFB													4.05
4.06	1530-1540 Kepner Drive	WFB													4.06
4.07	42600 Merrill Road	WFB													4.07
4.08	2201 East Loew Road	WFB													4.08
4.09	1520 Kepner Drive	WFB													4.09
4.10	One Michelin Drive	WFB													4.10
4.11	150 Enterprise Road	WFB													4.11
4.12	122 Balzano Drive	WFB													4.12
4.13	215 Mill Avenue	WFB													4.13
4.14	16 Downing Drive	WFB													4.14
4.15	2655-2755 South Eastmoor Street	WFB													4.15
4.16	636 South 66th Terrace	WFB													4.16
4.17	2652 South Eastmoor Street	WFB													4.17
4.18	141 Sal Landrio Drive	WFB													4.18
4.19	123 Union Avenue	WFB													4.19
4.20	308-310 Maxwell Avenue	WFB													4.20
4.21	1900 Wilson Avenue	WFB													4.21
4.22	231 Enterprise Road	WFB													4.22
4.23	109 Balzano Drive	WFB													4.23
4.24	2750 South Rock Road	WFB													4.24
4.25	125 Balzano Drive	WFB													4.25
4.26	6 Clermont Street	WFB													4.26
4.27	2510 South Eastmoor Street	WFB													4.27
4.28	100 Holloway Drive	WFB													4.28
5	Rogue Valley Mall	WFB	Hard/Springing Cash Management										GGPLP L.L.C.		5
6	Animas Valley Mall	RBS	Hard/Springing Cash Management										Rouse Properties, Inc.		6
7	Laurel Lakes Shopping Center	WFB	Soft/Springing Cash Management										John Greytak; Richard Rotner	Y-Group B	7
8	Bricktown Square Shopping Center	RBS	Hard/Springing Cash Management										Bonnie Management Corporation		8
9	Deerfield Embassy Suites	LIG I	Soft/Springing Cash Management										FelCor Lodging Limited Partnership		9
10	Parkway Centre V	LIG I	Hard/Springing Cash Management										Vaughn Randy Heady Jr.		10
11	Heritage on Millenia	WFB	Soft/Springing Cash Management										Khalid I. Al Ibrahim		11
12	Towne Mall	RBS	Hard/Springing Cash Management										The Macerich Partnership, L.P.		12
13	Century Storage Portfolio	RBS	Springing (Without Established Account)										Lawarence W. Maxwell		13
13.01	Ridgeview Storage	RBS													13.01
13.02	Sleepy Hill Storage	RBS													13.02
13.03	Lake Dexter Storage	RBS													13.03
13.04	Bayview Storage	RBS													13.04
13.05	Gibsonia Storage	RBS													13.05
14	Flamingo Park Plaza	WFB	Springing (Without Established Account)										Various		14
15	Bluerock Business Center	WFB	Soft/Springing Cash Management										Various		15
16	Hilton Harrisburg	WFB	Hard/Springing Cash Management										Tae Woo Park; Tom Conran; William Gary Zollars; William D. Kohl		16
17	SpringHill Suites Columbia	RBS	Hard/Springing Cash Management										Sree Hotel Management	Y-Group A	17
18	Hilton Garden Inn Southpoint	WFB	None										R. Doyle Parrish; Scott Sullivan; Lee Williams		18
19	Silas Creek Crossing	WFB	Soft/Springing Cash Management										Timothy Zaremba; Nathan Zaremba; Walter Zaremba		19
20	Joesler Village in Tucson	WFB	Soft/Springing Cash Management										James G. Horvath		20
21	Residence Inn Concord	RBS	Hard/Springing Cash Management										Sree Hotel Management	Y-Group A	21
22	Sky Ridge Plaza	LIG I	Hard/Springing Cash Management										Mr. Alan Reagan		22
23	Courtyard Charlotte Airport	RBS	Hard/Springing Cash Management										Sree Hotel Management	Y-Group A	23
24	Courtyard Inn Concord	RBS	Hard/Springing Cash Management										Sree Hotel Management	Y-Group A	24
25	Alpine Storage - Roy	WFB	None										Boydean Frazier; Aaron B. Frazier	Y-Group H	25
26	Alpine Storage - Orem	WFB	None										Boydean Frazier; Aaron B. Frazier	Y-Group H	26
27	Alpine Storage - American Fork	WFB	None										Boydean Frazier; Aaron B. Frazier	Y-Group H	27
28	Alpine Storage - Inn Towne	WFB	None										Boydean Frazier; Aaron B. Frazier	Y-Group H	28
29	Hilton Garden Inn Ayrsley	RBS	Springing (Without Established Account)										Charles T. Hodges; Thomas B. Henson	Y-Group D	29
30	Long Lake Crossing	LIG I	None										Cyrus Sakhai		30
31	Philadelphia Industrial Portfolio	Basis	Hard/Springing Cash Management										Michael Ricatto		31
31.01	7601 State Road	Basis													31.01
31.02	10551 Decatur Road	Basis													31.02
31.03	10500 Drummond Road	Basis													31.03
32	Westowne Center	Basis	Hard/Springing Cash Management										Scott Dew and Richard Pachulski		32
33	McHenry Shopping Center	LIG I	None										Wayne Tomlinson		33
34	Sycamore Square Shopping Center	Basis	Soft/Springing Cash Management										Mike M. Nassimi		34
35	Hilton Garden Inn - Grapevine	WFB	None										Apple REIT Nine, Inc.		35
36	Park City Hotel Portfolio	LIG I	None										Nicholas Novasic		36
36.01	Hampton Inn & Suites	LIG I													36.01
36.02	Holiday Inn Express Hotel & Suites	LIG I													36.02
37	30 Vreeland	RBS	Hard/Springing Cash Management										Charles Kushner		37
38	One North Arlington	WFB	Hard/Upfront Cash Management										Zaya S. Younan		38
39	Fairmont Pansy Center	WFB	Soft/Springing Cash Management										Westdale Properties America I, Ltd.		39
40	Ayrsley Charleston Row	LIG I	Hard/Springing Cash Management										Charles T. Hodges	Y-Group D	40
41	Hampton Inn - Jericho	RBS	Hard/Springing Cash Management										Atul M. Patel		41
42	Carytown Place	WFB	Soft/Springing Cash Management										Richard Rotner	Y-Group B	42
43	1181 California	RBS	Hard/Springing Cash Management										Mark M. Gordon; Brett A. Wilson		43
44	202 Tillary Street	RBS	Hard/Springing Cash Management										Warren Diamond; John Del Monaco	Y-Group F	44
45	Sheraton Pleasanton	WFB	Springing (With Established Account)										Jeetander P. Sethi		45
46	Silverado Park Place	LIG I	Hard/Springing Cash Management										Roland Sansone		46
47	ICB Art Studios	WFB	Springing (Without Established Account)										Peter B. Sullivan		47
48	235 Park Avenue	RBS	Hard/Springing Cash Management										Warren Diamond; John Del Monaco	Y-Group F	48
49	REVA Office Portfolio	LIG I	Hard/Springing Cash Management										Christopher Sadler and Stevens Sadler		49
49.01	Hard Rock International Headquarters Building	LIG I													49.01
49.02	R.F. Micro Devices Building	LIG I													49.02
50	Hampton Inn Monroe	RBS	Hard/Springing Cash Management										Sree Hotel Management	Y-Group A	50
51	Lemont Village Square	LIG I	None										Trowbridge Companies		51
52	Franklin Square Plaza	RBS	Hard/Springing Cash Management										U.S. Properties Group		52
53	Illinois MHC Portfolio	CIIICM	Soft/Springing Cash Management										Deborah Soboleski & Patrick Flynn	Y-Group G	53
53.01	Imperial MHC	CIIICM												Y-Group G	53.01
53.02	Maple Crest Manor	CIIICM												Y-Group G	53.02
53.03	Country Estates	CIIICM												Y-Group G	53.03
54	Holiday Inn - Louisville KY	WFB	Soft/Springing Cash Management										Starwood Distressed Opportunity Fund IX-1 U.S., L.P.; Starwood Distressed Opportunity Fund IX Global, L.P.	Y-Group E	54
55	Mill Creek Walk	Basis	Hard/Springing Cash Management										Ted Cooper and Jennifer Cooper		55
56	Courtyard by Marriott - Stow OH	WFB	Soft/Springing Cash Management										Starwood Distressed Opportunity Fund IX-1 U.S., L.P.; Starwood Distressed Opportunity Fund IX Global, L.P.	Y-Group E	56
57	Hampton Inn Columbia	WFB	None										C.J. Raymond	Y-Group C	57
58	Willow Bend Apartments	WFB	None										Michael G. Tombari; Kenneth L. Hatfield		58
59	Canyon Springs Apartments	Basis	Hard/Springing Cash Management										Mohammed T. AliNiazee		59
60	Spring Lake Village Apartments	CIIICM	Springing (Without Established Account)										Afshin Soroory		60
61	Candlewood Suites - Warner Robins	RBS	Hard/Springing Cash Management										DBN Hotel Group, LLC		61
62	Meadowlea	CIIICM	Soft/Springing Cash Management										Deborah Soboleski	Y-Group G	62
63	2339 Courage Drive	WFB	None										Michael Jaeger; Robert A. McHugh III individually and as Trustee of the Robert A. McHugh III Living Trust		63
64	Fairfield Inn Harrisburg	CIIICM	Soft/Springing Cash Management										Ajesh Patel		64
65	Tyler Self Storage	CIIICM	Soft/Springing Cash Management										Tyler Self Storage, LP		65
66	Cross Pointe Centre	WFB	Hard/Springing Cash Management										Alan Eisenbaum; Wayne Eisenbaum		66
67	Hampton Inn Joliet - I-55	WFB	None										C.J. Raymond	Y-Group C	67
68	Hampton Inn Joliet - I-80	WFB	None										C.J. Raymond	Y-Group C	68
69	Hampton Inn Milwaukee - Airport	WFB	None										C.J. Raymond	Y-Group C	69
70	Butterfield Village Center	LIG I	None										David H. Feinberg	Y-Group I	70
71	Holiday Inn Express - Fishers IN	WFB	Soft/Springing Cash Management										Starwood Distressed Opportunity Fund IX-1 U.S., L.P.; Starwood Distressed Opportunity Fund IX Global, L.P.	Y-Group E	71
72	Heritage Meadows Village Center	LIG I	None										David H. Feinberg	Y-Group I	72
73	Walgreens - Oro Valley	WFB	Hard/Upfront Cash Management										Charlotte L. Pay; Tony V. Pay		73
74	Sylvan Heights Shopping Center	CIIICM	Hard/Springing Cash Management										Sylvan Heights VF LLC		74
75	Wells Branch Storage	Basis	None										Herbert J. Konrad		75
76	Willmott Self Storage	CIIICM	Springing (Without Established Account)										James R. Patterson & Tony L. Purcell & Alicia Purcell		76
77	Walgreens Memphis	WFB	Hard/Upfront Cash Management										Mona Geller; The Geller Trust; The Mona Geller Non Exempt Marital Trust	Y-Group J	77
78	Arney's Manufactured Housing Community	WFB	None										David Reid; Anna Reid		78
79	Walgreens Murfreesboro	WFB	Hard/Upfront Cash Management										Mona Geller; The Geller Trust; The Mona Geller Non Exempt Marital Trust	Y-Group J	79
80	Tan Tara MHC	WFB	None										Lamont Garber; Wayne Garber		80
81	CVS Ravenna	CIIICM	Hard/Springing Cash Management										Devonshire Fund, LLC		81
82	Creekside Village Apartments	WFB	None										Various		82
83	One Murray Road	CIIICM	Hard/Springing Cash Management										Ridge Murray Associates L.P.		83
84	Royal Coach Manor	CIIICM	Soft/Springing Cash Management										Ralph G. Beatty & Walter J. Burian		84
85	Green Oak Office Building - TX	WFB	Springing (Without Established Account)										Lloyd M. Fechik; Kathleen Fechik; Daniel Huberty; Janet Huberty		85

A-1-13

WFRBS Commercial Mortgage Trust 2012-C10

ANNEX A-1

See Annex B to the Free Writing Prospectus entitled “Additional Mortgage Loan Information/Definitions”.

(1)
"WFB" denotes Wells Fargo Bank, National Association, "RBS" denotes The Royal Bank of Scotland plc and RBS Financial Products Inc. ("RBSFP"), "LIG I" denotes Liberty Island Group I LLC, "Basis" denotes Basis Real Estate Capital II, LLC. and "CIIICM" denotes C-III Commercial Mortgage LLC.  RBSFP was the originator of mortgage loan #43 (1181 California). The Royal Bank of Scotland plc was the sole originator of all other RBS loans.

(2)
Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

(3)	Certain of the mortgage loans that are secured by retail properties do not include parcels ground leased to tenants in the calculation of the total number of square feet of the mortgage loan.

For mortgage loan #1 (Republic Plaza), the collateral includes a non-contiguous 12-story parking garage with approximately 1,275 stalls located one block from the Republic Plaza mortgaged property.

For mortgage loan #7 (Laurel Lakes Shopping Center), the Number of Units includes the largest tenant (135,197 square feet), which is a leased fee tenant, as the improvements on their pad site are owned by the tenant.

For mortgage loan #13 (Century Storage Portfolio), the Ridgeview Storage mortgaged property contains 81,590 net rentable square feet, comprised of 446 self storage units spanning 50,090 square feet and 31,500 square feet of retail space.

For mortgage loan #15 (Bluerock Business Center), the Number of Units includes medical office space, representing 55,826 square feet,  traditional office space, representing 31,255 square feet and retail space, representing 14,216 square feet.

For mortgage loan #20 (Joesler Village in Tucson), the Number of Units includes retail space, representing 41,410 square feet, and office space, representing 33,157 square feet.

For mortgage loan #25 (Alpine Storage – Roy), the Number of Units includes 35 recreational vehicle spaces, representing 20,000 square feet and two 24,000 square foot warehouses leased to a commercial tenant.

For mortgage loan #27 (Alpine Storage – American Fork), the Number of Units includes 18 recreation vehicle spaces, representing 6,100 square feet.

For mortgage loan #47 (ICB Art Studios), the Number of Units includes artist studios and office space, representing 89,705 square feet, and retail space, representing 9,661 square feet.

For mortgage loan #49 (REVA Office Portfolio), the rent roll totals 112,500 square feet; however, based on leases in place, the total leasable area totals 126,610 square feet. The Mortgage Loan Seller utilized the rent roll total of 112,500. The additional square footage was built out by the current tenant which does not pay rent on that space.

For mortgage loan #65 (Tyler Self Storage), the square footage calculation excludes a manager’s apartment and leasing office on site.

For mortgage loan #76 (Wilmott Self Storage), the square footage calculation excludes approximately 18,140 square feet of covered RV/Boat storage spaces and 40,760 square feet of uncovered RV/Boat storage spaces.

(4)
For mortgage loan #1 (Republic Plaza), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off date principal balance of $280,000,000. Note A-2 is not included in the Issuing Entity. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate. The Note A-1 mortgage loan is the non-controlling interest in the Republic Plaza Loan Combination.

For mortgage loan #2 (Concord Mills), the mortgage loan represents Note A-2 of two pari passu companion loans, which have a combined Cut-off date principal balance of $235,000,000.  Note A-1 is not included in the Issuing Entity.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate. The Note A-2 mortgage loan is the non-controlling interest in the Concord Mills Loan Combination.

(5)
For mortgage loan #4 (STAG REIT Portfolio), the tenant at the 2201 East Loew Road mortgaged property has a purchase option which may be exercised prior to the expiration of the defeasance lockout period, and, in such event, would result in the prepayment of the mortgage loan in amount equal to 120% of the allocated loan amount for that property ($3,269,594 at loan origination), together with the applicable yield maintenance prepayment premium.

For mortgage loan #49 (REVA Office Portfolio), in the event the borrower exercises its partial defeasance option following the defeasance option start date, borrower shall pay the greater of: (i) the outstanding principal balance of the loan; and (ii) the release price for the individual property and 25% of the release price.

(6)
For mortgage loan #18 (Hilton Garden Inn Southpoint), the borrower may cure a payment default within three business days of receipt of notice from the lender, provided that the lender is only required to provide the borrower with written notice for the first default within any six-month period.

(7)	For mortgage loan #5 (Rogue Valley Mall), the borrower is entitled to an additional two business day late charge grace period once every 12 months.

(8)
For mortgage loan #3 (Dayton Mall), the appraised value was $125,000,000, assuming the second largest tenant was not in place and renovations had not been completed as of April 25, 2012.  The Appraised Value represents the value given that the second largest tenant is in-place and that renovations have been completed.

A-1-14

WFRBS Commercial Mortgage Trust 2012-C10

ANNEX A-1

For mortgage loan #13 (Century Storage Portfolio), the Ridgeview Storage mortgaged property contains 81,590 net rentable square feet, comprised of 446 self storage units spanning 50,090 square feet and 31,500 square feet of retail space. As such, there were two separate appraisals conducted for the retail and self storage space, respectively. As of an effective valuation date of September 21, 2012, the self storage portion of the Ridgeview Storage mortgaged property had an "as-is" appraised value of $4,500,000. As of an effective valuation date of September 27, 2012, the retail portion of the Ridgeview Storage mortgaged property had an "as-is" appraised value of $3,360,000.

For mortgage loan #39 (Fairmont Pansy Center), the “as-is” appraised value includes $275,000 attributed to one acre of excess land available for free release.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD, based on the “as-is” appraised value excluding the excess land, are 76.3% and 61.5%, respectively.

For mortgage loan #45 (Sheraton Pleasanton), the Other Escrow I (Initial) Reserve and Other Escrow I (Monthly) Reserve will be used to cover costs associated with the hotel’s performance improvement plan.  The "as-stabilized" appraised value, which assumes completion of the performance improvement plan by September 1, 2015, is $16,400,000, which would result in a Cut-off Date LTV Ratio and a LTV Ratio at Maturity or ARD of 64.6% and 45.2%, respectively.

For mortgage loan #83 (One Murray Road), the acreage includes a 4.17 acre parcel for which a free release option is available.  The release parcel was attributed value in the appraisal. However, if value from the release parcel was excluded, the subject mortgage loan would have a 25.3% Cut-off Date LTV Ratio.

(9)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

For mortgage loan #3 (Dayton Mall), the second largest tenant (50,000 square feet), representing 6.4% of net rentable square feet, took occupancy as of November 7, 2012.  There are reserves of $3,327,062 to cover outstanding tenant improvements and leasing commissions and $234,375 to cover five months of base rent associated with this lease. The third largest tenant (30,625 square feet), representing 3.9% of net rentable square feet, has been dark since November 2012.  The tenant has been underwritten as vacant.

For mortgage loan #4 (STAG REIT Portfolio), the tenants at the 2655-2755 South Eastmoor Street, 1520 Kepner Drive and 2750 South Rock Road mortgaged properties were underwritten as vacant because the tenants have stated their intent to vacate in 2013.  The only tenant at the 4757 128th Avenue mortgaged property, representing 195,000 square feet, has three months of free rent from November 2012 through January 2013.

For mortgage loan #12 (Towne Mall), the fifth largest tenant, representing 4.8% of net rentable square feet, has executed a lease but has not yet taken occupancy. The tenant is scheduled to take occupancy and commence rental payments by April 1, 2013. At closing, the lender held back an escrow of $287,500 associated with free rent and outstanding tenant improvements and leasing commissions for the tenant.

For mortgage loan #14 (Flamingo Park Plaza), the largest tenant (25,258 square feet), representing 16.9% of net rentable square feet, is in occupancy, but has a free rent credit of $300,000 to offset tenant improvement costs.  There is a $300,000 reserve to cover the free rent period.

For mortgage loan #15 (Bluerock Business Center), the second largest tenant (16,374 square feet), representing 16.2% of net rentable square feet, has been dark since November 2011, but continues to pay rent.   There is a springing $565,000 reserve in the event that the tenant does not renew their lease within 12 months of expiration.  The fourth largest tenant (5,553 square feet), representing 5.5% of net rentable square feet is delinquent in paying rent.  There is a $127,774 reserve to cover 50% of the tenant’s minimum base rent due from June 2012 through the expiration of the lease term.

For mortgage loan #19 (Silas Creek Crossing), the fourth largest tenant (8,343 square feet), representing 5.4% of net rentable square feet, has executed a lease and is in occupancy, but is not paying rent.  There is a $184,264 reserve to cover the outstanding tenant improvements and leasing commissions.  The fifth largest tenant (6,109 square feet), representing 4.0% of net rentable square feet, has a $21,075 rent abatement commencing on the rent commencement date, estimated to be December 7, 2012, and continuing until the tenant has been credited the full amount of the rent abatement.  There is a $29,515 reserve to cover the outstanding rent abatement.

For mortgage loan #31 (Philadelphia Industrial Portfolio) the largest tenant (38,069 square feet) at the 10500 Drummond Road mortgaged property, representing 9.7% of the portfolio's net rentable square feet, has executed a lease but is not in occupancy or paying rent.  The borrower has not executed the lease as it is negotiating a lease expansion with an existing tenant for the same space.  There is a $235,000 reserve to cover the rent obligation associated with this space, which will be released once the borrower has provided an acceptable estoppel certificate from an acceptable tenant evidencing that a tenant is in occupancy and paying rent.  This lease was included in underwritten net income.

For mortgage loan #34 (Sycamore Square Shopping Center), the largest tenant (31,745 square feet), representing 12.4% of net rentable square feet, is entitled to two tenant improvement allowances of $120,000 each (in the form of rent abatement) if the tenant opts to perform certain improvements during the 2nd and 3rd lease extension periods.  The total of $240,000 is equal to 110% of the Lender's annual underwritten income for this tenant.  In the event a rent abatement takes effect, a springing master lease executed by the borrower for this space will also take effect.

For mortgage loan #38 (One North Arlington), the largest tenant (59,759 square feet) and second largest (30,918 square feet) tenant, representing 36.4% and 18.8% of net rentable square feet, respectively, are in a rent abatement period.  Under the terms of their leases, rent abatements are in place for the largest and second largest tenants until March 2013 and December 2012, respectively.  There is a $257,307 reserve, of which $246,465 is allocated to the largest and second largest tenants, to cover outstanding tenant improvements and leasing commissions associated with these leases.

For mortgage loan #42 (Carytown Place), the fourth largest tenant (2,846 square feet), representing 7.3% of net rentable square feet, has executed a lease, but is not in occupancy or paying rent.  There is a reserve of $129,592 to cover outstanding tenant improvements and leasing commission and two months of base rent.  The fifth largest tenant (2,260 square feet) representing 5.8% of net rentable square feet, has signed a letter of intent, but is not in occupancy or paying rent.  There is a reserve of $400,000 that will be released when the tenant has signed their lease, is in occupancy and open for business.

For mortgage loan #43 (1181 California), the prospective fifth largest tenant (3,347 square feet), representing 3.9% of net rentable square feet, has executed a lease but has not yet taken occupancy. The tenant is scheduled to take occupancy and commence rental payments by December 1, 2012.

For mortgage loan #63 (2339 Courage Drive), the second largest tenant (30,000 square feet), representing 27.8% of net rentable square feet, is in occupancy, but has free rent on 12,000 square feet of space until December 31, 2012.

A-1-15

WFRBS Commercial Mortgage Trust 2012-C10

ANNEX A-1

(10)	For mortgage loan #83 (One Murray Road), the most recent period is based on a budget as the space was vacant prior to execution of the Amneal Pharmaceutical lease.

(11)
The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #1 (Republic Plaza), the largest tenant (452,972 square feet), representing 34.8% of net rentable square feet, has a one-time right to surrender no less than one full floor and no more than two full floors at any time after February 1, 2013, provided that the tenant is not subleasing more than 20.0% of their net rentable square feet to a non-related party, the space given back is on floor 18 or higher and payment of six months rent and all unamortized tenant improvements and leasing commissions.  The second largest tenant (153,983 square feet), representing 11.8% of net rentable square feet, has the right to terminate its lease for 10,543 square feet of temporary space if the tenant renews its lease or otherwise expands to floor 21 of the building.  The tenant must provide the landlord with at least three months written notice.  The third largest tenant (77,264 square feet), representing 5.9% of net rentable square feet), has a one time right on January 31, 2019 to exercise a contraction option of no less than 10,000 square feet and no more than a full floor (25,221 square feet) on either the lowest or highest floor occupied by the tenant.  The tenant must provide notice of contraction no later than December 31, 2017 and notice of the contraction space at least 210 days prior to January 31, 2019.  The tenant must also pay a termination fee equal to $48.19 per square foot of the contraction space and all related unamortized tenant improvements and leasing commissions.   The fourth largest tenant (61,932 square feet), representing 4.8% of net rentable square feet, has the right to terminate its lease at any time after March 31, 2017 as long as they are not in default under the lease and not subleasing more than 50% of their leased premises.  The tenant shall provide written notice by October 29, 2016 and pay a termination fee of three months base rent and occupancy costs plus all unamortized tenant improvements and leasing commissions.

For mortgage loan #4 (STAG REIT Portfolio), the second largest tenant at the 100 Papercraft Park mortgaged property (273,884 square feet), representing 7.5% of net rentable square feet of the mortgage loan, has the right to terminate its lease on 211,250 square feet of warehouse space if the tenant’s contract with the Pennsylvania Liquor Control Board is terminated upon providing 30 days written notice and payment of all unamortized tenant improvements and leasing commissions.  The tenant may also terminate up to 24,255 square feet of office space at any time upon providing 90 days written notice.  The second largest tenant at the 122 Balzano Drive mortgaged property (7,740 square feet), representing 0.2% of net rentable square feet of the mortgage loan, has the right to terminate its lease as of March 31, 2014 upon providing written notice by July 1, 2013 and payment of a $9,056 termination fee.

For mortgage loan #6 (Animas Valley Mall), the second largest tenant (65,856 square feet), representing 13.8% of net rentable square feet, has the right to terminate its lease at any time upon providing written notice to the landlord. The lease will terminate on the second anniversary of landlord receipt of notice to terminate.

For mortgage loan #7 (Laurel Lakes Shopping Center), the borrower has been pre-approved by the lender to exercise its right to terminate the lease of the fifth largest tenant (22,880 square feet), representing 5.7% of net rentable square feet, provided that the borrower has executed a signed lease with a replacement tenant materially similar to the signed letter of intent dated September 26, 2012.  The lender’s pre-approval will last until December 31, 2013 and the borrower will be required to escrow any tenant improvements, leasing commissions or free rent related to the new lease.

For mortgage loan #10 (Parkway Centre V), the largest tenant (34,631 square feet), representing 17.2% of net rentable square feet, has the right to terminate its expansion space leases (comprising of an additional 10,010 square feet) at any time upon providing six-months notice. The expansion space is underwritten as vacant.

For mortgage loan #12 (Towne Mall), the fifth largest tenant (16,976 square feet), representing 4.8% of net rentable square feet, has the right to terminate its lease if the tenants' gross sales, as measured over the twelve month period beginning April 1, 2017 and ending April 1, 2018, do not equal or exceed $1.4 million, upon 60 days of written notice to landlord. Termination will be effective 90 days following the landlord's receipt of notice. This right will be waived if, among other events, the tenants' sales equal or exceed $1.4 million in any lease year prior to April 1, 2017.

For mortgage loan #20 (Joesler Village in Tucson), the largest tenant (12,470 square feet), representing 16.7% of net rentable square feet, has the right to terminate its lease on February 1, 2015, 2018 and 2021 upon providing written notice by August 28, 2014, 2017 and 2020, respectively. The tenant is also required to pay a termination fee equal to all unamortized tenant improvements and leasing commissions if the lease is terminated in 2015.   The second largest tenant (10,060 square feet), representing 13.5% of net rentable square feet, has the right to terminate its lease after July 1, 2015 upon providing notice by January 2, 2015 and payment of a $200,000 termination fee.

For mortgage loan #30 (Long Lake Crossing), the fourth largest tenant (9,055 square feet), representing 5.3% of net rentable square feet, has the right to terminate its lease as of November 30, 2013 by providing notice prior to March 1, 2013 and payment of three months rent plus any unamortized leasing commissions, leasehold improvements and rent abatements together with interest thereon at 8.0% per year. The fifth largest tenant (8,923 square feet), representing 5.2% of net rentable square feet, has the right to terminate its lease after March 1, 2017  by providing nine months written notice and payment of four months rent plus any unamortized leasing commissions, leasehold improvements and rent abatements together with interest thereon at 8.0% per year.

For mortgage loan #31 (Philadelphia Industrial Portfolio) the largest tenant (118,176 square feet) at the 10551 Decatur Road mortgaged property, representing 30.2% of the portfolio's net rentable square feet, has the one-time right to terminate its lease effective November 30, 2015 by giving notice on or before December 2014 and payment of a termination fee equal to four months of base rent.

For mortgage loan #32 (Westowne Center), the third largest tenant, Michael’s, has an exclusivity clause in its lease.  Michael’s has notified the related borrower that it believes another tenant’s actions at the Mortgaged Property may be a breach of Michael’s exclusivity clause.  A breach of this exclusivity clause could give rise to Michael’s termination right under its lease.  In the event Michael’s provides a termination notice on the basis of a violation of its exclusivity clause, the related Mortgage Loan requires a full cash flow sweep in order to fund a reserve of $240,000.

For mortgage loan #33 (McHenry Shopping Center), the third largest tenant (21,295 square feet), representing 11.4% of net rentable square feet, has the right to terminate its lease if there is less than one anchor tenant open and operating for a period of 12 months.  In the event that the landlord has obtained a letter of intent from a replacement anchor tenant within the 12 month period the tenant shall have a right to terminate if the replacement anchor tenant is not open and operating in the entire space within 180 days following the date of the letter of intent.

For mortgage loan #34 (Sycamore Square Shopping Center), the largest tenant (31,745 square feet), representing 12.4% of net rentable square feet, has a one-time right to terminate its lease effective November 2016, with 180 days advance notice (June 2016) and the payment of a termination fee of approximately $157,472.

A-1-16

WFRBS Commercial Mortgage Trust 2012-C10

ANNEX A-1

For mortgage loan #37 (30 Vreeland), the largest tenant (26,608 square feet), representing 17.3% of net rentable square feet, has a one-time right to terminate its lease on August 1, 2015 by providing at least one year of written notice to the landlord. The third largest tenant (20,892 square feet), representing 13.6% of net rentable square feet, has a two-time right to terminate its lease on February 1, 2018 and February 1, 2023, and only on these dates, upon at least one year of written notice to the landlord. The fourth largest tenant (11,960 square feet), representing 7.8% of net rentable square feet, has a one-time right to terminate its lease on April 1, 2015 upon at least nine months of written notice to the landlord. The fifth largest tenant (7,350 square feet), representing 4.8% of net rentable square feet, has a one-time right to terminate its lease on December 1, 2014 upon at least one year of written notice to the landlord.

For mortgage loan #38 (One North Arlington), the second largest tenant (30,918 square feet), representing 18.8% of net rentable square feet, has the right to terminate 13,556 square feet on June 30, 2015 upon providing notice by August 30, 2014 and payment of a $278,186 termination fee.

For mortgage loan #39 (Fairmont Pansy Center), the fifth largest tenant (2,500 square feet), representing 3.7% of net rentable square feet), has the right to terminate its lease as of June 30, 2013 upon providing 120 days notice and payment of all unamortized transaction costs.

For mortgage #63 (2339 Courage Drive), the third largest tenant (18,000 square feet), representing 16.7% of net rentable square feet, has the right to terminate its lease on June 30, 2015 upon providing 12 months notice and payment of three months rent and all unamortized tenant improvements and leasing commissions.

(12)
For mortgage loan #1 (Republic Plaza), the second largest tenant (153,983 square feet), representing 11.8% of net rentable square feet, has multiple leases that expire as follows: 10,543 square feet expire on September 14, 2014 and 143,440 square feet expire on May 31, 2016.

For mortgage loan #4 (STAG REIT Portfolio), the second largest tenant at the 100 Papercraft Park mortgaged property (273,884 square feet), representing 7.5% of net rentable square feet of the mortgage loan, has multiple leases that expire as follows: 211,250 square feet expire on May 31, 2013 and 62,734 square feet expire on May 31, 2016.  The largest tenant at the 5640 Pierson Road mortgaged property (250,100 square feet), representing 6.9% of net rentable square feet of the mortgage loan, has multiple leases that expire as follows: 80,100 square feet expire on December 31, 2016 and 170,000 square feet expire on February 28, 2019.

For mortgage loan #38 (One North Arlington), the fourth largest tenant (10,816 square feet), representing 6.6% of net rentable square feet, has multiple leases expiring as follows: 593 square feet expire on July 31, 2014; 7,219 square feet expire on November 30, 2014; and 3,004 square feet expire on June 30, 2015.

(13)
For mortgage loan #4 (STAG REIT Portfolio), the largest tenant at the 215 Mill Avenue mortgaged property (104,955 square feet), representing 2.9% of net rentable square feet of the mortgage loan, subleases 16,162 square feet for a total annual base rent of $60,608 ($3.75 per square foot) that expires on June 30, 2016.

For mortgage loan #5 (Rogue Valley Mall), the second largest tenant (84,480 square feet), representing 18.6% of net rentable square feet, subleases approximately 42,240.

For mortgage loan #37 (30 Vreeland), the second largest tenant (25,039 square feet), representing 16.3% of net rentable square feet, is subleasing 17,000 square feet to Health Network Management, LLC until the lease expires on April 30, 2019.

For mortgage loan #38 (One North Arlington), the second largest tenant (30,918 square feet), representing 18.8% of net rentable square feet, subleases a portion of their space, not to exceed 4,734 net rentable square feet.  There is no sublease in place and the sub-tenant is the chief executive officer and chairman of the tenant.

(14)	For mortgage loan #1 (Republic Plaza), the Engineering Escrow/Deferred Maintenance, Monthly TI/LC Reserve, Other Escrow I (Initial) and Other Escrow II Reserve are all secured by a guaranty.

(15)
For mortgage loan #9 (Deerfield Embassy Suites), the borrower will not be required to deposit Monthly Replacement Reserves. At the end of each year the borrower will provide appropriate documentation of monthly replacement expenditures. If the amount expended exceeds 4% of gross revenues for that year, then the borrower will not be required to deposit any monthly replacement amounts with the lender, but instead, will be credited from the reserve for the next year the difference between amounts actually expended and 4% of gross revenues. If the opposite is true and the borrower provides documentation showing that less than 4% was expended, then the borrower will deposit a lump sum with the lender representing the difference between 4% and the amount actually expended. This process shall be ongoing throughout the loan term.

For mortgage loan #16 (Hilton Harrisburg), the Monthly Replacement Reserve is equal to 1/12th of 4% of gross revenue.

For mortgage loans #17 (SpringHill Suites Columbia), #21 (Residence Inn Concord), #23 (Courtyard Charlotte Airport), #24 (Courtyard Inn Concord), #29 (Hilton Garden Inn Ayrsley), #41 (Hampton Inn – Jericho), #50 (Hampton Inn Monroe) and #61 (Candlewood Suites – Warner Robins), the Monthly Replacement Reserve is equal to 1/12th of 4% of the prior year's gross revenue.

For mortgage loans #18 (Hilton Garden Inn Southpoint), #57 (Hampton Inn Columbia), #67 (Hampton Inn Joliet – I-55), #68 (Hampton Inn Joliet – I-80) and #69 (Hampton Inn Milwaukee – Airport), the Monthly Replacement Reserve will be adjusted based on the annual operating statements for the property and will be the greater of the Monthly Replacement Reserve immediately prior to the adjustment and 1/12th of the 4% of room revenue from the property for the prior fiscal year.

For mortgage loan #45 (Sheraton Pleasanton), the Monthly Replacement Reserve will be adjusted based on the annual operating statements for the property and will be the greater of the Monthly Replacement Reserve immediately prior to the adjustment and 1/12th of 125% of the 4% of underwritten revenue from the property for the prior fiscal year.

For mortgage loans #54 (Holiday Inn – Louisville KY), #56 (Courtyard by Marriott – Stow OH) and #71 (Holiday Inn Express – Fishers IN), as long as the mortgaged properties are managed under a management agreement in accordance with the loan agreement, the Monthly Replacement Reserve will be 4% of total revenue as calculated pursuant to the terms of the management agreement in effect thereafter.  If the mortgaged properties are not managed under a management agreement in accordance with the loan agreement, the Monthly Replacement Reserve will be calculated based on 4% of gross revenue, as defined in the loan agreement, from the prior calendar month.

For mortgage loan #64 (Fairfield Inn Harrisburg), the Monthly Replacement Reserve is calculated based on 2% of gross income for the first year of the loan term, 3% for the second year of the loan term and 4% for the remainder of the loan term.

A-1-17

WFRBS Commercial Mortgage Trust 2012-C10

ANNEX A-1

(16)
For mortgage loan #10 (Parkway Centre V), a monthly TI/LC Reserve of $21,500 will commence on the monthly payment date occuring March 2013. In addition, at the beginning of the third loan year, the previously negotiated cap amount may be adjusted to equal $10.00 times the maximum number of square feet expiring in any one calendar year for each year beginning 2015 and ending 24 months subsequent to loan maturity.

For mortgage loan #38 (One North Arlington), the TI/LC Reserve Cap is only applicable if: (i) the largest tenant extends, renews or finds a replacement tenant for their lease pursuant to the terms required in the loan agreement; (ii) the debt yield is equal or greater to 10.0%; and (iii) the occupied square footage is equal to or greater than 80.0%.

(17)
For mortgage loan #34 (Sycamore Square Shopping Center), $504,500 was deposited at closing for the Hibbett Sports tenant (4,183 square feet). The borrower must satisfy the conditions for the release of the Other Escrow Reserve I no later than November 5, 2013.  If the borrower fails to satisfy the release conditions, the lender may, at its option, retain the funds on deposit as additional collateral for the loan or, after December 31, 2014, the borrower may use the reserve to partially defease the mortgage loan (including all costs relating to such defeasance).

For mortgage loan #45 (Sheraton Pleasanton), the Other Escrow I (Monthly) reserve is only required until January 2014, unless the lender determines that additional funds need to be deposited for completion of the performance improvement plan work.

For mortgage loan #66 (Cross Pointe Centre), the Other Escrow I (Monthly) reserve will be equal to the current ground rent payable under the ground lease one month in advance.

(18)	For mortgage loan #8 (Bricktown Square Shopping Center), the Other Escrow II (Monthly) reserve will only be collected on the first payment date under the mortgage loan.

(19)
For mortgage loan #14 (Flamingo Park Plaza), the loan sponsor is as follows: Jack Glottmann individually and as Trustee of the SOLO Trust and the Jack Glottmann Amended and Restated Trust; Linda Glottmann Gottlieb and Deborah Glottmann as Trustees of the SOLO Trust; Ami Glottmann as Trustee of the Spousal Livetime Access Trust for the Benefit of Jack Glottmann Family.

For mortgage loan #15 (Bluerock Business Center), the loan sponsor is as follows: David A. Brown individually and as Trustee of the David A. Brown Family Trust; Jon Q. Reynolds individually and as Trustee of the Jon Q. Reynolds and Ann S. Reynolds Family Trust; Dana G. Parry individually and as Trustee of the Dana and Meredith Parry Family Trust; Michael S. Hurd individually and as Trustee of the Hurd Revocable Inter Vivos Trust; Charles A. Pearson; Roger W. Ashton.

For mortgage loan #82 (Creekside Village Apartments), the loan sponsor is as follows: Linda P. Charman individually and as Trustee of The Charman Family Trust; Howard Resnikoff individually and as Trustee of The Howard Resnikoff Living Trust; Joan Resnikoff individually and as Trustee of The Joan Resnikoff Living Trust; David Garrett and Linda Garrett individually and as Trustees for The Garrett Family Trust.

A-1-18

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Annex A-2

Mortgage Pool Information

A-2-1

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WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Wells Fargo Bank, National Association	39	$656,627,843	50.3%	4.467%	112	341	1.79x	12.0%	10.8%	60.9%	51.7%
The Royal Bank of Scotland(1)	18	387,704,131	29.7	4.395	119	324	2.01	11.7	10.8	62.8	51.4
Liberty Island Group I LLC	12	163,294,790	12.5	4.626	115	346	1.67	11.9	10.5	65.8	52.9
Basis Real Estate Capital II, LLC	6	54,366,630	4.2	4.762	112	347	1.48	10.6	9.5	70.4	57.4
C‐III Commercial Mortgage LLC	10	43,620,381	3.3	4.972	117	321	1.54	11.6	11.0	64.9	50.5
Total/Weighted Average:	85	$1,305,613,775	100.0%	4.495%	115	337	1.82x	11.8%	10.7%	62.6%	51.9%

(1) The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for the deposit into the trust by The Royal Bank of Scotland: (a) seventeen (17) mortgage loans, having an aggregate cut-off date principal balance of $377,454,131 and representing 28.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are being sold for deposit into the trust only by The Royal Bank of Scotland plc and (b) one (1) mortgage loan, having a cut-off date principal balance of $10,250,000 and representing 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut‐off date is being sold for deposit into the trust by The Royal Bank of Scotland plc and RBS Financial Products Inc.

A-2-2

WFRBS Commercial Mortgage Trust 2012‐C10

Annex A-2: Loan Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Retail	27	$571,796,319	43.8%	4.389%	118	355	2.04	x	11.6%	10.8%	63.1%	55.3%
Regional Mall	5	322,099,201	24.7	4.268	118	360	2.24		12.1	11.3	61.4	55.6
Anchored	15	208,344,326	16.0	4.488	117	349	1.78		10.8	9.9	66.0	55.6
Unanchored	3	19,575,754	1.5	4.844	119	359	1.92		12.8	12.1	57.3	46.9
Shadow Anchored	1	14,232,430	1.1	4.860	119	359	1.49		10.7	9.4	73.0	59.8
Single Tenant	3	7,544,607	0.6	4.775	119	359	1.92		12.2	12.1	57.4	46.9
Hospitality	23	245,874,404	18.8	4.766	110	294	1.73		13.7	12.0	61.5	45.7
Limited Service	17	153,430,362	11.8	4.747	114	284	1.69		13.3	11.8	60.9	43.6
Full Service	6	92,444,042	7.1	4.799	103	312	1.79		14.3	12.1	62.6	49.0
Office	10	224,172,202	17.2	4.386	114	353	1.59		10.7	9.6	58.6	49.5
CBD	1	125,000,000	9.6	4.240	120	360	1.55		9.8	9.1	52.3	45.5
Suburban	7	89,189,864	6.8	4.560	111	349	1.67		11.8	10.3	67.2	54.7
Single Tenant	2	9,982,338	0.8	4.660	59	299	1.47		11.4	10.0	61.2	54.3
Industrial	33	89,415,340	6.8	4.420	119	309	1.70		13.2	11.3	65.2	48.7
Warehouse	24	60,929,848	4.7	4.310	120	300	1.77		13.7	11.6	64.1	46.7
Flex	9	28,485,492	2.2	4.657	117	328	1.55		12.2	10.8	67.6	53.0
Self Storage	13	58,436,257	4.5	4.771	119	357	1.63		10.6	10.3	65.2	53.1
Self Storage	13	58,436,257	4.5	4.771	119	357	1.63		10.6	10.3	65.2	53.1
Mutlifamily	5	48,079,484	3.7	4.413	88	328	1.42		9.6	9.0	66.6	56.7
Garden	5	48,079,484	3.7	4.413	88	328	1.42		9.6	9.0	66.6	56.7
Mixed Use	4	47,297,616	3.6	4.510	118	358	1.64		10.7	10.0	67.3	55.8
Office/Retail	3	42,516,716	3.3	4.510	118	358	1.61		10.6	9.8	68.1	56.6
Self Storage/Retail	1	4,780,900	0.4	4.514	120	360	1.89		11.8	11.5	60.8	49.2
Manufactured Housing Community	7	20,542,154	1.6	5.049	119	335	1.58		10.8	10.6	64.6	51.1
Manufactured Housing Community	7	20,542,154	1.6	5.049	119	335	1.58		10.8	10.6	64.6	51.1
Total:	122	$1,305,613,775	100.0%	4.495%	115	337	1.82	x	11.8%	10.7%	62.6%	51.9%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

A-2-3

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
North Carolina	12	$236,139,117	18.1%	4.296%	118	290	2.28x	12.4%	11.4%	60.2%	50.3%
Colorado	1	125,000,000	9.6	4.240	120	360	1.55	9.8	9.1	52.3	45.5
Florida	12	116,242,223	8.9	4.656	103	343	1.60	11.0	10.2	63.5	52.9
Ohio	3	91,047,452	7.0	4.520	113	359	1.92	12.6	11.7	62.0	56.7
Illinois	10	84,704,793	6.5	4.866	111	327	1.50	11.1	10.0	65.8	52.3
Texas	8	81,942,069	6.3	4.528	119	347	1.62	11.4	10.2	70.2	56.2
California	9	66,570,258	5.1	4.661	118	343	1.68	11.6	10.6	67.4	54.4
Northern	6	48,983,870	3.8	4.636	118	337	1.64	11.6	10.5	67.1	54.0
Southern	3	17,586,388	1.3	4.729	119	359	1.79	11.6	11.1	68.1	55.5
Oregon	1	55,000,000	4.2	4.500	118	360	1.76	11.6	10.7	68.8	60.2
Pennsylvania	6	53,071,820	4.1	4.720	100	313	1.74	14.3	11.7	63.3	50.6
New Mexico	1	51,730,665	4.0	4.410	119	359	1.58	10.4	9.5	69.9	56.4
Maryland	1	47,000,000	3.6	4.150	119	0	2.66	11.8	11.2	52.1	52.1
New York	11	39,852,965	3.1	4.591	119	329	1.55	10.9	10.0	66.7	51.8
Kentucky	2	31,368,537	2.4	4.243	104	359	2.04	13.7	12.1	58.1	48.6
Michigan	6	30,044,342	2.3	4.239	119	330	1.97	14.5	12.2	61.4	46.9
South Carolina	5	27,993,979	2.1	4.726	120	284	1.54	12.3	11.0	65.3	45.6
Utah	6	25,286,524	1.9	5.050	118	330	1.59	11.8	10.7	66.1	52.3
Arizona	3	24,975,000	1.9	4.464	120	360	1.50	9.6	9.1	73.1	59.0
Indiana	5	16,796,183	1.3	4.167	102	318	1.93	14.0	12.0	61.7	48.3
Tennessee	3	16,344,607	1.3	4.492	120	360	1.93	12.7	11.7	57.8	46.7
Georgia	2	14,479,290	1.1	4.978	119	331	1.57	11.3	10.5	68.4	54.0
New Jersey	2	13,072,573	1.0	4.823	111	324	1.43	12.8	11.2	60.3	47.4
Iowa	1	12,400,000	0.9	4.900	84	360	1.47	10.5	9.4	71.3	62.9
Virginia	2	11,909,153	0.9	4.172	120	352	1.67	10.6	9.9	70.1	62.2
Nevada	1	10,187,049	0.8	4.700	119	359	2.32	15.4	14.4	55.7	45.4
Kansas	6	7,981,657	0.6	4.310	120	300	1.77	13.7	11.6	64.1	46.7
Missouri	1	7,187,783	0.6	4.930	119	299	2.08	17.1	14.5	43.8	32.7
Wisconsin	1	5,490,667	0.4	4.930	119	299	1.66	13.6	11.6	49.5	36.9
Alabama	1	1,795,071	0.1	4.310	120	300	1.77	13.7	11.6	64.1	46.7
Total/Weighted Average:	122	$1,305,613,775	100.0%	4.495%	115	337	1.82x	11.8%	10.7%	62.6%	51.9%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

A-2-4

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1,326,601 - 2,000,000	7	$11,175,934	0.9%	5.032%	111	300	1.57x	13.9%	13.0%	56.8%	42.5%
2,000,001 - 3,000,000	6	14,089,999	1.1	4.935	119	338	1.80	12.3	11.8	57.7	45.6
3,000,001 - 4,000,000	2	6,552,005	0.5	4.879	119	359	1.66	10.9	10.5	63.9	52.4
4,000,001 - 5,000,000	4	17,898,580	1.4	4.697	103	359	1.76	11.7	10.8	61.9	52.6
5,000,001 - 6,000,000	7	39,627,592	3.0	4.912	119	324	1.77	13.6	11.9	58.0	45.4
6,000,001 - 7,000,000	4	26,789,531	2.1	4.915	119	344	1.51	10.6	9.9	66.1	53.4
7,000,001 - 8,000,000	6	44,403,095	3.4	4.338	99	350	1.92	13.1	11.6	64.5	54.6
8,000,001 - 9,000,000	3	25,950,000	2.0	4.779	120	308	1.45	10.7	9.9	68.9	51.2
9,000,001 - 10,000,000	4	39,469,473	3.0	4.587	104	315	1.62	11.6	10.7	61.9	49.9
10,000,001 - 15,000,000	24	290,458,149	22.2	4.687	115	324	1.63	11.9	10.7	66.7	51.9
15,000,001 - 20,000,000	6	102,108,957	7.8	4.703	109	321	1.69	12.8	11.2	62.9	49.2
20,000,001 - 30,000,000	2	48,468,537	3.7	4.341	88	328	1.62	11.0	10.1	60.5	51.1
30,000,001 - 50,000,000	4	146,075,919	11.2	4.461	119	359	1.88	10.9	9.9	64.8	55.7
50,000,001 - 70,000,000	3	175,546,005	13.4	4.399	119	336	1.71	12.1	10.7	67.3	53.8
70,000,001 - 90,000,000	1	82,000,000	6.3	4.570	117	360	1.88	12.4	11.5	62.1	56.9
90,000,001 - 125,000,000	2	235,000,000	18.0	4.051	120	360	2.29	11.2	10.6	53.1	49.5
Total/Weighted Average:	85	$1,305,613,775	100.0%	4.495%	115	337	1.82x	11.8%	10.7%	62.6%	51.9%

A-2-5

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.16 - 1.20	1	$1,500,000	0.1%	5.000%	60	60	1.16x	28.8%	26.3%	21.1%	0.0%
1.21 - 1.30	1	8,900,000	0.7	4.500	120	264	1.25	9.5	9.0	70.6	47.4
1.31 - 1.40	7	107,091,768	8.2	4.571	106	307	1.36	10.0	9.2	67.6	52.3
1.41 - 1.50	22	247,183,132	18.9	4.688	115	332	1.47	10.6	9.6	69.5	54.5
1.51 - 1.60	13	244,608,345	18.7	4.470	117	353	1.56	10.3	9.5	60.2	50.3
1.61 - 1.70	10	113,023,773	8.7	4.757	119	345	1.66	12.0	10.6	65.1	53.0
1.71 - 1.80	8	165,950,266	12.7	4.484	119	324	1.76	12.8	11.3	65.6	51.7
1.81 - 1.90	5	134,856,999	10.3	4.611	110	349	1.88	13.1	11.7	60.7	53.6
1.91 - 2.00	4	41,311,550	3.2	4.511	119	351	1.95	13.5	12.0	59.3	47.4
2.01 - 2.25	8	53,750,894	4.1	4.585	119	331	2.13	15.6	13.7	53.3	42.7
2.26 - 2.50	3	23,187,049	1.8	4.212	86	360	2.33	15.1	13.7	57.8	50.8
2.51 - 2.75	2	54,250,000	4.2	4.107	111	360	2.65	12.4	11.6	53.0	52.4
2.76 - 3.13	1	110,000,000	8.4	3.836	119	0	3.13	12.7	12.2	54.0	54.0
Total/Weighted Average:	85	$1,305,613,775	100.0%	4.495%	115	337	1.82x	11.8%	10.7%	62.6%	51.9%

A-2-6

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Range of Underwritten	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.9 - 9.0	2	$32,250,000	2.5%	4.333%	73	313	1.33x	8.9%	8.5%	66.2%	57.0%
9.1 - 10.0	14	285,161,710	21.8	4.423	120	357	1.49	9.7	9.0	63.4	52.4
10.1 - 11.0	17	185,648,005	14.2	4.677	116	353	1.53	10.5	9.6	69.6	56.9
11.1 - 12.0	15	224,555,699	17.2	4.507	116	333	1.86	11.6	10.7	62.5	52.4
12.1 - 13.0	15	326,093,904	25.0	4.402	119	331	2.22	12.6	11.6	59.9	52.1
13.1 - 14.0	9	152,713,455	11.7	4.572	115	309	1.77	13.5	11.7	62.5	47.1
14.1 - 15.0	4	20,785,683	1.6	4.237	82	342	2.18	14.6	13.1	59.5	51.4
15.1 - 16.0	2	23,168,418	1.8	4.325	119	359	2.26	15.5	13.4	58.2	46.8
16.1 - 17.0	3	24,491,550	1.9	4.585	101	316	2.23	16.5	14.5	56.3	45.2
17.1 - 18.0	2	23,555,024	1.8	4.979	75	296	1.92	17.7	13.5	51.3	44.0
18.1 - 19.0	1	5,690,328	0.4	4.930	119	299	2.21	18.5	15.4	45.5	34.0
19.1 - 28.8	1	1,500,000	0.1	5.000	60	60	1.16	28.8	26.3	21.1	0.0
Total/Weighted Average:	85	$1,305,613,775	100.0%	4.495%	115	337	1.82x	11.8%	10.7%	62.6%	51.9%

A-2-7

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Range of Underwritten	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.3 - 9.0	8	$143,905,692	11.0%	4.443%	109	343	1.41x	9.5%	8.7%	72.0%	58.5%
9.1 - 10.0	26	378,290,860	29.0	4.527	116	354	1.53	10.2	9.4	63.5	52.9
10.1 - 11.0	14	177,359,598	13.6	4.700	119	336	1.64	11.7	10.6	65.6	52.6
11.1 - 12.0	19	375,069,670	28.7	4.541	117	320	1.88	12.7	11.5	61.2	49.7
12.1 - 13.0	7	153,520,869	11.8	4.014	117	330	2.81	13.2	12.3	55.9	52.2
13.1 - 14.0	5	33,901,044	2.6	4.702	74	319	2.01	16.4	13.2	55.7	48.6
14.1 - 15.0	3	24,624,832	1.9	4.511	102	342	2.32	16.1	14.4	53.2	44.4
15.1 - 16.0	2	17,441,210	1.3	4.903	118	298	2.19	17.4	15.3	52.6	39.3
16.1 - 26.3	1	1,500,000	0.1	5.000	60	60	1.16	28.8	26.3	21.1	0.0
Total/Weighted Average:	85	$1,305,613,775	100.0%	4.495%	115	337	1.82x	11.8%	10.7%	62.6%	51.9%

A-2-8

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
21.1 - 40.0	1	$1,500,000	0.1%	5.000%	60	60	1.16x	28.8%	26.3%	21.1%	0.0%
40.1 - 45.0	1	7,187,783	0.6	4.930	119	299	2.08	17.1	14.5	43.8	32.7
45.1 - 50.0	3	13,777,813	1.1	4.924	119	310	1.90	15.2	13.1	47.6	36.2
50.1 - 55.0	10	321,453,389	24.6	4.160	116	351	2.30	11.8	10.9	53.0	49.5
55.1 - 60.0	11	106,327,662	8.1	4.661	106	330	1.90	13.5	12.2	57.5	46.1
60.1 - 65.0	20	374,842,913	28.7	4.564	112	319	1.72	12.5	11.2	63.1	50.1
65.1 - 70.0	21	253,471,275	19.4	4.648	119	348	1.63	11.2	10.2	68.1	55.4
70.1 - 75.0	17	216,452,941	16.6	4.556	117	354	1.47	10.0	9.1	73.2	59.7
75.1 - 75.7	1	10,600,000	0.8	4.690	120	276	1.59	13.4	11.3	75.7	52.9
Total/Weighted Average:	85	$1,305,613,775	100.0%	4.495%	115	337	1.82x	11.8%	10.7%	62.6%	51.9%

A-2-9

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
0.0 - 30.0	1	$1,500,000	0.1%	5.000%	60	60	1.16x	28.8%	26.3%	21.1%	0.0%
30.1 - 35.0	2	12,878,111	1.0	4.930	119	299	2.14	17.7	14.9	44.6	33.3
35.1 - 40.0	6	52,978,152	4.1	4.795	120	258	1.51	12.7	11.3	59.5	38.8
40.1 - 45.0	7	47,272,964	3.6	4.805	119	270	1.68	13.3	12.2	61.0	41.1
45.1 - 50.0	22	396,602,284	30.4	4.465	117	333	1.72	12.2	10.8	58.7	46.9
50.1 - 55.0	21	315,896,329	24.2	4.364	112	341	2.32	12.2	11.3	59.0	53.2
55.1 - 60.0	16	297,454,593	22.8	4.519	112	354	1.64	10.9	10.0	67.5	57.1
60.1 - 64.6	10	181,031,342	13.9	4.543	117	360	1.57	10.4	9.6	72.3	60.8
Total/Weighted Average:	85	$1,305,613,775	100.0%	4.495%	115	337	1.82x	11.8%	10.7%	62.6%	51.9%

A-2-10

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.830 - 4.500	22	$661,856,249	50.7%	4.220%	115	347	1.99x	11.6%	10.6%	60.8%	52.5%
4.501 - 4.750	25	380,576,680	29.1	4.641	117	327	1.63	11.6	10.6	65.8	52.1
4.751 - 5.000	26	205,838,291	15.8	4.906	111	333	1.67	12.8	11.2	62.3	50.2
5.001 - 5.250	10	44,707,464	3.4	5.081	118	331	1.61	11.8	10.9	64.7	51.2
5.251 - 5.500	1	1,350,000	0.1	5.490	120	360	1.57	10.9	10.7	54.9	45.8
5.501 - 5.750	1	11,285,092	0.9	5.750	56	296	1.54	13.1	11.7	56.4	51.1
Total/Weighted Average:	85	$1,305,613,775	100.0%	4.495%	115	337	1.82x	11.8%	10.7%	62.6%	51.9%

A-2-11

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Range of Original Terms to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Range of Original Terms	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	8	$84,484,671	6.5%	4.572%	58	308	1.73x	13.4%	11.6%	58.9%	52.5%
84	1	12,400,000	0.9	4.900	84	360	1.47	10.5	9.4	71.3	62.9
120	76	1,208,729,104	92.6	4.485	119	339	1.83	11.7	10.7	62.8	51.8
Total/Weighted Average:	85	$1,305,613,775	100.0%	4.495%	115	337	1.82x	11.8%	10.7%	62.6%	51.9%

A-2-12

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of	Aggregate	Aggregate		Remaining	Remaining		U/W NOI	U/W NCF		Balloon
Range of Remaining Terms	Mortgage	Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	or ARD
to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
55 - 60	8	$84,484,671	6.5%	4.572%	58	308	1.73x	13.4%	11.6%	58.9%	52.5%
61 - 84	1	12,400,000	0.9	4.900	84	360	1.47	10.5	9.4	71.3	62.9
85 - 120	76	1,208,729,104	92.6	4.485	119	339	1.83	11.7	10.7	62.8	51.8
Total/Weighted Average:	85	$1,305,613,775	100.0%	4.495%	115	337	1.82x	11.8%	10.7%	62.6%	51.9%

A-2-13

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Range of Original Amortization Terms

				Weighted Average
		Aggregate	Percent by
	Number of	Cut-off	Aggregate		Remaining	Remaining		U/W NOI	U/W NCF		Balloon
Range of Original	Mortgage	Date	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	or ARD
Amortization Terms (mos.)	Loans	Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	2	$157,000,000	12.0%	3.930%	119	0	2.99x	12.4%	11.9%	53.4%	53.4%
60	1	1,500,000	0.1	5.000	60	60	1.16	28.8	26.3	21.1	0.0
181 - 240	6	68,676,601	5.3	4.747	120	240	1.41	12.0	10.9	63.5	39.6
241 - 300	22	275,406,985	21.1	4.698	105	297	1.68	13.3	11.5	62.3	47.8
301 - 360	54	803,030,190	61.5	4.513	117	359	1.67	11.1	10.2	64.5	54.2
Total/Weighted Average:	85	$1,305,613,775	100.0%	4.495%	115	337	1.82x	11.8%	10.7%	62.6%	51.9%

A-2-14

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
Range of Remaining Amortization Terms (mos.)	Number of Mortgage Loans	AggregateCut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	2	$157,000,000	12.0%	3.930%	119	0	2.99	x	12.4%	11.9%	53.4%	53.4%
60	1	1,500,000	0.1	5.000	60	60	1.16		28.8	26.3	21.1	0.0
181 - 240	6	68,676,601	5.3	4.747	120	240	1.41		12.0	10.9	63.5	39.6
241 - 300	22	275,406,985	21.1	4.698	105	297	1.68		13.3	11.5	62.3	47.8
301 - 360	54	803,030,190	61.5	4.513	117	359	1.67		11.1	10.2	64.5	54.2
Total/Weighted Average:	85	$1,305,613,775	100.0%	4.495%	115	337	1.82	x	11.8%	10.7%	62.6%	51.9%

(1) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-15

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Amortizing Balloon	71	$821,056,437	62.9%	4.655%	115	329	1.63	x	11.9%	10.6%	65.6%	51.3%
Interest-only, Amortizing Balloon	10	316,075,000	24.2	4.352	115	360	1.75		11.3	10.4	59.6	53.0
Interest-only, Balloon	2	157,000,000	12.0	3.930	119	0	2.99		12.4	11.9	53.4	53.4
Amortizing ARD	1	9,982,338	0.8	4.660	59	299	1.47		11.4	10.0	61.2	54.3
Fully Amortizing	1	1,500,000	0.1	5.000	60	60	1.16		28.8	26.3	21.1	0.0
Total/Weighted Average:	85	$1,305,613,775	100.0%	4.495%	115	337	1.82	x	11.8%	10.7%	62.6%	51.9%

A-2-16

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Mortgage Loans by Financing Purpose

				Weighted Average
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Refinance	75	$1,162,139,943	89.0%	4.504%	117	339	1.82	x	11.6%	10.6%	62.5%	52.1%
Acquisition	10	143,473,832	11.0	4.423	100	318	1.81		13.7	11.6	63.6	50.8
Total/Weighted Average:	85	$1,305,613,775	100.0%	4.495%	115	337	1.82	x	11.8%	10.7%	62.6%	51.9%

A-2-17

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Hard/Springing Cash Management	32	$623,782,291	47.8%	4.451%	116	329	1.88	x	11.9%	10.8%	64.6%	52.8%
Soft/Springing Cash Management	17	233,331,305	17.9	4.474	107	342	1.83		11.3	10.4	64.3	55.1
Hard/Upfront Cash Management	6	225,829,699	17.3	4.453	116	357	1.68		11.0	10.2	56.2	50.0
None	22	141,384,828	10.8	4.731	119	326	1.80		13.3	11.8	60.3	47.0
Springing (Without Established Account)	7	70,685,652	5.4	4.582	119	344	1.76		11.9	11.1	61.9	49.7
Springing (With Established Account)	1	10,600,000	0.8	4.690	120	276	1.59		13.4	11.3	75.7	52.9
Total/Weighted Average:	85	$1,305,613,775	100.0%	4.495%	115	337	1.82	x	11.8%	10.7%	62.6%	51.9%

A-2-18

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
			Percent by			Percent by			Percent by
	Number of		Aggregate	Number of		Aggregate	Number of		Aggregate
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date
Type of Escrow	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)
Tax Escrow	72	$939,766,590	72.0%	75	$971,067,671	74.4%	8	$334,220,285	25.6%
Insurance Escrow	50	544,298,043	41.7	49	540,700,591	41.4	32	741,327,027	56.8
Replacement Reserve	30	431,347,274	33.0	71	864,000,036	66.2	14	463,184,824	35.5
TI/LC Reserve(1)	16	210,417,888	22.7	26	531,613,094	57.3	11	319,921,661	34.5

(1)	The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of office, retail, mixed-use and industrial properties.

A-2-19

WFRBS Commercial Mortgage Trust 2012-C10

Annex A-2: Loan Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	December	December	December	December	December	December	December	December	December	December	December
Prepayment Restriction	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Locked Out	100.00%	100.00%	4.08%	0.91%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	85.86	85.96	86.04	86.86	86.94	87.91	88.01	88.12	0.00
Yield Maintenance	0.00	0.00	10.06	13.13	13.96	13.14	13.06	12.09	11.99	11.88	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$1,305.61	$1,289.98	$1,273.13	$1,255.23	$1,233.85	$1,136.74	$1,113.97	$1,079.16	$1,054.54	$1,028.63	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	98.80%	97.51%	96.14%	94.50%	87.07%	85.32%	82.66%	80.77%	78.79%	0.00%

(1)	Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.
(2)	Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-20

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-3

Summaries of the Fifteen Largest Mortgage Loans

A-3-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

REPUBLIC PLAZA

A-3-2

REPUBLIC PLAZA

A-3-3

REPUBLIC PLAZA

Republic Plaza
370 17th Street; 303 16th Street; 400 15th Street
Denver, CO 80202
Denver
LoDo
Downtown
Five Points
Capitol Hill
Civic Center
Lincoln Park
Baker Historic District
South Platte River
City of Cuernavaca Park
Commons Park
Centennial Park
Crescent Park
Lincoln Park
Civic Center Park
Sunken Gardens Park
Curtis Park
Lawson Park
Governors Park
Coors Field
Union Station
Auraria Campus
Sports Authority Field at Mile High
Pepsi Center
Elitch Gardens
Downtown Aquarium
Children's Museum of Denver
Denver Pavilions
Wells Fargo Center
1670 Broadway
1999 Broadway
Century Link Tower
U.S. Courthouse
Denver Place
One Tabor Center
17th Street Plaza
Colorado Center for the Performing Arts
Colorado Convention Center
U.S. Mint
City and County Building
Lindsey-Flanigan Courthouse
State Capitol
Colorado History Museum
Denver Art Museum
Denver Public Library
Clyfford Still Museum
Denver Health Medical Center
Community College of Denver
King Center
Tivoli Student Union
Univ. of Colorado at Denver
RTD LIGHT RAIL
C,E LINES
D,F,H LINES
D LINE
C,D,E,F,H LINES
UNION STATION
PEPSI CENTER/ ELITCH GARDENS
SPORTS AUTHORITY FIELD
AURARIA WEST CAMPUS
COLFAX AT AURARIA
THEATRE DIST./ CONVENTION CENTER
16TH ST/ STOUT
16TH ST/ CALIFORNIA
18TH ST/ STOUT
18TH ST/ CALIFORNIA
20TH ST/ WELTON
25TH ST/WELTON
27TH ST/WELTON
29TH ST/WELTON
30TH/DOWNING
10TH/OSAGE
Speer Blvd.
Brighton Blvd.
Broadway
W. 26th Ave.
W. 23rd Ave.
Water St.
Aurora Pkwy
15th St.
Wynkoop St.
Wazee St.
17th St.
Blake St.
Market St.
Larimer St.
Lawrence St.
14th St.
16th St. Mall
19th St.
20th St.
21st St.
22nd St.
23rd St.
26th St.
29th St.
32nd St.
Walnut St.
Arapahoe St.
Curtis St.
Champa St.
Stout St.
Welton St.
Park Ave.
Court Pl.
Downing St.
Washington St.
E. 20th Ave.
E. 17th Ave.
E. Colfax Ave.
W. Colfax Ave.
W. 14th Ave.
E. 14th Ave.
W. 13th Ave.
E. 13th Ave.
E. 10th Ave.
W. 8th Ave.
E. 8th Ave.
W. 6th Ave.
E. 6th Ave.
Kalamath St.
Santa Fe Dr.
Cherry Creek
Lincoln St.
Grant St.
Pearl St.
Corona St.
Bryant St.
25
40
287
6
Broomfield
Thornton
Northglenn
Westminster
Arvada
Commerce City
Wheat Ridge
Applewood
Golden
Lakewood
Glendale
Aurora
Cherry Hills Village
Englewood
Greenwood Village
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
Denver International Airport
Rocky Mountain Arsenal National Wildlife Refuge

A-3-4

Republic Plaza

Loan Information				Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR		Property Type(4):	Office
	Original Principal Balance(1):	$125,000,000		Specific Property Type:	CBD
	Cut-off Date Principal Balance(1):	$125,000,000		Location:	Denver, CO
	% of Initial Pool Balance:	9.6%		Size:	1,302,107 SF
	Loan Purpose:	Refinance		Cut-off Date Principal Balance Per Unit/SF(1):	$215.04
	Borrower Name:	BOP Republic Plaza I LLC; BOP Republic Plaza II LLC		Year Built/Renovated:	1982/2002
	Sponsor:	Brookfield Office Properties		Title Vesting:	Fee
	Mortgage Rate:	4.240%		Property Manager:	Self-managed
	Note Date:	November 2, 2012		3rd Most Recent Occupancy (As of):	94.3% (12/31/2009)
	Anticipated Repayment Date:	NAP		2nd Most Recent Occupancy (As of):	94.2% (12/31/2010)
	Maturity Date:	December 1, 2022		Most Recent Occupancy (As of):	92.1% (12/31/2011)
	IO Period:	36 months		Current Occupancy (As of):	94.5% (9/30/2012)
	Loan Term (Original):	120 months
	Seasoning:	0 months		Underwriting and Financial Information:
	Amortization Term (Original):	360 months
	Loan Amortization Type:	Interest-only, Amortizing Balloon		3rd Most Recent NOI (As of):	$24,754,363 (12/31/2010)
	Interest Accrual Method:	Actual/360		2nd Most Recent NOI (As of):	$24,258,113 (12/31/2011)
	Call Protection:	L(24),D(92),O(4)		Most Recent NOI (As of):	$25,132,202 (TTM 6/30/2012)
	Lockbox Type:	Hard/Upfront Cash Management
	Additional Debt(1):	Yes
	Additional Debt Type(1):	Pari Passu		U/W Revenues:	$43,855,093
				U/W Expenses:	$16,311,223
	Escrows and Reserves(2):			U/W NOI:	$27,543,870
				U/W NCF:	$25,543,693
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.67x
Taxes	$3,495,886	$499,412	NAP	U/W NCF DSCR(1):	1.55x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	9.8%
Replacement Reserves	$27,217	$27,217	NAP	U/W NCF Debt Yield(1):	9.1%
Deferred Maintenance(3)	$74,688	$0	NAP	As-Is Appraised Value:	$535,400,000
TI/LC(3)	$0	$140,000	$5,000,000	As-Is Appraisal Valuation Date:	October 8, 2012
Tenants Specific TI/LC Reserve(3)	$2,358,462	$0	NAP	Cut-off Date LTV Ratio(1):	52.3%
Free Rent Reserve(3)	$238,060	$0	NAP	LTV Ratio at Maturity or ARD(1):	45.5%

(1)
The Republic Plaza Loan Combination, totalling $280,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-1 (the “Republic Plaza Mortgage Loan”) had an original balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and will be contributed to the WFRBS 2012-C10 Trust.  Note A-2 (the “Republic Plaza Companion Loan”) had an original balance of $155,000,000 and is expected to be contributed to a future trust.  All presented statistical information related to balances per square foot, loan-to-value ratio, debt service coverage ratio, and debt yields are based on the Republic Plaza Loan Combination.

(2)	See “Escrows” section.
(3)
In lieu of escrow deposits, the Republic Plaza sponsor posted a guaranty for all of the following:  outstanding tenant improvements and leasing commissions, monthly tenant improvement and leasing commissions escrow deposits, a deferred maintenance deposit and outstanding free rent.  See “Sponsor’s Reserves Guaranty” section.

(4)	The collateral for the Republic Plaza Loan Combination also includes a non-contiguous 12-story parking garage with approximately 1,275 stalls located one block from the Republic Plaza property.

The Mortgage Loan.  The mortgage loan (the “Republic Plaza Loan Combination”) is evidenced by two promissory notes (Note A-1 and Note A-2) that are secured by a first mortgage encumbering a 56-story office building and a non-contiguous 12-story parking garage structure located in Denver, Colorado (the “Republic Plaza Property”).  The Republic Plaza Loan Combination was originated on November 2, 2012 by Wells Fargo Bank, National Association.  The Republic Plaza Loan Combination had an original balance of $280,000,000, has a Cut-off Date Balance of $280,000,000 and accrues interest at an interest rate of 4.240% per annum.  The Republic Plaza Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 months following origination and thereafter require payments of principal and interest based on a 30-year amortization schedule.  The Republic Plaza Loan Combination matures on December 1, 2022.

A-3-5

REPUBLIC PLAZA

Note A-1 will be contributed to the WFRBS 2012-C10 Trust and had an original principal balance of $125,000,000 and has an outstanding principal balance as of the Cut-off Date of $125,000,000 (the “Republic Plaza Mortgage Loan”).  Note A-2 had an original principal balance of $155,000,000 and is expected to be securitized in a future trust and will represent the controlling interest in the Republic Plaza Loan Combination (the “Republic Plaza Companion Loan”).  See “Description of the Mortgage Pool – Split Loan Structures – The Republic Plaza Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund – Servicing of the Pari Passu Mortgage Loans” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the Republic Plaza Loan Combination in whole, or in part, on any due date before the scheduled maturity date.  In addition, the Republic Plaza Loan Combination is prepayable without penalty on or after September 1, 2022.

Sources and Uses

Sources			Uses
Original loan combination amount	$280,000,000	100.0%	Loan payoff(1)	$162,714,963	58.1%
			Reserves	3,529,103	1.3
			Closing costs	1,556,156	0.6
			Return of equity	112,199,778	40.0
Total Sources	$280,000,000	100.0%	Total Uses	$280,000,000	100.0%

(1)	The Republic Plaza Property was previously securitized in JPMCC 2004-C2.

The Property.  The Republic Plaza Property is a 56-story class A office building containing approximately 1,302,107 of rentable square feet and a non-contiguous 12-story parking garage (the “Tremont Garage”) located one block southwest of the office property all located in the central business district of Denver, Colorado.  Built in 1982, the Republic Plaza Property is the tallest building in Denver and is situated on a 2.3-acre parcel.  The 12-story parking garage provides approximately 1,275 parking spaces and was also built in 1982.  Parking is also provided by a subterranean parking structure at the office property, which accounts for approximately 206 spaces and a combined parking ratio of 1.1 spaces per 1,000 square feet of rentable area.  The Republic Plaza Property serves as the United States headquarters for Encana Oil & Gas, DCP Midstream, LP and Wheeler Trigg O’Donnell LLP.  Tenancy also includes several wealth management divisions for financial institutions such as: Merrill Lynch, Citigroup, Bank of America, Morgan Stanley and UBS.   As of September 30, 2012, the Republic Plaza Property was 94.5% leased to 58 tenants.

A-3-6

REPUBLIC PLAZA

The following table presents certain information relating to the tenancies at the Republic Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Encana Oil & Gas	NR/Baa2/BBB	452,972	34.8%	$20.55	$9,308,575(2)	36.0%	4/30/2019(3)(4)
DCP Midstream, LP	BBB-/NR/BBB-	153,983	11.8%	$24.06	$3,704,405	14.3%	5/31/2016(5)(6)
Wheeler Trigg O’Donnell LLP	NR/NR/NR	77,264	5.9%	$20.61	$1,592,420	6.2%	1/31/2023(7)
Venoco, Inc.	NR/NR/NR	47,205	3.6%	$22.85	$1,078,799	4.2%	3/31/2014
Samson Resources	NR/NR/NR	61,932	4.8%	$17.17	$1,063,466	4.1%	3/31/2021(8)
The Gary Williams Company	NR/NR/NR	38,612	3.0%	$20.13	$777,230	3.0%	7/31/2013
Merrill Lynch, Pierce, Fenner	A/Baa2/A-	26,752	2.1%	$24.00	$642,048	2.5%	2/28/2018
Citigroup Global Markets	A/Baa2/A-	29,770	2.3%	$20.03	$596,293(9)	2.3%	6/30/2015(10)
Total Major Tenants		888,490	68.2%	$21.12	$18,763,235	72.6%

Non-Major Tenants		342,507	26.3%	$20.65	$7,072,674	24.4%

Occupied Collateral Total		1,230,997	94.5%	$20.99	$25,835,908	100.0%

Vacant Space		71,110	5.5%

Collateral Total		1,302,107	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term and assuming no surrender of floors described below.  The current in-place rent is $17.50 per square foot, resulting in $7,927,010 of annual base rent.

(3)
On or after February 1, 2013, Encana Oil & Gas (“Encana”) has a one-time right to surrender one or two full floors with 12 months notice provided (i) the tenant is not subleasing more than 20% of their leased square footage; (ii) the surrendered floors are on floor 18 or higher; and (iii) Encana will pay an amount equal to six months of rent for surrendered spaces plus the unamortized cost of the landlord concessions as outlined in the lease agreement.

(4)
If Encana does not renew its lease for 452,927 square feet at a term of no less than five years from the lease expiration date, or replacement lease(s) approved by the lender are not signed prior to June 30, 2017, the Republic Plaza sponsor is required to post an escrow, letter of credit or a guaranty for $18,118,880 less the actual tenant improvements and leasing costs in connection with a replacement lease(s) or a renewed Encana lease.

(5)	10,543 square feet expires on September 14, 2014.
(6)	DCP Midstream, LP may terminate its lease with respect to 10,543 square feet if the tenant renews its lease or expands on the 21st floor.
(7)
Prior to January 31, 2019, the tenant has a one-time right to terminate its lease for one floor (25,221 square feet) of its leased space on either the highest or lowest floor occupied by the tenant. The tenant must provide notice of contraction no later than December 31, 2017. The tenant must also pay a termination fee equal to $48.19 per square foot of the contracted space and all related unamortized tenant improvements and leasing commissions.

(8)
Samson Resources may terminate its lease any time after March 31, 2017 so as long as they are not in default under the terms of their lease and not subleasing more than 50% of their leased square footage.

(9)
The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term.  The current in-place rent is $18.50 per square foot, resulting in $550,745 of annual base rent.

(10)	Citigroup Global Markets has the right to terminate their lease with respect to 5,866 square feet after December 31, 2013.

A-3-7

REPUBLIC PLAZA

The following table presents certain information relating to the lease rollover schedule at the Republic Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	1	11,121	0.9%	11,121	0.9%	$155,694	$14.00
2013	20	62,740	4.8%	73,861	5.7%	$1,338,160	$21.33
2014	13	81,845	6.3%	155,706	12.0%	$1,758,307	$21.48
2015	12	63,465	4.9%	219,171	16.8%	$1,355,588	$21.36
2016	17	173,324	13.3%	392,495	30.1%	$4,121,196	$23.78
2017	6	22,230	1.7%	414,725	31.9%	$452,425	$20.35
2018	11	54,538	4.2%	469,263	36.0%	$1,142,484	$20.95
2019	28	501,315	38.5%	970,578	74.5%	$10,207,506	$20.36
2020	7	38,286	2.9%	1,008,864	77.5%	$881,196	$23.02
2021	13	114,800	8.8%	1,123,664	86.3%	$2,159,058	$18.81
2022	3	4,848	0.4%	1,128,512	86.7%	$117,012	$24.14
Thereafter	5	102,485	7.9%	1,230,997	94.5%	$2,147,282	$20.95
Vacant	0	71,110	5.5%	1,302,107	100.0%	$0	$0.00
Total/Weighted Average	136	1,302,107	100.0%			$25,835,908	$20.99

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Republic Plaza Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
94%	94%	92%

(1)	Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Republic Plaza Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W(1)	U/W $ per SF
Base Rent	$22,407,289	$22,898,843	$23,604,219	$25,835,908	$19.84
Grossed Up Vacant Space	0	0	0	1,563,230	1.20
Total Reimbursables	14,724,359	14,633,467	14,478,856	15,515,162	11.92
Other Income	3,661,351	3,049,725	3,132,723	3,132,723	2.41
Less Vacancy & Credit Loss	0	0	0	(2,191,931)(2)	(1.68)
Effective Gross Income	$40,793,000	$40,582,035	$41,215,798	$43,855,093	$33.68

Total Operating Expenses	$16,038,637	$16,323,922	$16,083,596	$16,311,223	$12.53

Net Operating Income	$24,754,363	$24,258,113	$25,132,202	$27,543,870	$21.15
TI/LC	0	0	0	1,739,755	1.34
Capital Expenditures	0	0	0	260,421	0.20
Net Cash Flow	$24,754,363	$24,258,113	$25,132,202	$25,543,693	$19.62

NOI DSCR(3)	1.50x	1.47x	1.52x	1.67x
NCF DSCR(3)	1.50x	1.47x	1.52x	1.55x
NOI DY(3)	8.8%	8.7%	9.0%	9.8%
NCF DY(3)	8.8%	8.7%	9.0%	9.1%

(1)
The increase in U/W Net Operating Income from the Net Operating Income for trailing 12 months ending June 30, 2012 is primarily attributable to a new lease executed by Wheeler Trigg O’Donnell LLP in June 2012 and the averaging of Encana’s base rent through its lease term.

(2)	The underwritten economic vacancy is 8.0%. The Republic Plaza Property is currently 94.5% physically occupied.
(3)	DSCRs and debt yields are based on the Republic Plaza Loan Combination.

Appraisal.  As of the appraisal valuation date of October 8, 2012, the Republic Plaza Property had an “as-is” appraised value of $535,400,000.

Environmental Matters.  According to the Phase I environmental site assessment dated October 5, 2012, there was no evidence of any recognized environmental conditions at the Republic Plaza Property.

A-3-8

REPUBLIC PLAZA

Market Overview and Competition.  According to the appraisal, the Republic Plaza Property is located at the northwest corner of 16th Street and Tremont Place in the central business district of Denver, Colorado. The Republic Plaza Property is located approximately 24 miles from Denver International Airport, the fifth busiest airport in the nation, and the second largest in the world by land area.   Access to the Republic Plaza Property is provided by the 16th Street Mall Shuttle and the Denver Regional Transport District bus line as well as Union Station, which is located approximately one mile away from the Republic Plaza Property.  Denver’s central location in the country allows it to serve as a major transportation hub of the western United States and the largest employers are in the trade, transportation and utilities industries.  As of year-end 2011, the unemployment rate for the Denver MSA was 8.6%.

According to the appraisal, the Republic Plaza Property is located within the central business district office submarket, and the appraiser identified a competitive set that contains approximately 4.7 million square feet of office space.   The submarket vacancy and market rental rate for the appraiser’s competitive set is approximately 9.9% and $26.11 per square foot on a triple net basis, respectively, as of the second quarter of 2012.

The following table presents certain information relating to comparable office properties for the Republic Plaza Property:

Competitive Set(1)

	Republic Plaza (Subject)	Tabor Center	1801 California Street	Wells Fargo Center	1900 Sixteenth Street	1800 Larimer Street	Seventeenth Street Plaza
Location	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO
Distance from Subject	--	1.3 miles	0.7 miles	0.1 miles	1.4 miles	1.1 miles	1.3 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1982/2002	1985/2000	1982/NAP	1983/NAP	2009/NAP	2010/NAP	1982/NAP
Number of Stories	56	30	52	52	18	22	32
Total GLA	1,302,107 SF	571,722 SF	1,317,046 SF	1,204,089 SF	400,538 SF	495,518 SF	666,653 SF
Total Occupancy	95%	98%	40%	88%	87%	88%	90%

(1)	Information obtained from the appraisal dated October 8, 2012.

The Borrower.  The borrower is comprised of two tenants-in-common (“TIC”), BOP Republic Plaza I LLC and BOP Republic Plaza II LLC.  Each TIC is a single purpose entity with two independent directors and the loan documents prohibit additional TIC sponsors. Each TIC is owned and controlled by Brookfield Properties Investor Corporation, the guarantor of certain nonrecourse carveouts under the Republic Plaza Loan Combination.

The Sponsor.  The sponsor for the Republic Plaza Loan Combination is Brookfield Properties Investor Corporation, which is indirectly owned by Brookfield Office Properties (“BOP”).  BOP is a publically traded REIT (NYSE: BPO) headquartered in Toronto, Ontario and has ownership interests in 108 properties totaling approximately 78.0 million square feet located internationally in the downtown core markets of New York, Washington DC, Houston, Los Angeles, Denver, Toronto, Calgary, Ottawa, Melbourne and Sydney.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $3,495,886 for taxes and $27,217 for replacement reserves.  The loan documents provide for monthly deposits of $499,412 for real estate taxes and $27,217 for replacement reserves.  The loan documents do not require monthly escrow deposits for insurance provided the following conditions are satisfied:  (i) no event of default exists and is continuing; (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Sponsor’s Reserves Guaranty.  So long as the Reserves Guaranty Conditions (as defined below) remain satisfied, the Republic Plaza sponsor may deliver a guaranty to the lender and will have no obligation to make any initial or monthly deposits for the following escrows:  (i) a $2,358,462 initial deposit for existing tenant improvements and leasing costs associated with executed leases for the following tenants:  Merrill Lynch, Pierce, Fenner ($675,560), Samson Resources ($455,021), Wheeler Trigg O’Donnell LLP ($378,315), Poseidon ($50,000), Sunshine Silver Mines ($30,000) and Bennington ($8,266); (ii) an initial deposit of $238,060 for future rent credits or abatements associated with executed leases for the following tenants:  Unicom ($157,308), Enterprise Resources ($47,452) and Bennington ($33,300); (iii) an initial deposit of $74,688 for immediate repairs; and (iv) monthly deposits of $140,000 for tenant improvements and leasing commissions.

If at any time the Reserve Guaranty Conditions are not satisfied, the Republic Plaza sponsor will, within 10 days of the lender’s written demand, deposit with the lender an amount that would equal the amount that would have accumulated in each of the reserve accounts (subject to a cap of $5,000,000 for the tenant improvement and leasing commissions escrow) covered by the Republic Plaza sponsor’s guaranty and reserve amounts that would not have been required to be distributed to the Republic Plaza sponsor.

A-3-9

REPUBLIC PLAZA

“Reserve Guaranty Conditions” shall mean (i) no event of default has occurred and is continuing; (ii) the long-term credit rating of the Republic Plaza sponsor is rated above BBB- by any of the rating agencies; (iii) no permitted property transfer has occurred; and (iv) the Republic Plaza sponsor owns not less than 10 percent of the indirect legal and beneficial interests in the Republic Plaza borrower.

Lockbox and Cash Management.  The Republic Plaza Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Republic Plaza Property be deposited into the lockbox account within three business days of receipt.

Upon the occurrence of a Cash Trap Event Period (as defined below) all excess funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the NOI debt service coverage ratio falling below 1.32x as tested with respect to each calendar quarter.  A Cash Trap Event Period will expire upon: the cure of such event of default, or the NOI debt service coverage ratio being at least 1.42x for two consecutive calendar quarters.

In the event, the Cash Trap Event Period is caused by (ii) above and an event of default has not occurred or is continuing, the Republic Plaza sponsor may deliver a letter of credit in an amount that would reduce the outstanding principal balance of the Republic Plaza Loan Combination by an amount to cause the NOI debt service coverage ratio to be 1.42x or greater in order to cure a Cash Trap Event Period.

An “Encana Cash Trap Event Period” will occur on June 30, 2017 if Encana does not renew its lease for 452,927 square feet for a term of no less than five years from its lease expiration date, or replacement lease(s) approved by the lender are not signed for 452,927 square feet prior to June 30, 2017.  An Encana Cash Trap Event Period will expire upon (i) the date that funds in the Encana cash trap subaccount equal $18,118,880 less any tenant improvements or leasing commissions associated with the releasing of a portion of the expiring 452,927 square feet; (ii) the date the borrower delivers a letter of credit equal to $18,118,880 less any tenant improvements or leasing commissions associated with the releasing of a portion of the expiring 452,927 square feet; or (iii) provided the Reserve Guaranty Conditions are satisfied, the date the borrower delivers to the lender a guaranty equal to $18,118,880 less any tenant improvements or leasing commissions associated with the releasing of a portion of the expiring 452,927 square feet.

Property Management.  The Republic Plaza Property is managed by an affiliate of the borrower.

Assumption.  The borrower has unlimited rights to transfer the Republic Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Republic Plaza Companion Loan.

Partial Release.  Following the second anniversary of the issuance of the Series 2012-C10 certificates, the Republic Plaza borrower is permitted to release the Tremont Garage parcel in connection with a partial defeasance subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) the borrower will execute documents to amend and restate the Republic Plaza Loan Combination into two substitute notes, one (the “Defeased Note”) having a principal balance equal to $10,132,500 (the “Release Price”) and the other note (the “Undefeased Note”) having a principal balance equal to the excess of (a) the principal amount of the Republic Plaza Loan Combination existing immediately prior to the applicable partial release date, over (b) the amount of the Defeased Note (the “Undefeased Note”).  The Defeased Note and the Undefeased Note will have identical terms and the monthly debt service payment amount shall be divided between the Defeased Note and the Undefeased Note in the same proportion.  The Defeased Note and the Undefeased Note will be cross defaulted and cross collateralized; and (iii) immediately after the release of the Tremont Garage parcel, the debt yield will be greater than the debt yield immediately prior to the proposed partial release date.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Republic Plaza Property; provided, however, if TRIPRA is discontinued or not renewed, the borrower will be require to carry terrorism coverage in an amount at least equal to the lesser of (i) the outstanding principal balance of the Republic Plaza Loan Combination or (ii) the sum of the business income insurance equal to 100% of the projected gross income from the Republic Plaza Property for a 12-month period from the date of casualty plus the full replacement cost.  The loan documents also require business interruption insurance covering no less than the 36-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

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A-3-11

CONCORD MILLS

A-3-12

CONCORD MILLS

Bass Pro Shops
BEST BUY
T.J.maxx
Burlington
BED BATH & BEYOND
OLD NAVY
GAP
OFF 5TH
BAM!
GROUP USA
Finish Line
D&B
XXI FOREVER
AMC THEATRES

A-3-13

CONCORD MILLS

Concord Mills
8111 Concord Mills Boulevard
Concord, NC 28027
Kannapolis Lake
Enochville
ROWAN COUNTY
IREDELL COUNTY
Davidson
KANNAPOLIS AMTRAK
Cannon Village
Kannapolis
Lake Fisher
Northlite Shopping Center
River Run Country Club
Huntersville
Northstone Country Club
CABARRUS COUNTY
Carolina Mall
CMC - Northeast Medical Center
Skybrook Golf Club
Concord
MECKLENBURG COUNTY
Concord Regional Airport
Highland Creek Golf Course
Cabarrus Country Club
Rocky River Golf Club at Concord
Frank Liske Park
Mallard Creek Park
Lowe's Motor Speedway
Harrisburg
Verizon Wireless Amphitheater
University Research Park
Village at University Place
Mineral Springs
Statesville Road Park
Carolinas Medical Ctr. - University
University of North Carolina-Charlotte
Charlotte
University City
Charlotte Douglas Intl. Airport 11 miles
Sugar Creek Park & Recr. Center
Newell
Reedy Creek Park
North Park Center
Tryon Hills
Oak Forest
AMTRAK
Mooresville Rd
Davidson-Concord Rd
Davidson Hwy
Poplar Tent Rd
Concord Mills Blvd
Mallard Creek Rd
Union School Rd
University City Blvd
Old Concord Rd
WT Harris Blvd
Mooresville
Cornelius
Lake Norman
Landis
Mint Hill

A-3-14

Concord Mills

Loan Information				Property Information
	Mortgage Loan Seller:	The Royal Bank of Scotland		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/KBRA/Moody’s):	NR/BBB-/Baa3		Property Type:	Retail
	Original Principal Balance(1):	$110,000,000		Specific Property Type:	Regional Mall
	Cut-off Date Principal Balance(1):	$110,000,000		Location:	Concord, NC
	% of Initial Pool Balance:	8.4%		Size:	1,285,834 SF
	Loan Purpose:	Refinance		Cut-off Date Principal Balance Per Unit/SF(1):	$182.76
	Borrower Name:	Mall at Concord Mills Limited Partnership		Year Built/Renovated:	1999/NAP
	Sponsor:	Simon Property Group, L.P.; Kan Am Group		Title Vesting:	Fee
	Mortgage Rate:	3.836%		Property Manager:	Self-managed
	Note Date:	October 15, 2012		3rd Most Recent Occupancy (As of):	92.1% (12/31/2009)
	Anticipated Repayment Date:	NAP		2nd Most Recent Occupancy (As of):	95.9% (12/31/2010)
	Maturity Date:	November 1, 2022		Most Recent Occupancy (As of):	96.6% (12/31/2011)
	IO Period:	120 months		Current Occupancy (As of)(3):	98.3% (10/10/2012)
	Loan Term (Original):	120 months
	Seasoning:	1 month		Underwriting and Financial Information:
	Amortization Term (Original):	NAP
	Loan Amortization Type:	Interest-only, Balloon		3rd Most Recent NOI (As of):	$27,847,975 (12/31/2010)
	Interest Accrual Method:	Actual/360		2nd Most Recent NOI (As of):	$28,885,682 (12/31/2011)
	Call Protection:	L(25),D(88),O(7)		Most Recent NOI (As of):	$28,947,661 (TTM 8/31/2012)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		U/W Revenues:	$41,169,453
	Additional Debt Type(1):	Pari Passu		U/W Expenses:	$11,273,235
				U/W NOI:	$29,896,218
				U/W NCF:	$28,618,726
				U/W NOI DSCR(1):	3.27x
	Escrows and Reserves(2):			U/W NCF DSCR(1):	3.13x
				U/W NOI Debt Yield(1):	12.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.2%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$435,000,000

Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 24, 2012

Replacement Reserves	$0	Springing	$646,000	Cut-off Date LTV Ratio(1):	54.0%
TI/LC Reserve	$0	Springing	$1,800,000	LTV Ratio at Maturity or ARD(1):	54.0%

(1)
The Concord Mills Loan Combination, totalling $235,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-2 had an original balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and will be contributed to the WFRBS 2012-C10 Trust.  Note A-1 had an original balance of $125,000,000 and is expected to be contributed to a future trust.  All presented statistical information related to balances per square foot, loan-to-value, debt service coverage ratios, and debt yields are based on the Concord Mills Loan Combination.

(2)	See “Escrows” section.
(3)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

The Mortgage Loan.  The mortgage loan (the “Concord Mills Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Concord, North Carolina (the “Concord Mills Property”). The Concord Mills Loan Combination was originated on October 15, 2012 by The Royal Bank of Scotland. The Concord Mills Loan Combination had an original principal balance of $235,000,000, has an outstanding principal balance as of the Cut-off Date of $235,000,000 and accrues interest at an interest rate of 3.836% per annum.  The Concord Mills Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Concord Mills Loan Combination. The Concord Mills Loan Combination matures on November 1, 2022.

Note A-2 will be contributed to the WFRBS 2012-C10 Trust, had an original principal balance of $110,000,000 and has an outstanding principal balance as of the Cut-off Date of $110,000,000 (the “Concord Mills Mortgage Loan”). Note A-1 had an original principal balance of $125,000,000, is expected to be contributed to a future trust, and will, generally to the extent included in a future trust, represent the controlling interest in the Concord Mills Loan Combination (the “Concord Mills Companion Loan”). See “Description of the Mortgage Pool – Split Loan Structures – The Concord Mills Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund – Servicing of the Pari Passu Mortgage Loans” in the Free Writing Prospectus.

A-3-15

CONCORD MILLS

Following the lockout period, the borrower will have the right to defease the Concord Mills Loan Combination in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Concord Mills Loan Combination is prepayable without penalty on or after May 1, 2022.

Sources and Uses

Sources			Uses
Original loan combination amount	$235,000,000	100.0%	Loan payoff(1)	$155,524,336	66.2%
			Reserves	0	0.0
			Closing costs	883,389	0.4
			Return of equity	78,592,275	33.4
Total Sources	$235,000,000	100.0%	Total Uses	$235,000,000	100.0%

(1)	The Concord Mills Property was previously securitized in JPMCC 2003-C1.

The Property.  The Concord Mills Property is an approximately 1.3 million square foot single-level, regional mall located across Interstate 85 from the Charlotte Motor Speedway in Concord, North Carolina, approximately 14 miles north of the Charlotte, North Carolina central business district. The Concord Mills Property is anchored by Bass Pro Shops Outdoor, Burlington Coat Factory, AMC Theatres and Dave & Buster’s.  The Concord Mills Property opened in 1999 and as of October 10, 2012, the Concord Mills Property was 98.3% leased by approximately 151 tenants, excluding seasonal and temporary tenants. In-line stores include Saks Fifth Avenue Off 5th, Michael Kors, Polo Ralph Lauren Factory Store, Coach, Tommy Hilfiger, Forever 21, Nike Factory Outlet and more than 145 other retailers and restaurants.  The five largest tenants, Bass Pro Shops Outdoor, Burlington Coat Factory, AMC Theatres, Dave & Buster’s and TJ Maxx & More (representing aggregately 33.0% of net rentable area and 20.6% of base rent), have been at the Concord Mills Property since it was developed in 1999. In aggregate, tenants representing a total of 48.8% of net rentable area have been at the Concord Mills Property since it was developed in 1999.

For the trailing 12-month period ending July 31, 2012, tenants had comparable in-line average sales (tenants occupying less than 10,000 square feet) of $417 per square foot. Occupancy costs for comparable tenants occupying less than 10,000 square feet averaged 11.0% for the trailing 12-month period ending July 31, 2012.

The following table presents certain information relating to the tenancies at the Concord Mills Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants
Bass Pro Shops Outdoor	NR/NR/NR	134,790	10.5%	$9.09	$1,225,000	5.1%	$348	2.7%	9/10/2014(5)
Burlington Coat Factory	NR/B3/B-	100,498	7.8%	$5.50	$552,739	2.3%	$109	6.1%	1/31/2015(6)
Total Anchor Tenants		235,288	18.3%	$7.56	$1,777,739	7.4%

Major Tenants

AMC Theatres	NR/NR/NR	83,732	6.5%	$21.00	$1,758,372	7.3%	(7)	17.8%	9/30/2019
Dave & Buster’s	NR/NR/NR	53,077	4.1%	$18.00	$955,386	4.0%	$148	15.8%	8/28/2014
Forever 21	NR/NR/NR	29,367	2.3%	$25.54	$750,000	3.1%	$398	8.4%	6/30/2022
T.J. Maxx & More	NR/A3/A	51,937	4.0%	$9.25	$480,417	2.0%	$227	4.9%	1/31/2015
Bed Bath & Beyond	NR/NR/BBB+	35,515	2.8%	$10.25	$364,029	1.5%	$243	4.8%	1/31/2015
Best Buy	BB+/Baa2/BB+	35,807	2.8%	$9.00	$322,263	1.3%	NAP(8)	NAV	1/31/2021
Total Major Tenants		289,435	22.5%	$16.00	$4,630,467	19.2%

Non-Major Tenants		738,697	57.4%	$23.93	$17,675,703	73.4%

Occupied Collateral(9)		1,263,420	98.3%	$19.06	$24,083,909	100.0%

Vacant Space		22,414	1.7%

Collateral Total		1,285,834	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual Underwritten Base Rent includes contractual rent steps through June 2013.
(3)	Sales and Occupancy Costs are for the trailing 12-month period ending July 31, 2012.
(4)	Occupancy Costs include base rent, reimbursements and percentage rent as applicable.
(5)	Bass Pro Shops Outdoor has seven, five-year extension options remaining.
(6)	Burlington Coat Factory has three, five-year extension options remaining.
(7)	AMC Theatres operates with 24 screens at the Concord Mills Property and had sales per screen of $432,755 for the trailing 12-month period ending July 31, 2012.
(8)	Best Buy is not required to report sales under its lease.
(9)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

A-3-16

CONCORD MILLS

The following table presents certain information relating to the historical sales and occupancy costs at the Concord Mills Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011	TTM 7/31/2012
Bass Pro Shops Outdoor	$333	$330	$347	$348
Burlington Coat Factory	$122	$116	$117	$109
AMC Theatres	(2)	(2)	(2)	(2)
Dave & Buster’s	$147	$139	$139	$148
Forever 21(3)	$565	$565	$691	$398
T.J. Maxx & More	$234	$240	$236	$227
Bed Bath & Beyond	$227	$213	$232	$243
Best Buy(4)	NAV	NAV	NAV	NAV

Total In-line (<10,000 square feet)(5)	$357	$387	$389	$417
Occupancy Costs(5)	12.5%	11.6%	11.8%	11.0%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Sales per screen for AMC Theatres (24 screens) were $381,609, $423,684, $524,930 and $432,755 in 2009, 2010, 2011 and the trailing 12-month period ending July 31, 2012, respectively.
(3)
In 2012, Forever 21 expanded its space from 6,735 square feet (0.5% of net rentable square footage) to 29,367 square feet (2.3% of net rentable square footage). The TTM sales per square foot is based on the larger space, while 2009, 2010 and 2011 sales are based on the smaller space.

(4)	Best Buy is not required to report sales.
(5)	Represents tenants less than 10,000 square feet who were in occupancy since July 31, 2010, the date which is two years before the end of the trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Concord Mills Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	6	11,287	0.9%	11,287	0.9%	$461,889	$40.92
2013	9	30,695	2.4%	41,982	3.3%	$531,534	$17.32
2014	27	311,345	24.2%	353,327	27.5%	$4,968,410	$15.96
2015	21	294,281	22.9%	647,608	50.4%	$4,140,120	$14.07
2016	16	83,196	6.5%	730,804	56.8%	$1,742,723	$20.95
2017	19	75,644	5.9%	806,448	62.7%	$2,208,596	$29.20
2018	6	48,458	3.8%	854,906	66.5%	$1,257,428	$25.95
2019	12	167,501	13.0%	1,022,407	79.5%	$3,534,195	$21.10
2020	9	39,627	3.1%	1,062,034	82.6%	$1,022,813	$25.81
2021	11	95,691	7.4%	1,157,725	90.0%	$1,824,284	$19.06
2022	13	70,735	5.5%	1,228,460	95.5%	$1,976,407	$27.94
Thereafter	2	34,960	2.7%	1,263,420	98.3%	$415,510	$11.89
Vacant(4)	0	22,414	1.7%	1,285,834	100.0%	$0	$0.00
Total/Weighted Average	151	1,285,834	100.0%			$24,083,909	$19.06

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

The following table presents historical occupancy percentages at the Concord Mills Property:

Historical Occupancy Percentages(1)(2)

12/31/2009	12/31/2010	12/31/2011
92%	96%	97%

(1)	Information obtained from the borrower.
(2)	Historical occupancy is presented exclusive of temporary and seasonal tenants.

A-3-17

CONCORD MILLS

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Concord Mills Property:

Cash Flow Analysis

	2010	2011	TTM 8/31/2012	U/W	U/W $ per SF
Base Rent	$22,574,643	$23,060,961	$23,346,699	$24,083,909	$18.73
Grossed Up Vacant Space	0	0	0	1,026,037	0.80
Percentage Rent(1)	625,318	493,317	579,610	942,075	0.73
Total Reimbursables	10,763,810	11,760,012	11,954,838	12,299,356	9.57
Other Income	5,055,387	5,006,296	4,860,357	4,860,357	3.78
Less Vacancy & Credit Loss	68,928	30,110	(207,365)	(2,042,281)(2)	(1.59)
Effective Gross Income	$39,088,086	$40,350,696	$40,534,139	$41,169,453	$32.02

Total Operating Expenses	$11,240,111	$11,465,014	$11,586,478	$11,273,235	$8.77
Net Operating Income	$27,847,975	$28,885,682	$28,947,661	$29,896,218	$23.25
TI/LC	0	0	0	956,034	0.74
Capital Expenditures	0	0	0	321,459	0.25
Net Cash Flow	$27,847,975	$28,885,682	$28,947,661	$28,618,726	$22.26

NOI DSCR(3)	3.05x	3.16x	3.17x	3.27x
NCF DSCR(3)	3.05x	3.16x	3.17x	3.13x
NOI DY(3)	11.9%	12.3%	12.3%	12.7%
NCF DY(3)	11.9%	12.3%	12.3%	12.2%

(1)	Percentage Rent includes $481,355 of percentage rent in lieu of base rent and $460,720 of percentage overage rent.
(2)	The underwritten economic vacancy is 4.9%. The Concord Mills Property is currently 98.3% physically occupied.
(3)	DSCRs and debt yields are based on the Concord Mills Loan Combination.

Appraisal.  As of the appraisal valuation date of September 24, 2012, the Concord Mills Property had an “as-is” appraised value of $435,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated September 25, 2012, there was no evidence of any recognized environmental conditions at the Concord Mills Property.

Market Overview and Competition.  The Concord Mills Property is located in Concord, North Carolina, approximately 14 miles northeast of the Charlotte central business district. The Concord Mills Property is located in a commercial area approximately two miles west of Charlotte Motor Speedway, and 1.5 miles north of the intersection of Interstate 85 and Interstate 485.

According to the appraisal, population within a 15-mile radius of the Concord Mills Property (the primary trade area) was reported as 828,654 in 2012, representing a 2.7% compounded annual growth rate since 2000. Within the same radius, average household income was recorded as $66,287 in 2012, representing a 1.0% compounded annual growth rate since 2000, which is in line with both the Charlotte central business district and national average household income of $69,255 and $67,303, respectively.

The appraiser estimated triple net market rent for in-line retail suites under 10,000 square feet to be $25.83 per square foot, excluding kiosk, restaurant and jewellery tenants. Additionally, based on an average of comparable properties, the appraiser projected a vacancy rate of four percent based on historical occupancy at the Concord Mills Property and the occupancy levels of competitive properties.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Concord Mills Property:

Competitive Set(1)

	Concord Mills (Subject)	Afton Ridge SC	Shoppes at University Place	Carolina Mall	Northlake Mall
Location	Concord, NC	Concord, NC	Charlotte, NC	Concord, NC	Charlotte, NC
Distance from Subject	––	5.0 miles	6.0 miles	10.0 miles	11.0 miles
Property Type	Regional Mall	Anchored	Anchored	Regional Mall	Regional Mall
Year Built/Renovated	1999/NAP	2006/NAP	1984/2011	1972/1999	2005/NAP
Anchors	Bass Pro Shops Outdoor, Burlington Coat, AMC Theatre, TJ Maxx	Target, Dick’s, Best Buy, Marshall’s	Dick’s, Office Depot, Old Navy, TJ Maxx	Belk, JC Penney, Sears	Belk, Dick’s, Dillard’s, Hecht’s, AMC Theatres
Total GLA	1,285,834 SF	503,366 SF	801,295 SF	554,270 SF	1,096,719 SF
Total Occupancy	98%	98%	76%	99%	98%

(1)	Information obtained from the appraisal dated October 4, 2012.

A-3-18

CONCORD MILLS

The Borrower.  The borrower is Mall at Concord Mills Limited Partnership, a Delaware limited partnership which is 99.0% owned by Concord Mills Mall Limited Partnership, the limited partner, and 1.0% owned by Mall at Concord Mills GP, LLC, the general partner of the borrowing entity. Concord Mills GP, LLC is, in turn, 100.0% owned by Concord Mills Limited Partnership, the limited partner. The borrowing entity is a single purpose entity with two independent directors and is 59.3% owned by entities owned and controlled by Simon Property Group, L.P. (“SPG”) and 40.8% owned by entities owned and controlled by the Kan Am Group. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Concord Mills Mortgage Loan. Simon Property Group, L.P. is the sole guarantor of certain nonrecourse carveouts under the Concord Mills Mortgage Loan.

The Sponsor.  The sponsor for the Concord Mills Mortgage Loan is a joint venture between SPG and Kan Am Group. SPG is a large real estate company in the United States and is publicly traded on the New York Stock Exchange under the symbol SPG. SPG currently owns or has an interest in 337 properties comprising 245 million square feet of gross leasable area in North America, Europe and Asia. SPG employs over 5,500 people in the United States and is headquartered in Indianapolis, Indiana. Kan Am Group, founded in 1978 and based in Germany, is a private asset manager of international real estate investments.

Escrows.  No monthly tax escrow is required so long as no Lockbox Event (as defined below) has occurred or is continuing under the Concord Mills Loan Combination. No monthly insurance escrow is required so long as (i) no event of default has occurred or is continuing under the Concord Mills Loan Combination and (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy. No monthly replacement reserve or tenant improvement and leasing commissions reserve is required so long as no Lockbox Event has occurred or is continuing.

Lockbox and Cash Management.  The Concord Mills Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Lockbox Event (as defined below) all funds on deposit in the lockbox account are swept into the property manager’s operating account on a weekly basis. During a Lockbox Event, all funds on deposit in the lockbox account are swept on a weekly basis (or on each business day during the continuance of an event of default) to a cash management account under the control of the lender.

A “Lockbox Event” will commence upon any of the following events occurring (i) the occurrence and continuance of an event of default; (ii) the commencement of any bankruptcy action against the borrower or the property manager; or (iii) as of the last day of any calendar quarter during the Concord Mills Loan Combination term, the debt service coverage ratio is less than 1.50x for two consecutive calendar quarters. If a Lockbox Event is triggered by (i) above, the Lockbox Event will end with the acceptance by the lender of a cure of such event of default. If a Lockbox Event is triggered by (ii) above, the Lockbox Event will end upon replacement of the manager by the borrower with an acceptable replacement manager. Finally, if a Lockbox Event is triggered by (iii) above, the Lockbox Event will end upon the achievement of a debt service coverage ratio of 1.50x for two consecutive calendar quarters.

Property Management.  The Concord Mills Property is currently managed by an affiliate of the borrower.

Assumption.  Other than during the period that is 60 days prior to and 60 days following a securitization, the borrower has the right to transfer the entire Concord Mills Property or greater than 50% of the aggregate interests in the borrower in one or a series of related transactions to one or more Qualified Transferees (as defined below), without the consent of the lender, subject to certain conditions set forth in the loan documents, including but not limited to (i) no event of default has occurred and is continuing under the Concord Mills Mortgage Loan; (ii) the lender receives written confirmation from DBRS, Moody’s and Kroll that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C10 Certificates and similar confirmations with respect to the ratings of any securities backed by the Concord Mills Companion Loan; and (iii) the transferee and all other entities controlled directly or indirectly by principals of the transferee must not have been party to any voluntary or involuntary bankruptcy proceedings, within seven years prior to the proposed transfer.  If the transfer is not to a Qualified Transferee, the lender may not unreasonably withhold, condition or delay its consent to any other transfer of the entire Concord Mills Property or entire interest in the borrower under the Concord Mills Mortgage Loan Combination, provided that certain conditions set forth in the Concord Mills Mortgage Loan documents are met.

A “Qualified Transferee” is (a) any person or its affiliate (provided that such person owns, directly or indirectly, not less than 51% of such affiliate) who owns and operates at least five “regional malls” totaling at least in the aggregate 10,000,000 square feet of gross leasable area; or (b) any person who has a net worth in excess of $1,000,000,000; or (c) any person, provided that the lender has received written confirmation from DBRS, Moody’s and Kroll that the assumption to such person will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C10 Certificates and similar confirmations with respect to the ratings of any securities backed by the Concord Mills Companion Loan. In no event, however, may a person be deemed a Qualified Transferee if such person (a) is an embargoed person, (b) is or has during the previous 10 years been subject of a bankruptcy proceeding or (c) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

Free Release.  The borrower may obtain a release of certain immaterial or non-income producing portions of the Concord Mills Property from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred and is continuing and (ii) the borrower has certified to the lender that the release of the parcel will not materially and adversely affect the use, operations or economic value of the remaining improvements.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

A-3-19

CONCORD MILLS

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Concord Mills Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-20

DAYTON MALL

A-3-21

DAYTON MALL

A-3-22

DAYTON MALL

A-3-23

DAYTON MALL

Dayton Mall
2700 Miamisburg Centerville Road
Dayton, OH 45459
James M. Cox Dayton International Airport
Clayton
Englewood Reserve
Englewood
Vandalia
MIAMI COUNTY
Carriage Hill Metropark
Columbus 56 miles
Huber Heights
CLARK COUNTY
Little York Rd
Old Salem Rd
Taylorsville Rd
Chambersburg Rd
Meadowbrook Country Club
Moss Creek Golf Club
Union Rd
Shiloh
Northridge
Shiloh Springs Rd
Needmore Rd
Dayton-Springfield Rd
Sycamore State Park
Trotwood
Wolf Creek Pike
Siebenthaler Ave
Deweese Park
Eagle Golf Course
Wright-Patterson Air Force Base
Riverside
Fairborn
Larch Tree Golf Course
Little Richmond Rd
Gettysburg Ave
Philadelphia Dr
Triangle Park
Eastwood Park
Wright State University
National Museum of the US Air Force
Colonel Glenn Hwy
Dayton
Hoover Ave
Oakridge Dr
Downtown Dayton
Dayton Aviation Heritage Nat'l Historical Park
3rd St
Burkhardt Rd
Mall at Fairfield Commons
The Shops at Beavercreek
Beavercreek Golf Club
GREENE COUNTY
MONTGOMERY COUNTY
Nicholas Rd
Madden Golf Course
Univ. of Dayton Arena
University of Dayton
Patterson Rd
Walnut Grove Golf Course
Beavercreek
Fairground Rd
Dayton Xenia Rd
Oakwood
Kettering
Shakertown Rd
Moraine
Dorothy Ln
Stroop Rd
The Greene Town Center
Indian Ripple Rd
West Carrollton
Moraine Country Club
NCR Country Club
Xenia
2nd St
Rahn Rd
Central Ave
Woodbourne
Whipp Rd
Feedwire Rd
Upper Bellbrook Rd
Sugar Valley Country Club
Miamisburg
Germantown
Mad River Rd
Grant Park
Centerville
Sugarcreek Plaza
Miamisburg Plaza
Sycamore Hospital
Southview Hospital
Cross Pointe Center
Bellbrook
Franklin St
Lower Bellbrook Rd
LexisNexis
Spring Valley Pike
Yankee Trace Golf Course
Austin Rd
Carlisle
Fairview Dr
Social Row Rd
Pennyroyal Rd
Co Hwy 46
Five Points
Franklin
Sycamore Creek Country Club
WARREN COUNTY
Springboro
Heatherwoode Golf Club
Middletown
Cincinnati 37 miles
Richmond
Eaton
Trotwood
Huber Heights
Dayton
Fairborn
Beavercreek
Xenia
Kettering
Miamisburg
Centerville
OHIO
INDIANA
Franklin
Five Points
Waynesville
Oxford
Middletown
Trenton
Monroe
Lebanon
Hamilton
West Chester Twp.
Mason
Wilmington
Fairfield
Landen
Blanchester
Forest Park
Montgomery
Reading
Norwood
Milford
Greendale
Cincinnati
Covington
Fort Thomas
Mt. Carmel
Mt. Orab
Florence
KENTUCKY

A-3-24

Dayton Mall

Loan Information				Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR		Property Type:	Retail
	Original Principal Balance:	$82,000,000		Specific Property Type:	Regional Mall
	Cut-off Date Principal Balance:	$82,000,000		Location:	Dayton, OH
	% of Initial Pool Balance:	6.3%		Size:	778,487 SF
	Loan Purpose:	Refinance		Cut-off Date Principal Balance Per Unit/SF:	$105.33
	Borrower Name:	Dayton Mall II, LLC		Year Built/Renovated:	1970/2012
	Sponsor:	Glimcher Properties Limited Partnership		Title Vesting:	Fee
	Mortgage Rate:	4.570%		Property Manager:	Self-managed
	Note Date:	August 22, 2012		3rd Most Recent Occupancy (As of):	94.2% (12/31/2009)
	Anticipated Repayment Date:	NAP		2nd Most Recent Occupancy (As of):	96.1% (12/31/2010)
	Maturity Date:	September 1, 2022		Most Recent Occupancy (As of):	94.9% (12/31/2011)
	IO Period:	60 months		Current Occupancy (As of)(2):	92.2% (7/24/2012)
	Loan Term (Original):	120 months
	Seasoning:	3 months		Underwriting and Financial Information:
	Amortization Term (Original):	360 months
	Loan Amortization Type:	Interest-only, Amortizing Balloon		3rd Most Recent NOI (As of):	$10,544,377 (12/31/2010)
	Interest Accrual Method:	Actual/360		2nd Most Recent NOI (As of):	$10,438,840 (12/31/2011)
	Call Protection:	L(27),D(89),O(4)		Most Recent NOI (As of):	$10,437,303 (TTM 6/30/2012)
	Lockbox Type:	Hard/Upfront Cash Management
	Additional Debt:	None
	Additional Debt Type:	NAP		U/W Revenues:	$18,220,700
				U/W Expenses:	$8,025,764
	Escrows and Reserves(1):			U/W NOI:	$10,194,936
				U/W NCF:	$9,457,177
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	2.03x
Taxes	$0	Springing	NAP	U/W NCF DSCR:	1.88x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield:	12.4%
Replacement Reserves	$0	Springing	NAP	U/W NCF Debt Yield:	11.5%
Deferred Maintenance	$1,517,001	$0	NAP	As-Is Appraised Value(3):	$132,000,000
TI/LC	$0	Springing	NAP	As-Is Appraisal Valuation Date:	December 1, 2012
Dress Barn Reserve	$456,667	$0	NAP	Cut-off Date LTV Ratio(3):	62.1%
Dick’s Sporting Goods	$3,711,437	$0	NAP	LTV Ratio at Maturity or ARD(3):	56.9%

(1)	See “Escrows” section.
(2)
Occupancy includes 55,337 square feet of temporary tenants that were not included in Annual U/W Base Rent. Current Occupancy includes the dark Linens N More space (30,625 square feet or 3.9% of net rentable area). No rent has been underwritten for this tenant.

(3)
The appraised value was $125,000,000, assuming the second largest tenant, Dick’s Sporting Goods, was not in-place and renovations had not been completed as of April 25, 2012. The As-Is Appraised Value represents the value given that Dick’s Sporting Goods is in-place and that renovations were completed.

The Mortgage Loan.  The mortgage loan (the “Dayton Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Dayton, Ohio (the “Dayton Mall Property”).  The Dayton Mall Mortgage Loan was originated on August 22, 2012 by Wells Fargo Bank, National Association. The Dayton Mall Mortgage Loan had an original principal balance of $82,000,000, has an outstanding principal balance as of the Cut-off Date of $82,000,000 and accrues interest at an interest rate of 4.570% per annum.  The Dayton Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 60 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Dayton Mall Mortgage Loan matures on September 1, 2022.

Following the lockout period, the borrower has the right to defease the Dayton Mall Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Dayton Mall Mortgage Loan is prepayable without penalty on or after June 1, 2022.

Sources and Uses

Sources			Uses
Original loan amount	$82,000,000	100.0%	Loan payoff	$50,031,597	61.0%
			Reserves	5,685,105	6.9
			Return of equity	26,283,298	32.1
Total Sources	$82,000,000	100.0%	Total Uses	$82,000,000	100.0%

A-3-25

DAYTON MALL

The Property.  The Dayton Mall Property is an enclosed two-story regional mall located in Dayton, Ohio, which is anchored by Macy’s (not part of the collateral), Elder Beerman (not part of the collateral), Sears (not part of the collateral) and JC Penney that contains approximately 1.4 million square feet of which 778,487 square feet secures the Dayton Mall Mortgage Loan. The property is situated on 56.3 acres and was built in 1970. The Dayton Mall Property was renovated in 1984, 1996, 2006 and 2012. The 2006 renovation included the addition of an 85,000 square foot lifestyle component, which the sponsor invested approximately $30.0 million to complete. The 2012 renovation included the construction of a Dick’s Sporting Goods, which opened November 7, 2012.  Parking is provided by 5,748 surface spaces resulting in a parking ratio of four spaces per every 1,000 square feet of gross leasable area.  The Dayton Mall Property’s mix of in-line tenants includes American Eagle, Express, Aeropostale, Victoria’s Secret and Forever 21. For the trailing 12-month period ending August 31, 2012, comparable in-line sales (for tenants occupying less than 10,000 square feet) averaged $315 per square foot and for the same period comparable in-line occupancy costs (for tenants occupying less than 10,000 square feet) averaged 11.6%.  As of July 24, 2012, the Dayton Mall Property was 92.2% leased.

The following table presents certain information relating to the tenancies at the Dayton Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)(3)	Lease Expiration Date

Anchor Tenant – Not Part of Collateral
Macy's	BBB/Baa3/BBB	268,943	ANCHOR-OWNED - NOT PART OF THE COLLATERAL
Elder Beerman	B-/B3/B-	203,548	ANCHOR-OWNED - NOT PART OF THE COLLATERAL
Sears	B/B3/CCC+	185,790	ANCHOR-OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
JC Penney	BB-/Ba3/B-	178,686	23.0%	$4.27	$762,552	7.1%	$134	3.3%	3/31/2016(4)
Dick’s Sporting Goods	NR/NR/NR	50,000	6.4%	$11.25	$562,500	5.3%	NAV(5)	NAV(5)	10/31/2022
Total Anchor Tenants – Collateral		228,686	29.4%	$5.79	$1,325,052	12.4%

Major Tenants – Collateral
DSW Shoe Warehouse	NR/NR/NR	22,314	2.9%	$16.00	$357,024	3.3%	NAV(6)	NAV(6)	1/31/2023
Osterman’s Jewelers	NR/NR/NR	2,468	0.3%	$101.30	$250,000	2.3%	$668	18.4%	1/31/2015
Forever 21	NR/NR/NR	11,358	1.5%	$22.00	$249,876	2.3%	$247	15.5%	8/31/2013
Ulta Cosmetics	NR/NR/NR	9,461	1.2%	$26.00	$245,986	2.3%	$329	10.5%	8/31/2017
Old Navy	BBB-/Baa3/BB+	17,276	2.2%	$14.00	$241,864	2.3%	$260	5.4%	7/31/2015
Total Major Tenants – Collateral		62,877	8.1%	$21.39	$1,344,750	12.6%

Non-Major Tenants – Collateral		426,587	54.8%	$18.85	$8,039,630	75.1%

Occupied Collateral Total		718,150(7)	92.2%(7)	$14.91	$10,709,432	100.0%

Vacant Space		60,337	7.8%

Collateral Total		778,487	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs are for the trailing 12-month period ending August 31, 2012.
(3)	Occupancy costs include base rents, reimbursements and percentage rent, as applicable.
(4)	JC Penney has five 5-year renewal options.
(5)
Sales and occupancy costs are unavailable as Dick’s Sporting Goods recently opened on November 7, 2012. An upfront reserve is in place related to the cost of construction of the Dick’s Sporting Good’s space, five months of Dick’s Sporting Goods rent and outstanding leasing commissions.

(6)	Sales and occupancy costs are unavailable for the full trailing 12 months as DSW Shoe Warehouse was relocated in February 2012 as a result of the Dick’s Sporting Goods construction.
(7)	Occupied Collateral Total includes the dark Linens N More space (30,625 square feet or 3.9% of net rentable area). No rent has been underwritten for this tenant.

A-3-26

DAYTON MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Dayton Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011	TTM 8/31/2012
Macy’s	NAV	NAV	NAV	NAV
Elder Beerman	NAV	NAV	NAV	NAV
Sears	NAV	NAV	NAV	NAV
JC Penney	$141	$136	$135	$134
Dick’s Sporting Goods(2)	NAP	NAP	NAP	NAP

Total In-line (<10,000 square feet)(3)	$287	$298	$307	$315
Occupancy Costs(3)(4)	NAV	NAV	NAV	11.6%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Sales and occupancy costs are unavailable as the Dick’s Sporting Goods recently opened on November 7, 2012.
(3)
Represents tenants less than 10,000 square feet who were in occupancy during the past three reporting periods and reported a full 12 months of sales. Excludes all major tenants and tenants that did not report 12 months of sales.

(4)
Historical in-line tenant rent and reimbursements have changed due to rent steps and fluctuation in CAM charges. Historical rent rolls are not available; therefore, reliable historical occupancy costs cannot be calculated.

The following table presents certain information relating to the lease rollover schedule at the Dayton Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012(4)	10	17,282	2.2%	17,282	2.2%	$146,000	$8.45
2013(5)	21	56,387	7.2%	73,669	9.5%	$853,955	$15.14
2014(6)	22	54,047	6.9%	127,716	16.4%	$1,285,367	$23.78
2015(7)	24	89,473	11.5%	217,189	27.9%	$1,626,409	$18.18
2016	16	244,938	31.5%	462,127	59.4%	$2,458,903	$10.04
2017	17	69,731	9.0%	531,858	68.3%	$1,531,415	$21.96
2018	7	19,097	2.5%	550,955	70.8%	$558,785	$29.26
2019	2	11,511	1.5%	562,466	72.3%	$361,567	$31.41
2020	8	54,873	7.0%	617,339	79.3%	$521,079	$9.50
2021	2	5,069	0.7%	622,408	80.0%	$190,000	$37.48
2022	4	67,428	8.7%	689,836	88.6%	$708,928	$10.51
Thereafter	2	28,314	3.6%	718,150	92.2%	$467,024	$16.49
Vacant	0	60,337	7.8%	778,487	100.0%	$0	$0.00
Total/Weighted Average	135	778,487	100.0%			$10,709,432	$14.91

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy includes 13,426 square feet of temporary tenants that were not included in Annual U/W Base Rent.
(5)	Occupancy includes 25,997 square feet of temporary tenants that were not included in Annual U/W Base Rent.
(6)	Occupancy includes 10,575 square feet of temporary tenants that were not included in Annual U/W Base Rent.
(7)	Occupancy includes 5,339 square feet of temporary tenants that were not included in Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Dayton Mall Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
94%	96%	95%

(1)	Information obtained from borrower rent rolls.

A-3-27

DAYTON MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Dayton Mall Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W(1)	U/W $ per SF
Base Rent	$10,980,979	$10,350,804	$10,105,022	$10,151,645(2)	$13.04
Grossed Up Vacant Space	0	0	0	873,847	1.12
Percentage Rent	597,773	631,387	602,210	631,387	0.81
Total Reimbursables	4,661,761	5,033,766	4,919,875	5,171,535	6.64
Other Income	1,919,403	2,083,767	2,121,315	2,266,133	2.91
Less Vacancy & Credit Loss	(568,312)	(316,828)	(274,506)	(873,847)(3)	(1.12)
Effective Gross Income	$17,591,605	$17,782,896	$17,473,916	$18,220,700	$23.41

Total Operating Expenses	$7,047,228	$7,344,056	$7,036,613	$8,025,764	$10.31

Net Operating Income	$10,544,377	$10,438,840	$10,437,303	$10,194,936	$13.10
TI/LC	0	0	0	582,061	0.75
Capital Expenditures	0	0	0	155,697	0.20
Net Cash Flow	$10,544,377	$10,438,840	$10,437,303	$9,457,177	$12.15

NOI DSCR	2.10x	2.08x	2.08x	2.03x
NCF DSCR	2.10x	2.08x	2.08x	1.88x
NOI DY	12.9%	12.7%	12.7%	12.4%
NCF DY	12.9%	12.7%	12.7%	11.5%

(1)	The increase in U/W Effective Gross Income from TTM June 30, 2012 to Underwritten is due to Dick’s Sporting Goods, which opened in November 2012 and Dress Barn, which opened in June 2012.
(2)	The U/W Base Rent is net of an occupancy cost adjustment of $557,787.
(3)
The underwritten economic vacancy is 7.9%. The Dayton Mall Property is currently 88.3% physically occupied and 92.2% leased when taking the dark Linens N More space (30,625 square foot or 3.9% of net rentable area) into consideration. No Base Rent or Grossed Up Vacancy has been underwritten for this tenant.

Appraisal.  As of the appraisal valuation date of December 1, 2012, the Dayton Mall Property had an appraised value of $132,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated May 2, 2012, there was no evidence of any recognized environmental conditions at the Dayton Mall Property.

Market Overview and Competition.  According to the appraisal, the Dayton Mall Property is located in the Dayton, Ohio metropolitan statistical area. The Dayton Mall Property is located at the intersection of Interstate 75 and Interstate 675, approximately 11 miles south of the Dayton central business district. Dayton is home to three large universities: The University of Dayton, Wright State University and Miami University, which report student enrollments of approximately 11,000, 18,000 and 17,000, respectively. Dayton is also home to Wright Patterson Air Force Base, one of the largest bases in the Air Force. Wright Patterson Air Force Base is headquarters for the Air Force Materiel Command and is also the location of the Wright-Patterson Medical Center, along with the National Museum of the United States Air Force. The population within a five-mile and 10-mile radius of the Dayton Mall Property is 130,006 and 406,558, respectively.  The average household income within the same five-mile and 10-mile radii is $74,522 and $63,335, respectively.

According to the appraisal, the Dayton Mall Property’s competitive set consists of six regional malls/lifestyle centers. The appraiser concluded to a competitive property vacancy of 7.0%, and an overall market rent of $14.13 per square foot on a triple net basis.

A-3-28

DAYTON MALL

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Dayton Mall Property:

Competitive Set(1)

	Dayton Mall (Subject)	The Greene	The Mall at Fairfield Commons	Cincinnati Premium Outlets	Upper Valley Mall	Miami Valley Centre Mall
Location	Dayton, OH	Dayton, OH	Beavercreek, OH	Monroe, OH	Springfield, OH	Piqua, OH
Distance from Subject	––	10.5 miles	17.5 miles	17.8 miles	35.7 miles	40.0 miles
Property Type	Super Regional Mall	Lifestyle Center	Super Regional Mall	Outlet Center	Regional Mall	Regional Mall
Year Built/Renovated	1970/2012	2006/2008	1993/2006	2009/NAV	1971/2003	1988/NAV

Anchors	Macy’s, Elder Beerman, Sears, JC Penney, Dick’s	Von Maur, Cinema Delux	Elder Beerman, JC Penney, Sears, Macy’s	NAP	Elder Beerman, JC Penney, Macy’s, Sears	Elder Beerman, JC Penney, Sears
Total GLA	1,435,743 SF	790,000 SF	1,052,640 SF	425,000 SF	728,913 SF	564,167 SF
Total Occupancy	92%	89%	94%	92%	97%	89%

(1)	Information obtained from the appraisal dated April 25, 2012.

The Borrower.  The borrower is Dayton Mall II, LLC, a single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dayton Mall Mortgage Loan.  Glimcher Properties Limited Partnership, the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the Dayton Mall Mortgage Loan.

The Sponsor.  The sponsor for the Dayton Mall Mortgage Loan is Glimcher Properties Limited Partnership, a subsidiary of Glimcher Realty Trust (“Glimcher”).  Based in Columbus, Ohio, Glimcher was formed in 1994 to continue and expand the operations of The Glimcher Company, initially founded in 1959 by Herbert Glimcher. Glimcher owns and/or manages a total of 28 properties in 15 states aggregating approximately 21.6 million square feet of gross leasable area. Of the 28 properties, 25 are enclosed and open-air regional shopping centers. In 2009 and 2012, Glimcher had ownership interests in two malls that either were the subject of deeds in lieu of foreclosure or were modified due to default. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  The loan documents do not require monthly escrows for real estate taxes or insurance provided a Cash Trap Event Period (as defined below) does not exist. The loan documents do not require monthly escrows for replacement reserves or tenant improvements and leasing commissions provided the actual debt service coverage ratio is greater than or equal to 1.75x. In the event the actual debt service coverage ratio is less than 1.75x, the borrower is required to deposit monthly replacement reserves in an amount equal to $12,975 and monthly tenant improvement and leasing commissions equal to $57,091.

A “Cash Trap Event Period” will exist upon the occurrence and continuance of an event of default or the U/W NOI Debt Yield, as of the last day of the calendar month immediately preceding the applicable date of calculation, being less than 9.75%

Upon origination, the borrower was required to make an initial deposit of $456,667 into a tenant specific tenant improvements and leasing commissions account in connection with outstanding tenant improvement allowances for Dress Barn and $3,711,437 for the remaining cost of construction of the Dick’s Sporting Good’s space, five months of Dick’s Sporting Goods rent and outstanding leasing commissions. Dick’s Sporting Goods opened on November 7, 2012. This reserve is likely to be released in the near term.

Lockbox and Cash Management.  The Dayton Mall Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Dayton Mall Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt.  Other than during a Cash Trap Event Period, all excess funds on deposit are distributed to the borrower.

Property Management.  The Dayton Mall Property is managed by an affiliate of the borrower.

Assumption.  On or after August 22, 2013, the borrower has a two-time right to transfer the Dayton Mall Property and cause an assumption of the Dayton Mall Mortgage Loan, provided that no event of default has occurred and is continuing under the Dayton Mall Mortgage Loan and that certain other conditions are satisfied, including (i) the transferee satisfies underwriting and credit requirements, including but not limited to experience, financial strength, general business standing and satisfactory references; (ii) the transferee assumes the obligations of the borrower under the management agreement or enters into a new management agreement with a manager that satisfies certain criteria; and (iii) the lender receives confirmation from DRBS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates. Additionally, transfers of equity interests in the borrower are permitted so long as Glimcher Realty Trust owns more than 30.0% of direct or indirect equity interests in Glimcher Properties Limited Partnership (“GPLP”) (and controls GPLP) and the borrower or a Qualified Equity Holder (as defined below) owns more than 51.0% of the direct or indirect equity interests in GPLP (and controls GPLP).

A-3-29

DAYTON MALL

A “Qualified Equity Holder” means an entity which meets certain criteria, including but not limited to (i) total assets in name or under management in excess of $200.0 million; (ii) is regularly engaged in the business of owning and operating properties similar to the Dayton Mall Property; and (iii) the lender receives confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Additional Indebtedness.  Glimcher Properties Limited Partnership (“GPLP”) is permitted to pledge its indirect ownership of the borrower to a “Qualified Pledgee” (generally defined as an entity with $600.0 million in assets under management and shareholder equity of at least $250.0 million), subject to certain conditions, including: (i) no more than 49% of equity ownership interest in the borrower may be pledged; (ii) the credit facility must be recourse to GPLP and is secured by a substantial portion of its assets; (iii) the repayment of the credit facility relies substantially on cash flow assets other than the Dayton Mall Property; and (iv) no event of default has occurred or is continuing.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Dayton Mall Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-30

STAG REIT PORTFOLIO

A-3-31

STAG REIT PORTFOLIO

MICHIGAN
ONTARIO
Lake Michigan
Lake Huron
Lake Erie
Milwaukee
Chicago
Detroit
Toledo
Cleveland
INDIANA
OHIO
Indianapolis
Columbus
Pittsburgh
Toronto

ADIRONDACK STATE PARK
Utica
Albany
Glens Falls
Saratoga Springs
Schenectady
Johnstown
Gloversville
Amsterdam

STAG REIT Portfolio

100 Papercraft Park	O'Hara Township, PA	2500-2700 South Eastmoor Street	Wichita, KS
1521 Kepner Drive	Lafayette, IN	506 South 58th Terrace	Kansas City, KS
3940 Pierson Road	Lansing, MI	2502 South Eastmoor Street	Wichita, KS
22500 Venture Drive	Novi, MI	143 Sal Landrio Drive	Gloversville, NY
4757 128th Avenue	Holland, MI	125 Union Avenue	Johnstown, NY
1020-1040 Kepner Drive	Lafayette, IN	208-210 Maxwell Avenue	Greenwood, SC
42600 Merrill Road	Sterling Heights, MI	1969 Wilson Avenue	Parsons, KS
2351 East Lowe Road	Marion, IN	231 Enterprise Road	Johnstown, NY
1026 Kepner Drive	Lafayette, IN	136 Balsams Drive	Gloversville, NY
One Michelin Drive	Independence, VA	2750 South Rock Road	Wichita, KS
156 Enterprise Road	Johnstown, NY	125 Balsams Drive	Gloversville, NY
122 Balsams Drive	Gloversville, NY	8 Clermont Street	Johnstown, NY
215 Mill Avenue	Greenwood, SC	2508 South Eastmoor Street	Wichita, KS
18 Downing Drive	Phenix City, AL	100 Holloway Road	Ware Shoals, SC

NEBRASKA
IOWA
Lincoln
KANSAS
Kansas City
Topeka
Lawrence
Wichita
MO
OKLAHOMA
Tulsa

KENTUCKY
VIRGINIA
TENNESSEE
NORTH CAROLINA
Raleigh
Charlotte
Atlanta
GEORGIA
SOUTH CAROLINA
Charleston
Savannah
Atlantic Ocean

A-3-32

STAG REIT Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$68,815,340			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$68,815,340			Location:	Various – See Table
% of Initial Pool Balance:	5.3%			Size:	3,630,021 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF:	$18.96
Borrower Name(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	STAG Industrial Operating Partnership, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.310%			Property Manager(4):	Various
Note Date:	November 8, 2012			3rd Most Recent Occupancy (As of):	98.8% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	98.7% (12/31/2010)
Maturity Date:	December 1, 2022			Most Recent Occupancy (As of):	98.5% (12/31/2011)
IO Period:	None			Current Occupancy (As of)(5):	98.0% (8/30/2012)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$11,370,085 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$12,022,549 (12/31/2011)
Call Protection(2):	L(24),D or YM(92),O(4)			Most Recent NOI (As of):	$11,786,488 (TTM 6/30/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$14,779,119
Additional Debt Type:	NAP			U/W Expenses:	$5,325,758
				U/W NOI:	$9,453,362
Escrows and Reserves(3):				U/W NCF:	$7,982,119
				U/W NOI DSCR :	2.10x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.77x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield:	13.7%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	11.6%
Replacement Reserves	$0	Springing	$544,503	As-Is Appraised Value:	$107,340,000
TI/LC	$800,000	$77,228	$2,100,000	As-Is Appraisal Valuation Date(6):	Various
Perrigo Holland Reserve	$60,000	$0	NAP	Cut-off Date LTV Ratio:	64.2%
Deferred Maintenance	$822,964	$0	NAP	LTV Ratio at Maturity or ARD:	46.8%

(1)	The borrower is comprised of 28 separate limited liability companies.
(2)	See “Partial Release” section.
(3)	See “Escrows” section.
(4)	See “Property Management” section.
(5)
Current Occupancy includes Thyssen Krupp Materials (125,610 square feet, 3.5% of net rentable square feet, December 31, 2013 lease expiration) and Heartland Automotive (71,400 square feet, 2.0% of net rentable square feet, June 30, 2013 lease expiration), which were underwritten as vacant  with no attributed underwritten base rent due to their intentions to vacate on their respective lease expiration dates.  The physical occupancy excluding these tenants is 92.6%.

(6)	The As-Is Appraisal Valuation Dates range from September 12, 2012 to September 20, 2012.

The Mortgage Loan.  The mortgage loan (the “STAG REIT Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 28 industrial buildings located in eight states (the “STAG REIT Portfolio Properties”).  The STAG REIT Portfolio Mortgage Loan was originated on November 8, 2012 by Wells Fargo Bank, National Association.  The STAG REIT Portfolio Mortgage Loan had an original principal balance of $68,815,340, has an outstanding principal balance as of the Cut-off Date of $68,815,340 and accrues interest at an interest rate of 4.310% per annum.  The STAG REIT Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payment of principal and interest based on a 25-year amortization schedule.  The STAG REIT Portfolio Mortgage Loan matures on December 1, 2022.

Following the lockout period, the borrower has the right to either (i) defease the STAG REIT Portfolio Mortgage Loan in whole, or in part, or (ii) voluntarily prepay the STAG REIT Portfolio Mortgage Loan in whole, or in part, provided that the borrower pays a yield maintenance premium on the principal amount being paid.  In addition, the STAG REIT Portfolio Mortgage Loan is prepayable without penalty on or after September 1, 2022.

A-3-33

STAG REIT PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$68,815,340	58.3%	Purchase price	$114,692,234	97.2%
Sponsor’s new cash contribution	49,184,579	41.7%	Reserves	1,682,964	1.4%
			Closing costs	1,624,721	1.4%
Total Sources	$117,999,919	100.0%	Total Uses	$117,999,919	100.0%

The Properties. The STAG REIT Portfolio Mortgage Loan is secured by the fee interest in 28 industrial properties totaling 3,630,021 rentable square feet and located in eight states: New York (8), Kansas (6), Indiana (4), Michigan (4), South Carolina (3), Alabama (1), Pennsylvania (1) and Virginia (1).  The STAG REIT Portfolio Properties comprise 24 industrial warehouse buildings and four industrial flex buildings which range in size from 20,514 square feet to 887,084 square feet. Of the 28 properties, 24 properties are occupied by single tenants, and as of August 30, 2012, the STAG REIT Portfolio Properties were 98.0% occupied.

The following table presents certain information relating to the STAG REIT Portfolio Properties:

Property Name – Location	Specific Property Type	Allocated Cut-off Date Principal Balance	Total Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
100 Papercraft Park – O’Hara Township, PA	Warehouse	$18,014,821	100.0%	1967/NAP	887,084	$28,100,000
5640 Pierson Road – Lansing, MI	Warehouse	$6,410,969	100.0%	2001/NAP	250,100	$10,000,000
1521 Kepner Drive – Lafayette, IN	Warehouse	$4,808,227	100.0%	1998/1999	275,000	$7,500,000
4757 128th Avenue – Holland, MI	Warehouse	$3,577,321	100.0%	2002/NAP	195,000	$5,580,000
2201 East Loew Road – Marion, IN	Warehouse	$3,269,594	100.0%	1994/NAP	249,600	$5,100,000
22925 Venture Drive – Novi, MI	Flex	$3,141,375	100.0%	1997/NAP	120,800	$4,900,000
1530-1540 Kepner Drive – Lafayette, IN	Warehouse	$2,340,004	100.0%	1995/1997	120,000	$3,650,000
2652 South Eastmoor Street – Wichita, KS	Warehouse	$1,891,236	100.0%	1989/NAP	120,000	$2,950,000
150 Enterprise Road – Johnstown, NY	Warehouse	$1,859,181	100.0%	1992/2001	57,102	$2,900,000
16 Downing Drive – Phenix City, AL	Flex	$1,795,071	100.0%	1999/NAP	117,568	$2,800,000
42600 Merrill Road – Sterling Heights, MI	Warehouse	$1,730,962	100.0%	1989/NAP	108,000	$2,700,000
215 Mill Avenue – Greenwood, SC	Flex	$1,730,962	100.0%	1950/1997	104,955	$2,700,000
2655-2755 South Eastmoor Street – Wichita, KS(1)	Warehouse	$1,730,962	100.0%	2002/NAP	80,850	$2,700,000
One Michelin Drive – Independence, VA	Warehouse	$1,609,153	100.0%	1989/NAP	120,000	$2,510,000
308-310 Maxwell Ave – Greenwood, SC	Warehouse	$1,474,523	100.0%	1991/NAP	70,100	$2,300,000
1520 Kepner Drive – Lafayette, IN(2)	Warehouse	$1,378,358	100.0%	1996/NAP	71,400	$2,150,000
122 Balzano Drive – Gloversville, NY	Warehouse	$1,346,303	55.2%	1993/NAP	101,589	$2,100,000
636 South 66th Terrace – Kansas City, KS	Warehouse	$1,314,249	100.0%	1988/2003	56,580	$2,050,000
141 Sal Landrio Drive – Gloversville, NY	Flex	$1,218,084	100.0%	2000/NAP	26,529	$1,900,000
123 Union Avenue – Johnstown, NY	Warehouse	$1,218,084	100.0%	2003/NAP	60,000	$1,900,000
1900 Wilson Avenue – Parsons, KS	Warehouse	$1,218,084	100.0%	1954/2001	120,000	$1,900,000
231 Enterprise Road – Johnstown, NY	Warehouse	$993,700	100.0%	1995/NAP	42,235	$1,550,000
109 Balzano Drive – Gloversville, NY	Warehouse	$961,645	100.0%	1989/NAP	59,965	$1,500,000
2750 South Rock Road – Wichita, KS(1)	Warehouse	$961,645	100.0%	2001/NAP	44,760	$1,500,000
2510 South Eastmoor Street – Wichita, KS	Warehouse	$865,481	100.0%	1999/NAP	47,700	$1,350,000
125 Balzano Drive – Gloversville, NY	Warehouse	$833,426	100.0%	1993/NAP	50,000	$1,300,000
6 Clermont Street – Johnstown, NY	Warehouse	$833,426	51.0%	1994/NAP	52,500	$1,300,000
100 Holloway Drive – Ware Shoals, SC	Warehouse	$288,494	100.0%	1989/NAP	20,514	$450,000

Total/Weighted Average		$68,815,340	98.0%		3,630,021	$107,340,000

(1)
The 2655-2755 South Eastmoor Street and 2750 South Rock Road properties are currently fully occupied by Thyssen Krupp Materials but were underwritten as vacant with no underwritten base rent due to the tenant’s intention to vacate both properties at its December 31, 2013 lease expirations.

(2)
The 1520 Kepner Drive property is currently occupied by Heartland Automotive but was underwritten as vacant with no underwritten base rent due to the tenant’s intention to vacate the property at its June 30, 2013 lease expiration.

A-3-34

STAG REIT PORTFOLIO

The following table presents certain information relating to the tenancies at the STAG REIT Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
American Beverage Corp	NR/NR/NR	613,200	16.9%	$3.06	$1,876,392(2)	16.6%	12/31/2014
Woodbridge Ventures(3)	NR/NR/NR	250,100	6.9%	$4.38	$1,095,012(3)	9.7%	Various(3)
Genco(4)	NR/NR/NR	273,884	7.5%	$3.54	$968,541	8.6%	Various(4)
Toyota Tsusho	NR/NR/A	239,000	6.6%	$4.00	$956,000	8.4%	5/31/2014
Harada Industry of America	NR/NR/NR	120,800	3.3%	$4.90	$591,920	5.2%	9/30/2016
Perrigo Holland, Inc.(5)	NR/NR/NR	195,000	5.4%	$2.90	$565,500	5.0%	11/30/2017
Dunham’s Athleisure	NR/NR/NR	249,600	6.9%	$2.15	$536,640(6)	4.7%	1/31/2014
Total Major Tenants		1,941,584	53.5%	$3.39	$6,590,005	58.2%

Non-Major Tenants(7)		1,617,220	44.6%	$2.93	$4,732,368	41.8%

Occupied Collateral(7)		3,558,804	98.0%	$3.18	$11,322,373	100.0%

Vacant Space		71,217	2.0%

Collateral Total		3,630,021	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent includes a 2.0% rent step ($36,792) which will occur on January 1, 2013.
(3)
Woodbridge Ventures leases two spaces: 170,000 square feet with Annual U/W Base Rent of $765,000 ($4.50 per square foot) and a Lease Expiration Date of February 28, 2019; and 80,100 square feet with Annual U/W Base Rent of $330,012 ($4.12 per square foot) and a Lease Expiration Date of December 31, 2016.  The Annual U/W Base Rent for the 80,100 square foot space includes a 3.0% rent step ($9,612) which will occur on January 1, 2013.

(4)
Genco leases two spaces: 211,150 square feet with Annual U/W Base Rent of $686,238 ($3.25 per square foot) and a Lease Expiration Date of May 31, 2013; and 62,734 square feet with Annual U/W Base Rent of $282,303 ($4.50 per square foot) and a Lease Expiration Date of May 31, 2016.  Genco has the option to terminate its lease on the aforementioned 211,150 square foot space if the Pennsylvania Liquor Control Board cancels its contract with the tenant.  In addition, Genco has the option to terminate up to 24,255 square feet of the aforementioned 62,734 square foot space at any time with 90 days prior notice.

(5)	Perrigo Holland, Inc. is in a free rent period until January 31, 2013.
(6)	Annual U/W Base Rent includes a 4.9% rent step ($24,960) which will occur on January 1, 2013.
(7)
Includes Thyssen Krupp Materials (125,610 square feet, 3.5% of net rentable square feet, December 31, 2013 lease expiration) and Heartland Automotive (71,400 square feet, 2.0% of net rentable square feet, June 30, 2013 lease expiration), which were underwritten as vacant with no underwritten base rent due to their intentions to vacate on their respective lease expiration dates.

The following table presents certain information relating to the lease rollover schedule at the STAG REIT Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	2	134,776	3.7%	134,776	3.7%	$411,022	$3.05
2013(4)	7	578,125	15.9%	712,901	19.6%	$1,253,624	$2.17
2014	9	1,481,596	40.8%	2,194,497	60.4%	$4,787,903	$3.23
2015	6	461,942	12.7%	2,656,439	73.1%	$1,448,287	$3.14
2016	4	290,163	8.0%	2,946,602	81.1%	$1,428,405	$4.92
2017	3	265,100	7.3%	3,211,702	88.4%	$758,275	$2.86
2018	1	120,000	3.3%	3,331,702	91.7%	$270,000	$2.25
2019	1	170,000	4.7%	3,501,702	96.4%	$765,000	$4.50
2020	0	0	0.0%	3,501,702	96.4%	$0	$0.00
2021	0	0	0.0%	3,501,702	96.4%	$0	$0.00
2022	1	57,102	1.6%	3,558,804	98.0%	$199,857	$3.50
Thereafter	0	0	0.0%	3,558,804	98.0%	$0	$0.00
Vacant	0	71,217	2.0%	3,630,021	100.0%	$0	$0.00
Total/Weighted Average	34	3,630,021	100.0%			$11,322,373	$3.18

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)
Includes Thyssen Krupp Materials (125,610 square feet, 3.5% of net rentable square feet, December 31, 2013 lease expiration) and Heartland Automotive (71,400 square feet, 2.0% of net rentable square feet, June 30, 2013 lease expiration), which were underwritten as vacant with no underwritten base rent due to their intentions to vacate on their respective lease expiration dates.

A-3-35

STAG REIT PORTFOLIO

The following table presents historical occupancy percentages at the STAG REIT Portfolio Properties:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
99%	99%	99%

(1) Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the STAG REIT Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$12,805,371	$13,139,750	$12,970,569	$11,322,373	$3.12
Grossed Up Vacant Space	0	0	0	1,028,705	0.28
Total Reimbursables	1,187,989	1,521,654	1,613,902	3,663,149	1.01
Other Income	14,667	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(1,235,108)(1)	(0.34)
Effective Gross Income	$14,008,027	$14,661,404	$14,584,471	$14,779,119	$4.07

Total Operating Expenses	$2,637,942	$2,638,855	$2,797,983	$5,325,758	$1.47

Net Operating Income	$11,370,085	$12,022,549	$11,786,488	$9,453,362	$2.60
TI/LC	146,216	0	307,118	926,739	0.26
Capital Expenditures	0	0	0	544,503	0.15
Net Cash Flow	$11,223,869	$12,022,549	$11,479,370	$7,982,119	$2.20

NOI DSCR	2.53x	2.67x	2.62x	2.10x
NCF DSCR	2.49x	2.67x	2.55x	1.77x
NOI DY	16.5%	17.5%	17.1%	13.7%
NCF DY	16.3%	17.5%	16.7%	11.6%

(1) The underwritten economic vacancy is 10.0%. The STAG REIT Portfolio Properties is currently 98.0% physically occupied.

Appraisal.  As of the appraisal valuation dates ranging from September 12, 2012 to September 20, 2012, the STAG REIT Portfolio Properties had an aggregate “as-is” appraised value of $107,340,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from September 18, 2012 to September 24, 2012, there was no evidence of any recognized environmental conditions at the STAG REIT Portfolio Properties. However, a  review by the lender’s  internal environmental group identified potential risks with respect to the historical industrial uses at the following six of the 28 properties which warranted additional investigation: 100 Papercraft Park, 215 Mill Avenue, 42600 Merrill Road, 308-310 Maxwell Avenue, 100 Holloway Drive and 636 South 66th Terrace.  In lieu of the additional investigation, the lender obtained a $3,000,000 environmental insurance policy. See “Description of the Mortgage Pool - Assessments of Property Value and Condition - Environmental Assessments” in the Free Writing Prospectus.

The Borrower.  The borrower is comprised of 28 separate limited liability companies, each of which is a single purpose entity and has an independent director (collectively the “STAG REIT Portfolio Borrower”).  Legal counsel to the STAG REIT Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the STAG REIT Portfolio Mortgage Loan.  STAG Industrial Operating Partnership, L.P., the indirect owner of the STAG REIT Portfolio Borrower, is the guarantor of certain nonrecourse carveouts under the STAG REIT Portfolio Mortgage Loan.

The Sponsor.  The sponsor is STAG Industrial Operating Partnership, L.P., a subsidiary of STAG Industrial, Inc., a publicly traded REIT (“STAG”).  STAG is a self-administered and self-managed full-service real estate company focused on the acquisition, ownership and management of class B, single-tenant industrial properties predominantly in secondary markets.  As of November 2012, STAG’s portfolio consisted of 167 properties in 31 states with approximately 28.1 million rentable square feet.

Escrows.  The loan documents provide for upfront escrows in the amount of $800,000 for general tenant improvements and leasing commissions (“TI/LC”), $60,000 for tenant electrical work owed to Perrigo Holland, Inc., and $822,964 for deferred maintenance.  The loan documents also provide for ongoing monthly escrows in the amount of $77,228 for general TI/LC (subject to a cap of $2,100,000).  Ongoing monthly escrows for taxes, insurance and replacement reserves are not required as long as no Trigger Event (as defined below) exists and is ongoing.  If triggered, monthly replacement reserves are required in the amount of $45,375 (subject to a cap of $544,503).

A “Trigger Event” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the NCF debt service coverage ratio (“DSCR”) falling below 1.35x.  A Trigger Event will expire upon (i) the cure of such event of default or (ii) the NCF DSCR being equal to or greater than 1.35x for two consecutive calendar quarters.

A-3-36

STAG REIT PORTFOLIO

Lockbox and Cash Management.  The STAG REIT Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or manager be deposited into the lockbox account with two business days after receipt.  Prior to the occurrence of a Trigger Event, all funds on deposit in the lockbox account are swept into the borrower’s operating account.  During a Trigger Event, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

Property Management.  Of the 28 STAG REIT Portfolio Properties, 12 are managed by local and regional third party management companies, while the remaining 16 properties are managed by their respective tenants who, by the terms of their leases, are responsible for maintaining and managing the buildings they occupy.  The following eight properties are managed by CBRE-Albany Property Management, LLC: 109 Balzano Drive, 122 Balzano Drive, 125 Balzano Drive, 141 Sal Landrio Drive, 123 Union Avenue, 150 Enterprise Road, 231 Enterprise Road and 6 Clermont Street.  The 100 Papercraft Park property is managed by Jones Lang LaSalle America, Inc.  The 4757 128th Avenue property is managed by NAI Wisinki of West Michigan, Inc.  The 2510 South Eastmoor Street and 2652 South Eastmoor Street properties are managed by Weigand-Omega Management, Inc.

Assumption.  The borrower has a two-time right to transfer all of the remaining STAG REIT Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates.

Purchase Options.  Dunham’s Athleisure has an option to purchase the 2201 East Loew Road property at any time at an agreed upon price not to exceed $5,500,000 at any time when it desires to expand the building.  The Allocated Cut-off Date Principal Balance for the 2201 East Loew Road property is $3,269,594.  Univar USA has an option to purchase the 150 Enterprise Road property at the end of its lease term (March 31, 2022) for fair market value minus the value of any improvements at the property which were constructed at the tenant’s expense.

Rights of First Refusal.  Perrigo Holland, Inc. has a right of first refusal (“ROFR”) to purchase the 4757 128th Avenue property.  EPIMED International, Inc. has a ROFR to purchase the 141 Sal Landrio Drive property.  Univar USA has a ROFR to purchase the 150 Enterprise Road property.  The three aforementioned ROFRs are not extinguished by a foreclosure; however, the ROFRs do not apply to a foreclosure or deed in lieu thereof.

Partial Release.  Following the second anniversary of the closing date for the Series 2012-C10 Certificates (except for the 2201 Loew Road property which can be released at any time subject to Dunham Athleisure’s purchase option), the STAG REIT Portfolio Borrower is permitted to release any of the constituent properties subject to certain conditions, including (i) either defeasance or payment (plus any applicable yield maintenance payments) of a portion of the loan in an amount equal to 120% of the released property’s allocated loan amount;  (ii) the debt service coverage ratio (“DSCR”) with respect to the remaining properties being greater than or equal to the greater of (a) the DSCR immediately prior to the release and (b) 1.41x; provided, however, if the DSCR at the time of release is greater than 1.69x, the foregoing DSCR test will be waived so long as the DSCR of the remaining collateral is equal to or greater than 1.69x; (iii) the loan-to-value ratio with respect to the remaining properties being less than 65%, based on the appraised values at origination; (iv) the net cash flow (“NCF”) debt yield with respect to the remaining properties being no less than the greater of (a) the NCF debt yield immediately prior to the release and (b) 12.3%; provided, however, if the NCF debt yield at the time of release is greater than 14.1%, the foregoing NCF debt yield test will be waived so long as the NCF debt yield of the remaining collateral is equal to or greater than 14.1%; and (v) confirmation is received from DBRS, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings then assigned to any of the Series 2012-C10 Certificates.

Real Estate Substitution.  The STAG REIT Portfolio Borrower may obtain a release of any individual property from the lien of the STAG REIT Portfolio Mortgage Loan in connection with a substitution of a different parcel subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) the NCF DSCR (as defined in the free writing prospectus) following the substitution is no less than the greater of (a) the NCF DSCR immediately prior to the release and (b) 2.00x; (iii) the substituted property has an appraised value equal to greater than the appraised value of the property being released; (iv) the lender receives a legal opinion that the substitution satisfies REMIC requirements; and (v) confirmation is received from DBRS, KBRA and Moody’s that the substitution will not result in a downgrade, withdrawal or qualification of the respective ratings then assigned to any of the Series 2012-C10 Certificates.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the STAG REIT Portfolio Properties; provided, however, that the borrower shall not be required to spend more than 200% of the costs of a stand-alone policy for terrorism insurance immediately prior to the date of TRIPRA or similar government backstop is no longer in effect.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-37

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A-3-38

ROGUE VALLEY MALL

A-3-39

ROGUE VALLEY MALL

A-3-40

ROGUE VALLEY MALL

A-3-41

ROGUE VALLEY MALL

Rogue Valley Mall
1600 North Riverside Avenue
Medford, OR 97501
Eugene 159 miles
Wilson Rd.
Scenic Ave.
Jackson County Expo Park
Vilas Rd.
Central Point
Pine St.
Taylor Rd.
Rogue Valley International-Medford Airport
Crater Lake Plaza
Beall Ln.
Delta Waters Rd.
Cedar Links Golf Club
Cedar Links Dr.
JACKSON COUNTY
Lone Pine Rd.
Rossanley Dr.
McAndrews Rd.
Providence Medford Medical Center
Spring St.
Medford
Medford Center
Jackson St.
Hillcrest Rd.
Downtown Medford
Southern Oregon Univ.- Medford Campus
E. Main St.
W. 4th St.
W. Main St.
Rogue Valley Country Club
Cherry Ln.
Rogue Community College
Jackson County Court House
Bear Creek Park
Rogue Valley Medical Center
Dakota Ave.
Spiegelberg Stadium
Barnett Rd.
Stewart Ave.
Quail Point Golf Course
Stewart Meadows Golf Course
Bellinger Ln.
Garfield St.
Stage Rd.
Pioneer Rd.
Carpenter Hill Rd.
Phoenix
Fern Valley Rd.
Eugene
Springfield
Bend
Coos Bay
Roseburg
OREGON
Crater Lake Natl. Park
Grants Pass
Medford
Klamath Falls
Ashland
Altamont
Cascade Range
Black Rock Desert
Arcata
Eureka
Redding
Susanville
CALIFORNIA
Chico
Reno
NEVADA
Pacific Ocean
Ukiah
Yuba City
Carson City
Santa Rosa
Sacramento
San Francisco
Oakland
Stockton
Modesto
San Jose
Fremont
Merced

A-3-42

Rogue Valley Mall

Loan Information				Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR		Property Type:	Retail
	Original Principal Balance:	$55,000,000		Specific Property Type:	Regional Mall
	Cut-off Date Principal Balance:	$55,000,000		Location:	Medford, OR
	% of Initial Pool Balance:	4.2%		Size:	453,935 SF
	Loan Purpose:	Refinance		Cut-off Date Principal Balance Per Unit/SF:	$121.16
	Borrower Name:	Rogue Valley Mall L.L.C.		Year Built/Renovated:	1986/2002
	Sponsor:	GGPLP L.L.C.		Title Vesting:	Fee
	Mortgage Rate:	4.500%		Property Manager:	Self-managed
	Note Date:	September 4, 2012		3rd Most Recent Occupancy (As of):	90.6% (12/31/2009)
	Anticipated Repayment Date:	NAP		2nd Most Recent Occupancy (As of):	93.8% (12/31/2010)
	Maturity Date:	October 1, 2022		Most Recent Occupancy (As of):	94.4% (12/31/2011)
	IO Period:	36 months		Current Occupancy (As of)(2):	94.8% (7/31/2012)
	Loan Term (Original):	120 months
	Seasoning:	2 months
	Amortization Term (Original):	360 months		Underwriting and Financial Information:
	Loan Amortization Type:	Interest-only, Amortizing Balloon
	Interest Accrual Method:	Actual/360		3rd Most Recent NOI (As of):	$6,386,827 (12/31/2010)
	Call Protection:	L(26),D(87),O(7)		2nd Most Recent NOI (As of):	$6,489,274 (12/31/2011)
	Lockbox Type:	Hard/Springing Cash Management		Most Recent NOI (As of):	$6,555,937 (TTM 6/30/2012)
	Additional Debt:	Yes
	Additional Debt Type:	Future Mezzanine		U/W Revenues:	$9,578,924
				U/W Expenses:	$3,226,377
				U/W NOI:	$6,352,547
				U/W NCF:	$5,891,548
	Escrows and Reserves(1):			U/W NOI DSCR :	1.90x
				U/W NCF DSCR:	1.76x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.6%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	10.7%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$80,000,000
Replacement Reserve	$0	Springing	$90,792	As-Is Appraisal Valuation Date:	August 3, 2012
TI/LC Reserve	$0	Springing	$370,212	Cut-off Date LTV Ratio:	68.8%
Tenants Specific TI/LC Reserve	$391,564	$0	NAP	LTV Ratio at Maturity or ARD:	60.2%

(1)	See “Escrows” section.
(2)	Occupancy includes 39,540 square feet of temporary tenants that were not included in Annual U/W Base Rent.

The Mortgage Loan.  The mortgage loan (the “Rogue Valley Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Medford, Oregon (the “Rogue Valley Mall Property”).  The Rogue Valley Mall Mortgage Loan was originated on September 4, 2012 by Wells Fargo Bank, National Association.  The Rogue Valley Mall Mortgage Loan had an original principal balance of $55,000,000, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and accrues interest at an interest rate of 4.500% per annum.  The Rogue Valley Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date, requires interest-only payments for the first 36 months, and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Rogue Valley Mall Mortgage Loan matures on October 1, 2022.

Following the lockout period, the borrower has the right to defease the Rogue Valley Mall Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Rogue Valley Mall Mortgage Loan is prepayable without penalty on or after April 1, 2022.

A-3-43

ROGUE VALLEY MALL

Sources and Uses

Sources			Uses
Original loan amount	$55,000,000	100.0%	Loan payoff(1)	$25,007,526	45.5%
			Reserves	391,564	0.7
			Closing costs	489,310	0.9
			Return of equity	29,111,599	52.9
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

(1)	The Rogue Valley Mall Property was previously securitized in BACM 2003-1.

The Property.  The Rogue Valley Mall Property is a two-story regional mall that contains approximately 640,294 square feet of which 453,935 square feet secures the Rogue Valley Mall Mortgage Loan.  The Rogue Valley Mall Property is anchored by Macy’s (not part of the collateral), Kohl’s (not part of the collateral), JC Penney and Macy’s Home Store.  The Rogue Valley Mall Property is situated on 36.7 acres and was built in 1986, renovated in 2002 and later expanded in 2005.  Parking is provided by 2,184 surface parking space resulting in a parking ratio of 4.8 per every 1,000 square feet of gross leasable area.  The Rogue Valley Mall Property’s mix of in-line tenants includes Champs Sports, Coldwater Creek, American Eagle, Victoria Secret, Zumiez, Gap and Aeropostale.  For the trailing 12 months ending June 2012, tenants occupying less than 10,000 square feet had comparable in-line sales of $321 per square foot.  Over the same time period, occupancy costs for tenants occupying less than 10,000 square feet averaged 12.2%.

A-3-44

ROGUE VALLEY MALL

The following table presents certain information relating to the tenancies at the Rogue Valley Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Macy’s	BBB/Baa3/BBB	104,409	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Kohl’s	BBB+/Baa1/BBB+	81,950	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
JC Penney	BB-/Ba3/B-	86,145	19.0%	$4.52	$388,964	6.8%	$169	2.9%	10/31/2016(4)
Macy’s Home Store(5)	BBB/Baa3/BBB	84,480	18.6%	$4.50	$380,160	6.6%	$190(6)	5.6%(7)	1/31/2018(8)
Total Anchor Tenants - Collateral		170,625	37.6%	$4.51	$769,124	13.5%

Major Tenants - Collateral
Bed Bath & Beyond	NR/NR/BBB+	29,853	6.6%	$7.86	$234,645	4.1%	NAV	NAV	1/31/2022
Zumiez	NR/NR/NR	3,294	0.7%	$47.85	$157,607	2.8%	$415	11.8%	5/31/2016
Champs Sports	NR/NR/NR	6,193	1.4%	$21.22	$131,415	2.3%	$246	7.8%	8/31/2017
Sam Goody	NR/NR/NR	4,195	0.9%	$27.41	$114,985	2.0%	$233	11.7%	1/31/2014
Christopher & Banks	NR/NR/NR	3,410	0.8%	$29.87	$101,857	1.8%	$191	14.6%	2/28/2017
Coldwater Creek	NR/NR/NR	3,600	0.8%	$27.82	$100,152	1.8%	$221	12.3%	11/30/2015
Maurices	NR/NR/NR	5,942	1.3%	$16.57	$98,459	1.7%	$174	11.3%	7/31/2019(9)
American Eagle	NR/NR/NR	4,423	1.0%	$21.53	$95,214	1.7%	$406	9.4%	1/31/2022

Total Major Tenants – Collateral		60,910	13.4%	$16.98	$1,034,333	18.1%

Non-Major Tenants - Collateral		198,753	43.8%	$19.69	$3,913,541	68.5%

Occupied Collateral Total		430,288	94.8%	$13.29	$5,716,998	100.0%

Vacant Space		23,647	5.2%

Collateral Total		453,935	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs are for the trailing 12-month period ending June 30, 2012.
(3)	Occupancy costs include base rent and reimbursements, as applicable.
(4)	JC Penney has five, five-year renewal options.
(5)	The Sports Authority subleases approximately 42,240 square feet.
(6)	Sales PSF are based on 42,240 square feet.
(7)	Occupancy costs are based on 84,480 square feet.
(8)	Macy’s Home Store has five, five-year renewal options.
(9)	If sales do not exceed $750,000 in the period between June 1, 2013 and May 1, 2014, the tenant may terminate its lease. Maurices’ reported year-end 2011 sales of $1.0 million.

A-3-45

ROGUE VALLEY MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Rogue Valley Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011	TTM 6/30/2012
Macy’s	NAV	NAV	NAV	NAV
Kohl’s	NAV	NAV	NAV	NAV
JC Penney	$177	$173	$171	NAV
Macy’s Home Store(2)	$177	$182	$190	NAV
Bed Bath & Beyond	NAV	NAV	NAV	NAV

Total In-line (<10,000 square feet)(3)	$302	$314	$314	$321
Occupancy Costs(3)	12.6%	12.3%	12.1%	12.2%

(1) Historical Sales (PSF) is based on historical statements provided by the borrower.
(2) Macy’s Home Store subleased the 2nd level to Sports Authority beginning in 2010.
(3) Represents tenants less than 10,000 square feet who were in occupancy for 12 months in each respective year or were in occupancy the past three reporting periods.

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	12	25,567	5.6%	25,567	5.6%	$526,395	$20.59
2012	2	3,792	0.8%	29,359	6.5%	$105,144	$27.73
2013(5)	27	64,998	14.3%	94,357	20.8%	$672,536	$10.35
2014(6)	13	32,480	7.2%	126,837	27.9%	$747,181	$23.00
2015(7)	7	14,166	3.1%	141,003	31.1%	$303,242	$21.41
2016	6	98,841	21.8%	239,844	52.8%	$808,982	$8.18
2017	14	31,119	6.9%	270,963	59.7%	$914,370	$29.38
2018	6	99,698	22.0%	370,661	81.7%	$640,570	$6.43
2019	1	5,942	1.3%	376,603	83.0%	$98,459	$16.57
2020	1	2,893	0.6%	379,496	83.6%	$97,060	$33.55
2021	2	2,165	0.5%	381,661	84.1%	$195,188	$90.16
2022	6	48,627	10.7%	430,288	94.8%	$607,871	$12.50
Thereafter	0	0	0.0%	430,288	94.8%	$0	$0.00
Vacant	0	23,647	5.2%	453,935	100.0%	$0	$0.00
Total/Weighted Average	97	453,935	100.0%			$5,716,998	$13.29

(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space
(4)	Occupancy includes 5,079 square feet of temporary tenants that were not included in Annual U/W Base Rent
(5)	Occupancy includes 29,065 square feet of temporary tenants that were not included in Annual U/W Base Rent
(6)	Occupancy includes 4,838 square feet of temporary tenants that were not included in Annual U/W Base Rent
(7)	Occupancy includes 558 square feet of temporary tenants that were not included in Annual U/W Base Rent

The following table presents historical occupancy percentages at the Rogue Valley Mall Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
91%	94%	94%

(1) Information obtained from borrower provided historical occupancy reports.

A-3-46

ROGUE VALLEY MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rogue Valley Mall Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$5,330,149	$5,233,422	$5,381,081	$5,716,998(1)	$12.59
Grossed Up Vacant Space	0	0	0	787,990	1.74
Percentage Rent	563,176	730,987	658,271	535,209	1.18
Total Reimbursables	2,314,057	2,237,241	2,278,712	2,271,180	4.16
Other Income(2)	994,769	1,065,088	1,055,538	1,055,538	2.33
Less Vacancy & Credit Loss	0	0	0	(787,990)(3)	(1.74)
Effective Gross Income	$9,202,151	$9,266,739	$9,373,607	$9,578,924	$21.10

Total Operating Expenses	$2,815,324	$2,777,464	$2,817,671	$3,226,377	$7.11

Net Operating Income	$6,386,827	$6,489,274	$6,555,937	$6,352,547	$13.99
TI/LC	0	0	0	370,212	0.82
Capital Expenditures	0	0	0	90,788	0.20
Net Cash Flow	$6,386,827	$6,489,274	$6,555,937	$5,891,548	$12.98

NOI DSCR	1.91x	1.94x	1.96x	1.90x
NCF DSCR	1.91x	1.94x	1.96X	1.76x
NOI DY	11.6%	11.8%	11.9%	11.6%
NCF DY	11.6%	11.8%	11.9%	10.7%

(1)	U/W Base Rent is net of an occupancy cost adjustment of $150,613.
(2)	Other Income includes specialty leasing, temporary tenants, antenna rent and parking.
(3)	The underwritten economic vacancy is 12.1%. The Rogue Valley Mall Property is currently 94.8% physically occupied.

Appraisal.  As of the appraisal valuation date of August 3, 2012, the Rogue Valley Mall Property had an “as-is” appraised value of $80,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated August 6, 2012, a subsurface investigation was recommended due to underground storage tanks on the south side of the JC Penney building and in the vicinity of the former on-site dry cleaners and gasoline station located in the southwest corner of the Rogue Valley Mall Property.  The environmental assessment also recommends the results of prior investigations as identified on the Oregon Water Resources well log database be provided for review, or in the absence of that information, that the wells be sampled and properly decommissioned if appropriate based on the results of the ground water sampling.

On November 1, 2012, the lender approved a proposed scope of work for a Phase II environmental report.  The borrower, at its expense, has commenced the preparation of a Phase II environmental report, in accordance with such approved scope of work, by an environmental consultant.  The results of the Phase II environmental report are expected to be available in December 2012. In the event the Phase II environmental report discloses the presence of any hazardous substance (except for nominal amounts of such substances within regulation limits) that would reasonably be expected to have a material adverse effect on the use, value or operation of the property or the borrower’s ability to perform its obligations under the loan documents, the borrower is required to use commercially reasonable efforts to promptly remediate such hazardous substance at the borrower’s expense.

Market Overview and Competition.  The Rogue Valley Mall Property is located in Medford, Oregon approximately 30 miles north of the California border.   The Rogue Valley Mall Property is located in northern Medford, along Interstate 5, the primary north-south transportation thoroughfare along the West Coast.  Medford is the largest city in Southern Oregon and is the major service and trade hub for Southern Oregon.  According to the appraisal, the largest employers in the Medford Metro area are Asante Health System, Providence Medical Center and Harry & David, the largest mail-order gift based company in the United States.  Harry & David’s headquarters are located in Medford.  The nearest regional mall is located approximately 96 miles south and within a 15-mile radius of the Rogue Valley Mall Property, defined by the appraiser as the primary trade area, there are approximately 183,359 residents and average household income is approximately $57,947 in 2012.

A-3-47

ROGUE VALLEY MALL

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Rogue Valley Mall Property:

Competitive Set(1)

	Rogue Valley Mall (Subject)	Northgate Marketplace	Bear Creek Plaza	Poplar Square	Medford Center
Location	Medford, OR	Medford, OR	Medford, OR	Medford, OR	Medford, OR
Distance from Subject	––	0.1 miles	0.4 miles	0.8 miles	0.9 miles
Property Type	Regional Mall	Lifestyle Center	Community Center	Community Center	Regional Center
Year Built/Renovated	1986/2002	2012/NAP	1977/2001	1984/1990	1991/1999
Total GLA	640,294 SF	80,900 SF	197,001 SF	211,274 SF	419,789 SF
Total Occupancy	95%	99%	90%	98%	84%

(1)	Information obtained from the appraisal dated August 3, 2012.

The Borrower.  The borrower is Rogue Valley Mall L.L.C., a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rogue Valley Mall Mortgage Loan.  GGPLP L.L.C ., the indirect owner of the borrowing entity, is the guarantor of certain nonrecourse carveouts under the Rogue Valley Mall Mortgage Loan.

The Sponsor.   The borrower, Rogue Valley Mall L.L.C., is indirectly owned by General Growth Properties, Inc. (“GGP”). GGP is a publically traded REIT that has ownership interests in 145 malls totaling approximately 136 million square feet.  GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010, See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  Upon origination, the borrower was required to make an initial deposit of $391,564 into a tenant specific tenant improvement and leasing commissions escrow account in connection with outstanding tenant improvement allowances for Rue 21 ($211,000), American Eagle Outfitters ($116,104), Epris ($40,000) and Just Sports ($24,460).

The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with proof of full payment within a timely manner; and (iii) a Trigger Event (as defined below) has not occurred.  The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies; (iii) the borrower provides the lender with paid receipts satisfactory to the lender that all insurance premiums have been and continue to be fully and timely paid. The loan documents do not require monthly escrows for replacement reserves as long as no Trigger Event exists and is continuing.  Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure (as defined below), the borrower is required to deposit monthly replacement reserves in an amount equal to $7,566 (subject to a cap of $90,792).  The loan documents do not require monthly escrows for tenant improvements and leasing commissions as long as no Trigger Event exists and is continuing.  Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure, the borrower is required to deposit monthly into the escrow account for tenant improvement and leasing commissions in an amount equal to $30,851 (subject to a cap of $370,212).

A “Trigger Event” will commence upon the occurrence of an event of default or the determination, as of the last day of any calendar quarter for the trailing 12-month period, that the debt service coverage ratio, as calculated based on underwritten net operating income is less than 1.25x.  A “Trigger Event Cure” shall occur upon the cure of such event of default or the actual debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Lockbox and Cash Management.  The Rogue Valley Mall Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within five business days after receipt.  Prior to the occurrence of a Trigger Event Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.   During a Trigger Event Period, all excess cash flow is swept on a weekly basis (or daily during the continuance of an event of default) to a cash management account under the control of the lender.

A “Trigger Event Period” will commence upon any of the following events occurring: (i) the occurrence of an event of default or (ii) tested quarterly, the debt service coverage ratio for the trailing 12 months is less than 1.25x.  If a Trigger Event Period is caused by (i) above, the Trigger Event Period will end with the cure of such event of default.  If a Trigger Event Period is caused by (ii) above, the Trigger Event Period will end upon the achievement of a debt service coverage ratio of 1.25x for two consecutive calendar quarters after the occurrence of the Trigger Event.

Property Management.  The Rogue Valley Mall Property is currently managed by an affiliate of the borrower.

A-3-48

ROGUE VALLEY MALL

Assumption.  The borrower has unlimited rights to transfer the Rogue Valley Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates.

In addition, the loan documents permit equity transfers of direct or indirect equity interests in a Restricted Party (as defined in the loan documents) subject to certain conditions, including not less than 50% of equity interests in borrower being owned by a Qualified Equityholder (as defined below) and controls the borrower.

A “Qualified Equityholder” is defined as GGP or an affiliate, or other institution having total assets in excess of $600.0 million and capital/statutory surplus in excess of $250.0 million, or any permitted mezzanine lender or party for whom rating agency confirmation obtained.

Partial Release.  The Rogue Valley Mall borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage upon the satisfaction of certain conditions including without limitation (i) that no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) the delivery of a legal opinion to the lender to demonstrate that the release of the related outparcel will satisfy REMIC requirements; and (iii) receipt of written confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2012-C10 Certificates.

Real Estate Substitution.  The Rogue Valley Mall borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage in connection with a substitution of a different parcel subject to the satisfaction of certain conditions, including without limitation (i) that no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) simultaneously with the substitution, the Rogue Valley Mall borrower will be required to acquire the fee simple or leasehold interest to the substitution parcel located at the shopping center of which the substituted parcel is a part, that is at least equal in value to the substituted parcel; (iii) delivery to the lender of an acceptable (as defined in the loan documents) Phase I report and a physical conditions report (if the substitution parcel is improved); (iv) either (x) the loan-to-value ratio immediately after giving effect to such substitution is (a) equal to or less than 125% or (b) the loan-to-value ratio will not increase as a result of such substitution or (y) the delivery of a legal opinion to the lender to demonstrate that the substitution satisfies REMIC requirements.

Subordinate and Mezzanine Indebtedness.  There is no existing mezzanine debt related to the Rogue Valley Mall Mortgage Loan. However, future mezzanine debt is permitted subject to satisfaction of certain conditions, including (i) that no event of default has occurred and is continuing; (ii) the lender receives not less than 30 days’ prior written notice; (iii) an intercreditor agreement in form and substance acceptable to DBRS, KBRA and Moody’s and reasonably acceptable to the lender; (iv) the combined debt service coverage ratio is not less than the debt service coverage ratio of the Rogue Valley Mall Mortgage Loan at origination; (v) the combined loan-to-value ratio will not be greater than the greater of (a) the loan-to-value ratio at origination and (b) 70%; and (vi) mezzanine loan documents acceptable to DBRS, KBRA and Moody’s and reasonably acceptable to the lender will have been delivered to the lender.

The loan documents permit certain sponsor affiliates (so-called “GGP Top Tier Entities”) to pledge indirect ownership interests to a Qualified Pledgee (an institution having $600.0 million in total assets and $250.0 million in capital/statutory surplus, and regularly engaged in business of owning or making commercial real estate loans, or otherwise is party for whom rating agency confirmation is obtained) subject to certain conditions, including (i) the pledge is given in connection with credit facility secured by multiple properties for which repayment is not primarily dependent upon property cash flow; and (ii) neither granting or exercise of remedies related to the pledge results in property’s being managed by party other than the Rogue Valley Mall borrower or a qualified manager meeting various qualifications relating to experience, financial strength and general business standing.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Rogue Valley Mall Property; provided, however, that the borrower shall not be required to spend more than 200% of the costs of a stand-alone policy for terrorism insurance immediately prior to the date of TRIA or similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, until the income returns to the same level as it was prior to loss or the expiration of 90 days, whichever occurs first.

A-3-49

ANIMAS VALLEY MALL

A-3-50

ANIMAS VALLEY MALL

N
Anchor / Major
Non Anchor / In-line
Vacant
sears
ROSS
DRESS FOR LESS
Dillard's
jcpenney
Applebee's
TACO BELL
BOOT BARN
CENTER PLACE

A-3-51

ANIMAS VALLEY MALL

UTAH
COLORADO
ARIZ.
NEW MEXICO
Animas Valley Mall
4601 East Main Street
Farmington, NM 87402
McPhee Reservoir
Dolores
Hovenweep National Monument
Cortez
Mancos
Durango Mtn. Resort
SAN JUAN NATIONAL FOREST
HINSDALE
MINERAL
RIO GRANDE
Alamosa
LA PLATA
Durango
Fort Lewis College
ARCHULETA
Pagosa Springs
Wolf Creek Ski Area
RIO GRANDE NATIONAL FOREST
La Jara
CONEJOS
MESA VERDE NATIONAL PARK
LA PLATA MOUNTAINS
SAN JUAN
UTE MOUNTAIN INDIAN RESERVATION
MONTEZUMA
SOUTHERN UTE INDIAN RESERVATION
Durango-LaPlata Co. Airport
Ignacio
Chimney Rock Archaeological Area
Pagosa Junction
Antonito
Allison
Four Corners Monument
Teec Nos Pos
La Plata
Navajo Reservoir
Dulce
SAN JUAN MOUNTAINS
Chama
Shiprock
Aztec
Navajo Lake State Park
Four Corners Regional Airport
Kirtland
Farmington
Bloomfield
JICARILLA APACHE INDIAN RES.
SANGRE DE CRISTO MOUNTAINS
NAVAJO NATION INDIAN RESERVATION
El Vado State Park
RIO ARRIBA
CARSON NATIONAL FOREST
SAN JUAN
COLORADO PLATEAU
Canyon De Chelly Natl. Monument
Nageezi
SANTA FE NATIONAL FOREST
Chaco Culture Natl. Historic Park
JEMEZ MTS.
Cuba
Espanola
Los Alamos
SANTA CLARA PUEBLO
LOS ALAMOS
Bandelier Natl. Mon.
Jemez State Mon.
JEMEZ PUEBLO
Santa Fe
Crownpoint
COCHITI PUEBLO
ZIA PUEBLO
Gallup
MCKINLEY
ZUNI MTS.
SANDOVAL
SANTA ANA PUEBLO
SANTA FE
SAN MATEO MTS.
Bernalillo
Rio Ranco
Corrales
Zuni Pueblo
APACHE
Milan
Grants
Albuquerque
SANDIA MTS.
Enchanted Mesa
Mesita
LAGUNA PUEBLO
BERNALILLO
Albuquerque International Sunport
Cibola National Forest
ACOMA PUEBLO
ISLETA PUEBLO
Los Lunas
Bosque Farms
Estancia
Los Chaves
VALENCIA
Belen
TORRANCE
Mountainair
SOCORRO
San Acacia
Gran Quivira
Datil
Lemitar
Magdalena
Socorro
Flora Vista
Farmington
San Juan College
Pinon Hills Golf Course
San Juan Country Club
Animas River
Four Corners Regional Airport
San Juan Regional Medical Center
San Juan North Shopping Center
San Juan River
Upper Fruitland
NAVAJO NATION INDIAN RESERVATION
SAN JUAN COUNTY

A-3-52

Animas Valley Mall

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$51,800,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$51,730,665			Location:	Farmington, NM
% of Initial Pool Balance:	4.0%			Size(2):	476,923 SF
Loan Purpose:	Refinance			Cut-off Date Principal	$108.47
				Balance Per Unit/SF:
Borrower Name:	Animas Valley Mall, LLC			Year Built/Renovated:	1982/2006
Sponsor:	Rouse Properties, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.410%			Property Manager:	Self-managed
Note Date:	October 25, 2012			3rd Most Recent Occupancy (As of):	96.6% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	95.1% (12/31/2010)
Maturity Date:	November 1, 2022			Most Recent Occupancy (As of):	93.5% (12/31/2011)
IO Period:	None			Current Occupancy (As of)(3):	89.4% (9/30/2012)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$4,941,286 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,998,173 (12/31/2011)
Call Protection:	L(25),D(90),O(5)			Most Recent NOI (As of):	$5,000,319 (TTM 9/30/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$8,072,107
Additional Debt Type:	NAP			U/W Expenses:	$2,699,156
				U/W NOI:	$5,372,951
				U/W NCF:	$4,929,413
Escrows and Reserves(1):				U/W NOI DSCR:	1.72x
				U/W NCF DSCR:	1.58x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.4%
Taxes	$125,986	$17,998	NAP	U/W NCF Debt Yield:	9.5%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$74,000,000
Replacement Reserve	$0	$18,344	$220,128	As-Is Appraisal Valuation Date:	September 26, 2012
TI/LC Reserve	$0	$22,543	$270,511	Cut-off Date LTV Ratio:	69.9%
Outstanding TI/LC Reserve	$360,908	$0	NAP	LTV Ratio at Maturity or ARD:	56.4%

(1)	See “Escrows” section.
(2)
The Animas Valley Mall property contains 476,923 square feet of net rentable area as well as 14,916 square feet of unleasable raw space which is not included in the underwriting of the Animas Valley Mall property. The total gross rentable square footage of the Animas Valley Mall property is 491,839.

(3)
Current Occupancy excludes temporary and seasonal tenants.  For the rent roll dated September 30, 2012, the occupancy inclusive of these tenants was 93.3%. Historical occupancies are inclusive of temporary and seasonal tenants.

The Mortgage Loan.  The mortgage loan (the “Animas Valley Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Farmington, New Mexico (the “Animas Valley Mall Property”).  The Animas Valley Mall Mortgage Loan was originated on October 25, 2012 by The Royal Bank of Scotland.  The Animas Valley Mall Mortgage Loan had an original principal balance of $51,800,000, has an outstanding principal balance as of the Cut-off Date of $51,730,665 and accrues interest at an interest rate of 4.410% per annum.  The Animas Valley Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Animas Valley Mall Mortgage Loan matures on November 1, 2022.

Following the lockout period, the borrower will have the right to defease the Animas Valley Mall Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Animas Valley Mall Mortgage Loan is expected to be prepayable without penalty on or after July 1, 2022.

A-3-53

ANIMAS VALLEY MALL

Sources and Uses

Sources			Uses
Original loan amount	$51,800,000	100.0%	Loan payoff(1)	$37,128,000	71.7%
			Reserves	486,894	0.9
			Closing costs	429,818	0.8
			Return of equity	13,755,288	26.6
Total Sources	$51,800,000	100.0%	Total Uses	$51,800,000	100.0%

(1)	The Animas Valley Mall Property was previously securitized in LBUBS 2003-C8.

The Property.  The Animas Valley Mall Property is comprised of a 476,923 square foot regional mall located at the intersection of East Main Street and English Road in Farmington, New Mexico. The Animas Valley Mall Property is anchored by Dillard’s, Sears and JC Penney. Tenancy at the property also includes the  Animas 10 movie theatre, Ross Dress for Less and Boot Barn  as well as over 55 in-line retailers including national tenants such as: Rue 21, Coach House Gifts, Famous Footwear, Aeropostale, Applebee’s, Bath & Body Works and Journeys among others.

The Animas Valley Mall Property was developed in 1982, was acquired by General Growth Properties, Inc. (“GGP”) in 2002, and was assumed by Rouse Properties, Inc. (“Rouse”) in 2012 as part of their spin-off from GGP. The Animas Valley Mall Property was renovated in 2001, 2003 and 2006. In 2003, the Animas Valley Mall Property underwent a redevelopment and expansion which included a reconfigured 400-seat food court, and in 2006, the movie theatre was relocated and expanded. In addition to the primary mall building, the Animas Valley Mall Property also contains three outparcel buildings occupied by Boot Barn, Applebee’s and Taco Bell.

For the Animas Valley Mall Property, over the trailing 12-month period ending September 30, 2012, tenants occupying less than 10,000 square feet had comparable in-line average sales of $329 per square foot. Over the same time period, comparable occupancy costs for tenants occupying less than 10,000 square feet averaged 11.5%.

The following table presents certain information relating to the tenancies at the Animas Valley Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants
Dillard’s	BB+/Ba3/BB	72,212	15.1%	$4.00	$288,848	6.2%	$151	3.3%	1/30/2016(5)
JC Penney	BB+/Ba3/B+	50,749	10.6%	$3.26	$165,438	3.5%	$203	2.1%	4/30/2018
Sears(6)	B/B3/CCC+	65,856	13.8%	$2.42	$159,590	3.4%	$159	2.7%	8/31/2032
Total Anchor Tenants		188,817	39.6%	$3.25	$613,876	13.2%

Major Tenants
Animas 10	NR/NR/NR	30,648	6.4%	$10.50	$321,804	6.9%	(7)	8.2%	10/31/2027
Boot Barn	NR/NR/NR	15,000	3.1%	$15.00	$225,000	4.8%	$205	5.5%	9/30/2017
Ross Dress for Less	NR/NR/BBB+	30,000	6.3%	$6.00	$180,000	3.9%	$193	5.1%	1/31/2017
Total Major Tenants		75,648	15.9%	$9.61	$726,804	15.6%

Non-Major Tenants		161,951	34.0%	$20.53	$3,324,783	71.3%

Occupied Collateral(8)		426,416	89.4%	$10.94	$4,665,463	100.0%

Vacant Space		50,507	10.6%

Collateral Total(9)		476,923	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent includes contractual rent steps through April of 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending September 30, 2012.
(4)	Occupancy costs include base rent, reimbursements and percentage rent as applicable.
(5)	Dillard’s has three five-year extension options remaining.
(6)	Sears has the right to terminate its lease at any time upon providing written notice to the landlord. The lease will terminate two years after such notice is provided.
(7)	Animas 10 had sales per screen of $450,631 for the trailing 12-month period ended September 30, 2012.
(8)	Occupancy excludes temporary and seasonal tenants. For the rent roll dated September 30, 2012, the occupancy inclusive of these tenants was 93.3%.
(9)
The Animas Valley Mall Property contains 476,923 square feet of net rentable area as well as 14,916 square feet of unleasable raw space which was not included in the underwriting of the Animas Valley Mall Property. The total gross rentable square footage of the Animas Valley Mall Property is 491,839.

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ANIMAS VALLEY MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Animas Valley Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011	TTM 9/30/2012
Dillard’s	$147	$143	$145	$151
Sears	$169	$162	$167	$159
JC Penney	$207	$195	$209	$203
Animas 10	(2)	(2)	(2)	(2)
Ross Dress for Less	$186	$178	$186	$193
Boot Barn	$160	$171	$206	$205

Total In-line (<10,000 square feet)(3)	$288	$301	$309	$329
Occupancy Costs(3)	11.4%	11.8%	11.9%	11.5%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Sales per screen for Animas 10 (10 screens) were $451,493, $466,615, 442,386 and $450,631 for 2009, 2010, 2011 and the trailing 12-month period ending September 30, 2012, respectively.
(3)	Represents tenants less than 10,000 square feet who were in occupancy for 12 months in each respective year or were in occupancy for the past three reporting periods.

The following table presents certain information relating to the lease rollover schedule at the Animas Valley Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	1	863	0.2%	863	0.2%	$22,438	$26.00
2013	5	14,078	3.0%	14,941	3.1%	$168,796	$11.99
2014	12	19,943	4.2%	34,884	7.3%	$488,993	$24.52
2015	8	27,855	5.8%	62,739	13.2%	$601,838	$21.61
2016	6	84,885	17.8%	147,624	31.0%	$664,464	$7.83
2017	12	72,805	15.3%	220,429	46.2%	$943,920	$12.97
2018	5	77,633	16.3%	298,062	62.5%	$502,644	$6.47
2019	2	5,635	1.2%	303,697	63.7%	$139,690	$24.79
2020	0	0	0.0%	303,697	63.7%	$0	$0.00
2021	2	5,966	1.3%	309,663	64.9%	$179,177	$30.03
2022	4	14,377	3.0%	324,040	67.9%	$312,523	$21.74
Thereafter	4	102,376	21.5%	426,416	89.4%	$640,980	$6.26
Vacant(4)	0	50,507	10.6%	476,923	100.0%	$0	$0.00
Total/Weighted Average	61	476,923	100.0%			$4,665,463	$10.94

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not shown in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)
18,517 square feet (3.9% of net rentable area) is leased to temporary or seasonal tenants and is classified as vacant. Occupancy inclusive of these tenants is 93.3% as of September 30, 2012. Vacant space also includes 12,804 square feet of undeveloped in-line space that was considered leasable vacant space in the underwriting.

The following table presents historical occupancy percentages at the Animas Valley Mall Property:

Historical Occupancy Percentages(1)(2)

12/31/2009	12/31/2010	12/31/2011
97%	95%	94%

(1)
Information was obtained from the borrower and is based on a total net rentable square footage of 464,119. The borrower’s net rentable square footage figure of 464,119 excludes (i) 12,804 square feet of undeveloped in-line space, which was underwritten as vacant rentable square footage, and (ii) 14,916 square feet of raw space which was excluded from underwritten square footage and considered unleasable. The gross square footage of the Animas Valley Mall Property is 491,839.

(2)	Includes temporary or seasonal tenants.

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ANIMAS VALLEY MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Animas Valley Mall Property:

Cash Flow Analysis(1)

	2010	2011	TTM 9/30/2012	U/W	U/W per SF
Base Rent	$4,202,480	$4,133,740	$4,277,045	$4,665,463	$9.78
Grossed Up Vacant Space	0	0	0	1,351,360	2.83
Percentage Rent	478,191	634,018	562,946	597,174	1.25
Total Reimbursables	1,797,064	1,741,165	1,733,434	1,770,180	3.71
Other Income	1,147,262	1,233,211	1,119,707	1,039,290	2.18
Less Vacancy & Credit Loss	(14,057)	(19,775)	(148,201)	(1,351,360)(2)	(2.83)
Effective Gross Income	$7,610,940	$7,722,359	$7,544,931	$8,072,107	$16.93

Total Operating Expenses	$2,669,654	$2,724,186	$2,544,612	$2,699,156	$5.66

Net Operating Income	$4,941,286	$4,998,173	$5,000,319	$5,372,951	$11.27
TI/LC	0	0	0	219,385	0.46
Capital Expenditures	0	0	0	224,154	0.47
Net Cash Flow	$4,941,286	$4,998,173	$5,000,319	$4,929,413	$10.34

NOI DSCR	1.59x	1.60x	1.60x	1.72x
NCF DSCR	1.59x	1.60x	1.60x	1.58x
NOI DY	9.6%	9.7%	9.7%	10.4%
NCF DY	9.6%	9.7%	9.7%	9.5%

(1)	U/W Base Rent is higher than the TTM September 30, 2012 Base Rent, in part, because 26,262 square feet (5.5% of NRA) of new leases were signed in 2012.
(2)	The underwritten economic vacancy is 14.4%. The Animas Valley Mall Property is currently 89.4% physically occupied.

Appraisal.  According to the appraisal with an effective date of September 26, 2012, the Animas Valley Mall Property had an “as-is” appraised value of $74,000,000.

Environmental Matters.  A Phase I environmental site assessment was performed on October 11, 2012. The assessment did not contain a recommendation to perform a Phase II environmental site assessment at the Animas Valley Mall Property; however, the assessment did report that ground lessee Sears Auto Center (“Sears”) previously removed in-ground hydraulic lifts and that the state environmental agency does not currently require any further action for residual oil impacts to soil in the lift area. In the event that the current improvements are excavated and the soil is exposed, further action may be necessary. Sears is responsible for any such further action pursuant to an indemnification provided in its lease. The assessment recommended no further action other than ensuring that any future excavated soils are properly managed and disposed of.

Market Overview and Competition.  The Animas Valley Mall Property is located in Farmington, New Mexico, approximately 50 miles southwest of Durango, Colorado and 160 miles northwest of Albuquerque, New Mexico. Located in Northwest New Mexico, the city of Farmington, according to the San Juan County Economic Development (SJEDS), is the largest city in the “Four Corners” area (intersection of New Mexico, Colorado, Arizona and Utah), with a population of 43,573, and serves as a trade center for the larger Four Corners region, which has a population base of more than 250,000. The appraiser defined the Animas Valley Mall Property’s primary and secondary trade areas as 15 and 30 miles, respectively. According to the appraisal, the 2012 population within 15 and 30 miles of the property was 103,375 and 119,694, respectively, while the 2012 median household income for the same radii was $46,045 and $45,860, respectively. The Animas Valley Mall Property is situated along the south side of East Main Street (Highway 516), less than five miles northeast of the intersection of Highway 64.  East Main Street is a heavily traveled thoroughfare that serves most of the Four Corner area to the west with average daily traffic counts of 38,700 vehicles per day.

The Animas Valley Mall Property is the only enclosed regional mall serving the Farmington MSA and the closest enclosed regional mall, Cottonwood Mall, is located in Albuquerque, New Mexico, approximately 160 miles southwest of the Animas Valley Mall Property. The appraiser noted several shopping centers in the immediate area of the Animas Valley Mall Property, which were considered to be the most direct competition, due to the lack of regional mall competition. Competitive properties, as determined by the appraiser, are described in more detail in the chart below.

The appraiser estimated the weighted average triple net market rental rate for inline tenants less than 10,000 square feet to be $21.68 per square foot for the Animas Valley Mall Property. Additionally, the appraiser assumed a vacancy rate of 10.4% for the Animas Valley Mall Property.

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ANIMAS VALLEY MALL

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Animas Valley Mall Property:

Retail Competitive Set(1)

	Animas Valley Mall (Subject)	San Juan Centers	Orchard Plaza	Plaza Farmington	Four Corner’s Marketplace
Location	Farmington, NM	Farmington, NM	Farmington, NM	Farmington, NM	Farmington, NM
Distance from Subject	––	1.0 mile	4.0 miles	3.0 miles	3.0 miles
Property Type	Regional Mall	Anchored	Anchored	Anchored	Anchored
Year Built/Renovated	1982/2006	1976/2007	1970/NAV	2003/NAV	1998/NAV
Anchors	Dillards, Sears, JC Penney	Beall’s, Dollar General, Hobby Lobby, Staples	Big Lots, Jo-Ann Fabrics	Best Buy, Home Depot, Petco, Safeway, TJ Maxx	Albertson’s, OfficeMax
Total GLA	476,923 SF	276,000 SF	98,920 SF	282,778 SF	97,386 SF
Total Occupancy	89%	80%	90%	95%	90%

(1)	Information obtained from the appraisal dated October 4, 2012.

The Borrower.  The borrower is Animas Valley Mall, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Animas Valley Mall Mortgage Loan. Rouse Properties, Inc., the indirect owner of the borrowing entity, is the guarantor of certain nonrecourse carveouts under the Animas Valley Mall Mortgage Loan.

The Sponsor.  The sponsor for the Animas Valley Mall Mortgage Loan is Rouse Properties, Inc. Rouse is a publicly traded real estate investment trust headquartered in New York City and is publicly traded on the New York Stock Exchange under the ticker RSE. As of December 31, 2011, Rouse reported an ownership interest in 30 retail properties comprising over 21 million square feet of retail and ancillary space. Rouse reported total assets of approximately $1.6 billion and total shareholder’s equity of approximately $426.3 million as of December 31, 2011.

Escrows.  The borrower funded upfront escrows at closing in the amount of: $125,986 for real estate taxes and $360,908 for outstanding tenant improvements and leasing commissions. The Outstanding TI/LC Reserve represents outstanding tenant improvement and leasing commissions funds attributable to four tenants: Inizio ($119,958), Boot Barn ($20,000), Lids ($40,000) and The Children’s Place ($180,950).

The loan documents provide for ongoing monthly escrows in the amount of: $17,998 for real estate taxes, $18,344 for capital expenditures (subject to a cap of $220,128) and $22,543 for tenant improvements and leasing commissions (subject to a cap of $270,511). Monthly insurance escrows are not required so long as the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy and proof of timely payment is provided.

Lockbox and Cash Management.  The Animas Valley Mall Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager is deposited into the lockbox account within three business days after receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon any of the following events occurring: (i) the occurrence and continuance of an event of default; (ii) as of the last day of any calendar quarter during the Animas Valley Mall Mortgage Loan term, the debt service coverage ratio is less than 1.15x; (iii) the commencement of a Lease Sweep Period (as defined below); or (iv) if the property manager is an affiliate of the borrower under the Animas Valley Mall Mortgage Loan, the commencement of an insolvency proceeding against the property manager. A Cash Management Period will end, with regards to a Cash Management Period triggered by: (i) above, with the cure of such event of default; (ii) above, upon the achievement of a debt service coverage ratio of 1.20x for two consecutive calendar quarters; (iii) above, when such Lease Sweep Period has ended; and (iv) above, when such insolvency proceeding has ended.

A “Lease Sweep Period” will commence on the first payment date under the Animas Valley Mall Mortgage Loan following the occurrence of any of the following (i) the date required under a Major Lease (as defined below) by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (if such renewal has not been so exercised); (ii) upon the occurrence and continuance of (a) a material monetary default under any Major Lease or (b) a default under a Major Lease that gives the borrower the right to terminate the lease, in each case, beyond the applicable notice and cure period; (iii) if any tenant under a Major Lease discontinues its business at the premises or gives notice that it intends to discontinue its business; (iv) if any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date; or (v) upon the occurrence of an insolvency proceeding by any tenant under a Major Lease.

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ANIMAS VALLEY MALL

A Lease Sweep Period will end upon the earliest to occur of (x) five dollars per square foot has been accumulated in reserve to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the Lease Sweep Period; or (y) the occurrence of any of the following: (1) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii) or (iii) above, upon the earlier of (a) the date on which the tenant under the applicable Major Lease exercises its renewal or extension option and all funds listed in (x) above have accumulated in reserve and (b) the date on which such space has been fully leased pursuant to a replacement lease and all associated expenses have been paid in full; (2) with respect to a Lease Sweep Period caused by a matter described in clause (iv) above, if such a default has been cured and no other default under a Major Lease has occurred for a period of three consecutive months following such cure; and (3) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the applicable insolvency proceeding regarding the tenant under the applicable Major Lease has terminated and the applicable Major Lease has been affirmed, assumed or assigned in accordance with the applicable bankruptcy code.

A “Major Lease” is defined as the Dillards lease, the Sears lease, the JC Penney lease and any other future or replacement lease which covers 25,000 or more net rentable square feet of improvements demised under the Dillard’s lease, the Sears lease and/or the JC Penney lease as of the date of origination.

Property Management. The Animas Valley Mall Property is currently managed by an affiliate of the borrower.

Assumption.  The borrower under the Animas Valley Mall Mortgage Loan has the right to transfer the Animas Valley Mall Property, in whole but not in part, subject to the consent of the lender and certain other conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Animas Valley Mall Mortgage Loan; and (ii) the lender receives written confirmation from DBRS, KBRA and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C10 Certificates.

Release.  On any payment date following the lockout period, the borrower may obtain a release of any Anchor Parcel (as defined below) from the lien of the mortgage in connection with a partial defeasance and upon the satisfaction of certain conditions, including but not limited to: (i) the sale of the Anchor Parcel is pursuant to an arm’s length agreement to a third party which is not affiliated with either the borrower or the sponsor of the Animas Valley Mall Mortgage Loan; (ii) no event of default is continuing at the time of such sale; (iii) the partial defeasance of the Animas Valley Mall Mortgage Loan in an amount equal to the greater of (a) 100% of the net sales proceeds of the Anchor Parcel and (b) 120% of the allocated loan amount for the Anchor Parcel; (iv) after such release, the debt service coverage ratio for the Animas Valley Mall Mortgage Loan is no less than the greater of (a) the debt service coverage ratio immediately preceding the release and (b) the debt service coverage ratio at closing; and (v) the borrower pays all of the lender’s costs and expenses associated with such release.

An “Anchor Parcel” is defined as each of the portions of the Animas Valley Mall Property occupied by Dillards, Sear’s and JC Penney, respectively.

Additionally, at any time, the borrower may obtain a release of certain vacant, immaterial or non-income producing parcels of the Animas Valley Mall Property from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to (i) no event of default has occurred and is continuing; (ii) the borrower has certified to the lender that the release of the parcel will not materially and adversely affect the use, operations or economic value of the remaining improvements; and (iii) the lender receives written confirmation from DBRS, KBRA and Moody’s that the release will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C10 Certificates.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for damage from terrorism in an amount equal to the full replacement cost of the Animas Valley Mall Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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A-3-59

LAUREL LAKES SHOPPING CENTER

A-3-60

LAUREL LAKES SHOPPING CENTER

N
T-MOBILE
LAUREL LIQUORS
LAUREL CLEANERS
PAT'S HALLMARK
SLEEPY'S
HAIR CUTTERY
FANCY NAILS
SUBWAY
CITI FINANCIAL
FIVE BELOW
NAVY FEDERAL CREDIT UNION
MULBERRY STREET
SAFEWAY
BEST BUY
ROSS DRESS FOR LESS
MODELL'S
Michaels
STAPLES
LOWE'S
M&T Bank
CYPRESS STREET
SunTrust
HIBACHI SUPREME GRILLE & BUFFET
Red Lobster
UP TO 5,000 SF AVAILABLE
ROUTE 1 (36,880 CPD)
Anchor / Major
Non Anchor / In-line
Vacant

A-3-61

LAUREL LAKES SHOPPING CENTER

Laurel Lakes Shopping Center
14050-14398 Baltimore Avenue
Laurel, MD 20707
Baltimore 15 miles
Columbia
Gorman Park
North Laurel
HOWARD COUNTY
Savage
Savage Park
Jessup
Clifton T. Perkins Hospital Center
Rocky Gorge Reservoir
Patuxent River Watershed Park
Burtonsville
West Laurel
High Ridge Park
Laurel
Laurel Park
Maryland City
Maryland City Plaza
Fort George Meade
ANNE ARUNDEL COUNTY
MONTGOMERY COUNTY
Towne Centre at Laurel (Under Constr.)
Laurel Regional Hospital
Patuxent Greens Country Club
Patuxent River Park
Fairland Recreational Park
Intercounty Connector
South Laurel
Calverton
Cross Creek Country Club
Muirkirk
Howard University Beltsville Campus
PRINCE GEORGE'S COUNTY
PATUXENT NATL. WILDLIFE REFUGE
South Laurel Neighborhood Park
Beltsville
US Naval Surface Weapons Center
Little Paint Branch Park
National Agricultural Research Center
Washington-Baltimore Pkwy.
Paint Branch Stream Valley Park
GREENBELT
College Park
Greenbelt
Beltway Plaza Mall
Northway Fields Park
Hall Park
NASA Goddard Space Flight Center
Glenn Dale
Bowie State
MARC TRAIN
Greenbelt Park
Capital Beltway
Greenway Center
Doctors Community Hospital
Seabrook
Glenn Dale Country Club
Comcast Center
Clarice Smith Performing Arts Center
Byrd Stadium
University of Maryland College Park
Indian Creek Park
Washington DC 13 miles
GREEN LINE METRO
Baltimore
Washington D.C.
Annapolis
Chesapeake Bay
Ellicott City
Rockville
Silver Spring
Bowie

A-3-62

Laurel Lakes Shopping Center

Loan Information				Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR		Property Type:	Retail
	Original Principal Balance:	$47,000,000		Specific Property Type:	Anchored
	Cut-off Date Principal Balance:	$47,000,000		Location:	Laurel, MD
	% of Initial Pool Balance:	3.6%		Size:	402,474 SF
	Loan Purpose:	Refinance		Cut-off Date Principal Balance Per Unit/SF:	$116.78
	Borrower Name:	Laurel Lakes, LLC		Year Built/Renovated:	1985/2004
	Sponsor:	Richard E. Rotner; John J. Greytak		Title Vesting:	Fee
	Mortgage Rate:	4.150%		Property Manager:	Maryland Financial Investors, Inc.
	Note Date:	October 26, 2012		3rd Most Recent Occupancy (As of):	98.8% (12/31/2009)
	Anticipated Repayment Date:	NAP		2nd Most Recent Occupancy (As of):	98.8% (12/31/2010)
	Maturity Date:	November 1, 2022		Most Recent Occupancy (As of):	98.8% (12/31/2011)
	IO Period:	120 months		Current Occupancy (As of):	98.8% (9/28/2012)
	Loan Term (Original):	120 months
	Seasoning:	1 month		Underwriting and Financial Information:
	Amortization Term (Original):	NAP
	Loan Amortization Type:	Interest-only, Balloon		3rd Most Recent NOI (As of):	$5,331,882 (12/31/2010)
	Interest Accrual Method:	Actual/360		2nd Most Recent NOI (As of):	$5,778,788 (12/31/2011)
	Call Protection:	L(25),D(91),O(4)		Most Recent NOI (As of):	$6,031,581 (TTM 7/31/2012)
	Lockbox Type:	Soft/Springing Cash Management
	Additional Debt:	None		U/W Revenues:	$7,616,050
	Additional Debt Type:	NAP		U/W Expenses:	$2,070,826
				U/W NOI:	$5,545,224
				U/W NCF:	$5,263,492
				U/W NOI DSCR:	2.80x
Escrows and Reserves(1):				U/W NCF DSCR:	2.66x
				U/W NOI Debt Yield:	11.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.2%
Taxes	$303,888	$101,297	NAP	As-Is Appraised Value:	$90,200,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 24, 2012
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	52.1%
TI/LC Reserve	$0	Springing	Various	LTV Ratio at Maturity or ARD:	52.1%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Laurel Lakes Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Laurel, Maryland (the “Laurel Lakes Shopping Center Property”).  The Laurel Lakes Shopping Center Mortgage Loan was originated on October 26, 2012 by Wells Fargo Bank, National Association.  The Laurel Lakes Shopping Center Mortgage Loan had an original principal balance of $47,000,000, has an outstanding principal balance as of the Cut-off Date of $47,000,000 and accrues interest at an interest rate of 4.150% per annum.  The Laurel Lakes Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Laurel Lakes Shopping Center Mortgage Loan.  The Laurel Lakes Shopping Center Mortgage Loan matures on November 1, 2022.

Following the lockout period, the borrower has the right to defease the Laurel Lakes Shopping Center Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Laurel Lakes Shopping Center Mortgage Loan is prepayable without penalty on or after August 1, 2022.

A-3-63

LAUREL LAKES SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$47,000,000	100.0%	Loan payoff(1)	$45,245,950	96.3%
			Reserves	303,888	0.6
			Closing costs	579,325	1.2
			Return of equity	870,837	1.9
Total Sources	$47,000,000	100.0%	Total Uses	$47,000,000	100.0%

(1) The Laurel Lakes Shopping Center Property was previously securitized in GSMS 2004-GG2.

The Property.  The Laurel Lakes Shopping Center Property is an anchored retail center containing approximately 402,474 rentable square feet and located in Laurel, Prince George’s County, Maryland.  The Laurel Lakes Shopping Center Property was built in 1985 and renovated in 2004 and is situated on a 38.9-acre site.  The Laurel Lakes Shopping Center Property comprises three buildings (excluding pad sites) with anchor tenants including Lowes Home Center, Best Buy, Safeway, Ross Dress for Less and Staples.  Parking is provided by a total of 2,500 spaces, which results in a parking ratio of 6.21 spaces per 1,000 square feet of rentable area.  As of September 28, 2012, the Laurel Lakes Shopping Center Property was 98.8% occupied by 26 tenants.

The following table presents certain information relating to the tenancies at the Laurel Lakes Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annua U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)(3)	Lease Expiration Date
Anchor Tenants
Lowes Home Center(4)	NR/A3/A-	135,197	33.6%	$10.19	$1,378,000	22.6%	NAV	NAV	8/26/2021
Best Buy	BB+/Baa2/BB+	51,325	12.8%	$12.50	$641,562	10.5%	NAV	NAV	1/31/2020
Safeway	BBB-/Baa3/BBB	48,911	12.2%	$9.75	$476,887	7.8%	$321	4.5%	3/31/2016
Ross Dress for Less	NR/NR/BBB+	30,187	7.5%	$15.00	$452,805	7.4%	NAV	NAV	1/31/2015
Staples	BBB/Baa2/BBB	19,775	4.9%	$14.95	$295,636	4.9%	NAV	NAV	10/31/2019
Michael’s	NR/B3/B	22,786	5.7%	$12.50	$284,825	4.7%	NAV	NAV	2/28/2014
Modell’s	NR/NR/NR	22,880	5.7%	$12.10	$276,848	4.5%	$87	19.2%	10/31/2019
Total – Anchor Tenants		331,061	82.3%	$11.50	$3,806,564	62.5%

Non-Anchor Tenants		66,424	16.5%	$34.36	$2,282,327	37.5%

Occupied Collateral		397,485	98.8%	$15.32	$6,088,891	100.0%

Vacant Space		4,989	1.2%

Collateral Total		402,474	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the trailing 12-month period ending December 31, 2011. Safeway and Modell’s are the only Anchor Tenants required to report sales.
(3)	Occupancy costs include base rent and reimbursements, as applicable.
(4)	Lowes Home Center is a leased fee tenant and owns its building.

A-3-64

LAUREL LAKES SHOPPING CENTER

The following table presents certain information relating to the historical sales and occupancy costs at the Laurel Lakes Shopping Center Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011
Lowes Home Center	NAV	NAV	NAV
Best Buy	NAV	NAV	NAV
Safeway	$386	$362	$321
Ross Dress for Less	NAV	NAV	NAV
Staples	NAV	NAV	NAV
Michael’s	NAV	NAV	NAV
Modell’s	$78	$86	$87

Total In-line (<10,000 square feet)	NAP	NAP	NAP
Occupancy Costs	NAP	NAP	NAP

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.

The following table presents certain information relating to the lease rollover schedule at the Laurel Lakes Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	2	4,000	1.0%	4,000	1.0%	$155,561	$38.89
2014	2	26,228	6.5%	30,228	7.5%	$397,171	$15.14
2015	7	47,926	11.9%	78,154	19.4%	$957,597	$19.98
2016	3	57,034	14.2%	135,188	33.6%	$683,987	$11.99
2017	2	7,833	1.9%	143,021	35.5%	$311,480	$39.77
2018	1	2,511	0.6%	145,532	36.2%	$112,995	$45.00
2019	3	46,643	11.6%	192,175	47.7%	$664,208	$14.24
2020	1	51,325	12.8%	243,500	60.5%	$641,562	$12.50
2021	3	148,911	37.0%	392,411	97.5%	$1,858,835	$12.48
2022	0	0	0.0%	392,411	97.5%	$0	$0.00
Thereafter	2	5,074	1.3%	397,485	98.8%	$305,494	$60.21
Vacant	0	4,989	1.2%	402,474	100.0%	$0	$0.00
Total/Weighted Average	26	402,474	100.0%			$6,088,891	$15.32

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Laurel Lakes Shopping Center Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
99%	99%	99%

(1)	Information obtained from borrower rent rolls.

A-3-65

LAUREL LAKES SHOPPING CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Laurel Lakes Shopping Center Property:

Cash Flow Analysis

	2010		2011		TTM 7/31/2012	U/W	U/W $ per SF
Base Rent	$5,694,197		$5,758,460		$6,003,081	$6,088,891	$15.32
Grossed Up Vacant Space	0		0		0	124,725	0.31
Percentage Rent	0		0		0	0	0.00
Total Reimbursables	1,816,432		1,874,772		1,754,527	1,713,115	4.26
Other Income	18,369		0		25	0	0.00
Less Vacancy & Credit Loss	0		0		0	(310,681)(1)	(0.77)
Effective Gross Income	$7,528,998		$7,633,232		$7,757,633	$7,616,050	$18.92

Total Operating Expenses	$2,197,116		$1,854,444		$1,726,052	$2,070,826	$5.15

Net Operating Income	$5,331,882		$5,778,788		$6,031,581	$5,545,224	$13.78
TI/LC	197,850		201,503		0	201,237	0.50
Capital Expenditures	22,674		48,856		5,149	80,495	0.20
Net Cash Flow	$5,111,358		$5,528,429		$6,026,432	$5,263,492	$13.08

NOI DSCR	2.70	x	2.92	x	3.05x	2.80x
NCF DSCR	2.58	x	2.80	x	3.05x	2.66x
NOI DY	11.3%		12.3%		12.8%	11.8%
NCF DY	10.9%		11.8%		12.8%	11.2%

(1)	The underwritten economic vacancy is 5.0%. The Laurel Lakes Shopping Center Property is currently 98.8% physically occupied.

Appraisal.  As of the appraisal valuation date of May 24, 2012, the Laurel Lakes Shopping Center Property had an “as-is” appraised value of $90,200,000.

Environmental Matters.  According to the Phase I environmental site assessment dated August 20, 2012, there was no evidence of any recognized environmental conditions at the Laurel Lakes Shopping Center Property.

Market Overview and Competition.  The Laurel Lakes Shopping Center Property is located within the City of Laurel, Prince George’s County, Maryland, approximately 23 miles southwest of the Baltimore central business district and approximately 24 miles northeast of Washington, D.C.  The boundaries of the immediate area are Interstate 95 to the west, Baltimore Washington Parkway (Maryland Route 295) to the east, Maryland Route 32 to the north and Beltsville, Maryland to the south.  According to the appraisal, as of 2011, the population within a three-mile and five-mile radius of the Laurel Lakes Shopping Center Property was 74,190 and 151,228, respectively.  The estimated average household income within the same three-mile and five-mile radius was $77,391 and $87,123, respectively.

According to the appraisal, the Laurel Lakes Shopping Center Property is located in the Northern Prince George’s County submarket, which contains approximately 7.7 million square feet of retail space.  The submarket vacancy is approximately 10.0%, as of the second quarter of 2012, with average asking rents of $21.32 per square foot on a triple net basis.

The following table presents certain information relating to comparable retail centers for the Laurel Lakes Shopping Center Property:

Competitive Set(1)

	Laurel Lakes Shopping Center (Subject)	Centre at Laurel	Laurel Shopping Center	Maryland City Plaza	Corridor Marketplace	Laurel Commons
Location	Laurel, MD	Laurel, MD	Laurel, MD	Laurel, MD	Laurel, MD	Laurel, MD
Distance from Subject	--	0.5 miles	1.2 miles	3.2 miles	3.7 miles	1.0 mile
Property Type	Community Center	Community Center	Community Center	Community Center	Community Center	Regional Center
Year Built/Renovated	1985/2004	2005/NAP	1956/1994	1965/2005	1995/NAP	1969/1999
Total GLA	402,474 SF	136,961 SF	386,000 SF	192,893 SF	438,428 SF	664,589 SF
Total Occupancy	99%	96%	94%	95%	100%	NAV

(1)	Information obtained from the appraisal dated September 13, 2012.

A-3-66

LAUREL LAKES SHOPPING CENTER

The Borrower.  The borrower is Laurel Lakes, LLC, a single purpose entity with an independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Laurel Lakes Shopping Center Mortgage Loan.  Richard E. Rotner and John J. Greytak, the sponsors, are the guarantors of certain nonrecourse carveouts under the Laurel Lakes Shopping Center Mortgage Loan.

The Sponsor.  The loan sponsors are Richard E. Rotner and John J. Greytak.  Richard E. Rotner is the chairman of H&R Retail, Inc., one of the largest retail-only real estate brokerage firms in the Washington, D.C./Baltimore metropolitan area.  In addition to tenant representation, Mr. Rotner has been responsible for the syndication, development, leasing and management of shopping centers for over 20 limited partnerships and has personally developed more than two million square feet of retail space in the greater Washington, D.C./Baltimore area.  John J. Greytak currently holds ownership interests in nine retail developments valued at approximately $99.0 million and reported a net worth of approximately $94.2 million as of March 1, 2012. Richard E. Rotner and John J. Greytak were involved DPOs, foreclosures, deeds-in-lieu of foreclosure and debt restructurings related to prior owned properties.  See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $303,888 for taxes.  The loan documents also provide for ongoing monthly escrows in the amount of $101,297 for taxes.  Ongoing monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.  Ongoing monthly replacement reserves are not required as long as the property is being adequately maintained, as reasonably determined by the lender.  In addition, upon the occurrence of a New Lease Event (as defined below) or the occurrence and continuance of a Safeway Lease Trigger Event (as defined below) or a Safeway Bankruptcy Event (as defined below), the borrower will be required to deposit ongoing monthly reserves in the amount of $100,000 for tenant improvements and leasing commissions (“TI/LC”) and free rent.  The TI/LC reserve account is subject to a cap of $1,000,000 if the trigger event is a Safeway Lease Trigger Event or a Safeway Bankruptcy Event; provided, however, if the trigger event is caused by Safeway failing to deliver a renewal notice by May 31, 2015 and Safeway thereafter executes a new lease, then the cap will be the total amount of TI/LCs and free rent set forth in such lease.  In addition, if the TI/LC reserve account is triggered by a New Lease Event, it will be subject to a cap in an amount equal to the total amount of TI/LC and free rent set forth in the applicable lease.

A “New Lease Event” will exist upon (i) the borrower terminating Modell’s lease and entering into a new lease with DSW Shoes (or a similar tenant acceptable to the lender) on or before December 31, 2013 with terms materially similar to those outlined in the signed letter of intent dated September 26, 2012, including but not limited to a rent of $18 per square foot and term of 10 years, or (ii) the borrower modifying Best Buy’s lease to decrease the amount of leased space, provided that the space returned by Best Buy is leased to Old Navy (or a similar tenant acceptable to the lender) on the same or better terms than the current lease with Best Buy and with a lease maturity on or later than the Best Buy lease.

A “Safeway Lease Trigger Event” will exist upon Safeway (i) failing to deliver a renewal notice by May 31, 2015, (ii) defaulting on its lease, (iii) terminating its lease, (iv) going dark for a period of 10 days or more, or (v) providing notice that it will not renew its lease.  A Safeway Lease Trigger Event will be cured, with respect to (i) above, upon Safeway renewing its lease; with respect to (ii) and (iv) above, upon Safeway resuming operations at the property in accordance with the terms of its lease; or provided that Safeway does not renew its lease (and with respect to (iii) above), the date on which (a) one or more acceptable replacement tenants have signed a lease and are in occupancy and open for business and (b) all tenant improvements required under the new lease(s) have been satisfactorily completed.

A “Safeway Bankruptcy Event” will exist upon Safeway or its parent company filing for bankruptcy or having an involuntary bankruptcy proceeding filed against them.  A Safeway Bankruptcy Event will be cured at the time in which a plan of reorganization has been provided and Safeway has commenced the payment and performance of its lease obligations.

Lockbox and Cash Management.  The Laurel Lakes Shopping Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and the property manager deposit all rents directly into such lockbox within one business day of receipt.  Upon the occurrence of a Cash Trap Event Period (as defined below), all tenants will be directed to pay their rents directly into the lockbox account.  Other than during a Cash Trap Event Period, all excess funds on deposit are distributed to the borrower.

A “Cash Trap Event Period” will exist upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x at the end of any fiscal quarter or (iii) the borrower’s failure to fund any springing reserve.  A Cash Trap Event Period will expire upon the cure of such event of default, the debt service coverage ratio being at least 1.50x for six consecutive calendar months or the balance in the excess cash flow subaccount reaching the springing reserve cap amount.

Property Management.  The Laurel Lakes Shopping Center Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a two-time right to transfer the Laurel Lakes Shopping Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates.

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LAUREL LAKES SHOPPING CENTER

In addition, the borrower has a one-time right to convert to tenancy-in-common (“TIC”) structure, subject to certain conditions, including (i) lender approval of the TIC agreement, which shall include waiver of rights of partition; (ii) no more than two TIC members; (iii) managing TIC shall be controlled by the current sponsor; and (iv) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates.  See “Risk Factors – Risks Related to the Mortgage Pool – Tenancies in Common May Hinder Recovery” in the Free Writing Prospectus.

Right of First Offer.  Lowes Home Center, which is a leased fee tenant and owns its own building, has a right of first offer (“ROFO”) to purchase its land parcel following the land parcel being separately subdivided.  Currently, the Lowes Home Center is not under a separate tax lot; therefore, the ROFO does not presently exist. The ROFO is not extinguished by a foreclosure of the Laurel Lakes Shopping Center Property; however, the ROFO does not apply to a foreclosure or deed in lieu thereof.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  None.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Laurel Lakes Shopping Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-68

BRICKTOWN SQUARE SHOPPING CENTER

A-3-69

BRICKTOWN SQUARE SHOPPING CENTER

Bricktown Square Shopping Center
6420-6560 West Fullerton Avenue
Chicago, IL 60707
Lake Michigan
Chicago
Northbrook
Northfield
Winnetka
Kenilworth
Wilmette
Evanston
Glenview
Mount Prospect
Morton Grove
Skokie
Niles
Park Ridge
Des Plaines
Lincolnwood
Chicago O'Hare International Airport
Rosemont
Norridge
Schiller Park
Franklin Park
River Grove
Elmwood Park
Melrose Park
River Forest
Oak Park
Maywood
Bellwood
Hillside
Forest Park
Broadview
North Riverside
Berwyn
Cicero
La Grange Park
Brookfield
Riverside
Western Springs
La Grange
Lyons
Stickney
McCook
Summit
Hodgkins
Bedford Park
Justice
Bridgeview
Burbank
Burr Ridge
Willow Springs
Hickory Hills
Oak Lawn
Evergreen Park
Chicago Midway Intl. Airport
Galewood
Cook County
Lincoln Park
Near North
Loop
Navy Pier
Hyde Park
Washington Park
Kennedy Expwy
Eisenhower Expwy
Stevenson Expwy
Edens Expwy
Lake Shore Drive
Dan Ryan Expwy
Chicago Skyway
Tri-State Tollway
Wisconsin
Illinois
Indiana
Waukegan
Schaumburg
Elgin
Aurora
Naperville
Joliet
Gary

A-3-70

Bricktown Square Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$35,500,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$35,500,000			Location:	Chicago, IL
% of Initial Pool Balance:	2.7%			Size:	292,309 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$121.45
Borrower Name:	Bricktown Square, LLC			Year Built/Renovated:	1987/2008
Sponsor:	Bonnie Management Corporation			Title Vesting:	Fee
Mortgage Rate:	4.590%			Property Manager:	Self-managed
Note Date:	November 6, 2012			3rd Most Recent Occupancy (As of):	86.7% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	90.1% (12/31/2010)
Maturity Date:	December 1, 2022			Most Recent Occupancy (As of):	90.1% (12/31/2011)
IO Period:	None			Current Occupancy (As of):	94.2% (9/1/2012)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$3,499,018 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,221,549 (12/31/2011)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$3,373,361 (TTM 8/30/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$5,147,898
Additional Debt Type:	NAP			U/W Expenses:	$1,847,026
				U/W NOI:	$3,300,872
Escrows and Reserves(1):				U/W NCF:	$2,988,497
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR :	1.51x
Taxes	$455,861	$91,172	NAP	U/W NCF DSCR:	1.37x
Insurance	$45,656	$5,546	NAP	U/W NOI Debt Yield:	9.3%
Replacement Reserves	$0	$4,625	NAP	U/W NCF Debt Yield:	8.4%
TI/LC Reserve	$0	$12,589	NAP	As-Is Appraised Value:	$47,900,000
Deferred Maintenance	$163,156	$0	NAP	As-Is Appraisal Valuation Date:	September 16, 2012
Tenant Specific TI/LC Reserve (Sports Authority)	$200,000	$0	NAP	Cut-off Date LTV Ratio:	74.1%
Tenant Specific TI/LC Reserve (Babies “R” Us)	$886,844	$113,156	NAP	LTV Ratio at Maturity or ARD:	60.1%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Bricktown Square Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 292,309 square foot anchored retail center located in Chicago, Illinois (the “Bricktown Square Shopping Center Property”).  The Bricktown Square Shopping Center Mortgage Loan was originated on November 6, 2012 by The Royal Bank of Scotland.  The Bricktown Square Shopping Center Mortgage Loan had an original principal balance of $35,500,000, has an outstanding principal balance as of the Cut-off Date of $35,500,000 and accrues interest at an interest rate of 4.590% per annum.  The Bricktown Square Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payment of principal and interest based on a 30-year amortization schedule. The Bricktown Square Shopping Center Mortgage Loan matures on December 1, 2022.

Following the lockout period, the borrower will have the right to defease the Bricktown Square Shopping Center Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Bricktown Square Shopping Center Mortgage Loan is prepayable without penalty on or after September 1, 2022.

A-3-71

BRICKTOWN SQUARE SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$35,500,000	96.1%	Loan payoff	$34,866,648	94.4%
Sponsor’s new cash contribution	1,437,327	3.9	Reserves	1,751,517	4.7
			Closing costs	319,162	0.9
Total Sources	$36,937,327	100.0%	Total Uses	$36,937,327	100.0%

The Property.  The Bricktown Square Shopping Center Property is an anchored retail center located in Chicago, Illinois. The Bricktown Square Shopping Center Property is anchored by Capital Fitness (Xsport Fitness), Babies “R” Us and The Sports Authority and has major tenants including Walgreens, Conway Stores, Harbor Freight Tools, Aldi and Dollar Tree. Containing approximately 292,309 rentable square feet, the Bricktown Square Shopping Center Property was developed by the sponsor in 1987, renovated in 2008 and is comprised of three multi-tenant buildings on a 24.9-acre lot.  As of September 1, 2012, the Bricktown Square Shopping Center Property was 94.2% leased to 19 tenants.

The following table presents certain information relating to the tenancies at the Bricktown Square Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants

Capital Fitness (XSport)	NR/NR/NR	35,280	12.1%	$14.00	$493,920	13.8%	NAV	NAV	12/31/2017(5)
Babies ”R” Us	B/B3/B	45,083	15.4%	$10.85	$488,985	13.7%	$144	11.7%	1/31/2028
The Sports Authority	NR/NR/B-	36,495	12.5%	$9.00	$328,455	9.2%	$146	10.4%	1/31/2018
Total Anchor Tenants		116,858	40.0%	$11.22	$1,311,360	36.7%

Major Tenants
Walgreens	NR/Baa1/BBB	14,820	5.1%	$32.52	$482,000	13.5%	NAV	NAV	5/31/2083(6)
Conway Stores	NR/NR/NR	24,000	8.2%	$10.50	$252,000	7.1%	NAV	NAV	1/31/2016
Harbor Freight Tools	NR/NR/B+	20,452	7.0%	$12.00	$245,424	6.9%	NAV	NAV	6/5/2022
Aldi	NR/NR/NR	18,000	6.2%	$11.75	$211,500	5.9%	NAV	NAV	3/31/2017
Dollar Tree	NR/NR/NR	15,310	5.2%	$5.50	$84,205	2.4%	NAV	NAV	4/30/2016
Total Major Tenants		92,582	31.7%	$13.77	$1,275,129	35.7%

Non-Major Tenants		66,046	22.6%	$14.96	$987,947	27.6%

Occupied Collateral		275,486	94.2%	$12.98	$3,574,436	100.0%

Vacant Space		16,823	5.8%

Collateral Total		292,309	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The underwritten base rent includes contractual rent steps through March 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending January 31, 2012. Only Babies “R” Us and Sports Authority are required to report sales.
(4)	Occupancy costs include base rent and reimbursements, as applicable.
(5)	Capital Fitness (XSport) has three, five-year extension options remaining.
(6)	Beginning on October 31, 2032, Walgreens has the right to terminate its lease every five years through its expiration in 2083.

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BRICKTOWN SQUARE SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Bricktown Square Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	1	2,500	0.9%	2,500	0.9%	$42,000	$16.80
2013	1	4,001	1.4%	6,501	2.2%	$100,025	$25.00
2014	2	6,466	2.2%	12,967	4.4%	$22,404	$3.46
2015	0	0	0.0%	12,967	4.4%	$0	$0.00
2016	3	44,310	15.2%	57,277	19.6%	$458,705	$10.35
2017	7	97,444	33.3%	154,721	52.9%	$1,341,840	$13.77
2018	2	40,410	13.8%	195,131	66.8%	$393,053	$9.73
2019	0	0	0.0%	195,131	66.8%	$0	$0.00
2020	0	0	0.0%	195,131	66.8%	$0	$0.00
2021	0	0	0.0%	195,131	66.8%	$0	$0.00
2022	1	20,452	7.0%	215,583	73.8%	$245,424	$12.00
Thereafter	2	59,903	20.5%	275,486	94.2%	$970,985	$16.21
Vacant	0	16,823	5.8%	292,309	100.0%	$0	$0.00
Total/Weighted Average	19	292,309	100.0%		100.0%	$3,574,436	$12.98

(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Bricktown Square Shopping Center Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
87%	90%	90%

(1)	Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bricktown Square Shopping Center Property:

Cash Flow Analysis

	2010	2011	TTM 8/30/2012	U/W	U/W $ per SF
Base Rent	$3,489,510	$3,610,061	$3,554,337	$3,574,436	$12.23
Grossed Up Vacant Space	0	0	0	421,495	1.44
Percentage Rent	0	1,758	12,801	30,833	0.11
Total Reimbursables	1,596,981	1,538,492	1,632,075	1,542,629	5.28
Other Income	(4,713)	5,501	26,743	0	0.00
Less Vacancy & Credit Loss	0	0	0	(421,495)(1)	(1.44)
Effective Gross Income	$5,081,778	$5,155,812	$5,226,619	$5,147,898	$17.61

Total Operating Expenses	$1,582,760	$1,934,263	$1,853,258	$1,847,026	$6.32

Net Operating Income	$3,499,018	$3,221,549	$3,373,361	$3,300,872	$11.29
TI/LC	0	0	0	253,913	0.87
Capital Expenditures	0	0	0	58,462	0.20
Net Cash Flow	$3,499,018	$3,221,549	$3,373,361	$2,988,497	$10.22

NOI DSCR	1.60x	1.48x	1.55x	1.51x
NCF DSCR	1.60x	1.48x	1.55x	1.37x
NOI DY	9.9%	9.1%	9.5%	9.3%
NCF DY	9.9%	9.1%	9.5%	8.4%

(1)	The underwritten economic vacancy is 7.6%. The Bricktown Square Shopping Center Property is currently 94.2% physically occupied.

Appraisal.  As of the appraisal valuation date of September 16, 2012, the Bricktown Square Shopping Center Property had an “as-is” appraised value of $47,900,000.

Environmental Matters.  According to the Phase I environmental site assessment dated October 16, 2012, there was no evidence of any recognized environmental conditions at the Bricktown Square Shopping Center Property.

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BRICKTOWN SQUARE SHOPPING CENTER

Market Overview and Competition.  The Bricktown Square Shopping Center Property is located in a heavily-trafficked retail corridor, approximately 10 miles northwest of the Chicago central business district. The Bricktown Square Shopping Center Property is located in an urban, in-fill area situated on the northwest corner of West Fullerton Avenue and North Narragansett Avenues.  According to the appraisal, the estimated 2012 average household income within a one-, two- and three-mile radius of the Bricktown Square Shopping Center Property is approximately $61,549, $67,108 and $65,503, respectively.

According to the appraisal, the Bricktown Square Shopping Center Property is located in the Chicago retail market and the City North retail submarket.  The Chicago retail market vacancy rate ended the first quarter of 2012 at 9.0% while average base rental rates ended the first quarter of 2012 at $16.76 triple net per square foot.  The City North submarket vacancy rate ended the first quarter of 2012 at 5.9% while average base rental rates ended the first quarter of 2012 at $21.49 triple net per square foot. Based on recent leasing activity at the Bricktown Square Shopping Center Property and the analysis of comparable properties, the appraiser concluded triple net market rental rates at the Bricktown Square Shopping Center Property of $10.50 per square foot, $11.00 per square foot, $15.00 per square foot and $23.00 triple net per square foot for anchor, junior anchor, side inline and front inline, respectively.

The following table presents certain information relating to comparable retail centers for the Bricktown Square Shopping Center Property:

Competitive Set(1)

	Bricktown Square Shopping Center (Subject)	Norridge Commons	Brickyard Mall	Harlem- Foster Shopping Center	Dunning Square	Addison Mall
Location	Chicago, IL	Norridge, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance from Subject	--	3.2 miles	0.8 miles	4.5 miles	2.8 miles	6.1 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built/Renovated	1987/2008	1974/NAV	2004/NAV	1956/NAV	1989/NAV	1985/NAV
Anchors	Babies “R” Us, The Sports Authority, Capital Fitness	Kmart, Petco, Staples, Bed Bath & Beyond	Jewel/Osco, Marshalls, Office Max	Jewel/Osco, Burlington Coat Factory	Jewel/Osco, T.J. Maxx	Target
Total GLA	292,309 SF	331,882 SF	264,353 SF	280,467 SF	130,867 SF	274,204 SF
Total Occupancy	94%	99%	97%	87%	87%	100%

(1)	Information obtained from the appraisal dated September 26, 2012.

The Borrower.  The borrower is Bricktown Square, LLC, a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bricktown Square Shopping Center Mortgage Loan. The borrower is ultimately controlled by Scott Inbinder, David Lasky and Robert Palley, the guarantors of certain nonrecourse carveouts under the Bricktown Square Shopping Center Mortgage Loan.

The Sponsor.  The sponsor for the Bricktown Square Shopping Center Mortgage Loan is Bonnie Management Corporation, which was founded in 1974 as a full service commercial real estate firm headquartered in Chicago, Illinois.  The sponsor currently manages properties totaling approximately 1.7 million square feet and ranging from 5,000 square feet to 400,000 square feet.  The properties are located in the Midwest portion of the United States, including Illinois, Wisconsin and California.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $455,861 for real estate taxes, $163,156 for deferred maintenance, $200,000 for the Tenant Specific TI/LC Reserve (Sports Authority), established to fund outstanding tenant improvement expenses associated with Sports Authority, and $886,844 for the Tenant Specific TI/LC Reserve (Babies “R” Us), established to fund outstanding tenant improvement expenses associated with Babies “R” Us. It is expected that the Tenant Specific TI/LC Reserve (Babies “R” Us) will be fully drawn down by the end of the second quarter of 2013. The Tenant Specific TI/LC Reserve (Sports Authority) was established to fund tenant improvement expenses for the Sports Authority store, if the tenant chooses to improve the store. In the event that Sports Authority notifies the borrower that it will not draw these funds, the funds will be transferred to the TI/LC reserve. The loan documents provide for a one-time deposit of $113,156 into the Tenant Specific TI/LC Reserve (Babies “R” Us), on the first payment date of the Bricktown Square Shopping Center Mortgage Loan, which will increase the balance of the reserve to $1,000,000.

The loan documents also provide for ongoing escrows in the amount of $91,172 for real estate taxes, $5,546 for insurance, $4,625 for replacement reserves and $12,589 for ongoing tenant improvements and leasing commissions.

Lockbox and Cash Management.  The Bricktown Square Shopping Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Bricktown Square Shopping Center Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

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BRICKTOWN SQUARE SHOPPING CENTER

A “Cash Management Period” will commence (i) if an event of default has occurred and is continuing under the Bricktown Square Shopping Center Mortgage Loan or (ii) if the actual debt service coverage ratio at the end of any calendar quarter is less than 1.10x.  A Cash Management Period will end either with respect to the matters described in clause (i) above, when such event of default has been cured or with respect to the matters described in clause (ii) above, when the Bricktown Square Shopping Center Property has achieved a debt service coverage ratio of at least 1.10x for two consecutive calendar quarters

Property Management.  The Bricktown Square Shopping Center Property is currently managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Bricktown Square Shopping Center Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Bricktown Square Shopping Center Mortgage Loan; (ii) the lender receives written confirmation from DBRS, KBRA and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C10 Certificates; and (iii) all of the lender’s reasonable costs and expenses have been paid in connection with the transfer.

Free Release.  The loan documents permit the release of a non-income producing outlot, without payment of any prepayment penalties, subject to customary release provisions.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Bricktown Square Shopping Center Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

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DEERFIELD EMBASSY SUITES

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DEERFIELD EMBASSY SUITES

Deerfield Embassy Suites
950 South Ocean Drive
Deerfield Beach, FL 33441
LOXAHATCHEE NATIONAL WILDLIFE REFUGE
THE EVERGLADES
Atlantic Ocean
PALM BEACH COUNTY
BROWARD COUNTY
Palm Beach Intl. Airport 20 miles
Miami Intl. Airport 24 miles
Boynton Beach
Gulf Stream
Delray Beach
Highland Beach
Boca Raton
Deerfield Beach
Lighthouse Point
Pompano Beach
Sea Ranch Lakes
Lauderdale-by-the-Sea
Oakland Park
Wilton Manors
Fort Lauderdale
Hollywood
Hamptons at Boca Raton
Mission Bay
Boca Del Mar
Sandalfoot Cove
Boca Pointe
Parkland
Coconut Creek
Coral Springs
Margate
North Lauderdale
Tamarac
Lauderhill
Lauderdale Lakes
Sunrise
Plantation
Weston
Davie
Sawgrass Expwy
Florida's Turnpike
TRI RAIL
Boca Raton Airport
Palm Beach State College
Florida Atlantic University
Pompano Beach Airpark
Ft. Lauderdale Executive Airport
Fort Lauderdale/ Hollywood Intl. Airport
Port Everglades
John U. Lloyd Beach State Park
Nova Southeastern University
Deerfield Mall
The Promenade at Coconut Creek
Coral Square Mall
Sawgrass Mills and The Oasis
BankAtlantic Center
Galleria at Ft. Lauderdale
Coral Ridge Mall
Broward Mall
Markham Park
Cleveland Clinic Florida
Lake Okeechobee
West Palm Beach
Boynton Beach
Delray Beach
Boca Raton
Coral Springs
Ft. Lauderdale
Weston
Hollywood
Hialeah
Miami
Miami Beach
Coral Gables
Homestead
Florida City
Gulf of Mexico
THE EVERGLADES
Atlantic Ocean

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Deerfield Embassy Suites

Loan Information				Property Information
	Mortgage Loan Seller:	Liberty Island Group I LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR		Property Type:	Hospitality
	Original Principal Balance:	$32,250,000		Specific Property Type:	Full Service
	Cut-off Date Principal Balance:	$32,175,919		Location:	Deerfield Beach, FL
	% of Initial Pool Balance:	2.5%		Size:	244 rooms
	Loan Purpose:	Refinance		Cut-off Date Principal Balance Per Room:	$131,869
	Borrower Name:	Deerfield Beach ES Hotel, L.L.C. & Deerfield Beach ES Leasing, L.L.C.
	Sponsors:	FelCor Lodging LP		Year Built/Renovated:	1986/2006
	Mortgage Rate:	4.940%		Title Vesting:	Fee
	Note Date:	September 19, 2012		Property Manager:	Embassy Suites Management LLC
	Anticipated Repayment Date:	NAP		3rd Most Recent Occupancy (As of):	70.9% (12/31/2009)
	Maturity Date:	October 1, 2022		2nd Most Recent Occupancy (As of):	73.7% (12/31/2010)
	IO Period:	None		Most Recent Occupancy (As of):	68.5% (12/31/2011)
	Loan Term (Original):	120 months		Current Occupancy (As of):	67.4% (7/31/2012)
	Seasoning:	2 months
	Amortization Term (Original):	360 months		Underwriting and Financial Information:
	Loan Amortization Type:	Amortizing Balloon
	Interest Accrual Method:	Actual/360		3rd Most Recent NOI (As of):	$4,342,000 (12/31/2010)
	Call Protection:	L(27),GRTR 1% or YM(89),O(4)		2nd Most Recent NOI (As of):	$4,350,000 (12/31/2011)
	Lockbox Type:	Soft/Springing Cash Management		Most Recent NOI (As of):	$4,275,000 (TTM 7/31/2012)
	Additional Debt:	Yes
	Additional Debt Type:	Future Mezzanine		U/W Revenues:	$13,767,279
				U/W Expenses:	$9,744,043
				U/W NOI:	$4,023,236
				U/W NCF:	$3,472,545
				U/W NOI DSCR:	1.95x
Escrows and Reserves(1):				U/W NCF DSCR:	1.68x
				U/W NOI Debt Yield:	12.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.8%
Taxes	$928,457	$77,371	NAP	As-Is Appraised Value:	$50,000,000
Insurance	$4,209	$383	NAP	As-Is Appraisal Valuation Date:	August 1, 2012
FF&E	NAP	Springing	NAP	Cut-off Date LTV Ratio:	64.4%
Seasonality Reserve	$0	$85,000	NAP	LTV Ratio at Maturity or ARD:	52.9%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Deerfield Embassy Suites Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage in an Embassy Suites Hotel located in Deerfield Beach, Florida (the “Deerfield Embassy Suites Property”). The Deerfield Embassy Suites Mortgage Loan was originated on September 19, 2012 by Prudential Mortgage Capital Company, LLC. The Deerfield Embassy Suites Mortgage Loan had an original principal balance of $32,250,000, has an outstanding principal balance as of the Cut-off Date of $32,175,919 and accrues interest at an interest rate of 4.940% per annum. The Deerfield Embassy Suites Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Deerfield Embassy Suites Mortgage Loan matures on October 1, 2022.

Following the lockout period, the borrower has the right to prepay the Deerfield Embassy Suites Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Deerfield Embassy Suites Mortgage Loan is prepayable without penalty on or after July 1, 2022.

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DEERFIELD EMBASSY SUITES

Sources and Uses

Sources			Uses
Original loan amount	$32,250,000	100.0%	Loan payoff	$17,791,335	55.2%
			Reserves	1,104,610	3.4
			Closing costs	496,737	1.5
			Return of equity	12,857,318	39.9
Total Sources	$32,250,000	100.0%	Total Uses	$32,250,000	100.0%

The Property.  The Deerfield Embassy Suites Property is a full service hotel located in Deerfield Beach, Florida. The Deerfield Embassy Suites Property is a seven-story hotel, with a total of 244 rooms. The hotel site encompasses 2.23 acres and offers a host of amenities including 10,000 square feet of meeting space, a full service restaurant, a 3,300 square foot spa, an outdoor swimming pool, a whirlpool, a fitness center, a business center, a small retail gift shop and coin operated guest laundry. The Deerfield Embassy Suites Property features all suite-style guestroom configurations with balconies located on all sides. Suites located at the end of the Deerfield Embassy Suites Property have wrap-around balconies. Each guestroom includes a bedroom, a living area, two bathrooms, a 32-inch flat screen LCD TV, a dining/work table, a wet bar with small refrigerator, microwave and coffee maker. The franchise agreement between the Deerfield Embassy Suites Property and Promus Hotels, Inc. expires on September 29, 2016.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Deerfield Embassy Suites Property:

Cash Flow Analysis

	2010	2011	TTM 7/31/2012	U/W	U/W $ per Room
Occupancy	73.7%	68.5%	67.4%	67.4%
ADR	$162.50	$176.40	$178.93	$178.93
RevPAR	$119.76	$120.83	$120.52	$120.52

Total Revenue	$14,152,000	$13,898,000	$13,805,000	$13,767,279	$56,423
Total Department Expenses	4,537,000	4,435,000	4,268,000	4,256,000	17,443
Gross Operating Profit	$9,615,000	$9,463,000	$9,537,000	$9,511,279	$38,981

Total Undistributed Expenses	3,976,000	3,885,000	4,074,000	4,242,018	17,385
Profit Before Fixed Charges	$5,639,000	$5,578,000	$5,463,000	$5,269,260	$21,595

Total Fixed Charges	1,297,000	1,228,000	1,118,000	1,246,025	5,107

Net Operating Income	$4,342,000	$4,350,000	$4,275,000	$4,023,236	$16,489
FF&E	566,000	556,000	552,000	550,691	2,257
Net Cash Flow	$3,776,000	$3,794,000	$3,723,000	$3,472,545	$14,232

NOI DSCR	2.10x	2.11x	2.07x	1.95x
NCF DSCR	1.83x	1.84x	1.80x	1.68x
NOI DY	13.5%	13.5%	13.3%	12.5%
NCF DY	11.7%	11.8%	11.6%	10.8%

Appraisal.  According to the appraisal dated August 1, 2012, the Deerfield Embassy Suites Property had an “as-is” appraised value of $50,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated August 29, 2012, there was no evidence of any recognized environmental condition at the Deerfield Embassy Suites Property.

Market Overview and Competition.  The Deerfield Embassy Suites Property is located in Deerfield Beach, Florida near US Route 1 on a narrow island off the east coast of Deerfield Beach in Broward County, Florida. Primary regional access to the area is provided by US Route 1, which spans the length of Florida along the east coast, paralleling Interstate 95. The Deerfield Embassy Suites Property is located approximately 20 miles north of the Fort Lauderdale-Hollywood International Airport and 12 miles east of the Florida Everglades. The Deerfield Embassy Suites Property is also within walking distance of the Atlantic Ocean.

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DEERFIELD EMBASSY SUITES

The following table presents certain information relating to the Deerfield Embassy Suites Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Deerfield Embassy Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2012 TTM	67.3%	$145.90	$98.18	67.0%	$178.59	$119.62	99.5%	122.4%	121.8%
12/31/2011	68.1%	$147.06	$100.21	70.0%	$181.14	$126.75	102.8%	123.2%	126.5%
12/31/2010	64.9%	$136.88	$88.77	75.0%	$165.51	$124.14	115.6%	120.9%	139.8%

(1)	Information obtained from a third party hospitality report dated October 18, 2012.

The Borrower.  The borrowers are Deerfield Beach ES Hotel, L.L.C. and Deerfield Beach ES Leasing, L.L.C., each of which is a Delaware limited liability company and has an independent director. Deerfield Beach ES Hotel, L.L.C. is the owner of the fee and lessor under an operating agreement with Deerfield Beach ES Leasing, L.L.C., the lessee under the operating statement. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Deerfield Embassy Suites Mortgage Loan. Each entity is 100% owned by Felcor Lodging Limited Partnership, the guarantor of certain nonrecourse carveouts under the Deerfield Embassy Suites Mortgage Loan.

The Sponsor. The sponsor is FelCor Lodging Limited Partnership, a wholly-owned subsidiary of FelCor Lodging Trust, Inc. (“FelCor Lodging”) that is listed on the New York Stock Exchange. As of August 2012, Felcor Lodging owned 69 hotels and resorts in more than 30 major markets in 22 states. Most are operated under brands such as Doubletree, Embassy Suites Hotels, Fairmont, Hilton, Holiday Inn, Marriott, Renaissance, Sheraton and Westin.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $928,457 for real estate taxes and $4,209 for insurance premiums.

The loan documents provide for ongoing monthly escrows in the amount of $77,371 for real estate taxes and $383 for insurance. The loan documents also provide for an FF&E reserve for which the annual escrow requirements are calculated as follows (i) at the end of each year the borrower will provide appropriate documentation of FF&E expenditures and if the amount expended exceeds 4.0% of gross revenues for that year, then the borrower will not be required to deposit with the lender any FF&E amounts but instead will be credited from the reserve for the next year the difference between amounts actually expended and 4.0% of gross revenues and (ii) otherwise, if the borrower provides documentation showing that less than 4.0% was expended, then the borrower will deposit with the lender a lump sum representing the difference between 4.0% and the amount actually expended. This process shall be ongoing throughout the loan term. Additionally, the loan documents provide for an ongoing seasonality reserve in an amount of $85,000. Commencing with the payment date occurring in November, 2012 and on each and every In-Season Payment Date (defined as the calendar months of December through May, inclusive) thereafter for so long as any portion of the debt remains outstanding for the Deerfield Embassy Suites Mortgage Loan, the borrower shall make the required deposit into the seasonality reserve, as such amount may be adjusted from time to time by the lender to reflect projected changes in seasonal income.

Lockbox and Cash Management.  The Deerfield Embassy Suites Mortgage Loan requires a lender-controlled lockbox account, which is already in place. All revenue and credit card receipts payable with respect to the Deerfield Embassy Suites Property are initially deposited into a hotel account in which the lender has a first priority security interest.  After payment of hotel operating expenses and other amounts required to be paid under the hotel management agreement, the manager deposits all remaining amounts into the lockbox account. All funds on deposit in the lockbox account are swept as directed by the borrower into an account designated by the borrower unless a Cash Management Period (as defined below) is in effect, in which case funds are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon (i) the occurrence and continuation of an event of default under the Deerfield Embassy Suites Mortgage Loan; (ii) if, as of the last day of any calendar quarter during the Deerfield Embassy Suites Mortgage Loan term, the debt service coverage ratio is less than 1.20x; (iii) the Deerfield Embassy Suites Property at any time ceases to operate as a franchise of a franchisor without the lender’s prior consent and will end, with regard to the circumstances in clause (i), upon the cure of such event of default, or with regard to the circumstances in clause (ii), when the lender has determined that the debt service coverage ratio is at least 1.40x as of the last day of any subsequent calendar quarter for at least two quarters and (iii), within 90 days of the occurrence of the unbranded hotel trigger event, the borrower shall have delivered to the lender a fully executed replacement franchise agreement with a franchisor and the property shall be operating as a franchisee of an upper upscale hotel brand of at least comparable quality to the Embassy Suites brand.

Property Management.  The Deerfield Embassy Suites Property is managed by Embassy Suites Management, LLC, as assignee of Promus Hotels, an affiliate of Hilton.

A-3-81

DEERFIELD EMBASSY SUITES

Assumption.  The Deerfield Embassy Suites Mortgage Loan borrower has the right to transfer the Deerfield Embassy Suites Property, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to (i) a party associated with buyer and approved by the lender in its sole discretion assumes the obligations of the current guarantor or indemnitor under its guaranty or indemnity agreement and such party executes, without any cost or expense to the lender, a new guaranty or indemnity agreement in form and substance satisfactory to the lender and delivers such legal opinions as the lender may require (including, without limitation, a non-consolidation opinion) in form and substance, and from a firm, acceptable to the lender; and (ii) if required by the lender in its sole and absolute discretion, confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the of the respective ratings assigned to the Series 2012-C10 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness. There is no existing mezzanine debt related to the Deerfield Embassy Suites Mortgage Loan and future mezzanine debt is permitted subject to satisfaction of certain conditions, including (i) the mezzanine debt must be secured only by a pledge of all or a portion of the direct or indirect equity ownership interests in the borrower or any other collateral that is not collateral for the Deerfield Embassy Suites Mortgage Loan; (ii) an intercreditor agreement in form and substance acceptable to the lender in its sole and absolute discretion; (iii) the combined debt service coverage ratio is not less than 1.50x; (iv) the combined loan-to-value ratio will not be greater than 70.0%; and (v) the lender receives written confirmation from DBRS, KBRA and Moody’s that the mezzanine debt will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Series 2012-C10 Certificates.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the borrower maintain insurance coverage for damage from terrorism in an amount not less than $150,000,000, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

A-3-82

PARKWAY CENTRE V

A-3-83

PARKWAY CENTRE V

Parkway Centre V
2500 Dallas Parkway
Plano, TX 75093
Lake Lewisville
The Colony
Frisco
Plano
Carrollton
Dallas
Richardson
Addison
Addison Airport
COLLIN COUNTY
DENTON COUNTY
DALLAS COUNTY
Far North Dallas
Dallas North Tollway
Sam Rayburn Tollway
Pres. George Bush Turnpike
Collin County Comm. College - Preston Ridge Campus
Centennial Medical Ctr.
Dr. Pepper Arena
The Centre at Preston Ridge
Stonebriar Centre
Dr. Pepper Ballpark
Stonebriar Country Club
Turner Street Park
East Hill Park
Russell Creek Park
Children's Medical Ctr. at Legacy
Legacy Town Center
Carpenter Park
Jack Carter Park
TX Health Presbyterian Hospital
Prestonwood Country Club
The Shops at Willow Bend
Gleneagle Country Club
Golf Club at Castle Hills
Trinity Medical Center
Medical Center of Plano
Texas A&M Research Center
University of Texas-Dallas
Bent Tree Country Club
Dallas Love Field 7 miles
Lebanon Rd
Warren Pkwy
Parkwood Blvd
Preston Rd
Hillcrest Rd
Independence Pkwy
Ridgeview Dr
McDermott Rd
Hedgcoxe Rd
Headquarters Dr
Legacy Dr
Tennyson Pkwy
Ohio Dr
Coit Rd
Spring Creek Pkwy
Plano Pkwy
Windhaven Dr
Josey Ln
Paige Rd
Spring Creek Pkwy
Midway Rd
Parker Rd
Parker Blvd
Cross Bend Rd
Park Blvd
Hebron Pkwy
Norman Whitsitt Pkwy
Rosemeade Pkwy
Marsh Ln
Frankford Rd
Campbell Rd
Keller Springs Rd
Arapaho Rd
Belt Line Rd
Waterview Dr
Floyd Rd
Spring Valley Rd
121
289
190
75
Denton
McKinney
Prosper
Frisco
Lewisville
Allen
Plano
Carrollton
Coppell
Farmers Branch
Richardson
Garland
Grapevine
N. Richland Hills
Fort Worth
Euless
Irving
Dallas
Mesquite
Arlington
Grand Prairie
DeSoto
Lancaster
Mansfield
Waxahachie

A-3-84

Parkway Centre V

Loan Information				Property Information

Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset

Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$31,400,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$31,400,000			Location:	Plano, TX
% of Initial Pool Balance:	2.4%			Size:	201,026 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$156.20
Borrower Name:	Sagebrush Partners, LTD.			Year Built/Renovated:	2009/NAP
Sponsor:	Vaughn Randy Heady Jr.			Title Vesting:	Fee
Mortgage Rate:	4.290%			Property Manager:	Stream Realty Partners - DFW, L.P.
Note Date:	November 8, 2012			3rd Most Recent Occupancy (As of):	34.7% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	47.1% (12/31/2010)
Maturity Date:	December 1, 2022			Most Recent Occupancy (As of):	78.9% (12/31/2011)
IO Period:	None			Current Occupancy (As of):	92.9% (10/01/2012)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$288,615 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$949,230 (12/31/2011)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,719,755 (TTM 8/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$4,840,604
Additional Debt Type:	NAP			U/W Expenses:	$1,718,490
				U/W NOI:	$3,122,114
				U/W NCF:	$2,770,304

Escrows and Reserves(1):				U/W NOI DSCR:	1.68x
				U/W NCF DSCR:	1.49x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.9%
Taxes	$117,304	$58,652	NAP	U/W NCF Debt Yield:	8.8%
Insurance	$56,149	$5,104	NAP	As-Is Appraised Value:	$42,600,000
Replacement Reserves	$3,350	$3,350	NAP	As-Is Appraisal Valuation Date:	September 11, 2012
TI/LC	$0	$21,500	$1,000,000	Cut-off Date LTV Ratio:	73.7%
Fitness Evolution Reserve	$1,000,000	NAP	NAP	LTV Ratio at Maturity or ARD:	59.2%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Parkway Centre V Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a suburban office building in Plano, Texas (the “Parkway Centre V Property”).  The Parkway Centre V Mortgage Loan was originated on November 8, 2012 by Prudential Mortgage Capital Company, LLC.  The Parkway Centre V Mortgage Loan had an original principal balance of $31,400,000, has an outstanding principal balance as of the Cut-off Date of $31,400,000 and accrues interest at an interest rate of 4.290% per annum.  The Parkway Centre V Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Parkway Centre V Mortgage Loan matures on December 1, 2022.

Following the lockout period, the borrower has the right to defease the Parkway Centre V Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Parkway Centre V Mortgage Loan is prepayable without penalty on or after September 1, 2022.

A-3-85

PARKWAY CENTRE V

Sources and Uses

Sources			Uses
Original loan amount	$31,400,000	100.0%	Loan payoff	$21,750,785	69.3%
			Closing costs	780,924	2.5
			Reserves	1,418,071	4.5
			Return of equity	7,450,220	23.7
Total Sources	$31,400,000	100.0%	Total Uses	$31,400,000	100.0%

The Property.  The Parkway Centre V Property is a six-story class A suburban office building containing approximately 201,026 rentable square feet in Plano, Texas.  The Parkway Centre V Property was built in 2009 and is situated on an 8.2-acre parcel along the Dallas Parkway and Parkwood Boulevard. The building includes a brick and stone exterior and a lobby with polished tile finishes and tenant amenities include a 15,606 square foot gymnasium.  Parking is provided by a two-level parking structure as well as additional parking spaces surrounding the building, which account for 797 total spaces and a parking ratio of 3.96 spaces per 1,000 square feet of rentable area.  As of October 1, 2012, the Parkway Centre V Property was 92.9% leased to 30 tenants.

The following table presents certain information relating to the tenancies at the Parkway Centre V Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Montgomery Coscia Greilich LLP	NR/NR/NR	34,631	17.2%	$25.13	$870,144	18.7%	1/31/2017
Aimbridge Hospitality	NR/NR/NR	25,131	12.5%	$25.25	$634,558	13.7%	6/2/2019
VuComp	NR/NR/NR	17,586	8.7%	$25.15	$442,288	9.5%	2/28/2017
Willow Bend Fitness	NR/NR/NR	11,482	5.7%	$23.52	$270,000	5.8%	12/1/2019
Comm Group	NR/NR/NR	9,541	4.7%	$24.75	$236,140	5.1%	5/31/2015
Fifth Third Bank	NR/NR/NR	6,764	3.4%	$24.75	$167,409	3.6%	2/28/2017
Total Major Tenants		105,135	52.3%	$24.93	$2,620,539	56.4%

Non-Major Tenants		81,644	40.6%	$24.77	$2,022,344	43.6%

Occupied Collateral Total		186,779	92.9%	$24.86	$4,642,883	100.0%

Vacant Space(1)		14,247	7.1%

Collateral Total		201,026	100.0%

(1)
Actual vacancy is 1.6%, which includes vacant space on the ground floor of 745 square feet, the property management office of 756 square feet and owner occupied space of 1,634 square feet. Montgomery Coscia Greilich LLP has two expansion spaces of 5,550 square feet and 4,460 square feet that were underwritten as vacant due to a termination option that can be exercised at any time with six months notice.

A-3-86

PARKWAY CENTRE V

The following table presents certain information relating to the lease rollover schedule at the Parkway Centre V Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	6	22,334	11.1%	22,334	11.1%	$553,395	$24.78
2015	5	20,856	10.4%	43,190	21.5%	$511,545	$24.53
2016	5	13,368	6.6%	56,558	28.1%	$333,345	$24.94
2017	8	81,066	40.3%	137,624	68.5%	$2,016,792	$24.88
2018	3	5,960	3.0%	143,584	71.4%	$152,117	$25.52
2019	2	36,613	18.2%	180,197	89.6%	$904,558	$24.71
2020	1	6,582	3.3%	186,779	92.9%	$171,132	$26.00
2021	0	0	0.0%	186,779	92.9%	$0	$0.00
2022	0	0	0.0%	186,779	92.9%	$0	$0.00
Thereafter	0	0	0.0%	186,779	92.9%	$0	$0.00
Vacant	0	14,247	7.1%	201,026	100.0%	$0	$0.00
Total/Weighted Average	30	201,026	100.0%			$4,642,883	$24.86

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Parkway Centre V Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/21/2011
35%	47%	79%

(1)	Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Parkway Centre V Property:

Cash Flow Analysis

	2010	2011	TTM 8/31/2012	U/W	U/W $ per SF
Base Rent	$1,536,729	$2,452,653	$3,866,751	$4,642,883	$23.10
Grossed Up Vacant Space	0	0	0	326,123	1.62
Total Reimbursables	106,556	184,289	220,698	321,391	1.60
Other Income	7,443	45,740	53,734	53,734	0.27
Less Vacancy & Credit Loss	(193,108)	(297,566)	(720,273)	(503,526)(1)	(2.51)
Effective Gross Income	$1,457,620	$2,385,117	$3,420,910(2)	$4,840,604(2)	$24.08

Total Operating Expenses	$1,169,005	$1,435,887	$1,701,155	$1,718,490	$8.55

Net Operating Income	$288,615	$949,230	$1,719,755	$3,122,114	$15.53
TI/LC	0	0	0	311,605	1.55
Capital Expenditures	0	0	0	40,205	0.20
Net Cash Flow	$288,615	$949,230	$1,719,755	$2,770,304	$13.78

NOI DSCR	0.15x	0.51x	0.92x	1.68x
NCF DSCR	0.15x	0.51x	0.92x	1.49x
NOI DY	0.9%	3.0%	5.5%	9.9%
NCF DY	0.9%	3.0%	5.5%	8.8%

(1)	The underwritten economic vacancy is 8.8%. The Parkway Centre V Property is currently 92.9% physically occupied.
(2)
The large difference between the TTM August 31, 2012 EGI and underwritten EGI is due to annualized rents of leases signed between September 1, 2011 and August 31, 2012 of approximately $500,000, and subsequent rents of leases signed after September 1, 2012 of approximately $400,000 that were not included in the financials for TTM August 31, 2012.

Appraisal.  As of the appraisal valuation date of September 11, 2012, the Parkway Centre V Property had an “as-is” appraised value of $42,600,000.

Environmental Matters. According to the Phase I environmental site assessment dated September 21, 2012, there was no evidence of any recognized environmental conditions at the Parkway Centre V Property.

A-3-87

PARKWAY CENTRE V

Market Overview and Competition.  According to the appraisal, the Parkway Centre V Property is located in suburban Plano, Texas, and is located approximately 22 miles north of the Dallas central business district.  The Parkway Centre V Property is located along the Dallas Parkway, a feeder road to the Dallas Tollway.  In addition, the Parkway Centre V Property is located approximately two miles south of the 2,655 acre Legacy Business Park, a major master-planned business, retail, commercial and residential community that is home to various Fortune 500 corporate/regional headquarters.  The population within a three-mile and five-mile radius of the Parkway Centre V Property is 113,846 and 308,750, respectively.  The estimated average household income within the same three-mile and five-mile radii is $107,576 and $100,156, respectively.

According to the appraisal, the Parkway Centre V Property is located within the West Plano/Upper Tollway office submarket, which contains approximately 14.1 million square feet of office space.  The submarket vacancy is approximately 10.2% as of the second quarter of 2012. The appraiser estimated average modified gross rents of $25.00 per square foot for the office space at the Parkway Centre V Property.

The following table presents certain information relating to some comparable office properties provided in the appraisal for the Parkway Centre V Property:

Competitive Set(1)
	Parkway Centre V (Subject)	Lincoln Legacy One	One Legacy Circle	Park Center Office	Parkway Centre IV	Three Legacy Tower Center
Location	Plano, TX	Plano, TX	Plano, TX	Plano, TX	Plano, TX	Plano, TX
Distance from Subject	--	2.7 miles	3.4 miles	0.8 miles	1.4 miles	2.9 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2009/NAP	2006/NAP	2008/NAP	2000/NAP	2006/NAP	2006/NAP
Total GLA	201,026 SF	207,834 SF	214,110 SF	234,740 SF	157,350 SF	156,107 SF
Total Occupancy	99%	99%	100%	91%	77%	100%

(1)	Information obtained from the appraisal dated September 24, 2012.

The Borrower.  The borrower is Sagebrush Partners, LTD., a single purpose entity with an independent director.  Vaughn Randy Heady Jr. and Vintage Equities LP are the guarantors of certain nonrecourse carveouts under the Parkway Centre V Mortgage Loan.

The Sponsor.   The sponsor for the Parkway Centre V Mortgage Loan is Vaughn Randy Heady Jr.  Vaughn Randy Heady Jr. has developed over two million square feet of office properties within the Dallas area over the past 35 years.  Vaughn Randy Heady Jr. also served on the board of governors of the Commercial Investment Division from 1975-1977 and served on the board of directors of Republic Bank Richardson from 1980 to 1987.

The sponsor reported that the borrower and the sponsor are named defendants in a civil case in the 296th District Court, Collins County, Texas, titled Cause Number 296-00529-2010; Fitness Evolution, LP and Joseph Mulroy v. Headhunter Fitness, LLC, et. al. (the “Litigation”) brought by Fitness Evolution, LP and Joseph Mulroy, the guarantor of a tenant at an unrelated property, to recoup monies paid in connection with the termination of the tenant’s lease. The borrower established a reserve with the lender in connection with the proceedings. See “Escrows” herein and the “Description of the Mortgage Pool – Litigation Considerations” in the Free Writing Prospectus.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $117,304 for taxes, $56,149 for insurance, and $3,350 for replacement reserves.  In addition, the loan documents provide for monthly escrows in the amount of $58,652 for taxes, $5,104 for insurance, $3,350 for replacement reserves and $21,500 for tenant improvements and leasing commissions (“TI/LCs”), subject to a cap of $1,000,000.  TI/LCs collection begins March 1, 2013. Upon request by the borrower, at the beginning of the third loan year the TI/LCs cap may be adjusted to equal $10.00 times the maximum number of square feet expiring in any one calendar year for each year beginning 2015 and ending 24 months subsequent to loan maturity. In the event lease expirations change during this time and the cap would increase, the lender will provide notice to the borrower of the higher cap amount. A deferred maintenance escrow is not required as long as all deferred maintenance work identified in the engineering report for the Parkway Centre V Property prepared for the lender is completed on or before 90 days after the loan closing, and the borrower has provided the lender with evidence that the work has been completed.  In connection with the Litigation (as described above), the borrower established with the lender a reserve as additional collateral for the loan in the amount of $1,000,000, which represents estimated rental income for the number of months outstanding on the terminated lease plus legal fees (see “The Sponsor” section).  The borrower shall, at all times while the Litigation is outstanding, use commercially reasonable efforts to defend, or cause to be defended, the borrower’s position in the Litigation.  The reserve for the Litigation will be released when the borrower needs the funds for settlement purposes or if the Litigation is dismissed. See “Description of the Mortgage Pool – Litigation Considerations” in the Free Writing Prospectus.

A-3-88

PARKWAY CENTRE V

Lockbox and Cash Management.  The Parkway Centre V Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Parkway Centre V Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence (i) if an event of default has occurred and is continuing under the Parkway Centre V Mortgage Loan; (ii) if the actual debt service coverage ratio for the two most recent calendar quarters is less than 1.30x; (iii) the debt yield is less than 8.5%; (iv) if MCG, the largest tenant in the Parkway Centre V Property, or any single tenant acceptable to the lender in its sole discretion which following MCG’s vacation of all rentable space leased by MCG, leases all such vacated space at the Parkway Centre V Property (“Replacement Tenant”), is in default; or (v) if the earlier of (a) the renewal notice date under the MCG or Replacement Tenant lease or (b) the date that is 12 calendar months prior to the expiration date of MCG or Replacement Tenant lease has occurred.  A Cash Management Period will end, with respect to the matters described in clause (i) above, when such event of default has been cured; with respect to the matters described in clause (ii) above, when the Parkway Centre V Property has achieved a debt service coverage ratio of at least 1.30x for two consecutive calendar quarters; with respect to the matters described in clause (iii) above, when the Parkway Centre V Property has achieved a debt yield greater than 8.5%; with respect to the matters described in clause (iv) above, when MCG or Replacement Tenant has cured any and all existing defaults; or with respect to the matters described in clause (v) above, either (a) MCG and the borrower or Replacement Tenant and the borrower have entered into a lease extension or (b) the borrower has entered into a lease with a new tenant acceptable to the lender.

Property Management.  The Parkway Centre V Property is managed by Stream Realty Partners – DFW, L.P., a full service real estate investment, development and services company that currently lease/manages over 85 million square feet of commercial real estate in Austin, Dallas, Fort Worth, Houston, San Antonio, Atlanta, Orange County and Denver.

Assumption.  The borrower has a two-time right to transfer the Parkway Centre V Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C10 Certificates.

Partial Release.  Not Permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Parkway Centre V Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

A-3-89

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A-3-90

Heritage on Millenia

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$25,100,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$25,100,000			Location:	Orlando, FL
% of Initial Pool Balance:	1.9%			Size:	303 units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$82,838
Borrower Name(1):	Various

Sponsor:	Khalid I. Al Ibrahim			Year Built/Renovated:	2006/NAP
Mortgage Rate:	4.300%			Title Vesting:	Fee
Note Date:	November 5, 2012			Property Manager:	Riverstone Residential FL, LLC
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	94.0% (12/31/2009)
Maturity Date:	December 1, 2017			2nd Most Recent Occupancy (As of):	92.3% (12/31/2010)
IO Period:	None			Most Recent Occupancy (As of):	93.8% (12/31/2011)
Loan Term (Original):	60 months			Current Occupancy (As of):	97.0% (9/25/2012)
Seasoning:	0 months
Amortization Term (Original):	300 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$2,051,463 (12/31/2010)
Call Protection:	L(24),D(32),O(4)			2nd Most Recent NOI (As of):	$2,076,751 (12/31/2011)
Lockbox Type:	Soft/Springing Cash Management			Most Recent NOI (As of):	$2,288,332 (TTM 7/31/2012)
Additional Debt(2):	Yes
Additional Debt Type(2):	Unsecured			U/W Revenues:	$3,804,248
				U/W Expenses:	$1,559,265
				U/W NOI:	$2,244,983
				U/W NCF:	$2,169,233
				U/W NOI DSCR:	1.37x
				U/W NCF DSCR:	1.32x
Escrows and Reserves:				U/W NOI Debt Yield:	8.9%
				U/W NCF Debt Yield:	8.6%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$39,300,000
Taxes	$46,098	$46,094	NAP	As-Is Appraisal Valuation Date:	September 27, 2012
Insurance	$99,628	$10,072	NAP	Cut-off Date LTV Ratio:	63.9%
Replacement Reserves	$0	$6,313	NAP	LTV Ratio at Maturity or ARD:	56.1%

(1)
The borrower is comprised of three tenants-in-common (“TIC”): Floribra-Millenia, LLC, Groveland-Millenia, LLC and Hartwood-Millenia, LLC. The loan documents prohibit additional TIC sponsors.  The borrower is a defendant in a lawsuit filed by a former tenant and has filed a motion to dismiss. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

(2)	The sponsors have incurred unsecured subordinate debt totalling $694,210.

The Heritage on Millenia mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a class A multifamily property located in Orlando, Florida (the “Heritage on Millenia Property”).  The Heritage on Millenia Property contains 303 units and was built in 2006. Amenities at the Heritage on Millenia Property include a swimming pool, clubhouse, fitness center, business center, outdoor barbecue area and a private screening room. The Heritage on Millenia Property is located approximately four miles from the Orlando central business district, less than one mile from the Mall at Millenia, a 1.2 million square foot regional mall anchored by Neiman Marcus, Bloomingdale’s and Macy’s, and less than four miles southwest of the Universal Orlando Resort. As of September 25, 2012, the Heritage on Millenia Property was 97.0% leased.

Sources and Uses

Sources			Uses
Original loan amount	$25,100,000	96.1%	Loan payoff	$25,115,459	96.1%
Sponsor’s new cash contribution	1,033,330	3.9	Reserves	145,726	0.6
			Closing costs	872,145	3.3
Total Sources	$26,133,330	100.0%	Total Uses	$26,133,330	100.0%

A-3-91

HERITAGE ON MILLENIA

The following table presents certain information relating to the unit mix of the Heritage on Millenia Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit

1 BR/1 BA	72	23.8%	782	$882
1 BR/1 BA	39	12.9	850	$903
2 BR/2 BA	36	11.9	1,045	$1,065
2 BR/2 BA	36	11.9	1,089	$1,105
2 BR/2 BA	72	23.8	1,172	$1,127
3 BR/2 BA	36	11.9	1,351	$1,276
3 BR/2 BA	12	4.0	1,478	$1,449
Total/Weighted Average	303	100.0%	1,046	$1,060

(1) Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Heritage on Millenia Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
94%	92%	94%

(1) Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Heritage on Millenia Property:

Cash Flow Analysis

	2010	2011	TTM 7/31/2012	U/W	U/W per Unit
Base Rent	$4,214,944	$3,922,277	$3,833,049	$3,855,288	$12,724
Other Income	182,683	199,818	280,695	224,691	742
Less Vacancy & Credit Loss(1)	(886,648)	(478,416)	(253,487)	(275,731)(2)	(910)

Effective Gross Income	$3,510,979	$3,643,678	$3,860,257	$3,804,248	$12,555

Total Operating Expenses	$1,459,517	$1,566,928	$1,571,926	$1,559,265	$5,146

Net Operating Income	$2,051,463	$2,076,751	$2,288,332	$2,244,983	$7,409
Capital Expenditures	0	0	0	75,750	250
Net Cash Flow	$2,051,463	$2,076,751	$2,288,332	$2,169,233	$7,159

NOI DSCR	1.25x	1.27x	1.40x	1.37x
NCF DSCR	1.25x	1.27x	1.40x	1.32x
NOI DY	8.2%	8.3%	9.1%	8.9%
NCF DY	8.2%	8.3%	9.1%	8.6%

(1)
Vacancy & Credit Loss also includes concessions. Historical concessions were greater than underwritten because asking rents were higher. The current leasing strategy is to lower asking rents but not offer concessions.

(2)					The underwritten economic vacancy is 5.8%. The Heritage on Millenia Property is currently 97.0% physically occupied.

A-3-92

Towne Mall

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$23,400,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$23,368,537			Location:	Elizabethtown, KY
% of Initial Pool Balance:	1.8%			Size:	353,718 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$66.07
Borrower Name:	Towne Mall, L.L.C.			Year Built/Renovated:	1985/1989
Sponsor:	The Macerich Partnership, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.385%			Property Manager:	Self-managed
Note Date:	October 25, 2012			3rd Most Recent Occupancy (As of):	75.2% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	83.1% (12/31/2010)
Maturity Date:	November 1, 2022			Most Recent Occupancy (As of):	82.8% (12/31/2011)
IO Period:	None			Current Occupancy (As of)(3)(4):	86.7% (9/30/2012)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$2,933,316 (12/31/2010)
Call Protection:	L(25),D(91),O(4)			2nd Most Recent NOI (As of):	$2,913,859 (12/31/2011)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of):	$3,074,886 (TTM 6/30/2012)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,716,331
				U/W Expenses:	$1,605,197
				U/W NOI:	$3,111,133
				U/W NCF:	$2,727,772
Escrows and Reserves:				U/W NOI DSCR:	2.22x
				U/W NCF DSCR:	1.94x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.3%
Taxes	$255,874	$22,165	NAP	U/W NCF Debt Yield:	11.7%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$41,100,000
Replacement Reserves	$0	$10,677	$384,372	As-Is Appraisal Valuation Date:	September 25, 2012
TI/LC Reserve	$0	$20,435	$500,000(1)	Cut-off Date LTV Ratio:	56.9%
Tenant Specific TI/LC Reserve(2)	$287,500	$0	NAP	LTV Ratio at Maturity or ARD:	45.8%

(1)
TI/LC Cap is subject to increase if both (i) an anchor tenant has ceased operating from the Property, or has filed for bankruptcy protection and has not reaffirmed its lease, and (ii) the renewal option under a second anchor tenant is not exercised by the date which is three months prior to the expiration of its current lease term or such second anchor tenant has ceased operating from the Property, or has filed for bankruptcy protection and has not reaffirmed its lease.  The increased TI/LC Reserve cap will equal $500,000 plus the amount equal to $15 per square foot of space demised under the anchor lease(s) that gave rise to the TI/LC Reserve cap increase.

(2)
Represents funds held back at closing associated with free rent and outstanding tenant improvement and leasing commissions for Shoe Department Encore (4.8% of net rentable square footage), which is expected to open for business on April 1, 2013.

(3)
Current occupancy includes Shoe Department Encore, a tenant which has signed a lease and is expected to open for business on April 1, 2013. Income from this tenant was underwritten (2.5% of gross potential rent).

(4)	Current occupancy excludes temporary and seasonal tenants. For the rent roll dated September 30, 2012, the occupancy inclusive of these tenants was 92.8%.

The Towne Mall mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Elizabethtown, KY (the “Towne Mall Property”).  The Towne Mall Property was constructed in 1985 and is located at the intersection of North Dixie Avenue and Ring Road, in Elizabethtown’s primary commercial district.  As of September 30, 2012, the Towne Mall Property was 86.7% leased to 41 tenants. As of August 31, 2012, comparable in-line sales per square foot and average comparable in-line occupancy costs at the Towne Mall Property were $326 per square foot and 10.1%, respectively.

A-3-93

TOWNE MALL

Sources and Uses

Sources			Uses
Original loan amount	$23,400,000	100.0%	Loan payoff	$12,377,554	52.9%
			Reserves	543,374	2.3
			Closing costs	141,240	0.6
			Return of equity	10,337,832	44.2
Total Sources	$23,400,000	100.0%	Total Uses	$23,400,000	100.0%

The following table presents certain information relating to the tenancies at the Towne Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants
Sears	B/B3/CCC+	69,400	19.6%	$3.50	$242,900	9.0%	$139	2.7%	10/31/2014(5)
Belk	NR/NR/NR	51,240	14.5%	$4.54	$232,630	8.6%	$142	7.0%	1/31/2016(6)
JC Penney	BB-/Ba3/B+	50,232	14.2%	$3.60	$180,835	6.7%	$204	2.1%	10/31/2015(7)
Total Anchor Tenants		170,872	48.3%	$3.84	$656,365	24.2%

Major Tenants
American Eagle Outfitters	NR/NR/NR	5,276	1.5%	$32.08	$169,249	6.2%	$466	11.1%	1/31/2016
Shoe Department Encore(8)	NR/NR/NR	16,976	4.8%	$8.84	$150,000	5.5%	NAV	NAV	1/31/2022
Longhorn Steakhouse (GRI)	BBB/Baa2/BBB	6,300	1.8%	$20.63	$130,000	4.8%	NAV(9)	NAV	12/31/2022
Burke’s Outlet	NR/NR/NR	20,117	5.7%	$6.00	$120,702	4.4%	NAV(10)	NAV	1/31/2017
Victoria’s Secret	BB+/Ba1/BB+	4,781	1.4%	$17.00	$81,277	3.0%	$545	7.4%	10/31/2012
Total Major Tenants		53,450	15.1%	$12.18	$651,228	24.0%

Non-Major Tenants		82,233	23.2%	$17.10	$1,405,821	51.8%

Occupied Collateral(11)		306,555	86.7%	$8.85	$2,713,414	100.0%

Vacant Space		47,163	13.3%

Collateral Total		353,718	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten base rent includes contractual rent steps through April 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending August 31, 2012.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Sears has two, five-year extension options remaining.
(6)	Belk has one, five-year extension option remaining.
(7)	JC Penney has two, five-year extension options remaining.
(8)
Shoe Department Encore (4.8% of net rentable square footage) is scheduled to open for business on April 1, 2013. Funds associated with free rent and outstanding tenant improvement and leasing commissions were held back at closing. Income from this tenant was underwritten.  Shoe Department Encore has the right to terminate its lease if the tenants’ gross sales, as measured over the twelve month period beginning April 1, 2017 and ending April 1, 2018, do not equal or exceed $1.4 million, upon 60 days of written notice to landlord. Termination will be effective 90 days following the landlord’s receipt of notice. This right will be waived if, among other events, the tenants’ sales equal or exceed $1.4 million in any lease year prior to April 1, 2017.

(9)	Longhorn Steakhouse (GRI) began operating at the Towne Mall Property in June of 2012.
(10)	Burke’s Outlet began operating at the Towne Mall Property in December of 2011.
(11)
Occupied Collateral excludes temporary and seasonal tenants.  For the rent roll dated September 30, 2012, the occupancy inclusive of these tenants was 92.8%. Occupied Collateral also includes two tenants, Shoe Department Encore (4.8% of net rentable square footage) and Zales Jewelers (0.5% of net rentable square footage) which have not yet taken occupancy or begun paying rent. Both tenants are expected to commence rental payments on April 1, 2013. Income from both tenants was underwritten.

A-3-94

TOWNE MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Towne Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)

Tenant Name	2009	2010	2011	TTM 8/31/2012
Sears	$164	$145	$139	$139
Belk	$127	$135	$138	$142
JC Penney	$224	$229	$204	$204
Burke’s Outlet(3)	NAV	NAV	NAV	NAV
Shoe Department Encore(4)	NAV	NAV	NAV	NAV
Longhorn Steakhouse (GRI)(5)	NAV	NAV	NAV	NAV
American Eagle Outfitters	$401	$423	$438	$466
Victoria’s Secret	$439	$492	$534	$545

Total In-line (<10,000 square feet)(3)	$328	$342	$328	$326
Occupancy Costs(3)	9.6%	9.1%	10.2%	10.1%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower and were reported to the nearest dollar.
(2)	Represents tenants less than 10,000 square feet who were in occupancy since September 30, 2010, two years from the end of the trailing 12-month reporting period.
(3)	Burke’s Outlet’s lease began on December 1, 2011.
(4)	Shoe Department Encore is scheduled to open for business on April 1, 2013.
(5)	Longhorn Steakhouse’s (GRI) lease began on June 11, 2012.

The following table presents certain information relating to the lease rollover schedule at the Towne Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	3	11,281	3.2%	11,281	3.2%	$137,277	$12.17
2013	6	14,514	4.1%	25,795	7.3%	$220,754	$15.21
2014	6	83,167	23.5%	108,962	30.8%	$350,949	$4.22
2015	8	65,609	18.5%	174,571	49.4%	$502,935	$7.67
2016	8	68,620	19.4%	243,191	68.8%	$744,429	$10.85
2017	2	23,213	6.6%	266,404	75.3%	$161,702	$6.97
2018	0	0	0.0%	266,404	75.3%	$0	$0.00
2019	2	4,872	1.4%	271,276	76.7%	$21,020	$4.31
2020	1	4,410	1.2%	275,686	77.9%	$89,080	$20.20
2021	2	4,593	1.3%	280,279	79.2%	$91,268	$19.87
2022	3	26,276	7.4%	306,555	86.7%	$394,000	$14.99
Thereafter	0	0	0.0%	306,555	86.7%	$0	$0.00
Vacant	0	47,163	13.3%	353,718	100.0%	$0	$0.00
Total/Weighted Average	41	353,718	100.0%			$2,713,414	$8.85

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Towne Mall Property:

Historical Occupancy Percentages(1)(2)

12/31/2009	12/31/2010	12/31/2011
75%	83%	83%

(1) Information obtained from borrower financials.
(2) Historical occupancies are exclusive of temporary and seasonal tenants.

A-3-95

TOWNE MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Towne Mall Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$2,571,867	$2,705,439	$2,625,290	$2,713,414	$7.67
Grossed Up Vacant Space	0	0	0	1,783,269	5.04
Total Reimbursables	1,076,691	1,062,579	1,153,433	1,171,070	3.31
Other Income	877,793	893,561	858,318	831,847	2.35
Less Vacancy & Credit Loss	51,177	(192,658)	(8,727)	(1,783,269)(1)	(5.04)
Effective Gross Income	$4,577,528	$4,468,921	$4,628,314	$4,716,331	$13.33

Total Operating Expenses	$1,644,212	$1,555,062	$1,553,428	$1,605,197	$4.54

Net Operating Income	$2,933,316	$2,913,859	$3,074,886	$3,111,133	$8.80
TI/LC	0	0	0	231,263	0.65
Capital Expenditures	0	0	0	152,099	0.43
Net Cash Flow	$2,933,316	$2,913,859	$3,074,886	$2,727,772	$7.71

NOI DSCR	2.09x	2.08x	2.19x	2.22x
NCF DSCR	2.09x	2.08x	2.19x	1.94x
NOI DY	12.6%	12.5%	13.2%	13.3%
NCF DY	12.6%	12.5%	13.2%	11.7%

(1)	The underwritten economic vacancy is 28.1%. The Towne Mall Property is currently 86.7% physically occupied (excluding seasonal and temporary tenants).

A-3-96

Century Storage Portfolio

Loan Information	Property Information

Mortgage Loan Seller:	The Royal Bank of Scotland	Single Asset/Portfolio:	Portfolio

Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR	Property Type:	Various – See Table Below
Original Principal Balance:	$18,500,000	Specific Property Type:	Various – See Table Below
Cut-off Date Principal Balance:	$18,500,000	Location:	Various – See Table Below
% of Initial Pool Balance:	1.4%	Size:	433,685 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Unit/SF(2):	$42.66
Borrower Name(1):	Various	Year Built/Renovated:	Various – See Table Below
Sponsor:	Lawrence W. Maxwell	Title Vesting:	Fee
Mortgage Rate:	4.514%	Property Manager:	Prime Storage Management, Inc.
Note Date:	November 6, 2012	3rd Most Recent Occupancy (As of)(2):	77.6% (12/31/2010)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of)(2):	81.3% (12/31/2011)
Maturity Date:	December 1, 2022	Most Recent Occupancy (As of)(2):	83.6% (TTM 8/31/2012)
IO Period:	None	Current Occupancy (As of)(3):	81.8% (Various)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$2,132,809 (12/31/2010)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,283,969 (12/31/2011)
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of):	$2,346,647 (TTM 8/31/2012)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$3,470,901
Additional Debt Type:	NAP	U/W Expenses:	$1,281,029
U/W NOI:	$2,189,872
U/W NCF:	$2,124,819
U/W NOI DSCR :	1.94x
U/W NCF DSCR:	1.89x
Escrows and Reserves:	U/W NOI Debt Yield:	11.8%
U/W NCF Debt Yield:	11.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(4):	$30,415,000
Taxes	$39,264	$19,632	NAP	As-Is Appraisal Valuation Date(4):	Various
Insurance	$72,525	$8,186	NAP	Cut-off Date LTV Ratio:	60.8%
Replacement Reserves	$0	$5,421	NAP	LTV Ratio at Maturity or ARD:	49.2%

(1)	The borrowers are: Ridgeview Plaza Storage, LLC, Sleepy Hill Storage, LLC, Lake Dexter Storage, LLC, Bayview Storage, LLC and Gibsonia Storage, LLC.
(2)
Historical occupancies represent the 12-month average for the year ending on each date specified and exclude the retail portion of the Ridgeview Storage property as these figures are unavailable. Current occupancy is based on the most recent in-place rent rolls for each of the Century Storage Portfolio properties.

(3)
As of September 24, 2012, the storage portion of the Ridgeview Storage property was 96.6% occupied and as of October 1, 2012, the retail portion of the Ridgeview Storage property was 84.0% occupied.  As of September 24, 2012, the Sleepy Hill Storage property was 71.8% occupied, Lake Dexter Storage property was 82.8% occupied and the Bayview Storage property was 81.8% occupied.  As of September 23, 2012, Gibsonia Storage property was 84.5% occupied.

(4)
The Ridgeview Storage property contains 81,590 net rentable square feet, comprised of 446 self storage units spanning 50,090 square feet and 31,500 square feet of retail space. As such, there were two separate appraisals conducted for the retail and self storage space, respectively. As of an effective valuation date of September 21, 2012, the self storage portion of the Ridgeview Storage property had an “as-is” appraised value of $4,500,000. As of an effective valuation date of September 27, 2012, the retail portion of the Ridgeview Storage property had an “as-is” appraised value of $3,360,000.

The Century Storage Portfolio mortgage loan is evidenced by a single promissory note encumbering four self-storage properties and one mixed-use self storage and retail center totaling 433,685 square feet located in four cities in Florida: Davenport, Lakeland, Winter Haven and Sebring (the “Century Storage Portfolio Properties”). The average occupancy of the Century Storage Portfolio Properties, based on the most recent rent roll date for each property (as described above), was 81.8%.  The retail portion of the Ridgeview Storage property is occupied by 17 tenants including Renal Treatment Center, Beef O’Brady’s and Flower Power.  The Century Storage Portfolio Properties were built between 1995 and 2003.

A-3-97

CENTURY STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$18,500,000	100.0%	Loan payoff	$13,644,725	73.8%
			Closing costs	2,613,372	14.1
			Reserves	111,789	0.6
			Return of equity	2,130,114	11.5
Total Sources	$18,500,000	100.0%	Total Uses	$18,500,000	100.0%

The following table presents certain information relating to the Century Storage Portfolio Properties:

Property Name	Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Number of Buildings	Year Built/ Renovated	Net Rentable Square Feet	Appraised Value
Ridgeview Storage(1)	Davenport, FL	$4,780,900	25.8%	91.7%	3	2003/NAP	81,590	$7,860,000
Sleepy Hill Storage	Lakeland, FL	$4,282,100	23.1%	71.8%	7	2000/NAP	106,505	$7,040,000
Lake Dexter Storage	Winter Haven, FL	$3,284,600	17.8%	82.8%	16	1998/NAP	81,175	$5,400,000
Bayview Storage	Sebring, FL	$3,187,200	17.2%	81.8%	12	1998/NAP	92,240	$5,240,000
Gibsonia Storage	Lakeland, FL	$2,965,200	16.0%	84.5%	13	1995/NAP	72,175	$4,875,000
Total/Weighted Average		$18,500,000	100.0%	81.8%			433,685	$30,415,000

(1)
The Ridgeview Storage property contains approximately 50,090 net rentable square feet of self-storage space (446 units) and 31,500 square feet of retail space.  As of September 24, 2012, the storage portion of Ridgeview Storage property was 96.6% occupied and as of October 1, 2012, the retail portion of Ridgeview Storage property was 84.0% occupied.

The following table presents information relating to the historical occupancy for the Century Storage Portfolio Properties:

Historical Occupancy Percentages(1)(2)

12/31/2010	12/31/2011	8/31/2012
78%	81%	84%

(1) Information obtained from the borrower.
(2) Historical occupancies represent the 12-month average for the year ending on each date specified and exclude the retail portion of Ridgeview Storage property as these figures are unavailable.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Century Storage Portfolio Properties:

Cash Flow Analysis(1)

	2010	2011	TTM 8/31/2012	U/W	U/W $ per SF
Base Rent	$4,257,226	$4,290,217	$4,376,697	$4,388,027	$10.03
Grossed Up Vacant Space	0	0	0	87,242	0.20
Concessions	(227,260)	(155,743)	(211,616)	(211,616)	(0.48)
Total Reimbursables	93,400	99,496	100,643	91,101	0.21
Other Income	101,179	115,589	122,011	122,011	0.28
Less Vacancy & Credit Loss	(1,046,658)	(990,865)	(903,622)	(1,005,864)(1)	(2.30)

Effective Gross Income	$3,177,887	$3,358,694	$3,484,113	$3,470,901	$7.93

Total Operating Expenses	$1,045,078	$1,074,725	$1,137,466	$1,281,029	$2.93

Net Operating Income	$2,132,809	$2,283,969	$2,346,647	$2,189,872	$5.00
Replacement Reserves	0	0	0	65,053	0.15
Net Cash Flow	$2,132,809	$2,283,969	$2,346,647	$2,124,819	$4.85

NOI DSCR	1.89x	2.03x	2.08x	1.94x
NCF DSCR	1.89x	2.03x	2.08x	1.89x
NOI DY	11.5%	12.3%	12.7%	11.8%
NCF DY	11.5%	12.3%	12.7%	11.5%

(1)	The underwritten economic vacancy is 26.7%. The Century Storage Portfolio Properties are currently 81.8% physically occupied.

A-3-98

Flamingo Park Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$18,200,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$18,200,000			Location:	Hialeah, FL
% of Initial Pool Balance:	1.4%			Size:	149,041 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$122.11
Borrower Name:	Flamingo Kids, Ltd.			Year Built/Renovated:	1988/2010
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.560%			Property Manager:	Saglo Development Corporation
Note Date:	November 8, 2012			3rd Most Recent Occupancy (As of)(4):	78.0% (12/31/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	67.0% (12/31/2010)
Maturity Date:	December 1, 2022			Most Recent Occupancy (As of):	83.0% (12/31/2011)
IO Period:	None			Current Occupancy (As of):	86.7% (11/7/2012)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,227,307 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,320,509 (12/31/2011)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,763,749 (T-11 Annualized 10/31/2012)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$3,144,888
Additional Debt Type:	NAP			U/W Expenses:	$1,099,062
				U/W NOI(5):	$2,045,826
				U/W NCF:	$1,870,876
Escrows and Reserves:				U/W NOI DSCR:	1.84x
				U/W NCF DSCR:	1.68x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.2%
Taxes	$283,113	$23,178	NAP	U/W NCF Debt Yield:	10.3%
Insurance(2)	$0	Springing	NAP	As-Is Appraised Value:	$29,000,000
Replacement Reserves	$0	$4,720	NAP	As-Is Appraisal Valuation Date:	August 9, 2012
TI/LC	$0	$9,315	$335,342	Cut-off Date LTV Ratio:	62.8%
Tenant Specific Rent Reserve(3)	$300,000	$0	NAP	LTV Ratio at Maturity or ARD:	50.8%

(1)
The sponsors are Jack Glottmann individually and as Trustee of the SOLO Trust and the Jack Glottmann Amended and Restated Trust; Linda Glottmann Gottlieb and Deborah Glottmann as Trustees of the SOLO Trust; Ami Glottmann as Trustee of the Spousal Livetime Access Trust for the Benefit of Jack Glottmann Family.

(2)
Monthly insurance escrows are waived as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Flamingo Park Plaza property is insured in accordance with the loan documents.

(3)	The Tenant Specific Rent Reserve represents the free rent provided to Navarro Discount Pharmacy in lieu of tenant improvement costs in exchange for the extension of their lease.
(4)	The Flamingo Park Plaza property underwent substantial renovations between 2008 and 2010. In general, spaces were not made available for lease during the periods when they were undergoing renovation.
(5)
In general, U/W NOI reflects new leases for spaces that were previously undergoing renovation and not made available for lease during all or a portion of one or more historical periods, as well as the conversion of the Navarro Discount Pharmacies lease from a gross lease to a triple net lease in 2012.

The Flamingo Park Plaza mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail property located in Hialeah, Florida (the “Flamingo Park Plaza Property”).  The Flamingo Park Plaza Property contains 149,041 rentable square feet, which was built in 1988 and renovated in 2010.  Flamingo Park Plaza Property is anchored by Navarro Discount Pharmacy and is located in downtown Hialeah along West 16th Avenue between West 42nd and West 44th Place, less than one mile east of Highway 826 (Palmetto Expressway).  As of November 8, 2012, the Flamingo Park Plaza Property was 86.7% leased to 36 tenants.

A-3-99

FLAMINGO PARK PLAZA

Sources and Uses

Sources			Uses
Original loan amount	$18,200,000	100.0%	Loan payoff	$15,123,680	83.1%
			Reserves	583,113	3.2
			Closing costs	325,641	1.8
			Return of equity	2,167,566	11.9
Total Sources	$18,200,000	100.0%	Total Uses	$18,200,000	100.0%

The following table presents certain information relating to the tenancies at the Flamingo Park Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
CAC Florida (Humana)	BBB+/Baa3/BBB	21,135	14.2%	$19.11	$403,959	17.8%	6/30/2016
Navarro Discount Pharmacies(2)	NR/NR/NR	25,258	16.9%	$13.00	$328,354	14.5%	10/31/2022
Goodwill Industries of South Florida, Inc.	NR/NR/NR	14,267	9.6%	$17.00	$242,539	10.7%	11/30/2020
Dollar Tree Stores, Inc. (dba Deal$)	NR/NR/NR	9,860	6.6%	$17.00	$167,620	7.4%	4/30/2016
Deco Party Corp	NR/NR/NR	7,747	5.2%	$17.00	$131,699	5.8%	7/31/2014
Little Havana Activity & Nutrition	NR/NR/NR	3,746	2.5%	$25.00	$93,650	4.1%	10/31/2015
Total Major Tenants		82,013	55.0%	$16.68	$1,367,821	60.3%

Non-Major Tenants		47,249	31.7%	$19.03	$898,920	39.7%

Occupied Collateral Total		129,262	86.7%	$17.54	$2,266,741	100.0%

Vacant Space		19,779	13.3%

Collateral Total		149,041	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Beginning November 1, 2012, the borrower will pay $300,000 in tenant improvement costs to Navarro Discount Pharmacies in the form of free rent (and expenses) until the costs are fully offset, which is anticipated to take approximately eight months.  At closing, the borrower deposited $300,000 as additional security which will be released to the borrower when the free rent has fully offset the tenant improvement costs owed by the borrower and Navarro Discount Pharmacies has commenced paying full rent in accordance with its lease.

The following table presents certain information relating to the historical sales and occupancy costs at the Flamingo Park Plaza Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011
Navarro Discount Pharmacy	$668	$650	$645

Total In-Line (<10,000 square feet)(2)	NAP	NAP	NAP
Occupancy Cost	NAP	NAP	NAP

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.
(2)	Represents tenants occupying less than 10,000 square feet.

A-3-100

FLAMINGO PARK PLAZA

The following table presents certain information relating to the lease rollover schedule at the Flamingo Park Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	4	7,519	5.0%	7,519	5.0%	$135,338	$18.00
2014	6	12,783	8.6%	20,302	13.6%	$238,843	$18.68
2015	7	11,560	7.8%	31,862	21.4%	$234,720	$20.30
2016	7	40,529	27.2%	72,391	48.6%	$727,661	$17.95
2017	6	7,964	5.3%	80,355	53.9%	$178,696	$22.44
2018	2	5,309	3.6%	85,664	57.5%	$111,349	$20.97
2019	0	0	0.0%	85,664	57.5%	$0	$0.00
2020	1	14,267	9.6%	99,931	67.0%	$242,539	$17.00
2021	0	0	0.0%	99,931	67.0%	$0	$0.00
2022	1	25,258	16.9%	125,189	84.0%	$328,354	$13.00
Thereafter	2	4,073	2.7%	126,262	86.7%	$69,241	$17.00
Vacant	0	19,779	13.3%	149,041	100.0%	$0	$0.00
Total/Weighted Average	36	149,041	100.0%			$2,266,741	$17.54

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Flamingo Park Plaza Property:

Historical Occupancy Percentages(1)(2)

12/31/2009	12/31/2010	12/31/2011

78%	67%	83%

(1)	Information obtained from the borrower.
(2)	The property underwent substantial renovations between 2008 and 2010. In general, spaces were not made available for lease during the periods when they were undergoing renovation.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Flamingo Park Plaza Property:

Cash Flow Analysis

	2010	2011	T11 Annualized 10/31/2012	U/W(1)	U/W $ per SF
Base Rent	$1,790,522	$1,842,573	$2,214,237	$2,266,741	$15.21
Grossed Up Vacant Space	0	0	0	338,703	2.27
Percentage Rent	9,965	5,008	0	0	0.00
Total Reimbursables	571,292	566,386	659,713	863,147	5.79
Other Income	10,256	18,523	10,992	15,000	0.10
Less Vacancy & Credit Loss	0	0	0	(338,703)(2)	(2.27)
Effective Gross Income	$2,382,035	$2,432,490	$2,884,942	$3,144,888	$21.10

Total Operating Expenses	$1,154,728	$1,111,981	$1,121,194	$1,099,062	$7.37

Net Operating Income	$1,227,307	$1,320,509	$1,763,749	$2,045,826	$13.73

TI/LC	0	0	0	114,725	0.77
Capital Expenditures	0	0	0	60,225	0.40
Net Cash Flow	$1,227,307	$1,320,509	$1,763,749	$1,870,876	$12.55

NOI DSCR	1.10x	1.18x	1.58x	1.84x
NCF DSCR	1.10x	1.18x	1.58x	1.68x
NOI DY	6.7%	7.3%	9.7%	11.2%
NCF DY	6.7%	7.3%	9.7%	10.3%

(1)
In general, underwritten NOI took account of new leases for spaces that were previously undergoing renovation and not made available for lease during all or a portion of one or more historical periods, as well as the conversion of the Navarro Discount Pharmacies lease from a gross lease to a triple net lease in 2012.

(2)	The underwritten economic vacancy is 13.0%. The Flamingo Park Plaza Property is currently 86.7% physically occupied.

A-3-101

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A-3-102

Bluerock Business Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/ Moody’s):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$18,000,000			Specific Property Type:	Office/Retail
Cut-off Date Principal Balance:	$17,891,716			Location:	Antioch, CA
% of Initial Pool Balance:	1.4%			Size:	101,297 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$176.63
Borrower Name(1):	Bluerock Center Partners, LLC			Year Built/Renovated:	2006/NAP
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.690%			Property Manager:	Reynolds & Brown
Note Date:	June 6, 2012			3rd Most Recent Occupancy (As of):	80.4% (3/1/2009)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	81.9% (1/1/2010)
Maturity Date:	July 1, 2022			Most Recent Occupancy (As of)(9):	81.9% (1/1/2011)
IO Period:	None			Current Occupancy (As of)(10):	86.7% (11/1/2012)
Loan Term (Original):	120 months
Seasoning:	5 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,981,409 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,037,634 (12/31/2011)
Call Protection:	L(29),D(87),O(4)			Most Recent NOI (As of):	$2,052,049 (3/31/2012)
Lockbox Type(2):	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,809,863
				U/W Expenses:	$986,415
Escrows and Reserves:				U/W NOI:	$1,823,448
				U/W NCF:	$1,642,097
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.63x
Taxes	$116,912	$29,228	NAP	U/W NCF DSCR:	1.47x
Insurance(3)	$0	Springing	NAP	U/W NOI Debt Yield:	10.2%
Replacement Reserves(4)	$0	Springing	NAP	U/W NCF Debt Yield:	9.2%
TI/LC(5)	$0	$13,424	$483,276	As-Is Appraised Value:	$25,240,000
Wells Fargo Bank Lease Reserve(6)	$0	Springing	$565,000	As-Is Appraisal Valuation Date:	April 4, 2012
Keller-Williams Reserve(7)	$127,774	$0	NAP	Cut-off Date LTV Ratio:	70.9%
Extreme Burger Reserve(8)	$147,160	$0	NAP	LTV Ratio at Maturity or ARD:	58.0%

(1)
The sponsors are Michael Hurd, Trustee of Hurd Revocable Inter Vivos Trust; David A. Brown, Trustee of the David A. Brown Family Trust; Dana Parry, Trustee of the Dana and Meredith Parry Family Trust; Roger Ashton, Charles Pearson and Jon Q. Reynolds, Trustee of the Jon Q. and Ann S. Reynolds Family Trust.

(2)
All excess cash flow is required to be deposited into a springing cash management account following the occurrence of either of the following: (i) an event of default; (ii) DSCR is less than 1.20x; or (iii) the borrower does not extend current Wells Fargo Bank lease or sign a new lease on or before 12 months prior to the expiration unless the borrower has commenced funding the Wells Fargo Reserve.

(3)
Monthly insurance escrows are waived as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Bluerock Business Center property is insured in accordance with the loan documents.

(4)
Monthly replacement reserve escrows are waived as long as no event of default has occurred and is continuing and the Bluerock Business Center property is being properly maintained as confirmed by annual site inspections.

(5)
Monthly TI/LC reserves are required, however if the Sutter East Bay lease is not renewed by October 2, 2014 (180 days prior to lease expiration), an accelerated impound will be required so that the capped amount of $483,276 would be achieved by the expiration of the Sutter East Bay lease.

(6)
The Wells Fargo Bank Lease Reserve will spring if Wells Fargo has not renewed its lease 12 months prior to its lease maturity or the space has not been re-leased to satisfactory replacement tenant(s). A monthly impound of $47,083 will commence until the earlier of (i) the Wells Fargo space is re-tenanted by a satisfactory replacement tenant(s) or (ii) the balance in the account reaches $565,000 ($34.51 per square foot). In lieu of the impound, borrower may elect to deposit the full $565,000 into an account.

(7)	The Keller-Williams Reserve was required in an amount equal to 50% of base rent due over the remaining lease term. Keller-Williams is delinquent on past due rent.
(8)	The Extreme Burger Reserve was required in an amount equal to the remaining base rent due over the remaining lease term.
(9)	Year-end 2011 occupancy not available.
(10)	Occupancy figures include the dark 16,374 square foot (16.2% of net rentable area) Wells Fargo Bank space. The space has been dark since November 2011 but the tenant continues to pay rent.

A-3-103

BLUEROCK BUSINESS CENTER

The Bluerock Business Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed use property located in Antioch, California (the “Bluerock Business Center Property”).  The Bluerock Business Center Property contains 101,297 rentable square feet, which is comprised of 55,826 rentable square feet of medical office space, 31,255 rentable square feet of traditional office space and 14,216 rentable square feet of retail space. The Bluerock Business Center Property was built in 2006 and benefits from 550 parking spaces resulting in a parking ratio of 5.43 per every 1,000 square feet of gross leasable area. The Bluerock Business Center Property is located along Lone Tree Way, a major arterial through the city with an estimated traffic count of 42,000 cars per day, which provides direct access to Highway Four approximately two miles northwest. The Bluerock Business Center Property is also located less than a mile south of Sutter Delta Medical Center. As of February 1, 2012, the Bluerock Business Center Property was 86.7% leased to 22 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$18,000,000	98.9%	Loan payoff	$17,495,038	96.1%
Sponsor new cash contribution	209,235	1.1	Reserves	391,846	2.1
			Closing costs	322,351	1.8
Total Sources	$18,209,235	100.0%	Total Uses	$18,209,235	100.0%

The following table presents certain information relating to the tenancies at the Bluerock Business Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Sutter East Bay(2)	AA-/Aa3/AA-	25,621	25.3%	$25.24	$646,575	29.6%	3/31/2015
Wells Fargo Bank, N.A. (3)	AA-/Aa2/A+	16,374	16.2%	$31.20	$510,869	23.4%	7/31/2016
Dow Great Western Credit Union	NR/NR/NR	6,340	6.3%	$22.20	$140,748	6.5%	11/30/2016
CC Medical Career College	NR/NR/NR	5,190	5.1%	$24.00	$124,560	5.7%	2/28/2018
Keller-Williams Realty(4)	NR/NR/NR	5,553	5.5%	$18.54	$102,953	4.7%	10/31/2014
Total Major Tenants		59,078	58.3%	$25.83	$1,525,704	69.9%

Non-Major Tenants		28,761	28.4%	$22.82	$656,182	30.1%

Occupied Collateral Total		87,839	86.7%	$24.84	$2,181,887	100.0%

Vacant Space		13,458	13.3%

Collateral Total		101,297	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sutter East Bay has a right of first offer to purchase their building triggered by notice of first offer to purchase. However, the ROFO does not apply to foreclosure or deed in lieu thereof.
(3)
The Wells Fargo Bank, N.A. has been dark since November 2011 but continues to pay rent.   There is a springing $565,000 reserve in the event that the tenant does not renew their lease within 12 months of expiration.

(4)	Keller-Williams Realty is delinquent in paying rent. There is a $127,774 reserve to cover 50% of the tenant’s minimum base rent due from June 2012 through the expiration of the lease term.

A-3-104

BLUEROCK BUSINESS CENTER

The following table presents certain information relating to the lease rollover schedule at the Bluerock Business Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	3	5,325	5.3%	5,325	5.3%	$116,431	$21.87
2014	4	9,725	9.6%	15,050	14.9%	$211,661	$21.76
2015	1	25,621	25.3%	40,671	40.2%	$646,575	$25.24
2016	4	25,532	25.2%	66,203	65.4%	$709,104	$27.77
2017	5	8,980	8.9%	75,183	74.2%	$210,124	$23.40
2018	3	8,486	8.4%	83,669	82.6%	$208,090	$24.52
2019	0	0	0.0%	83,669	82.6%	$0	$0.00
2020	1	1,560	1.5%	85,229	84.1%	$29,790	$19.10
2021	0	0	0.0%	85,229	84.1%	$0	$0.00
2022	1	2,610	2.6%	87,839	86.7%	$50,112	$19.20
Thereafter	0	0	0.0%	87,839	86.7%	$0	$0.00
Vacant	0	13,458	13.3%	101,297	100.0%	$0	$0.00
Total/Weighted Average	22	101,297	100.0%			$2,181,887	$24.84

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Bluerock Business Center Property:

Historical Occupancy Percentages(1)(2)

1/1/2010	1/1/2011	2/1/2012
82%	82%	87%

(1)   Information obtained from the borrower.
(2)   Occupancy figures include the dark 16,374 square foot (16.2% of net rentable area) Wells Fargo Bank space. The space has been dark since November 2011 but the tenant continues to pay rent.

A-3-105

BLUEROCK BUSINESS CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bluerock Business Center Property:

Cash Flow Analysis

	2010	2011	TTM 3/31/2012	U/W(1)	U/W $ per SF
Base Rent	$2,399,316	$2,449,228	$2,459,531	$2,181,887	$21.54
Grossed Up Vacant Space	0	0	0	311,857	3.08
Total Reimbursables	650,658	641,331	655,884	627,926	6.20
Other Income	0	380	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(311,857)(1)	(3.08)
Effective Gross Income	$3,049,974	$3,090,939	$3,115,415	$2,809,863	$27.74

Total Operating Expenses	$1,068,565	$1,053,306	$1,063,366	$986,415	$9.74

Net Operating Income	$1,981,409	$2,037,634	$2,052,049	$1,823,448	$18.00

TI/LC	386,209	165,640	0	118,445	1.17
Capital Expenditures	29,400	0	0	20,259	0.20
Net Cash Flow	$1,565,800	$1,871,994	$2,052,049	$1,642,097	$16.21

NOI DSCR	1.77x	1.82x	1.83x	1.63x
NCF DSCR	1.40x	1.67x	1.83x	1.47x
NOI DY	11.1%	11.4%	11.5%	10.2%
NCF DY	8.8%	10.5%	11.5%	9.2%

(1)
The underwritten economic vacancy is 12.5%.  The Bluerock Business Center Property is currently 70.5% physically occupied and 86.7% leased when taking the dark Wells Fargo Bank, N.A. space (16,374 square foot or 16.2% of net rentable area) into consideration.

A-3-106

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Annex B

ADDITIONAL MORTGAGE LOAN INFORMATION/DEFINITIONS

For purposes of the statistical information regarding the Mortgage Loans set forth in this free writing prospectus, including the Annexes hereto:

(1)	“ADR” means, with respect to any hospitality property, the average daily rate.

(2)
“Appraised Value” means, for any Mortgaged Property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the cut-off date.  The appraisals for certain of the Mortgaged Properties state an “as-stabilized” value and/or “as-renovated” value as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties.  The “as-is” value is presented as the Appraised Value in this free writing prospectus, except where we specifically state otherwise.  See the footnotes to Annex A-1 of this free writing prospectus.

(3)
“Cash Flow Analysis” is, with respect to the one or more Mortgaged Properties securing a Mortgage Loan among the fifteen largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) ”Effective Gross Income” minus (b) ”Total Expenses” and underwritten replacement reserves and tenant improvements and leasing commissions.  For this purpose:

●
“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses.  The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below.  In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●
“Total Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent.  Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each Cash Flow Summary contained in the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.  Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based.  The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers.  The historical information in the Cash Flow Summaries reflects adjustments made by the Mortgage Loan Seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow.  In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations.  The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization charges and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the Cash Flow Summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which has not been verified by the Depositor, any underwriters, the Mortgage Loan Sellers or any other person.  Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated.

(4)
“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus.  See also the footnotes to Annex A-1 in this free writing prospectus.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this free writing prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this free writing prospectus, even after taking into account any amortization since origination.  No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus.  Unless clearly indicated otherwise and as set forth below, the Cut-off Date Loan-to-Value Ratio for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Cut-off Date Principal Balance of all those Mortgage Loans and the aggregate Appraised Value of all the related Mortgaged Properties securing the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1 to this free writing prospectus.  In the case of a Mortgage Loan that is part of a Loan Combination, such loan-to-value ratio was calculated based on the aggregate principal balance of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.

(5)
“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or properties to the annual debt service as shown in Annex A-1 to this free writing prospectus.  In the case of Mortgage Loans with an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity or any related Anticipated Repayment Date (as applicable), 12 months of principal and interest payments is used as the annual debt service.  In the case of any Mortgage Loan that provides for payments of interest-only for its entire term or through any related Anticipated Repayment Date (as applicable), 12 months of interest-only payments is used as the annual debt service.  Unless clearly indicated otherwise and set forth below, the Underwritten Debt Service Coverage Ratio for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate cash flow generated by all the Mortgaged Properties securing the group and the aggregate debt service payable under all of those Mortgage Loans.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1 to this free writing prospectus.

In the case of a Mortgage Loan that is part of a Loan Combination, such debt service coverage ratio was calculated based on the aggregate annual debt service of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this free writing prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  No representation is made that the Underwritten Debt Service Coverage Ratios presented in this free writing prospectus accurately reflect that ability.

(6)
“LTV Ratio at Maturity or ARD” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the scheduled maturity date or of an ARD Loan scheduled to be outstanding on the related Anticipated Repayment Date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this free writing prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this free writing prospectus.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus.  In the case of each Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Mortgage Loan and the related Pari Passu Companion Loan.  Unless clearly indicated otherwise and as set forth below, the LTV Ratio at Maturity or ARD for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate principal balance of all those Mortgage Loans scheduled to be outstanding on the scheduled maturity date or Anticipated Repayment Date (as applicable), assuming (among other things) no prepayments or defaults, and the aggregate Appraised Value of all the related Mortgaged Properties securing the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps, substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1 to this free writing prospectus.

(7)
“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date.

(8)
“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.  In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as:  the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the cut-off date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this free writing prospectus.

(9)	“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

(10)
“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan.  In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any Lock-out Period or Yield Maintenance Charge that may otherwise apply.  In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●
“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●
“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●
“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property or during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●
“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

(11)	“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

(12)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(13)	“Stated Principal Balance” means, for each Mortgage Loan in the Trust Fund, a principal amount that:

●
will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement Mortgage Loan, as of the date it is added to the Trust Fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

●
will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses 1 through 4 of the definition thereof) for that distribution date that represents principal actually received or advanced on that Mortgage Loan, and the principal portion of any Realized Loss (see “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that Mortgage Loan during the related collection period.

However, the “Stated Principal Balance” of any Mortgage Loan in the Trust Fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that Mortgage Loan or any related REO Property have been received.

(14)	“Structuring Assumptions” means, collectively, the following assumptions regarding the Certificates and the Mortgage Loans in the Trust Fund:

●
except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this free writing prospectus and the Cut-off Date Pool Balance is as described in this free writing prospectus;

●	the initial aggregate principal balance or notional amount, as the case may be, of each interest-bearing Class of Certificates is as described in this free writing prospectus;

●	the pass-through rate for each interest-bearing Class of Certificates is as described in this free writing prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●
no Additional Trust Fund Expenses (including Trust Advisor Expenses) arise, no Servicing Advances are made under the Pooling and Servicing Agreement and the only expenses of the Trust consist of the trustee fees, the certificate administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees) and the Trust Advisor fees;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●
each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●
all monthly debt service payments on the Mortgage Loans are timely received by the Master Servicer on behalf of the Trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the Trust Fund is paid in full on its respective Anticipated Repayment Date;

●
except as described in the next succeeding bullet, no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●
except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

●
except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the subject tables or other relevant part of this free writing prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●
no person or entity entitled thereto exercises its right of optional termination as described in this free writing prospectus under “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement”;

●	no Mortgage Loan is required to be repurchased, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in January 2013; and

●	the Offered Certificates are settled with investors on December 19, 2012.

(15)
“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service.  In general, it is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each commercial Mortgaged Property other than multifamily, self storage and hospitality properties, the related Mortgage Loan Seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants.  Where the actual or market vacancy was greater than 5%, the Mortgage Loan Seller determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greatest of (a) actual current vacancy at the related Mortgaged Property, (b) current vacancy according to third party provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, and (c) 5%.  In determining revenue for multifamily, manufactured housing community and self storage properties, the Mortgage Loan Sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or come combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods.  In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75% and daily rates based on third party provided market information or daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that:  (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 2% to 6% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs).  Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the Mortgage Loan Seller, and are:  (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues.  In addition, in some cases, the Mortgage Loan Seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.  In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third party provided market information or from other borrower-supplied information.  We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Mortgage Loan Seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values.  In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:  (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within twelve months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring.  We cannot assure you that the assumptions made with respect to any mortgage loan will, in fact, be consistent with actual property performance.  Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this free writing prospectus.  In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan Seller may not (and likely will not) conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus.

(16)
“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Principal Balance of that Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.  Unless clearly indicated otherwise and as set forth below, the Underwritten NCF Debt Yield for each Mortgage Loan contained in any group of cross-collateralized Mortgage Loans is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Principal Balance of all the Mortgage Loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1 to this free writing prospectus.

(17)
“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this free writing prospectus.

(18)
“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Principal Balance of that Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.  Unless clearly indicated otherwise and as set forth below, the Underwritten NOI Debt Yield for each Mortgage Loan contained in any group of cross-collateralized Mortgage Loans is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Principal Balance of all the Mortgage Loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1 to this free writing prospectus.

You should review the footnotes to Annex A-1 in this free writing prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Principal Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings.  If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease.  Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this free writing prospectus, including information in Annexes A-1 and A-3 to this free writing prospectus is derived from audited and/or unaudited financial statements provided by the borrowers.  In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the ten largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Annex C-1

Mortgage Loan Representations and Warranties

Each Mortgage Loan Seller will, solely as to the Mortgage Loans that it is transferring to the Depositor, make the representations and warranties set forth below as of the date specified below or, if no such date is specified, as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex C-2 for the applicable Mortgage Loan Seller.  Capitalized terms used but not otherwise defined in this Annex C-1 shall have the meanings set forth in the main body of the free writing prospectus or, if not defined therein, in the related mortgage loan purchase agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

In addition, for purposes of the following representations and warranties, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).  All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

1.           Complete Mortgage File.  With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Document Defect” in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement, (i) a copy of the mortgage file for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and Certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement. For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2.           Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement.  Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

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3.           Loan Document Status.  Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.           Mortgage Provisions.  The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.           Hospitality Provisions.  The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon Loan Seller’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which Loan Seller shall provide or Loan Seller shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date.  The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.  For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6.           Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its material obligations under the Mortgage Loan.  With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

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7.           Lien; Valid Assignment.  Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its subsidiary is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its subsidiary, as applicable.  Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (8) below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications.  Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below).  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in clause (11) below.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.           Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of which items (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the

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same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.           Junior Liens.  It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances.  The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as disclosed in the Prospectus.

10.           Assignment of Leases and Rents.  There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage).  Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.           Financing Statements.  Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment.  Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-2 or UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.           Condition of Property.  Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except to the extent as to all statements in (a) and (b) above) (x) any damage or deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan, the amount necessary to effect the necessary; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for

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securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or Servicing File and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13.           Taxes and Assessments.  As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.           Condemnation.  As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.           Actions Concerning Mortgage Loan.  To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.           Escrow Deposits.  All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to Depositor or its servicer.  Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released funds were otherwise used for their intended purpose.  No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.           No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been

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disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18.           Insurance.  Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12 months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property,

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for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Service in an amount not less than 100% of the PML.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Loan Documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Mortgage Loan Seller.

19.           Access; Utilities; Separate Tax Parcels.  Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.           No Encroachments.  To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

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21.           No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.

22.           REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.           Compliance with Usury Laws.  The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.           Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.           Trustee under Deed of Trust.  With respect to each mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.           Local Law Compliance.  To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or

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value of such Mortgaged Property.  In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization that provides coverage for loss of use to undamaged portions of the Mortgaged Property arising from the application of laws or ordinances, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.           Licenses and Permits.  Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.  The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.           Recourse Obligations.  The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional misrepresentation; (iii) criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) Mortgagor’s commission of material physical waste at the Mortgaged Property.

29.           Mortgage Releases.  The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the

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preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

30.           Financial Reporting and Rent Rolls.  Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.           Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on Annex C-2.

32.           Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage

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Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) as set forth on an exhibit to the related Mortgage Loan Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.           Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Each Mortgage Loan with a Cut-off Date Principal Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.           Defeasance.  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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35.           Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

36.           Ground Leases.  For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(A)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage.  No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(B)           The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(C)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)           The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(E)           Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

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(F)           The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)           The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(H)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)            The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(J)            Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)           In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)            Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.           Servicing.  The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38.           Origination and Underwriting.  The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex C-1.

39.           Rent Rolls; Operating Histories.  Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.  Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

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40.           No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments.  To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex C-1.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.           Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.           Organization of Mortgagor.  The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization.  ((1) and (2) collectively, the “Sponsor Diligence”).  Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.           Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was

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otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on an exhibit to the related Mortgage Loan Purchase Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on such exhibit (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Loan Documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan.

44.           Lease Estoppels.  With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting).  With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as Mortgage Loan Seller may deem reasonable and appropriate based on Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.           Appraisal.  The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date.  The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or

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disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.           Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.           Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on an exhibit to the related Mortgage Loan Purchase Agreement.

48.           Advance of Funds by the Mortgage Loan Seller.  Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan Documents, no advance of funds has been made by Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan.  Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.           Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein, in each case without having conducted any independent inquiry into such matters and without any obligation to do so (except (i) having sent to servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).

C-1-16

Annex C-2

Exceptions to Mortgage Loan Representations and Warranties

The exceptions to the representations and warranties set forth below are grouped by Mortgage Loan Seller and listed by the number of the related representation and warranty set forth on Annex C-1 and the mortgage loan name and number identified on Annex A-1.  Capitalized terms used but not otherwise defined in this Annex C-2 shall have the meanings set forth in Annex B or, if not defined therein, in the main body of this free writing prospectus or, if not defined therein, in the related Mortgage Loan Purchase Agreement.

Wells Fargo Bank, National Association
Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(2) Whole Loan; Ownership of Mortgage Loans	Republic Plaza (Loan No. 1)
$280,000,000 senior loan to borrower is secured on a pari passu basis by various notes (A-1 Note in amount of  $125,000,000; and A-2 Note in amount of $155,000,000).  Wells Fargo is contributing A-1 Note to WFRBS 2012-C10 Trust.  The loan is serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2012-C10 Trust until such time as the A-2 Note is securitized, whereupon the loan will be serviced pursuant to the Pooling and Servicing Agreement for the trust containing the A-2 Note.

(7) Lien; Valid Assignment	Republic Plaza (Loan No. 1)
$280,000,000 senior loan to borrower is secured on a pari passu basis by various notes (A-1 Note in amount of  $125,000,000; and A-2 Note in amount of $155,000,000).  Wells Fargo is contributing A-1 Note to WFRBS 2012-C10 Trust.  The loan is serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2012-C10 Trust until such time as the A-2 Note is securitized, whereupon the loan will be serviced pursuant to the Pooling and Servicing Agreement for the trust containing the A-2 Note.

(8) Permitted Liens; Title Insurance	STAG REIT Portfolio (Loan No. 4)
(i) 2201 East Loew Road (Marion, IN) Purchase Option. Tenant (Dunham’s Athleisure Corporation) has purchase option at any time to acquire subject property at agreed upon price not to exceed $5,500,000 (allocated loan amount at origination is $3,269,594).  Purchase option is not extinguished by foreclosure. Borrower can obtain partial release of subject property upon satisfying certain conditions, including (A) payment of 120% of allocated loan amount, and (B) payment of related yield maintenance or defeasance-related costs. (ii) 4757 128th Avenue (Holland, MI) ROFR.  Tenant (Perrigo Holland, Inc.) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received borrower otherwise willing to accept;  ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.  (iii)  141 Sal Landrio Drive

C-2-1

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(Gloversville, NY) ROFR. Tenant (EPIMED Internatonal, Inc.) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received borrower otherwise willing to accept; ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof. (iv) 150 Enterprise Road (Johnstown, NY) Purchase Option and ROFR. (A) Tenant (Univar USA, Inc.) has purchase option to acquire subject property following satisfaction of all obligations of the mortgage loan or total defeasance thereof at an option price equal to fair market value (less value of tenant-constructed improvements). Purchase option is not extinguished by foreclosure; also, (B) Tenant (Univar USA, Inc.) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received borrower otherwise willing to accept; ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof. (v) Restrictive Covenants Violations (Various). For each of (A) 122 Balzano Drive (Gloversville, NY), (B) 125 Balzano Drive (Gloversville, NY), (C) 141 Sal Landrio Drive (Gloversville, NY), (D) 150 Enterprise Road (Johnstown, NY); (E) 231 Enterprise Road (Johnstown, NY), and (F) 6 Clermont Street (Johnstown, NY): Current tenant use (industrial) is not permitted by restrictive covenants affecting the subject property. Title insurance includes affirmative coverage for related losses. In addition, non-recourse carve-out obtained from guarantor for losses related to breach of such restrictive covenants.

(8) Permitted Liens; Title Insurance	Laurel Lakes Shopping Center (Loan No. 7)
Tenant (Lowes Home Center – Leased Fee) has Right of First Offer to purchase its parcel following parcel’s being separately subdivided (not currently a separate parcel). Lender’s consent required in connection with subdivision.

(8) Permitted Liens; Title Insurance	Bluerock Business Center (Loan No. 15)
Largest tenant (Sutter East Bay Medical Foundation) has right of first offer (ROFO) to purchase the building, triggered by notice of first offer to purchase; however, however, the ROFO does not apply to foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	Silas Creek Crossing (Loan No. 19)
Shadow anchor and co-sponsor of Borrower (Toys ‘R Us) has Right of First Offer to purchase entirety of property if Borrower elects to sell; ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof, or first out-conveyance.

(8) Permitted Liens; Title Insurance	Courtyard by Marriott - Stow OH (Loan No. 56)
Franchisor (Marriott International, Inc.) has Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person having an interest, other than as a passive investor, in another hotel brand

C-2-2

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
comprised of at least 20 full service or 50 limited service hotels). Franchisor comfort letter gives lender the right to succeed to franchisee’s rights for duration of franchise agreement, subject to certain conditions. ROFR is not extinguished by foreclosure or deed-in-lieu thereof, but does not survive certain early termination events or the expiration of the relicensing agreement.

(8) Permitted Liens; Title Insurance	Walgreens - Oro Valley (Loan No. 73)
Tenant (Walgreens) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received borrower otherwise willing to accept;  ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	Walgreens Memphis (Loan No. 77)
Tenant (Walgreens) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received borrower otherwise willing to accept;  ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	Walgreens Murfreesboro (Loan No. 79)
Tenant (Walgreens) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received borrower otherwise willing to accept;  ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	Tan Tara MHC (Loan No. 80)
Florida statute (F.S. 723.071) confers Right of First Refusal (ROFR) to MHC homeowners’ association. ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(15) Actions Concerning Mortgage Loan	Hilton Harrisburg (Loan No. 16)
Borrower and/or guarantors (William D. Kohl and Thomas Conran) were named as defendants in lawsuit filed November 2, 2012 by Hasu Shah, a principal in Hersha Hospitality Trust, in Federal District Court (M.D. Pa).   The plaintiff alleges that the sale of the mortgaged property by the seller (a non-profit corporation) to the purchaser (the  subject borrower) was the result of collusion between William Kohl, the President and CEO of the seller at the time of the sale, and principals of the purchaser, that the sale was not open to public bidding as required, that the sales price was substantially below-market price as a result, and that Kohl was induced to facilitate the sale at a below-market price by receiving an ownership interest in the subsequent purchaser.  Plaintiff’s theories of recovery are based on violations of antitrust laws, tortious interference with prospective business relations, and unfair competition, and it is seeking (i) rescission of the sale to borrowers and/or (ii) treble monetary damages. In discussions concerning the litigation between the lender and borrower representatives, the borrower views the plaintiff as a disgruntled competitor, and has indicated it will vigorously contest the related claims. Further, the borrower has

C-2-3

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
notified its directors’ and officers’ liability insurance carrier, which is in the process of selecting defense counsel, and is in the process of preparing a notice of the lawsuit to the title insurance company. (The subject loan was originated on June 28, 2012.)

(15) Actions Concerning Mortgage Loan	One North Arlington (Loan No. 38)
Sponsor (Zaya S. Younan) is named defendant in a lawsuit brought in the United States District Court in the Northern District of Texas filed on December 8, 2011 by Orix Capital Markets, as special servicer, in suit to enforce a $9.5 million recourse guaranty related to failed discounted payoff in 2010 on $14.1 million loan secured by Prairie Stone Commons project in Hoffman Estates, Illinois (loan was securitized in BACM 2005-4). Sponsor’s stated net worth was $132 million as of August 14, 2012, with liquid assets of $17.2 million.

(18) Insurance	Republic Plaza (Loan No. 1)
(i) Insurer Ratings Variations. (A) Insurers are required to maintain an S&P/Fitch  “A” or Moody’s “A2” (the “specified rating”), unless (1) between one and five companies issue the policies, in which event at least 75% of the applicable coverage must have the specified rating; (2) more than five companies issue the policies, in which event at least 70% of the applicable coverage must have the specified rating and at least 90% of the coverage must have an S&P “BBB” or the Fitch/Moody’s equivalent, and provided further that primary insurers shall have at least an S&P “AA” or the Fitch/Moody’s equivalent; or (3) rating agencies approve an insurer not otherwise meeting such requirements if its parent company does; also, (B) Borrower is permitted to maintain terrorism insurance with Liberty  IC Casualty LLC, an unrated captive insurance company (“Liberty”), provided (1) such policy has no aggregate limit and a deductible not less than calculated pursuant to TRIPRA, (2) the portion of insurance not covered by TRIPRA is reinsured by an insurer having at least an “A”  rating from the applicable rating agencies, (3) TRIPRA or an equivalent provides that the federal government must re-insure the claim above deductible amounts and amounts reinsured as provided above, (4) Liberty is not the subject of a bankruptcy or similar proceeding, (5) no governmental authorities have issued statements indicating that terrorism insurers similar to Liberty do not qualify for TRIPRA benefits, and (6) all reinsurance agreements with respect to the Liberty-issued policies are reasonably acceptable to lender. (ii) Terrorism Insurance Cap:  If TRIPRA or similar legislation is not in effect, borrower shall not be required to  spend on terrorism insurance more than two times the amount of the property and business income coverage required by the loan documents. (iii)  Lender Control

C-2-4

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
over Disbursement of Casualty Proceeds. Lender controls disbursement of insurance proceeds for claims in excess of $12 million (less than 5% of combined A-1 and A- 2 Notes, but more than 5% of A-1 Note itself)

(18) Insurance	STAG REIT Portfolio (Loan No. 4)
(i) Insurer Ratings Variations. (A) Insurers are required to maintain a Best’s A/VIII and either an S&P “A-” or equivalent from other rating agencies (the “specified rating”), unless (1) between four or less companies issue the policies, in which event at least 75% of the applicable coverage must have the specified rating and no carrier shall have less than an S&P “BBB or its equivalent rating from other applicable rating agencies; or (2) five or more companies issue the policies, in which event at least 60% of the applicable coverage must have the specified rating and no carrier shall have less than an S&P “BBB or its  equivalent from other applicable rating agencies. (ii) Terrorism Insurance Cap:  If TRIPRA or similar legislation is not in effect, borrower shall not be required to  spend on terrorism insurance more than two times the amount of the property and business income coverage required by the loan documents.

(18) Insurance	Rogue Valley Mall (Loan No. 5)	Rent Loss/ Extended Period of Indemnity. Loan documents require Rent loss coverage of 18 months with 90 day period of extended indemnity (365 days of EPI coverage is currently in-place).

(18) Insurance	Laurel Lakes Shopping Center (Loan No. 7)
Lowe’s pad site is “leased fee”, where tenant constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

(18) Insurance	Silas Creek Crossing (Loan No. 19)
TK Tripps and Bank of the Carolinas pad sites are  “leased fee”, where tenant constructed improvements and maintains its own insurance or self-insures. Subject to restoration obligations, casualty proceeds are payable to tenant and/or leasehold mortgagee.

(18) Insurance	Fairmont Pansy Center (Loan No. 39)
JC Penney’s pad site is “leased fee”, where tenant constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

(18) Insurance	Sheraton Pleasanton (Loan No. 45)	Property and liability insurance provided by Sequoia Insurance, which has Best’s “A-/VII” rating. Loan documents permit “A-/VII”-rated carrier.

(18) Insurance	Walgreens - Oro Valley (Loan No. 73)
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreens) elects to self-insure under its lease, which is permitted if, among other things, Walgreens maintains net worth of at least

C-2-5

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
$100 million. Walgreens has provided notice of its self-insurance election. Walgreens has no rent abatement or termination rights during the loan term.

(18) Insurance	Walgreens Memphis (Loan No. 77)
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreens) elects to self-insure under its lease, which is permitted if, among other things, Walgreens maintains net worth of at least $100 million.  Walgreens has provided notice of its self-insurance election. Walgreens has no rent abatement or termination rights during the loan term.

(18) Insurance	Walgreens Murfreesboro (Loan No. 79)
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreens) elects to self-insure under its lease, which is permitted if, among other things, Walgreens maintains net worth of at least $100 million.  Walgreens has provided notice of its self-insurance election. Walgreens has no rent abatement or termination rights during the loan term.

(26) Local Law Compliance	Flamingo Park Plaza (Loan No. 14)
Mortgaged property (located in Hialeah, FL) is legally non-conforming as to parking (474 spaces existing v. 589 spaces required). Zoning Ordinance requires compliance with current standards in the event of a 50% threshold casualty. Full rebuild following threshold casualty not possible without structured parking.  Building law and ordinance coverage obtained at closing, with  limits for Part C (Increased Costs Due to Code Compliance) set at 10%.  Within 30 days  of  loan origination (November 8, 2012), borrower has option to provide Part C coverage at 20%, whereupon, in the event of threshold casualty, borrower shall construct structured parking to satisfy then current zoning requirements. If borrower does not elect to increase Part C coverage, within 12 months following  a threshold casualty borrower or guarantors agree to make “legal nonconformity payment” to be applied to principal (without  prepayment premium), in an amount determined as follows: the lesser of (i) $1,000,000; (ii) the difference between the outstanding loan balance at the time of the threshold casualty and $17,200,000; and (iii) the difference between the outstanding loan balance at the time of the threshold casualty and the loan amount supported by the then current underwritten net cash flow at a 9.5% debt yield.

(28) Recourse Obligations	Rogue Valley Mall (Loan No. 5)	Recourse Variations: Violations of permitted transfer provisions result in liability for losses (not full recourse).

(28) Recourse Obligations	Laurel Lakes Shopping Center (Loan No. 7)	Environmental insurance policy was provided in lieu of full environmental carve-out from the guarantor with policy limits of $10 million, subject to a $25,000 deductible, for 10 year term (three years

C-2-6

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
past loan maturity); The policy was issued by Steadfast Insurance Company (a member company of Zurich North America), which has an AM Best rating of A+/ XV; Policy premium has been prepaid; Phase I environmental site assessment did not identify any conditions for which further action was recommended.

(28) Recourse Obligations	Hilton Garden Inn Southpoint (Loan No. 18)	Recourse Variations: Violations of permitted transfer provisions result in liability for losses (not full recourse).

(28) Recourse Obligations	Holiday Inn - Louisville KY (Loan No. 54)	Recourse Variations: Violations of permitted transfer provisions result in liability for losses (not full recourse) if violation does not result from action or failure to act of a borrower party.

(28) Recourse Obligations	Courtyard by Marriott - Stow OH (Loan No. 56)	Recourse Variations: Violations of permitted transfer provisions result in liability for losses (not full recourse) if violation does not result from action or failure to act of a borrower party.

(28) Recourse Obligations	Holiday Inn Express – Fishers IN (Loan No. 71)	Recourse Variations: Violations of permitted transfer provisions result in liability for losses (not full recourse) if violation does not result from action or failure to act of a borrower party.

(31) Acts of Terrorism Exclusion	Republic Plaza (Loan No. 1)
If TRIPRA or similar legislation is not in effect, borrower shall not be required to  spend on terrorism insurance more than 2 times the amount of the property and business income coverage required by the loan documents.

(31) Acts of Terrorism Exclusion	STAG REIT Portfolio (Loan No. 4)
If TRIPRA or similar legislation is not in effect, borrower shall not be required to  spend on terrorism insurance more than 2 times the amount of the property and business income coverage required by the loan documents.

(31) Acts of Terrorism Exclusion	Rogue Valley Mall (Loan No. 5)
If TRIPRA or similar legislation is not in effect, Borrower is not required to pay annual premium for terrorism insurance in excess of (but shall pay for coverage equal to) cap equal to two times the premium for a separate Special Form property policy excluding terrorism coverage.

(31) Acts of Terrorism Exclusion	Silas Creek Crossing (Loan No. 19)	Terrorism insurance not required until policy renewal effective 01.01.2013; Non-recourse carve-out obtained for related losses.

(31) Acts of Terrorism Exclusion	Walgreens - Oro Valley (Loan No. 73)
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreens) elects to self-insure under its lease; Walgreens has provided notice of its self-insurance election. Walgreens has no rent abatement or termination rights during the loan term.

(31) Acts of Terrorism Exclusion	Walgreens Memphis (Loan No. 77)	Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreens) elects to self-insure under its lease, which is

C-2-7

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
permitted if, among other things, Walgreens maintains net worth of at least $100 million. Walgreens has provided notice of its self-insurance election. Walgreens has no rent abatement or termination rights during the loan term.

(31) Acts of Terrorism Exclusion	Walgreens Murfreesboro (Loan No. 79)
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreens) elects to self-insure under its lease, which is permitted if, among other things, Walgreens maintains net worth of at least $100 million.  Walgreens has provided notice of its self-insurance election. Walgreens has no rent abatement or termination rights during the loan term.

(43) Environmental Conditions	STAG REIT Portfolio (Loan No. 4)
Phase I environmental site assessments indicated that there was no evidence of any recognized environmental conditions at the mortgaged properties. However, a review by the lender’s internal environmental group identified potential risk related to historical industrial uses, as follows: (i) 100 Papercraft  Park (O’Hara Township, PA): Evaluation of compliance with site closure conditions, including soil and groundwater disturbance restrictions; (ii) 215 Mill Avenue (Greenwood, SC): Phase II subsurface testing recommended to evaluate impacts on soil from historic plating operations; (iii) 42600 Merrill Road (Sterling Heights, MI):  File review recommended concerning subsurface investigation reports for subject and adjacent property to determine potential off-site impacts; (iv)  308-310 Maxwell Avenue (Greenwood, SC): Phase II subsurface testing recommended to evaluate potential impacts on soil and groundwater of historic bulk oil and fertilizer storage operations; (v) 100 Holloway Drive (Ware Shoals, SC):  Phase II subsurface testing recommended to evaluate impacts on soil from historic plating operations; and (vi) 636 South 66th Terrace (Kansas City, KS):  Phase II subsurface testing recommended to evaluate impacts of previous site operations and regulatory violations on soil and groundwater related to  historic use and storage of hazardous substances.  Environmental insurance policy was provided in lieu of Phase II testing or related additional investigation with policy limits of $1 million per occurrence and $3 million in the aggregate, subject to a $25,000 deductible,  for 10 year and one month term (one month past loan maturity).   The policy was issued by Great American Insurance Group, which has Best’s rating of “A/XIV”.  The policy premium has been prepaid.

(43) Environmental Conditions	Rogue Valley Mall (Loan No. 5)
Phase I environmental site assessment  (dated August 6, 2012) indicated recognized environmental conditions,  as follows: (i) portions of property used as gas station, auto wrecking area and dry cleaners; Limited subsurface investigation

C-2-8

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
recommended although Phase I consultant views groundwater contamination as unlikely based on 2001 Phase II study; (ii) UST-related vent pipe and fill port observed at property, associated with on-site emergency generator; Phase I consultant recommended environmental monitoring (soil and groundwater sampling) to identify any releases; and (iii) Groundwater monitoring wells observed in two locations; Phase I consultant recommended that wells be sampled and properly decommissioned as necessary, although 2001 Phase II suggests that groundwater contamination unlikely. Borrower is required post-closing to conduct Phase II investigations and make commercially reasonable efforts to remediate identified issues.

(43) Environmental Conditions	Laurel Lakes Shopping Center (Loan No. 7)
Environmental insurance policy was provided in lieu of full environmental carve-out from the guarantor with policy limits of $10 million, subject to a $25,000 deductible, for a 10 year term with a 3 year policy tail. The policy was issued by Steadfast Insurance Company (a member company of Zurich North America), which has an AM Best rating of A+/ XV;  Policy premium has been prepaid; Phase I environmental site assessment did not identify any conditions for which further action was recommended.

(43) Environmental Conditions	Carytown Place (Loan No. 42)
Phase I environmental site assessment indicated no recognized environmental conditions, and recommended no further investigation. However, the property was subject of previous Phase II investigations of soil and groundwater related to on-site underground storage tank and high risk neighboring properties. No contaminants above action levels were indicated. Significant on-site contamination or migration of off-site contaminants were not considered to represent significant risks to the subject property. Environmental insurance policy was provided in lieu of a guarantor indemnity for environmental-related losses (only the borrower is liable for environmental losses) with policy limits of $1 million, subject to a $25,000 deductible,  for a 10 year term with a 3 year policy tail. The policy was issued by Steadfast Insurance Company (a member company of Zurich North America), which has an AM Best rating of A+/XV. The policy premium has been prepaid.

The Royal Bank of Scotland
Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(1) Complete Mortgage File	SpringHill Suites Columbia (Loan No. 17) Residence Inn Concord (Loan No. 21) Courtyard Charlotte Airport (Loan No. 23)
The Mortgage Loan Documents contain an executed comfort letter in favor of The Royal Bank of Scotland.  Within 90 days of the securitization date, the Trust must provide notice of the securitization and

C-2-9

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
	Courtyard Inn Concord (Loan No. 24) Candlewood Suites – Warner Robins (Loan No. 61)	request from the Franchisor a new comfort letter in favor of the Trust, however, there can be no assurances that the Franchisor will issue a new comfort letter in favor of the Trust.

(2) Whole Loan; Ownership of Mortgage Loans	Concord Mills (Loan No. 2)
$235,000,000 senior loan to borrower is secured on a pari passu basis by various notes (A-2 Note in amount of  $110,000,000; and A-1 Note in amount of $125,000,000).  The Royal Bank of Scotland is contributing A-2 Note to WFRBS 2012-C10 Trust.  The loan is serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2012-C10 Trust until such time as the A-1 Note is securitized, whereupon the loan will be serviced pursuant to the Pooling and Servicing Agreement for the trust containing the A-1 Note.

(5) Hospitality Provisions
SpringHill Suites Columbia (Loan No. 17)

Residence Inn Concord (Loan No. 21)

Courtyard Charlotte Airport (Loan No. 23)

Courtyard Inn Concord (Loan No. 24)

Candlewood Suites – Warner Robins (Loan No. 61)

The Mortgage Loan Documents contain an executed comfort letter in favor of The Royal Bank of Scotland.  Within 90 days of the securitization date, the Trust must provide notice of the securitization and request from the Franchisor a new comfort letter in favor of the Trust, however, there can be no assurances that the Franchisor will issue a new comfort letter in favor of the Trust.

(7) Lien; Valid Assignment	Concord Mills (Loan No. 2)
$235,000,000 senior loan to borrower is secured on a pari passu basis by various notes (A-2 Note in amount of  $110,000,000; and A-1 Note in amount of $125,000,000).  The Royal Bank of Scotland is contributing A-2 Note to WFRBS 2012-C10 Trust.  The loan is serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2012-C10 Trust until such time as the A-1 Note is securitized, whereupon the loan will be serviced pursuant to the Pooling and Servicing Agreement for the trust containing the A-1 Note.

(15) Actions Concerning Mortgage Loan	202 Tillary Street (Loan No. 44) 235 Park Avenue (Loan No. 48)
An affiliate of the Mortgagor filed for bankruptcy protection.  As of the date of the free writing prospectus, the Chapter 7 proceeding of such affiliate is still pending and the bankruptcy trustee in such proceeding has also filed an adversary proceeding against a number of parties, including the non-recourse guarantors and property manager of the Mortgage Loan.  The parties to such adversary proceeding are currently conducting discovery pursuant to a schedule that is required to be completed in July of 2013.  Separately, the lender to the subject affiliate also filed a suit against the same sponsors as the Mortgage Loan as they had been the guarantors on the loan made to the affiliate that is now in bankruptcy, which suit has since been released in connection with a settlement that was entered into on November 8, 2012 whereby the outstanding amount of $2,100,000 owed to such lender was paid from escrowed funds.

(18) Insurance	Hilton Garden Inn Ayrsley (Loan No. 29)	All policies of insurance (the “Policies”)

C-2-10

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
required pursuant to the Mortgage Loan documents must be issued by companies approved by lender and authorized to do business in the State of North Carolina, with a claims paying ability rating of “A” or better by S&P (provided, however for multi-layered insurance programs, (A) if four (4) or less insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other rating agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency) or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other rating agency), with no carrier below “BBB” (and the equivalent by any other rating agency).

(18) Insurance	Towne Mall (Loan No. 12)	Mortgage allows insurance to be provided by an insurer having a claims paying or financial strength rating of at least “A- VIII” or better by AM Best’s.

(31) Acts of Terrorism Exclusion	Animas Valley Mall (Loan No. 6)
If TRIPRA (or a subsequent statute) is not in effect, the Borrower is not required to pay annual insurance premiums with respect to terrorism coverage in excess of an amount equal to 150% (subject to an annual consumer price index adjustment) of the then annual premiums for a stand-alone all-risk policy.

(31) Acts of Terrorism Exclusion	Towne Mall (Loan No. 12)
If TRIPRA (or a subsequent statute) is not in effect, the Borrower is not required to pay annual insurance premiums with respect to terrorism coverage in excess of an amount equal to 150% of the then annual premiums for a stand-alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage).

Liberty Island Group I LLC
Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(2) Whole Loan; Ownership of Mortgage Loans	All LIG I Mortgage Loans (Loan Nos. 9, 10, 22, 30, 33, 36, 40, 46, 49, 51, 70 and 72)
Prudential Asset Resources, Inc. is the primary servicer of the Liberty Island Mortgage Loans. The loans will be transferred to the WFRBS Commercial Mortgage Trust 2012-C10 subject to the terms of a primary servicing agreement.

(8) Permitted Liens; Title Insurance	Butterfield Village Center (Loan No. 70) Heritage Meadows Village Center (Loan No. 72)
The lease agreement for RDK Ventures LLC (“RDK”), which leases 100% of the net rentable area of the Mortgaged Property, provides RDK with a 45-day right to purchase the property, for fair market value, upon the occurrence of the

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
following: (i) a casualty in excess of 50% of the total cost of reconstruction or replacement of the landlord improvements, (ii) a material taking or (iii) the “site operational profitability” of the Motor Fuel Facility on the premises has been $50,000 or less for any calendar year during the 6th through 9th lease years.

(8) Permitted Liens; Title Insurance	Butterfield Village Center (Loan No. 70)
The lease agreement for RDK Ventures LLC (“RDK”), which leases 100% of the net rentable area of the Mortgaged Property, provides RDK with a 60-day right of first refusal to purchase the Mortgaged Property in the event that the Mortgaged Property is offered for sale. The right of first refusal will not apply to or prohibit any sale of the Mortgaged Property pursuant to a judicial foreclosure, deed in lieu of foreclosure or similar transaction with respect to the Mortgage Loan.

(32) Due on Sale or Encumbrance	Deerfield Embassy Suites (Loan No. 9)
The Borrower is permitted to pledge, in one or more transactions, the direct or indirect ownership interests in the guarantor, FelCor/CSS Holdings, L.P. and FelCor Holdings Trust to secure indebtedness issued or guaranteed by FelCor Lodging Trust Incorporated or the guarantor.

(36) Ground Leases	Silverado Park Place (Loan No. 46)
1,200 square feet out of the total ground area of 332,800 square feet is ground leased from Eastern Silverado, LLC pursuant to a ground lease that does not contain customary protections. The parcel subject to the ground lease is immaterial in that it is used for landscaping purposes only and is not required to meet any legal requirements.

Basis Real Estate Capital II, LLC
Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(28) Recourse Obligations	All Basis Mortgage Loans (Loan Nos. 31, 32, 34, 55, 59 and 75)	The provisions in the Mortgage Loan documents providing for recourse in connection with waste at the related Mortgaged Properties provide recourse for intentional waste only.

(28) Recourse Obligations	All Basis Mortgage Loans (Loan Nos. 31, 32, 34, 55, 59 and 75)	The provisions in the Mortgage Loan documents provide for recourse in connection with material misrepresentation rather than intentional misrepresentation.

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C-III Commercial Mortgage LLC
Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(5) Hospitality Provisions	Fairfield Inn Harrisburg (Loan No. 64)
Upon the closing of the securitization transaction, the related mortgage loan seller must apply for, on the Trust’s behalf, a new comfort letter or similar agreement, however, there can be no assurance that the Franchisor will issue a new comfort letter in favor of the Trust.  The current comfort letter or similar agreement does not, by its terms, run to the benefit of the trustee or the issuing entity as successor.

(8) Permitted Liens; Title Insurance	Spring Lake Village Apartments (Loan No. 60)	There is a covenant running with the land from 1974 allowing the city to build a sidewalk and pave a road. There are no buildings in this area of the property.

(8) Permitted Liens; Title Insurance	Fairfield Inn Harrisburg (Loan No. 64)
Pursuant to the terms of the related franchise agreement, if the transfer of the related Mortgaged Property to a Competitor (as defined in the related franchise agreement) is by foreclosure, judicial or legal process, such as execution and levy, or by any other means, the franchisor will have the right to purchase the related Mortgaged Property upon notice to the franchisee, with the price to be determined in accordance with the related franchise agreement.

(18) Insurance	All CIIICM Mortgage Loans (Loan Nos. 53, 60, 62, 64, 65, 74, 76, 81, 83 and 84)
The related loan documents may provide for a terrorism insurance coverage cap equal to the amount available at a cost not in excess of two (2) times the all risk premium (without terrorism insurance coverage).

(18) Insurance	One Murray Road (Loan No. 83)
Pursuant to the terms of its lease, the sole tenant is permitted to obtain its own insurance coverage (including, if applicable, through self-insurance).  The borrower may rely on such insurance by the sole tenant.

(18) Insurance	CVS Ravenna (Loan No. 81)
Pursuant to the terms of its lease, the sole tenant is permitted to obtain its own insurance coverage (including, if applicable, through self-insurance).  The borrower may rely on such insurance by the sole tenant.

(20) No Encroachments	Illinois MHC Portfolio (Loan No. 53)
Imperial MHC Mortgaged Property - On the west side of the property, several mobile homes encroach the boundary line setback; and, on the east side, several mobile homes encroach the interior side setback.

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(26) Local Law Compliance	Illinois MHC Portfolio (Loan No. 53)
(a) Imperial MHC Mortgaged Property -- Legal Nonconforming -- On the west side of the property, several mobile homes encroach the boundary line setback; and, on the east side, several mobile homes encroach the interior side setback. Restoration is permitted if casualty to the property is less than 50% of replacement cost and legally commenced within six months.

(b) Country Estates Mortgaged Property -- Legal Nonconforming -- Use as a mobile home park is a special use requiring approval, and parking is deficient by 63 spaces. Restoration is permitted if legally commenced within one year of casualty.

(c) Maple Crest Manor -- Legal Nonconforming -- Existing use requires a special use permit. Restoration is permitted if legally commenced within one year of casualty.

(26) Local Law Compliance	Meadowlea (Loan No. 62)	The related Mortgaged Property is legally nonconforming with respect to the size of the home lots. Restoration is permitted if casualty is less than 75% of assessed value.

(26) Local Law Compliance	Tyler Self Storage (Loan No. 65)	The related Mortgaged Property is legally nonconforming with respect to density. Restoration is permitted if casualty to the property is less than 50% and legally commenced within 90 days.

(26) Local Law Compliance	Sylvan Heights Shopping Center (Loan No. 74)	The related Mortgaged Property is legally nonconforming with respect to building setbacks and height.

(26) Local Law Compliance	Royal Coach Manor (Loan No. 84)	The related Mortgaged Property is legally nonconforming with respect to density and parking. Restoration is permitted if legally commenced within two years of casualty.

(29) Mortgage Releases	Spring Lake Village Apartments (Loan No. 60)
The related loan documents provide that if the loan is held by a REMIC and the loan-to-value ratio after a casualty or condemnation exceeds 125%, no net proceeds of such condemnation or casualty will be released to the related borrower unless (i) the principal balance of the related Mortgage Loan is paid down by a “qualified amount” under IRS Rev. Proc. 2010-30 or (ii) the lender receives an opinion of counsel to the effect that if the foregoing prepayment requirement is not followed, the applicable REMIC will not fail to maintain its status as such as a result of the release of the property subject to such condemnation or casualty.

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(29) Mortgage Releases	Willmott Self Storage (Loan No. 76)
The related loan documents provide that if the loan is held by a REMIC and the loan-to-value ratio after a casualty or condemnation exceeds 125%, no net proceeds of such condemnation or casualty will be released to the related borrower unless (i) the principal balance of the related Mortgage Loan is paid down by a “qualified amount” under IRS Rev. Proc. 2010-30 or (ii) the lender receives an opinion of counsel to the effect that if the foregoing prepayment requirement is not followed, the applicable REMIC will not fail to maintain its status as such as a result of the release of the property subject to such condemnation or casualty.

(29) Mortgage Releases	One Murray Road (Loan No. 83)
The related loan documents permit the release of a 4.17 acre parcel, provided that, among other things: (i) the remaining portion of the related Mortgaged Property is a separate tax parcel and complies with all applicable legal requirements (including, without limitation, all applicable subdivision, zoning and land use laws); (ii) the parcel to be released is conveyed to a person other than the related borrower and is not income-producing; and (iii) the loan-to-value ratio of such Mortgage Loan after giving effect to the release is not greater than 35%, unless the principal balance of such Mortgage Loan is paid down by an amount sufficient to cause the loan-to-value ratio thereof to not be greater than 35%.

(29) Mortgage Releases	Royal Coach Manor (Loan No. 84)
The related loan documents provide that if the loan is held by a REMIC and the loan-to-value ratio after a casualty or condemnation exceeds 125%, no net proceeds of such condemnation or casualty will be released to the related borrower unless (i) the principal balance of the related Mortgage Loan is paid down by a “qualified amount” under IRS Rev. Proc. 2010-30 or (ii) the lender receives an opinion of counsel to the effect that if the foregoing prepayment requirement is not followed, the applicable REMIC will not fail to maintain its status as such as a result of the release of the property subject to such condemnation or casualty.

(31) Acts of Terrorism Exclusion	All CIIICM Mortgage Loans (Loan Nos. 53, 60, 62, 64, 65, 74, 76, 81, 83 and 84)
The related loan documents may provide for a terrorism insurance coverage cap equal to the amount available at a cost not in excess of two (2) times the all risk premium (without terrorism insurance coverage).

(31) Acts of Terrorism Exclusion	One Murray Road (Loan No. 83)
Pursuant to the terms of its lease, the sole tenant is permitted to obtain its own insurance coverage (including, if applicable, through self-insurance).  The borrower may rely on such insurance by the sole tenant.

(31) Acts of Terrorism Exclusion	CVS Ravenna (Loan No. 81)
Pursuant to the terms of its lease, the sole tenant is permitted to obtain its own insurance coverage (including, if applicable, through self-insurance).  The borrower may rely on such insurance by the sole tenant.

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(32) Due on Sale or Encumbrance	All CIIICM Mortgage Loans (Loan Nos. 53, 60, 62, 64, 65, 74, 76, 81, 83 and 84)
Any transfer, sale or pledge (a “Transfer”) of direct or indirect equity interests in the related borrower is permitted so long as (a) such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests, or (b) the Transfer is to an immediate family member, or (c) the Transfer does not result in a change of control of the related Mortgagor.

(34) Defeasance	All CIIICM Mortgage Loans (Loan Nos. 53, 60, 62, 64, 65, 74, 76, 81, 83 and 84)
The related loan documents may not require that the defeased note and the defeasance collateral be assumed by a Single-Purpose Entity.  However, in such cases, the successor borrower must be an entity designated by the lender in its sole and absolute discretion or, at the option of the lender, designated by the borrower and approved by the lender.

(44) Lease Estoppels	All CIIICM Mortgage Loans (Loan Nos. 53, 60, 62, 64, 65, 74, 76, 81, 83 and 84)
C-III Commercial Mortgage LLC generally obtains estoppels from tenants that represent either (i) 80% of the square footage of the related Mortgaged Property or (ii) 80% of the income generated by the related Mortgaged Property.

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Annex D

Global Clearance, Settlement and Tax Documentation Procedures

The globally offered WFRBS Commercial Mortgage Trust 2012-C10, Commercial Mortgage Pass-Through Certificates, Series 2012-C10, Class A-1, A-2, A-3, A-SB, A-S, B and C certificates, will generally be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2012) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2012) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form); or

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)
if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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Annex E-1

Form of Trust Advisor Annual Report1
[(Subordinate Control Period)]

Report Date:  Report will be delivered annually no later than [INSERT DATE].
Transaction:  WFRBS Commercial Mortgage Trust 2012-C10, Commercial Mortgage Pass-Through Certificates, Series 2012-C10
Trust Advisor:  Pentalpha Surveillance LLC
Special Servicer:  Midland Loan Services, a Division of PNC Bank, National Association
Subordinate Class Representative:  [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report. [__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.
[__] of such Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer and/or Subordinate Class Representative as part of the development of an Asset Status Report.  This report does not include work activity related to those open cases.

b.
[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports.  This report is based only on the Specially Serviced Mortgage Loans in respect of which a Final Asset Status Report has been issued.  The Final Asset Status Reports may not yet be fully implemented.

II.         Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service the Specially Serviced Mortgage Loans in accordance with the Servicing Standard.  Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.  In addition, the Trust Advisor notes the following:  [PROVIDE SUMMARY OF INFORMATION].

In connection with the assessment set forth in this report:

1.
The Trust Advisor reviewed the Final Asset Status Report that was previously executed by the Special Servicer for the following [__] Specially Serviced Mortgage Loans:  [LIST APPLICABLE SPECIALLY SERVICED MORTGAGE LOANS].

2.
Trust Advisor’s review of the Final Asset Status Reports should be considered a limited investigation and background discussion and not be considered a full or limited audit.  For instance, we did not review the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

1
This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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3.
All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Final Asset Reports have been delivered.  Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

4.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.        Specific Items of Review

1.	The Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

3.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

4.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan.  The Trust Advisor did not meet with the Special Servicer or the Subordinate Class Representative.  As such, the Trust Advisor generally relied upon its review of the information described in Item 1 of Section III above and its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement.  The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans.  These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc.  The Trust Advisor does not participate in discussions regarding such actions.  As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	This report is furnished to the certificate administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report

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shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of December 1, 2012.

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Annex E-2

Form of Trust Advisor Annual Report2
[(Collective Consultation Period and Senior Consultation Period)]

Report Date:  Report will be delivered annually no later than [INSERT DATE].
Transaction:  WFRBS Commercial Mortgage Trust 2012-C10, Commercial Mortgage Pass-Through Certificates, Series 2012-C10
Trust Advisor:  Pentalpha Surveillance LLC
Special Servicer:  Midland Loan Services, a Division of PNC Bank, National Association
Subordinate Class Representative:  [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[__] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard and the Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement.  Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.  In addition, the Trust Advisor notes the following:  [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Trust Advisor:

1.
Reviewed the Asset Status Reports, net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [__] Specially Serviced Mortgage Loans:  [LIST APPLICABLE MORTGAGE LOANS]

2.
[If report is rendered during a Senior Consultation Period, add:]  Met with the Special Servicer on [DATE] for the annual meeting.  Participants from the Special Servicer included:  [IDENTIFY PARTICIPANTS’ NAME AND TITLE].  The Specially Serviced Mortgage Loans (including Asset Status Reports, other relevant accompanying information and any related net present value calculations and Appraisal Reduction Amount calculations) were referenced in the meeting.  The discussion focused on the Special Servicer’s execution of its

2
This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

E-2-1

resolution and liquidation procedures in general terms as well as in specific reference to the Specially Serviced Mortgage Loans.

a.
Trust Advisor’s review of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Mortgage Loans [[if report is rendered during a Senior Consultation Period:] and meeting with the Special Servicer] should be considered a limited investigation and background discussion and not be considered a full or limited audit.  For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

b.
All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool.  Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

3.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.
The Trust Advisor reviewed the following items in connection with [[if report is rendered during Senior Consultation Period:]the annual meeting] and the generation of this report:  [LIST MATERIAL ITEMS].

2.
During the prior year, the Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans:  [LIST].  The Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.  The Special Servicer [agreed with/did not agree with] the recommendations made by the Trust Advisor.  Such recommendations generally included the following:  [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

a.
The Trust Advisor [did/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

b.
The Trust Advisor [does/does not] agree with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

c.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those

E-2-2

mathematical calculations, such inaccuracy [has been/ has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

5.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

6.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan.  The Trust Advisor does not have authority to speak with the Subordinate Class Representative directly.  [[If report rendered during Senior Consultation Period:] While the Subordinate Class Representative may have attended the annual meeting,] the Trust Advisor generally did not address issues and questions to the Subordinate Class Representative.  As such, the Trust Advisor generally relied upon its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement.  The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of [[if report rendered during Senior Consultation Period:] the meeting held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and] certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans.  These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc.  The Trust Advisor does not participate in any of those discussions.  As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
This report is furnished to the certificate administrator pursuant to the provisions of the Pooling and Servicing Agreement.  The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of December 1, 2012.

E-2-3

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Annex F

Form of Distribution Date Statement

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

DISTRIBUTION DATE STATEMENT

	STATEMENT SECTIONS	PAGE(s)
	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Reconciliation Detail	4
	Other Required Information	5
	Cash Reconciliation Detail	6
	Current Mortgage Loan and Property Stratification Tables	7-9
	Mortgage Loan Detail	10
	NOI Detail	11
	Principal Prepayment Detail	12
	Historical Detail	13
	Delinquency Loan Detail	14
	Specially Serviced Loan Detail	15-16
	Advance Summary	17
	Modified Loan Detail	18
	Historical Liquidated Loan Detail	19
	Historical Bond / Collateral Loss Reconciliation	20
	Interest Shortfall Reconciliation Detail	21-22
	Defeased Loan Detail	23
	Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Trust Advisor

Wells Fargo Commercial Mortgage Securities, Inc. 375 Park Avenue 2nd Floor, J0127-23 New York, NY 10152 Contact: Anthony.Sfarra@wellsfargo.com Phone Number: (212) 214-5613	Wells Fargo Bank, National Association 550 S. Tryon Street, 14th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com Phone Number: (866) 898-1615	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210 Contact: Kevin Donahue Phone Number: (913) 253-9000	Pentalpha Surveillance LLC 375 North French Rd, Suite 100 Amherst, NY 14228 Contact: Don Simon Phone Number: (203) 660-6100

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others.    Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so.  Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.  Please visit www.ctslink.com for additional information and special notices.  In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

F-1	Page 1 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

F-2	Page 2 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

F-3	Page 3 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

F-4	Page 4 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Other Required Information

Available Distribution Amount (1)	0.00

Master Servicing Fee Summary

Current Period Accrued Master Servicing Fees	0.00
Less Delinquent Master Servicing Fees	0.00
Less Reductions to Master Servicing Fees	0.00	Appraisal Reduction Amount
Plus Master Servicing Fees for Delinquent Payments Received Plus Adjustments for Prior Master Servicing Calculation Total Master Servicing Fees Collected	0.00 0.00 0.00	Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

		Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

F-5	Page 5 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee	0.00
Interest Adjustments	0.00		Certificate Administration Fee	0.00
Deferred Interest	0.00		Insurer Fee	0.00
Net Prepayment Interest Shortfall	0.00		Miscellaneous Fee	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Equity Payments Received	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Equity Payments Paid	0.00
			Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

F-6	Page 6 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

F-7	Page 7 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)
Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning
Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

F-8	Page 8 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)
Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI
Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

F-9	Page 9 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

F-10	Page 10 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

F-11	Page 11 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

F-12	Page 12 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

F-13	Page 13 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

F-14	Page 14 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

F-15	Page 15 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13		Other or TBD

F-16	Page 16 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

F-17	Page 17 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

F-18	Page 18 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

F-19	Page 19 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross- Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

F-20	Page 20 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

F-21	Page 21 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
			Current Month	Left to Reimburse		Comments
				Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

F-22	Page 22 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

F-23	Page 23 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2012-C10 Commercial Mortgage Pass-Through Certificates Series 2012-C10	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2013
		Record Date:	12/31/2012
		Determination Date:	01/11/2013

Supplemental Reporting

F-24	Page 24 of 24

Annex G

Class A-SB Planned Principal Balance Schedule

Distribution Date	Class A-SB Planned Principal Balance ($)	Distribution Date	Class A-SB Planned Principal Balance ($)

January 2013	123,890,000.00	November 2017	123,890,000.00
February 2013	123,890,000.00	December 2017	123,889,558.68
March 2013	123,890,000.00	January 2018	122,104,427.23
April 2013	123,890,000.00	February 2018	120,312,244.18
May 2013	123,890,000.00	March 2018	118,141,402.24
June 2013	123,890,000.00	April 2018	116,333,565.93
July 2013	123,890,000.00	May 2018	114,395,235.22
August 2013	123,890,000.00	June 2018	112,572,600.81
September 2013	123,890,000.00	July 2018	110,619,892.61
October 2013	123,890,000.00	August 2018	108,782,344.48
November 2013	123,890,000.00	September 2018	106,937,537.07
December 2013	123,890,000.00	October 2018	104,963,286.11
January 2014	123,890,000.00	November 2018	103,103,391.77
February 2014	123,890,000.00	December 2018	101,114,482.70
March 2014	123,890,000.00	January 2019	99,239,383.55
April 2014	123,890,000.00	February 2019	97,356,876.32
May 2014	123,890,000.00	March 2019	95,104,127.97
June 2014	123,890,000.00	April 2019	93,205,285.02
July 2014	123,890,000.00	May 2019	91,178,534.38
August 2014	123,890,000.00	June 2019	89,264,182.32
September 2014	123,890,000.00	July 2019	87,222,363.40
October 2014	123,890,000.00	August 2019	85,292,381.07
November 2014	123,890,000.00	September 2019	83,354,773.17
December 2014	123,890,000.00	October 2019	81,290,359.40
January 2015	123,890,000.00	November 2019	79,336,939.51
February 2015	123,890,000.00	December 2019	66,305,842.04
March 2015	123,890,000.00	January 2020	64,356,088.23
April 2015	123,890,000.00	February 2020	62,398,635.52
May 2015	123,890,000.00	March 2020	60,200,684.13
June 2015	123,890,000.00	April 2020	58,226,824.57
July 2015	123,890,000.00	May 2020	56,129,317.34
August 2015	123,890,000.00	June 2020	54,139,381.54
September 2015	123,890,000.00	July 2020	52,026,255.04
October 2015	123,890,000.00	August 2020	50,020,117.46
November 2015	123,890,000.00	September 2020	48,006,057.66
December 2015	123,890,000.00	October 2020	45,869,492.88
January 2016	123,890,000.00	November 2020	43,839,042.90
February 2016	123,890,000.00	December 2020	41,686,553.84
March 2016	123,890,000.00	January 2021	39,639,585.70
April 2016	123,890,000.00	February 2021	37,584,533.61
May 2016	123,890,000.00	March 2021	35,181,694.13
June 2016	123,890,000.00	April 2021	33,109,039.35
July 2016	123,890,000.00	May 2021	30,915,545.14
August 2016	123,890,000.00	June 2021	28,826,042.60
September 2016	123,890,000.00	July 2021	26,616,179.53
October 2016	123,890,000.00	August 2021	24,509,697.64
November 2016	123,890,000.00	September 2021	22,394,896.06
December 2016	123,890,000.00	October 2021	20,160,453.06
January 2017	123,890,000.00	November 2021	18,028,474.54
February 2017	123,890,000.00	December 2021	15,777,342.84
March 2017	123,890,000.00	January 2022	13,628,053.22
April 2017	123,890,000.00	February 2022	11,470,274.33
May 2017	123,890,000.00	March 2022	8,974,281.78
June 2017	123,890,000.00	April 2022	6,798,124.24
July 2017	123,890,000.00	May 2022	4,504,069.27
August 2017	123,890,000.00	June 2022	2,310,255.57
September 2017	123,890,000.00	July 2022
October 2017	123,890,000.00	and thereafter	0.00

G-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wells Fargo Commercial Mortgage Securities, Inc.
Depositor

Wells Fargo Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

●	multifamily and commercial mortgage loans;

●	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, and other mortgage-backed securities;

●	direct obligations of the United States or other government agencies; or

●	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption “Risk Factors” on page 8 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

July 20, 2012

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	vi

WHERE YOU CAN FIND MORE INFORMATION	vi

SUMMARY OF PROSPECTUS	1

RISK FACTORS	8

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	8
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	8
Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	8
Loans Not Insured or Guaranteed	9
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	10
Book-Entry Registration May Hinder the Exercise of Investor Remedies	10
Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	10
Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	10
Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	10
Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	11
Future Cash Flow and Property Values Are Not Predictable	11
Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	13
Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	13
Risks Associated with Commercial Lending May Be Different Than for Residential Lending	13
Special Risks of Mortgage Loans Secured by Multifamily Properties	14
Special Risks of Mortgage Loans Secured by Retail Properties	15
Special Risks of Mortgage Loans Secured by Hospitality Properties	16
Special Risks of Mortgage Loans Secured by Office Properties	17
Special Risks Associated with Residential Healthcare Facilities	18
Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	19
Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	21
Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	21
Special Risks Associated with Manufactured Housing Properties	22
Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	23
Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	23
Condemnations of Mortgaged Properties May Result in Losses	23
Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	24
The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	24
Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	25
Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	25
Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	25
Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	25
Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	26
Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	26
State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates	28

i

We Have Not Re-Underwritten Any of the Mortgage Loans	28
Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	28
Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	29
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	30
The Borrower’s Form of Entity May Cause Special Risks	30
Bankruptcy Proceedings Entail Certain Risks	32
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	33
Restrictions on Certain of the Mortgaged Properties May Limit Their Use	33
Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	33
Inspections of the Mortgaged Properties Were Limited	34
Litigation Concerns	34

DESCRIPTION OF THE TRUST FUNDS	35

General	35
Mortgage Loans—Leases	35
CMBS	39
Collection Accounts	40
Credit Support	40
Cash Flow Agreements	40
Pre-Funding	40

YIELD CONSIDERATIONS	41

General	41
Pass-Through Rate	41
Payment Delays	41
Shortfalls in Collections of Interest Resulting from Prepayments	41
Prepayment Considerations	42
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45

THE SPONSOR	46

THE DEPOSITOR	47

USE OF PROCEEDS	47

DESCRIPTION OF THE CERTIFICATES	48

General	48
Distributions	48
Distributions of Interest on the Certificates	49
Distributions of Principal on the Certificates	50
Components	50
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	51
Allocation of Losses and Shortfalls	51
Advances in Respect of Delinquencies	51
Reports to Certificateholders	52
Voting Rights	53
Termination	53
Book-Entry Registration and Definitive Certificates	54

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	56

General	56
Assignment of Mortgage Assets; Repurchases	57
Representations and Warranties; Repurchases	58
Collection Account	59
Collection and Other Servicing Procedures	62
Realization upon Defaulted Mortgage Loans	63

ii

Hazard Insurance Policies	64
Due-on-Sale and Due-on-Encumbrance Provisions	65
Servicing Compensation and Payment of Expenses	65
Evidence as to Compliance	66
Certain Matters Regarding the Master Servicer and the Depositor	67
Events of Default	68
Rights upon Event of Default	68
Amendment	69
List of Certificateholders	69
The Trustee and Certificate Administrator	69
Duties of the Trustee	69
Certain Matters Regarding the Trustee	70
Resignation and Removal of the Trustee	70

DESCRIPTION OF CREDIT SUPPORT	70

General	70
Subordinate Certificates	71
Cross-Support Provisions	71
Insurance or Guarantees with Respect to Mortgage Loans	72
Letter of Credit	72
Certificate Insurance and Surety Bonds	72
Reserve Funds	72
Credit Support with Respect to CMBS	73

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	73

General	73
Types of Mortgage Instruments	74
Leases and Rents	74
Personalty	74
Cooperative Loans	74
Junior Mortgages; Rights of Senior Lenders	76
Foreclosure	77
Bankruptcy Laws	80
Environmental Considerations	83
Due-on-Sale and Due-on-Encumbrance	84
Subordinate Financing	85
Default Interest and Limitations on Prepayments	85
Certain Laws and Regulations; Types of Mortgaged Properties	85
Applicability of Usury Laws	85
Servicemembers Civil Relief Act	86
Americans with Disabilities Act	86
Forfeiture in Drug, RICO and Money Laundering Proceedings	86
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	87

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	87

General	87
REMICs	89

Taxation of Owners of REMIC Regular Certificates	91
Taxation of Owners of REMIC Residual Certificates	97

Grantor Trusts	112

Characterization of Investments in Grantor Trust Certificates	113
Taxation of Owners of Grantor Trust Fractional Interest Certificates	113

STATE AND OTHER TAX CONSEQUENCES	122

ERISA CONSIDERATIONS	123

General	123
Prohibited Transaction Exemptions	124

iii

LEGAL INVESTMENT	126

METHOD OF DISTRIBUTION	127

LEGAL MATTERS	128

FINANCIAL INFORMATION	128

RATINGS	128

GLOSSARY	129

iv

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

●	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

●	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 129 in this prospectus.

In this prospectus, the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus.  This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement.  This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.
v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than Annual Reports on Form 10-K), that relate specifically to the related series of certificates.  The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).  Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention:  Secretary, or by telephone at 704-715-6133.

The depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission.  This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549.  Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website.  The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.
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SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

	●	mortgage assets;

	●	collection accounts;

	●	forms of credit support;

	●	cash flow agreements; and

	●	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

	●	multifamily and commercial mortgage loans;

	●	commercial mortgage-backed securities;

	●	direct obligations of the United States or other government agencies; and

	●	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

	●	residential properties consisting of five or more rental or cooperatively owned dwelling units;

	●	shopping centers;

	●	retail buildings or centers;

	●	hotels, motels and other hospitality properties;

	●	office buildings;

	●	nursing homes, assisted living facilities and similar properties;

	●	hospitals or other healthcare related facilities;

	●	industrial properties;

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●	owner-occupied commercial properties;

●	warehouse, mini-warehouse, cold storage, or self storage facilities;

●	recreational vehicle and mobile home parks;

●	manufactured housing communities;

●	parking lots;

●	commercial properties occupied by one or more tenants;

●	entertainment or sports arenas;

●	restaurants;

●	marinas;

●	mixed use properties;

●	movie theaters;

●	amusement and theme parks;

●	destination resorts, golf courses and similar properties;

●	educational centers;

●	casinos;

●	bank branches; and

●	unimproved land.

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

●	is fixed over its term;

●	adjusts from time to time;

●	is partially fixed and partially floating;

●	is floating based on one or more formulae or indices;

●	may be converted from a floating to a fixed interest rate;

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	●	may be converted from a fixed to a floating interest rate; or

	●	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

	●	scheduled payments to maturity;

	●	payments that adjust from time to time;

	●	negative amortization or accelerated amortization;

	●	full amortization or require a balloon payment due on its stated maturity date;

	●	prohibitions on prepayment;

	●	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

	●	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

	●	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

	●	all mortgage loans will have original terms to maturity of not more than 40 years;

	●	all mortgage loans will have individual principal balances at origination of not less than $100,000;

	●	all mortgage loans will have been originated by persons other than the depositor; and

	●	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Collection Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A collection account may be

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maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

	●	subordination of one or more classes of certificates;

	●	over-collateralization;

	●	letters of credit;

	●	insurance policies;

	●	bonds;

	●	repurchase obligations;

	●	guarantees;

	●	reserve funds; and/or

	●	a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

	●	guaranteed investment contracts;

	●	interest rate swap or exchange contracts;

	●	interest rate cap or floor agreements;

	●	currency exchange agreements; and/or

	●	yield supplement agreements.

Pre-Funding Account;
Capitalized Interest Account	A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the

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pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates included herein or in any accompanying prospectus supplement is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

	●	provide for the accrual of interest thereon based on fixed, variable or floating rates;

	●	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

	●	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

	●	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

	●	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

	●	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

	●	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding principal balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be

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reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The principal balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the principal balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a master servicer or trustee for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

● “regular interests” or “residual interests” in a trust fund treated as a “real estate mortgage investment conduit” under the Internal Revenue Code of 1986, as amended;

● interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

● any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use “plan assets” of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the

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purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment
The accompanying prospectus supplement will specify whether the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” herein.

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RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates.  The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under “Risk Factors”, summarize the material risks relating to your certificates.  In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any CMBS included in a trust fund.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

●	a secondary market for your certificates may not develop;

●	interest rate fluctuations;

●	the absence of redemption rights; and

●	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person.  No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series.  Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the certificate administrator, trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the collection account and any accounts maintained as credit support, as described in the accompanying prospectus supplement.  The certificate administrator, trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates.  On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls.  The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a

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faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage loans were made as scheduled.  Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates.  The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement.  As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

●	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

●	then-current interest rates being charged on similar mortgage loans; and

●	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates.  As a result, yields on classes of certificates with a more senior priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets.  A series of certificates may include one or more classes offered at a significant premium or discount.  Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium.  No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

●	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

●	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed

Generally, the mortgage assets included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee the certificate administrator, the trust advisor or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

●	there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein (or has such other effect specified in the related prospectus supplement); or

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●	certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein (or has such other effect specified in the related prospectus supplement) and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund.  We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding principal balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Book-Entry Registration May Hinder the Exercise of Investor Remedies

Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor.  As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment

The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates.  Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses.  The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest.  In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status.  This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund

Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates.  Therefore, the aggregate characteristics of a trust fund

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following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans

The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower.  The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.  Among these factors are:

●	economic conditions generally and in the area of the project;

●	the age, quality, functionality and design of the project;

●	the degree to which the project competes with other projects in the area;

●	changes or continued weakness in specific industry segments;

●	increases in operating costs;

●	the willingness and ability of the owner to provide capable property management and maintenance;

●	the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the financial condition of a major tenant;

●	the location of a mortgaged property;

●	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

●	an increase in vacancy rates;

●	perceptions regarding the safety, convenience and attractiveness of such properties;

●	vulnerability to litigation by tenants and patrons; and

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●	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.  Certain of such mortgage loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the mortgage loan may be impaired and the resale value of the mortgaged property, which is substantially dependent upon the mortgaged property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties.  Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.  In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income.  In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences; and

●	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	in the case of rental properties, the rate at which new rentals occur;

●	the property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the mortgaged property and to retain or replace tenants); and

●	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with

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short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default

The mortgage assets will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the mortgage loan sellers, the originators, the master servicer, the special servicer, the trustee, the certificate administrator, or the trust advisor or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan.  If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan.  Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets.  The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates.  The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties.  The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future.  The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.  See “—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and military conflicts may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism.  Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflicts involving the United States, including the recent war between the United States and Iraq, continued military operations in Afghanistan or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.  Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending

Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger mortgage loans to single borrowers or groups of related mortgagors.  In addition, unlike mortgage loans which are secured by single family residences, repayment of mortgage loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

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●	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

●	in the case of mortgage loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the mortgage loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties

Multifamily projects are part of a market that, in general, is characterized by low barriers to entry.  Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time.  Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.  Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund.  Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels.  Occupancy and rent levels may also be affected by:

●	the construction of additional housing units;

●	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

●	the location of the mortgaged property (for example, a change in the neighborhood over time);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services and amenities that the mortgaged property provides;

●	the mortgaged property’s reputation;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

●	the presence of competing properties;

●	state or local regulations;

●	adverse local or national economic conditions;

●	local military base closings;

●	developments at local colleges and universities;

●	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

●	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

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●	the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs.  The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include:

●	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

Special Risks of Mortgage Loans Secured by Retail Properties

Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund.  In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a retail property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center.  In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases.  Significant factors determining the value of retail properties are:

●	the quality of the tenants; and

●	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales.  Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property.  Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons.  In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property.  In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry.  In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing

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obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

●	catalogue retailers;

●	home shopping networks;

●	the internet;

●	telemarketing; and

●	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans Secured by Hospitality Properties

Hospitality properties are affected by various factors, including:

●	location;

●	quality;

●	management ability;

●	amenities;

●	franchise affiliation (or lack thereof);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

●	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

●	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

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The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.  Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license.  Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  In addition, actual or potential acts of terrorism may have an adverse impact on the tourism and convention industry.  See “—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” above.

Special Risks of Mortgage Loans Secured by Office Properties

Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of office buildings include:

●	the quality of an office building’s tenants;

●	the physical attributes of the building in relation to competing buildings;

●	the desirability of the area as a business location; and

●	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building.  That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market.  Competition is affected by a property’s:

●	age;

●	condition;

●	design (e.g., floor sizes and layout);

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●	access to transportation; and

●	ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy.  A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities.  A central business district may have an economy which is markedly different from that of a suburb.  The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis.  In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities

Residential healthcare facilities pose risks not associated with other types of income-producing real estate.  Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services.  Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such mortgaged property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments.  Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries.  If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement.  Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the mortgaged property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

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Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

●	increasing governmental regulation and supervision;

●	a decline in the financial health, skill or reputation of the operator;

●	increased operating expenses; and

●	competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties

The mortgaged properties may include healthcare-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

●	Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

●	Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

●	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

●	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of healthcare-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.  Moreover, governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there exist various proposals for national healthcare reform that could further limit those payments.  Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries.  If those payments are insufficient, net operating income of healthcare-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by healthcare-related facilities.

Moreover, healthcare-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services.  In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs.  Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services.  Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any healthcare-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services

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furnished at such property prior to foreclosure.  Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states.  The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a healthcare-related facility or, if applicable, bar it from participation in government reimbursement programs.  In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license.  We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds.  The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility).  States also regulate nursing bed supply in other ways.  For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment.  In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency.  Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a healthcare-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption.  In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license.  Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government “fraud and abuse” laws also apply to healthcare-related facilities.  “Fraud and abuse” laws generally prohibit payment or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services.  Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs.  The state law restrictions in this area vary considerably from state to state.  Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create “safe harbors” under the law provide only limited guidance.  Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the healthcare-related mortgaged properties that are subject to those laws.

The operators of healthcare-related properties are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators.  The successful operation of a healthcare-related property will generally depend upon:

●	the number of competing facilities in the local market;

●	the facility’s age and appearance;

●	the reputation and management of the facility;

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●	the types of services the facility provides; and

●	where applicable, the quality of care and the cost of that care.

The inability of a healthcare-related property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities

Mortgage loans secured by warehouse and self storage facilities may constitute a material concentration of the mortgage loans in a trust fund.  The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility.  In addition, due to the short-term nature of self storage leases, mortgage loans secured by self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use.  Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities.  Therefore, such facilities may pose additional environmental risks to investors.  The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties.  We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.  See “—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

In addition, to the extent that a self storage facility becomes a “real estate owned” property pursuant to the terms of the pooling and servicing agreement and is operated by the trust fund directly, all or some portion of net operating income, if any, earned with respect to such “real estate owned” property may be from the sale of personal property or the provision of services, and thus could be subject to tax at a 35% rate as “net income from foreclosure property”, or even possibly to the 100% tax rate applicable to “prohibited transactions” income of a REMIC.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities

Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of industrial properties include:

●	the quality of tenants;

●	building design and adaptability; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a

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single tenant.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties

Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing property may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

Manufactured housing properties are “special purpose” properties that generally can not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

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Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property

Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself.  The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project.  The property manager is responsible for:

●	operating the property;

●	providing building services;

●	responding to changes in the local market; and

●	planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan.  In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise.  There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties

The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

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Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default

Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity.  Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

●	its ability to fully refinance the mortgage loan; or

●	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

●	the value of the related mortgaged property;

●	the level of available mortgage interest rates at the time of sale or refinancing;

●	the borrower’s equity in the related mortgaged property;

●	the financial condition and operating history of the borrower and the related mortgaged property;

●	tax laws;

●	rent control laws (with respect to certain residential properties);

●	Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes) (see “—Special risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” above.);

●	prevailing general economic conditions; and

●	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

Neither we nor our affiliates will be required to refinance any mortgage loan.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests

If and to the extent specified in the accompanying prospectus supplement, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans. We cannot provide assurance that any such extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

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Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses

To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages.  When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied.  If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss.  Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates

The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates.  Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement.  Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement.  Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall primarily upon those classes of certificates having a lower priority of payment.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.  The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if all rating agencies hired by us to rate any class of the certificates indicate that the then-current rating of those certificates will not be adversely affected.  None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests

Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals.  The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks

The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect

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rents.  Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver.  Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents.  See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans

If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund.  A mortgage loan will be considered “delinquent” if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms.  In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates.  If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in a trust fund, the trust fund may be subject to certain risks including the following:

●	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

●	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

●	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

●	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions.  This lien may be superior to the lien of an existing mortgage.  Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in

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such property.  The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner.  Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage.  In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances.  The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in the accompanying prospectus supplement.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing.  In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

●	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

●	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

●	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents;

●	the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation; or

●	any other actions described in the related prospectus supplement.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks.  In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

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The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation.  Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property.  However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property.  See “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Risk Factors—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates

The ability to realize upon the mortgage loans may be limited by the application of state laws.  For example, some states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.  In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  The application of other state and federal laws may delay or otherwise limit the ability to realize on the mortgage loans.

We Have Not Re-Underwritten Any of the Mortgage Loans

We have not re-underwritten the mortgage loans included in the trust fund related to a particular series of certificates.  Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the interests of the certificateholders.  These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  If we had re-underwritten the mortgage loans included in the trust fund, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers.  In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences

One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure.  Any such tax would substantially reduce net proceeds available for distribution to that series of certificates.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates” in this prospectus.

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State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose real property transfer taxes or recording fees on transfers of real property in a foreclosure, by a deed in lieu of foreclosure or by similar process, and make the transferee either jointly liable with the transferor for the tax or fee, or liable for the tax or fee in the event the transferor fails to pay it.  Such taxes and fees can be significant in amount, and in those jurisdictions in which they are imposed, reduce the net proceeds realized by a lender in liquidating the real property securing the related mortgage loan.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund related to any series of certificates and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

●	war;

●	terrorism;

●	revolution;

●	governmental actions;

●	floods, and other water-related causes;

●	earth movement (including earthquakes, landslides and mud flows);

●	wet or dry rot;

●	vermin;

●	domestic animals;

●	sink holes or similarly occurring soil conditions; and

●	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if a determination is made that either—

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●	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

●	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.  See “Risk Factors—Risks Related to the Mortgage Loans—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions

Some (but not all) of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure.  Some (but not all) of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals.  Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake.  Terms of mortgage loans to legal entities generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”.

In general, but not in all cases, borrowers’ organizational documents or the terms of mortgage loans made to legal entities limit their activities to the ownership of only the related property or properties and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the properties to secure additional indebtedness or obligations of other entities.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.  However, we cannot assure you that the related borrowers will comply with these requirements.

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Also, although a borrower may currently be a single-purpose entity, in many cases, that borrower may not have originally been a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended.  That borrower may also have previously owned property other than the related property or it is a “recycled” single-purpose vehicle, that previously had other liabilities.  In addition, in some cases, during the period prior to the origination of the mortgage loan, that borrower did not observe all covenants that typically are required to consider a borrower a “single-purpose entity”.  The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

●	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to limit the possibility of becoming insolvent or bankrupt, will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings.  Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors.  Although the requirement of having independent directors, managers or trustees is designed to lessen the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower.  Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed.  For example, in the recent bankruptcy case of In Re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.  The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other

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considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates.  See “Certain Legal Aspects of Mortgage Loans and Leases—Bankruptcy Laws” in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:  (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases.  Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

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As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss

Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-conforming uses.  Such changes may limit the ability of the related mortgagor to rebuild the premises “as is” in the event of a substantial casualty loss.  Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.  Insurance proceeds may not be sufficient to pay off such mortgage loan in full.  In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be “legal non-conforming” uses.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming” use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements.  Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited

The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property in a prohibited manner without the consent of the mortgagee.  There also may be limitations on the enforceability of such clauses.  The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower.  The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable.  However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” above.

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The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents, which pose special risks as described above under “—Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks” in this prospectus.

Inspections of the Mortgaged Properties Were Limited

The mortgaged properties related to mortgage loans included in the trust fund related to a particular series of certificates were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties.  We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns

From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates.  In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement.  It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

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DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii).  Each trust fund will be established by the depositor.  Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor.  The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person.  The discussion below under the heading “—Mortgage Loans—Leases”, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.  The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other healthcare-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land.  The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations.  If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property.  A mortgage may create a lien on a borrower’s leasehold estate in a property; however, unless otherwise specified in the accompanying prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years.  Each mortgage loan will have been originated by a person other than the depositor; however, the originator of any mortgage loan may be or may have been one of the depositor’s affiliates.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction.  In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed.  In addition, the mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates.  In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.  To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties.  Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower.  State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed.  See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.  Alternatively, to the

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extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include “bond-type” or “credit-type” leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties.  A “bond-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s).  A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent.  A “credit-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s).  A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor.  Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases.  In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan.  To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee.  This is generally the case in bond-type leases and credit-type leases.  In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan.  To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan.  In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed.  Some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time.  Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income).  Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan.  The “debt service coverage ratio” of a mortgage loan at any given time generally is the ratio of (i) the net operating income of the mortgaged property for a twelve-month period to (ii) the annualized debt service on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the

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lien of the mortgage.  As used herein, “net operating income” generally means, for any given period, the revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Net cash flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.  An insufficiency of net operating income can be compounded or solely caused by an adjustable rate mortgage loan.  As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation).  In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The debt service coverage ratio should not be relied upon as the sole measure of the risk of default of any mortgage loan, however, since other factors may outweigh a high debt service coverage ratio.  With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related debt service coverage ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan.  In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses.  However, the existence of such “net of expense” provisions will result in stable net operating income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.  See “—Leases” above.

While the duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the related mortgaged property.  Examples of the latter include mortgage loans secured by healthcare-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property.  Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the loan-to-value ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.  The “loan-to-value ratio” for a mortgage loan at any given time generally is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such mortgage loan.  The lower the loan-to-value ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

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Loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans.  For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market.  Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods.  Each of these appraisal methods can present analytical difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate.  Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant.  See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in this prospectus.

Payment Provisions of the Mortgage Loans.  Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement.  A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement.  A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement.  If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.  Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally be current as of a date specified therein and, to the extent then applicable and known, will include the following:  (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the Cut-off Date loan-to-value ratio of each

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mortgage loan, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) underwritten debt service coverage ratios and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.  In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  Distributions in respect of the CMBS will be made by the CMBS servicer, the CMBS trustee or CMBS certificate administrator on the dates specified in the accompanying prospectus supplement.  The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” in this prospectus may have been provided with respect to the CMBS.  The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have been hired by us to assign a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer, CMBS trustee and CMBS certificate administrator, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements” above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or be eligible for resale under Rule 144(k) under the Securities Act, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

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Collection Accounts

Each trust fund will include one or more collection accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund.  A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof.  The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate a series of certificates.  If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates.  The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets.  Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-off Date.  Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.  The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates.  Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

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In addition, a trust fund may include a separate capitalized interest account.  Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.  Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations.  Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement.  See “Risk Factors—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment” in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate.  See “Risk Factors—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus.  The following discussion contemplates a trust fund that consists solely of mortgage loans.  While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS.  If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.  The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders.  That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment.  However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods.  Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.  If and to the extent

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that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected.  The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates.  If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls.  The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls.  See “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments or other unscheduled collections on them (including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria are not satisfied, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund).  In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.  Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate).  Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments.  As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of

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certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the principal balances of one or more of the other classes of certificates of the same series.  Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be.  Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans.  However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment.  In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby “locking in” such rate or (ii) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.  The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders.  Prepayment rates on loans are commonly measured relative to a prepayment

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standard or model, such as the CPR prepayment model or the SPA prepayment model.  CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.  For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month.  Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans.  Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.  The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes.  Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls.  For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class.  If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class.  Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection.  A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure.  As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls

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below that assumed rate.  Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, “call risk,” and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, “extension risk”, that would otherwise be allocated to the related controlled amortization class.  Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.  Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates.  In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates.  Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the mortgage loan balance would negatively amortize to the extent of the amount of the interest shortfall.  Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series.  Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature.  A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans.  The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series.  Servicing decisions made with respect to the mortgage loans, including the use of payment

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plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Loans.  The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls.  In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage loans in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement.  As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates.  The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.  In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage loans in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement.  In general, “excess funds” as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage loans in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates.  The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series.  Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, may be a sponsor.  Wells Fargo is a national banking association and acquires and originates mortgage loans for public and private securitizations.  Wells Fargo may also act as a mortgage loan seller and may act as the servicer, and/or the certificate administrator and/or the provider of any cashflow agreements with respect to the offered certificates.  Wells Fargo is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.  Wells Fargo is a wholly-owned subsidiary of Wells Fargo & Company, which is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended.

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Wells Fargo is an affiliate of the depositor and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

Wells Fargo is also the successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

Additional information, including the most recent Form 10-K and Annual Report of Wells Fargo & Company, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission (the “SEC”) by Wells Fargo & Company, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Corporate Secretary, Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479.

THE DEPOSITOR

Wells Fargo Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988.  The depositor is an indirect, wholly-owned subsidiary of Wells Fargo & Company, an affiliate of Wells Fargo, which may be a sponsor, a mortgage loan seller, the servicer and/or the provider of any cashflow agreements with respect to one or more series of the offered certificates, and an affiliate of Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

The depositor was formerly known as Wachovia Commercial Mortgage Securities, Inc. The depositor is a direct, wholly-owned subsidiary of Wells Fargo as successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Capital Markets, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of those assets.  The depositor is generally not engaged in any activities except those related to the securitization of assets.  The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166.  Its telephone number is 704-715-6133.  There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes.  The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

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DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement.  Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement.  Any such classes may include classes of offered certificates.  With respect to certificates with two or more components, references in this prospectus to principal balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement.  One or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC.  The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to certain restrictions, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.  Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.  See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee, or the certificate administrator or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.  The particular components of the Available Distribution Amount for any series on each related distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement.  All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class.  The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other

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person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable.  The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class.  The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions.  Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of that class on each distribution date.  With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC Residual Certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance thereof immediately prior to such distribution date.  Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the principal balances of one or more other classes of certificates of the same series.  Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments”, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls.  The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement.  The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the

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mortgage assets in the related trust fund.  Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage loans in the related trust fund may result in a corresponding increase in the principal balance of that class.  See “Risk Factors—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield Considerations” in this prospectus.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC Residual Certificates) will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage loans and other assets included in the related trust fund.  The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses realized or certain trust fund expenses  incurred in respect of the related mortgage assets allocated to those certificates from time to time.  In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above).  Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate principal balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the principal balances of those certificates have been reduced to zero.  Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets.  In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.  Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of such a class of certificates.  In such case, reference in those sections to principal balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

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Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement.  See “Description of Credit Support” in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, to the extent described in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related collection account that are not required to be paid on the certificates on such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds.  In the case of a series of certificates that includes one or more classes of subordinate certificates and, if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates.  See “Description of Credit Support” in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related collection account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a collection account, the master servicer (or other entity that advanced such funds will be required to replace such funds in the collection account on any future distribution date to the extent that funds then in the collection account are insufficient to permit full distributions to certificateholders on that date.  If so specified in the accompanying prospectus supplement, the obligation of a servicer or other specified entity to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, we will provide in the

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accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

On each distribution date a master servicer, trustee or certificate administrator will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders.  As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)           the amount of such distribution on the distribution date to holders of certificates of such class applied to reduce the principal balance thereof;

(ii)          the amount of such distribution on the distribution date to holders of certificates of each class allocable to interest distributable on that class of certificates;

(iii)         the amount, if any, of such distribution to holders of certificates of such class allocable to yield maintenance changes and/or prepayment premiums;

(iv)         the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)          the aggregate amount of debt service advances included in such distribution for such distribution date;

(vi)         the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)         the number and aggregate principal balance of any mortgage loans in respect of which (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) are delinquent 90 or more days and (D) are current but specially serviced or for which foreclosure proceedings have been commenced;

(viii)        with respect to any mortgage loan liquidated during the related collection period (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)         with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)          the principal balance or notional amount of each class of certificates immediately before and immediately after such distribution date, separately identifying any

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reduction in the principal balance due to the allocation of any losses realized or certain trust fund expenses in respect of the related mortgage loans;

(xi)         the aggregate amount of principal prepayments made on the mortgage loans during the related collection period;

(xii)        if such class of offered certificates has a pass-through rate the pass-through rate applicable thereto for such distribution date; and

(xiii)       any material modifications, extensions or waivers to mortgage loan terms.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination.  The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer, trustee or certificate administrator, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder.  Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force.  See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer, trustee or certificate administrator, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS.  In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement.  See “Description of the Pooling and Servicing Agreements—Amendment” in this prospectus.  The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer.  See “Description of the Pooling and Servicing Agreements—Events of Default”, “—Rights upon Event of Default” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related collection account, or otherwise by the related master servicer, trustee or certificate administrator, or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the

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disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement.  Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO properties) then included in a trust fund and the fair market value of all REO properties then included in the trust fund, which may or may not result in full payment of the aggregate principal balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates.  Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (“Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear System (the “Euroclear System”) (in Europe) if they are participants of such respective system (“Participants”), or indirectly through organizations that are Participants in such systems.  Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

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Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants.  In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC.  Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants.  Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates.  Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates.  Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer, the trustee and the certificate administrator will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede

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& Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.  The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

Offered certificates initially issued in book entry form will thereafter be issued in fully registered, certificated form to applicable beneficial owners or their nominees, rather than to DTC or its nominee, only—

●           if we advise the certificate administrator, the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor, or

●           if we, at our option, notify DTC of our intent to terminate the book entry system through DTC with respect to those certificates, and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the first two bullets of the preceding sentence, the certificate administrator will be required to notify, in accordance with DTC’s procedures, all DTC Participants (as identified in a listing of DTC Participant accounts to which each class of book-entry certificates is credited) through DTC of the availability of such definitive certificates.  Upon surrender by DTC of the book-entry certificates, together with instructions for re-registration, the certificate administrator or other designated party will be required to execute and deliver, or cause to be executed and delivered, to the beneficial owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the pooling and servicing agreement.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement.  In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the certificate administrator, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.  However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party.  All parties to

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each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.  However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.  The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued.  The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement.  The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement.  As used in this prospectus with respect to any series, the term “certificate” refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date.  The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series.  Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement.  Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form.  The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series.  Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant mortgage loan seller.  In that case, and if the mortgage loan seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage loan seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be described in the accompanying prospectus supplement.

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If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments.  In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases.  The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders.  With respect to each CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders.  Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example:  (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan.  It is expected that in most cases the warranting party will be the related mortgage loan seller.  However, the warranting party may also be an affiliate of the related mortgage loan seller acceptable to the depositor.  Each warranting party will be identified in the accompanying prospectus supplement.

Each pooling and servicing agreement generally will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders.  If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement.  This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party.  Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement.  In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.  However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe

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that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Collection Account

General.  The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained collection accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency hired by us to rate any one or more classes of certificates of the related series.  As described in the accompanying prospectus supplement, a collection account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Any interest or other income earned on funds in the collection account will be paid to the related master servicer or trustee as additional compensation.  A collection account may be maintained with the related servicer, special servicer or mortgage loan seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing.  If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a collection account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee, certificate administrator or special servicer will be required to deposit or cause to be deposited in the collection account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

(i)           all payments (from whatever source) on account of principal, including principal prepayments, on the mortgage loans;

(ii)          all payments (from whatever source) on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)         all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)         any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

(v)          any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

(vi)         any amounts paid under any cash flow agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

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(vii)         all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage loan seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under “—Realization upon Defaulted Mortgage Loans” below; and all liquidation proceeds resulting from any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus;

(viii)        any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” below;

(ix)         to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)          all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” below;

(xi)         any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the collection account; and

(xii)        any other amounts required to be deposited in the collection account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee, certificate administrator or special servicer may make withdrawals from the collection account for each trust fund for any of the following purposes:

(i)           to make distributions to the certificateholders on each distribution date;

(ii)          to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)         to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)         to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from

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amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)          if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)          to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization upon Defaulted Mortgage Loans” below;

(vii)         to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer and the Depositor” below;

(viii)        if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)         to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee” below;

(x)          to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)         to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)        if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in this prospectus;

(xiii)        to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)        to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)         to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

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(xvi)        to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)       to clear and terminate the collection account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.  The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO properties; and maintaining servicing records relating to the mortgage loans.  Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.  A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.  A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement.  Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees.  Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement.  See “—Collection Account” above and “—Servicing Compensation and Payment of Expenses” below.

Special Servicers.  If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans.  The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The master

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servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property.  In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement.  A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located.  If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time.  See “Certain Legal Aspects of Mortgage Loans and Leases” in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent.  In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously determined,

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based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)           either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)           either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.  Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property.  If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property.  The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference.  The special servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement.  Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.  The ability of the related servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers.  All amounts collected by the related servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the

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related servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related collection account.  The pooling and servicing agreement may provide that the related servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund.  If such blanket policy contains a deductible clause, the related servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related collection account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent.  Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.  The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund.  Any special servicer’s compensation with respect to a series of certificates will come from payments or other collections on or with respect to the related specially serviced mortgage loan and/or REO property.  Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans.  The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the collection account.  Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

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In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders.  Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments” in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)          a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)          a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)          the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)          a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Unless otherwise specified in an accompanying prospectus supplement, each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer

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to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement.  Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement.  The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies hired by us to rate any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.  Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties thereunder.  In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.  However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the

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master servicer or the depositor, as the case may be, will be entitled to charge the related collection account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for one business day following the date on which such deposit was required, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations.  Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least a majority (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency hired by us to  assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement.  Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or

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refused to institute any such proceeding.  The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to conform such pooling and servicing agreement to the related prospectus supplement, (iv) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (v) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (v) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder.  Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (w) reduce in any manner the amount of, or delay the timing of, payments received on any certificate without the consent of the holder of such certificate, (x) reduce the voting rights which are required to consent to any such amendment, without the consent of the holders of all certificates of class affected thereby, (y) adversely affect the status of any REMIC without the consent of 100% of the affected certificateholders or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.  However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee and Certificate Administrator

The trustee (or any certificate administrator designated thereunder) under each pooling and servicing agreement will be named in the accompanying prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company that serves as trustee or certificate administrator may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.  To the extent specified in the related prospectus supplement, the certificate administrator and/or a tax administrator may perform certain of the duties of the trustee.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or

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related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer or any special servicer.  If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related collection account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.  As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor.  Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee.  If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee.  In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to more than 50% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or CMBS.  Credit support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing.  If so provided in the

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accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement.  If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or CMBS, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support.  Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB.  See “Description of the Offered Certificates—Credit Enhancement Provider” in the accompanying prospectus supplement, if applicable.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates.  If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage loans or CMBS in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or CMBS within the trust fund related to a particular series of certificates.  The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

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Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees.  A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement.  Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-off Date or of the initial aggregate principal balance of one or more classes of certificates.  If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement.  The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund.  A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement.  A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

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If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.  However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.  The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate the certificates of such series.  If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.  Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated.  Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “Description of the Trust Funds—Mortgage Loans—Leases” in this prospectus.  For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located.  Mortgages, deeds of trust and deeds to secure debt are collectively referred to as “mortgages” in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement.  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.  Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws

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(including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage:  a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender).  In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee.  A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale.  A deed to secure debt typically has two parties.  The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent in property ownership.  See “—Environmental Considerations” below.  In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest.  Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default.  See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code.  Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations.  If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative

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loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings.  The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements.  Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections.  A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “—Foreclosure—Cooperative Loans” below.

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Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders.  The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation.  As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine.  Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness.  Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a “future advance” clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument.  While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or an “optional” advance.  If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance.  Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens.  Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

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Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.  Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete.  Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants.  As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming.  In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.  In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property.  Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are:  the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the

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terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale.  The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must

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generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.  Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.  Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security.  This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor.  Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.  A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility.  In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility.  Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law.  Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to

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terminate the use of the same as a regulated healthcare facility and convert it to another lawful purpose.

Cross-Collateralization.  Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder.  A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares.  Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example,

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under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences thereof caused by the automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances.  For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.  Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years.  Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events.  This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate.  This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.  Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.  See “—Leases and Rents” above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a

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lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease.  To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset.  To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets.  Such state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

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In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the mortgaged property could become property of the estate of such bankrupt general partner.  Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.  A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities.  Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan.  In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.  Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs.  In several states, such a lien has priority over all existing liens, including those of existing mortgages.  In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA.  The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  Excluded from CERCLA’s definition of “owner” or “operator,” however, is a lender that, “without participating in the management” of a facility holds indicia of ownership primarily to protect his security interest in the facility.  This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.  However, a secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower.  Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (“RCRA”), if they are deemed to be the “owners” or “operators” of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) seeks to clarify the actions a lender may take without incurring liability as an “owner” or “operator” of contaminated property or underground petroleum storage tanks.  The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute “participation in management.”  However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Lender Liability Act does not, among other things:  (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental

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laws which may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Certain Other State Laws.  Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property.  While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof.  Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.  Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure).  Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states.  By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn-St Germain Act are enforceable, within certain limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

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Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.  Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator.  In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements.  In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

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No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001

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(the “USA Patriot Act”) and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank.  If Wells Fargo or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wells Fargo and other banks, were to find that any obligation of Wells Fargo or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wells Fargo or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wells Fargo or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).  Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wells Fargo or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wells Fargo or another bank or (iii) any other obligation of Wells Fargo or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wells Fargo or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise.  If the OCC did reach such a conclusion, and ordered Wells Fargo or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.  This discussion is directed to certificateholders that acquire the offered certificates in the initial offering and hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986

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(the “Code”).  It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly investors subject to special treatment under the Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.  No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

●	given with respect to events that have occurred at the time the advice is rendered, and

●	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue.  Investors should do so not only as to federal taxes, but also as to state and local taxes.  See “State and Other Tax Consequences.”

The following discussion addresses securities of two general types:

●	REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related pooling and servicing agreement or an agent appointed by that trustee or other party will act as tax administrator for the related trust.  If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the REMIC.

The following discussion is limited to certificates offered under this prospectus.  In addition, this discussion applies only to the extent that the related trust holds only mortgage loans.  If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included.  In addition, if agreements other than guaranteed investment contracts are included in a

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trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements will also be discussed in the related prospectus supplement.

The following discussion is based in part on the rules governing original issue discount in sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued under those sections.  It is also based in part on the rules governing REMICs in sections 860A through 860G of the Code and in the Treasury regulations issued or proposed under those sections.  The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.  With respect to each series of offered certificates for which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement and any related intercreditor agreements, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status.  If so, the entity may become taxable as a corporation.  Therefore, the related certificates may not be given the tax treatment summarized below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied.  The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

Characterization of Investments in REMIC Certificates.  Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Code.  If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

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In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code.  In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code.  If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.  The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

Tiered REMIC Structures.  For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes.  As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust for which a REMIC election is to be made will qualify as a REMIC.  Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code, and

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●	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Code.

Taxation of Owners of REMIC Regular Certificates.

General.  Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.  Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code.  Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income.  The Treasury Department has issued regulations under sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC.  Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued.  The Conference Committee Report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing.  The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, then the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest.  Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

●	a single fixed rate,

●	a “qualified floating rate,”

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●	an “objective rate,”

●	a combination of a single fixed rate and one or more “qualified floating rates,”

●	a combination of a single fixed rate and one “qualified inverse floating rate,” or

●	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates.  If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest.  In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate.  Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate.  However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity.  For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, for each payment included in the stated redemption price of the certificate, by multiplying:

●	the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

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Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.  For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.	the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

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The present value of the remaining payments referred to in item 1.  of the second preceding sentence will be calculated:

●	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

●	using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

●	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.  However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate.  The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination

●	less any amounts included in its stated redemption price paid during the accrual period prior to the date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero.  You may not deduct the negative amount currently.  Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate.  Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS.  Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of the certificates in this regard.

The Treasury Department has proposed regulations that would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with

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the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.  The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates issued before the date the final regulations are published in the Federal Register.

The Treasury Department has issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC.  In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.  The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Code, relating to bad debt deductions to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.  Under section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income.  You must recognize ordinary income to that extent.  You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.  It is likely that the same rule will be applied with respect to market discount, taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  This treatment would result in discount being included in income at a

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slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period, you may accrue  market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●	in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●	in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income.  If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.  A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium.  You may elect under section 171 of the Code to amortize the premium over the life of the certificate.  If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest.  If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire.  The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.  The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to

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REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Constant Yield Election.  The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method.  Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire on or after the first day of the first taxable year to which this election applies.  Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire on or after the first day of the first taxable year to which this election applies  See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” above.

Realized Losses.  Under section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.  However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●	you will not be entitled to deduct a loss under section 166 of the Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable.  As a result, your taxable income in a period could exceed your economic income in that period.  If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.  However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.  Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.  Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

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Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC, for each day during a calendar quarter that they own those certificates.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we disclose otherwise in the related prospectus supplement.  These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.  Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.”  Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination.  Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.  These daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate.  These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate.  The Treasury regulations, however, do not provide for these modifications.

Inducement Fees.  Any payments that a holder receives from the seller of a REMIC residual certificate in connection with the acquisition of that certificate (“inducement fees”) must be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to the holder.  Regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  Regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in the regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of the regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax Liability.  Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.  Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

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●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return.  This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years.  Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss.  Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.

Taxable Income of the REMIC.  The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.	the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values.  The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property.  Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates.  That method is a constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by REMICs for mortgage loans with market discount.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from the mortgage loan’s stated redemption price.  Discount will be includible in the income of the REMIC as it accrues, in

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advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  A REMIC probably will elect under section 171 of the Code to amortize any premium on the mortgage loans that it holds.  Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year.  It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Code.  See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be a net loss for the quarter.

Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of the REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to the net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income to such holder from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

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A holder’s basis in a REMIC residual certificate will initially equal the amount (if any) paid by the holder for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC.  However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder.  To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.  This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above.  These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.  Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.  In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation.  That calculation is the product  of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

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Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT.  Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Code, other than any net capital gain.  A Treasury Notice dated October 27, 2006, applies a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Noneconomic REMIC Residual Certificates.  Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate.  The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related pooling and servicing agreement:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●	the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

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The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.  This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded.  These restrictions, which are based on a “safe harbor” for transfers in Treasury regulations, will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●	from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●	from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

In addition, transfers of noneconomic residual interests must meet certain additional requirements to qualify for the regulatory safe harbor:  (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.  A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:  at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.  The “formula test” makes the regulatory safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax

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rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The pooling and servicing agreement will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors on the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules.  This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations.  However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions.  Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.  Regulations under section 475 of the Code require that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Code.  Thus, a REMIC residual certificate is not subject to the mark-to-market rules.  We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons.  Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related pooling and servicing agreements.

Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

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●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, then—

an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  Such reduction is currently not in effect, but in the absence of further legislation, the limitation under section 68 of the Code will again apply, in full, starting in 2014.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.  If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●	payments of amounts included in the stated redemption price of the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

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The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose.  Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates.  However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year.  A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Code provides for lower rates on long-term capital gains than on short-term capital gains and ordinary income recognized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

●	the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

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A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Code, if during the period beginning six months before and ending six months after the date of that sale, the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.  The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

Although the significant modification of a non-defaulted mortgage loan is ordinarily treated as a prohibited transaction, because of current financial conditions, the IRS and Treasury have issued guidance with respect to commercial mortgages expanding the types of modifications that may be accomplished without implicating a prohibited transactions tax or jeopardizing a REMIC’s special tax status.  This guidance applies to both future and current REMICs.

It is not anticipated that any REMIC will engage in any prohibited transactions for which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.  The related pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

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REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs.  The related pooling and servicing agreements may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.  However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related pooling and servicing agreement.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.  If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related pooling and servicing agreement.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization.  In that case, the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

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In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph.  This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related pooling and servicing agreement restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.  Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on

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behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return.  In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.  Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns.  An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Code.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS.  Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs.  This information will be provided upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

●	Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

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will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.  Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate.  To avoid withholding or tax, that holder must comply with applicable identification requirements.  These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.  Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates.  If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

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It is possible, under regulations promulgated under section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.  However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related pooling and servicing agreement will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●	U.S. Persons, if classified as a partnership under the Code, unless all of their beneficial owners are (and are required to be) U.S. Persons.

Grantor Trusts

Classification of Grantor Trusts.  With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.  Ordinarily, the ability of a trust to modify a mortgage loan is treated as a power to vary the investments of the trust, which requires it to instead be classified either as a partnership or corporation.  As discussed earlier, the IRS and the Treasury Department have issued regulations enabling REMICs to modify commercial loans without jeopardizing their tax status as REMICs; and, because of current financial conditions, the IRS and the Treasury Department have asked for taxpayer comments on whether trusts should be able to make the same modifications without jeopardizing their tax status as trusts.  If  the IRS and Treasury determine to adopt the REMIC rules for trusts, that guidance would apply to future trusts and likely would apply to current trusts.

A grantor trust certificate may be classified as either of the following types of certificate:

●	a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

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Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.  Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●	“loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●	“obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.  Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.  We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which. . .  [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.  Holders of a particular series of grantor trust fractional interest certificates generally:

●	will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses subject to any limitations imposed under sections 67 and 68 of the Code.

If a fractional interest certificate is treated as a strip certificate, and because the mortgage loans underlying a fractional interest certificate may bear original issue discount or be purchased with, market or original issue discount, or premium, the amount includible in income on account of a

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grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Limits on Deducting Fees and Expenses.  Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.  Such reduction is currently not in effect, but in the absence of further legislation, the limitation under section 68 of the Code will again apply, in full, starting in 2014.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Code may be substantial.  Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Allocating Fees and Expenses.  Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates.  The method of this allocation should recognize that each class benefits from the related services.  In the absence of statutory or administrative clarification of the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

Application of Stripping Rules.  The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Code.  Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon.  We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

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Section 1272(a)(6) also applies to investments in any pool of debt instruments the yield on which may be affected by reason of prepayments.  The precise application of section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects.  For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis.  Similarly, it is not clear whether the assumed prepayment rate for investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply to Fractional Interest Certificates.  If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Code.  This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month if and to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting.  See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price.  The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate.  The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.”  In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate.  This rate is compounded based on the regular interval between distribution dates.  In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying

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that method is uncertain in various respects.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield.  Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds.  Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount.  This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a less than de minimis amount of original issue discount, or

●	the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement.  If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be less than de minimis.  Original issue discount or market discount of only a less than de minimis amount will be included in

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income in the same manner as less than de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply to Fractional Interest Certificates.  Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting.  In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan.  If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount.  The determination of whether original issue discount will be considered to be less than de minimis will be calculated using the same test as in the REMIC discussion.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is a de minimis amount or more, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans.  In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans.  However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans.  The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day.

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●	the amount of any payments made on the mortgage loan during the accrual period prior to that date of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.  If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount.  A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is equal to or more than a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income.  However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month.  A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing.  Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

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We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates.  Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method.  Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.  However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates.  The stripped coupon rules of section 1286 of the Code will apply to the grantor trust strip certificates.  Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.  Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

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Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method.  In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.  This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero.  That is, no current deduction of the negative amount will be allowed to you.  You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.  Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments.  In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.  Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain

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or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection.  The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments (other than payments of ordinary interest) with respect to that grantor trust certificate.

As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances.  Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.  Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Code requires the recognition of gain upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose.  Because most grantor trust certificates meet this exception, section 1258 will not apply to most grantor trust certificates.  However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the

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relevant taxable year.  This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.  Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate.  In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense.  Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Regulations, that establish a reporting framework for interests in “widely held fixed investment trusts” place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as any entity classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

Backup Withholding.  In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates.  However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the

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acquisition, ownership and disposition of the offered certificates.  State and local tax law may differ substantially from the corresponding federal tax law, and neither this prospectus nor the prospectus supplement for any series of certificates purports to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of a series of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of such certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of such certificates.  We cannot assure you that holders of any series of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the trustee, the certificate administrator, any master servicer, any special servicer or any other party will be obligated to indemnify or otherwise to reimburse any affected holders of certificates therefor.

Prospective purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

General

Title I of ERISA and Section 4975 of the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and some insurance company general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements or Section 4975 of the Code.  However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties-in-Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.  Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations.  A Plan’s investment in offered certificates may cause the trust assets to be deemed “plan assets” of a Plan.  Section 2510.3-101 of the regulations of the United States Department of Labor (the “DOL”) and Section 3(42) of ERISA provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (defined generally as employee benefit plans subject to the fiduciary duty requirements of Title I of ERISA, plans to which Code Section 4975 applies, and any entity whose underlying assets include assets of

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such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not “significant.”  For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan.  If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code.  In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

A predecessor to Wells Fargo & Company (“WFC”) has received from the DOL an individual prohibited transaction exemption (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied.  For purposes of this Section, “ERISA Considerations”, the term “underwriter” includes (i) WFC, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with WFC, and (iii) any member of the underwriting syndicate or selling group of which WFC or a person described in (ii) is a manager or co-manager with respect to a class of certificates.  See “Method of Distribution” in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one of several specified credit rating agencies.

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

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Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account (as defined in the Exemption) during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of:  (i) the date the amount on deposit in the Pre-Funding Account is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date.  In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates.  Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the Exemption to apply.  The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements:  (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of at least one of several specified credit rating agencies for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund.  If a mortgage loan is secured by a ground lease, the ground lease term must be at least 10 years longer than the term of the mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a “Party in Interest” under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.  For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

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The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by at least one of several specified credit rating agencies and do not result in any certificates receiving a lower credit rating from such credit rating agency than the current rating.  The pooling and servicing agreements will each be a “Pooling and Servicing Agreement” as defined in the Exemption.  Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied.  Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on PTCE 95-60, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from at least one of several specified credit rating agencies.  In addition to PTCE 95-60, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law).  The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60.  Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60.  The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”) and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

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 While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties. Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any class of the offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series.  The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor.  If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wells Fargo Securities, LLC, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement.  Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wells Fargo Securities, LLC acting as agent.  If Wells Fargo Securities, LLC acts as agent in the sale of offered certificates, Wells Fargo Securities, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such offered certificates as of the date of issuance.  The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement.  To the extent that Wells Fargo Securities, LLC elects to purchase offered certificates as principal, Wells Fargo Securities, LLC may realize losses or profits based upon the difference between its purchase price and the sales price.  The accompanying prospectus supplement with respect to any

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series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC, to one or more affiliates of the depositor.  This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC.

The depositor will agree to indemnify Wells Fargo Securities, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wells Fargo Securities, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors, which may include affiliates of the depositor.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates.  Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Sidley Austin llp, New York, New York, or by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

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Ratings on mortgage backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets.  These ratings address the structural, legal and issuer related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated.  As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

GLOSSARY

“Accrual Certificates” means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

“Available Distribution Amount” means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date.  The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

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“Cut-off Date” means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Farmer Mac” or “FAMC” means the Federal Agricultural Mortgage Corporation.

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“REMIC Certificate” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Residual Certificate” means a certificate that evidences ownership of a residual interest in a REMIC where an election is made to treat the trust fund as a REMIC.

“REO Property” means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Prepayment Assumption” or “SPA” means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

“U.S. Person” means (a) a citizen or resident of the United States; (b) a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia; (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or (d) a trust as to which (1) a court in the United States is able to exercise primary supervision over the administration of the trust, and (2) one or more United States Persons have the authority to control all substantial decisions of the trust.  In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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No dealer, salesman or other person is authorized to give any information or to represent anything contained in this free writing prospectus.  You must not rely on any unauthorized information or representations.  This free writing prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this free writing prospectus is current only as of its date.

$1,160,364,000
(Approximate)

WFRBS COMMERCIAL MORTGAGE
TRUST 2012-C10
as Issuing Entity

COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES,
SERIES 2012-C10

Wells Fargo Commercial
Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National
Association

The Royal Bank of Scotland

Liberty Island Group I LLC

Basis Real Estate Capital II, LLC

C-III Commercial Mortgage LLC
as Sponsors and Mortgage Loan Sellers

FREE WRITING PROSPECTUS

Wells Fargo Securities                          RBS

Deutsche Bank Securities

Free Writing Prospectus
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS	viii
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	x
FORWARD-LOOKING STATEMENTS	xi
SUMMARY	1
RISK FACTORS	49
CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS	111
DESCRIPTION OF THE MORTGAGE POOL	111
TRANSACTION PARTIES	153
DESCRIPTION OF THE OFFERED CERTIFICATES	204
YIELD AND MATURITY CONSIDERATIONS	249
SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND	259
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	324
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	324
STATE AND OTHER TAX CONSEQUENCES	327
ERISA CONSIDERATIONS	328
LEGAL INVESTMENT	331
LEGAL MATTERS	332
RATINGS	332
INDEX OF DEFINED TERMS	334

Prospectus
Summary of Prospectus	1
Risk Factors	8
Description of the Trust Funds	35
Yield Considerations	41
The Sponsor	46
The Depositor	47
Use of Proceeds	47
Description of the Certificates	48
Description of the Pooling and Servicing Agreements	56
Description of Credit Support	70
Certain Legal Aspects of Mortgage Loans and Leases	73
Material Federal Income Tax Consequences	87
State and Other Tax Consequences	122
ERISA Considerations	123
Legal Investment	126
Method of Distribution	127
Legal Matters	128
Financial Information	128
Ratings	128
Glossary	129